Exhibit 99.1

NOTICES OF SPECIAL MEETINGS

AND

JOINT INFORMATION CIRCULAR

CONCERNING THE PLAN OF ARRANGEMENT INVOLVING

AGRIUM INC.	AND	POTASH CORPORATION OF SASKATCHEWAN INC.

OCTOBER 3, 2016

These materials are important and require your immediate attention. The securityholders of Agrium and shareholders of PotashCorp are required to make important decisions. If you have any doubt as to how to make such decisions, please contact your tax, financial, legal or other professional advisors. Canadian and other non-U.S. securityholders that require further assistance, please contact the proxy solicitation agent, Kingsdale Shareholder Services, by: (i) telephone, toll-free in North America at 1-855-682-9437 or at 416-867-2272 outside of North America; or (ii) e-mail to contactus@kingsdaleshareholder.com. U.S. securityholders that require further assistance, please contact the proxy solicitation agent, Innisfree M&A Incorporated, by: (i) telephone, toll-free at 1-877-456-3442 (Agrium securityholders); (ii) telephone, toll-free at 1-877-456-3510 (PotashCorp shareholders); or (iii) e-mail to info@innisfreema.com. See the back page of this joint information circular for other methods of contacting the parties’ proxy solicitation agents.

LETTER TO AGRIUM SECURITYHOLDERS

October 3, 2016

Dear Fellow Agrium Securityholders:

You are invited to attend a special meeting (the “Agrium Meeting”) of the holders (“Agrium Shareholders”) of common shares (“Agrium Shares”) of Agrium Inc. (“Agrium”) and the holders (“Agrium Voting Optionholders” and, together with the Agrium Shareholders, the “Agrium Securityholders”) of the Agrium Voting Options as defined in the arrangement agreement between Agrium and Potash Corporation of Saskatchewan Inc. (“PotashCorp”) entered into on September 11, 2016 (the “Arrangement Agreement”). The Agrium Meeting will be held in the Grand Lecture Theatre at the Metropolitan Conference Centre, 333 – 4th Avenue S.W., Calgary, Alberta T2P 0J4, at 1:00 p.m. (Calgary time) on November 3, 2016. We will also webcast the audio of the Agrium Meeting on our website at www.agrium.com. At the Agrium Meeting, you will be asked to consider a resolution to approve the proposed plan of arrangement (the “Arrangement”) under the Canada Business Corporations Act involving, among others, Agrium, Agrium Shareholders, PotashCorp, shareholders of PotashCorp (the “PotashCorp Shareholders”), and a newly-incorporated parent entity to be formed to manage and hold the combined businesses of Agrium and PotashCorp (“New Parent”). Please complete the applicable enclosed form of proxy and submit it to our transfer agent and registrar, CST Trust Company, as soon as possible but no later than 1:00 p.m. (Calgary time) on November 1, 2016 or 48 hours (excluding weekends and holidays in the Province of Alberta) prior to the time of any adjournment or postponement of the Agrium Meeting.

Pursuant to the Arrangement Agreement and the accompanying Plan of Arrangement, New Parent will, directly and indirectly, acquire all of the issued and outstanding Agrium Shares and all of the issued and outstanding common shares in the capital of PotashCorp. Agrium Shareholders will receive 2.23 common shares in the capital of New Parent (each one share, a “New Parent Share”) for each Agrium Share held pursuant to the Arrangement (the “Agrium Exchange Ratio”). Immediately following completion of the Arrangement, former Agrium Shareholders are anticipated to own approximately 48% of the issued and outstanding New Parent Shares and former PotashCorp Shareholders are anticipated to own approximately 52% of the issued and outstanding New Parent Shares. The Arrangement is currently anticipated to be completed in mid-2017. Prior to the expected completion of the Arrangement, registered Agrium Shareholders will be provided with a letter of transmittal and election form explaining how to exchange their Agrium Shares for New Parent Shares. Agrium Shareholders whose Agrium Shares are registered in the name of a broker, dealer, bank, trust company or other nominee must contact their nominee to deposit their Agrium Shares.

This merger of equals is a compelling opportunity for shareholders of both Agrium and PotashCorp to participate in the creation of a world-class integrated global supplier of crop inputs. Agrium Securityholders will benefit from the strategic and financial benefits of the merger as it is anticipated that New Parent will be a pre-eminent low-cost producer of potash and high-quality nitrogen and phosphate, will have a leading retail-distribution platform combined with two world-class nutrient production platforms and will have enhanced financial flexibility through its strong pro forma balance sheet and substantial cash flow to support growth initiatives and shareholder returns, including a robust dividend payout to return excess capital to shareholders, while also maintaining a strong investment grade rating profile.

By combining, we expect to generate up to US$500 million of annual operating synergies, primarily from distribution and retail integration, production and SG&A optimization, and procurement optimization. These synergies imply the potential for incremental value creation for the combined enterprise of up to US$5 billion, or a potential 20 percent increase above the combined market capitalizations of Agrium and PotashCorp on August 29, 2016.

Together we will be better positioned to serve customers and farmers with low-cost, high value products and services, with a continued emphasis on efficiency and innovation. The combined workforce will reflect the strengths and capabilities of both companies with a registered head office in Saskatoon and Canadian corporate offices in both Calgary and Saskatoon.

For additional information with respect to these and other anticipated benefits of the Arrangement, see the section in the accompanying joint information circular entitled “Part I – The Arrangement – Anticipated Benefits of the Arrangement”.

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Upon completion of the Arrangement, Chuck Magro will serve as the Chief Executive Officer of New Parent and Jochen Tilk will serve as the Executive Chair of New Parent, with a board of directors comprised of 16 members, initially half being nominees of Agrium (including the Chief Executive Officer and the lead Independent Director) and half being nominees of PotashCorp (including the Executive Chair).

Your vote is important. Whether or not you plan to attend the Agrium Meeting in person, we encourage you to vote promptly.

Canadian and other non-U.S. securityholders that have questions or require further assistance, please contact the proxy solicitation agent, Kingsdale Shareholder Services, by: (i) telephone, toll-free in North America at 1-855-682-9437 or at 416-867-2272 outside of North America; or (ii) e-mail to contactus@kingsdaleshareholder.com. U.S. securityholders that have questions or require further assistance, please contact the proxy solicitation agent, Innisfree M&A Incorporated, by: (i) telephone, toll-free at 1-877-456-3442 (Agrium Securityholders); or (ii) e-mail to info@innisfreema.com.

The resolution approving the Arrangement (the “Agrium Arrangement Resolution”), the full text of which is set out in Appendix A to the accompanying joint information circular of Agrium and PotashCorp, must be approved by at least 66 2⁄3% of the votes cast by Agrium Securityholders, voting as a single class, present in person or represented by proxy at the Agrium Meeting. Completion of the Arrangement is subject to, among other things, the approval of the Agrium Arrangement Resolution by Agrium Securityholders, the approval of the Arrangement by at least 66 2⁄3% of the votes cast by PotashCorp Shareholders present in person or represented by proxy at a special meeting of such PotashCorp Shareholders, the approval of the Ontario Superior Court of Justice (Commercial List), the approval of the listing of the New Parent Shares on the Toronto Stock Exchange and the New York Stock Exchange, and the receipt of all necessary regulatory approvals. If the Agrium Arrangement Resolution is not approved at the Agrium Meeting, the Arrangement will not be completed.

After consulting with Agrium management and with its financial, legal and tax advisors, and after considering, among other things, a recommendation of the special committee of directors formed for the purpose of considering the Arrangement and the opinions of each of Barclays Capital Inc. and CIBC World Markets Inc., that, as of September 11, 2016, and based upon and subject to the various assumptions, limitations and qualifications set forth in their respective opinions, the Agrium Exchange Ratio was fair, from a financial point of view, to the Agrium Shareholders, the board of directors of Agrium has unanimously concluded that the Arrangement is fair to the Agrium Shareholders and that the Arrangement and entry into the Arrangement Agreement are in the best interests of Agrium, and unanimously recommends that Agrium Securityholders vote in favour of the Agrium Arrangement Resolution. See the sections in the accompanying joint information circular entitled “Part I – The Arrangement – Recommendation of the Agrium Special Committee and the Agrium Board” and “Part I – The Arrangement – Agrium Fairness Opinions” and Appendix F-1 and Appendix F-2.

The accompanying joint information circular contains a detailed description of the Arrangement, as well as detailed information regarding Agrium and PotashCorp and certain pro forma and other combined information regarding New Parent after giving effect to the Arrangement. It also includes certain risk factors relating to completion of the Arrangement and the potential consequences of an Agrium Shareholder exchanging his or her Agrium Shares for New Parent Shares in connection with the Arrangement. Please give this material your careful consideration and, if you require assistance, consult your financial, tax or other professional advisors.

On behalf of the board of directors of Agrium, I would like to express our gratitude for the support our shareholders have demonstrated with respect to our decision to take the proposed Arrangement forward. We believe that this is a transformational opportunity for both Agrium Shareholders and PotashCorp Shareholders and will create a new premier Canadian-headquartered company that reflects our shared commitment to creating value and unlocking growth potential for shareholders.

We look forward to seeing you at the Agrium Meeting.

Yours sincerely,

/s/ “Derek G. Pannell” Derek G. Pannell Board Chair Agrium Inc.

LETTER TO POTASHCORP SHAREHOLDERS

October 3, 2016

Dear Fellow PotashCorp Shareholders:

You are invited to attend a special meeting (the “PotashCorp Meeting”) of the holders (“PotashCorp Shareholders”) of common shares (“PotashCorp Shares”) of Potash Corporation of Saskatchewan Inc. (“PotashCorp”) to be held in the Michelangelo A Ballroom at the Radisson Hotel, 405 – 20th Street East, Saskatoon, Saskatchewan S7K 6X6, at 1:00 p.m. (Saskatoon time) on November 3, 2016. We will also webcast the audio of the PotashCorp Meeting on our website at www.potashcorp.com. At the PotashCorp Meeting, you will be asked to consider a resolution to approve the proposed plan of arrangement (the “Arrangement”) under the Canada Business Corporations Act involving, among others, PotashCorp, PotashCorp Shareholders, Agrium Inc. (“Agrium”), shareholders of Agrium, and a newly-incorporated parent entity to be formed to manage and hold the combined businesses of PotashCorp and Agrium (“New Parent”). Please complete the enclosed form of proxy and submit it to our transfer agent and registrar, CST Trust Company, as soon as possible but no later than 1:00 p.m. (Saskatoon time) on November 1, 2016 or 48 hours (excluding weekends and holidays in the Province of Saskatchewan) prior to the time of any adjournment or postponement of the PotashCorp Meeting.

PotashCorp and Agrium entered into an arrangement agreement dated September 11, 2016 (the “Arrangement Agreement”). Pursuant to the Arrangement Agreement and the accompanying Plan of Arrangement, New Parent will, directly and indirectly, acquire all of the issued and outstanding PotashCorp Shares and all of the issued and outstanding common shares in the capital of Agrium. PotashCorp Shareholders will receive 0.40 of a common share in the capital of New Parent (each one share, a “New Parent Share”) for each PotashCorp Share held pursuant to the Arrangement (the “PotashCorp Exchange Ratio”). Immediately following completion of the Arrangement, former PotashCorp Shareholders are anticipated to own approximately 52% of the issued and outstanding New Parent Shares and former Agrium Shareholders are anticipated to own approximately 48% of the issued and outstanding New Parent Shares. The Arrangement is currently anticipated to be completed in mid-2017. Prior to the expected completion of the Arrangement, registered PotashCorp Shareholders will be provided with a letter of transmittal and election form explaining how to exchange their PotashCorp Shares for New Parent Shares. PotashCorp Shareholders whose PotashCorp Shares are registered in the name of a broker, dealer, bank, trust company or other nominee must contact their nominee to deposit their PotashCorp Shares.

This merger of equals is a compelling opportunity for shareholders of both PotashCorp and Agrium to participate in the creation of a world-class integrated global supplier of crop inputs. PotashCorp Shareholders will benefit from the strategic and financial benefits of the merger as it is anticipated that New Parent will be a pre-eminent low-cost producer of potash and high-quality nitrogen and phosphate, will have a leading retail-distribution platform combined with two world-class nutrient production platforms, and will have enhanced financial flexibility through its strong pro forma balance sheet and substantial cash flow to support growth initiatives and shareholder returns including a robust dividend payout to return excess capital to shareholders, while also maintaining a strong investment grade rating profile.

By combining, we expect to generate up to US$500 million of annual operating synergies, primarily from distribution and retail integration, production and SG&A optimization, and procurement optimization. These synergies imply the potential for incremental value creation for the combined enterprise of up to US$5 billion, or a potential 20 percent increase above the combined market capitalizations of PotashCorp and Agrium on August 29, 2016.

Together we will be better positioned to serve customers and farmers with low-cost, high value products and services, with a continued emphasis on efficiency and innovation. The combined workforce will reflect the strengths and capabilities of both companies with a registered head office in Saskatoon and Canadian corporate offices in both Calgary and Saskatoon.

For additional information with respect to these and other anticipated benefits of the Arrangement, see the section in the accompanying joint information circular entitled “Part I – The Arrangement – Anticipated Benefits of the Arrangement”.

Upon completion of the Arrangement, Jochen Tilk will serve as the Executive Chair of New Parent and Chuck Magro will serve as the Chief Executive Officer of New Parent, with a board of directors comprised of 16 members, initially half being nominees of PotashCorp (including the Executive Chair) and half being nominees of Agrium (including the Chief Executive Officer and the lead Independent Director).

Your vote is important. Whether or not you plan to attend the PotashCorp Meeting in person, we encourage you to vote promptly.

Canadian and other non-U.S. securityholders that have questions or require further assistance, please contact the proxy solicitation agent, Kingsdale Shareholder Services, by: (i) telephone, toll-free in North America at 1-855-682-9437 or at 416-867-2272 outside of North America; or (ii) e-mail to contactus@kingsdaleshareholder.com. U.S. securityholders that have questions or require further assistance, please contact the proxy solicitation agent, Innisfree M&A Incorporated, by: (i) telephone, toll-free at 1-877-456-3510 (PotashCorp Shareholders); or (ii) e-mail to info@innisfreema.com.

The resolution approving the Arrangement (the “PotashCorp Arrangement Resolution”), the full text of which is set out in Appendix B to the accompanying joint information circular of Agrium and PotashCorp, must be approved by at least 66 2⁄3% of the votes cast by PotashCorp Shareholders present in person or represented by proxy at the PotashCorp Meeting. Completion of the Arrangement is subject to, among other things, the approval of the PotashCorp Arrangement Resolution by PotashCorp Shareholders, the approval of the Arrangement by at least 66 2⁄3% of the votes cast by Agrium Securityholders (as defined in the Arrangement Agreement), voting as a single class, present in person or represented by proxy at a special meeting of such Agrium Securityholders, the approval of the Ontario Superior Court of Justice (Commercial List), the approval of the listing of the New Parent Shares on the Toronto Stock Exchange and the New York Stock Exchange and the receipt of all necessary regulatory approvals. If the PotashCorp Arrangement Resolution is not approved at the PotashCorp Meeting, the Arrangement will not be completed.

After consulting with PotashCorp management and with its financial, legal and tax advisors, and after considering, among other things, the opinions of each of BofA Merrill Lynch and RBC Capital Markets, each dated September 11, 2016, to the effect that as of the date of each such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth in their respective opinions, taking into account the terms of the Arrangement, the PotashCorp Exchange Ratio was fair, from a financial point of view, to the PotashCorp Shareholders, the board of directors of PotashCorp has unanimously concluded that the Arrangement is fair to the PotashCorp Shareholders and that the Arrangement and entry into the Arrangement Agreement are in the best interests of PotashCorp, and unanimously recommends that the PotashCorp Shareholders vote in favour of the PotashCorp Arrangement Resolution. See the sections in the accompanying joint information circular entitled “Part I – The Arrangement – Recommendation of the PotashCorp Board” and “Part I – The Arrangement – PotashCorp Fairness Opinions” and Appendix G-1 and Appendix G-2.

The accompanying joint information circular contains a detailed description of the Arrangement, as well as detailed information regarding PotashCorp and Agrium and certain pro forma and other combined information regarding New Parent after giving effect to the Arrangement. It also includes certain risk factors relating to completion of the Arrangement and the potential consequences of a PotashCorp Shareholder exchanging his or her PotashCorp Shares for New Parent Shares in connection with the Arrangement. Please give this material your careful consideration and, if you require assistance, consult your financial, tax or other professional advisors.

On behalf of the board of directors of PotashCorp, I would like to express our gratitude for the support our shareholders have demonstrated with respect to our decision to take the proposed Arrangement forward. We believe that this is a transformational opportunity for both PotashCorp Shareholders and Agrium Shareholders and will create a new premier Canadian-headquartered company that reflects our shared commitment to creating value and unlocking growth potential for shareholders.

We look forward to seeing you at the PotashCorp Meeting.

Yours very truly,

/s/ “John Estey” John Estey Board Chair Potash Corporation of Saskatchewan Inc.

AGRIUM INC.

NOTICE OF SPECIAL MEETING OF AGRIUM SECURITYHOLDERS

TO BE HELD NOVEMBER 3, 2016

NOTICE IS HEREBY GIVEN that, pursuant to an order (the “Interim Order”) of the Ontario Superior Court of Justice (Commercial List) dated October 3, 2016, a special meeting (the “Agrium Meeting”) of the holders (“Agrium Shareholders”) of common shares (“Agrium Shares”) of Agrium Inc. (“Agrium”) and the holders of the Agrium Voting Options (“Agrium Voting Optionholders” and together with the Agrium Shareholders, the “Agrium Securityholders”), as defined in the arrangement agreement between Agrium and Potash Corporation of Saskatchewan Inc. (“PotashCorp”) dated September 11, 2016 (the “Arrangement Agreement”), will be held in the Grand Lecture Theatre at the Metropolitan Conference Centre, 333 – 4th Avenue S.W., Calgary, Alberta T2P 0J4, at 1:00 p.m. (Calgary time) on November 3, 2016 for the following purposes:

(a)

to consider pursuant to the Interim Order and, if thought advisable, to pass, with or without variation, a special resolution (the “Agrium Arrangement Resolution”), the full text of which is set forth in Appendix A to the accompanying joint information circular of Agrium and PotashCorp dated October 3, 2016 (the “Circular”), to approve a plan of arrangement (the “Arrangement”) under section 192 of the Canada Business Corporations Act (“CBCA”) involving, among others, Agrium, Agrium Shareholders, PotashCorp, shareholders of PotashCorp and a newly-incorporated parent entity to be formed to manage and hold the combined businesses of Agrium and PotashCorp (“New Parent”); and

(b)	to transact such further and other business as may properly be brought before the Agrium Meeting or any adjournment or postponement thereof.

Specific details of the matter to be put before the Agrium Meeting are set forth in the accompanying Circular.

If the Agrium Arrangement Resolution is not approved by the Agrium Securityholders at the Agrium Meeting, the Arrangement cannot be completed.

The record date (the “Record Date”) for the determination of Agrium Securityholders entitled to receive notice of and to vote at the Agrium Meeting is September 22, 2016. Only Agrium Shareholders whose names have been entered in the register of Agrium Shareholders, and Agrium Voting Optionholders whose names have been entered in the register of Agrium Voting Optionholders, at the close of business on the Record Date will be entitled to receive notice of and to vote at the Agrium Meeting.

Each Agrium Share entitled to be voted at the Agrium Meeting will entitle the holder to one vote at the Agrium Meeting and each Agrium Voting Option entitled to be voted at the Agrium Meeting will entitle the holder to one vote for each Agrium Share underlying such Agrium Voting Option. The Agrium Arrangement Resolution must be approved by at least 66 2⁄3% of the votes cast by Agrium Securityholders, voting as a single class, present in person or represented by proxy at the Agrium Meeting.

An Agrium Securityholder may attend the Agrium Meeting in person or may be represented by proxy. Agrium Securityholders that are unable to attend the Agrium Meeting or any adjournment or postponement thereof in person are requested to date, sign and return the applicable accompanying form of proxy for use at the Agrium Meeting or any adjournment or postponement thereof. To be effective, the applicable form of proxy must be received by CST Trust Company, Attention: Proxy Department, by mail: P.O. Box 721, Agincourt, Ontario, M1S 0A1, or by facsimile: 1-866-781-3111 for Toll Free within North America or 1-416-368-2502 outside of North America, no later than 1:00 p.m. (Calgary time) on November 1, 2016 or 48 hours (excluding weekends and holidays in the Province of Alberta) prior to the time of any adjournment or postponement of the Agrium Meeting. Notwithstanding the foregoing, the Chair of the Agrium Meeting has the discretion to accept proxies received after such deadline. The time limit for deposit of proxies may be waived or extended by the Chair of the Agrium Meeting at his or her discretion, without notice. Agrium Securityholders may use the internet (www.cstvotemyproxy.com) or the telephone (1-888-489-5760) to transmit voting instructions on or before the date and time noted above, and may also use the internet to appoint a proxyholder to attend and vote on behalf of the Agrium Securityholders, at the Agrium Meeting. For information regarding voting or appointing a proxyholder by internet or voting by telephone, see the forms of proxy for Agrium Shareholders and Agrium Voting Optionholders, respectively, and/or the Circular section entitled “Part V – General Proxy Matters – Agrium – Voting by Internet and Telephone” in the accompanying Circular.

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Beneficial (non-registered) holders of Agrium Shares who receive these materials through their broker, bank, trust company or other intermediary or nominee should follow the instructions provided by their broker, bank, trust company or other intermediary or nominee.

Pursuant to the Interim Order, registered holders of Agrium Shares have a right to dissent in respect of the Agrium Arrangement Resolution and to be paid an amount equal to the fair value of their Agrium Shares as of the close of business on the business day before the Agrium Arrangement Resolution was approved. This dissent right and the dissent procedures are described in the Circular. The dissent procedures require that a registered holder of Agrium Shares who wishes to dissent send a written notice of objection to the Agrium Arrangement Resolution to Agrium (i) c/o Blake, Cassels & Graydon LLP, 199 Bay Street, Suite 4000, Commerce Court West, Toronto, Ontario M5L 1A9, Canada (Attention: Michael Barrack) or (ii) by facsimile transmission to c/o Blake, Cassels & Graydon LLP, Facsimile: 416-863-2653 (Attention: Michael Barrack), to be received by no later than 5:00 p.m. (Saskatoon time) on November 1, 2016 or, in the case of any adjournment or postponement of the Agrium Meeting, by no later than 5:00 p.m. (Saskatoon time) on the second business day immediately preceding the day of the adjourned or postponed Agrium Meeting, and must otherwise strictly comply with the dissent procedures described in the Circular. Failure to strictly comply with the dissent procedures set forth in Section 190 of the CBCA, as modified by the Plan of Arrangement (as defined in the Arrangement Agreement) and the Interim Order, will result in loss of the right to dissent. See the section entitled “Part I – The Arrangement – Right to Dissent” in the accompanying Circular.

The proxyholder has discretion under the accompanying form of proxy or voting instruction form with respect to any amendments or variations of the matter of business to be acted on at the Agrium Meeting or any other matters properly brought before the Agrium Meeting or any adjournment or postponement thereof, in each instance, to the extent permitted by law, whether or not the amendment, variation or other matter that comes before the Agrium Meeting is routine and whether or not the amendment, variation or other matter that comes before the Agrium Meeting is contested. As of the date hereof, management of Agrium knows of no amendments, variations or other matters to come before the Agrium Meeting other than the matter set forth in this Notice of Meeting. Agrium Securityholders that are planning on returning an accompanying form of proxy or voting instruction form are encouraged to review the Circular carefully before submitting the form of proxy or voting instruction form.

Dated at the City of Calgary, in the Province of Alberta, this 3rd day of October, 2016.

BY ORDER OF THE BOARD OF DIRECTORS OF AGRIUM INC.

/s/ “Gary Daniel” Gary Daniel Corporate Secretary Agrium Inc.

POTASH CORPORATION OF SASKATCHEWAN INC.

NOTICE OF SPECIAL MEETING OF POTASHCORP SHAREHOLDERS

TO BE HELD NOVEMBER 3, 2016

NOTICE IS HEREBY GIVEN that, pursuant to an order (the “Interim Order”) of the Ontario Superior Court of Justice (Commercial List) dated October 3, 2016, a special meeting (the “PotashCorp Meeting”) of the holders (“PotashCorp Shareholders”) of common shares (“PotashCorp Shares”) of Potash Corporation of Saskatchewan Inc. (“PotashCorp”) will be held in the Michelangelo A Ballroom at the Radisson Hotel, 405 – 20th Street East, Saskatoon, Saskatchewan S7K 6X6, at 1:00 p.m. (Saskatoon time) on November 3, 2016 for the following purposes:

(a)

to consider pursuant to the Interim Order and, if thought advisable, to pass, with or without variation, a special resolution (the “PotashCorp Arrangement Resolution”), the full text of which is set forth in Appendix B to the accompanying joint information circular of PotashCorp and Agrium Inc. (“Agrium”) dated October 3, 2016 (the “Circular”), to approve a plan of arrangement (the “Arrangement”) under section 192 of the Canada Business Corporations Act (“CBCA”) involving, among others, PotashCorp, PotashCorp Shareholders, Agrium, shareholders of Agrium and a newly-incorporated parent entity to be formed to manage and hold the combined businesses of PotashCorp and Agrium (“New Parent”); and

(b)	to transact such further and other business as may properly be brought before the PotashCorp Meeting or any adjournment or postponement thereof.

Specific details of the matter to be put before the PotashCorp Meeting are set forth in the accompanying Circular.

If the PotashCorp Arrangement Resolution is not approved by the PotashCorp Shareholders at the PotashCorp Meeting, the Arrangement cannot be completed.

The record date (the “Record Date”) for the determination of PotashCorp Shareholders entitled to receive notice of and to vote at the PotashCorp Meeting is September 22, 2016. Only PotashCorp Shareholders whose names have been entered in the register of PotashCorp Shareholders at the close of business on the Record Date will be entitled to receive notice of and to vote at the PotashCorp Meeting.

Each PotashCorp Share entitled to be voted at the PotashCorp Meeting will entitle the holder to one vote at the PotashCorp Meeting. The PotashCorp Arrangement Resolution must be approved by at least 66 2⁄3% of the votes cast by PotashCorp Shareholders present in person or represented by proxy at the PotashCorp Meeting.

A PotashCorp Shareholder may attend the PotashCorp Meeting in person or may be represented by proxy. PotashCorp Shareholders that are unable to attend the PotashCorp Meeting or any adjournment or postponement thereof in person are requested to date, sign and return the accompanying form of proxy for use at the PotashCorp Meeting or any adjournment or postponement thereof. To be effective, the form of proxy must be received by CST Trust Company, Attention: Proxy Department, by mail: P.O. Box 721, Agincourt, Ontario, M1S 0A1, or by facsimile: 1-866-781-3111 for Toll Free within North America or 1-416-368-2502 outside of North America, no later than 1:00 p.m. (Saskatoon time) on November 1, 2016 or 48 hours (excluding weekends and holidays in the Province of Saskatchewan) prior to the time of any adjournment or postponement of the PotashCorp Meeting. Notwithstanding the foregoing, the Chair of the PotashCorp Meeting has the discretion to accept proxies received after such deadline. The time limit for deposit of proxies may be waived or extended by the Chair of the PotashCorp Meeting at his or her discretion, without notice. PotashCorp Shareholders may use the internet (www.cstvotemyproxy.com) or the telephone (1-888-489-5760) to transmit voting instructions on or before the date and time noted above, and may also use the internet to appoint a proxyholder to attend and vote on behalf of the PotashCorp Shareholder, at the PotashCorp Meeting. For information regarding voting or appointing a proxyholder by internet or voting by telephone, see the form of proxy for PotashCorp Shareholders and/or the Circular section entitled “Part VI – General Proxy Matters – PotashCorp – Voting by Internet and Telephone” in the accompanying Circular.

Beneficial (non-registered) holders of PotashCorp Shares who receive these materials through their broker, bank, trust company or other intermediary or nominee should follow the instructions provided by their broker, bank, trust company or other intermediary or nominee.

Pursuant to the Interim Order, registered holders of PotashCorp Shares have a right to dissent in respect of the PotashCorp Arrangement Resolution and to be paid an amount equal to the fair value of their PotashCorp Shares as of the close of business on the business day before the PotashCorp Arrangement Resolution was approved. This dissent right and the dissent procedures are described in the Circular. The dissent procedures require that a registered holder of PotashCorp Shares who wishes to dissent send a written notice of objection to the PotashCorp Arrangement Resolution to PotashCorp (i) c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, Ontario M5L 1B9 (Attention: Eliot Kolers) or (ii) by facsimile transmission to c/o Stikeman Elliott LLP, Facsimile: 416-947-0866 (Attention: Eliot Kolers), to be received by no later than 5:00 p.m. (Saskatoon time) on November 1, 2016 or, in the case of any adjournment or postponement of the PotashCorp Meeting, by no later than 5:00 p.m. (Saskatoon time) on the second business day immediately preceding the day of the adjourned or postponed PotashCorp Meeting, and must otherwise strictly comply with the dissent procedures described in the Circular. Failure to strictly comply with the dissent procedures set forth in Section 190 of the CBCA, as modified by the Plan of Arrangement (as defined in the Arrangement Agreement) and the Interim Order, will result in loss of the right to dissent. See the section entitled “Part I – The Arrangement – Right to Dissent” in the accompanying Circular.

The proxyholder has discretion under the accompanying form of proxy or voting instruction form with respect to any amendments or variations of the matter of business to be acted on at the PotashCorp Meeting or any other matters properly brought before the PotashCorp Meeting or any adjournment or postponement thereof, in each instance, to the extent permitted by law, whether or not the amendment, variation or other matter that comes before the PotashCorp Meeting is routine and whether or not the amendment, variation or other matter that comes before the PotashCorp Meeting is contested. As of the date hereof, management of PotashCorp knows of no amendments, variations or other matters to come before the PotashCorp Meeting other than the matter set forth in this Notice of Meeting. PotashCorp Shareholders that are planning on returning the accompanying form of proxy or voting instruction form are encouraged to review the Circular carefully before submitting the form of proxy or voting instruction form.

Dated at the City of Saskatoon, in the Province of Saskatchewan, this 3rd day of October, 2016.

BY ORDER OF THE BOARD OF DIRECTORS OF POTASH CORPORATION OF SASKATCHEWAN INC.

/S/ “Joseph A. Podwika” Joseph A. Podwika Senior Vice President, General Counsel and Secretary Potash Corporation of Saskatchewan Inc.

GENERAL QUESTIONS AND ANSWERS

The following are general questions that you, as a holder (an “Agrium Shareholder”) of common shares (“Agrium Shares”) in the capital of Agrium Inc. (“Agrium”), as a holder (an “Agrium Voting Optionholder” and, collectively with the Agrium Shareholders, “Agrium Securityholders”) of Agrium Voting Options, as defined in the arrangement agreement between Agrium and Potash Corporation of Saskatchewan Inc. (“PotashCorp”) dated September 11, 2016 (the “Arrangement Agreement”), and/or as a holder (a “PotashCorp Shareholder”) of common shares (“PotashCorp Shares”) in the capital of PotashCorp, may have regarding the proposed plan of arrangement (the “Arrangement”) under section 192 of the Canada Business Corporations Act (“CBCA”) involving, among others, Agrium, Agrium Shareholders, PotashCorp, PotashCorp Shareholders and a newly-incorporated parent entity to be formed to manage and hold the combined businesses of PotashCorp and Agrium (“New Parent”) to be considered at a special meeting (the “Agrium Meeting”) of Agrium Securityholders and/or a special meeting (the “PotashCorp Meeting”) of PotashCorp Shareholders. You are urged to carefully read the remainder of this Circular as the information in this section does not provide all the information that might be important to you with respect to the Arrangement. Additional important information is also contained in the Appendixes to, and the documents incorporated by reference into, this Circular. Capitalized terms used but not otherwise defined in this “General Questions and Answers” section have the meanings ascribed thereto under “Glossary of Terms” in the Circular.

Q.	What is the proposed transaction?

A.

Agrium and PotashCorp have agreed to a transaction to combine the two companies pursuant to the terms and conditions of the Arrangement Agreement. To complete the Arrangement, New Parent, a new parent entity to be incorporated for the purposes of the Arrangement, will acquire all of the issued and outstanding Agrium Shares and PotashCorp Shares directly and indirectly through Agrium AcquisitionCo in the case of Agrium Shares and through PotashCorp AcquisitionCo in the case of PotashCorp Shares. In exchange for such shares, you will receive common shares of New Parent (2.23 New Parent Shares for each Agrium Share and 0.40 of a New Parent Share for each PotashCorp Share). No fractional shares of New Parent will be issued in the Arrangement. Each Agrium Shareholder and PotashCorp Shareholder that would otherwise have been entitled to receive a fraction of a New Parent Share will receive, in lieu thereof, a cash amount, without interest, determined by reference to the volume weighted average trading price of New Parent Shares on the TSX on the first five trading days on which such shares trade on such exchange following the Effective Date.

Q.	Have the boards of directors of Agrium and PotashCorp unanimously approved the transaction?

A.

Yes. Following the unanimous recommendation of the Agrium Special Committee, consultation with Agrium senior management and with legal, financial, tax and other advisors, and the review of a significant amount of information and consideration of a number of factors (including the interests of affected stakeholders), the Agrium Board has unanimously determined that the Arrangement is fair to the Agrium Shareholders and that the Arrangement and entry by Agrium into the Arrangement Agreement are in the best interests of Agrium. Following consultation with PotashCorp senior management and with legal, financial, tax and other advisors, and the review of a significant amount of information and consideration of a number of factors (including the interests of affected stakeholders), the PotashCorp Board has unanimously determined that the Arrangement is fair to the PotashCorp Shareholders and that the Arrangement and entry by PotashCorp into the Arrangement Agreement are in the best interests of PotashCorp.

Q.	Do the Agrium Board and PotashCorp Board recommend that I vote “FOR” the arrangement resolution?

A.

Yes. The Agrium Board unanimously recommends that the Agrium Securityholders vote “FOR” the Agrium Arrangement Resolution, the full text of which is set forth in Appendix A to this Circular, at the Agrium Meeting. The PotashCorp Board unanimously recommends that the PotashCorp Shareholders vote “FOR” the PotashCorp Arrangement Resolution, the full text of which is set forth in Appendix B to this Circular, at the PotashCorp Meeting.

Q.	What are the benefits of the Arrangement?

A.

Agrium and PotashCorp believe that the combination of the two companies will result in a highly synergistic merger of equals expected to unlock significant value for shareholders creating a new premier Canadian-headquartered company. The anticipated benefits of the Arrangement include the following:

Creation of a world-class integrated global supplier of crop inputs

The Arrangement would combine world-class nutrient production assets with a leading agricultural retail distribution network to forge an integrated platform with multiple paths for growth. New Parent would be the largest crop nutrient company in the world and the third largest natural resource company in Canada.

Pre-eminent low-cost producer of potash and high-quality nitrogen and phosphate

New Parent will have a balanced nutrient portfolio that includes world-class potash production and complementary high-quality nitrogen and phosphate operations. It is expected to have the lowest-cost potash production assets and reserves in North America, and a meaningful platform to benefit from continued growth in global potash demand. The Arrangement is expected to result in more diversified and complementary geographic and product portfolios in nitrogen and phosphate, with the North American nitrogen business expected to continue to benefit from low-cost feedstock and local distribution.

Leading retail-distribution platform combined with two world-class nutrient production platforms

New Parent is expected to have a retail distribution platform encompassing crop nutrients and other crop input products, services, and solutions, with over 1,400 retail locations in seven countries. New Parent will continue to emphasize innovation and growth in proprietary products, grower services, and distribution to offer a broader range of agricultural solutions to its customers and suppliers. The combined production footprint is expected to drive freight savings and other operational efficiencies.

Significant value creation from synergies

The Arrangement is expected to generate up to US$500 million of annual operating synergies primarily from distribution and retail integration, production and SG&A optimization, and procurement. More particularly, the operating synergies are expected to include:

•	Rail Fleet Optimization, resulting in a reduction of rail costs by approximately 20%;

•	Logistics Savings, by sourcing product closer to production facilities and reduced freight costs tied to volume-based benefits;

•	Distribution and Warehouse Optimization, through integration of warehouse locations;

•	Portfolio Integration, by optimizing distribution of PotashCorp’s crop nutrient production through Agrium’s Retail network, and providing access to expanded product offerings;

•	Product Mix Optimization, by utilizing Agrium’s Retail network to optimize the combined nitrogen and phosphate portfolios;

•

Phosphate Integration, by utilizing PotashCorp’s excess capacity at its Aurora and White Springs phosphate facilities to supply Agrium’s Redwater facility, thereby eliminating higher cost, third-party rock purchases;

•	Potash Cost Efficiencies, through operational planning efficiencies and savings derived from co-located assets, including improved mine planning, turnaround optimization and shift sequencing;

•	SG&A Optimization, through elimination of duplicative public company costs, reduction of discretionary, non-personnel general and administrative spending and optimized headquarter functions; and

•

Procurement, including optimization of purchases on approximately US$2.6 billion of annual non-raw material supplies, services and sustaining capital expenditures which are expected to reduce such costs by approximately 4%.

The above-described synergies imply aggregate value creation for the combined company of up to US$5 billion, or a 20% increase above the combined market capitalizations of Agrium and PotashCorp on August 29, 2016, the last

x

trading day prior to when Agrium and PotashCorp announced that they were in preliminary discussions regarding a merger of equals. The all-stock nature of the Arrangement allows all Shareholders to participate in the benefits of the combination. New Parent is expected to achieve approximately US$250 million of these synergies by the end of the first year after completion of the Arrangement with the full run-rate being achieved by the end of the second year. The Arrangement is expected to be accretive for both sets of Shareholders with run-rate synergies.

Compelling growth opportunities

Recently completed investments in new, low-cost capacity, particularly in potash, are expected to improve New Parent’s operating costs and position it well to respond to increases in demand. Continuing to grow the retail business will also be a priority for New Parent, including pursuing roll-up opportunities, new store openings, and innovation in products and services to better serve growers.

Strong balance sheet with significant cash flow generation

On a 2015 combined basis, inclusive of expected synergies, New Parent would have had operating cash flow of over US$4 billion. With major capacity expansion projects essentially complete at each company, New Parent’s anticipated low financial leverage, and expected significant cash flow generation, New Parent is expected to have flexibility to return excess capital to its shareholders, while also maintaining a strong investment grade credit rating profile.

Best-in-class leadership and governance

The management team of New Parent, including Chuck Magro who will serve as the Chief Executive Officer of New Parent and Jochen Tilk who will serve as the Executive Chair of New Parent, has a wealth of industry experience and expertise to spearhead this transformational integration and optimize New Parent’s operations going forward.

Additional benefits to stakeholders

Following completion of the Arrangement, New Parent is expected to be better positioned to serve customers and farmers with low-cost, high-value products and services with a continued emphasis on efficiency and innovation. For employees, the Arrangement will provide the opportunity to work for the largest global supplier of crop nutrients with greater career prospects in a wider and more diverse group. Each of Agrium and PotashCorp have a history of strong commitments to the local communities in which they operate and it is intended that, following completion of the Arrangement, New Parent will carry forward best practices from both companies in corporate social responsibility, including commitments to employees, operating communities and the environment.

Q.	What percentage of the outstanding New Parent Shares will Agrium Shareholders and PotashCorp Shareholders own, respectively, following completion of the Arrangement?

A.

Based on the number of Agrium Shares and the number of PotashCorp Shares outstanding on the date hereof, we estimate that, upon such completion, former PotashCorp Shareholders will own approximately 52% of the issued and outstanding New Parent Shares and former Agrium Shareholders will own approximately 48% of the issued and outstanding New Parent Shares.

Q.	What is required for the Arrangement to become effective?

A.

The obligations of Agrium and PotashCorp to consummate the Arrangement and the other transactions contemplated by the Arrangement Agreement are subject to a number of conditions, including, among others, approval of the Agrium Arrangement Resolution by the required vote of Agrium Securityholders at the Agrium Meeting, approval of the PotashCorp Arrangement Resolution by the required vote of PotashCorp Shareholders at the PotashCorp Meeting, approval of the Court and conditional approval of the listing of the New Parent Shares on the TSX and the NYSE following completion of the Arrangement, as well as obtaining various regulatory approvals.

Q.	When do you expect the Arrangement to be completed?

A.

Agrium and PotashCorp currently anticipate that the Arrangement will be completed in mid-2017. However, completion of the Arrangement is subject to a number of conditions and it is possible that factors outside the control of Agrium and/or PotashCorp could result in the Arrangement being completed at a later time, or not at all. Subject to certain limitations, each Party may terminate the Arrangement Agreement if the Arrangement is not consummated by September 11, 2017, which date can be unilaterally extended by a Party for up to an additional six months (in three-month increments) if the only unsatisfied conditions are required regulatory approvals.

Q.	How will I know when all required approvals have been obtained?

A.	Agrium and PotashCorp intend to issue a press release once all the necessary approvals have been received and conditions to the completion of the Arrangement have been satisfied or waived.

Q.	What will be the relationship between New Parent, Agrium and PotashCorp after the Arrangement?

A.	Following completion of the Arrangement, Agrium and PotashCorp will each be a wholly-owned subsidiary of New Parent, which will be the only entity with publicly traded shares.

Q.	Where will the corporate offices of New Parent be after consummation of the Arrangement?

A.

Following consummation of the Arrangement, New Parent’s registered head office will be in Saskatoon, Saskatchewan with Canadian corporate offices at the existing offices of Agrium and PotashCorp in Calgary, Alberta and Saskatoon, Saskatchewan, respectively.

Q.	What are the Canadian federal income tax consequences of the Arrangement to the Shareholders?

A.

Under the Arrangement, a Shareholder that is eligible to and that validly elects in a duly completed Letter of Transmittal deposited with the Depositary no later than the Election Deadline will be considered to hold Elected Shares and will transfer such Shares directly to New Parent in exchange for New Parent Shares pursuant to the Arrangement. A Shareholder that is not eligible to or does not elect in a duly completed Letter of Transmittal deposited with the Depositary no later than the Election Deadline to have its Shares be Elected Shares will dispose of its Shares to Agrium AcquisitionCo or PotashCorp AcquisitionCo, as applicable, under the Arrangement.

The Canadian federal income tax consequences may be materially different for Shareholders that hold Elected Shares and Shareholders that do not hold Elected Shares. A Shareholder that holds Elected Shares will be deemed to have disposed of its Shares for proceeds of disposition equal to the Shareholder’s adjusted cost base of the Shares immediately before the exchange and will be deemed to acquire the New Parent Shares at a cost equal to such adjusted cost base, resulting in the deferral of any accrued capital gain or capital loss on the Shares. This deferral will not apply where the Shareholder has, in its income tax return for the year in which the exchange occurs, included in computing income any portion of the capital gain (or capital loss) arising on the exchange otherwise determined.

A Shareholder that does not hold Elected Shares will dispose of its Shares to Agrium AcquisitionCo or PotashCorp AcquisitionCo, as the case may be, in exchange for New Parent Shares pursuant to the Arrangement. Such a Shareholder generally will be deemed to have disposed of its Shares for proceeds of disposition equal to the fair market value of the New Parent Shares received and will acquire the New Parent Shares at a cost equal to such fair market value. Such a Shareholder that is resident in Canada for purposes of the Tax Act will realize a gain (or loss) in computing its income for purposes of the Tax Act. A Shareholder that is a Non-Resident Shareholder will not be subject to tax under the Tax Act in respect of any gain realized on the transfer of its Shares to Agrium AcquisitionCo or PotashCorp AcquisitionCo, as the case may be, unless such shares constitute “taxable Canadian property” for the purposes of the Tax Act.

Shareholders should review the discussion under “Part I – The Arrangement – Certain Canadian Federal Income Tax Considerations” and are urged to consult their tax advisors regarding the tax consequences of the Arrangement.

Q.	What are the United States federal income tax consequences of the Arrangement to the Shareholders?

A.

The Arrangement Transactions are intended to qualify, for U.S. federal income tax purposes, as tax-free “reorganizations” within the meaning of Section 368(a) of the U.S. Tax Code. If the Arrangement Transactions qualify as reorganizations, no gain or loss generally would be recognized by Shareholders for U.S. federal income tax purposes on their receipt of New Parent Shares in exchange for Shares. However, no party to the Arrangement Transactions has requested, or intends to request, a ruling from the IRS or an opinion of counsel with respect to whether the Arrangement Transactions will qualify as tax-free reorganizations.

Shareholders should review the discussion under the heading “Part I – The Arrangement – Certain United States Federal Income Tax Considerations”, and are urged to consult their tax advisors as to whether the Arrangement Transactions will qualify as reorganizations.

AGRIUM SECURITYHOLDERS — QUESTIONS AND ANSWERS

The enclosed joint information circular is furnished in connection with the solicitation by or on behalf of management of Agrium Inc. (“Agrium”) of proxies to be used at the special meeting (the “Agrium Meeting”) of holders (the “Agrium Shareholders”) of common shares (“Agrium Shares”) in the capital of Agrium and the holders (“Agrium Voting Optionholders” and, together with the Agrium Shareholders, the “Agrium Securityholders”) of the Agrium Voting Options, as defined in the arrangement agreement between Agrium and Potash Corporation of Saskatchewan Inc. (“PotashCorp”) dated September 11, 2016 (the “Arrangement Agreement”), to be held in the Grand Lecture Theatre at the Metropolitan Conference Centre, 333 – 4th Avenue S.W., Calgary, Alberta T2P 0J4, on November 3, 2016 at 1:00 p.m. (Calgary time) for the purposes indicated in the Notice of Special Meeting of Agrium Securityholders.

It is expected that solicitation will be primarily by mail and electronic means, but proxies may also be solicited by newspaper publication, in person or by telephone, facsimile or oral communication by directors, officers, employees or agents of Agrium. Agrium and PotashCorp have also jointly retained Kingsdale Shareholder Services and Innisfree M&A Incorporated to assist each of them in connection with communication with securityholders. Custodians and fiduciaries will be supplied with proxy materials to forward to non-registered holders of Agrium Shares and normal handling charges will be paid for such forwarding services. The record date to determine the Agrium Securityholders entitled to receive notice of and vote at the Agrium Meeting is September 22, 2016.

Your vote is very important and you are encouraged to exercise your vote using any of the voting methods described below. Your completed form of proxy must be received by CST Trust Company by no later than 1:00 p.m. (Calgary time) on November 1, 2016 or 48 hours (excluding weekends and holidays in the Province of Alberta) prior to the time of any adjournment or postponement of the Agrium Meeting. The time limit for deposit of proxies may be waived or extended by the Chair of the Agrium Meeting at his or her discretion, without notice. Please read the following for commonly asked questions and answers regarding general guidance on voting and proxies. Capitalized terms used but not otherwise defined in this “Agrium Securityholders – Questions and Answers” section have the meanings ascribed thereto under “Glossary of Terms” in the Circular.

Q.	Am I entitled to vote?

A.

You are entitled to vote if you were a holder of Agrium Shares and/or Agrium Voting Options as of the close of business on September 22, 2016, the record date for the Agrium Meeting. A holder of Agrium Shares will be entitled to one vote for each Agrium Share held, and a holder of Agrium Voting Options will be entitled to one vote for each Agrium Share underlying such Agrium Voting Options held.

Q.	What am I voting on?

A.

You will be voting on the Agrium Arrangement Resolution to approve a proposed plan of arrangement under the Canada Business Corporations Act involving Agrium, the Agrium Shareholders, Agrium AcquisitionCo, PotashCorp, PotashCorp Shareholders, PotashCorp AcquisitionCo and New Parent, pursuant to which New Parent will, directly and indirectly, acquire all of the issued and outstanding Agrium Shares and PotashCorp Shares in exchange for common shares of New Parent.

Q.	What if amendments are made to this matter or if other matters of business are brought before the Agrium Meeting?

A.

If you attend the Agrium Meeting in person and are eligible to vote, you may vote on such matter as you choose. If you have completed and returned an applicable form of proxy, the persons named in the form of proxy will have discretionary authority with respect to amendments or variations to the matter identified in the Notice of Special Meeting of Agrium Securityholders and to other matters that may properly come before the Agrium Meeting. As of the date of the Circular, Agrium management knows of no such amendment, variation or other matter expected to come before the Agrium Meeting. If any other matters properly come before the Agrium Meeting, the persons named in the form of proxy will vote on them in accordance with their best judgment.

Q.	Who is soliciting my proxy?

A.

The management of Agrium is soliciting your proxy and has, jointly with PotashCorp, engaged Kingsdale Shareholder Services and Innisfree M&A Incorporated to act as proxy solicitation agents with respect to the matter to be considered at the Agrium Meeting and the PotashCorp Meeting.

Solicitation of proxies is done primarily by mail and electronic means, but proxies may also be solicited by newspaper publication, in person or by telephone, facsimile or oral communication by directors, officers, employees or agents of Agrium. The costs of engaging Kingsdale Shareholder Services and Innisfree M&A Incorporated are being shared equally by Agrium and PotashCorp.

Q.	How can I vote?

A.

If you are eligible to vote and your Agrium Shares are registered in your name, you can vote your Agrium Shares in person at the Agrium Meeting or by signing and returning your applicable form of proxy in the prepaid envelope provided or by appointing a proxyholder using the internet at www.cstvotemyproxy.com, or by voting using the internet at www.cstvotemyproxy.com or by calling 1-888-489-5760. Agrium Voting Options can be voted in the same manner.

If your Agrium Shares are not registered in your name but are held by a nominee, please see below.

Q.	How can a non-registered holder of Agrium Shares vote?

A.

If your Agrium Shares are not registered in your name, but are held in the name of a nominee (usually a bank, trust company, securities broker or other financial institution), your nominee is required to seek your instructions as to how to vote your securities. Your nominee will have provided you with a package of information, including these meeting materials and either a proxy or a voting instruction form. Carefully follow the instructions accompanying the proxy or voting instruction form.

Additionally, Agrium may use the Broadridge QuickVote™ service to assist non-registered holders of Agrium Shares with voting their Agrium Shares. Non-registered holders of Agrium Shares may be contacted by Kingsdale Shareholder Services and Innisfree M&A Incorporated, Agrium’s proxy solicitation agents, to conveniently obtain a vote directly over the telephone. Broadridge then tabulates the results of all instructions received and provides the appropriate instructions with respect to the Agrium Shares to be represented at the Agrium Meeting.

Q.	How can a non-registered holder of Agrium Shares vote in person at the Agrium Meeting?

A.

Only registered holders of Agrium Shares or their proxyholders are entitled to vote at the Agrium Meeting (in addition to Agrium Voting Optionholders or their proxyholders). If you wish to vote in person at the Agrium Meeting, insert your name in the space provided on the form of proxy or voting instruction form sent to you by your nominee. In doing so you are instructing your nominee to appoint you as a proxyholder. Complete the form by following the return instructions provided by your nominee. You should report to a representative of CST Trust Company upon arrival at the Agrium Meeting.

Q.	Which form of proxy should I complete, sign and return?

A.

Accompanying this Circular is a form of proxy for use by Agrium Shareholders and, if applicable, a separate form of proxy for use by Agrium Voting Optionholders. If you hold Agrium Shares only, please complete, sign and return the form of proxy for Agrium Shareholders. If you hold Agrium Voting Options only, please complete, sign and return the form of proxy for Agrium Voting Optionholders. If you hold both Agrium Shares and Agrium Voting Options, please complete both the form of proxy for Agrium Shareholders with respect to your Agrium Shares and the form of proxy for Agrium Voting Optionholders with respect to your Agrium Voting Options.

Q.	Who votes my securities and how will they be voted if I return a form of proxy?

A.

By properly completing and returning an applicable form of proxy, you are authorizing the persons named in the form of proxy to attend the Agrium Meeting and to vote your securities. You can use the enclosed forms of proxy, or any other proper form of proxy permitted by law, to appoint your proxyholder.

The securities represented by your proxy must be voted according to your instructions in the proxy. If you properly complete and return your proxy but do not specify how you wish the votes cast, your proxyholder will vote your Agrium Shares or Agrium Voting Options, as applicable, as they see fit. Unless you provide contrary instructions, securities represented by proxies received by management will be voted “FOR” the proposed plan of arrangement involving, among others, Agrium, PotashCorp and New Parent.

Q.	Can I appoint someone other than the individuals named in the enclosed form of proxy to vote my securities?

A.

Yes, you have the right to appoint the person of your choice, who does not need to be a securityholder, to attend and act on your behalf at the Agrium Meeting. If you wish to appoint a person other than the names that appear, then strike out those printed names appearing on the form of proxy and insert the name of your chosen proxyholder in the space provided or submit another appropriate form of proxy permitted by law, and in either case, send or deliver the completed proxy to the offices of CST Trust Company before the above-mentioned deadline. You can also appoint the person of your choice via the internet by following the instructions at www.cstvotemyproxy.com.

It is important to ensure that any other person you appoint is attending the Agrium Meeting and is aware that his or her appointment to vote your securities has been made. Proxyholders should, on arrival at the Agrium Meeting, present themselves to a representative of CST Trust Company.

If your Agrium Shares are held in “street name” by a U.S. brokerage account, trustee or another nominee, you are considered the “beneficial owner” or “non-registered holder” of those Agrium Shares. As the beneficial owner of those Agrium Shares, you have the right to direct your broker, trustee or nominee how to vote. However, because a beneficial owner is not the shareholder of record, you will not be entitled to vote your beneficially-owned Agrium Shares in person at the Agrium Meeting unless you obtain a “legal proxy” from the U.S. broker, trustee or nominee that holds your Agrium Shares, giving you the right to vote the Agrium Shares at the Agrium Meeting.

Q.	What if my Agrium Shares or Agrium Voting Options are registered in more than one name or in the name of a company?

A.

If your Agrium Shares or Agrium Voting Options are registered in more than one name, all registered persons must sign the form of proxy. If your Agrium Shares or Agrium Voting Options are registered in a company’s name or any name other than your own, you must provide documents proving your authorization to sign the form of proxy for that company or name. For any questions about the proper supporting documents, contact CST Trust Company before submitting your form of proxy.

Q.	Can I revoke a proxy or voting instruction?

A.	Yes. If you are a registered holder of Agrium Shares or a holder of Agrium Voting Options and have returned a form of proxy, you may revoke it by:

•

completing and signing a proxy bearing a later date, and delivering it to CST Trust Company any time up to 48 hours (excluding weekends and holidays in the Province of Alberta) prior to the time of the Agrium Meeting, or 48 hours (excluding weekends and holidays in the Province of Alberta) preceding the time to which the meeting was adjourned or postponed; or

•

delivering a written statement, signed by you or your authorized attorney: (i) to CST Trust Company any time up to 48 hours (excluding weekends and holidays in the Province of Alberta) prior to the time of the Agrium Meeting, or 48 hours (excluding weekends and holidays in the Province of Alberta) preceding the time to which the meeting was adjourned or postponed; or (ii) to the Chair of the Agrium Meeting prior to the start of such meeting; or (iii) in any other manner permitted by law.

If you are a non-registered holder of Agrium Shares, contact your nominee.

Q.	How many common shares of Agrium and Agrium Voting Options are outstanding?

A.

As of September 22, 2016, there were 138,175,400 Agrium Shares outstanding. Agrium has no other class or series of voting shares outstanding. As of September 22, 2016, there is no person who, to the knowledge of Agrium’s directors and executive officers, beneficially owns, or exercises control or direction over, directly or indirectly, shares carrying 10% or more of the voting rights attached to all outstanding Agrium Shares.

As of September 22, 2016, there were 548,511 Agrium Voting Options outstanding.

Q.	Will Agrium continue to pay dividends until completion of the Arrangement?

A.

Until completion of the Arrangement, under the Arrangement Agreement, Agrium is permitted to pay, without the written permission of PotashCorp, in respect of Agrium Shares, a dividend not in excess of US$0.875 per Agrium Share per quarter consistent with its current practice and in accordance with the terms and timing prescribed in the Arrangement Agreement.

Q.	How do I receive share certificates of New Parent in exchange for my Agrium Share certificates?

A.

Registered Agrium Shareholders will be provided with an Agrium Letter of Transmittal that must be completed and sent with the certificate(s) representing your Agrium Shares to CST Trust Company, the depositary for the Arrangement, at any of the offices set forth in such letter of transmittal. You will receive share certificates of New Parent or other evidence of ownership for any of your exchanged Agrium Shares as soon as practicable following completion of the Arrangement, provided you have sent all of the necessary documentation to the Depositary. If you are a non-registered holder of Agrium Shares, contact your nominee for further instructions.

Q.	Should I send my Agrium Share certificate(s) to the depositary now?

A.

No. Registered Agrium Shareholders will be provided with an Agrium Letter of Transmittal explaining how and when to deposit your Agrium Shares once Agrium is more certain when it expects the Arrangement to be completed. Agrium Shareholders whose Agrium Shares are registered in the name of a broker, dealer, bank, trust company or other nominee must contact their nominee to deposit their Agrium Shares.

Q.	What do I need to do now?

A.

Carefully read and consider the information contained, and incorporated by reference into, the Circular. You are required to make an important decision. If you have any questions about deciding how to vote, you should contact your own legal, tax, financial or other professional advisor. Your vote is important and you are encouraged to vote promptly.

Q.	What if I have other questions?

A.

Canadian and other non-U.S. securityholders that have questions regarding the Agrium Meeting or require further assistance are encouraged to contact the proxy solicitation agent, Kingsdale Shareholder Services, by: (i) telephone, toll-free in North America at 1-855-682-9437 or at 416-867-2272 outside of North America; or (ii) e-mail to contactus@kingsdaleshareholder.com. U.S. securityholders that have questions regarding the Agrium Meeting or require further assistance are encouraged to contact the proxy solicitation agent, Innisfree M&A Incorporated, by: (i) telephone, toll-free at 1-877-456-3442 (Agrium Securityholders); or (ii) e-mail to info@innisfreema.com.

POTASHCORP SHAREHOLDERS — QUESTIONS AND ANSWERS

The enclosed joint information circular is furnished in connection with the solicitation by or on behalf of management of Potash Corporation of Saskatchewan Inc. (“PotashCorp”) of proxies to be used at the special meeting (“PotashCorp Meeting”) of holders (the “PotashCorp Shareholders”) of common shares (“PotashCorp Shares”) in the capital of PotashCorp to be held in the Michelangelo A Ballroom at the Radisson Hotel, 405 – 20th Street East, Saskatoon, Saskatchewan S7K 6X6 on November 3, 2016 at 1:00 p.m. (Saskatoon time) for the purposes indicated in the Notice of Special Meeting of PotashCorp Shareholders.

It is expected that solicitation will be primarily by mail and electronic means, but proxies may also be solicited by newspaper publication, in person or by telephone, facsimile or oral communication by directors, officers, employees or agents of PotashCorp. PotashCorp and Agrium Inc. (“Agrium”) have also jointly retained Kingsdale Shareholder Services and Innisfree M&A Incorporated to assist each of them in connection with communication with securityholders. Custodians and fiduciaries will be supplied with proxy materials to forward to non-registered holders of PotashCorp Shares and normal handling charges will be paid for such forwarding services. The record date to determine the PotashCorp Shareholders entitled to receive notice of and vote at the PotashCorp Meeting is September 22, 2016.

Your vote is very important and you are encouraged to exercise your vote using any of the voting methods described below. Your completed form of proxy must be received by CST Trust Company by no later than 1:00 p.m. (Saskatoon time) on November 1, 2016 or 48 hours (excluding weekends and holidays in the Province of Saskatchewan) prior to the time of any adjournment or postponement of the PotashCorp Meeting. The time limit for deposit of proxies may be waived or extended by the Chair of the PotashCorp Meeting at his or her discretion, without notice. Please read the following for commonly asked questions and answers regarding general guidance on voting and proxies. Capitalized terms used but not otherwise defined in this “PotashCorp Shareholders – Questions and Answers” section have the meanings ascribed thereto under “Glossary of Terms” in the Circular.

Q.	Am I entitled to vote?

A.

You are entitled to vote if you were a holder of PotashCorp Shares as of the close of business on September 22, 2016, the record date for the PotashCorp Meeting. A holder of PotashCorp Shares will be entitled to one vote for each PotashCorp Share held.

Q.	What am I voting on?

A.

You will be voting on the PotashCorp Arrangement Resolution to approve a proposed plan of arrangement under the Canada Business Corporations Act involving PotashCorp, the PotashCorp Shareholders, PotashCorp AcquisitionCo, Agrium, Agrium Shareholders, Agrium AcquisitionCo and New Parent, pursuant to which New Parent will, directly and indirectly, acquire all of the issued and outstanding PotashCorp Shares and Agrium Shares in exchange for common shares of New Parent.

Q.	What if amendments are made to this matter or if other matters of business are brought before the PotashCorp Meeting?

A.

If you attend the PotashCorp Meeting in person and are eligible to vote, you may vote on such matter as you choose. If you have completed and returned a form of proxy, the persons named in the form of proxy will have discretionary authority with respect to amendments or variations to the matter identified in the Notice of Special Meeting of PotashCorp Shareholders and to other matters that may properly come before the PotashCorp Meeting. As of the date of the Circular, PotashCorp management knows of no such amendment, variation or other matter expected to come before the PotashCorp Meeting. If any other matters properly come before the PotashCorp Meeting, the persons named in the form of proxy will vote on them in accordance with their best judgment.

Q.	Who is soliciting my proxy?

A.

The management of PotashCorp is soliciting your proxy and has, jointly with Agrium, engaged Kingsdale Shareholder Services and Innisfree M&A Incorporated to act as proxy solicitation agents with respect to the matter to be considered at the PotashCorp Meeting and the Agrium Meeting.

Solicitation of proxies is done primarily by mail and electronic means, but proxies may also be solicited by newspaper publication, in person or by telephone, facsimile or oral communication by directors, officers, employees or agents of PotashCorp. The costs of engaging Kingsdale Shareholder Services and Innisfree M&A Incorporated are being shared equally by Agrium and PotashCorp.

Q.	How can I vote?

A.

If you are eligible to vote and your PotashCorp Shares are registered in your name, you can vote your PotashCorp Shares in person at the PotashCorp Meeting or by signing and returning your form of proxy in the prepaid envelope provided or by appointing a proxyholder using the internet at www.cstvotemyproxy.com, or by voting using the internet at www.cstvotemyproxy.com or by calling 1-888-489-5760.

If your PotashCorp Shares are not registered in your name but are held by a nominee, please see below.

Q.	How can a non-registered holder of PotashCorp Shares vote?

A.

If your PotashCorp Shares are not registered in your name, but are held in the name of a nominee (usually a bank, trust company, securities broker or other financial institution), your nominee is required to seek your instructions as to how to vote your PotashCorp Shares. Your nominee will have provided you with a package of information, including these meeting materials and either a proxy or a voting instruction form. Carefully follow the instructions accompanying the proxy or voting instruction form.

Additionally, PotashCorp may use the Broadridge QuickVote™ service to assist non-registered holders of PotashCorp Shares with voting their PotashCorp Shares. Non-registered holders of PotashCorp Shares may be contacted by Kingsdale Shareholder Services and Innisfree M&A Incorporated, PotashCorp’s proxy solicitation agents, to conveniently obtain a vote directly over the telephone. Broadridge then tabulates the results of all instructions received and provides the appropriate instructions with respect to the PotashCorp Shares to be represented at the PotashCorp Meeting.

Q.	How can a non-registered holder of PotashCorp Shares vote in person at the PotashCorp Meeting?

A.

Only registered holders of PotashCorp Shares or their proxyholders are entitled to vote at the PotashCorp Meeting. If you wish to vote in person at the PotashCorp Meeting, insert your name in the space provided on the form of proxy or voting instruction form sent to you by your nominee. In doing so you are instructing your nominee to appoint you as a proxyholder. Complete the form by following the return instructions provided by your nominee. You should report to a representative of CST Trust Company upon arrival at the PotashCorp Meeting.

Q.	Who votes my PotashCorp Shares and how will they be voted if I return a form of proxy?

A.

By properly completing and returning a form of proxy, you are authorizing the persons named in the form of proxy to attend the PotashCorp Meeting and to vote your PotashCorp Shares. You can use the enclosed form of proxy, or any other proper form of proxy permitted by law, to appoint your proxyholder.

The PotashCorp Shares represented by your proxy must be voted according to your instructions in the proxy. If you properly complete and return your proxy but do not specify how you wish the votes cast, your proxyholder will vote your PotashCorp Shares as they see fit. Unless you provide contrary instructions, shares represented by proxies received by management will be voted “FOR” the proposed plan of arrangement involving, among others, PotashCorp, Agrium and New Parent.

Q.	Can I appoint someone other than the individuals named in the enclosed form of proxy to vote my PotashCorp Shares?

A.

Yes, you have the right to appoint the person of your choice, who does not need to be a PotashCorp Shareholder, to attend and act on your behalf at the PotashCorp Meeting. If you wish to appoint a person other than the names that appear, then strike out those printed names appearing on the form of proxy and insert the name of your chosen proxyholder in the space provided or submit another appropriate form of proxy permitted by law, and in either case, send or deliver the completed proxy to the offices of CST Trust Company before the above-mentioned deadline.

You can also appoint the person of your choice via the internet by following the instructions at www.cstvotemyproxy.com.

It is important to ensure that any other person you appoint is attending the PotashCorp Meeting and is aware that his or her appointment to vote your PotashCorp Shares has been made. Proxyholders should, on arrival at the PotashCorp Meeting, present themselves to a representative of CST Trust Company.

If your PotashCorp Shares are held in “street name” by a U.S. brokerage account, trustee or another nominee, you are considered the “beneficial owner” or “non-registered holder” of those PotashCorp Shares. As the beneficial owner of those PotashCorp Shares, you have the right to direct your broker, trustee or nominee how to vote. However, because a beneficial owner is not the shareholder of record, you will not be entitled to vote your beneficially-owned PotashCorp Shares in person at the PotashCorp Meeting unless you obtain a “legal proxy” from the U.S. broker, trustee or nominee that holds your PotashCorp Shares, giving you the right to vote the PotashCorp Shares at the PotashCorp Meeting.

Q.	What if my PotashCorp Shares are registered in more than one name or in the name of a company?

A.

If your PotashCorp Shares are registered in more than one name, all registered persons must sign the form of proxy. If your PotashCorp Shares are registered in a company’s name or any name other than your own, you must provide documents proving your authorization to sign the form of proxy for that company or name. For any questions about the proper supporting documents, contact CST Trust Company before submitting your form of proxy.

Q.	Can I revoke a proxy or voting instruction?

A.	Yes. If you are a registered holder of PotashCorp Shares and have returned a form of proxy, you may revoke it by:

•

completing and signing a proxy bearing a later date, and delivering it to CST Trust Company any time up to 48 hours (excluding weekends and holidays in the Province of Saskatchewan) prior to the time of the PotashCorp Meeting, or 48 hours (excluding weekends and holidays in the Province of Saskatchewan) preceding the time to which the meeting was adjourned or postponed; or

•

delivering a written statement, signed by you or your authorized attorney: (i) to CST Trust Company any time up to 48 hours (excluding weekends and holidays in the Province of Saskatchewan) prior to the time of the PotashCorp Meeting, or 48 hours (excluding weekends and holidays in the Province of Saskatchewan) preceding the time to which the meeting was adjourned or postponed; or (ii) to the Chair of the PotashCorp Meeting prior to the start of such meeting; or (iii) in any other manner permitted by law.

If you are a non-registered holder of PotashCorp Shares, contact your nominee.

Q.	How many common shares of PotashCorp are outstanding?

A.

As of September 22, 2016, there were 839,643,474 PotashCorp Shares outstanding. PotashCorp has no other class or series of voting shares outstanding. As of September 22, 2016, there is no person who, to the knowledge of PotashCorp’s directors and executive officers, beneficially owns, or exercises control or direction over, directly or indirectly, shares carrying 10% or more of the voting rights attached to all outstanding PotashCorp Shares.

Q.	Will PotashCorp continue to pay dividends until completion of the Arrangement?

A.

Until completion of the Arrangement, under the Arrangement Agreement, PotashCorp is permitted to pay, without the written permission of Agrium, in respect of PotashCorp Shares, a dividend not in excess of US$0.10 per PotashCorp Share per quarter consistent with its current practice and in accordance with the terms and timing prescribed in the Arrangement Agreement.

Q.	How do I receive share certificates of New Parent in exchange for my PotashCorp Share certificates?

A.

Registered PotashCorp Shareholders will be provided with a PotashCorp Letter of Transmittal that must be completed and sent with the certificate(s) representing your PotashCorp Shares to CST Trust Company, the depositary for the Arrangement, at any of the offices set forth in such letter of transmittal. You will receive share certificates of New Parent or other evidence of ownership for any of your exchanged PotashCorp Shares as soon as practicable following completion of the Arrangement, provided you have sent all of the necessary documentation to the Depositary. If you are a non-registered holder of PotashCorp Shares, contact your nominee for further instructions.

Q.	Should I send my PotashCorp Share certificate(s) to the depositary now?

A.

No. Registered PotashCorp Shareholders will be provided with a PotashCorp Letter of Transmittal explaining how and when to deposit your PotashCorp Shares once PotashCorp is more certain when it expects the Arrangement to be completed. PotashCorp Shareholders whose PotashCorp Shares are registered in the name of a broker, dealer, bank, trust company or other nominee must contact their nominee to deposit their PotashCorp Shares.

Q.	What do I need to do now?

A.

Carefully read and consider the information contained, and incorporated by reference into, the Circular. You are required to make an important decision. If you have any questions about deciding how to vote, you should contact your own legal, tax, financial or other professional advisor. Your vote is important and you are encouraged to vote promptly.

Q.	What if I have other questions?

A.

Canadian and other non-U.S. securityholders that have questions regarding the PotashCorp Meeting or require further assistance are encouraged to contact the proxy solicitation agent, Kingsdale Shareholder Services, by: (i) telephone, toll-free in North America at 1-855-682-9437 or at 416-867-2272 outside of North America; or (ii) e-mail to contactus@kingsdaleshareholder.com. U.S. securityholders that have questions regarding the PotashCorp Meeting or require further assistance are encouraged to contact the proxy solicitation agent, Innisfree M&A Incorporated, by: (i) telephone, toll-free at 1-877-456-3510 (PotashCorp Shareholders); or (ii) e-mail to info@innisfreema.com.

JOINT INFORMATION CIRCULAR

See “Glossary of Terms” for the meaning assigned to certain capitalized terms in this Circular.

Introduction

This Circular is furnished in connection with the solicitation of proxies by and on behalf of the management of Agrium and PotashCorp, respectively, for use at the Agrium Meeting and the PotashCorp Meeting, respectively, and any adjournment(s) or postponement(s) thereof. No person has been authorized to give any information or make any representation in connection with the Arrangement other than those contained in this Circular and, if given or made, any such information or representation must not be relied upon as having been authorized by Agrium or PotashCorp.

Shareholders should not construe the contents of this Circular as legal, tax or financial advice and should consult with their own legal, tax, financial and other professional advisors.

The information concerning PotashCorp contained or incorporated by reference in this Circular has been provided or publicly filed by PotashCorp. Although Agrium has no knowledge that would indicate that any of such information is untrue or incomplete, Agrium does not assume any responsibility for the accuracy or completeness of such information or the failure by PotashCorp to disclose events which may have occurred or may affect the completeness or accuracy of such information but which are unknown to Agrium. PotashCorp is a foreign private issuer under U.S. Securities Laws; however, it currently files voluntarily on the SEC’s domestic forms.

The information concerning Agrium contained or incorporated by reference in this Circular has been provided or publicly filed by Agrium. Although PotashCorp has no knowledge that would indicate that any of such information is untrue or incomplete, PotashCorp does not assume any responsibility for the accuracy or completeness of such information or the failure by Agrium to disclose events which may have occurred or may affect the completeness or accuracy of such information but which are unknown to PotashCorp. Agrium is a foreign private issuer under U.S. Securities Laws.

All summaries of, and references to, the Arrangement in this Circular are qualified in their entirety by reference to the Arrangement Agreement, a copy of which is attached as Appendix E to this Circular, and the complete text of the Plan of Arrangement, a copy of which is attached as Schedule A to the Arrangement Agreement. You are urged to read carefully the full text of the Plan of Arrangement.

All capitalized terms used in this Circular but not otherwise defined herein have the meanings set forth under “Glossary of Terms”. Information contained in this Circular is given as of October 3, 2016 unless otherwise specifically stated.

Cautionary Notice Regarding Forward-Looking Statements and Information

This Circular, including documents incorporated by reference herein, contains forward-looking statements and information. The use of any of the words “expect”, “anticipate”, “continue”, “estimate”, “objective”, “ongoing”, “may”, “will”, “project”, “should”, “believe”, “plans”, “intends”, “potential” and similar expressions are intended to identify forward-looking statements or information. More particularly and without limitation, this Circular contains forward-looking statements and information concerning: the expected completion date of the Arrangement and satisfaction of the conditions thereto, including obtaining approval of the Agrium Securityholders and the PotashCorp Shareholders, the anticipated timing of filing submissions for, and receipt of, the Key Regulatory Approvals and other regulatory approvals, receipt of the necessary stock exchange approvals for listing of the New Parent Shares to be issued pursuant to the Arrangement and receipt of the Final Order; the anticipated expenses of the Arrangement; the anticipated tax consequences of the Arrangement on Agrium Shareholders, Agrium Optionholders, PotashCorp Shareholders and PotashCorp Optionholders; the stock exchange delisting of the Agrium Shares and PotashCorp Shares following the Arrangement; the anticipated timing with respect to mailing of the Letters of Transmittal; the reorganizational transactions involving New Parent following the Arrangement, and the organizational structure of New Parent following the Arrangement; the performance characteristics of Agrium’s and PotashCorp’s respective businesses; Agrium’s and PotashCorp’s respective dividend policies before closing of the Arrangement, and New Parent’s dividend policy following closing of the Arrangement; certain combined operational and financial information of Agrium and PotashCorp; New Parent’s assets, cost structure, financial position, cash flow, strategy and growth prospects following the Arrangement; future project development; the ability of New Parent to realize the anticipated benefits from the Arrangement, including growth prospects, cost savings, improved operating and capital efficiencies and integration opportunities; the board of directors and executive leadership team of New Parent following the Arrangement, and their ownership interest in New Parent following the Arrangement; governance policies and corporate governance matters in respect of New Parent following the Arrangement; change in control matters in respect of officers of Agrium and officers of PotashCorp; anticipated severance and retention programs of Agrium, PotashCorp and New Parent; and other statements that are not historical facts.

Furthermore, the combined and/or pro forma information set forth in this Circular should not be interpreted as indicative of financial position or other results of operations had Agrium and PotashCorp operated as a combined entity as at or for the periods presented, and such information does not purport to project New Parent’s results of operations for any future period. As such, undue reliance should not be placed on such combined and/or pro forma information.

The forward-looking statements and information included and incorporated by reference in this Circular are based on certain key expectations and assumptions made by Agrium and PotashCorp, including expectations and assumptions concerning: customer demand for New Parent’s products following the Arrangement; commodity prices and interest and foreign exchange rates; planned synergies, capital efficiencies and cost-savings; prevailing regulatory, tax and environmental laws and regulations; growth projects and future production rates; the sufficiency of budgeted capital expenditures in carrying out planned activities; the availability and cost of labour and services; and the receipt, in a timely manner, of regulatory, Court and securityholder approvals and the satisfaction of other closing conditions in accordance with the Arrangement Agreement; New Parent’s anticipated financial performance following the Arrangement; the success of Agrium’s and PotashCorp’s operations; future operating costs of Agrium’s and PotashCorp’s assets; stock market volatility and market valuations; and that there will be no significant events occurring outside of the normal course of business of Agrium and PotashCorp as applicable. Although Agrium and PotashCorp believe that the expectations and assumptions on which such forward-looking statements and information are based are reasonable, undue reliance should not be placed on the forward-looking statements and information because Agrium and PotashCorp can give no assurance that they will prove to be correct.

Since forward-looking statements and information address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors and risks. These include, but are not limited to, changes in global crop production levels, general economic, market, business and weather conditions, industry competition and various events that could disrupt operations and/or crop input market conditions; changes in global prices of key raw materials for the production of crop nutrients; changes in global demand or supply of potash, nitrogen and phosphate; labour shortages and/or inefficiency causing schedule delays and/or cost increases; unexpected outages and turnarounds at Agrium’s and PotashCorp’s facilities; changes in development plans for expansion, efficiency, debottleneck and other major projects, including the potential for capital construction costs to be higher than expected or construction progress to be delayed due to various factors; unexpected changes in prices, margins, product availability, foreign exchange and tax rates, or supplier agreements; unexpected logistics issues; general operating risks associated with investment in foreign jurisdictions; inflation, currency and interest rate fluctuations and changes in tax rates that could affect Agrium’s, PotashCorp’s or New Parent’s ability to meet its respective obligations; and changes in terms of agreements with suppliers and counterparties. There are also risks inherent in the nature of the Arrangement, including: failure to realize the anticipated benefits of the Arrangement and to successfully integrate Agrium and PotashCorp; the ability of New Parent following the Arrangement to access sufficient capital from internal and external sources on favourable terms, or at all; failure to satisfy all regulatory conditions or obtain required regulatory, Court and securityholder approvals, and failure to satisfy all other closing conditions in accordance with the terms of the Arrangement Agreement, in a timely manner and on favourable terms or at all; changes in legislation, including but not limited to tax laws and environmental regulations; failure to realize anticipated synergies or cost savings; and incorrect assessments by one Party of the value of the other Party. This Circular also contains forward-looking statements and information concerning the anticipated timing for and completion of the Arrangement. Agrium and PotashCorp have provided these anticipated times in reliance on certain assumptions that they believe are reasonable at this time, including assumptions as to the timing of receipt of the necessary regulatory, Court and securityholder approvals and the time necessary to satisfy the conditions to the closing of the Arrangement. These dates may change for a number of reasons, including the inability to secure necessary regulatory, Court or securityholder approvals in the time assumed or the need for additional time to satisfy the conditions to the completion of the Arrangement. None of the foregoing lists of important factors are exhaustive. As a result of the foregoing, readers should not place undue reliance on the forward-looking statements and information contained in this Circular.

The information contained in this Circular, including the documents incorporated by reference herein, identifies additional factors that could affect the operating results and performance of Agrium, PotashCorp and New Parent following the Arrangement. Readers are urged to carefully consider those factors.

Readers are cautioned that the foregoing lists are not exhaustive. Readers should carefully review and consider the risk factors described under “Part I – The Arrangement – Risk Factors Related to the Arrangement”, “Part I – The Arrangement – Risk Factors Related to the Operations of New Parent Following the Arrangement”, “Part III – Information Concerning Agrium – Risk Factors”, “Part IV – Information Concerning PotashCorp – Risk Factors”, “Part I – The Arrangement – Certain Canadian Federal Income Tax Considerations”, and “Part I – The Arrangement – Certain United States Federal Income Tax Considerations” and other risks described elsewhere in this Circular. Additional information on these and other factors that could affect the operations or financial results of Agrium, PotashCorp or New Parent following the Arrangement are included in reports on file with applicable securities regulatory authorities and may be accessed through the SEDAR website (www.sedar.com), the SEC’s website (www.sec.gov) or, in the case of Agrium, at Agrium’s website (www.agrium.com), and in the case of PotashCorp, at PotashCorp’s website (www.potashcorp.com). Agrium’s website and PotashCorp’s website, although referenced, do not form part of this Circular or part of any other report or document either Party files with or furnishes to the Canadian Securities Regulators or the SEC.

The forward-looking statements and information contained in this Circular are made as of the date hereof and Agrium and PotashCorp undertake no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. The forward-looking information and statements contained herein are expressly qualified in their entirety by this cautionary statement.

Information for Non-Registered Shareholders

The information set forth in this section is of significant importance to many Shareholders, as a substantial number of such Shareholders do not hold Shares in their own name. Shareholders that do not hold their Shares in their own name (“Non-Registered Shareholders”) should note that only proxies deposited by Shareholders whose names appear on the records of the applicable registrar and transfer agent for Agrium or PotashCorp, as applicable, as the Registered Holders of Shares can be recognized and acted upon at the applicable Meeting. If Shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those Shares will not be registered in a holder’s name on the records of Agrium or PotashCorp. Such Shares will more likely be registered under the name of the holder’s broker or an agent of that broker. In Canada, the vast majority of such Shares are registered under the name of CDS & Co. (the registration name for CDS, which acts as nominee for many Canadian brokerage firms). Shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Non-Registered Shareholder. Without specific instructions, the brokers/nominees are prohibited from voting Shares for their clients. The majority of Shares held in the United States are registered in the name of Cede & Co., the nominee for The Depository Trust Company, which is the United States equivalent of CDS. Agrium and PotashCorp generally do not know for whose benefit the Shares registered in the name of CDS & Co. or Cede & Co. are held.

Applicable regulatory policy may require intermediaries/brokers to seek voting instructions from Non-Registered Shareholders in advance of shareholder meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Non-Registered Shareholders in order to ensure that their Shares are voted at the applicable Meeting. Often, the form of proxy supplied to a Non-Registered Shareholder by its broker is identical to the form of proxy provided to Registered Holders; however, its purpose is limited to instructing the Registered Holders on how to vote on behalf of the Non-Registered Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge. Broadridge typically mails a scannable voting instruction form in lieu of the applicable form of proxy. The Non-Registered Shareholder is requested to complete and return the voting instruction form by mail or facsimile. Alternatively, the Non-Registered Shareholder can call a toll-free telephone number or access the internet to vote the Shares held by the Non-Registered Shareholder. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Shares to be represented at the applicable Meeting. A Non-Registered Shareholder receiving a voting instruction form cannot use that voting instruction form to vote Shares directly at the applicable Meeting, as the voting instruction form must be returned as directed by Broadridge well in advance of the applicable Meeting in order to have the Shares voted.

Although a Non-Registered Shareholder may not be recognized directly at the applicable Meeting for the purpose of voting Shares registered in the name of its broker or other intermediary, a Non-Registered Shareholder may vote those Shares as a proxyholder for the Registered Holder. To do this, a Non-Registered Shareholder should enter such Non-Registered Shareholder’s own name in the blank space on the applicable form of proxy or voting instruction form provided to the Non-Registered Shareholder and return the document to such Non-Registered Shareholder’s broker or other intermediary (or the agent of such broker or other intermediary) in accordance with the instructions provided by such broker, intermediary or agent well in advance of the applicable Meeting.

If your Agrium Shares and/or PotashCorp Shares are held in “street name” by a U.S. brokerage account, trustee or another nominee, you are considered the “beneficial owner” or “non-registered holder” of those Agrium Shares and/or PotashCorp Shares. As the beneficial owner of those Agrium Shares and/or PotashCorp Shares, you have the right to direct your broker, trustee or nominee how to vote. However, because a beneficial owner is not the shareholder of record, you will not be entitled to vote your beneficially-owned Agrium Shares and/or PotashCorp Shares in person at the Agrium Meeting and/or the PotashCorp Meeting, as applicable, unless you obtain a “legal proxy” from the U.S. broker, trustee or nominee that holds your Agrium Shares and/or PotashCorp Shares, giving you the right to vote the Agrium Shares and/or the PotashCorp Shares at the Agrium Meeting and/or the PotashCorp Meeting, as applicable.

Following distribution of the Letters of Transmittal, Non-Registered Shareholders should also instruct their broker or other intermediary to complete the Agrium Letter of Transmittal and/or the PotashCorp Letter of Transmittal, as applicable, regarding the Arrangement with respect to such Non-Registered Shareholder’s Shares, once such has been provided, in order to receive the New Parent Shares issuable pursuant to the Arrangement in exchange for such holder’s Shares.

See “Agrium Securityholders – Questions and Answers” and “PotashCorp Shareholders – Questions and Answers” accompanying this Circular and “Part V – General Proxy Matters – Agrium” and “Part VI – General Proxy Matters  – PotashCorp”.

Information for United States Securityholders

Each of the (i) New Parent Shares to be issued under the Arrangement and (ii) Replacement Options (and corresponding tandem Replacement SARs) issued in exchange for the Agrium Voting Options are being issued in reliance on the exemption from registration set forth in Section 3(a)(10) of the U.S. Securities Act. Section 3(a)(10) of the U.S. Securities Act exempts the issuance of any securities issued in exchange for one or more bona fide outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by a court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of such issuance and exchange at which all persons to whom it is proposed to issue the securities have the right to appear and receive timely notice thereof.

The New Parent Shares issuable to Agrium Shareholders and PotashCorp Shareholders pursuant to the Arrangement will be, upon completion of the Arrangement, freely tradeable under the U.S. Securities Act, except by persons who are “affiliates” of New Parent at such time or were affiliates of Agrium or PotashCorp within 90 days before such time. Persons who may be deemed to be “affiliates” of an issuer include individuals or entities that directly or indirectly control, are controlled by, or are under common control with, the issuer, whether through the ownership of voting securities, by contract or otherwise, and generally include executive officers and directors of the issuer as well as certain major shareholders of the issuer. Any resale of such New Parent Shares by such an affiliate (or former affiliate) may be subject to the registration requirements of the U.S. Securities Act, absent an exemption or exclusion therefrom. See “Part I – The Arrangement – Securities Law Matters – United States”.

The solicitations of proxies for the Agrium Meeting and the PotashCorp Meeting are not subject to the requirements of Section 14(a) of the U.S. Exchange Act. Accordingly, the solicitations and transactions contemplated in this Circular are being made in the United States for securities of a Canadian issuer in accordance with Canadian corporate and securities laws, and this Circular has been prepared solely in accordance with disclosure requirements applicable in Canada. Agrium Securityholders and PotashCorp Shareholders in the United States should be aware that such requirements are different from those of the United States applicable to registration statements under the U.S. Securities Act and proxy statements under the U.S. Exchange Act.

Information concerning the operations of Agrium and PotashCorp contained herein has been prepared in accordance with Canadian disclosure standards, which are not comparable in all respects to United States disclosure standards. The financial statements of PotashCorp and Agrium included or incorporated by reference, as applicable, in this Circular were prepared in accordance with IFRS, which differ from U.S. GAAP in certain material respects, and are subject to auditing and auditor independence standards in Canada, and thus may not be comparable to financial statements and information of United States companies prepared in accordance with U.S. GAAP. Financial statements of each of Agrium and PotashCorp are audited in accordance with the Public Company Accounting Oversight Board (United States).

Agrium Securityholders and PotashCorp Shareholders subject to United States federal taxation should be aware that the tax consequences to them of the Arrangement under certain United States federal income tax laws described in this Circular are a summary only. They are advised to consult their tax advisors to determine the particular tax consequences to them of participating in the Arrangement and the ownership and disposition of New Parent Shares acquired pursuant to the Arrangement and/or Replacement Options (and corresponding tandem Replacement SARs) issued in exchange for the Agrium Voting Options. See “Part I – The Arrangement – Certain United States Federal Income Tax Considerations” for certain information concerning the tax consequences of the Arrangement for U.S. Holders who are United States taxpayers.

The enforcement by investors of civil liabilities under the U.S. Securities Laws may be affected adversely by the fact that Agrium and PotashCorp are organized or incorporated under the laws of Canada, that most of the officers and directors of Agrium and PotashCorp are residents of countries other than the United States, that most or all of the experts named in this Circular are residents of countries other than the United States, and that substantial portions of the assets of Agrium and PotashCorp are located outside the United States. As a result, it may be difficult or impossible for Agrium Securityholders or PotashCorp Shareholders to effect service of process within the United States upon Agrium and PotashCorp and their respective officers or directors, or to realize against them upon judgments of courts of the United States predicated upon civil liabilities under the federal securities laws of the United States or “blue sky” laws of any state within the United States. In addition, Agrium Securityholders and PotashCorp Shareholders should not assume that the courts of Canada (i) would enforce judgments of United States courts obtained in actions against such persons predicated upon civil liabilities under the federal securities laws of the United States or “blue sky” laws of any state within the United States or (ii) would enforce, in original actions, liabilities against such persons predicated upon civil liabilities under the federal securities laws of the United States or “blue sky” laws of any state within the United States.

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this Circular and, if given or made, such information or representation must not be relied upon as having been authorized by Agrium or PotashCorp.

THE SECURITIES CONTEMPLATED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES, NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY SUCH STATE SECURITIES REGULATORY AUTHORITY PASSED ON THE ADEQUACY OR ACCURACY OF THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Cautionary Note to United States Securityholders Concerning Estimates of Measured, Indicated and Inferred Mineral Reserves and Resources

Technical disclosure regarding Agrium and PotashCorp’s respective mineral reserves and resources incorporated by reference in this Circular (the “Technical Disclosure”) has been prepared in accordance with the requirements of Canadian Securities Laws, which differ from the requirements of the U.S. Securities Laws. Without limiting the foregoing, the Technical Disclosure uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with NI 43-101. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all mineral reserves and resources estimates contained in the Technical Disclosure have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Classification System. These standards differ significantly from the requirements of the SEC, and reserves and resources information contained in the Technical Disclosure may not be comparable to similar information disclosed by U.S. companies subject to reporting and disclosure requirements under U.S. Securities Laws.

The definitions of proven and probable reserves used in NI 43-101 differ from the definitions in SEC Industry Guide 7. In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7, which is subject to change as a result of a currently ongoing review by the SEC, and normally are not permitted to be used in reports and registration statements filed with the SEC. Under SEC standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Shareholders are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian Securities Laws, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases.

Currency Exchange Rates

Agrium and PotashCorp publish their consolidated financial statements in United States dollars. In this Circular, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars and references to “dollars”, “US$” or “$” are to United States dollars and references to “C$” are to Canadian dollars.

The following table sets forth (i) the rates of exchange for the Canadian dollar, expressed in U.S. dollars, in effect at the end of each of the periods indicated, (ii) the average exchange rates during such periods, and (iii) the high and low exchange rates during each period, in each case based on the Bank of Canada noon rate for U.S. dollars published on the Bank of Canada’s website (the “Bank of Canada noon rate”).

	Six Months Ended June 30		Year Ended December 31,
	2016	2015	2015	2014	2013
Rate at end of period	0.7687	0.8017	0.7225	0.8620	0.9402
Average rate for period	0.7518	0.8095	0.7820	0.9054	0.9710
High for period	0.7972	0.8527	0.8527	0.9422	1.0164
Low for period	0.6854	0.7811	0.7148	0.8589	0.9348

On September 30, 2016, the Bank of Canada noon rate was C$1.00 equals US$0.7624.

GLOSSARY OF TERMS

The following is a glossary of certain terms used in this Circular, including in the section entitled “Summary Information”.

“Acquisition Proposal” means, other than the transactions contemplated by the Arrangement Agreement and other than any transaction involving only a Party and one or more of its wholly-owned Subsidiaries or between or among one or more of such Party’s wholly-owned Subsidiaries, any inquiry or the making of any proposal or offer to a Party or its shareholders from any person or group of persons “acting jointly or in concert” (within the meaning of National Instrument 62-104 – Take-Over Bids and Issuer Bids) which constitutes (whether in one transaction or a series of transactions):

(a)	any direct or indirect acquisition from such Party or the Party’s shareholders of beneficial ownership of 20% or more of any class of equity or voting securities of such Party;

(b)

any direct or indirect acquisition (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale) of assets representing 20% or more of the consolidated assets or contributing 20% or more of the consolidated revenue of such Party and its Subsidiaries;

(c)	any amalgamation, arrangement, merger, business combination, consolidation, recapitalization, liquidation, dissolution, winding-up, reorganization or other similar transaction involving such Party; or

(d)

any take-over bid, issuer bid, exchange offer or other similar transaction involving such Party that, if consummated, would result in a Person or group of Persons acquiring beneficial ownership of 20% or more of any class of equity or voting securities of such Party;

“affiliate” means, when describing a relationship between two Persons, that either one of them is under the direct or indirect control of the other, or each of them is directly or indirectly controlled by the same Person;

“Agrium” means Agrium Inc., a corporation existing under the CBCA;

“Agrium AcquisitionCo” means a corporation to be incorporated by New Parent under the laws of a jurisdiction in Canada for the purposes of the Plan of Arrangement which, immediately prior to the Effective Time, will be wholly owned by New Parent;

“Agrium AcquisitionCo Shares” means the common shares in the capital of Agrium AcquisitionCo;

“Agrium AIF” means the Annual Information Form of Agrium for the year ended December 31, 2015 dated February 24, 2016 incorporated by reference into this Circular;

“Agrium Arrangement Resolution” means a special resolution of the Agrium Securityholders in respect of the Arrangement to be considered at the Agrium Meeting, in substantially the form set forth in Appendix A to this Circular;

“Agrium Articles of Arrangement” means the articles of arrangement of Agrium in respect of the Arrangement, required by the CBCA to be sent to the Director after the Final Order is made;

“Agrium Board” means the board of directors of Agrium as it may be comprised from time to time;

“Agrium Dissenting Shareholder” means any Registered Holder of Agrium Shares who has duly and validly exercised its Dissent Rights pursuant to the Plan of Arrangement and the Interim Order and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights;

“Agrium DSUs” means deferred share units awarded under the Agrium DSU Plan;

“Agrium DSU Plan” means the Agrium Inc. Directors’ Deferred Share Unit Plan, as amended and restated effective January 1, 2016;

“Agrium Exchange Ratio” means 2.23 New Parent Shares for each Agrium Share;

“Agrium Fairness Opinions” means, collectively, the Barclays Fairness Opinion and the CIBC Fairness Opinion;

“Agrium Incentive Compensation Plans” means, collectively, the Agrium Stock Option Plan, the Agrium PSU/RSU Plan, the Agrium DSU Plan, the Agrium U.S. PSU Plan and the Agrium SAR Plan;

“Agrium Letter of Transmittal” means the letter of transmittal and election form to be provided to Registered Holders of Agrium Shares by Agrium pursuant to which such holders are required to deliver certificates representing their Agrium Shares in order to receive the New Parent Shares issuable to them pursuant to the Arrangement;

“Agrium Meeting” means the meeting of Agrium Securityholders, including any adjournment or postponement thereof in accordance with the terms of the Arrangement Agreement, that is to be convened, as provided by the Interim Order, for Agrium Securityholders to consider, and if deemed advisable approve, the Agrium Arrangement Resolution;

“Agrium Optionholder” means a holder of Agrium Options;

“Agrium Options” means the options to purchase Agrium Shares awarded under the Agrium Stock Option Plan;

“Agrium PSUs” means performance share units of Agrium, awarded under the Agrium PSU/RSU Plan and/or the Agrium U.S. PSU Plan;

“Agrium PSU/RSU Plan” means the Agrium Inc. Amended and Restated Performance Share Unit and Restricted Share Unit Plan of Agrium, as amended and restated effective January 1, 2016;

“Agrium RSUs” means the restricted share units of Agrium, awarded under the Agrium PSU/RSU Plan;

“Agrium SAR” means a stock appreciation right granted under the Agrium SAR Plan or a tandem stock appreciation right connected to an Agrium Option;

“Agrium SAR Plan” means the Agrium Inc. Amended and Restated Stock Appreciation Rights Plan of Agrium, as amended and restated effective January 1, 2016;

“Agrium Securityholders” means, collectively, the Agrium Shareholders and the Agrium Voting Optionholders;

“Agrium Share Rights” means, collectively, the Agrium DSUs, Agrium PSUs, and Agrium RSUs;

“Agrium Shareholder Rights Plan” means the amended and restated shareholder rights plan agreement between Agrium and CST Trust Company, as rights agent, dated May 4, 2016;

“Agrium Shareholders” means the holders of Agrium Shares;

“Agrium Shares” means the common shares in the capital of Agrium;

“Agrium Special Committee” means the special committee of the Agrium Board comprised of Mayo Schmidt (chair), Derek G. Pannell, David Everitt, Miranda Hubbs and Russell Girling;

“Agrium Stock Option Plan” means the Agrium Inc. Amended and Restated Stock Option and Tandem SAR Plan of Agrium, as amended and restated effective January 1, 2016;

“Agrium U.S. PSU Plan” means the Agrium Inc. Amended and Restated Performance Share Unit Plan for Designated United States Employees of Agrium Inc. and its Affiliates, as amended and restated effective January 1, 2016;

“Agrium Voting Optionholders” means the holders of Agrium Voting Options;

“Agrium Voting Options” means the currently outstanding Agrium Options granted under the Agrium Stock Option Plan on or before December 31, 2012;

“Agrium Voting Securities” means the Agrium Shares and Agrium Voting Options;

“Arrangement” means the arrangement pursuant to section 192 of the CBCA on the terms and pursuant to the conditions set forth in the Plan of Arrangement, subject to any amendments to the Plan of Arrangement made in accordance with the terms of the Arrangement Agreement or made at the direction of the Court in the Final Order with the prior written consent of PotashCorp and Agrium, each acting reasonably;

“Arrangement Agreement” means the arrangement agreement dated September 11, 2016 between Agrium and PotashCorp with respect to the Arrangement, a copy of which is attached as Appendix E to this Circular, as supplemented, modified or amended;

“Arrangement Transactions” has the meaning set forth in “Part I – The Arrangement – Certain United States Federal Income Tax Considerations”;

“Articles of Arrangement” means, collectively, the Agrium Articles of Arrangement and the PotashCorp Articles of Arrangement in respect of the Arrangement, required by the CBCA to be sent to the Director after the Final Order is made;

“Barclays” means Barclays Capital Inc., financial advisor to Agrium;

“Barclays Fairness Opinion” means the opinion of Barclays to the Agrium Board, dated September 11, 2016, a copy of which is attached to this Circular as Appendix F-1;

“Blakes” means Blake, Cassels & Graydon LLP, Canadian legal counsel to Agrium;

“BofA Merrill Lynch” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, financial advisor to PotashCorp;

“BofA Merrill Lynch Fairness Opinion” means the opinion of BofA Merrill Lynch to the PotashCorp Board, dated September 11, 2016, a copy of which is attached as Appendix G-1 to this Circular;

“Broadridge” means Broadridge Financial Solutions, Inc.;

“business day” means any day, other than a Saturday, a Sunday or a statutory holiday in the Province of Saskatchewan, the Province of Alberta or the Province of Ontario;

“Canada-U.S. Treaty” has the meaning set forth in “Part I – The Arrangement – Certain Canadian Federal Income Tax Considerations”;

“Canadian GAAP” means Canadian generally accepted accounting principles for publicly accountable enterprises, being IFRS, as adopted by the Canadian Accounting Standards Board;

“Canadian Securities Laws” means the Securities Act, 1988 (Saskatchewan), the Securities Act (Alberta) and any other applicable Canadian provincial or territorial securities Laws;

“Canadian Securities Regulators” means the securities commissions or similar securities regulatory authorities in each of the provinces and territories of Canada;

“Canpotex” means Canpotex Limited, a corporation existing under the laws of Canada;

“CBCA” means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended;

“CDS” means CDS Clearing and Depositary Services Inc.;

“Certificates of Arrangement” means, collectively, the certificates of arrangement in respect of each of PotashCorp and Agrium giving effect to the Arrangement, to be issued by the Director pursuant to subsection 192(7) of the CBCA in respect of the Articles of Arrangement;

“CIBC” means CIBC World Markets Inc., financial advisor to Agrium;

“CIBC Fairness Opinion” means the opinion of CIBC to the Agrium Board, dated September 11, 2016, a copy of which is attached to this Circular as Appendix F-2;

“Circular” means this joint information circular dated October 3, 2016, together with all appendices hereto, distributed by Agrium and PotashCorp in connection with the Meetings;

“Commissioner” means the Commissioner of Competition appointed under subsection 7(1) of the Competition Act or his designee;

“Competition Act” means the Competition Act, R.S.C. 1985, c. C-34, as amended;

“Competition Tribunal” means the Competition Tribunal as established by subsection 3(1) of the Competition Tribunal Act, R.S.C. 1985, c.19, as amended;

“Confidentiality Agreement” means the Confidentiality Agreement dated April 18, 2016 between Agrium and PotashCorp;

“Court” means the Ontario Superior Court of Justice (Commercial List);

“CRA” means the Canada Revenue Agency;

“Davies Ward” means Davies Ward Phillips & Vineberg LLP, Canadian tax counsel to PotashCorp;

“deliberate” in respect of any breach of any representation, warranty or covenant by PotashCorp or Agrium means that, as applicable, a senior officer of PotashCorp or Agrium (a) had actual knowledge that a representation or warranty of the Party to which he or she served as a senior officer was materially false when made or (b) as to a covenant in the Arrangement Agreement, directed or allowed PotashCorp or Agrium, each as applicable, to take an action, fail to take an action or permit an action to be taken or occur that he or she knew at such time constituted a material breach of a covenant in the Arrangement Agreement by such Party;

“Demand for Payment” means a written notice of a Registered Holder containing his or her name and address, the number and class of Dissenting Shares and a demand for payment of the fair value of such Shares, submitted to Agrium or PotashCorp, as applicable;

“Depositary” means CST Trust Company or such other Person as Agrium and PotashCorp agree in writing;

“Director” means the Director appointed pursuant to section 260 of the CBCA;

“Dissent Notice” means the written objection of a Registered Holder to the Agrium Arrangement Resolution or PotashCorp Arrangement Resolution, submitted to Agrium or PotashCorp, as applicable, in accordance with the Dissent Procedures;

“Dissent Procedures” means the dissent procedures, as set forth in Section 190 of the CBCA, as modified by the Plan of Arrangement and the Interim Order, as described under “Part I – The Arrangement – Right to Dissent”;

“Dissent Rights” means the rights of dissent in respect of the Arrangement granted to the Registered Holders of PotashCorp Shares and Registered Holders of Agrium Shares, as described in the Plan of Arrangement;

“Dissenting Shareholders” means, collectively, the Agrium Dissenting Shareholders and the PotashCorp Dissenting Shareholders;

“Dissenting Shares” means Agrium Shares or PotashCorp Shares, as the case may be, in respect of which a Dissenting Shareholder has validly exercised Dissent Rights;

“DOJ” means the Antitrust Division of the U.S. Department of Justice;

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval System;

“Effective Date” means the date shown in the Certificates of Arrangement issued by the Director;

“Effective Time” means 12:01 a.m. (Central Standard Time) on the Effective Date;

“Elected Agrium Share” means any Agrium Share that an Agrium Shareholder (other than New Parent) shall have validly elected (in a duly completed Letter of Transmittal deposited with the Depositary no later than the Election Deadline) to transfer directly to New Parent under the Arrangement as provided for in the Plan of Arrangement, provided that at the Effective Time such electing Agrium Shareholder is not (a) a person who holds the Agrium Share other than as capital property for purposes of the Tax Act, (b) a non-resident person for the purposes of the Tax Act, unless that Agrium Shareholder holds the Agrium Share as part of a business carried on by the person in Canada, as determined for the purposes of the Tax Act, (c) a partnership that is not a Canadian partnership for the purposes of the Tax Act, or (d) a person exempt from Tax under section 149 of the Tax Act, which for greater certainty, includes a trust governed by a registered retirement savings plan, registered retirement income fund, registered disability savings plan, deferred profit sharing plan, registered education savings plan or a tax-free savings account, each as defined in the Tax Act;

“Elected PotashCorp Share” means any PotashCorp Share that a PotashCorp Shareholder (other than New Parent) shall have validly elected (in a duly completed Letter of Transmittal deposited with the Depositary no later than the Election Deadline) to transfer directly to New Parent under the Arrangement as provided for in the Plan of Arrangement, provided that at the Effective Time such electing PotashCorp Shareholder is not (a) a person who holds the PotashCorp Share other than as capital property for purposes of the Tax Act, (b) a non-resident person for the purposes of the Tax Act, unless that PotashCorp Shareholder holds the PotashCorp Share as part of a business carried on by the person in Canada, as determined for the purposes of the Tax Act, (c) a partnership that is not a Canadian partnership for the purposes of the Tax Act, or (d) a person exempt from Tax under section 149 of the Tax Act, which for greater certainty, includes a trust governed by a registered retirement savings plan, registered retirement income fund, registered disability savings plan, deferred profit sharing plan, registered education savings plan or a tax-free savings account, each as defined in the Tax Act;

“Elected Shares” means, collectively, Elected Agrium Shares and/or Elected PotashCorp Shares;

“Election Deadline” means 5:00 p.m. (Central Standard Time) at the place of deposit on the date indicated as the election deadline in the Letter of Transmittal, which shall be not more than three business days before the Effective Date;

“Eligible Institution” means a Canadian schedule 1 chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) (members of these programs are usually members of a recognized stock exchange in Canada, members of the Industry Regulation Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States);

“Encumbrance” means any mortgage, pledge, assignment, charge, lien, security interest, adverse interest in property, other third party interest or encumbrance of any kind whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;

“Environmental Laws” means, with respect to any Person or its business, activities, property, assets or undertaking, all Laws, including the common law, relating to environmental or health matters in the jurisdictions applicable to such Person or its business, activities, property, assets or undertaking, including legislation governing the use and storage of Hazardous Substances;

“Felesky Flynn” means Felesky Flynn LLP, Canadian tax counsel to Agrium;

“Final Order” means the order of the Court approving the Arrangement in the form acceptable to PotashCorp and Agrium, each acting reasonably, as such order may be amended by the Court (with prior written consent of both PotashCorp and Agrium, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to PotashCorp and Agrium, each acting reasonably) on appeal;

“FTC” means the U.S. Federal Trade Commission;

“Governmental Entity” means any (a) international, multinational, national, federal, provincial, territory, state, regional, municipal, local or other government or any governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, ministry, agency or instrumentality, domestic or foreign, (b) any subdivision, agent, commission, board or authority of any of the foregoing, (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, or (d) stock exchanges, including the TSX and the NYSE;

“Hazardous Substances” mean any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, hazardous recyclable, toxic substance, dangerous substance or dangerous good as defined, judicially interpreted, or identified in any Environmental Laws;

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board;

“Income Taxes” means all Taxes, however denominated, including any interest, penalties or other additions, imposed by any Governmental Entity on a Person’s income or profits (including federal, provincial, state or local income or profits taxes);

“Innisfree M&A Incorporated” means the proxy solicitation agent retained jointly by Agrium and PotashCorp;

“Intermediary” includes a broker, investment dealer, bank, trust company, nominee or other intermediary;

“Interim Order” means the interim order of the Court dated October 3, 2016, providing for, among other things, the calling of the Meetings, attached as Appendix C hereto;

“Investment Canada Act” means the Investment Canada Act (R.S.C. 1985, c. 28 (1st sup.)), as amended;

“Jones Day” means Jones Day, United States counsel to PotashCorp;

“Key Regulatory Approvals” has the meaning ascribed thereto in the Arrangement Agreement, a copy of which is attached as Appendix E to this Circular;

“Kingsdale Shareholder Services” means the proxy solicitation agent retained jointly by Agrium and PotashCorp;

“Laws” means all laws, by-laws, statutes, rules, regulations, orders, common law, principles of law or equity, ordinances, protocols, codes, notices, directions, judgments or other requirements of any Governmental Entity having the force of law, and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity or self-regulatory authority, and the term “applicable” with respect to such Laws and in a context that refers to one or more Parties, means such Laws as are applicable to such Party or its business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party or Parties or its or their business, undertaking, property or securities; and “Laws” includes Environmental Laws;

“Letters of Transmittal” means, collectively, the Agrium Letter of Transmittal and the PotashCorp Letter of Transmittal, and the “applicable Letter of Transmittal” means either the Agrium Letter of Transmittal or the PotashCorp Letter of Transmittal, as the context may require;

“Material Adverse Change” or “Material Adverse Effect” means, with respect to any Person, any fact or state of facts, circumstance, change, effect, occurrence or event which, either individually is or in the aggregate are, or individually or in the aggregate would reasonably be expected to be, material and adverse to the business, operations, results of operations, properties, assets, liabilities (whether absolute, accrued, contingent or otherwise) or financial condition of such Person and its Subsidiaries, on a consolidated basis, except for and excluding any fact or state of facts, circumstance, change, effect, occurrence or event to the extent resulting from or arising in connection with:

(a)	any change in Canadian GAAP (or authoritative interpretation thereof) or applicable Law;

(b)

any change in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in general economic, business, regulatory, or market conditions or in national or global financial or capital markets, including credit markets or securities markets;

(c)	any change generally affecting the industries, businesses or segments thereof, in which such Person and its Subsidiaries operate;

(d)	climatic or other natural events or conditions (including drought, any other weather conditions and any natural disaster);

(e)	changes in the price (on a current or forward basis) of potash, phosphate rock, phosphate, natural gas, nitrogen, urea, ammonia or any other product used or sold by such Person or its Subsidiaries;

(f)

the failure of such Person to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of the Arrangement Agreement, or changes in the market price, credit rating or trading volume of such Person’s securities after the date of the Arrangement Agreement (it being understood that the underlying facts giving rise or contributing to such failure or change may, if not otherwise excluded from the definition of Material Adverse Change or Material Adverse Effect, be deemed either alone or in combination to constitute, or be taken into account in determining whether there has been, a Material Adverse Change or Material Adverse Effect);

(g)	any notice of withdrawal or similar action in respect of Canpotex by one or more members thereof;

(h)	the announcement or pendency of the Arrangement Agreement, including any lawsuit in respect of the Arrangement Agreement or the transactions contemplated in the Arrangement Agreement;

(i)	any actions taken (or omitted to be taken) at the written request, or with the prior written consent, of the other Party hereto; or

(j)	any action taken by the Person or any of its Subsidiaries that is required pursuant to the Arrangement Agreement (excluding any obligation to act in the ordinary course of business),

provided, however, that with respect to paragraphs (a), (b), (c), (d) and (e) above, such matters will be considered to the extent that they have a materially disproportionate effect on the Person and its Subsidiaries, taken as a whole, relative to comparable entities operating in such Person’s industries, businesses or segments thereof; and references in certain sections of the Arrangement Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretative for purposes of determining whether a Material Adverse Change or Material Adverse Effect has occurred;

“Material Subsidiary” means a Subsidiary, the total assets of which constitute more than 10% of the consolidated assets of Agrium or PotashCorp (as applicable) as at December 31, 2015, or the total revenues of which constitute more than 10% of the consolidated revenues of Agrium or PotashCorp (as applicable) for the year ended December 31, 2015;

“Meetings” means, collectively, the Agrium Meeting and the PotashCorp Meeting and any adjournment(s) or postponement(s) thereof and “Meeting” means, as applicable, the Agrium Meeting or the PotashCorp Meeting;

“MI 61-101” means Multilateral Instrument 61-101 –Protection of Minority Security Holders in Special Transactions;

“New Parent” means a corporation to be incorporated by PotashCorp and Agrium under the CBCA of which, immediately prior to the Effective Time, each of PotashCorp and Agrium will own 50% of the common voting equity;

“New Parent Board” means the board of directors of New Parent as it may be comprised from time to time;

“New Parent Initial Shares” means the New Parent Shares held by PotashCorp and Agrium immediately prior to the Effective Time;

“New Parent Shares” means the common shares in the capital of New Parent;

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations;

“No Action Letter” means written confirmation from the Commissioner that he or she does not, at that time, intend to make an application under Section 92 of the Competition Act in respect of the transactions contemplated by the Arrangement Agreement;

“Non-Registered Shareholders” means Shareholders that do not hold their Shares in their own name and whose Shares are held through an Intermediary;

“Non-Resident Shareholder” has the meaning set forth in “Part I – The Arrangement – Certain Canadian Federal Income Tax Considerations – Shareholders not Resident in Canada”;

“Norton Rose Fulbright” means Norton Rose Fulbright Canada LLP, counsel to the Agrium Board;

“Notice of Meeting” means, as applicable, the Notice of Special Meeting of Agrium Securityholders or the Notice of Special Meeting of PotashCorp Shareholders, each of which accompanies this Circular;

“NYSE” means the New York Stock Exchange;

“Offer to Pay” means (a) the written offer of Agrium to each Agrium Dissenting Shareholder that has sent a Demand for Payment to pay for its Agrium Shares in an amount considered by Agrium to be the fair value of the Agrium Shares, all in compliance with the Dissent Procedures, or (b) the written offer of PotashCorp to each PotashCorp Dissenting Shareholder that has sent a Demand for Payment to pay for its PotashCorp Shares in an amount considered by PotashCorp to be the fair value of the PotashCorp Shares, all in compliance with the Dissent Procedures, as applicable;

“Optionholders” means, collectively, the holders of Agrium Options and/or the holders of PotashCorp Options;

“Options” means, collectively, Agrium Options and/or PotashCorp Options;

“Outside Date” means September 11, 2017, subject to the right of either Party to postpone the Outside Date for up to an additional six months (in three-month increments) if any Key Regulatory Approval has not been obtained and such approvals have not been denied by a non-appealable decision of a Governmental Entity, by giving written notice to the other Party to such effect no later than 5:00 p.m. (Central Standard Time) on the date that is not less than five days prior to the original Outside Date (and any subsequent Outside Date), or such later date as may be agreed to in writing by the Parties; provided that notwithstanding the foregoing, (a) a Party shall not be permitted to postpone the Outside Date if the failure to obtain a Key Regulatory Approval is the result of such Party’s deliberate breach of its obligations under the Arrangement Agreement with respect to obtaining such Key Regulatory Approval and (b) in the aggregate such postponements shall not exceed six months from the original Outside Date;

“Oslers” means Osler, Hoskin & Harcourt LLP, United States tax counsel to Agrium;

“Parties” means Agrium and PotashCorp, and “Party” means either one of them;

“Paul Weiss” means Paul, Weiss, Rifkind, Wharton & Garrison LLP, United States counsel to Agrium;

“Permitted Acquisition Agreement” means an agreement, arrangement or understanding entered into by a Party to implement, pursue or support a Superior Proposal, which:

(a)

other than in respect of the requirement for such Party to change its recommendation or determination in respect of the Arrangement as provided for in certain provisions of the Arrangement Agreement, all obligations of PotashCorp or Agrium, as applicable, (other than confidentiality) contained in the agreement, arrangement or understanding are effective only following the satisfaction of a condition precedent that (i) in the case of an agreement, arrangement or understanding entered into by Agrium, the Agrium Arrangement Resolution shall have failed to receive the requisite vote of the Agrium Securityholders at the Agrium Meeting (including any adjournments or postponements thereof) in accordance with the Interim Order, or (ii) in the case of an agreement, arrangement or understanding entered into by PotashCorp, the PotashCorp Arrangement Resolution shall have failed to receive the requisite vote of the PotashCorp Shareholders at the PotashCorp Meeting (including any adjournments or postponements thereof) in accordance with the Interim Order;

(b)

other than as required by applicable Law prior to the satisfaction of the applicable condition precedent referred to in clause (a) above, does not require such Party to take any further steps in respect of the Superior Proposal, including any filing or notice to any Governmental Entity, until the applicable condition precedent referred to in clause (a) above has been satisfied;

(c)

terminates automatically in accordance with its terms, and is of no further force or effect, immediately upon the failure of the applicable condition precedent referred to in clause (a) above to be satisfied;

(d)

does not contain any provisions providing for the payment of any amount or the taking of any other action by such Party as a result of the completion of the transactions contemplated by the Arrangement Agreement or the failure to satisfy the applicable condition precedent referred to in clause (a) above; and

(e)

other than in respect of the ability of such Party to change its recommendations or determinations in respect of the Arrangement upon the entering into of the agreement, arrangement or understanding as provided for in certain provisions in the Arrangement Agreement with respect to mutual covenants regarding non-solicitation, such agreement, arrangement or understanding does not by its terms otherwise prevent, delay or inhibit, in any way, such Party from completing the Arrangement in accordance with the terms of the Arrangement Agreement unless and until such time as the applicable condition precedent referred to in clause (a) above is satisfied;

“person” includes an individual, firm, trust, partnership, association, corporation, joint venture, trustee, executor, administrator, legal representative or government (including any Governmental Entity);

“PFIC” means a passive foreign investment company within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended;

“Plan of Arrangement” means the plan of arrangement attached as Schedule A to Appendix E to this Circular, as amended or varied from time to time in accordance with the terms thereof, the Arrangement Agreement or at the direction of the Court in the Final Order (with prior written consent of both PotashCorp and Agrium, each acting reasonably);

“Post-Arrangement Reorganization” has the meaning ascribed thereto in the Arrangement Agreement;

“PotashCorp” means Potash Corporation of Saskatchewan Inc., a corporation existing under the CBCA;

“PotashCorp 10-K” means the annual information form of PotashCorp, which is comprised of the Annual Report of PotashCorp on Form 10-K dated February 26, 2016, for the year ended December 31, 2015 incorporated by reference into this Circular;

“PotashCorp AcquisitionCo” means a corporation to be incorporated by New Parent under the laws of a jurisdiction in Canada for the purposes of the Plan of Arrangement, which, immediately prior to the Effective Time, will be wholly owned by New Parent;

“PotashCorp AcquisitionCo Shares” means the common shares in the capital of PotashCorp AcquisitionCo;

“PotashCorp Arrangement Resolution” means a special resolution of the PotashCorp Shareholders in respect of the Arrangement to be considered at the PotashCorp Meeting, in substantially the form set forth in Appendix B to this Circular;

“PotashCorp Articles of Arrangement” means the articles of arrangement of PotashCorp in respect of the Arrangement, required by the CBCA to be sent to the Director after the Final Order is made;

“PotashCorp Board” means the board of directors of PotashCorp as it may be comprised from time to time;

“PotashCorp Dissenting Shareholder” means any Registered Holder of PotashCorp Shares who has duly and validly exercised its Dissent Rights pursuant to the Plan of Arrangement and the Interim Order and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights;

“PotashCorp DSUs” means the deferred share units awarded under the PotashCorp DSU Plan;

“PotashCorp DSU Plan” means the Deferred Share Unit Plan for Non-Employee Directors of PotashCorp dated April 26, 2012;

“PotashCorp Exchange Ratio” means 0.40 of a New Parent Share for each PotashCorp Share;

“PotashCorp Fairness Opinions” means, collectively, the BofA Merrill Lynch Fairness Opinion and the RBC Fairness Opinion;

“PotashCorp Incentive Compensation Plans” means, collectively, the PotashCorp Stock Option Plans, the CEO multi-year incentive plan of PotashCorp and the PotashCorp DSU Plan;

“PotashCorp LTIP” means the 2016 Long-Term Incentive Plan effective as of May 10, 2016 of PotashCorp;

“PotashCorp Letter of Transmittal” means the letter of transmittal and election form to be provided to Registered Holders of PotashCorp Shares by PotashCorp pursuant to which such holders are required to deliver certificates representing their PotashCorp Shares in order to receive the New Parent Shares issuable to them pursuant to the Arrangement;

“PotashCorp Meeting” means the meeting of PotashCorp Shareholders, including any adjournment or postponement thereof in accordance with the terms of the Arrangement Agreement, that is to be convened as provided by the Interim Order, for PotashCorp Shareholders to consider and if deemed advisable approve, the PotashCorp Arrangement Resolution;

“PotashCorp Optionholder” means a holder of PotashCorp Options;

“PotashCorp Options” means the options to purchase PotashCorp Shares awarded under the PotashCorp Stock Option Plans;

“PotashCorp PSUs” means performance share units of PotashCorp awarded under the PotashCorp LTIP;

“PotashCorp Share Rights” means the PotashCorp DSUs and PotashCorp PSUs;

“PotashCorp Share-Settled PSUs” means the share-settled performance share units awarded under the PotashCorp LTIP;

“PotashCorp Shareholders” means the holders of PotashCorp Shares;

“PotashCorp Shares” means the common shares in the capital of PotashCorp;

“PotashCorp Stock Option Plans” means, collectively, the PotashCorp LTIP, the 2006 Performance Option Plan effective as of January 1, 2006, the 2007 Performance Option Plan effective as of January 1, 2007, the 2008 Performance Option Plan

effective as of January 1, 2008, the 2009 Performance Option Plan effective as of January 1, 2009, the 2010 Performance Option Plan effective as of January 1, 2010, the 2011 Performance Option Plan effective as of January 1, 2011, the 2012 Performance Option Plan effective as of January 1, 2012, the 2013 Performance Option Plan effective as of January 1, 2013, the 2014 Performance Option Plan effective as of January 1, 2014, and the 2015 Performance Option Plan effective as of January 1, 2015, of PotashCorp;

“Pre-Arrangement Reorganization” has the meaning ascribed thereto in the Arrangement Agreement;

“RBC Capital Markets” means RBC Dominion Securities Inc., a member company of RBC Capital Markets, financial advisor to PotashCorp;

“RBC Fairness Opinion” means the opinion of RBC Capital Markets to the PotashCorp Board, dated September 11, 2016, a copy of which is attached as Appendix G-2 to this Circular;

“Record Date” means the close of business on September 22, 2016;

“Registered Holder” means, as applicable, the person whose name appears on the register of Agrium as the owner of Agrium Shares or whose name appears on the register of PotashCorp as the owner of PotashCorp Shares, as the case may be;

“Regulation S” means Regulation S under the U.S. Securities Act;

“Regulatory Approvals” means any consent, waiver, permit, exemption, review, order, decision or approval of, or any registration and filing with or withdrawal of any objection or successful conclusion of any litigation brought by, any Governmental Entity, or the expiry, waiver or termination of any waiting period imposed by Law or a Governmental Entity or pursuant to a written agreement between the Parties and a Governmental Entity to refrain from consummating the Arrangement, in each case required or advisable under Laws in connection with the Arrangement, including the Key Regulatory Approvals;

“Remedy” has the meaning ascribed thereto in the Arrangement Agreement;

“Replacement Option” means an option to purchase New Parent Shares granted in replacement of a PotashCorp Option or an Agrium Option on the basis set forth in the Arrangement Agreement;

“Replacement SAR” means a stock appreciation right granted in replacement of an Agrium SAR on the basis set forth in the Arrangement Agreement;

“Replacement Share Right” means a restricted share unit, deferred share unit, performance share unit or similar interest with respect to New Parent Shares granted in replacement of a Share Right on the basis set forth in the Arrangement Agreement;

“Representatives” means the officers, directors, employees, financial advisors, legal counsel, accountants and other agents and representatives of a Party;

“Rule 144” means Rule 144 under the U.S. Securities Act;

“SEC” means the United States Securities and Exchange Commission;

“SG&A” means selling, general and administrative;

“Shareholders” means, collectively, Agrium Shareholders and PotashCorp Shareholders;

“Shares” means, collectively, Agrium Shares and PotashCorp Shares;

“Share Right” means each restricted share unit, deferred share unit, performance share unit or similar interest covering PotashCorp Shares or Agrium Shares granted pursuant to any PotashCorp Incentive Compensation Plan or Agrium Incentive Compensation Plan, but not including a PotashCorp Option, Agrium Option or Agrium SAR;

“Stikeman Elliott” means Stikeman Elliott LLP, Canadian legal counsel to PotashCorp;

“Subsidiary” means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which such specified body corporate exercises direction or control or which is in a like relation to a subsidiary;

“Superior Proposal” means a written bona fide Acquisition Proposal to acquire not less than all of the outstanding PotashCorp Shares or Agrium Shares, as applicable, or all or substantially all of the assets of the Party subject to the Acquisition Proposal, which the board of directors of such Party determines, in good faith:

(a)

is not subject to any financing condition and that the funds or other consideration necessary to complete the Acquisition Proposal are or are reasonably likely to be available to fund completion of the Acquisition Proposal at the time and on the basis set out therein;

(b)

after consultation with its financial advisor(s), would or would be reasonably likely to, if consummated in accordance with its terms and without assuming away the risk of non-completion, result in a transaction more favourable, from a financial point of view, for shareholders of such Party to the transaction contemplated by the Arrangement Agreement (including after considering the proposal to adjust the terms and conditions of the Arrangement as contemplated in the Arrangement Agreement);

(c)	is not subject to any due diligence condition;

(d)

after consultation with its financial advisor(s) and outside counsel, is reasonably likely to be consummated at the time and on the terms proposed, without undue delay and taking into account all legal, financial, regulatory (including with respect to the Competition Act, the Investment Canada Act and the HSR Act, to the extent applicable) and other aspects of such Acquisition Proposal and the Person or group of Persons making such proposal; and

(e)	after receiving the advice of outside counsel, that the failure by the board of directors to take such action would be inconsistent with its fiduciary duties;

“Tax Act” means the Income Tax Act, R.S.C. 1985, c. 1 (5th Supp.);

“TSX” means the Toronto Stock Exchange;

“United States” or “U.S.” means the United States, as defined in Rule 902(l) under Regulation S;

“U.S. Corporation” means a corporation that is a “domestic corporation” within the meaning of the U.S. Tax Code (or any Subsidiary of such corporation that is itself a “domestic corporation” within the meaning of the U.S. Tax Code);

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. GAAP” means generally accepted accounting principles of the United States;

“U.S. Holders” has the meaning set forth in “Part I – The Arrangement – Certain United States Federal Income Tax Considerations”;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“U.S. Securities Laws” means federal and state securities legislation of the United States and all rules, regulations and orders promulgated thereunder; and

“U.S. Tax Code” means the United States Internal Revenue Code of 1986, as amended, or any successor thereto.

SUMMARY INFORMATION

The following is a summary of certain information contained elsewhere in this Circular, including the Appendices hereto, and is qualified in its entirety by reference to the more detailed information contained or referred to elsewhere in this Circular or in the Appendices hereto. Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the “Glossary of Terms”.

The Agrium Meeting

The Agrium Meeting will be held in the Grand Lecture Theatre at the Metropolitan Conference Centre, 333 – 4th Avenue S.W., Calgary, Alberta T2P 0J4, at 1:00 p.m. (Calgary time) on November 3, 2016, for the purposes set forth in the accompanying applicable Notice of Meeting. At the Agrium Meeting, the Agrium Securityholders will be asked to consider and vote upon the Agrium Arrangement Resolution. See “Part I – The Arrangement”.

The PotashCorp Meeting

The PotashCorp Meeting will be held in the Michelangelo A Ballroom at the Radisson Hotel, 405 – 20th Street East, Saskatoon, Saskatchewan S7K 6X6, at 1:00 p.m. (Saskatoon time) on November 3, 2016, for the purposes set forth in the accompanying applicable Notice of Meeting. At the PotashCorp Meeting, PotashCorp Shareholders will be asked to consider and vote upon the PotashCorp Arrangement Resolution. See “Part I – The Arrangement”.

Anticipated Benefits of the Arrangement

The anticipated benefits of the Arrangement include:

•	creation of a world-class integrated global supplier of crop inputs;

•	pre-eminent low-cost producer of potash and high-quality nitrogen and phosphate;

•	leading retail-distribution platform combined with two world-class nutrient production platforms;

•	significant value creation from synergies;

•	compelling growth opportunities;

•	strong balance sheet with significant cash flow generation;

•	best-in-class leadership and governance; and

•	additional benefits to stakeholders.

See “Part I – The Arrangement – Anticipated Benefits of the Arrangement”

Recommendation of the Agrium Special Committee and Agrium Board

After consulting with Agrium management and with its financial, legal and tax advisors, and after considering, among other things, the Agrium Fairness Opinions, the Agrium Special Committee unanimously concluded that the Arrangement is fair to the Agrium Shareholders and that the Arrangement and the entry into the Arrangement Agreement are in the best interests of Agrium. The Agrium Special Committee unanimously recommended that the Agrium Board approve the Arrangement and the entry into the Arrangement Agreement and that the Agrium Shareholders vote in favour of the Arrangement.

After considering, among other things, the Agrium Fairness Opinions and the unanimous recommendation of the Agrium Special Committee and after consulting with Agrium management and with its financial, legal and tax advisors, the Agrium Board unanimously concluded that the Arrangement is fair to the Agrium Shareholders and that the Arrangement and the entry into the Arrangement Agreement are in the best interests of Agrium, and authorized the entry by Agrium into the Arrangement Agreement and all related agreements. The Agrium Board unanimously recommends that the Agrium Securityholders vote “FOR” the Agrium Arrangement Resolution.

See “Part I – The Arrangement – Recommendation of the Agrium Special Committee and the Agrium Board”.

Reasons for Recommendation of the Agrium Special Committee and the Agrium Board

In reaching its conclusions and formulating its unanimous recommendation, the Agrium Special Committee and the Agrium Board consulted with Agrium’s senior management and with legal, financial, tax and other advisors, reviewed a significant amount of information and considered a number of factors (including the interests of affected stakeholders), including, among others:

•

Creation of a World-Class Integrated Global Supplier of Crop Inputs. The Agrium Special Committee and the Agrium Board believe that the combination is a compelling opportunity for Agrium Shareholders to participate in the creation of a world-class integrated supplier of crop inputs. It is anticipated that the Arrangement will result in significant value creation from synergies, and the creation of the largest crop nutrient company in the world and the third largest natural resources company in Canada. Agrium Shareholders are expected to benefit from the strategic and financial benefits of the merger as it is anticipated that New Parent will be a pre-eminent low-cost producer of potash and high-quality nitrogen and phosphate, will have a leading retail distribution platform and will have enhanced financial flexibility through its strong pro forma balance sheet and enhanced cash flow to support growth initiatives and shareholder returns. See “Part I – The Arrangement – Anticipated Benefits of the Arrangement”;

•

Best-in-Class Leadership. Management responsibilities within New Parent will be allocated among an experienced and sophisticated management team including members drawn from both Agrium and PotashCorp. The management team of New Parent, including Chuck Magro who will serve as Chief Executive Officer and Jochen Tilk who will serve as Executive Chair, has a wealth of industry experience and expertise to spearhead this transformational integration and optimize New Parent’s operations going forward;

•

Consideration of Alternatives. The Agrium Special Committee and the Agrium Board carefully considered current industry, economic and market conditions and outlooks, including prevailing commodity prices and their expectations of the future prospects of the businesses in which Agrium and PotashCorp operate, as well as the impact of the Arrangement on affected stakeholders. In light of the risks and potential upside associated with Agrium continuing to execute its business and strategic plan as a standalone entity, as opposed to the Arrangement or other strategic alternatives, the Agrium Special Committee and the Agrium Board have determined that New Parent will be better positioned to pursue a growth and value maximizing strategy as a result of the anticipated benefits of the Arrangement;

•

Stakeholder Benefits. Following completion of the Arrangement, New Parent is anticipated to be better positioned to serve customers and farmers through a world-class integrated production and retail platform. For employees, the Arrangement will provide an opportunity to work for the largest global supplier of crop nutrients with greater career prospects in a wider and more diverse group. New Parent is also expected to carry forward Agrium and PotashCorp’s best practices in corporate social responsibility including commitments to employees, operating communities and the environment;

•

Barclays Fairness Opinion. The Agrium Special Committee and the Agrium Board considered the Barclays Fairness Opinion to the effect that as of September 11, 2016, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the Agrium Exchange Ratio was fair, from a financial point of view, to the Agrium Shareholders;

•

CIBC Fairness Opinion. The Agrium Special Committee and the Agrium Board considered the CIBC Fairness Opinion to the effect that as of September 11, 2016, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the Agrium Exchange Ratio was fair, from a financial point of view, to the Agrium Shareholders;

•

Ability to Respond to Superior Proposals. Under the Arrangement Agreement, until the time that the Agrium Arrangement Resolution is approved by Agrium Securityholders, the Agrium Board retains the ability to consider and respond to Acquisition Proposals on the specific terms and conditions set forth in the Arrangement Agreement. In addition, the amount of the non-completion fee of US$485 million was considered reasonable by the Agrium Special Committee and the Agrium Board in the circumstances;

•

Tax Deferred Rollover. In general, taxable Canadian resident Agrium Shareholders will be able to elect to receive New Parent Shares free of Canadian income taxes, and other shareholders will generally not be subject to Canadian income tax; it is also expected that U.S. resident Agrium Shareholders will generally receive New Parent Shares on a tax-deferred basis for U.S. federal income tax purposes;

•

Voting Support Agreements. The voting support agreements described under “Part I – The Arrangement – Voting Support Agreements” were entered into pursuant to which the directors and executive officers of Agrium agreed, among other things, to vote in favour of the Arrangement; and

•

Procedural Matters. (a) The Arrangement must be approved by at least 66 2⁄3% of the votes cast by Agrium Securityholders, voting as a single class, present in person or represented by proxy at the Agrium Meeting; (b) Registered Agrium Shareholders who do not vote in favour of the Agrium Arrangement Resolution have the ability to exercise Dissent Rights and, if validly exercised, to receive fair value for their Agrium Shares; and (c) the Arrangement requires approval by the Court.

The Agrium Special Committee and the Agrium Board also considered a variety of risks and other potentially negative factors relating to the Arrangement including those matters described under the headings “Part I – The Arrangement – Risk Factors Related to the Arrangement” and “Part I – The Arrangement – Risk Factors Related to the Operations of New Parent Following the Arrangement”. The Agrium Special Committee and the Agrium Board believed that overall, the anticipated benefits of the Arrangement to Agrium outweighed these risks and negative factors.

The information and factors described above and considered by the Agrium Special Committee and the Agrium Board in reaching its determinations are not intended to be exhaustive but include material factors considered by the Agrium Special Committee and the Agrium Board. In view of the wide variety of factors considered in connection with the evaluation of the Arrangement and the complexity of these matters, the Agrium Special Committee and the Agrium Board did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, individual members of the Agrium Special Committee and the Agrium Board may have given different weight to different factors.

See “Part I – The Arrangement – Reasons for Recommendation of the Agrium Special Committee and the Agrium Board”.

Agrium Fairness Opinions

Agrium retained Barclays as a financial advisor to Agrium in connection with the Arrangement. As part of this mandate, Barclays was requested to provide the Agrium Board with its opinion as to the fairness to the Agrium Shareholders, from a financial point of view, of the Agrium Exchange Ratio. In connection with this mandate, Barclays has prepared the Barclays Fairness Opinion. The Barclays Fairness Opinion states that, on the basis of the particular assumptions, limitations and qualifications set forth therein, Barclays is of the opinion that, as of September 11, 2016, the Agrium Exchange Ratio was fair, from a financial point of view, to the Agrium Shareholders. The full text of the Barclays Fairness Opinion, setting out the assumptions made, matters considered and limitations and qualifications on the review undertaken in connection with the Barclays Fairness Opinion, is attached as Appendix F-1 to this Circular. The summary of the Barclays Fairness Opinion in this Circular is qualified in its entirety by reference to the full text of the Barclays Fairness Opinion. The Barclays Fairness Opinion is not a recommendation as to whether or not Agrium Securityholders should vote in favour of the Arrangement. See “Part I – The Arrangement – Agrium Fairness Opinions – Barclays Fairness opinion” and Appendix F-1, “Opinion of Barclays Capital Inc.”.

Agrium also retained CIBC as a financial advisor to Agrium in connection with the Arrangement. As part of this mandate, CIBC was requested to provide the Agrium Board with its opinion as to the fairness to the Agrium Shareholders, from a financial point of view, of the Agrium Exchange Ratio. In connection with this mandate, CIBC has prepared the CIBC Fairness Opinion. The CIBC Fairness Opinion states that, on the basis of the particular assumptions, limitations and qualifications set forth therein, CIBC is of the opinion that, as of September 11, 2016, the Agrium Exchange Ratio was fair, from a financial point of view, to the Agrium Shareholders. The full text of the CIBC Fairness Opinion, setting out the assumptions made, matters considered and limitations and qualifications on the review undertaken in connection with the CIBC Fairness Opinion, is attached as Appendix F-2 to this Circular. The summary of the CIBC Fairness Opinion in this Circular is qualified in its entirety by reference to the full text of the CIBC Fairness Opinion. The CIBC Fairness Opinion is not a recommendation as to whether or not Agrium Securityholders should vote in favour of the Arrangement. See “Part I – The Arrangement – Agrium Fairness Opinions – CIBC Fairness Opinion” and Appendix F-2, “Opinion of CIBC World Markets Inc.”.

Recommendation of the PotashCorp Board

After consulting with PotashCorp management and with its financial, legal and tax advisors, and after considering, among other things, the PotashCorp Fairness Opinions, the PotashCorp Board unanimously concluded that the Arrangement is fair to the PotashCorp Shareholders and that the Arrangement and the entry into the Arrangement Agreement are in the best interests of PotashCorp, and authorized the entry by PotashCorp into the Arrangement Agreement and all related agreements. The PotashCorp Board unanimously recommends that the PotashCorp Shareholders vote “FOR” the PotashCorp Arrangement Resolution.

See “Part I – The Arrangement – Recommendation of the PotashCorp Board”.

Reasons for Recommendation of the PotashCorp Board

In reaching its conclusions and formulating its unanimous recommendation, the PotashCorp Board consulted with PotashCorp’s senior management and with legal, financial, tax and other advisors, reviewed a significant amount of information and considered a number of factors (including the interests of affected stakeholders), including, among others:

•

Creation of a World-Class Integrated Global Supplier of Crop Inputs. The PotashCorp Board believes that the combination is a compelling opportunity for PotashCorp Shareholders to participate in the creation of a world-class integrated supplier of crop inputs. It is anticipated that the Arrangement will result in significant value creation from synergies, and the creation of the largest crop nutrient company in the world and the third largest natural resources company in Canada. PotashCorp Shareholders are expected to benefit from the strategic and financial benefits of the merger as it is anticipated that New Parent will be a pre-eminent low-cost producer of potash and high-quality nitrogen and phosphate, will have a leading retail distribution platform and will have enhanced financial flexibility through its strong pro forma balance sheet and enhanced cash flow to support growth initiatives and shareholder returns. See “Part I – The Arrangement – Anticipated Benefits of the Arrangement”;

•

Best-in-Class Leadership. Management responsibilities within New Parent will be allocated among an experienced and sophisticated management team including members drawn from both PotashCorp and Agrium. The management team of New Parent, including Jochen Tilk who will serve as Executive Chair and Chuck Magro who will serve as Chief Executive Officer, has a wealth of industry experience and expertise to spearhead this transformational integration and optimize New Parent’s operations going forward;

•

Consideration of Alternatives. The PotashCorp Board carefully considered current industry, economic and market conditions and outlooks, including prevailing commodity prices and their expectations of the future prospects of the businesses in which PotashCorp and Agrium operate, as well as the impact of the Arrangement on affected stakeholders. In light of the risks and potential upside associated with PotashCorp continuing to execute its business and strategic plan as a standalone entity, as opposed to the Arrangement or other strategic alternatives, the PotashCorp Board has determined that New Parent will be better positioned to pursue a growth and value maximizing strategy as a result of the anticipated benefits of the Arrangement. In addition, the stable and sustainable margins expected to be generated by New Parent’s complementary operations will provide a hedge against fluctuations in the wholesale market to which PotashCorp is currently subject, while PotashCorp Shareholders will maintain a continuing equity interest in New Parent with the ability to share in the upside potential of PotashCorp’s current businesses;

•

Stakeholder Benefits. Following completion of the Arrangement, New Parent is anticipated to be better positioned to serve customers and farmers through a world-class integrated production and retail platform. For employees, the Arrangement will provide an opportunity to work for the largest global supplier of crop nutrients with greater career prospects in a wider and more diverse group. New Parent is also expected to carry forward PotashCorp and Agrium’s best practices in corporate social responsibility including commitments to employees, operating communities and the environment;

•

BofA Merrill Lynch Fairness Opinion. The PotashCorp Board considered the BofA Merrill Lynch Fairness Opinion dated September 11, 2016, to the effect that as of such date and based upon and subject to the assumptions, limitations and qualifications set forth therein, taking into account the terms of the Arrangement, the PotashCorp Exchange Ratio was fair, from a financial point of view, to the PotashCorp Shareholders;

•

RBC Fairness Opinion. The PotashCorp Board considered the RBC Fairness Opinion to the effect that as of September 11, 2016, and based upon and subject to the assumptions, limitations and qualifications set forth therein, taking into account the terms of the Arrangement, the PotashCorp Exchange Ratio was fair, from a financial point of view, to the PotashCorp Shareholders;

•

Ability to Respond to Superior Proposals. Under the Arrangement Agreement, until the time that the PotashCorp Arrangement Resolution is approved by PotashCorp Shareholders, the PotashCorp Board retains the ability to consider and respond to Acquisition Proposals on the specific terms and conditions set forth in the Arrangement Agreement. In addition, the amount of the non-completion fee of US$485 million was considered reasonable by the PotashCorp Board in the circumstances;

•

Tax Deferred Rollover. In general, taxable Canadian resident PotashCorp Shareholders will be able to elect to receive New Parent Shares free of Canadian income taxes, and other shareholders will generally not be subject to Canadian income tax; it is also expected that U.S. resident PotashCorp Shareholders will generally receive New Parent Shares on a tax-deferred basis for U.S. federal income tax purposes;

•

Voting Support Agreements. The voting support agreements described under “Part I – The Arrangement – Voting Support Agreements” were entered into pursuant to which the directors and certain officers of PotashCorp agreed, among other things, to vote in favour of the Arrangement; and

•

Procedural Matters. (a) The Arrangement must be approved by at least 66 2⁄3% of the votes cast by PotashCorp Shareholders present in person or represented by proxy at the PotashCorp Meeting; (b) Registered PotashCorp Shareholders who do not vote in favour of the PotashCorp Arrangement Resolution have the ability to exercise Dissent Rights and, if validly exercised, to receive fair value for their PotashCorp Shares; and (c) the Arrangement requires approval by the Court.

The PotashCorp Board also considered a variety of risks and other potentially negative factors relating to the Arrangement including those matters described under the headings “Part I – The Arrangement – Risk Factors Related to the Arrangement” and “Part I – The Arrangement – Risk Factors Related to the Operations of New Parent Following the Arrangement”. The PotashCorp Board believed that overall, the anticipated benefits of the Arrangement to PotashCorp outweighed these risks and negative factors.

The information and factors described above and considered by the PotashCorp Board in reaching its determinations are not intended to be exhaustive but include material factors considered by the PotashCorp Board. In view of the wide variety of factors considered in connection with the evaluation of the Arrangement and the complexity of these matters, the PotashCorp Board did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, individual members of the PotashCorp Board may have given different weight to different factors.

See “Part I – The Arrangement – Reasons for Recommendation of the PotashCorp Board”.

PotashCorp Fairness Opinions

PotashCorp retained BofA Merrill Lynch as a financial advisor to PotashCorp in connection with the Arrangement. As part of this mandate, BofA Merrill Lynch was requested to provide the PotashCorp Board with its opinion as to the fairness to the PotashCorp Shareholders, from a financial point of view, of the PotashCorp Exchange Ratio, taking into account the terms of the Arrangement. In connection with this mandate, BofA Merrill Lynch has prepared and delivered the BofA Merrill Lynch Fairness Opinion. The BofA Merrill Lynch Fairness Opinion states that, as of September 11, 2016, and based upon and subject to the assumptions, limitations and qualifications set forth therein, taking into account the terms of the Arrangement, the PotashCorp Exchange Ratio was fair, from a financial point of view, to the PotashCorp Shareholders. The full text of the written BofA Merrill Lynch Fairness Opinion, dated September 11, 2016, setting out the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by BofA Merrill Lynch is attached as Appendix G-1 to this Circular and should be read carefully in its entirety. The summaries of the BofA

Merrill Lynch Fairness Opinion in this Circular are qualified in their entirety by reference to the full text of the BofA Merrill Lynch Fairness Opinion. The BofA Merrill Lynch Fairness Opinion is not a recommendation as to how any PotashCorp Shareholder should vote with respect to the Arrangement or any other matter. See “Part I – The Arrangement – PotashCorp Fairness Opinions – BofA Merrill Lynch Fairness Opinion” and Appendix G-1, “Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated”.

PotashCorp retained RBC Capital Markets as a financial advisor to PotashCorp in connection with the Arrangement. As part of this mandate, RBC Capital Markets was requested to provide the PotashCorp Board with its opinion as to the fairness to the PotashCorp Shareholders, from a financial point of view, of the PotashCorp Exchange Ratio, taking into account the terms of the Arrangement. In connection with this mandate, RBC Capital Markets has prepared and delivered the RBC Fairness Opinion. The RBC Fairness Opinion states that, as of September 11, 2016, and based upon and subject to the assumptions, limitations and qualifications set forth therein, taking into account the terms of the Arrangement, the PotashCorp Exchange Ratio was fair, from a financial point of view, to the PotashCorp Shareholders. The full text of the written RBC Fairness Opinion, dated September 11, 2016, setting out the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by RBC Capital Markets is attached as Appendix G-2 to this Circular and should be read carefully in its entirety. The summaries of the RBC Fairness Opinion in this Circular are qualified in their entirety by reference to the full text of the RBC Fairness Opinion. The RBC Fairness Opinion is not a recommendation as to how any PotashCorp Shareholder should vote with respect to the Arrangement or any other matter. See “Part I – The Arrangement – PotashCorp Fairness Opinions – RBC Fairness Opinion” and Appendix G-2, “Opinion of RBC Capital Markets”.

Effect of the Arrangement

Effect on Agrium Shares and PotashCorp Shares

The Arrangement will result in the issuance of 2.23 New Parent Shares for each Agrium Share to the former Agrium Shareholders (excluding Agrium Dissenting Shareholders), and the issuance of 0.40 of a New Parent Share for each PotashCorp Share to the former PotashCorp Shareholders (excluding PotashCorp Dissenting Shareholders). As at September 22, 2016 there are 138,175,400 Agrium Shares and 839,643,474 PotashCorp Shares outstanding (each on a non-diluted basis). The Arrangement will result in each of Agrium and PotashCorp becoming a wholly-owned subsidiary of New Parent.

Assuming that there are no Agrium Dissenting Shareholders and no PotashCorp Dissenting Shareholders and assuming no Agrium Shares are issued pursuant to Agrium Options and no PotashCorp Shares are issued pursuant to PotashCorp Options or PotashCorp Share-Settled PSUs, there will be, immediately following the completion of the Arrangement, approximately 643,988,531 New Parent Shares issued and outstanding. Immediately following completion of the Arrangement: (i) former PotashCorp Shareholders are expected to hold approximately 335,857,389 New Parent Shares, representing approximately 52% of the issued and outstanding New Parent Shares; and (ii) former Agrium Shareholders are expected to hold approximately 308,131,142 New Parent Shares, representing approximately 48% of the issued and outstanding New Parent Shares.

See “Part I – The Arrangement – Effect of the Arrangement – Effect on Agrium Shares and PotashCorp Shares”, “Part I – The Arrangement – Details of the Arrangement – Arrangement Steps”, “Part I – The Arrangement – Certain Canadian Federal Income Tax Considerations” and “Part I – The Arrangement – Certain United States Federal Income Tax Considerations”.

Agrium Options, PotashCorp Options and Other Awards under Equity-Based Compensation Plans

Pursuant to the terms of the Arrangement Agreement: (a) each Share Right outstanding as at the Effective Time shall be assumed, continued, converted and/or replaced by New Parent immediately after the completion of the events described in the Plan of Arrangement for a Replacement Share Right of the same type covering a number of New Parent Shares subject to each Replacement Share Right equal to the product of the PotashCorp Exchange Ratio or the Agrium Exchange Ratio, as applicable, multiplied by the number of PotashCorp Shares or Agrium Shares subject to such Share Right (subject to any reasonable adjustments made to the performance vesting criteria associated with the Replacement Share Right considered necessary or advisable as a result of the Arrangement), as adjusted to take into account the Arrangement pursuant to the terms of the applicable PotashCorp Incentive Compensation Plan or Agrium Incentive Compensation Plan; and (b) each PotashCorp Option, Agrium Option and Agrium SAR outstanding at the Effective Time shall be assumed, continued, converted and/or replaced by New Parent immediately after the completion of the events described in the Plan of Arrangement for a Replacement Option or Replacement SAR, as applicable, (i)(A) in the case of a Replacement Option, to purchase that number of New Parent Shares equal to the product of the PotashCorp Exchange Ratio or the Agrium Exchange

Ratio, as applicable, multiplied by the number of PotashCorp Shares or Agrium Shares subject to such PotashCorp Option or Agrium Option, rounded down to the nearest whole share, and (B) in the case of a Replacement SAR, with respect to that number of stock appreciation rights equal to the product of the Agrium Exchange Ratio multiplied by the number of stock appreciation rights subject to such Agrium SAR, rounded down to the nearest whole stock appreciation right, and (ii) at an exercise price or grant price per New Parent Share or Replacement SAR, as applicable, equal to the exercise price per PotashCorp Share or Agrium Share subject to such PotashCorp Option or Agrium Option or grant price per each Agrium SAR immediately prior to the Effective Time divided by the PotashCorp Exchange Ratio or the Agrium Exchange Ratio, as applicable, rounded up to the nearest penny (subject to any reasonable adjustments made to performance vesting criteria associated with the Replacement Option or Replacement SAR considered necessary or advisable as a result of the Arrangement), as adjusted to take into account the Arrangement pursuant to the terms of the applicable PotashCorp Incentive Compensation Plan or Agrium Incentive Compensation Plan.

Each Replacement Share Right, Replacement Option and Replacement SAR shall continue to vest in accordance with, and be subject to substantially similar terms and conditions of, the plan under which the applicable Share Right, PotashCorp Option, Agrium Option or Agrium SAR was granted and any other agreement providing for accelerated vesting upon certain terminations of employment or completion of the Arrangement, subject to any reasonable adjustments made to the performance vesting criteria associated with such Replacement Share Right, Replacement Option and Replacement SAR considered necessary or advisable as a result of the Arrangement. The obligation of each of PotashCorp and Agrium in respect of (a) any Share Rights granted by such Party and (b) as applicable, PotashCorp Options, Agrium Options or Agrium SARs, and, in either case, outstanding as at the Effective Time shall continue as obligations of New Parent immediately following the Effective Time, as adjusted or amended as contemplated in the Arrangement Agreement.

See “Part I – The Arrangement – Effect of the Arrangement  – Agrium Options, PotashCorp Options and Other Awards under Equity-Based Compensation Plans”.

Details of the Arrangement

General

The Arrangement will result in the acquisition of all of the issued and outstanding Agrium Shares and PotashCorp Shares, directly and indirectly, by New Parent. Agrium Shareholders (excluding Agrium Dissenting Shareholders) will receive 2.23 New Parent Shares for each Agrium Share held, and PotashCorp Shareholders (excluding PotashCorp Dissenting Shareholders) will receive 0.40 of a New Parent Share for each PotashCorp Share held. Following the completion of the Arrangement, Agrium and PotashCorp will become wholly-owned subsidiaries of New Parent and New Parent will continue the operations of Agrium and PotashCorp on a combined basis. For further information in respect of New Parent following the completion of the Arrangement, see “Part II – Pro Forma Information of New Parent After Giving Effect to the Arrangement” and Appendix H, “New Parent Unaudited Pro Forma Condensed Combined Financial Information”.

Arrangement Steps

The Arrangement involves a number of steps, which will be deemed to occur sequentially commencing at the Effective Time without any further act or formality except as expressly provided in the Plan of Arrangement. The Arrangement will result in the issuance of 2.23 New Parent Shares for each Agrium Share to the former Agrium Shareholders (excluding Agrium Dissenting Shareholders), and the issuance of 0.40 of a New Parent Share for each PotashCorp Share to the former PotashCorp Shareholders (excluding PotashCorp Dissenting Shareholders), as a result of which former Agrium Shareholders and PotashCorp Shareholders (other than Dissenting Shareholders) will hold New Parent Shares following completion of the Arrangement. See “Part I – The Arrangement – Details of the Arrangement – Arrangement Steps”. The full text of the Plan of Arrangement is attached as Schedule A to the Arrangement Agreement, a copy of which is attached as Appendix E to this Circular.

Voting Support Agreements

In connection with the Arrangement, Agrium sought a voting support agreement from each of the directors and certain officers of PotashCorp, holding in the aggregate 1,438,988 PotashCorp Shares, each of whom entered into such agreement. Similarly, PotashCorp sought a voting support agreement from each of the directors and certain officers of Agrium, holding in the aggregate 105,629 Agrium Shares, each of whom entered into such agreement. Pursuant to the voting support agreements, such directors and officers have agreed to, among other things, vote or to cause to be voted all Agrium Shares, Agrium Voting Options and PotashCorp Shares, as applicable, beneficially owned by such director or officer, and any other Agrium Shares, Agrium Voting Options or PotashCorp Shares directly or indirectly acquired by or issued to the director or officer after the date of the Arrangement Agreement (including, without limitation, any Agrium Shares or PotashCorp Shares issued upon further exercise of options or other rights to purchase such Shares) at the Agrium Meeting or the PotashCorp Meeting, as the case may be, (or any adjournment or postponement thereof) in favour of the Arrangement including, without limitation, the Agrium Arrangement Resolution and the PotashCorp Arrangement Resolution, as the case may be, and any other matter that could reasonably be expected to facilitate the Arrangement.

See “Part I – The Arrangement – Voting Support Agreements”.

Approval of Agrium Securityholders Required for the Arrangement

Pursuant to the Interim Order, the number of votes required to pass the Agrium Arrangement Resolution shall be at least 66 2⁄3% of the votes cast by Agrium Securityholders, voting as a single class, either in person or by proxy, at the Agrium Meeting. Notwithstanding the foregoing, the Agrium Arrangement Resolution authorizes the Agrium Board, without further notice to or approval of the Agrium Securityholders to amend the Arrangement Agreement or the Plan of Arrangement, to the extent permitted by the Arrangement Agreement or the Plan of Arrangement, and, subject to the terms of the Arrangement Agreement, to decide not to proceed with the Arrangement. If the Agrium Arrangement Resolution is not approved by the Agrium Securityholders, the Arrangement cannot be completed. See Appendix A to this Circular for the full text of the Agrium Arrangement Resolution.

See “Part I – The Arrangement – Approval of Agrium Securityholders Required for the Arrangement” and “Part V – General Proxy Matters – Agrium – Procedure and Votes Required”.

Approval of PotashCorp Shareholders Required for the Arrangement

Pursuant to the Interim Order, the number of votes required to pass the PotashCorp Arrangement Resolution shall be at least 66 2⁄3% of the votes cast by PotashCorp Shareholders, either in person or by proxy, at the PotashCorp Meeting. Notwithstanding the foregoing, the PotashCorp Arrangement Resolution authorizes the PotashCorp Board, without further notice to or approval of the PotashCorp Shareholders, to amend the Arrangement Agreement or the Plan of Arrangement, to the extent permitted by the Arrangement Agreement or the Plan of Arrangement, and, subject to the terms of the Arrangement Agreement, to decide not to proceed with the Arrangement. If the PotashCorp Arrangement Resolution is not approved by the PotashCorp Shareholders, the Arrangement cannot be completed. See Appendix B to this Circular for the full text of the PotashCorp Arrangement Resolution.

See “Part I – The Arrangement – Approval of PotashCorp Shareholders Required for the Arrangement” and “Part VI – General Proxy Matters – PotashCorp – Procedure and Votes Required”.

Court Approval

Completion of the Arrangement requires the satisfaction of several conditions and the approval of the Court. An application for the Final Order approving the Arrangement is expected to be made on November 7, 2016 at 10:00 a.m. (Toronto time) at the Ontario Superior Court (Commercial List), 330 University Avenue, Toronto, Ontario. On the application, the Court will consider, among other things, the fairness of the Arrangement.

See “Part I – The Arrangement – Procedure for the Arrangement Becoming Effective” and “Part I – The Arrangement – Court Approvals”.

Stock Exchange Listing Approvals

It is a mutual condition to completion of the Arrangement that the TSX shall have conditionally approved the listing of the New Parent Shares issuable pursuant to the Arrangement on the TSX, and that the NYSE, subject to official notice of issuance, shall have approved the listing of the New Parent Shares issuable pursuant to the Arrangement on the NYSE. PotashCorp and Agrium have applied to list the New Parent Shares on the TSX and the NYSE. Listing will be subject to New Parent fulfilling all of the listing requirements of each of the TSX and the NYSE. It is a listing requirement of the TSX that the Agrium Arrangement Resolution is approved by the majority of Agrium Shareholders only (excluding the Agrium Voting Optionholders), voting either in person or by proxy, at the Agrium Meeting.

See “Part I – The Arrangement – Stock Exchange Listing Approvals”.

Other Regulatory Conditions or Approvals

In addition to the approval of the Agrium Arrangement Resolution by Agrium Securityholders and the approval of the PotashCorp Arrangement Resolution by PotashCorp Shareholders and approval of the Court, it is a condition precedent to the implementation of the Arrangement that all requisite regulatory conditions be satisfied, including in respect of the regulatory requirements set out below. See “Part I – The Arrangement – The Arrangement Agreement – Conditions to the Arrangement – Mutual Conditions” and “Part I – The Arrangement – Other Regulatory Conditions or Approvals”.

Competition Act Compliance

The Competition Act requires that parties to any proposed transaction that exceeds specified financial and shareholding thresholds provide to the Commissioner prior notice of, and information relating to, the proposed transaction. Under the Competition Act, a notifiable transaction may not be completed until the expiry of the applicable statutory waiting period, unless the Commissioner has earlier issued: (i) an advance ruling certificate; or (ii) a No Action Letter.

The applicable initial statutory waiting period in the case of a notifiable transaction under the Competition Act is 30 days. If the Commissioner determines that he requires additional information to review the transaction, he may, in his discretion, issue a “supplementary information request” for additional information and documents relevant to the transaction, within the initial 30-day waiting period, in which case the waiting period is extended and does not expire until 30 days following compliance with the supplementary information request.

The Commissioner’s review of a notifiable transaction for substantive competition law considerations may take shorter than or longer than the statutory waiting period. Upon completion of the Commissioner’s review, the Commissioner may decide to: (i) issue an advance ruling certificate; (ii) issue a No Action Letter; or (iii) challenge the transaction before the Competition Tribunal, if the Commissioner concludes that it is likely to prevent or lessen competition substantially. Where the Commissioner issues an advance ruling certificate and the parties substantially complete the transaction within one year after the advance ruling certificate is issued, the Commissioner cannot challenge the transaction before the Competition Tribunal solely on the basis of information that is the same or substantially the same as the information on the basis of which the advance ruling certificate was issued. Where the Commissioner challenges a transaction before the Competition Tribunal, he may also apply to the Competition Tribunal for an injunction to prevent closing, pending the Competition Tribunal’s determination of the Commissioner’s challenge to the transaction.

The Arrangement is a notifiable transaction for the purposes of the Competition Act. Agrium and PotashCorp are required, pursuant to the provisions of the Arrangement Agreement, to use reasonable best efforts to make the notification to the Commissioner required under subsection 114(1) of the Competition Act within 15 business days of the date of the Arrangement Agreement, or as expeditiously as possible thereafter, and supply as promptly as practicable any additional information or documentary materials that may be required or as they or their counsel agree may be advisable pursuant to the Competition Act.

It is a mutual condition to the completion of the Arrangement in favour of Agrium and PotashCorp that the Key Regulatory Approval for Canada has been made, given or obtained and is in full force and effect. The Key Regulatory Approval for Canada constitutes: (a) the issuance of an advance ruling certificate; (b) the expiry or termination of any applicable waiting periods under the Competition Act and any extension thereof, or the obligation to submit a notification under the Competition Act has been waived by the Commissioner; or (c) the issuance of a No Action Letter that remains in full force and effect; provided that, if an application has been filed by the Commissioner with the Competition Tribunal in respect of the Arrangement, the Competition Tribunal shall not have issued an order prohibiting the consummation of the Arrangement or requiring any Remedy as described in Section 5.3(c)(A) of the Arrangement Agreement (the details of which are described under “– Reasonable Best Efforts”), or such application shall have been withdrawn, dismissed or concluded successfully without any order prohibiting the consummation of the Arrangement or requiring any Remedy as described in Section 5.3(c)(A) of the Arrangement Agreement (the details of which are described under “– Reasonable Best Efforts”).

Agrium and PotashCorp expect to make all requisite filings for regulatory approval of the Arrangement under the Competition Act on the date of this Circular or shortly thereafter.

See “Part I – The Arrangement – Other Regulatory Conditions or Approvals – Competition Act Compliance” and “Part I – The Arrangement – The Arrangement Agreement – Conditions to the Arrangement – Mutual Conditions”.

HSR Act Compliance

Under the HSR Act, certain transactions may not be completed until each Party has filed a Notification and Report Form with the Antitrust Division of the U.S. Department of Justice (the “DOJ”) and with the U.S. Federal Trade Commission (the “FTC”) and applicable waiting period requirements have been satisfied. The Arrangement is subject to the HSR Act.

The applicable waiting period will expire 30 days after the requisite Notification and Report Forms under the HSR Act have been filed, unless earlier terminated by the FTC or the DOJ or unless the FTC or the DOJ issues a request for additional information and documentary material (a “Second Request”) prior to that time. If within the 30-day waiting period, the FTC or the DOJ were to issue a Second Request, the waiting period with respect to the Arrangement would be extended until 30 days following substantial compliance with the Second Request unless the FTC or the DOJ terminates the waiting period prior to its expiration. The expiration or termination of the waiting period does not bar the FTC or the DOJ from subsequently challenging the Arrangement.

It is a mutual condition to the completion of the Arrangement in favour of Agrium and PotashCorp that the Key Regulatory Approval for the United States has been made, given or obtained and is in full force and effect. The Key Regulatory Approval for the United States requires that the applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated and no litigation in federal court shall have been commenced under United States antitrust laws by a Governmental Entity challenging the consummation of the Arrangement and, if commenced, the federal court shall have determined not to prohibit the consummation of the Arrangement or to require any Remedy as described in Section 5.3(c)(A) of the Arrangement Agreement (the details of which are described under “– Reasonable Best Efforts”), or such challenge shall have been withdrawn, dismissed or concluded successfully without any order prohibiting the consummation of the Arrangement or requiring any Remedy as described in Section 5.3(c)(A) of the Arrangement Agreement (the details of which are described under “– Reasonable Best Efforts”).

Agrium and PotashCorp expect to each file a Notification and Report Form with the FTC and the DOJ on the date of this Circular or shortly thereafter.

See “Part I – The Arrangement – Other Regulatory Conditions or Approvals – HSR Act Compliance” and “Part I – The Arrangement – The Arrangement Agreement – Conditions to the Arrangement – Mutual Conditions”.

Additional Jurisdictions

Completion of the Arrangement is also conditional upon the satisfaction of certain notice, filing, waiting period and/or approval requirements under competition or antitrust laws in China, Brazil and India. In these jurisdictions, it is a condition to the completion of the Arrangement in favour of Agrium and PotashCorp that the Key Regulatory Approvals shall have been made, given or obtained and be in full force and effect. The Key Regulatory Approvals in China, Brazil and India require that the necessary consents under the applicable competition or antitrust laws shall have been obtained, or deemed to have been obtained, and any applicable waiting period shall have expired or been terminated and no litigation by a Governmental Entity shall have been commenced under the applicable jurisdiction’s merger control Laws challenging the consummation of the Arrangement and, if commenced, the applicable court or decision maker shall have determined to either permit or not prohibit the consummation of the Arrangement without requiring any Remedy as described in Section 5.3(c)(A) of the Arrangement Agreement (the details of which are described under “– Reasonable Best Efforts”) or such challenge shall have been withdrawn or dismissed.

It is also a mutual condition to the completion of the Arrangement that all Regulatory Approvals (other than the Key Regulatory Approvals) required to be obtained or that the Parties mutually agree in writing to obtain in respect of the completion of the Arrangement, and the expiry of applicable waiting periods necessary to complete the Arrangement, shall have occurred or been obtained on terms and conditions acceptable to the Parties, each acting reasonably, and all applicable domestic and foreign statutory and regulatory waiting periods shall have expired or have been terminated and no unresolved material objection or opposition shall have been filed, initiated or made, except where the failure or failures to obtain such Regulatory Approvals, or for the applicable waiting periods to have expired or terminated, would not be reasonably expected to have a Material Adverse Effect on New Parent (after completion of the Arrangement).

Each of Agrium and PotashCorp is required under the Arrangement Agreement to, and intends to, make all filings necessary to obtain all other required Regulatory Approvals, including the Key Regulatory Approvals in China, Brazil and India.

See “Part I – The Arrangement – Other Regulatory Conditions or Approvals – Additional Jurisdictions” and “Part I – The Arrangement – The Arrangement Agreement – Conditions to the Arrangement – Mutual Conditions”.

Reasonable Best Efforts

Under the Arrangement Agreement, the Parties agreed to use their reasonable best efforts to obtain the required regulatory approvals, including defending all lawsuits or other legal, regulatory or other proceedings against them in connection with any Regulatory Approval, and opposing, lifting or rescinding any injunction or restraining order or other order or action in connection with any Regulatory Approval seeking to stop, or otherwise adversely affecting the ability of the Parties to consummate, the Arrangement, and effecting divestitures or other actions if necessary to obtain such approvals, except that neither party is required to offer, agree to or accept any remedy that is not conditioned on the consummation of the Arrangement or a remedy in respect of (i) the divestiture of any of the Parties’ potash production facilities or any other remedy that has a substantially similar effect, (ii) Canpotex which would materially and negatively affect the continuing benefits of the operations of thereof, or (iii) Agrium’s retail operating segment which would materially and negatively affect the continuing benefits thereof.

See “Part I – The Arrangement – The Arrangement Agreement – Conditions to the Arrangement – Mutual Conditions”.

Timing

If the Meetings are held as scheduled and are not adjourned and/or postponed and the other necessary conditions at that point in time are satisfied or waived, Agrium and PotashCorp will jointly apply for the Final Order approving the Arrangement on November 7, 2016. If the Final Order is obtained in a form and substance satisfactory to Agrium and PotashCorp, and all other conditions set forth in the Arrangement Agreement are satisfied or waived by the applicable Party, Agrium and PotashCorp expect the Effective Date to occur in mid-2017 following the receipt of all requisite regulatory approvals and consents. However, it is not possible at this time to state with certainty when the Effective Date will occur.

See “Part I – The Arrangement – Timing”.

Intended Dividend Policy Following the Arrangement

Both Agrium and PotashCorp expect to maintain their existing dividend payments until the Arrangement is completed. Agrium and PotashCorp agreed that, on and after January 1, 2017 and until the completion of the Arrangement, each of Agrium and PotashCorp will set the record date for respective quarterly dividend payments as the last business day of the applicable quarter. Following completion of the Arrangement, it is currently anticipated that New Parent will target a stable and growing dividend that reflects the anticipated strengthened cash flow profile of New Parent. Subject to market conditions and New Parent Board approval at the time of completion of the Arrangement, New Parent expects to establish a dividend payment equal to the current Agrium level, adjusted for the number of New Parent Shares outstanding. The amount of future dividends and the declaration and payment thereof will be based upon New Parent’s financial position, results of operations, cash flow, capital requirements and restrictions under its revolving bank lines, as well as broader market and economic conditions, among other factors, and shall be in compliance with applicable law. The New Parent Board will retain the power to amend New Parent’s dividend policy in any manner and at any time as it may deem necessary or appropriate in the future. For these reasons, as well as others, there can be no assurance that any dividends of New Parent following completion of the Arrangement will be equal or similar to the amount historically paid on the Agrium Shares or the PotashCorp Shares and that the New Parent Board will not decide to suspend or discontinue the payment of dividends in the future.

See “Part I – The Arrangement – Intended Dividend Policy Following the Arrangement”.

Procedure for Exchange of Agrium Shares and PotashCorp Shares and Related Elections

In order to receive New Parent Shares on the completion of the Arrangement, Registered Holders of Agrium Shares and PotashCorp Shares must deposit with the Depositary (at one of the addresses which will be specified on the last page of the applicable Letter of Transmittal) the applicable validly completed and duly signed Letter of Transmittal together with the certificates representing the Registered Holder’s Agrium Shares or PotashCorp Shares, as applicable, and such other documents and instruments as the Depositary may reasonably require. Registered Holders of Agrium Shares or PotashCorp Shares who do not have their share certificates should refer to “Part I – The Arrangement - Lost Certificates”.

Each Registered Holder of Shares that meets the required conditions will have the right to elect in the applicable Letter of Transmittal delivered to the Depositary to transfer its Shares directly to New Parent in exchange for New Parent Shares pursuant to the Arrangement. A Shareholder that does not meet the required conditions to, or does not, elect in a duly completed Letter of Transmittal deposited with the Depositary no later than the Election Deadline to have its Shares be Elected Shares will dispose of its Shares to PotashCorp AcquisitionCo or Agrium AcquisitionCo, as applicable, under the Arrangement. Shareholders, if eligible, must make the appropriate election in the Letter of Transmittal to have their Shares treated as Elected Shares. See “Part I – The Arrangement - Certain Canadian Federal Income Tax Considerations”. Any Letter of Transmittal deposited with the Depositary will be revocable up to the Election Deadline by written notice or by filing a later-dated Letter of Transmittal received by the Depositary prior to the Election Deadline. A Letter of Transmittal may not be withdrawn by a Shareholder after the Election Deadline.

Agrium and PotashCorp currently anticipate that the Arrangement will be completed in mid-2017. Once there is more certainty as to when the Arrangement will be completed, Registered Holders will be provided with the applicable Letter of Transmittal. At such time, the Agrium Letter of Transmittal will be available on Agrium’s website at www.agrium.com, and the PotashCorp Letter of Transmittal will be available on PotashCorp’s website at www.potashcorp.com, and both Letters of Transmittal will be available on the Arrangement website of Agrium and PotashCorp at www.worldclasscropinputsupplier.com. Letters of Transmittal will also be available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Additional copies of the Letters of Transmittal will also be available by contacting the proxy solicitation agents of Agrium and PotashCorp by using the contact details listed on the back page of this Circular.

The exchange of Agrium Shares and PotashCorp Shares for New Parent Shares in respect of any Non-Registered Shareholder is expected to be made with the Non-Registered Shareholder’s nominee account through the procedures in place for such purposes between CDS & Co. or Cede & Co and such nominee. Non-Registered Shareholders should contact their nominee if they have any questions regarding this process and to arrange for their nominee to complete the necessary steps to ensure that they receive the New Parent Shares in respect of their Agrium Shares and PotashCorp Shares.

The use of the mail to transmit certificates representing Agrium Shares or PotashCorp Shares and the applicable Letter of Transmittal will be at the risk of the Registered Holders of such Shares. Agrium and PotashCorp recommend that such certificates and documents be delivered by hand to the Depositary and a receipt therefor be obtained or that registered mail be used.

Except as otherwise provided in the instructions in the applicable Letter of Transmittal, all signatures on (i) the Letters of Transmittal, and (ii) certificates representing Shares, must be guaranteed by an Eligible Institution.

See “Part I – The Arrangement – Procedure for Exchange of Agrium Shares and PotashCorp Shares and Related Elections”.

Treatment of Fractional New Parent Shares

No certificates representing fractional New Parent Shares shall be issued upon the surrender for exchange of certificates by Shareholders pursuant to the Plan of Arrangement and no dividend, stock split or other change in the capital structure of New Parent shall relate to any such fractional security and such fraction interests shall not entitle the owner thereof to exercise any rights as a holder of New Parent Shares. In lieu of any fractional New Parent Shares, a Shareholder otherwise entitled to a fractional interest in a New Parent Share shall receive a cash amount determined by reference to the volume weighted average trading price of New Parent Shares on the TSX on the first five trading days on which such shares trade on such exchange following the Effective Date.

See “Part I – The Arrangement – Treatment of Fractional New Parent Shares”.

Right to Dissent

Pursuant to the Interim Order, Registered Holders of Shares have Dissent Rights in respect of the Agrium Arrangement Resolution and the PotashCorp Arrangement Resolution and the right to be paid an amount equal to the fair value of their Shares as of the close of business on the business day before the Agrium Arrangement Resolution or the PotashCorp Arrangement Resolution, as applicable, was approved. Shareholders are cautioned that fair value could be determined to be less than the value of the consideration payable pursuant to the terms of the Arrangement and that the proceeds of disposition received by a Dissenting Shareholder may be treated in a different, and potentially more adverse, manner under Canadian and United States federal income tax laws than had such Shareholder exchanged his or her Agrium Shares or PotashCorp Shares, as applicable, for New Parent Shares pursuant to the Arrangement. In addition, any judicial determination of fair value will result in delay of receipt by a Dissenting Shareholder of consideration for such Dissenting Shareholder’s Dissenting Shares.

The Dissent Procedures require that a Registered Holder of Agrium Shares who wishes to dissent must send a written notice of objection to the Agrium Arrangement Resolution to Agrium (i) c/o Blake, Cassels & Graydon LLP, 199 Bay Street, Suite 4000, Commerce Court West, Toronto, Ontario M5L 1A9, Canada (Attention: Michael Barrack) or (ii) by facsimile transmission to c/o Blake, Cassels & Graydon LLP, Facsimile: 416-863-2653 (Attention: Michael Barrack), in either case, to be received by no later than 5:00 p.m. (Saskatoon time) on November 1, 2016 or, in the case of any adjournment or postponement of the Agrium Meeting, by no later than 5:00 p.m. (Saskatoon time) on the second business day immediately preceding the day of the adjourned or postponed Agrium Meeting, and must otherwise strictly comply with the Dissent Procedures. Further, the Dissent Procedures require that a Registered Holder of PotashCorp Shares who wishes to dissent must send a written notice of objection to the PotashCorp Arrangement Resolution to PotashCorp (i) c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto Ontario, M5L 1B9 (Attention: Eliot Kolers) or (ii) by facsimile transmission to c/o Stikeman Elliott LLP, Facsimile: 416-947-0866 (Attention: Eliot Kolers), in either case, to be received by no later than 5:00 p.m. (Saskatoon time) on November 1, 2016 or, in the case of any adjournment or postponement of the PotashCorp Meeting, by no later than 5:00 p.m. (Saskatoon time) on the second business day immediately preceding the day of the adjourned or postponed PotashCorp Meeting, and must otherwise strictly comply with the Dissent Procedures. Failure to strictly comply with the Dissent Procedures will result in loss of Dissent Rights.

Non-Registered Shareholders of Shares who wish to dissent should be aware that only Registered Holders are entitled to dissent. A Non-Registered Shareholder that wishes to exercise Dissent Rights should immediately contact the Intermediary with whom the Non-Registered Shareholder deals in respect of its Shares and either: (i) instruct the Intermediary to exercise the Dissent Rights on the Non-Registered Shareholder’s behalf (which, if the Shares are registered in the name of CDS or other clearing agency, may require that such Shares first be re-registered in the name of the Intermediary); or (ii) instruct the Intermediary to re-register such Shares in the name of the Non-Registered Shareholder, in which case the Non-Registered Shareholder would be able to exercise the Dissent Rights directly. In addition, pursuant to the Interim Order, a Dissenting Shareholder may not exercise Dissent Rights in respect of only a portion of such Dissenting Shareholder’s Shares but may dissent only with respect to all Shares held by such Dissenting Shareholder.

The Arrangement Agreement provides that it is a mutual condition to completion of the Arrangement that holders of such number of Agrium Shares and PotashCorp Shares that, in the aggregate, would constitute not greater than 5% of the number of New Parent Shares that would be outstanding following completion of the Arrangement (assuming for the purpose of calculating the outstanding number of New Parent Shares that there are no holders of Agrium Shares or PotashCorp Shares who have exercised Dissent Rights), shall have validly exercised rights of dissent in respect of the Arrangement that have not been withdrawn as of the Effective Date.

See “Part I – The Arrangement – The Arrangement Agreement – Conditions to the Arrangement” and “Part I – The Arrangement – Right to Dissent”.

Shareholders that are considering exercising Dissent Rights should consult their own legal and financial advisors.

Organizational Structure of New Parent After Giving Effect to the Arrangement

The following is an organizational chart showing the anticipated intercorporate relationships of New Parent and Agrium and PotashCorp immediately following the completion of the Arrangement:

Note:

(1)	A corporation to be incorporated under the laws of a jurisdiction in Canada.

See “Part II – Pro Forma Information of New Parent After Giving Effect to the Arrangement – Arrangement Steps and Organizational Structure Following the Arrangement”.

Governance Matters of New Parent Following the Arrangement

Board of Directors

Following the consummation of the Arrangement in accordance with the Arrangement Agreement, the New Parent Board is expected to be comprised of 16 members, initially half being nominees of PotashCorp (including the Executive Chair) and half being nominees of Agrium (including the Chief Executive Officer and the lead Independent Director).

Management

Following the consummation of the Arrangement, it is anticipated that Chuck Magro will serve as the Chief Executive Officer of New Parent and Jochen Tilk will serve as the Executive Chair of New Parent, both reporting to the New Parent Board. Wayne Brownlee, the current Executive Vice President and Chief Financial Officer of PotashCorp, will serve as New Parent’s Chief Financial Officer, and Steve Douglas, the current Senior Vice President & Chief Financial Officer of Agrium, will serve as New Parent’s Chief Integration Officer. There will be equal representation by PotashCorp and Agrium on the executive team.

See “Part II – Pro Forma Information of New Parent After Giving Effect to the Arrangement – Governance Matters of New Parent Following the Arrangement”.

Corporate Offices

Following consummation of the Arrangement, New Parent’s registered head office will be located at Suite 500 – 122 1st Avenue South, Saskatoon, Saskatchewan, Canada S7K 7G3, with Canadian corporate offices at the existing offices of Agrium and PotashCorp in Calgary, Alberta and Saskatoon, Saskatchewan, respectively.

See “Part II – Pro Forma Information of New Parent After Giving Effect to the Arrangement – Corporate Offices”.

Transfer Agent and Registrar

CST Trust Company at its principal offices in Calgary, Alberta will act as transfer agent and registrar for the New Parent Shares.

See “Part II – Pro Forma Information of New Parent After Giving Effect to the Arrangement – Transfer Agent and Registrar”.

Certain Canadian Federal Income Tax Considerations

Under the Arrangement, a Shareholder that is eligible to and that validly elects in a duly completed Letter of Transmittal deposited with the Depositary no later than the Election Deadline, will be considered to hold Elected Shares and will transfer such Shares directly to New Parent in exchange for New Parent Shares pursuant to the Arrangement. Such a Shareholder will be deemed to have disposed of its Shares for proceeds of disposition equal to the Shareholder’s adjusted cost base of the Shares immediately before the exchange and will be deemed to acquire the New Parent Shares at a cost equal to such adjusted cost base, resulting in the deferral of any accrued capital gain or capital loss on the Shares. This deferral will not apply where the Shareholder has, in its income tax return for the year in which the exchange occurs, included in computing income any portion of the capital gain (or capital loss) arising on the exchange otherwise determined.

If a Shareholder includes in income for the year the exchange occurs any portion of the gain (or loss) otherwise arising from the exchange, the Shareholder will realize the full amount of such capital gain (or capital loss) and any taxable capital gain will be included in computing that Shareholder’s income. The capital gain (or capital loss) will be equal to the amount by which the fair market value of the New Parent Shares received on the exchange of Elected Shares (determined at the time of the exchange) exceeds (or is less than) the aggregate of the adjusted cost base to the holder of the Shares exchanged, determined immediately before the exchange, and any reasonable costs of disposition.

A Shareholder that is not eligible to or does not elect in a duly completed Letter of Transmittal deposited with the Depositary no later than the Election Deadline to have its Shares be Elected Shares will dispose of its Shares to Agrium AcquisitionCo or PotashCorp AcquisitionCo, as applicable, under the Arrangement in a potentially taxable transaction. The Canadian federal income tax consequences may be materially different for Shareholders that hold Elected Shares and Shareholders that do not hold Elected Shares. Shareholders should carefully consider whether they are entitled to, and whether they should, complete the certification in the Letter of Transmittal. Shareholders should consult their own tax advisors for advice in respect of the consequences to them of the Arrangement having regard to their particular circumstances.

A Shareholder that disposes of Shares to PotashCorp AcquisitionCo or Agrium AcquisitionCo, as the case may be, in exchange for New Parent Shares pursuant to the Arrangement will generally be deemed to have disposed of its Shares for proceeds of disposition equal to the fair market value of the New Parent Shares received and will acquire the New Parent Shares at a cost equal to such fair market value. Such a Shareholder that is resident in Canada for purposes of the Tax Act will realize a gain (or loss) in computing its income for purposes of the Tax Act. A Shareholder that is a Non-Resident Shareholder will not be subject to tax under the Tax Act in respect of any gain realized on the transfer of its Shares to Agrium AcquisitionCo or PotashCorp AcquisitionCo, as the case may be, unless such shares constitute “taxable Canadian property” for the purposes of the Tax Act.

Optionholders that exchange their Options for Replacement Options pursuant to the Arrangement will not realize any taxable income or loss under the Tax Act as a result of such exchange.

See “Part I – The Arrangement – Certain Canadian Federal Income Tax Considerations”.

Certain United States Federal Income Tax Considerations

The Arrangement Transactions (as defined under the heading “Part I – The Arrangement – Certain United States Federal Income Tax Considerations”) are intended to qualify for U.S. federal income tax purposes as tax-free “reorganizations” within the meaning of Section 368(a) of the U.S. Tax Code. No party to the Arrangement Transactions has requested, or intends to request, a ruling from the IRS or an opinion of counsel with respect to whether the Arrangement Transactions will qualify as reorganizations. Accordingly, U.S. Holders, as defined under the heading “Part I – The Arrangement – Certain United States Federal Income Tax Considerations”, are urged to consult their tax advisors as to whether the Arrangement Transactions will qualify as reorganizations.

U.S. Holders

Subject to the “passive foreign investment company” rules, if the Arrangement Transactions qualify as reorganizations, no gain or loss will be recognized by U.S. Holders (as defined under the heading “Part I – The Arrangement – Certain United States Federal Income Tax Considerations”) as a result of the receipt of New Parent Shares at the Effective Time in exchange for PotashCorp Shares or Agrium Shares, as applicable, pursuant to the Arrangement. If, however, the Arrangement Transactions fail to qualify as reorganizations, the exchange by the PotashCorp Shareholders and Agrium Shareholders of their PotashCorp Shares and Agrium Shares, respectively, pursuant to the Arrangement will be treated for U.S. federal income tax purposes as taxable sales by U.S. Holders of their PotashCorp Shares or Agrium Shares, as applicable, in exchange for New Parent Shares. In such case, subject to the “passive foreign investment company” rules (as described further herein), U.S. Holders generally would recognize a capital gain or loss in an amount equal to the difference, if any, between the fair market value of the New Parent Shares received in the Arrangement Transactions and the adjusted tax basis of the PotashCorp Shares or the Agrium Shares, as applicable, exchanged for such New Parent Shares.

Non-U.S. Holders

Non-U.S. Holders (as defined under the heading “Part I – The Arrangement – Certain United States Federal Income Tax Considerations”) generally should not be subject to U.S. federal income taxation on the receipt of New Parent Shares at the Effective Time in exchange for their PotashCorp Shares or Agrium Shares, as applicable, pursuant to the Arrangement. However, Non-U.S. Holders may be subject to tax consequences in other jurisdictions. Canadian resident shareholders should review “Part I – The Arrangement – Certain Canadian Federal Income Tax Considerations” in this Circular.

This summary does not discuss all aspects of U.S. federal income taxation which may be important to particular PotashCorp Shareholders or Agrium Shareholders in light of their individual circumstances (including, but not limited to, the U.S. federal income tax consequences to PotashCorp or Agrium Dissenting Shareholders and the consequences of the receipt of cash in lieu of fractional shares). Accordingly, PotashCorp Shareholders and Agrium Shareholders are urged to consult their tax advisors regarding the tax consequences of the Arrangement Transactions to their particular circumstances.

Exchange of Agrium Options

The exchange of Agrium Options for Replacement Options will generally not be a taxable event to a U.S. resident holder of Agrium Options.

Exchange of PotashCorp Options

The exchange of PotashCorp Options for Replacement Options will generally not be a taxable event to a U.S. resident holder of PotashCorp Options.

See “Part I – The Arrangement – Certain United States Federal Income Tax Considerations”.

Selected Pro Forma Financial Information

Certain selected pro forma condensed combined financial information is set forth in the following table. Such information should be read in conjunction with the unaudited pro forma condensed combined financial information of New Parent after giving effect to the Arrangement for the year ended December 31, 2015 and as at and for the six months ended June 30, 2016, included in Appendix H to this Circular. Adjustments have been made to prepare the unaudited pro forma condensed combined financial information of New Parent, which adjustments are based on certain assumptions. Both the adjustments and the assumptions made in respect thereof are described in the notes to the New Parent Unaudited Pro Forma Condensed Combined Financial Information set forth in Appendix H to this Circular.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating or financial results that would have occurred had the Arrangement actually occurred at the times contemplated by the notes to the New Parent Unaudited Pro Forma Condensed Combined Financial Information set forth in Appendix H to this Circular, or of the results expected in future periods.

	Pro Forma for Six Months Ended June 30, 2016	Pro Forma for Year Ended December 31, 2015
	(US$ millions)	(US$ millions)

Sales	11,347	20,977
Freight, transportation and distribution	(635)	(1,145)
Cost of goods sold	(8,161)	(13,682)

Gross margin	2,551	6,150

Selling and administrative expenses	(1,230)	(2,479)
Provincial mining and other taxes	(65)	(326)
Share of earnings of equity-accounted investees	77	117
Dividend income	17	52
Impairment of available-for-sale investment	(10)	-
Other income (expenses)	(93)	(60)

Operating income	1,247	3,454

Finance costs	(199)	(340)

Income before income taxes	1,048	3,114

Income taxes	(275)	(835)

Net income	773	2,279

		Pro Forma as at June 30, 2016
		(US$ millions)

Total assets		40,532
Total long-term debt(1)		8,567
Shareholders’ equity		20,280

Note:

(1)	Non-current portion only.

See “Part II – Pro Forma Information of New Parent After Giving Effect to the Arrangement – Selected Pro Forma Financial Information” and the New Parent Unaudited Pro Forma Condensed Combined Financial Information set forth in Appendix H to this Circular.

Risk Factors

Agrium Securityholders voting in favour of the Agrium Arrangement Resolution and PotashCorp Shareholders voting in favour of the PotashCorp Arrangement Resolution will be choosing to combine through New Parent the businesses of Agrium and PotashCorp. The completion of the Arrangement involves risks. In addition to the risk factors described under the heading “Risk Factors” in the Agrium AIF and under the heading “Risk Factors” in the PotashCorp 10-K, which are specifically incorporated by reference into this Circular, and the risk factors described under “Part III – Information Concerning Agrium – Risk Factors” and “Part IV – Information Concerning PotashCorp – Risk Factors” in this Circular, the following is a list of certain additional and supplemental risk factors which Agrium Securityholders should carefully consider before making a decision regarding approving the Agrium Arrangement Resolution and which PotashCorp Shareholders should carefully consider before making a decision regarding approving the PotashCorp Arrangement Resolution:

•	the Arrangement is subject to satisfaction or waiver of various conditions;

•	Agrium Shareholders and PotashCorp Shareholders will receive a fixed number of New Parent Shares;

•	the Arrangement Agreement may be terminated in certain circumstances;

•

the Arrangement Agreement contains provisions that restrict Agrium’s and PotashCorp’s ability to pursue alternatives to the Arrangement and, in specified circumstances, Agrium or PotashCorp could be required to pay the other Party a non-completion fee of US$485 million;

•	Agrium and PotashCorp will incur costs even if the Arrangement is not completed and Agrium or PotashCorp may have to pay various expenses incurred in connection with the Arrangement;

•	uncertainty surrounding the Arrangement could adversely affect each company’s retention of customers, suppliers and personnel and could negatively impact future business and operations;

•	while the Arrangement is pending, Agrium and PotashCorp are restricted from taking certain actions;

•	the pending Arrangement may divert the attention of Agrium’s and PotashCorp’s management;

•	payments in connection with the exercise of Dissent Rights may impair New Parent’s financial resources;

•

Agrium and PotashCorp directors and officers may have interests in the Arrangement different from the interests of Agrium Securityholders and PotashCorp Shareholders following completion of the Arrangement;

•

tax consequences of the Arrangement may differ from anticipated treatment, including that if the Arrangement does not qualify as a “reorganization” within the meaning of Section 368(a) of the U.S. Tax Code, some Shareholders may be required to pay substantial U.S. federal income taxes;

•	following completion of the Arrangement, New Parent may issue additional equity securities;

•	New Parent, following the Arrangement, may not realize the anticipated benefits of the Arrangement;

•	there are risks related to the integration of Agrium’s and PotashCorp’s existing businesses;

•	New Parent’s business mix following the Arrangement will be different than that of Agrium and PotashCorp separately;

•	the amount of any dividends to be paid by New Parent following the Arrangement will not be guaranteed;

•	the relative trading price of the Agrium Shares and the PotashCorp Shares prior to the Effective Time and the trading price of the New Parent Shares following the Effective Time may be volatile;

•

the unaudited pro forma condensed combined financial information of New Parent are presented for illustrative purposes only and may not be an indication of New Parent’s financial condition or results of operations following the Arrangement; and

•

credit ratings of Agrium, PotashCorp or, following completion of the Arrangement, New Parent may be downgraded or there may be adverse conditions in the credit markets, which may impede New Parent’s access to the debt markets, trigger a change in control offer under existing debt instruments or raise its borrowing rates.

The risk factors identified above are a summary of certain of the risk factors contained elsewhere or incorporated by reference in this Circular. See “Part I – The Arrangement – Risk Factors Related to the Arrangement”, “Part I – The Arrangement – Risk Factors Related to the Operations of New Parent Following the Arrangement”, “Part III – Information Concerning Agrium – Risk Factors” and “Part IV – Information Concerning PotashCorp – Risk Factors”. Agrium Securityholders and PotashCorp Shareholders should carefully consider all such risk factors.

PART I — THE ARRANGEMENT

Background to the Arrangement

As part of its continuing mandate to strengthen the business of Agrium and enhance value for all Agrium Shareholders, the Agrium Board and senior management of Agrium have from time to time considered and assessed possible strategic and other opportunities to better realize the potential of Agrium’s asset portfolio and agricultural retail expertise. In that regard, among other potential alternatives, Agrium had in previous years considered the possibility of strategic transactions with various other industry participants.

Similarly, as part of its continuing mandate to strengthen its business and enhance value for PotashCorp Shareholders, the PotashCorp Board and senior management of PotashCorp have from time to time considered and assessed possible strategic and other opportunities to better realize the potential of PotashCorp’s asset portfolio. In that regard, among other potential alternatives, PotashCorp had also in previous years considered the possibility of strategic transactions with various other industry participants.

On March 26, 2015, the Chief Financial Officer of PotashCorp, Wayne Brownlee, and the Vice President of Corporate Development and Strategy of Agrium, Patrick Freeman, along with other senior members of both organizations, met to discuss, on a preliminary basis, the potential development of a North American phosphate joint venture which would combine the phosphate assets of PotashCorp and Agrium to take advantage of, among other things, cost saving opportunities. These discussions continued intermittently until early 2016.

As exploratory discussions progressed, the magnitude of potential perceived synergies between Agrium and PotashCorp became increasingly evident. On February 9, 2016, the Chief Executive Officer of Agrium, Chuck Magro, and the Chief Executive Officer of PotashCorp, Jochen Tilk discussed the possibility of pursuing a potential business combination of the two companies.

Shortly thereafter, Mr. Magro provided an update on initial interactions with PotashCorp to the Chairman of the Agrium Board, Derek Pannell, and Barclays was initially contacted with respect to its possible engagement as a financial advisor to Agrium in connection with the potential business combination. Mr. Tilk also provided an update on initial interactions with Agrium to the Chairman of the PotashCorp board, John Estey.

Messrs. Magro and Tilk, along with the Chief Financial Officers of each of Agrium (Steve Douglas) and PotashCorp, met again on February 22, 2016 to continue the companies’ preliminary discussions as to the potential benefits of a possible business combination. During this period, Agrium retained Blakes and Paul Weiss as counsel. On February 24, 2016, the Agrium Board was first apprised of a potential transaction with PotashCorp at its regularly scheduled in person meeting.

Thereafter, Mr. Tilk and Mr. Brownlee engaged, on an ongoing basis, in discussions with a number of other members of PotashCorp’s senior management, as well as members of the PotashCorp Board regarding the possibility of a business combination transaction between PotashCorp and Agrium. Stikeman Elliott and Jones Day were consulted on a preliminary basis regarding potential legal matters involved in any such transaction. PotashCorp management also discussed with BofA Merrill Lynch, financial advisor to PotashCorp, the possibility of a combination with Agrium beginning in early March 2016.

On March 24, 2016, Messrs. Magro, Douglas, Tilk and Brownlee met to further discuss the effect that a potential business combination of Agrium and PotashCorp could have on each company, including the potential synergies in such a transaction. At this meeting, requests were made by both Agrium and PotashCorp for additional information regarding the other company. Following this meeting, both parties agreed to meet again toward the end of May 2016 to engage in more detailed discussions if their respective boards of directors determined that doing so would be appropriate.

Mr. Tilk reviewed the potential business combination transaction at a regular informational meeting of the PotashCorp Board on April 1, 2016. Consistent with PotashCorp’s governance principles, the PotashCorp Board held an in camera session or sessions at each PotashCorp Board meeting described herein. It was the consensus of the PotashCorp Board that work on a potential transaction should continue.

Preliminary due diligence based primarily on publicly available information was commenced by each of Agrium and PotashCorp in April 2016. On April 18, 2016, Agrium and PotashCorp entered into a confidentiality and standstill agreement.

On May 3, 2016, Mr. Magro, Ms. Leslie O’Donoghue, the Executive Vice President, Corporate Development and Strategy and Chief Risk Officer, and other senior management reported to the Agrium Board on Agrium’s discussions with PotashCorp. At this in person meeting, the Agrium Board also discussed the recent performance of both companies, an overview of the PotashCorp businesses, the outlook for the agricultural fertilizer industry, the potential synergies that could be realized from a business combination, Agrium’s overall position in the agricultural crop input industry and possible next steps. The Agrium Board considered the need for financial advice in the circumstances and directed Agrium’s senior management to retain Barclays to act as financial advisors to Agrium. The Agrium Board also authorized Mr. Magro to continue discussions with PotashCorp with respect to a potential business combination of the two companies. The Agrium Board met in camera and separately with Mr. Magro. Norton Rose Fulbright was retained as counsel to the Agrium Board.

The PotashCorp Board met on May 11, 2016. Management provided an update of its analysis of a potential business combination with Agrium, and Agrium’s retail business and the potential fit between it and Agrium’s and PotashCorp’s other businesses. Following extensive discussion, it was the consensus of the PotashCorp Board that additional information regarding the business combination with Agrium was needed, including an assessment of the benefits of Agrium’s retail distribution channel and its growth potential.

On May 25, 2016, Messrs. Magro, Douglas, Tilk and Brownlee, together with Barclays and BofA Merrill Lynch, met to discuss the potential business combination. At the meeting, Agrium provided PotashCorp with an overview of its retail business and both parties reviewed their respective businesses and priorities. Following the meeting, both parties agreed to proceed with further discussions of potential synergies that could be realized in a combination.

On June 1, 2016, Mr. Magro and Mr. Tilk met to continue their dialogue regarding a potential business combination, including further discussions regarding potential synergies.

On June 9, 2016, the PotashCorp Board received an update from PotashCorp senior management regarding the status of discussions with Agrium. The update focused on the potential synergies of such a transaction, Agrium’s retail operations and potential terms of a business combination. Mr. Tilk also advised that consultants had been engaged to provide further analysis on Agrium’s retail operations.

On June 10, 2016, Messrs. Douglas and Brownlee, together with other members of senior management of both companies and representatives of their respective financial advisors, met to further review and refine the potential synergies that could be realized in a potential combination.

On June 21, 2016, Messrs. Magro and Tilk met and continued dialogue on a potential business combination.

On June 22, 2016, Mr. Magro, Ms. O’Donoghue and other senior Agrium management reported in person to the Agrium Board on ongoing discussions between Agrium and PotashCorp and provided the Agrium Board with an overview of the potential transaction, its strategic rationale, the anticipated synergies and the various work streams that were underway in connection with the potential combination. During that meeting, senior management of Agrium provided the Agrium Board with a summary of the key financial assumptions and models being used to evaluate the potential transaction and also outlined financial benefits that could be realized in a combination. The Agrium Board met in camera with Mr. Magro and separately with its counsel.

On June 27, 2016, Messrs. Douglas and Brownlee, together with their respective financial advisors and other members of senior management of both companies, met to further discuss potential synergies that could be realized from a business combination. At this meeting, both parties reviewed the financial parameters and structure of the potential combination of Agrium and PotashCorp.

On July 25, 2016, Messrs. Magro and Tilk discussed the possible terms of a combination, including the preliminary terms of an Arrangement Agreement.

On July 27, 2016, the PotashCorp Board received presentations from Stikeman Elliott and Jones Day, related to the potential combination. Mr. Brownlee then addressed the strategic rationale for a potential transaction, including the possibility for value creation for PotashCorp Shareholders and the creation of a global fertilizer company with a diversified platform. Representatives of BofA Merrill Lynch discussed with the PotashCorp Board preliminary financial analyses of a potential transaction and provided an overview of potential timing and next steps. At the conclusion of this meeting, the PotashCorp Board authorized senior management to continue discussions with Agrium.

On August 1, 2016, Messrs. Magro and Tilk had an in person meeting in Saskatoon, Saskatchewan to further discuss the terms of the potential business combination.

On August 3, 2016 and August 4, 2016, the Agrium Board, with support from the financial and legal advisors of Agrium as well as other members of Agrium’s senior management, held a number of in person meetings to review and consider the terms of the proposed business combination with PotashCorp. At these meetings, senior management presented the strategic rationale for the business combination in detail, including the possibility of significant value creation for Agrium Shareholders and provided an overview of the proposed merged entity. Representatives of Barclays presented such firm’s preliminary financial analysis of the potential transaction. The Agrium Board thoroughly considered the pertinent issues and reviewed the terms of the proposed business combination, including the preliminary terms of the Arrangement Agreement, with Barclays, Blakes and Norton Rose Fulbright. Norton Rose Fulbright provided the Agrium Board with legal advice as to the legal and fiduciary duties and responsibilities of the Agrium Board in evaluating the potential business combination. Following the review, the Agrium Board authorized management to continue discussions regarding the potential combination at an at-market share exchange ratio. The Agrium Board also established a special committee of the Agrium Board comprised of Mayo Schmidt (as Chair), Mr. Pannell, David Everitt, Miranda Hubbs and Russell Girling, with a mandate to provide oversight, and to review and assess the transaction deliverables. The Agrium Board met in camera with Mr. Magro and separately with its counsel.

On August 6, 2016, Messrs. Magro and Tilk had a discussion on the deliberations of their respective Boards and discussed potential next steps.

The Agrium Special Committee met on August 10, 2016. At the meeting, senior management of Agrium, along with its financial and legal advisors, delivered reports on the ongoing discussions between Agrium and PotashCorp. The Agrium Special Committee also received updates on due diligence and regulatory, legal and financial matters that were being considered in connection with the proposed business combination. The Agrium Special Committee met in camera with its counsel.

On August 11, 2016, Messrs. Tilk and Brownlee updated the PotashCorp Board regarding the progression of discussions over the previous two weeks and provided an overview of the rationale for continuing to consider a potential business combination with Agrium, including the possibility of value creation, synergies, the overlap in the existing investor bases of Agrium and PotashCorp, as well as the impact of such a transaction on PotashCorp’s existing potash business. PotashCorp’s external consultants provided a detailed assessment of the agricultural retail channel and its growth potential. The PotashCorp Board engaged in extensive discussions and assessments surrounding the agricultural retail channel. Mr. Tilk also provided an overview of possible governance matters that would have to be resolved in a potential transaction.

Over the course of August 2016, the parties, together with their respective financial and legal advisors, continued negotiations of the terms of the potential business combination and the Arrangement Agreement. Starting in mid-August, each of Agrium and PotashCorp conducted a review of certain confidential non-public data of the other, to the extent permitted under applicable law and the terms of any confidentiality provisions, with a view to negotiating the terms of a business combination. Each of Agrium and PotashCorp met with members of management of the other and had access to the technical teams of the other during the course of its review. During this time, the parties explored a variety of transaction structures, including the ultimate structure of the Arrangement, whereby New Parent would acquire all of the Agrium Shares and PotashCorp Shares, the composition of the board of directors of the combined company, the roles of the chief executive officers and chief financial officers of the two companies in the combined company and other matters.

Throughout this period, Mr. Tilk and Mr. Brownlee engaged, on an ongoing basis, in a variety of formal and informal discussions with certain other members of PotashCorp’s senior management, as well as members of the PotashCorp Board. A principal focus of these discussions was assessment of the agricultural retail channel. In late August, RBC Capital Markets was engaged to act as a financial advisor to PotashCorp in connection with the potential combination.

The Agrium Special Committee met on August 21, 2016. At the meeting, senior management, along with representatives of Agrium’s financial and legal advisors, provided the Agrium Special Committee with an update on various work-streams being undertaken in connection with the proposed business combination, including with respect to the proposed terms of the Arrangement Agreement, government and public relations, regulatory matters, human resources and investor relations. The Agrium Special Committee also received a financial analysis update from Barclays. The Agrium Special Committee and its counsel met in camera with Mr. Magro and Susan Jones, the Senior Vice-President & Chief Legal Officer of Agrium.

On August 23, 2016, CIBC was initially contacted with respect to its possible engagement as a financial advisor to Agrium in connection with the potential business combination.

On August 30, 2016, Agrium and PotashCorp published a joint press release confirming that the parties were in preliminary discussions regarding a potential merger of equals. The same day, Morgan Stanley & Co. LLC was initially contacted with respect to its possible engagement as a joint financial advisor to Agrium and PotashCorp in connection with the potential business combination.

On September 1, 2016, Messrs. Magro and Tilk, along with other senior management of both companies, legal counsel and financial advisors had an in person meeting in Chicago for the purposes of due diligence.

On September 3, 2016, Agrium and PotashCorp settled on an indicative exchange ratio based upon the respective closing share prices of each company’s common shares on the NYSE on August 29, 2016, the last trading day prior to when the companies announced that they were in preliminary discussions regarding a merger of equals, which exchange ratio was generally consistent with the approximate 10- and 60-day volume weighted average prices through that date.

The Agrium Special Committee met again on September 6, 2016. At the meeting, senior management of Agrium, along with representatives of Agrium’s financial and legal advisors, updated the Agrium Special Committee on the negotiations with PotashCorp with respect to the proposed terms of the Arrangement Agreement and the related due diligence, as well as with respect to government and investor relations and ongoing financial analyses. The Agrium Special Committee met in camera with Mr. Magro, Ms. Jones and its counsel and then separately with Mr. Magro and its counsel.

On September 7, 2016, the Agrium Board met in person to review the status of the possible business combination, thoroughly consider the pertinent issues in connection therewith and review the terms of the draft Arrangement Agreement. Representatives of Agrium’s financial advisors provided an update on their financial analysis of the proposed transaction. Mr. Tilk of PotashCorp was invited to speak to, and addressed, the Agrium Board regarding the potential combination at this meeting. The Agrium Board reviewed a report regarding the ongoing due diligence of PotashCorp, government relations and investor relations, interloper risk as well as an update on Agrium Special Committee activities including the remaining open issues. The Agrium Board met in camera with Mr. Magro, Ms. Jones and its counsel.

The PotashCorp Board met on September 7 and 8, 2016, along with the senior management of PotashCorp and PotashCorp’s financial and legal advisors. Stikeman Elliott provided the PotashCorp Board with an update regarding the legal and fiduciary duties and responsibilities of the PotashCorp Board in evaluating the possible business combination. Stikeman Elliott and Jones Day provided an update on progress made in the negotiations with Agrium with respect to terms of the Arrangement Agreement, including the remaining open issues, the due diligence reviews, the conditions to the possible merger, including court and regulatory approvals, and interloper risk. Senior management also provided updates with respect to government and investor relations, human resources and customer and other matters, and representatives of PotashCorp’s financial advisors, BofA Merrill Lynch and RBC Capital Markets, provided further financial analyses regarding PotashCorp, Agrium and the potential combination. Mr. Magro of Agrium was invited to speak to, and addressed, the PotashCorp Board regarding the potential combination at the September 8, 2016 meeting.

From September 8 to September 11, 2016, the parties and their respective representatives negotiated all outstanding issues under the draft Arrangement Agreement.

On September 11, 2016, the Agrium Board and the Agrium Special Committee held a joint meeting. The Agrium Special Committee and the Agrium Board received updates from management, counsel to the Agrium Board and counsel to Agrium on the terms of the Arrangement Agreement, the final exchange ratios, government and public relations and human resources as well as on the duties and responsibilities of the Agrium Special Committee and the Agrium Board in considering the Arrangement Agreement. Each of Barclays and CIBC delivered to the Agrium Board its verbal opinion, subsequently confirmed in writing, that, as of such date, and subject to the assumptions, limitations and qualifications to be set out in the Agrium Fairness Opinions, the Agrium Exchange Ratio was fair, from a financial point of view, to Agrium Shareholders.

Agrium management, Blakes, Norton Rose Fulbright and Paul Weiss responded to questions from the Agrium Board on various aspects of the Arrangement Agreement. The Agrium Special Committee recommended to the Agrium Board that it approve the Arrangement Agreement and the Arrangement. Following discussion, the Agrium Board resolved unanimously to approve the Arrangement Agreement and the Arrangement.

The PotashCorp Board met on September 11, 2016 and received updates from its senior management and from Stikeman Elliott and Jones Day on the terms and conditions of the Arrangement Agreement, the final exchange ratios, reports on government and public relations and human resources elements of the potential transaction, as well as on the duties and responsibilities of the PotashCorp Board in considering the Arrangement Agreement. Also at this meeting BofA Merrill Lynch and RBC Capital Markets reviewed with the PotashCorp Board their financial analyses of the PotashCorp Exchange Ratio and BofA Merrill Lynch and RBC Capital Markets each delivered to the PotashCorp Board their respective oral opinions, subsequently confirmed in writing, that, as of such date, and subject to the assumptions, limitations and qualifications to be set out forth in their respective opinions, taking into account the terms of the Arrangement, that the PotashCorp Exchange Ratio was fair, from a financial point of view, to the PotashCorp Shareholders.

Stikeman Elliott and Jones Day responded to questions from the PotashCorp Board on various aspects of the Arrangement Agreement. Following discussion, the PotashCorp Board resolved unanimously to approve the Arrangement Agreement and the Arrangement.

Thereafter, on September 11, 2016 Agrium and PotashCorp entered into the Arrangement Agreement. On September 12, 2016, prior to the opening of markets in Toronto and New York, Agrium and PotashCorp issued a joint press release announcing that a definitive Arrangement Agreement had been executed.

Anticipated Benefits of the Arrangement

Agrium and PotashCorp believe that the combination of the two companies will result in a highly synergistic merger of equals expected to unlock significant value for Shareholders creating a new premier Canadian-headquartered company.

Creation of a world-class integrated global supplier of crop inputs

The Arrangement would combine world-class nutrient production assets with a leading agricultural retail distribution network to forge an integrated platform with multiple paths for growth. New Parent would be the largest crop nutrient company in the world and the third largest natural resource company in Canada.

Pre-eminent low-cost producer of potash and high-quality nitrogen and phosphate

New Parent will have a balanced nutrient portfolio that includes world-class potash production and complementary high-quality nitrogen and phosphate operations. It is expected to have the lowest-cost potash production assets and reserves in North America, and a meaningful platform to benefit from continued growth in global potash demand. The Arrangement is expected to result in more diversified and complementary geographic and product portfolios in nitrogen and phosphate, with the North American nitrogen business expected to continue to benefit from low-cost feedstock and local distribution.

Leading retail-distribution platform combined with two world-class nutrient production platforms

New Parent is expected to have a retail distribution platform encompassing crop nutrients and other crop input products, services, and solutions, with over 1,400 retail locations in seven countries. New Parent will continue to emphasize innovation and growth in proprietary products, grower services, and distribution to offer a broader range of agricultural solutions to its customers and suppliers. The combined production footprint is expected to drive freight savings and other operational efficiencies.

Significant value creation from synergies

The Arrangement is expected to generate up to US$500 million of annual operating synergies primarily from distribution and retail integration, production and SG&A optimization, and procurement. More particularly, the operating synergies are expected to include:

•	Rail Fleet Optimization, resulting in a reduction of rail costs by approximately 20%;

•	Logistics Savings, by sourcing product closer to production facilities and reduced freight costs tied to volume-based benefits;

•	Distribution and Warehouse Optimization, through integration of warehouse locations;

•	Portfolio Integration, by optimizing distribution of PotashCorp’s crop nutrient production through Agrium’s Retail network, and providing access to expanded product offerings;

•	Product Mix Optimization, by utilizing Agrium’s Retail network to optimize the combined nitrogen and phosphate portfolios;

•

Phosphate Integration, by utilizing PotashCorp’s excess capacity at its Aurora and White Springs phosphate facilities to supply Agrium’s Redwater facility, thereby eliminating higher cost, third-party rock purchases;

•	Potash Cost Efficiencies, through operational planning efficiencies and savings derived from co-located assets, including improved mine planning, turnaround optimization and shift sequencing;

•	SG&A Optimization, through elimination of duplicative public company costs, reduction of discretionary, non-personnel general and administrative spending and optimized headquarter functions; and

•

Procurement, including optimization of purchases on approximately US$2.6 billion of annual non-raw material supplies, services and sustaining capital expenditures which are expected to reduce such costs by approximately 4%.

The above-described synergies imply aggregate value creation for the combined company of up to US$5 billion, or a 20% increase above the combined market capitalizations of Agrium and PotashCorp on August 29, 2016, the last trading day prior to when Agrium and PotashCorp announced that they were in preliminary discussions regarding a merger of equals. The all-stock nature of the Arrangement allows all Shareholders to participate in the benefits of the combination. New Parent is expected to achieve approximately US$250 million of these synergies by the end of the first year after completion of the Arrangement with the full run-rate being achieved by the end of the second year. The Arrangement is expected to be accretive for both sets of Shareholders with run-rate synergies.

Compelling growth opportunities

Recently completed investments in new, low-cost capacity, particularly in potash, are expected to improve New Parent’s operating costs and position it well to respond to increases in demand. Continuing to grow the retail business will also be a priority for New Parent, including pursuing roll-up opportunities, new store openings, and innovation in products and services to better serve growers.

Strong balance sheet with significant cash flow generation

On a 2015 combined basis, inclusive of expected synergies, New Parent would have had operating cash flow of over US$4 billion. With major capacity expansion projects essentially complete at each company, New Parent’s anticipated low financial leverage, and expected significant cash flow generation, New Parent is expected to have flexibility to return excess capital to its shareholders, while also maintaining a strong investment grade credit rating profile.

Best-in-class leadership and governance

The management team of New Parent, including Chuck Magro who will serve as the Chief Executive Officer of New Parent and Jochen Tilk who will serve as the Executive Chair of New Parent, has a wealth of industry experience and expertise to spearhead this transformational integration and optimize New Parent’s operations going forward.

Additional benefits to stakeholders

Following completion of the Arrangement, New Parent is expected to be better positioned to serve customers and farmers with low-cost, high-value products and services with a continued emphasis on efficiency and innovation. For employees, the Arrangement will provide the opportunity to work for the largest global supplier of crop nutrients with greater career prospects in a wider and more diverse group. Each of Agrium and PotashCorp have a history of strong commitments to the local communities in which they operate and it is intended that, following completion of the Arrangement, New Parent will carry forward best practices from both companies in corporate social responsibility, including commitments to employees, operating communities and the environment.

There is a risk that Agrium and PotashCorp may not realize the anticipated benefits of the Arrangement. See “– Risk Factors Related to the Arrangement” and “– Risk Factors Related to the Operations of New Parent Following the Arrangement” below.

Recommendation of the Agrium Special Committee and the Agrium Board

After consulting with Agrium management and with its financial, legal and tax advisors, and after considering, among other things, the Agrium Fairness Opinions, the Agrium Special Committee unanimously concluded that the Arrangement is fair to the Agrium Shareholders and that the Arrangement and the entry into the Arrangement Agreement are in the best interests of Agrium. The Agrium Special Committee unanimously recommended that the Agrium Board approve the Arrangement and the entry into the Arrangement Agreement and that the Agrium Shareholders vote in favour of the Arrangement.

After considering, among other things, the Agrium Fairness Opinions and the unanimous recommendation of the Agrium Special Committee and after consulting with Agrium management and with its financial, legal and tax advisors, the Agrium Board unanimously concluded that the Arrangement is fair to the Agrium Shareholders and that the Arrangement and the entry into the Arrangement Agreement are in the best interests of Agrium, and authorized the entry by Agrium into the Arrangement Agreement and all related agreements. The Agrium Board unanimously recommends that the Agrium Securityholders vote “FOR” the Agrium Arrangement Resolution.

Reasons for Recommendation of the Agrium Special Committee and the Agrium Board

In reaching its conclusions and formulating its unanimous recommendation, the Agrium Special Committee and the Agrium Board consulted with Agrium’s senior management and with legal, financial, tax and other advisors, reviewed a significant amount of information and considered a number of factors (including the interests of affected stakeholders), including, among others:

•

Creation of a World-Class Integrated Global Supplier of Crop Inputs. The Agrium Special Committee and the Agrium Board believe that the combination is a compelling opportunity for Agrium Shareholders to participate in the creation of a world-class integrated supplier of crop inputs. It is anticipated that the Arrangement will result in significant value creation from synergies, and the creation of the largest crop nutrient company in the world and the third largest natural resources company in Canada. Agrium Shareholders are expected to benefit from the strategic and financial benefits of the merger as it is anticipated that New Parent will be a pre-eminent low-cost producer of potash and high-quality nitrogen and phosphate, will have a leading retail distribution platform and will have enhanced financial flexibility through its strong pro forma balance sheet and enhanced cash flow to support growth initiatives and shareholder returns. See “– Anticipated Benefits of the Arrangement”;

•

Best-in-Class Leadership. Management responsibilities within New Parent will be allocated among an experienced and sophisticated management team including members drawn from both Agrium and PotashCorp. The management team of New Parent, including Chuck Magro who will serve as Chief Executive Officer and Jochen Tilk who will serve as Executive Chair, has a wealth of industry experience and expertise to spearhead this transformational integration and optimize New Parent’s operations going forward;

•

Consideration of Alternatives. The Agrium Special Committee and the Agrium Board carefully considered current industry, economic and market conditions and outlooks, including prevailing commodity prices and their expectations of the future prospects of the businesses in which Agrium and PotashCorp operate, as well as the impact of the Arrangement on affected stakeholders. In light of the risks and potential upside associated with Agrium continuing to execute its business and strategic plan as a standalone entity, as opposed to the Arrangement or other strategic alternatives, the Agrium Special Committee and the Agrium Board have determined that New Parent will be better positioned to pursue a growth and value maximizing strategy as a result of the anticipated benefits of the Arrangement;

•

Stakeholder Benefits. Following completion of the Arrangement, New Parent is anticipated to be better positioned to serve customers and farmers through a world-class integrated production and retail platform. For employees, the Arrangement will provide an opportunity to work for the largest global supplier of crop nutrients with greater career prospects in a wider and more diverse group. New Parent is also expected to carry forward Agrium and PotashCorp’s best practices in corporate social responsibility including commitments to employees, operating communities and the environment;

•

Barclays Fairness Opinion. The Agrium Special Committee and the Agrium Board considered the Barclays Fairness Opinion to the effect that as of September 11, 2016, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the Agrium Exchange Ratio was fair, from a financial point of view, to the Agrium Shareholders;

•

CIBC Fairness Opinion. The Agrium Special Committee and the Agrium Board considered the CIBC Fairness Opinion to the effect that as of September 11, 2016, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the Agrium Exchange Ratio was fair, from a financial point of view, to the Agrium Shareholders;

•

Ability to Respond to Superior Proposals. Under the Arrangement Agreement, until the time that the Agrium Arrangement Resolution is approved by Agrium Securityholders, the Agrium Board retains the ability to consider and respond to Acquisition Proposals on the specific terms and conditions set forth in the Arrangement Agreement. In addition, the amount of the non-completion fee of US$485 million was considered reasonable by the Agrium Special Committee and the Agrium Board in the circumstances;

•

Tax Deferred Rollover. In general, taxable Canadian resident Agrium Shareholders will be able to elect to receive New Parent Shares free of Canadian income taxes, and other shareholders will generally not be subject to Canadian income tax; it is also expected that U.S. resident Agrium Shareholders will generally receive New Parent Shares on a tax-deferred basis for U.S. federal income tax purposes;

•

Voting Support Agreements. The voting support agreements described under “– Voting Support Agreements” were entered into pursuant to which the directors and executive officers of Agrium agreed, among other things, to vote in favour of the Arrangement; and

•

Procedural Matters. (a) The Arrangement must be approved by at least 66 2⁄3% of the votes cast by Agrium Securityholders, voting as a single class, present in person or represented by proxy at the Agrium Meeting; (b) Registered Agrium Shareholders who do not vote in favour of the Agrium Arrangement Resolution have the ability to exercise Dissent Rights and, if validly exercised, to receive fair value for their Agrium Shares; and (c) the Arrangement requires approval by the Court.

The Agrium Special Committee and the Agrium Board also considered a variety of risks and other potentially negative factors relating to the Arrangement including those matters described under the headings “– Risk Factors Related to the Arrangement” and “– Risk Factors Related to the Operations of New Parent Following the Arrangement”. The Agrium Special Committee and the Agrium Board believed that overall, the anticipated benefits of the Arrangement to Agrium outweighed these risks and negative factors.

The information and factors described above and considered by the Agrium Special Committee and the Agrium Board in reaching its determinations are not intended to be exhaustive but include material factors considered by the Agrium Special Committee and the Agrium Board. In view of the wide variety of factors considered in connection with the evaluation of the Arrangement and the complexity of these matters, the Agrium Special Committee and the Agrium Board did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, individual members of the Agrium Special Committee and the Agrium Board may have given different weight to different factors.

Agrium Fairness Opinions

Barclays Fairness Opinion

Agrium retained Barclays as a financial advisor to Agrium in connection with the Arrangement. As part of this mandate, Barclays was requested to provide the Agrium Board with its opinion as to the fairness to the Agrium Shareholders, from a financial point of view, of the Agrium Exchange Ratio. In connection with this mandate, Barclays has prepared the Barclays Fairness Opinion. The Barclays Fairness Opinion states that, on the basis of the particular assumptions, limitations and qualifications set forth therein, Barclays is of the opinion that, as of September 11, 2016, the Agrium Exchange Ratio was fair, from a financial point of view, to the Agrium Shareholders. The Barclays Fairness Opinion is subject to the assumptions, limitations and qualifications contained therein and should be read in its entirety. See Appendix F-1, “Opinion of Barclays Capital Inc.”.

The full text of the Barclays Fairness Opinion, setting out the assumptions made, matters considered and limitations and qualifications on the review undertaken in connection with the Barclays Fairness Opinion, is attached as Appendix F-1 to this Circular. The summary of the Barclays Fairness Opinion in this Circular is qualified in its entirety by reference to the full text of the Barclays Fairness Opinion. The Barclays Fairness Opinion is not a recommendation as to whether or not Agrium Securityholders should vote in favour of the Arrangement. The Barclays Fairness Opinion was one of a number of factors taken into consideration by the Agrium Board in concluding that the Arrangement and the entry into the Arrangement Agreement are in the best interests of Agrium, authorizing the entry by Agrium into the Arrangement Agreement and all related agreements, and recommending that the Agrium Securityholders vote in favour of the Agrium Arrangement Resolution.

Neither Barclays nor any of its affiliates or associates is an insider, associate or affiliate (as such terms are defined in the applicable Canadian Securities Laws) of Agrium or PotashCorp or any of their respective associates or affiliates.

In consideration for its services, Agrium agreed to pay fees to Barclays (including fees that are contingent on the completion of the Arrangement), to reimburse Barclays for reasonable out-of-pocket expenses and to indemnify Barclays in respect of certain liabilities as may be incurred by it in connection with its engagement.

The Agrium Board urges Agrium Shareholders to read the Barclays Fairness Opinion in its entirety. See Appendix F-1 to this Circular.

CIBC Fairness Opinion

Agrium also retained CIBC as a financial advisor to Agrium in connection with the Arrangement. As part of this mandate, CIBC was requested to provide the Agrium Board with its opinion as to the fairness to the Agrium Shareholders, from a financial point of view, of the Agrium Exchange Ratio. In connection with this mandate, CIBC has prepared the CIBC Fairness Opinion. The CIBC Fairness Opinion states that, on the basis of the particular assumptions, limitations and qualifications set forth therein, CIBC is of the opinion that, as of September 11, 2016, the Agrium Exchange Ratio was fair, from a financial point of view, to the Agrium Shareholders. The CIBC Fairness Opinion is subject to the assumptions, limitations and qualifications contained therein and should be read in its entirety. See Appendix F-2, “Opinion of CIBC World Markets Inc.”

The full text of the CIBC Fairness Opinion, setting out the assumptions made, matters considered and limitations and qualifications on the review undertaken in connection with the CIBC Fairness Opinion, is attached as Appendix F-2 to this Circular. The summary of the CIBC Fairness Opinion in this Circular is qualified in its entirety by reference to the full text of the CIBC Fairness Opinion. The CIBC Fairness Opinion is not a recommendation as to whether or not Agrium Securityholders should vote in favour of the Arrangement. The CIBC Fairness Opinion was one of a number of factors taken into consideration by the Agrium Board in concluding that the Arrangement and the entry into the Arrangement Agreement are in the best interests of Agrium, authorizing the entry by Agrium into the Arrangement Agreement and all related agreements, and recommending that the Agrium Securityholders vote in favour of the Agrium Arrangement Resolution.

Neither CIBC nor any of its affiliates or associates is an insider, associate or affiliate (as such terms are defined in the applicable Canadian Securities Laws) of Agrium or PotashCorp or any of their respective associates or affiliates. In the ordinary course of its business and unrelated to the Arrangement, Canadian Imperial Bank of Commerce, an affiliate of CIBC, is (i) acting as a joint bookrunner and lead bank on Agrium’s senior credit facility and (ii) a member of the lending syndicate providing credit facilities to PotashCorp.

Pursuant to the terms of its engagement letter with CIBC, Agrium has agreed to pay fees to CIBC (including a fee for the CIBC Fairness Opinion and an additional fee that is contingent on the completion of the Arrangement), to reimburse CIBC for reasonable out-of-pocket expenses and to indemnify CIBC in respect of certain liabilities as may be incurred by it in connection with its engagement.

The Agrium Board urges Agrium Shareholders to read the CIBC Fairness Opinion in its entirety. See Appendix F-2 to this Circular.

Recommendation of the PotashCorp Board

After consulting with PotashCorp management and with its financial, legal and tax advisors, and after considering, among other things, the PotashCorp Fairness Opinions, the PotashCorp Board unanimously concluded that the Arrangement is fair to the PotashCorp Shareholders and that the Arrangement and the entry into the Arrangement Agreement are in the best interests of PotashCorp, and authorized the entry by PotashCorp into the Arrangement Agreement and all related agreements. The PotashCorp Board unanimously recommends that the PotashCorp Shareholders vote “FOR” the PotashCorp Arrangement Resolution.

Reasons for Recommendation of the PotashCorp Board

In reaching its conclusions and formulating its unanimous recommendation, the PotashCorp Board consulted with PotashCorp’s senior management and with legal, financial, tax and other advisors, reviewed a significant amount of information and considered a number of factors (including the interests of affected stakeholders), including, among others:

•

Creation of a World-Class Integrated Global Supplier of Crop Inputs. The PotashCorp Board believes that the combination is a compelling opportunity for PotashCorp Shareholders to participate in the creation of a world-class integrated supplier of crop inputs. It is anticipated that the Arrangement will result in significant value creation from synergies, and the creation of the largest crop nutrient company in the world and the third largest natural resources company in Canada. PotashCorp Shareholders are expected to benefit from the strategic and financial benefits of the merger as it is anticipated that New Parent will be a pre-eminent low-cost producer of potash and high-quality nitrogen and phosphate, will have a leading retail distribution platform and will have enhanced financial flexibility through its strong pro forma balance sheet and enhanced cash flow to support growth initiatives and shareholder returns. See “– Anticipated Benefits of the Arrangement”;

•

Best-in-Class Leadership. Management responsibilities within New Parent will be allocated among an experienced and sophisticated management team including members drawn from both PotashCorp and Agrium. The management team of New Parent, including Jochen Tilk who will serve as Executive Chair and Chuck Magro who will serve as Chief Executive Officer, has a wealth of industry experience and expertise to spearhead this transformational integration and optimize New Parent’s operations going forward;

•

Consideration of Alternatives. The PotashCorp Board carefully considered current industry, economic and market conditions and outlooks, including prevailing commodity prices and their expectations of the future prospects of the businesses in which PotashCorp and Agrium operate, as well as the impact of the Arrangement on affected stakeholders. In light of the risks and potential upside associated with PotashCorp continuing to execute its business and strategic plan as a standalone entity, as opposed to the Arrangement or other strategic alternatives, the PotashCorp Board has determined that New Parent will be better positioned to pursue a growth and value maximizing strategy as a result of the anticipated benefits of the Arrangement. In addition, the stable and sustainable margins expected to be generated by New Parent’s complementary operations will provide a hedge against fluctuations in the wholesale market to which PotashCorp is currently subject, while PotashCorp Shareholders will maintain a continuing equity interest in New Parent with the ability to share in the upside potential of PotashCorp’s current businesses;

•

Stakeholder Benefits. Following completion of the Arrangement, New Parent is anticipated to be better positioned to serve customers and farmers through a world-class integrated production and retail platform. For employees, the Arrangement will provide an opportunity to work for the largest global supplier of crop nutrients with greater career prospects in a wider and more diverse group. New Parent is also expected to carry forward PotashCorp and Agrium’s best practices in corporate social responsibility including commitments to employees, operating communities and the environment;

•

BofA Merrill Lynch Fairness Opinion. The PotashCorp Board considered the BofA Merrill Lynch Fairness Opinion dated September 11, 2016, to the effect that as of such date and based upon and subject to the assumptions, limitations and qualifications set forth therein, taking into account the terms of the Arrangement, the PotashCorp Exchange Ratio was fair, from a financial point of view, to the PotashCorp Shareholders;

•

RBC Fairness Opinion. The PotashCorp Board considered the RBC Fairness Opinion to the effect that as of September 11, 2016, and based upon and subject to the assumptions, limitations and qualifications set forth therein, taking into account the terms of the Arrangement, the PotashCorp Exchange Ratio was fair, from a financial point of view, to the PotashCorp Shareholders;

•

Ability to Respond to Superior Proposals. Under the Arrangement Agreement, until the time that the PotashCorp Arrangement Resolution is approved by PotashCorp Shareholders, the PotashCorp Board retains the ability to consider and respond to Acquisition Proposals on the specific terms and conditions set forth in the Arrangement Agreement. In addition, the amount of the non-completion fee of US$485 million was considered reasonable by the PotashCorp Board in the circumstances;

•

Tax Deferred Rollover. In general, taxable Canadian resident PotashCorp Shareholders will be able to elect to receive New Parent Shares free of Canadian income taxes, and other shareholders will generally not be subject to Canadian income tax; it is also expected that U.S. resident PotashCorp Shareholders will generally receive New Parent Shares on a tax-deferred basis for U.S. federal income tax purposes;

•

Voting Support Agreements. The voting support agreements described under “– Voting Support Agreements” were entered into pursuant to which the directors and certain officers of PotashCorp agreed, among other things, to vote in favour of the Arrangement; and

•

Procedural Matters. (a) The Arrangement must be approved by at least 66 2⁄3% of the votes cast by PotashCorp Shareholders present in person or represented by proxy at the PotashCorp Meeting; (b) Registered PotashCorp Shareholders who do not vote in favour of the PotashCorp Arrangement Resolution have the ability to exercise Dissent Rights and, if validly exercised, to receive fair value for their PotashCorp Shares; and (c) the Arrangement requires approval by the Court.

The PotashCorp Board also considered a variety of risks and other potentially negative factors relating to the Arrangement including those matters described under the headings “– Risk Factors Related to the Arrangement” and “– Risk Factors Related to the Operations of New Parent Following the Arrangement”. The PotashCorp Board believed that overall, the anticipated benefits of the Arrangement to PotashCorp outweighed these risks and negative factors.

The information and factors described above and considered by the PotashCorp Board in reaching its determinations are not intended to be exhaustive but include material factors considered by the PotashCorp Board. In view of the wide variety of factors considered in connection with the evaluation of the Arrangement and the complexity of these matters, the PotashCorp Board did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, individual members of the PotashCorp Board may have given different weight to different factors.

PotashCorp Fairness Opinions

BofA Merrill Lynch Fairness Opinion

PotashCorp retained BofA Merrill Lynch as a financial advisor to PotashCorp in connection with the Arrangement. As part of this mandate, BofA Merrill Lynch was requested to provide the PotashCorp Board with its opinion as to the fairness to the PotashCorp Shareholders, from a financial point of view, of the PotashCorp Exchange Ratio, taking into account the terms of the Arrangement. In connection with this mandate, BofA Merrill Lynch has prepared and delivered the BofA Merrill Lynch Fairness Opinion. The BofA Merrill Lynch Fairness Opinion states that, as of September 11, 2016, and based upon and subject to the assumptions, limitations and qualifications set forth therein, taking into account the terms of the Arrangement, the PotashCorp Exchange Ratio was fair, from a financial point of view, to the PotashCorp Shareholders.

The full text of the written BofA Merrill Lynch Fairness Opinion, dated September 11, 2016, setting out the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by BofA Merrill Lynch in connection with the BofA Merrill Lynch Fairness Opinion is attached as Appendix G-1. BofA Merrill Lynch provided the BofA Merrill Lynch Fairness Opinion for the use of the PotashCorp Board in connection with its evaluation of the Arrangement, and the BofA Merrill Lynch Fairness Opinion may not be used by any other person or relied upon by any other person other than the PotashCorp Board without the express prior written consent of BofA Merrill Lynch. The BofA Merrill Lynch Fairness Opinion addresses only the fairness, from a financial point of view, of the PotashCorp Exchange Ratio, taking into account the terms of the Arrangement, to the PotashCorp Shareholders. The BofA Merrill Lynch Fairness Opinion is not a recommendation as to how any PotashCorp Shareholder should vote with respect to the Arrangement or any other matter.

PotashCorp has agreed to pay BofA Merrill Lynch a fee for its services in connection with the Arrangement, a portion of which was payable at the rendering of BofA Merrill Lynch’s opinion and a significant portion of which is contingent upon the consummation of the Arrangement or certain other events. PotashCorp also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under securities laws.

Neither BofA Merrill Lynch nor any of its affiliates is an insider, associate or affiliate (as such terms are defined in the applicable Canadian Securities Laws) of Agrium or PotashCorp or any of their respective associates or affiliates.

RBC Fairness Opinion

PotashCorp retained RBC Capital Markets as a financial advisor to PotashCorp in connection with the Arrangement. As part of this mandate, RBC Capital Markets was requested to provide the PotashCorp Board with its opinion as to the fairness to the PotashCorp Shareholders, from a financial point of view, of the PotashCorp Exchange Ratio, taking into account the terms of the Arrangement. In connection with this mandate, RBC Capital Markets has prepared and delivered the RBC Fairness Opinion. The RBC Fairness Opinion states that, as of September 11, 2016, and based upon and subject to the assumptions, limitations and qualifications set forth therein, taking into account the terms of the Arrangement, the PotashCorp Exchange Ratio was fair, from a financial point of view, to the PotashCorp Shareholders.

The full text of the written RBC Fairness Opinion dated September 11, 2016, setting out the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by RBC Capital Markets in connection with the RBC Fairness Opinion, is attached as Appendix G-2. RBC Capital Markets provided the RBC Fairness Opinion for the use of the PotashCorp Board in connection with its evaluation of the Arrangement, and the RBC Fairness Opinion may not be used by any other person or relied upon by any other person other than the PotashCorp Board without the express prior written consent of RBC Capital Markets. The RBC Fairness Opinion addresses only the fairness, from a financial point of view, of the PotashCorp Exchange Ratio, taking into account the terms of the Arrangement, to the PotashCorp Shareholders. The RBC Fairness Opinion is not a recommendation as to how any PotashCorp Shareholder should vote with respect to the Arrangement or any other matter.

RBC Capital Markets was engaged by PotashCorp as a financial advisor to provide the PotashCorp Board with financial advisory services in connection with the Arrangement, including advice and assistance in evaluating the Arrangement. Pursuant to the terms of its engagement with PotashCorp, RBC Capital Markets is to be paid a fee for its services as financial advisor, including fees that are contingent on completion of the Arrangement or certain other events. PotashCorp has also agreed to reimburse RBC Capital Markets for its reasonable out-of-pocket expenses and to indemnify RBC Capital Markets in certain circumstances.

Neither RBC Capital Markets nor any of its affiliates is an insider, associate or affiliate (as such terms are defined in the applicable Canadian Securities Laws) of Agrium or PotashCorp or any of their respective associates or affiliates.

Risk Factors Related to the Arrangement

Agrium Securityholders voting in favour of the Agrium Arrangement Resolution and PotashCorp Shareholders voting in favour of the PotashCorp Arrangement Resolution will be choosing to combine through New Parent the businesses of Agrium and PotashCorp. The completion of the Arrangement involves risks. In addition to the risk factors described under the heading “Risk Factors” in the Agrium AIF and under the heading “Risk Factors” in the PotashCorp 10-K, which are specifically incorporated by reference into this Circular, and the risk factors described under “Part III – Information Concerning Agrium – Risk Factors” and “Part IV – Information Concerning PotashCorp – Risk Factors” in this Circular, the following are additional and supplemental risk factors which Agrium Securityholders should carefully consider before making a decision regarding approving the Agrium Arrangement Resolution and which PotashCorp Shareholders should carefully consider before making a decision regarding approving the PotashCorp Arrangement Resolution. Readers are cautioned that such risk factors are not exhaustive and additional risks and uncertainties, including those currently unknown or considered immaterial to Agrium and PotashCorp, may also adversely affect the Agrium Shares and the PotashCorp Shares before the Arrangement, and the New Parent Shares following the Arrangement, and/or the business of Agrium and PotashCorp before the Arrangement and of New Parent following the Arrangement.

The Arrangement is subject to satisfaction or waiver of various conditions

Completion of the Arrangement is subject to, among other things, the approval of the Court, Agrium Securityholder approval, PotashCorp Shareholder approval and the receipt of all necessary regulatory approvals, including antitrust approvals, all of which may be outside the control of both Agrium and PotashCorp. There can be no assurance that these conditions will be satisfied or that the Arrangement will be completed as currently contemplated or at all.

Delays in the completion of the Arrangement could, among other things, result in additional transaction costs, loss of revenue or other negative effects associated with uncertainty about completion of the Arrangement. In addition, if the Arrangement is not completed, Agrium or PotashCorp could be subject to litigation related to any failure to complete the Arrangement or related to any enforcement proceeding commenced against Agrium or PotashCorp to perform their respective obligations under the Arrangement Agreement.

Governmental Entities or others could take action under antitrust or competition laws, including seeking to prevent the Arrangement from occurring, to rescind or dissolve the Arrangement or to conditionally approve the Arrangement upon the divestiture of assets of Agrium or PotashCorp or other remedies. There can be no assurance that a challenge to the transaction contemplated by the Arrangement Agreement on antitrust or competition law grounds will not be made, or if a challenge is made, whether or not it will be successful. The requirement to take certain actions or to agree to certain conditions to satisfy such antitrust requirements or obtain any such antitrust approvals may have a material and adverse effect on the business and affairs of New Parent or the trading price of the New Parent Shares, after completion of the Arrangement. As described in “– The Arrangement Agreement – Covenants – Regulatory Covenants”, each of Agrium and PotashCorp has agreed to use its reasonable best efforts to obtain the required regulatory approvals which, subject to exceptions set forth under the Arrangement Agreement, could include divestitures or other actions affecting their respective businesses. There can be no assurance of the magnitude, nature or terms of such divestitures or other actions or the resulting effects on New Parent. In addition, where neither Agrium nor PotashCorp is required to take certain actions to obtain regulatory approval, they may decide nonetheless to do so, which may ultimately affect New Parent. See “– Other Regulatory Conditions or Approvals”.

Agrium Shareholders and PotashCorp Shareholders will receive a fixed number of New Parent Shares

Agrium Shareholders and PotashCorp Shareholders will receive a fixed number of New Parent Shares under the Arrangement, rather than a variable number of New Parent Shares with a fixed relative market value. As the number of New Parent Shares to be received in respect of each Agrium Share or PotashCorp Share under the Arrangement will not be adjusted to reflect any change in the relative market value of Agrium Shares or PotashCorp Shares, respectively, the number of New Parent Shares received by Agrium Shareholders and PotashCorp Shareholders under the Arrangement may vary significantly from the relative market value of Agrium Shares or PotashCorp Shares expressed at the dates referenced in this Circular. There can be no assurance that the relative market price of Agrium Shares or PotashCorp Shares on the Effective Date will be the same or similar to the relative market prices of such shares on the date of the Agrium Meeting or the PotashCorp Meeting, as the case may be. The underlying cause of any such change in relative market prices may not constitute a Material Adverse Effect, the occurrence of which in respect of a Party could entitle the other Party to terminate the Arrangement Agreement, or otherwise entitle either Party to terminate the Arrangement Agreement. In addition, the number of New Parent Shares being issued in connection with the Arrangement will not change despite decreases or increases in the market prices of Agrium Shares or PotashCorp Shares. Many of the factors that affect the market prices of the Agrium Shares and the PotashCorp Shares are beyond the control of Agrium and PotashCorp, respectively. These factors include fluctuations in commodity prices, fluctuations in currency exchange rates, changes in the regulatory environment, adverse political developments, prevailing conditions in the capital markets and interest rate fluctuations.

The Arrangement Agreement may be terminated in certain circumstances

Each of Agrium and PotashCorp has the right to terminate the Arrangement Agreement in certain circumstances. Accordingly, there is no certainty, nor can either of Agrium or PotashCorp provide any assurance, that the Arrangement will not be terminated by either Agrium or PotashCorp before the completion of the Arrangement. For instance, Agrium has the right, in certain circumstances, to terminate the Arrangement Agreement if there is a Material Adverse Effect in respect of PotashCorp. Conversely, PotashCorp has the right, in certain circumstances, to terminate the Arrangement Agreement if there is a Material Adverse Effect in respect of Agrium. There is no assurance that a Material Adverse Effect will not occur before the Effective Date, in which case Agrium and PotashCorp could elect to terminate the Arrangement Agreement and the Arrangement would not proceed. Failure to complete the Arrangement could negatively impact the trading price of the Agrium Shares or the PotashCorp Shares or otherwise adversely affect the business of each company.

The Arrangement Agreement contains provisions that restrict Agrium’s and PotashCorp’s ability to pursue alternatives to the Arrangement and, in specified circumstances, Agrium or PotashCorp could be required to pay the other Party a non-completion fee of US$485 million

Under the Arrangement Agreement, Agrium and PotashCorp are restricted, subject to certain exceptions, from soliciting, initiating, knowingly encouraging or facilitating, discussing or negotiating, or furnishing information with regard to, any Acquisition Proposal or any inquiry, proposal or offer relating to any Acquisition Proposal from any person. If the board of directors of a Party (after consultation with its financial advisors and legal counsel) determines that such proposal is more favourable to its shareholders, from a financial point of view, than the Arrangement, and such Party’s board of directors recommends such proposal to its shareholders or if such Party enters into a Permitted Acquisition Agreement the other Party would be entitled to terminate the Arrangement Agreement and receive a non-completion fee of US$485 million (or could require such Party to proceed with its Meeting and still remain entitled to the non-completion fee if such Party’s securityholders or shareholders, as applicable, do not approve the Arrangement). This non-completion fee may discourage other parties from attempting to enter into a business transaction with either Agrium or PotashCorp, even if those parties would otherwise be willing to enter into an agreement with Agrium or PotashCorp for a business combination and would be prepared to pay consideration with a higher price per share or cash market value than the per share market value proposed to be received or realized in the Arrangement. In addition, payment of such amount may have a material adverse effect on the business and affairs of Agrium or PotashCorp, as applicable. See “– The Arrangement Agreement – Fees and Expenses”.

Agrium and PotashCorp will incur costs even if the Arrangement is not completed and Agrium or PotashCorp may have to pay various expenses incurred in connection with the Arrangement

Certain costs related to the Arrangement, such as legal, accounting and certain financial advisor fees, must be paid by Agrium and PotashCorp even if the Arrangement is not completed. Agrium and PotashCorp are each liable for their own costs incurred in connection with the Arrangement.

Uncertainty surrounding the Arrangement could adversely affect each company’s retention of customers, suppliers and personnel and could negatively impact future business and operations

The Arrangement is dependent upon satisfaction of various conditions, and as a result its completion is subject to uncertainty. In response to this uncertainty, each of Agrium’s and PotashCorp’s customers and suppliers may delay or defer decisions concerning each company. Any change, delay or deferral of those decisions by customers and suppliers could negatively impact the business, operations and prospects of Agrium or PotashCorp, regardless of whether the Arrangement is ultimately completed, or of New Parent if the Arrangement is completed. Similarly, current and prospective employees of Agrium and PotashCorp may experience uncertainty about their future roles with New Parent until the New Parent’s strategies with respect to such employees are determined and announced. This may adversely affect each of Agrium’s and PotashCorp’s ability to attract or retain key employees in the period until the Arrangement is completed or thereafter.

While the Arrangement is pending, Agrium and PotashCorp are restricted from taking certain actions

The Arrangement Agreement restricts Agrium and PotashCorp from taking specified actions until the Arrangement is completed without the consent of the other Party which may adversely affect the ability of each to execute certain business strategies, including, but not limited to, the ability in certain cases to enter into or amend contracts, acquire or dispose of assets, incur indebtedness or incur capital expenditures. These restrictions may prevent Agrium and PotashCorp from pursuing attractive business opportunities that may arise prior to the completion of the Arrangement.

The pending Arrangement may divert the attention of Agrium’s and PotashCorp’s management

The pendency of the Arrangement could cause the attention of Agrium’s and PotashCorp’s management to be diverted from the day-to-day operations and customers or suppliers may seek to modify or terminate their business relationships with either party. These disruptions could be exacerbated by a delay in the completion of the Arrangement and could have an adverse effect on the business, operating results or prospects of Agrium or PotashCorp regardless of whether the Arrangement is ultimately completed, or of New Parent if the Arrangement is completed.

Payments in connection with the exercise of Dissent Rights may impair New Parent’s financial resources

Registered Holders of Shares have the right to exercise certain Dissent Rights and demand payment of the fair value of their Agrium Shares and PotashCorp Shares, as the case may be, in cash in connection with the Arrangement in accordance with the CBCA. If there are significant number of Agrium Dissenting Shareholders and/or PotashCorp Dissenting Shareholders, a substantial cash payment may be required to be made to such Agrium Dissenting Shareholders and/or PotashCorp Dissenting Shareholders that could have an adverse effect on New Parent’s financial condition and cash resources if the Arrangement is completed. It is a mutual condition to completion of the Arrangement that holders of such number of Agrium Shares and PotashCorp Shares that, in the aggregate, would constitute not greater than 5% of the number of New Parent Shares that would be outstanding following completion of the Arrangement (assuming for the purpose of calculating the outstanding number of New Parent Shares that there are no holders of Agrium Shares or PotashCorp Shares who have exercised Dissent Rights), shall have validly exercised rights of dissent in respect of the Arrangement that have not been withdrawn as of the Effective Date.

Agrium and PotashCorp directors and officers may have interests in the Arrangement different from the interests of Agrium Securityholders and PotashCorp Shareholders following completion of the Arrangement

Certain of the directors and executive officers of Agrium and PotashCorp negotiated the terms of the Arrangement Agreement, and the Agrium Board has unanimously recommended that Agrium Securityholders vote in favour of the Arrangement and the PotashCorp Board has unanimously recommended that PotashCorp Shareholders vote in favour of the Arrangement. These directors and executive officers may have interests in the Arrangement that are different from, or in addition to, those of Agrium Securityholders and PotashCorp Shareholders generally. These interests include, but are not limited to, the continued employment of certain executive officers of Agrium and PotashCorp by New Parent, and the continued service of certain directors of Agrium and PotashCorp as directors of New Parent. Agrium Securityholders and PotashCorp Shareholders should be aware of these interests when they consider their respective board of directors’ unanimous recommendations. The Agrium Board and the PotashCorp Board were each aware of, and considered, these interests when they declared the advisability of the Arrangement Agreement and unanimously recommended that Agrium Securityholders and PotashCorp Shareholders approve the Agrium Arrangement Resolution and the PotashCorp Arrangement Resolution, respectively.

Tax consequences of the Arrangement may differ from anticipated treatment, including that if the Arrangement does not qualify as a “reorganization” within the meaning of Section 368(a) of the U.S. Tax Code, some Shareholders may be required to pay substantial U.S. federal income taxes

There can be no assurance that the CRA, the U.S. Internal Revenue Service or other applicable taxing authorities will agree with the Canadian and U.S. federal income tax consequences of the Arrangement Transactions, as applicable, as set forth in this Circular. Furthermore, there can be no assurance that applicable Canadian and U.S. income tax laws, regulations or tax treaties will not change (legislatively, judicially or otherwise) or be interpreted in a manner, or that applicable taxing authorities will not take an administrative position, that is adverse to Agrium, PotashCorp, New Parent and their respective shareholders following completion of the Arrangement Transactions. Taxation authorities may also disagree with how Agrium, PotashCorp or New Parent following the Arrangement Transactions calculate or have in the past calculated their income or other amounts for tax purposes. Any such events could adversely affect New Parent, its share price or the dividends that may be paid to New Parent’s shareholders following completion of the Arrangement.

Although Agrium and PotashCorp intend that the Arrangement Transactions will qualify as “reorganizations” within the meaning of Section 368(a) of the U.S. Tax Code, it is possible that the IRS may assert that the Arrangement Transactions fail (in whole or in part) to qualify as such. If the IRS were to be successful in any such contention, or if for any other reason the Arrangement Transactions were to fail to qualify as “reorganizations,” each U.S. Holder of PotashCorp Shares or Agrium Shares would recognize a gain or loss with respect to all such U.S. Holder’s PotashCorp Shares or Agrium Shares, as applicable, based on the difference between: (i) that U.S. Holder’s tax basis in such shares; and (ii) the fair market value of the New Parent Shares received. See “– Certain United States Federal Income Tax Considerations”.

Following completion of the Arrangement, New Parent may issue additional equity securities

Following completion of the Arrangement, New Parent may issue equity securities to finance its activities, including in order to finance acquisitions. If New Parent were to issue New Parent Shares, a holder of New Parent Shares may experience dilution in New Parent’s cash flow or earnings per share. Moreover, as New Parent’s intention to issue additional equity securities becomes publicly known, the New Parent Share price may be materially adversely affected.

Risk Factors Related to the Operations of New Parent Following the Arrangement

New Parent, following the Arrangement, may not realize the anticipated benefits of the Arrangement

Agrium and PotashCorp are proposing to complete the Arrangement to strengthen the position of each entity in the global crop inputs industry and to create the opportunity to realize certain benefits including, among other things, those set forth in this Circular under “– Anticipated Benefits of the Arrangement” above. Achieving the benefits of the Arrangement depends in part on the ability of New Parent to effectively capitalize on its scale, scope and leadership position in the global crop inputs industry, to realize the anticipated operating synergies, and to maximize the potential of its growth opportunities and flexibility to return excess capital to shareholders, while also maintaining a strong investment grade credit rating profile as a result of combining the businesses and operations of Agrium and PotashCorp. A variety of factors, including those risk factors set forth in this Circular and the documents incorporated by reference herein, may adversely affect the ability to achieve the anticipated benefits of the Arrangement.

There are risks related to the integration of Agrium’s and PotashCorp’s existing businesses

The ability to realize the benefits of the Arrangement including, among other things, those set forth in this Circular under “– Anticipated Benefits of the Arrangement” above, will depend in part on successfully consolidating functions and integrating operations, procedures and personnel in a timely and efficient manner, as well as on New Parent’s ability to realize the anticipated growth opportunities, capital funding opportunities and operating synergies from integrating Agrium’s and PotashCorp’s businesses following completion of the Arrangement. Many operational and strategic decisions and certain staffing decisions with respect to New Parent following completion of the Arrangement have not yet been made. These decisions and the integration will require the dedication of substantial management effort, time and resources which may divert management’s focus and resources from other strategic opportunities of New Parent following completion of the Arrangement, and from operational matters during this process. The integration process may result in the loss of key employees and the disruption of ongoing business, customer and employee relationships that may adversely affect the ability of New Parent, following completion of the Arrangement, to achieve the anticipated benefits of the Arrangement.

New Parent’s business mix following the Arrangement will be different than that of Agrium and PotashCorp separately

Completion of the Arrangement will result in a combination of the current business activities currently carried on by each of Agrium and PotashCorp as separate entities. The combination of these activities through New Parent may expose Agrium Shareholders and PotashCorp Shareholders and creditors to different business risks than those to which they were exposed in respect of Agrium and PotashCorp separately prior to the Arrangement. In particular, Agrium Shareholders will gain greater exposure to the risks inherent in PotashCorp’s potash business, and PotashCorp Shareholders will be exposed to risks inherent in Agrium’s retail business.

The amount of any dividends to be paid by New Parent following the Arrangement will not be guaranteed

Agrium currently pays regular quarterly dividends on the Agrium Shares and PotashCorp currently pays regular quarterly dividends on the PotashCorp Shares. Following completion of the Arrangement, it is currently anticipated that New Parent will target a stable and growing dividend that reflects the anticipated strengthened cash flow profile of the combined company. Subject to market conditions and New Parent Board approval at the time of completion of the Arrangement, New Parent expects to establish a dividend payment equal to the current Agrium level, adjusted for the number of New Parent Shares outstanding. The declaration, amount and date of payment of any dividends by New Parent following the Arrangement will be determined by the New Parent Board from time to time and will be subject to, among other things, legal restrictions, earnings, cash flows, financial requirements and other conditions prevailing at that time.

The relative trading price of the Agrium Shares and the PotashCorp Shares prior to the Effective Time and the trading price of the New Parent Shares following the Effective Time may be volatile

The relative trading price of the Agrium Shares and the PotashCorp Shares have been and may continue to be subject to and, following completion of the Arrangement, the New Parent Shares may be subject to, material fluctuations and may increase or decrease in response to a number of events and factors, including:

•	changes in the market price of the commodities that Agrium and PotashCorp and, following completion of the Arrangement, New Parent, sell and purchase;

•	current events affecting the economic situation in Canada, the United States and internationally;

•	trends in the global agricultural and crop inputs industries;

•	regulatory and/or government actions, rulings or policies;

•	changes in financial estimates and recommendations by securities analysts or rating agencies;

•	acquisitions and financings;

•	the economics of current and future projects of Agrium, PotashCorp or, following completion of the Arrangement, New Parent;

•	quarterly variations in operating results;

•	the operating and share price performance of other companies, including those that investors may deem comparable;

•	the issuance of additional equity securities by Agrium, PotashCorp or, following completion of the Arrangement, New Parent, as applicable, or the perception that such issuance may occur; and

•	purchases or sales of blocks of Agrium Shares, PotashCorp Shares or, following completion of the Arrangement, New Parent Shares, as applicable.

The unaudited pro forma condensed combined financial information of New Parent are presented for illustrative purposes only and may not be an indication of New Parent’s financial condition or results of operations following the Arrangement

The unaudited pro forma condensed combined financial information contained in this Circular is presented for illustrative purposes only as of its respective dates and may not be an indication of the financial condition or results of operations of New Parent following the Arrangement for several reasons. The unaudited pro forma condensed combined financial information has been derived from the respective historical financial statements of Agrium and PotashCorp, and certain adjustments and assumptions made as of the dates indicated therein have been made to give effect to the Arrangement. The information upon which these adjustments and assumptions have been made is preliminary and these kinds of adjustments and assumptions are difficult to make with complete accuracy. For every $1,000 allocated to property, plant and equipment, it is expected New Parent’s depreciation expense would increase and net income would decrease by $24 ($0.04 per share) assuming a 30-year depreciation period; whereas, for every $1,000 allocated to intangible assets, New Parent’s amortization expense would increase and net income would decrease by $49 ($0.08 per share) assuming a 15-year amortization period. See “Joint Information Circular – Cautionary Notice Regarding Forward-Looking Statements and Information”. Moreover, the unaudited pro forma condensed combined financial information does not include, among other things, estimated cost or synergies, adjustments related to restructuring or integration activities, future acquisitions or disposals not yet known or probable, or impacts of Arrangement-related change in control provisions that are currently not factually supportable and/or probable of occurring. Therefore, the pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of what the New Parent’s actual financial condition or results of operations would have been had the Arrangement been completed on the date indicated. Accordingly, the combined business, assets, results of operations and financial condition may differ significantly from those indicated in the unaudited pro forma financial information. See “Part II – Pro Form Information of New Parent After Giving Effect to the Arrangement” and the “New Parent Unaudited Pro Forma Condensed Combined Financial Information” attached as Appendix H to this Circular.

Credit ratings of Agrium, PotashCorp or, following completion of the Arrangement, New Parent may be downgraded or there may be adverse conditions in the credit markets, which may impede New Parent’s access to the debt markets, trigger a change in control offer under existing debt instruments or raise its borrowing rates

Access to financing for New Parent will depend on, among other things, suitable market conditions and maintenance of credit ratings in the range of credit ratings currently assigned to Agrium and PotashCorp. The credit ratings of Agrium and PotashCorp or, if the Arrangement is completed, New Parent, may be adversely affected by various factors including increased debt levels, decreased earnings, declines in customer demands, increased competition and the deterioration in general economic and business conditions. Any downgrades in the credit ratings of Agrium and PotashCorp or, if the Arrangement is completed, New Parent, may impede each entity’s access to the debt markets or raise its borrowing rates. In addition, if the Arrangement is completed, any downgrade in the credit ratings below investment grade of such entities as a result of the Arrangement could trigger a change in control under existing debt instruments and/or result in an event of default under Agrium’s and/or PotashCorp’s current outstanding indebtedness.

Effect of the Arrangement

Effect on Agrium Shares and PotashCorp Shares

The Arrangement will result in the issuance of 2.23 New Parent Shares for each Agrium Share to the former Agrium Shareholders (excluding Agrium Dissenting Shareholders), and the issuance of 0.40 of a New Parent Share for each PotashCorp Share to the former PotashCorp Shareholders (excluding PotashCorp Dissenting Shareholders). See “– Certain Canadian Federal Income Tax Considerations” and “– Certain United States Federal Income Tax Considerations”. As at September 22, 2016 there are 138,175,400 Agrium Shares and 839,643,474 PotashCorp Shares outstanding (each on a non-diluted basis). The Arrangement will result in each of Agrium and PotashCorp becoming a wholly-owned subsidiary of New Parent.

Assuming that there are no Agrium Dissenting Shareholders and no PotashCorp Dissenting Shareholders and assuming no Agrium Shares are issued pursuant to Agrium Options and no PotashCorp Shares are issued pursuant to PotashCorp Options or PotashCorp Share-Settled PSUs, there will be, immediately following the completion of the Arrangement, approximately 643,988,531 New Parent Shares issued and outstanding. Immediately following completion of the Arrangement: (i) former PotashCorp Shareholders are expected to hold approximately 335,857,389 New Parent Shares, representing approximately 52% of the issued and outstanding New Parent Shares; and (ii) former Agrium Shareholders are expected to hold approximately 308,131,142 New Parent Shares, representing approximately 48% of the issued and outstanding New Parent Shares.

Agrium Options, PotashCorp Options and Other Awards Under Equity-Based Compensation Plans

Pursuant to the terms of the Arrangement Agreement:

(a)

each Share Right outstanding as at the Effective Time shall be assumed, continued, converted and/or replaced by New Parent immediately after the completion of the events described in the Plan of Arrangement for a Replacement Share Right of the same type covering a number of New Parent Shares subject to each Replacement Share Right equal to the product of the PotashCorp Exchange Ratio or the Agrium Exchange Ratio, as applicable, multiplied by the number of PotashCorp Shares or Agrium Shares subject to such Share Right (subject to any reasonable adjustments made to the performance vesting criteria associated with the Replacement Share Right considered necessary or advisable as a result of the Arrangement), as adjusted to take into account the Arrangement pursuant to the terms of the applicable PotashCorp Incentive Compensation Plan or Agrium Incentive Compensation Plan;

(b)

each PotashCorp Option, Agrium Option and Agrium SAR outstanding at the Effective Time shall be assumed, continued, converted and/or replaced by New Parent immediately after the completion of the events described in the Plan of Arrangement for a Replacement Option or Replacement SAR, as applicable, (i)(A) in the case of a Replacement Option, to purchase that number of New Parent Shares equal to the product of the PotashCorp Exchange Ratio or the Agrium Exchange Ratio, as applicable, multiplied by the number of PotashCorp Shares or Agrium Shares subject to such PotashCorp Option or Agrium Option, rounded down to the nearest whole share, and (B) in the case of a Replacement SAR, with respect to that number of stock appreciation rights equal to the product of the Agrium Exchange Ratio multiplied by the number of stock appreciation rights subject to such Agrium SAR, rounded down to the nearest whole stock appreciation right, and (ii) at an exercise price or grant price per New Parent Share or Replacement SAR, as applicable, equal to the exercise price per PotashCorp Share or Agrium Share subject to such PotashCorp Option or Agrium Option or grant price per each Agrium SAR immediately prior to the Effective Time divided by the PotashCorp Exchange Ratio or the Agrium Exchange Ratio, as applicable, rounded up to the nearest penny (subject to any reasonable adjustments made to performance vesting criteria associated with the Replacement Option or Replacement SAR considered necessary or advisable as a result of the Arrangement), as adjusted to take into account the Arrangement pursuant to the terms of the applicable PotashCorp Incentive Compensation Plan or Agrium Incentive Compensation Plan;

(c)

each Replacement Share Right, Replacement Option and Replacement SAR shall continue to vest in accordance with, and be subject to substantially similar terms and conditions of, the plan under which the applicable Share Right, PotashCorp Option, Agrium Option or Agrium SAR was granted and any other agreement providing for accelerated vesting upon certain terminations of employment or completion of the Arrangement, subject to any reasonable adjustments made to the performance vesting criteria associated with such Replacement Share Right, Replacement Option and Replacement SAR considered necessary or advisable as a result of the Arrangement; and

(d)

the obligation of each of PotashCorp and Agrium in respect of (a) any Share Rights granted by such Party and (b) as applicable, PotashCorp Options, Agrium Options or Agrium SARs, and, in either case, outstanding as at the Effective Time shall continue as obligations of New Parent immediately following the Effective Time, as adjusted or amended as contemplated in the Arrangement Agreement.

Change in Control Provisions

The Arrangement will constitute a change in control where that term is defined in the PotashCorp Incentive Compensation Plans, the Agrium Incentive Compensation Plans and certain employment agreements entered into by PotashCorp and Agrium with their senior executives, as described below.

The assumption, continuance, conversion and/or replacement (with reasonable adjustments) by New Parent of the Share Rights, PotashCorp Options, Agrium Options and Agrium SARs are generally expected to constitute an assumption, continuation, conversion and/or replacement of such awards for purposes of each applicable PotashCorp Incentive Compensation Plan and Agrium Incentive Compensation Plan, so that the Arrangement itself will generally not result in accelerated payments or vesting under such plans unless a holder of awards under such a plan is terminated without cause or resigns with good reason (each as defined in the applicable plan) within 24 months of the completion of the Arrangement. However, Agrium and PotashCorp have entered into employment agreements or change in control agreements with certain of their senior officers pursuant to which those officers may receive change in control payments or other benefits. In particular, certain officers of Agrium and PotashCorp have individual employment or change in control agreements that provide for immediate vesting of certain outstanding incentive awards in the event of a change in control. See “– Interests of Certain Persons or Companies in the Arrangement” in this Circular for further information.

Details of the Arrangement

General

The Arrangement will result in the acquisition of all of the issued and outstanding Agrium Shares and PotashCorp Shares, directly and indirectly, by New Parent. Agrium Shareholders (excluding Agrium Dissenting Shareholders) will receive 2.23 New Parent Shares for each Agrium Share held, and PotashCorp Shareholders (excluding PotashCorp Dissenting Shareholders) will receive 0.40 of a New Parent Share for each PotashCorp Share held. Following the completion of the Arrangement, Agrium and PotashCorp will become wholly-owned subsidiaries of New Parent and New Parent will continue the operations of Agrium and PotashCorp on a combined basis. For further information in respect of New Parent following the completion of the Arrangement, see “Part II – Pro Forma Information of New Parent After Giving Effect to the Arrangement” and Appendix H, “New Parent Unaudited Pro Forma Condensed Combined Financial Information”.

Arrangement Steps

The Arrangement involves a number of steps, which will be deemed to occur sequentially commencing at the Effective Time without any further act or formality except as expressly provided in the Plan of Arrangement. The following description of steps is qualified in its entirety by the full text of the Plan of Arrangement which is attached as Schedule A to the Arrangement Agreement, a copy of which is attached as Appendix E to this Circular. The Arrangement will result in the issuance of 2.23 New Parent Shares for each Agrium Share to the former Agrium Shareholders (excluding Agrium Dissenting Shareholders), and the issuance of 0.40 of a New Parent Share for each PotashCorp Share to the former PotashCorp Shareholders (excluding PotashCorp Dissenting Shareholders), as a result of which following completion of the Arrangement, former Agrium Shareholders (other than Agrium Dissenting Shareholders) are anticipated to own approximately 48% of the issued and outstanding New Parent Shares and former PotashCorp Shareholders (other than PotashCorp Dissenting Shareholders) are anticipated to own approximately 52% of the issued and outstanding New Parent Shares. In particular:

(a)

notwithstanding the terms of the Agrium Shareholder Rights Plan, the Agrium Shareholder Rights Plan shall be terminated and all rights issued pursuant to the Agrium Shareholder Rights Plan, if any, shall be cancelled without any payment in respect thereof;

(b)	subject to certain provisions of the Plan of Arrangement:

(i)

each of the PotashCorp Shares held by PotashCorp Dissenting Shareholders shall be deemed to be transferred to PotashCorp (free and clear of any Encumbrances) for cancellation without any further act or formality in exchange for a debt claim against PotashCorp in the amount equal to the fair value for such PotashCorp Shares as set out in the Plan of Arrangement, and such PotashCorp Dissenting Shareholders shall cease to be the holders of such PotashCorp Shares and to have any rights as holders of such PotashCorp Shares; and

(ii)

concurrently with the transfer in subparagraph (b)(i) above, each of the Agrium Shares held by Agrium Dissenting Shareholders shall be deemed to be transferred to Agrium (free and clear of any Encumbrances) for cancellation without any further act or formality in exchange for a debt claim against Agrium in the amount equal to the fair value for such Agrium Shares as set out in the Plan of Arrangement, and such Agrium Dissenting Shareholders shall cease to be the holders of such Agrium Shares and to have any rights as holders of such Agrium Shares;

(c)

each Elected PotashCorp Share shall be, and shall be deemed to be, transferred to and acquired by New Parent (free and clear of any Encumbrances) solely in exchange for the issuance by New Parent to the holder thereof of such number of fully paid and non-assessable New Parent Shares equal to the PotashCorp Exchange Ratio, and:

(i)

such PotashCorp Shareholder shall cease to be the holder of such Elected PotashCorp Share and to have any rights as a holder of such Elected PotashCorp Share other than the right to the New Parent Shares pursuant to this paragraph (c); and

(ii)	New Parent shall be, and shall be deemed to be, the transferee of such PotashCorp Share (free and clear of any Encumbrances);

(d)

concurrently with the transfer in paragraph (c) above, each PotashCorp Share (other than Elected PotashCorp Shares or PotashCorp Shares held by New Parent) shall be, and shall be deemed to be, transferred to and acquired by PotashCorp AcquisitionCo (free and clear of any Encumbrances) solely in exchange for the issuance by New Parent to the holder thereof of such number of fully paid and non-assessable New Parent Shares equal to the PotashCorp Exchange Ratio, and:

(i)

such PotashCorp Shareholder shall cease to be the holder of such PotashCorp Share and to have any rights as a holder of such PotashCorp Share other than the right to the New Parent Shares pursuant to this paragraph (d); and

(ii)	PotashCorp AcquisitionCo shall be, and shall be deemed to be, the transferee of such PotashCorp Share (free and clear of any Encumbrances);

(e)

concurrently with the transfers in paragraphs (c) and (d) above, each Elected Agrium Share shall be, and shall be deemed to be, transferred to and acquired by New Parent (free and clear of any Encumbrances) solely in exchange for the issuance by New Parent to the holder thereof of such number of fully paid and non-assessable New Parent Shares equal to the Agrium Exchange Ratio, and:

(i)

such Agrium Shareholder shall cease to be the holder of such Elected Agrium Share and to have any rights as a holder of such Elected Agrium Share other than the right to the New Parent Shares pursuant to this paragraph (e); and

(ii)	New Parent shall be, and shall be deemed to be, the transferee of such Elected Agrium Share (free and clear of any Encumbrances);

(f)

concurrently with the transfers in paragraphs (c), (d) and (e) above, each Agrium Share (other than Elected Agrium Shares or Agrium Shares held by New Parent) shall be, and shall be deemed to be, transferred to and acquired by Agrium AcquisitionCo (free and clear of any Encumbrances) solely in exchange for the issuance by New Parent to the holder thereof of such number of fully paid and non-assessable New Parent Shares equal to the Agrium Exchange Ratio, and:

(i)

such Agrium Shareholder shall cease to be the holder of such Agrium Share and to have any rights as a holder of such Agrium Share other than the right to the New Parent Shares pursuant to this paragraph (f); and

(ii)	Agrium AcquisitionCo shall be, and shall be deemed to be, the transferee of such Agrium Share (free and clear of any Encumbrances);

(g)	concurrently with the transfers in paragraphs (c), (d), (e) and (f) above, the New Parent Initial Shares shall be cancelled without any payment in respect thereof;

(h)

concurrently with the transfer in paragraph (d) above, PotashCorp AcquisitionCo will issue to New Parent as consideration for the New Parent Shares transferred to PotashCorp Shareholders pursuant to paragraph (d) above an equal number of PotashCorp AcquisitionCo Shares;

(i)

concurrently with the transfer in paragraph (f) above, Agrium AcquisitionCo will issue to New Parent as consideration for the New Parent Shares transferred to Agrium Shareholders pursuant to paragraph (f) above an equal number of Agrium AcquisitionCo Shares;

(j)

each PotashCorp Share held by New Parent shall be, and shall be deemed to be, transferred to and acquired by PotashCorp AcquisitionCo in consideration for such number of PotashCorp AcquisitionCo Shares equal to the number of New Parent Shares issued in exchange for the PotashCorp Share, and as it is intended that such transfer occur on a tax-deferred basis for Canadian Income Tax purposes, New Parent and PotashCorp AcquisitionCo shall execute and file a joint election under section 85 of the Tax Act (and any analogous provision of applicable provincial Income Tax legislation) in respect of such transfer;

(k)

concurrently with the transfer in paragraph (j) above, each Agrium Share held by New Parent shall be, and shall be deemed to be, transferred to and acquired by Agrium AcquisitionCo in consideration for such number of Agrium AcquisitionCo Shares equal to the number of New Parent Shares issued in exchange for the Agrium Share, and, as it is intended that such transfer occur on a tax-deferred basis for Canadian Income Tax purposes, New Parent and Agrium AcquisitionCo shall execute and file a joint election under section 85 of the Tax Act (and any analogous provision of applicable provincial Income Tax legislation) in respect of such transfer; and

(l)	New Parent, PotashCorp AcquisitionCo, Agrium AcquisitionCo, PotashCorp and Agrium shall make the appropriate entries in their respective securities registers to reflect the foregoing matters.

The respective obligations of Agrium and PotashCorp to complete the transactions contemplated by the Arrangement are subject to a number of conditions which must be satisfied or waived in order for the Arrangement to become effective. Upon all of the conditions being satisfied or waived, Agrium and PotashCorp are required to file a copy of the Final Order and the Articles of Arrangement with the Director in order to give effect to the Arrangement.

For full particulars in respect of all of the events which will occur pursuant to the Plan of Arrangement, see the full text of the Plan of Arrangement which is attached as Schedule A to the Arrangement Agreement, a copy of which is attached as Appendix E to this Circular.

Voting Support Agreements

In connection with the Arrangement, Agrium sought a voting support agreement from each of the directors and certain officers of PotashCorp, holding in the aggregate 1,438,988 PotashCorp Shares, each of whom entered into such agreement. Similarly, PotashCorp sought a voting support agreement from each of the directors and certain officers of Agrium, holding in the aggregate 105,629 Agrium Shares, each of whom entered into such agreement. Pursuant to the voting support agreements, such directors and officers have agreed to, among other things, vote or to cause to be voted all Agrium Shares, Agrium Voting Options and PotashCorp Shares, as applicable, beneficially owned by such director or officer, and any other Agrium Shares, Agrium Voting Options or PotashCorp Shares directly or indirectly acquired by or issued to the director or officer after the date of the Arrangement Agreement (including, without limitation, any Agrium Shares or PotashCorp Shares issued upon further exercise of options or other rights to purchase such Shares) at the Agrium Meeting or the PotashCorp Meeting, as the case may be, (or any adjournment or postponement thereof) in favour of the Arrangement including, without limitation, the Agrium Arrangement Resolution and the PotashCorp Arrangement Resolution, as the case may be, and any other matter that could reasonably be expected to facilitate the Arrangement.

Each voting support agreement shall terminate upon the earlier of:

•	the termination of the Arrangement Agreement in accordance with its terms;

•

the Agrium Board or the PotashCorp Board, as the case may be, recommending a Superior Proposal and/or causing Agrium or PotashCorp, as the case may be, to accept, approve or enter into a Permitted Acquisition Agreement in respect of a Superior Proposal;

•	the amendment of the Arrangement Agreement in any manner adverse to the director or executive officer;

•	the Outside Date; and

•

either PotashCorp or Agrium, as the case may be, providing notice to the other of termination of the Arrangement Agreement regardless of the validity or effectiveness of such notice or any disputes with respect thereto.

The Arrangement Agreement

The Arrangement is being effected pursuant to the Arrangement Agreement. The Arrangement Agreement contains covenants, representations and warranties of and from each of Agrium and PotashCorp and various conditions precedent, both mutual and with respect to each Party.

The following is a summary of material provisions of the Arrangement Agreement, which is qualified in its entirety by the full text of the Arrangement Agreement, a copy of which is attached as Appendix E to this Circular and reference is made thereto for the full text thereof. Shareholders are urged to read the Arrangement Agreement, including the Plan of Arrangement, in its entirety.

Covenants

General

Pursuant to the Arrangement Agreement, each of Agrium and PotashCorp has covenanted, among other things, to use all commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations under the Arrangement Agreement to the extent the same is within its influence or control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the Arrangement. The Arrangement Agreement also contains covenants of each of Agrium and PotashCorp pertaining to, among other things: (a) the conduct of business of each of Agrium and PotashCorp, including with respect to dispositions and acquisitions, capital expenditures, compensation arrangements, maintenance of insurance policies, taxes, filings and applications and availability of funds; (b) financing assistance; (c) Pre-Arrangement Reorganization; (d) Post-Arrangement Reorganization; (e) equity-based compensation plans and change in control matters; and (f) permitted dividends.

Regulatory Covenants

Under the Arrangement Agreement, each of Agrium and PotashCorp has covenanted and agreed that during the period from the date of the Arrangement Agreement until the earlier of the Effective Date and the time that the Arrangement Agreement is terminated in accordance with its terms:

(a)

it shall use reasonable best efforts to, and shall cause its Subsidiaries to use reasonable best efforts to, satisfy (or cause the satisfaction of) the conditions precedent set forth in paragraphs (e) and (f) under the heading “– Conditions to the Arrangement – Mutual Conditions” below, including using reasonable best efforts to: (i) obtain all Regulatory Approvals, (ii) cooperate fully with the other Party and such other Party’s counsel, recognizing that certain competitively sensitive information shall be exchanged only on a counsel-only basis and in accordance with the Confidentiality Agreement and any other subsequent written agreement that addresses confidentiality between the Parties, (iii) promptly make all necessary notifications or applications in respect of Regulatory Approvals, including the notification required under subsection 114(1) of the Competition Act and any Notification and Report form as required under the HSR Act, within 15 business days of the date of the Arrangement Agreement, or as expeditiously as possible thereafter, and the Parties shall supply as promptly as practicable any additional information or documentary materials that may be required or as the parties or their counsel agree may be advisable pursuant to the Competition Act, the HSR Act, or any similar Laws, (iv) certify completeness of its response to any supplementary information request received under subsection 114(2) of the Competition Act or substantial compliance with any request for additional information or documentary material issued by a Governmental Entity under 15 U.S.C. Section 18a(e) and in conjunction with the transactions contemplated by the Arrangement Agreement as promptly as practicable after the date of issuance of any such supplementary information request or request for additional information and documentary material, as applicable, but in no event later than five months after such issuance, and to take all actions necessary to assert, defend and support its certification of the completeness of its response to such supplementary information request or substantial compliance with such request for additional information and documentary material; (v) prepare and file, as promptly as practicable, all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, and authorizations in respect of the Regulatory Approvals, and (vi) defend all lawsuits or other legal, regulatory or other proceedings against it in connection with any Regulatory Approval, and oppose, lift or rescind any injunction or restraining order or other order or action in connection with any Regulatory Approval seeking to stop, or otherwise adversely affecting the ability of the Parties to consummate, the Arrangement; and

(b)

in connection with obtaining Regulatory Approvals and insofar as necessary to remove each and every impediment under any Laws that may be asserted by any Governmental Entity so as to enable consummation of the Arrangement as soon as possible (and in any event no later than the Outside Date), paragraph (a) above shall require the Parties to offer, agree to sell, hold separate and agree to sell, or take any other action, including agreeing and consenting to (i) restrictions on, or impairment of, its ability to own, manage, operate, or otherwise exercise full ownership rights of, any assets or businesses, or interests in any assets or businesses and (ii) the creation, termination or amendment of relationships, contractual rights, obligations, ventures or other arrangements with respect to, before or after the Effective Date, any assets or businesses, or interests in any assets or businesses, of Agrium or PotashCorp or any of their respective Subsidiaries, as applicable, or to agree to consent to any such sale or other action, or agreement to sell or take such other action, by Agrium or PotashCorp or any of their respective Subsidiaries, as applicable and as the case may be, of or related to any of its assets or businesses (any such requirement being a “Remedy”); provided that, and notwithstanding the foregoing provisions of this paragraph (b), there shall be no requirement to offer, agree to, or to accept any Remedy requested or imposed by a Governmental Entity that (A) is in respect of (1) the divestiture of any of the Parties’ potash production facilities or any other Remedy that has a substantially similar effect, (2) Canpotex which, if given effect to, would materially and negatively affect the continuing benefits of the operations thereof in the ordinary course of business of Canpotex consistent with past practice, or (3) Agrium’s retail operating segment which, if given effect to, would materially and negatively affect the continuing benefits of the operations thereof in the ordinary course of business consistent with past practice, or (B) is not conditioned on the consummation of the Arrangement.

Mutual Covenants Regarding Non-Solicitation

Under the Arrangement Agreement, each of Agrium and PotashCorp has agreed to certain non-solicitation covenants as follows:

(a)

Each Party shall immediately cease and cause to be terminated all existing solicitation, encouragement, discussion or negotiation (including through any Representatives on its behalf), if any, with any parties conducted before the date of the Arrangement Agreement with respect to any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to an Acquisition Proposal in respect of such Party, and, in connection therewith, such Party shall discontinue access to any of its confidential information; such Party shall also promptly request the return or destruction of all information respecting such Party provided to any third parties who have entered into a confidentiality agreement with such Party relating to an Acquisition Proposal in respect of such Party and shall use its commercially reasonable efforts to ensure that such requests are honoured. Each Party undertakes to enforce all standstill, non-disclosure, non-disturbance, non-solicitation, and similar agreements or covenants that such Party has entered into prior to the date of the Arrangement Agreement and that such Party enters into after the date of the Arrangement Agreement.

(b)	Neither Agrium nor PotashCorp shall, directly or indirectly, do or authorize or permit any of its Representatives to do any of the following:

(i)

solicit, initiate or knowingly encourage or facilitate (including by way of furnishing information) any Acquisition Proposal in respect of Agrium or PotashCorp, as applicable, or any inquiries, proposals or offers relating to any Acquisition Proposal or that could reasonably be expected to lead to an Acquisition Proposal in respect of such Party;

(ii)

enter into, engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to its businesses, operations, results of operations, properties, or financial condition in connection with any proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal, or otherwise knowingly encourage, facilitate, cooperate with, assist or participate in, any effort or attempt of any other person to do or seek to do any of the foregoing;

(iii)

waive, terminate, amend, modify or release any third party or otherwise forbear in the enforcement of, or enter into or participate in any discussions, negotiations or agreements to waive, terminate, amend, modify or release any third party from or otherwise forbear in respect of, any rights or other benefits under confidential information and/or standstill agreements (which, for greater certainty, does not prohibit the automatic release of a party in accordance with the pre-existing terms of any standstill provision);

(iv)

accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend, or take no position or remain neutral with respect to, any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to a publicly announced or otherwise publicly disclosed Acquisition Proposal for a period of no more than five business days will not be considered to be a violation of the mutual covenants regarding non-solicitation set out in the Arrangement Agreement and described herein, provided that the board of directors of the Party subject to the Acquisition Proposal has rejected such Acquisition Proposal and affirmed its recommendation with respect to the Arrangement as set out in the Arrangement Agreement, before the end of such five business day period or, in the event that such Party’s shareholder meeting (being the PotashCorp Meeting or the Agrium Meeting, as applicable) is scheduled to occur within such five business day period, prior to the third business day prior to the date of such meeting); or

(v)

accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement in principle, agreement, arrangement or undertaking related to any Acquisition Proposal (other than a confidentiality and standstill agreement contemplated in the Arrangement Agreement);

provided, however, that notwithstanding any other provision in the Arrangement Agreement, each of Agrium and PotashCorp and their Representatives may, in the case of Agrium, prior to the approval of the Agrium Arrangement Resolution at the Agrium Meeting, and, in the case of PotashCorp, prior to the approval of the PotashCorp Arrangement Resolution at the PotashCorp Meeting:

(vi)

enter into or participate in any discussions or negotiations with a third party that is not in material breach of any confidentiality or standstill agreement to which such Party is a party and who seeks to initiate such discussions or negotiations and, subject to the execution of a confidentiality and standstill agreement in favour of such Party that contains a standstill provision that such Party determines in good faith is no less onerous or more beneficial to such third party than that in the Confidentiality Agreement and is otherwise on terms that such Party determines in good faith are no less favourable to such Party than those found in the Confidentiality Agreement (provided that such confidentiality and standstill agreement shall (1) allow for disclosure thereof, along with all information provided thereunder, to the other Party as set out below, (2) allow disclosure of the making and terms of any Acquisition Proposal made by the third party as contemplated in the Arrangement Agreement, and (3) not contain any provision restricting such Party from complying with the mutual covenants regarding non-solicitation set out in the Arrangement Agreement and described herein) may furnish to such third party any information concerning such Party and its businesses, properties and assets, in each case if, and only to the extent that:

A.

the third party has first made a written bona fide Acquisition Proposal, which did not result from a breach of the mutual covenants regarding non-solicitation set out in the Arrangement Agreement and described herein, and in respect of which the board of directors of such Party determines in good faith, after consultation with its outside legal and financial advisors, constitutes or could reasonably be expected to lead to a Superior Proposal; and

B.

prior to furnishing such information to or entering into or participating in any such discussions or negotiations with such third party, the Party shall (1) provide prompt notice to the other Party to the effect that it is furnishing information to or entering into or participating in discussions or negotiations with such third party, together, if applicable, with a copy of the confidentiality and standstill agreement referenced above and, if not previously provided to such other Party, copies of all information provided to such third party concurrently with the provision of such information to such third party, (2) notify the other Party orally and in writing of any inquiries, offers or proposals with respect to an actual or contemplated Superior Proposal (which written notice shall include a copy of any such proposal (and any amendments or supplements thereto), the identity of the person making it, if not previously provided to the other Party and copies of all information provided to the third party), within 24 hours of the receipt thereof, and (3) keep the other Party promptly informed of the status and reasonable details of any such inquiry, offer or proposal and answer the other Party’s reasonable questions with respect thereto;

(vii)

comply with Part 2 - Division 3 of National Instrument 62-104 – Take-Over Bids and Issuer Bids and similar provisions under U.S. Securities Laws relating to the provision of directors’ circulars and making appropriate disclosure with respect thereto to its securityholders;

(viii)

recommend a Superior Proposal and/or accept, approve or enter into a Permitted Acquisition Agreement in respect of a Superior Proposal, but only if prior to such recommendation and/or acceptance, approval or entering into of the Permitted Acquisition Agreement (i) the board of directors of the Party subject to the Superior Proposal concludes in good faith, after considering all proposals to adjust the terms and conditions of the Arrangement Agreement as contemplated by paragraph (c) immediately below and after receiving the advice of outside counsel, that the failure by the board of directors to take such action would be inconsistent with its fiduciary duties, and (ii) such Party complies with its obligations set forth in paragraph (c) immediately below.

(c)

Following receipt of a Superior Proposal, the Party subject to such Superior Proposal shall give the other Party, orally and in writing, at least five business days’ advance notice of any decision by the board of directors of the Party subject to such Superior Proposal to recommend such Superior Proposal and/or to accept, approve or enter into a Permitted Acquisition Agreement in respect of such Superior Proposal, which notice shall confirm that such board of directors has determined that such Acquisition Proposal constitutes a Superior Proposal, shall identify the third party making the Superior Proposal and shall provide a true and complete copy of the Superior Proposal and/or the proposed Permitted Acquisition Agreement, including all financing documents, and any amendments thereto. During such five business day period, the Party subject to such Superior Proposal agrees not to recommend such Superior Proposal or accept, approve or enter into a Permitted Acquisition Agreement in respect of such Superior Proposal and not to release the party making the Superior Proposal from any standstill provisions and shall not withdraw, modify, qualify or change its recommendation with respect to the Arrangement as set out in the Arrangement Agreement. In addition, during such five business day period, the Party subject to such Superior Proposal shall, and shall cause its financial and legal advisors to, negotiate in good faith with the other Party and its financial and legal advisors to make such adjustments in the terms and conditions of the Arrangement Agreement and the Arrangement as would enable the Party subject to such Superior Proposal to proceed with the Arrangement as amended rather than recommending the Superior Proposal and/or accepting, approving or entering into a Permitted Acquisition Agreement in respect of the Superior Proposal. In the event the other Party proposes to amend the Arrangement Agreement and the Arrangement on a basis such that the board of directors of the Party subject to the Superior Proposal determines that the proposed transaction is no longer a Superior Proposal and so advises the board of directors of the other Party prior to the expiry of such period, the board of directors of the Party subject to such Acquisition Proposal shall not recommend such Acquisition Proposal or accept, approve or enter into an agreement to implement such Acquisition Proposal (being, for greater certainty, a Permitted Acquisition Agreement or any other agreement) in respect thereof and shall not release the party making the Acquisition Proposal from any standstill provisions and shall not withdraw, modify, qualify or change its recommendation with respect to the Arrangement as set out in the Arrangement Agreement. In the event that a Party provides the notice contemplated by this paragraph (c) on a date which is less than five business days prior to the PotashCorp Meeting or the Agrium Meeting, the other Party shall be entitled to (a) adjourn or postpone its meeting, and (b) require the Party subject to the Superior Proposal to adjourn or postpone its meeting, in each case to a date that is not more than ten business days after the date of such notice. For the avoidance of doubt and notwithstanding anything in the Arrangement Agreement to the contrary, neither Party shall be permitted to accept, approve or enter into an agreement providing for, or implementing, a Superior Proposal unless such agreement constitutes a Permitted Acquisition Agreement and such Party has complied with its obligations with respect to the mutual covenants regarding non-solicitation set out in the Arrangement Agreement and described herein. In addition, each Party agrees that any Permitted Acquisition Agreement entered into in accordance with the mutual covenants regarding non-solicitation set out in the Arrangement Agreement and described herein shall in all instances satisfy each of the criteria of a Permitted Acquisition Agreement and such Party shall not amend, waive or otherwise vary any of the provisions of such Permitted Acquisition Agreement in a manner which would be inconsistent with each of the criteria of a Permitted Acquisition Agreement.

(d)

Each successive amendment to any Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the shareholders of the Party subject to such Acquisition Proposal or other material terms or conditions thereof, shall constitute a new Acquisition Proposal for the purposes of paragraph (c) immediately above, and the other Party shall be afforded a new five business day period from the date on which such Party received all of the materials set forth in paragraph (c) immediately above with respect to the new Superior Proposal from the Party subject thereto.

(e)

The board of directors of each Party shall promptly reaffirm the recommendation and determination of such Party with respect to the Arrangement, as set out in the Arrangement Agreement, by press release after (i) any Acquisition Proposal which is publicly announced is not determined to be a Superior Proposal, or (ii) the Parties have entered into an amended agreement pursuant to paragraph (c) above which results in any Acquisition Proposal not being a Superior Proposal.

(f)

Each Party shall ensure that its Representatives are aware of the provisions of the mutual covenants regarding non-solicitation set out in the Arrangement Agreement and described herein applicable to such Party. Each Party shall be responsible for any breach of the mutual covenants regarding non-solicitation set out in the Arrangement Agreement and described herein by such Party’s Representatives.

(g)

Each Party agrees that all information that may be provided to it by the other Party with respect to any actual or contemplated Superior Proposal pursuant to the mutual covenants regarding non-solicitation set out in the Arrangement Agreement and described herein shall be treated as if it were “Confidential Information” as that term is defined in the Confidentiality Agreement and shall not be disclosed or used except in accordance with the provisions of the Confidentiality Agreement or in order to enforce their rights under the Arrangement Agreement in legal proceedings.

Representations and Warranties

The Arrangement Agreement contains certain customary representations and warranties of each of Agrium and PotashCorp relating to: (a) organization and qualification; (b) authority relative to the Arrangement Agreement; (c) Material Subsidiaries; (d) ownership of Subsidiaries and each Party’s respective significant entities; (e) no violation and absence of defaults and conflicts; (f) litigation; (g) reporting issuer status; (h) capitalization; (i) no orders; (j) material agreements; (k) non-competition agreements; (l) filings; (m) books and records; (n) reports; (o) financial statements; (p) internal controls and disclosure controls; (q) absence of undisclosed liabilities; (r) tax returns filed and taxes paid; (s) tax reserves; (t) tax deficiencies and audits; (u) no Material Adverse Change; (v) no “collateral benefit”; (w) conduct of business; (x) environmental laws; (y) title; (z) no defaults under leases and agreements; (aa) expropriation; (bb) mineral reserves and resources; (cc) royalties, rentals and taxes paid; (dd) licenses; (ee) long-term and derivative transactions; (ff) employee benefit plans; (gg) employment agreements and collective agreements; (hh) insurance; (ii) indebtedness to and by officers and directors; (jj) compliance with Laws; (kk) United States relationships; (ll) Canadian status; (mm) possession of intellectual property; and (nn) corrupt practices legislation.

Conditions to the Arrangement

Mutual Conditions

The respective obligations of the Parties to consummate the transactions contemplated by the Arrangement Agreement, and in particular the Arrangement, are subject to the satisfaction, on or before the Effective Date or such other time specified, of the following conditions, any of which may be waived by the mutual consent of such Parties without prejudice to their right to rely on any other of such conditions:

(a)

the Interim Order and the Final Order shall have each been obtained on terms consistent with the Arrangement Agreement, and shall not have been set aside or modified in a manner unacceptable to either of the Parties, acting reasonably, on appeal or otherwise;

(b)	the PotashCorp Arrangement Resolution shall have been passed by the PotashCorp Shareholders at the PotashCorp Meeting in accordance with the Interim Order;

(c)	the Agrium Arrangement Resolution shall have been passed by the Agrium Securityholders at the Agrium Meeting in accordance with the Interim Order;

(d)

the PotashCorp Articles of Arrangement and the Agrium Articles of Arrangement to be filed with the Director in accordance with the Arrangement Agreement shall be in form and substance satisfactory to each of the Parties, acting reasonably;

(e)	each of the Key Regulatory Approvals shall have been made, given or obtained, and each such Key Regulatory Approval shall be in full force and effect;

(f)

all Regulatory Approvals (other than the Key Regulatory Approvals) required to be obtained, or that the Parties mutually agree in writing to obtain in respect of the completion of the Arrangement, and the expiry of applicable waiting periods necessary to complete the Arrangement, shall have occurred or been obtained on terms and conditions acceptable to the Parties, each acting reasonably, and all applicable domestic and foreign statutory and regulatory waiting periods shall have expired or have been terminated and no unresolved material objection or opposition shall have been filed, initiated or made, except where the failure or failures to obtain such Regulatory Approvals, or for the applicable waiting periods to have expired or terminated, would not be reasonably expected to have a Material Adverse Effect on New Parent (after completion of the Arrangement);

(g)

the conditional approval to the listing of the New Parent Shares issuable pursuant to the Arrangement on the TSX, and approval, subject to official notice of issuance, of the listing of the New Parent Shares issuable pursuant to the Arrangement on the NYSE shall have been obtained;

(h)

no act, action, suit, proceeding, objection, opposition, order or injunction shall have been taken, entered or promulgated by any Governmental Entity or by any elected or appointed public official in Canada or elsewhere, whether or not having the force of Law, and no Law, regulation, policy, judgment, decision, order, agreement between the Parties and a Governmental Entity to refrain from consummating the Arrangement, ruling or directive (whether or not having the force of Law) shall have been enacted, promulgated, amended or applied, which prevents, prohibits or makes the consummation of the Arrangement illegal or otherwise prohibits or enjoins PotashCorp or Agrium from consummating the Arrangement, or that would be reasonably expected to have a Material Adverse Effect on New Parent (after completion of the Arrangement); and

(i)

holders of such number of PotashCorp Shares and Agrium Shares that, in the aggregate, would constitute not greater than 5% of the number of New Parent Shares that would be outstanding following completion of the Arrangement (assuming for the purpose of calculating the outstanding number of New Parent Shares that there are no holders of PotashCorp Shares or Agrium Shares who have exercised Dissent Rights), shall have validly exercised Dissent Rights that have not been withdrawn as of the Effective Date.

Agrium Conditions

The obligation of Agrium to consummate the transactions contemplated by the Arrangement Agreement, and in particular the Arrangement, is subject to the satisfaction, on or before the Effective Date or such other time specified, of the following conditions:

(a)

(i) certain representations and warranties of PotashCorp with respect to capitalization in the Arrangement Agreement shall be true and correct in all respects as of the date of the Arrangement Agreement and as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak of an earlier date, the accuracy of which shall be determined as of such earlier date), except for such failures to be true and correct that are de minimis, (ii) certain of the representations and warranties made by PotashCorp shall be true and correct in all material respects as of the date of the Arrangement Agreement and as of the Effective Date as if made on and as of such date, and (iii) all other representations and warranties made by PotashCorp in the Arrangement Agreement shall be true and correct as of the date of the Arrangement Agreement and as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, the accuracy of which shall be determined as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not result or would not reasonably be expected to result in a Material Adverse Change in respect of PotashCorp (and for this purpose, any reference to “material”, “Material Adverse Effect” or “Material Adverse Change” in such representations and warranties shall be ignored); and PotashCorp shall have provided to Agrium a certificate of an executive officer of PotashCorp (on behalf of PotashCorp and without personal liability) certifying the foregoing on the Effective Date;

(b)

PotashCorp shall have complied in all material respects with its covenants in the Arrangement Agreement to be complied with by it on or prior to the Effective Time; and PotashCorp shall have provided to Agrium a certificate of an executive officer of PotashCorp (on behalf of PotashCorp and without personal liability) certifying compliance with such covenants on the Effective Date; and

(c)	no Material Adverse Change in respect of PotashCorp shall have occurred after the date of the Arrangement Agreement and prior to the Effective Date and be continuing.

The foregoing conditions are for the exclusive benefit of Agrium and may be asserted by Agrium regardless of the circumstances or may be waived in writing by Agrium in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which Agrium may have.

PotashCorp Conditions

The obligation of PotashCorp to consummate the transactions contemplated by the Arrangement Agreement, and in particular the Arrangement, is subject to the satisfaction, on or before the Effective Date or such other time specified, of the following conditions:

(a)

(i) certain representations and warranties of Agrium with respect to capitalization shall be true and correct in all respects as of the date of the Arrangement Agreement and as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak of an earlier date, the accuracy of which shall be determined as of such earlier date), except for such failures to be true and correct that are de minimis, (ii) certain representations and warranties of Agrium in the Arrangement Agreement shall be true and correct in all material respects as of the date of the Arrangement Agreement and as of the Effective Date as if made on and as of such date, and (iii) all other representations and warranties made by Agrium in the Arrangement Agreement shall be true and correct as of the date of the Arrangement Agreement and as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, the accuracy of which shall be determined as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not result or would not reasonably be expected to result in a Material Adverse Change in respect of Agrium (and for this purpose, any reference to “material”, “Material Adverse Effect” or “Material Adverse Change” in such representations and warranties shall be ignored); and Agrium shall have provided to PotashCorp a certificate of an executive officer of Agrium (on behalf of Agrium and without personal liability) certifying the foregoing on the Effective Date;

(b)

Agrium shall have complied in all material respects with its covenants of the Arrangement Agreement to be complied with by it on or prior to the Effective Time; and Agrium shall have provided to PotashCorp a certificate of an executive officer of Agrium (on behalf of Agrium and without personal liability) certifying compliance with such covenants on the Effective Date; and

(c)	no Material Adverse Change in respect of Agrium shall have occurred after the date of the Arrangement Agreement and prior to the Effective Date and be continuing.

The foregoing conditions are for the exclusive benefit of PotashCorp and may be asserted by PotashCorp regardless of the circumstances or may be waived in writing by PotashCorp in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which PotashCorp may have.

Termination

Agrium and PotashCorp have agreed that the Arrangement Agreement may be terminated at any time prior to the Effective Date:

(a)	by mutual written consent of PotashCorp and Agrium;

(b)

by either PotashCorp or Agrium if the PotashCorp Arrangement Resolution shall have failed to receive the requisite vote of the PotashCorp Shareholders at the PotashCorp Meeting (including any adjournments or postponements thereof) in accordance with the Interim Order;

(c)

by either PotashCorp or Agrium if the Agrium Arrangement Resolution shall have failed to receive the requisite vote of the Agrium Securityholders at the Agrium Meeting (including any adjournments or postponements thereof) in accordance with the Interim Order;

(d)

by either PotashCorp or Agrium if the Effective Time shall not have occurred on or prior to the Outside Date, except that the right to terminate the Arrangement Agreement under this paragraph (d) shall not be available to any Party whose failure to fulfill any of its obligations has been the cause of, or resulted in, the failure of the Effective Time to occur by such date;

(e)

by either PotashCorp or Agrium if any of the conditions set forth under the headings “– Conditions to the Arrangement – Mutual Conditions” and “– Conditions to the Arrangement – Agrium Conditions” above, in the case of Agrium, or any of the conditions set forth under the headings “– Conditions to the Arrangement – Mutual Conditions” and “– Conditions to the Arrangement – PotashCorp Conditions” above, in the case of PotashCorp, has not been satisfied or waived by the Outside Date or such condition is incapable of being satisfied by the Outside Date; provided that the Party seeking termination is in compliance with its obligations set forth in the Arrangement Agreement, if applicable, and not then in breach of the Arrangement Agreement so as to cause any of the conditions set forth under the headings “– Conditions to the Arrangement – Mutual Conditions”, “– Conditions to the Arrangement – Agrium Conditions” and “– Conditions to the Arrangement – PotashCorp Conditions” above, as applicable, not to be satisfied;

(f)

(i) by PotashCorp, prior to approval of the Agrium Arrangement Resolution, or (ii) by Agrium, prior to approval of the PotashCorp Arrangement Resolution, following the occurrence of a Damages Event in respect of the other Party as provided in paragraph (a) under the heading “– Agreement as to Damages” below; or

(g)	by either PotashCorp or Agrium following the occurrence of a Damages Event in respect of the other Party as provided in paragraph (d) under the heading “– Agreement as to Damages” below.

Under the provisions of the Arrangement Agreement, in the event of the termination of the Arrangement Agreement in the circumstances set out in the paragraphs immediately above, the Arrangement Agreement shall forthwith become void and neither Party shall have any liability or further obligation to the other Party hereunder, except with respect to certain obligations set forth in the Arrangement Agreement, where applicable. For greater certainty, and notwithstanding anything in the Arrangement Agreement to the contrary other than being subject to the provisions described under the heading “– Liquidated Damages” below, nothing contained in this paragraph or otherwise in the Arrangement Agreement shall relieve any Party from liability (including damages for loss of economic benefits (including lost synergies), as applicable) for any deliberate breach of any provision of the Arrangement Agreement. No termination of the Arrangement Agreement shall affect the obligations of the Parties pursuant to the Confidentiality Agreement, except to the extent specified therein.

Agreement as to Damages

Pursuant to the Arrangement Agreement, each of Agrium and PotashCorp has agreed that if at any time after the execution of the Arrangement Agreement and prior to its termination:

(a)

(i) the board of directors of one Party has withdrawn, modified, qualified or changed any of its recommendations or determinations with respect to the Arrangement as set out in the Arrangement Agreement, in a manner adverse to the other Party or shall have resolved to do so prior to the Effective Date, has recommended a Superior Proposal or has failed to publicly reconfirm its recommendation with respect to the Arrangement as set out in the Arrangement Agreement, upon the request of the other Party prior to the earlier of ten days following such request or 72 hours prior to the applicable shareholders’ meeting (unless the Party requesting such reconfirmation is then in material breach of its obligations hereunder and such withdrawal, modification, qualification, change or failure relates to such breach), or (ii) a Party has accepted, approved or entered into a Permitted Acquisition Agreement;

(b)

(i) an Acquisition Proposal in respect of Agrium is publicly announced, proposed, disclosed, offered or made or any person shall have publicly announced an intention to make an Acquisition Proposal in respect of Agrium, (ii) after such Acquisition Proposal shall have been publicly announced, proposed, disclosed, offered or made, the Arrangement Agreement is terminated (A) by either Party pursuant to provisions outlined in paragraph (c) or paragraph (d) under the heading “– Termination” above, or (B) by PotashCorp pursuant to paragraph (e) under the heading “– Termination” above as a result of the failure to satisfy the condition in paragraph (b) under the heading “– Conditions to the Arrangement – PotashCorp Conditions” above, and (iii) such Acquisition Proposal, or an amended version thereof, or any other Acquisition Proposal relating to Agrium is consummated, agreed to or entered into, as applicable, within 12 months of the date the Arrangement Agreement is terminated (and, as applicable, subsequently consummated, closed or effected, at any time);

(c)

(i) an Acquisition Proposal in respect of PotashCorp is publicly announced, proposed, disclosed, offered or made or any person shall have publicly announced an intention to make an Acquisition Proposal in respect of PotashCorp, (ii) after such Acquisition Proposal shall have been publicly announced, proposed, disclosed, offered or made, the Arrangement Agreement is terminated (A) by either Party pursuant to provisions outlined in paragraph (b) or paragraph (d) under the heading “– Termination” above, or (B) by Agrium pursuant to provisions outlined in paragraph (e) under the heading “– Termination” above as a result of the failure to satisfy the conditions in paragraph (b) under the heading “– Conditions to the Arrangement – Agrium Conditions” above, and (iii) such Acquisition Proposal, or an amended version thereof, or any other Acquisition Proposal relating to PotashCorp is consummated, agreed to or entered into, as applicable, within 12 months of the date the Arrangement Agreement is terminated (and, as applicable, subsequently consummated, closed or effected, at any time); or

(d)	a Party deliberately breaches any of its covenants described under the heading “– Covenants – Mutual Covenants Regarding Non-Solicitation” above;

(each of the above being a “Damages Event”), then in the event of the termination of the Arrangement Agreement pursuant to the provisions set forth under the heading “– Termination” above (other than, in relation to a Damages Event referred to in paragraph (a) under this heading “– Agreement as to Damages” only, pursuant to paragraphs (b), (c), (d) or (e) under the heading “– Termination” above unless in such circumstances the Arrangement Agreement could otherwise have been terminated at such time under paragraphs (f) and (g) under the heading “– Termination” above) (i) if Agrium is the subject of paragraph (a) or the breaching Party under paragraph (d) under this heading “– Agreement as to Damages”, or the Damages Event in paragraph (b) occurs, Agrium shall pay to PotashCorp, in the case of paragraphs (a) or (d) set out under this heading “– Agreement as to Damages”, within two business days of the termination of the Arrangement Agreement, and in the case of paragraph (b) set out under this heading “– Agreement as to Damages”, upon the consummation of the Acquisition Proposal referred to therein, a fee in consideration for the disposition of PotashCorp’s rights under the Arrangement Agreement in the amount of US$485 million in immediately available funds to an account designated by PotashCorp, and (ii) if PotashCorp is the subject of paragraph (a) or the breaching Party in paragraph (d) under this heading “– Agreement as to Damages”, or the Damages Event in paragraph (c) occurs, PotashCorp shall pay to Agrium, in the case of paragraphs (a) or (d) set out under this heading “– Agreement as to Damages”, within two business days of the termination of the Arrangement Agreement, and in the case of paragraph (c) set out under this heading “– Agreement as to Damages”, upon the consummation of the Acquisition Proposal referred to therein, a fee in consideration for the disposition of Agrium’s rights under the Arrangement Agreement in the amount of US$485 million in immediately available funds to an account designated by Agrium, and after such event but prior to payment of such amount, the Party required to make such payment shall be deemed to hold such funds in trust for the other Party. Agrium shall only be obligated to pay a maximum of US$485 million pursuant to the provisions set out under this heading “– Agreement as to Damages”, and PotashCorp shall only be obligated to pay a maximum of US$485 million pursuant to the provisions set out under this heading “– Agreement as to Damages”. For the purpose of paragraphs (b) and (c) under this heading “– Agreement as to Damages”, the term “Acquisition Proposal” shall have the meaning ascribed in the “Glossary of Terms”, except that references to “20% or more” shall be deemed to be references to “50% or more”.

Fees and Expenses

(a)

Subject to paragraphs (b) and (c) below, each Party shall pay all fees, costs and expenses incurred by such Party in connection with the Arrangement Agreement and the Arrangement. Agrium and PotashCorp shall share equally any filing fees and applicable taxes payable for or in respect of any application, notification or other filing made in respect of any regulatory process in respect of the transactions contemplated by the Arrangement, including under the Competition Act and the HSR Act.

(b)

If (i) the Arrangement Agreement is terminated by Agrium pursuant to paragraph (e) under the heading “– Termination” above because of the failure to satisfy the condition in paragraph (a) under the heading “– Conditions to the Arrangement – Agrium Conditions” above, or (ii) the Arrangement Agreement is terminated by Agrium pursuant to paragraph (d) under the heading “– Termination” above and at the time of such termination there is a state of facts or circumstances that would cause the conditions set forth in paragraph (a) or paragraph (b) under the heading “– Conditions to the Arrangement – Agrium Conditions” above not to be satisfied, notwithstanding the availability of any cure period, PotashCorp shall pay to Agrium an amount equal to US$50 million as reimbursement to Agrium for its out of pocket expenses incurred in connection with the Arrangement.

(c)

If (i) the Arrangement Agreement is terminated by PotashCorp pursuant to paragraph (e) under the heading “– Termination” above because of the failure to satisfy the condition in paragraph (a) under the heading “– Conditions to the Arrangement – PotashCorp Conditions” above, or (ii) the Arrangement Agreement is terminated by PotashCorp pursuant to paragraph (d) under the heading “– Termination” above and at the time of such termination there is a state of facts or circumstances that would cause the conditions set forth in paragraph (a) or paragraph (b) under the heading “– Conditions to the Arrangement – PotashCorp Conditions” above not to be satisfied, notwithstanding the availability of any cure period, Agrium shall pay to PotashCorp an amount equal to US$50 million as reimbursement to PotashCorp for its out of pocket expenses incurred in connection with the Arrangement.

(d)	No fees shall be payable by a Party under paragraphs (b) or (c) immediately above if that Party has paid a fee described under the heading “– Agreement as to Damages” above.

Liquidated Damages

Each Party has acknowledged in the Arrangement Agreement that all of the payment amounts set out in the provisions of the Arrangement Agreement described under the headings “– Agreement as to Damages” and “– Fees and Expenses” are payments of liquidated damages which are a genuine pre estimate of the damages which Agrium or PotashCorp will suffer or incur as a result of the event giving rise to such damages and resultant termination of the Arrangement Agreement and are not penalties. Each Party has irrevocably waived any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. For greater certainty, the Parties have agreed that the payment of any amounts pursuant to the provisions of the Arrangement Agreement described under the headings “– Agreement as to Damages” and “– Fees and Expenses” is the sole remedy of Agrium and PotashCorp; provided, however, that this limitation shall not (a) apply (i) in respect of paragraph (b) under the heading “– Fees and Expenses” above, in the event of a deliberate breach by PotashCorp of the Arrangement Agreement or (ii) in respect of paragraph (c) under the heading “– Fees and Expenses” above, in the event of a deliberate breach by Agrium of the Arrangement Agreement, and (b) prior to any termination of the Arrangement Agreement, preclude a Party from seeking injunctive relief to restrain any breach or threatened breach by the other Party of the covenants or agreements set forth in the Arrangement Agreement, or otherwise obtain specific performance of any of such acts, covenants or agreements in accordance with the provision of the Arrangement Agreement pertaining to specific performance.

Insurance and Indemnification

The Arrangement Agreement imposes certain obligations upon Agrium and PotashCorp for the protection of their respective present and former officers and directors, including obligations upon Agrium and PotashCorp with respect to maintenance of directors’ and officers’ liability insurance; obligations upon Agrium and PotashCorp with respect to survival and continuance of existing indemnification and exculpation in favour of their present and former officers and directors; and the obligation upon New Parent with respect to the assumption of the foregoing obligations in the event of consolidation, merger or transfer or conveyance of all or substantially all of the properties and assets of Agrium, PotashCorp or any of their respective successors.

Procedure for the Arrangement Becoming Effective

The Arrangement is proposed to be carried out pursuant to Section 192 of the CBCA. The following procedural steps must be taken for the Arrangement to become effective:

(a)	the Agrium Arrangement Resolution must be approved by the Agrium Securityholders at the Agrium Meeting either in person or by proxy in the manner required by the Interim Order;

(b)	the PotashCorp Arrangement Resolution must be approved by the PotashCorp Shareholders at the PotashCorp Meeting either in person or by proxy in the manner required by the Interim Order;

(c)	the Arrangement must be approved by the Court pursuant to the Final Order;

(d)	all conditions precedent to the Arrangement set forth in the Arrangement Agreement must be satisfied or waived by the appropriate party; and

(e)	the Final Order, Articles of Arrangement and related documents, in the form prescribed by the CBCA, must be filed with the Director.

Approval of Agrium Securityholders Required for the Arrangement

Pursuant to the Interim Order, the number of votes required to pass the Agrium Arrangement Resolution shall be at least 66 2⁄3% of the votes cast by Agrium Securityholders, voting as a single class, either in person or by proxy, at the Agrium Meeting. Notwithstanding the foregoing, the Agrium Arrangement Resolution authorizes the Agrium Board, without further notice to or approval of the Agrium Securityholders to amend the Arrangement Agreement or the Plan of Arrangement, to the extent permitted by the Arrangement Agreement or the Plan of Arrangement, and, subject to the terms of the Arrangement Agreement, to decide not to proceed with the Arrangement. If the Agrium Arrangement Resolution is not approved by the

Agrium Securityholders, the Arrangement cannot be completed. See Appendix A to this Circular for the full text of the Agrium Arrangement Resolution. See also “Part V – General Proxy Matters – Agrium – Procedure and Votes Required”.

Approval of PotashCorp Shareholders Required for the Arrangement

Pursuant to the Interim Order, the number of votes required to pass the PotashCorp Arrangement Resolution shall be at least 66 2⁄3% of the votes cast by PotashCorp Shareholders, either in person or by proxy, at the PotashCorp Meeting. Notwithstanding the foregoing, the PotashCorp Arrangement Resolution authorizes the PotashCorp Board, without further notice to or approval of the PotashCorp Shareholders, to amend the Arrangement Agreement or the Plan of Arrangement, to the extent permitted by the Arrangement Agreement or the Plan of Arrangement, and, subject to the terms of the Arrangement Agreement, to decide not to proceed with the Arrangement. If the PotashCorp Arrangement Resolution is not approved by the PotashCorp Shareholders, the Arrangement cannot be completed. See Appendix B to this Circular for the full text of the PotashCorp Arrangement Resolution. See also “Part VI – General Proxy Matters – PotashCorp – Procedure and Votes Required”.

Court Approvals

Interim Order

On October 3, 2016, the Court granted the Interim Order facilitating the calling of the Agrium Meeting, the PotashCorp Meeting and prescribing the conduct of the Agrium Meeting and the PotashCorp Meeting, respectively, and other matters. The Interim Order is attached as Appendix C to this Circular.

Final Order

The CBCA provides that an arrangement requires Court approval. Subject to the terms of the Arrangement Agreement, and if the Agrium Arrangement Resolution is approved by Agrium Securityholders at the Agrium Meeting in the manner required by the Interim Order, and the PotashCorp Arrangement Resolution is approved by the PotashCorp Shareholders at the PotashCorp Meeting in the manner required by the Interim Order, Agrium and PotashCorp will apply to the Court for the Final Order.

The application for the Final Order approving the Arrangement is scheduled for November 7, 2016 at 10:00 a.m. (Toronto time), or as soon thereafter as counsel may be heard, at the Ontario Superior Court (Commercial List), 330 University Avenue, Toronto, Ontario. At the hearing, any Agrium Securityholder, PotashCorp Shareholder and any other interested party who wishes to participate or to be represented or to present evidence or argument may do so, subject to filing with the Court and serving upon Agrium and PotashCorp on or before 5:00 p.m. (Toronto time) on November 2, 2016, a Notice of Appearance setting out their address for service and indicating whether such shareholder or other interested party intends to support or oppose the application or make submissions thereat, together with a summary of the position such shareholder or other interested party intends to advocate before the Court and any evidence or materials which such party intends to present to the Court. Service of such notice shall be effected by service upon the solicitors of PotashCorp: Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, Ontario M5L 1B9, Attention: Eliot Kolers. Service of such notice shall be effected by service upon the solicitors of Agrium: Blake, Cassels & Graydon LLP, 199 Bay Street, Suite 4000, Commerce Court West, Toronto, Ontario M5L 1A9, Canada, Attention: Michael Barrack. See Appendix D, “Notice of Application”.

Each of the (a) New Parent Shares to be issued pursuant to the Arrangement and (b) Replacement Options (and corresponding tandem Replacement SARs) issued in exchange for the Agrium Voting Options will be issued in reliance upon the exemption from registration under the U.S. Securities Act provided by Section 3(a)(10) thereof. The Court has been advised that if the terms and conditions of the Arrangement and such issuance of Replacement Options (and corresponding tandem Replacement SARs) are approved by the Court, Agrium and PotashCorp intend to use the Final Order of the Court approving the Arrangement and such issuance of Replacement Options (and corresponding tandem Replacement SARs) as a basis for the exemption from registration under the U.S. Securities Act of the New Parent Shares to be issued pursuant to the Arrangement and such issuance of Replacement Options (and corresponding tandem Replacement SARs). Therefore, subject to the additional requirements of Section 3(a)(10), should the Court make a Final Order approving the Arrangement and such issuance of Replacement Options (and corresponding tandem Replacement SARs), New Parent Shares issued pursuant to the Arrangement and such issuance of Replacement Options (and corresponding tandem Replacement SARs) will be exempt from registration under the U.S. Securities Act.

Agrium and PotashCorp have been advised by their respective counsel that the Court has broad discretion under the CBCA when making orders with respect to the Arrangement and that the Court, in hearing the application for the Final Order, will consider, among other things, the fairness and reasonableness of the Arrangement and such issuance of Replacement Options (and corresponding tandem Replacement SARs) to the Agrium Securityholders, the PotashCorp Shareholders and any other interested party as the Court determined appropriate, both from a substantive and a procedural point of view. The Court may approve the Arrangement and such issuance of Replacement Options (and corresponding tandem Replacement SARs), either as proposed or as amended, in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit. Depending upon the nature of any required amendments, Agrium and PotashCorp may determine not to proceed with the Arrangement and such issuance of Replacement Options (and corresponding tandem Replacement SARs).

Stock Exchange Listing Approvals

PotashCorp is a reporting issuer under the Canadian Securities Laws in each of the provinces of Canada and is a foreign private issuer under U.S. Securities Laws. The PotashCorp Shares are listed and posted for trading on each of the TSX and the NYSE under the symbol “POT”. On August 29, 2016, the last trading day on which the PotashCorp Shares traded prior to the announcement by PotashCorp and Agrium that they were in preliminary discussions regarding a merger of equals, the closing price of the PotashCorp Shares on the TSX was C$20.90 and on the NYSE was US$16.05. On September 9, 2016, the last trading day on which the PotashCorp Shares traded prior to announcement of the Arrangement, the closing price of the PotashCorp Shares on the TSX was C$22.14 and on the NYSE was US$16.97. On September 30, 2016, the closing price of the PotashCorp Shares on the TSX was C$21.35 and on the NYSE was US$16.32.

Agrium is a reporting issuer under the Canadian Securities Laws in each of the provinces of Canada and is a foreign private issuer under U.S. Securities Laws. The Agrium Shares are listed and trade on each of the TSX and the NYSE under the trading symbol “AGU”. On August 29, 2016, the last trading day on which the Agrium Shares traded prior to the announcement by PotashCorp and Agrium that they were in preliminary discussions regarding a merger of equals, the closing price of the Agrium Shares on the TSX was C$116.53 and on the NYSE was US$89.48. On September 9, 2016, the last trading day on which the Agrium Shares traded prior to announcement of the Arrangement, the closing price of the Agrium Shares on the TSX was C$124.14 and on the NYSE was US$95.21. On September 30, 2016, the closing price of the Agrium Shares on the TSX was C$118.85 and on the NYSE was US$90.69.

It is anticipated that the Agrium Shares and the PotashCorp Shares will be delisted from the TSX and the NYSE following completion of the Arrangement. For information with respect to the trading history of the Agrium Shares and the PotashCorp Shares, see “Part III – Information Concerning Agrium – Price Range and Trading Volumes” and “Part IV – Information Concerning PotashCorp – Price Range and Trading Volumes”, as applicable.

It is a mutual condition to completion of the Arrangement that the TSX shall have conditionally approved the listing of the New Parent Shares issuable pursuant to the Arrangement on the TSX, and that the NYSE, subject to official notice of issuance, shall have approved the listing of the New Parent Shares issuable pursuant to the Arrangement on the NYSE. PotashCorp and Agrium have applied to list the New Parent Shares on the TSX and the NYSE. Listing will be subject to New Parent fulfilling all of the listing requirements of each of the TSX and the NYSE. It is a listing requirement of the TSX that the Agrium Arrangement Resolution is approved by the majority of Agrium Shareholders only (excluding the Agrium Voting Optionholders), voting either in person or by proxy, at the Agrium Meeting.

Other Regulatory Conditions or Approvals

In addition to the approval of the Agrium Arrangement Resolution by Agrium Securityholders and the approval of the PotashCorp Arrangement Resolution by PotashCorp Shareholders and approval of the Court, it is a condition precedent to the implementation of the Arrangement that all requisite regulatory conditions be satisfied, including in respect of the regulatory requirements set out below. See “– The Arrangement Agreement – Conditions to the Arrangement – Mutual Conditions”.

Competition Act Compliance

The Competition Act requires that parties to any proposed transaction that exceeds specified financial and shareholding thresholds provide to the Commissioner prior notice of, and information relating to, the proposed transaction. Under the Competition Act, a notifiable transaction may not be completed until the expiry of the applicable statutory waiting period, unless the Commissioner has earlier issued (i) an advance ruling certificate; or (ii) a No Action Letter.

The applicable initial statutory waiting period in the case of a notifiable transaction under the Competition Act is 30 days. If the Commissioner determines that he requires additional information to review the transaction, he may, in his discretion, issue a “supplementary information request” for additional information and documents relevant to the transaction, within the initial 30-day waiting period, in which case the waiting period is extended and does not expire until 30 days following compliance with the supplementary information request.

The Commissioner’s review of a notifiable transaction for substantive competition law considerations may take shorter than or longer than the statutory waiting period. Upon completion of the Commissioner’s review, the Commissioner may decide to: (i) issue an advance ruling certificate; (ii) issue a No Action Letter; or (iii) challenge the transaction before the Competition Tribunal, if the Commissioner concludes that it is likely to prevent or lessen competition substantially. Where the Commissioner issues an advance ruling certificate and the parties substantially complete the transaction within one year after the advance ruling certificate is issued, the Commissioner cannot challenge the transaction before the Competition Tribunal solely on the basis of information that is the same or substantially the same as the information on the basis of which the advance ruling certificate was issued. Where the Commissioner challenges a transaction before the Competition Tribunal, he may also apply to the Competition Tribunal for an injunction to prevent closing, pending the Competition Tribunal’s determination of the Commissioner’s challenge to the transaction.

The Arrangement is a notifiable transaction for the purposes of the Competition Act. Agrium and PotashCorp are required, pursuant to the provisions of the Arrangement Agreement, to use reasonable best efforts to make the notification to the Commissioner required under subsection 114(1) of the Competition Act within 15 business days of the date of the Arrangement Agreement, or as expeditiously as possible thereafter, and supply as promptly as practicable any additional information or documentary materials that may be required or as they or their counsel agree may be advisable pursuant to the Competition Act.

It is a mutual condition to the completion of the Arrangement in favour of Agrium and PotashCorp that the Key Regulatory Approval for Canada has been made, given or obtained and is in full force and effect. The Key Regulatory Approval for Canada constitutes: (i) the issuance of an advance ruling certificate; (ii) the expiry or termination of any applicable waiting periods under the Competition Act and any extension thereof, or the obligation to submit a notification under the Competition Act has been waived by the Commissioner; or (iii) the issuance of a No Action Letter that remains in full force and effect; provided that, if an application has been filed by the Commissioner with the Competition Tribunal in respect of the Arrangement, the Competition Tribunal shall not have issued an order prohibiting the consummation of the Arrangement or requiring any Remedy as described in Section 5.3(c)(A) of the Arrangement Agreement (the details of which are described under “– Reasonable Best Efforts”), or such application shall have been withdrawn, dismissed or concluded successfully without any order prohibiting the consummation of the Arrangement or requiring any Remedy as described in Section 5.3(c)(A) of the Arrangement Agreement (the details of which are described under “–Reasonable Best Efforts”).

Agrium and PotashCorp expect to make all requisite filings for regulatory approval of the Arrangement under the Competition Act on the date of this Circular or shortly thereafter.

HSR Act Compliance

Under the HSR Act, certain transactions may not be completed until each party has filed a Notification and Report Form with the Antitrust Division of the U.S. Department of Justice (the “DOJ”) and with the U.S. Federal Trade Commission (the “FTC”) and applicable waiting period requirements have been satisfied. The Arrangement is subject to the HSR Act.

The applicable waiting period will expire 30 days after the requisite Notification and Report Forms under the HSR Act have been filed, unless earlier terminated by the FTC or the DOJ or unless the FTC or the DOJ issues a request for additional information and documentary material (a “Second Request”) prior to that time. If within the 30-day waiting period, the FTC or the DOJ were to issue a Second Request, the waiting period with respect to the Arrangement would be extended until 30 days following substantial compliance with the Second Request unless the FTC or the DOJ terminates the waiting period prior to its expiration. The expiration or termination of the waiting period does not bar the FTC or the DOJ from subsequently challenging the Arrangement.

It is a mutual condition to the completion of the Arrangement in favour of Agrium and PotashCorp that the Key Regulatory Approval for the United States has been made, given or obtained and is in full force and effect. The Key Regulatory Approval for the United States requires that the applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated and no litigation in federal court shall have been commenced under United States antitrust laws by a Governmental Entity challenging the consummation of the Arrangement and, if commenced, the federal court shall have determined not to prohibit the consummation of the Arrangement or to require any Remedy as described in Section 5.3(c)(A) of the Arrangement Agreement (the details of which are described under “– Reasonable Best Efforts”), or such challenge shall have been withdrawn, dismissed or concluded successfully without any order prohibiting the consummation of the Arrangement or requiring any Remedy as described in Section 5.3(c)(A) of the Arrangement Agreement (the details of which are described under “– Reasonable Best Efforts”).

Agrium and PotashCorp expect to each file a Notification and Report Form with the FTC and the DOJ on the date of this Circular or shortly thereafter.

Additional Jurisdictions

Completion of the Arrangement is also conditional upon the satisfaction of certain notice, filing, waiting period and/or approval requirements under competition or antitrust laws in China, Brazil and India. In these jurisdictions, it is a condition to the completion of the Arrangement in favour of Agrium and PotashCorp that the Key Regulatory Approvals shall have been made, given or obtained and be in full force and effect. The Key Regulatory Approvals in China, Brazil and India require that the necessary consents under the applicable competition or antitrust laws shall have been obtained, or deemed to have been obtained, and any applicable waiting period shall have expired or been terminated and no litigation by a Governmental Entity shall have been commenced under the applicable jurisdiction’s merger control Laws challenging the consummation of the Arrangement and, if commenced, the applicable court or decision maker shall have determined to either permit or not prohibit the consummation of the Arrangement without requiring any Remedy as described in Section 5.3(c)(A) of the Arrangement Agreement (the details of which are described under “– Reasonable Best Efforts”) or such challenge shall have been withdrawn or dismissed.

It is also a mutual condition to the completion of the Arrangement that all Regulatory Approvals (other than the Key Regulatory Approvals) required to be obtained or that the Parties mutually agree in writing to obtain in respect of the completion of the Arrangement, and the expiry of applicable waiting periods necessary to complete the Arrangement, shall have occurred or been obtained on terms and conditions acceptable to the Parties, each acting reasonably, and all applicable domestic and foreign statutory and regulatory waiting periods shall have expired or have been terminated and no unresolved material objection or opposition shall have been filed, initiated or made, except where the failure or failures to obtain such Regulatory Approvals, or for the applicable waiting periods to have expired or terminated, would not be reasonably expected to have a Material Adverse Effect on New Parent (after completion of the Arrangement).

Each of Agrium and PotashCorp is required under the Arrangement Agreement to, and intends to, make all filings necessary to obtain all other required Regulatory Approvals, including the Key Regulatory Approvals in China, Brazil and India.

Reasonable Best Efforts

Under the Arrangement Agreement, the Parties agreed to use their reasonable best efforts to obtain the required regulatory approvals, including defending all lawsuits or other legal, regulatory or other proceedings against them in connection with any Regulatory Approval, and opposing, lifting or rescinding any injunction or restraining order or other order or action in connection with any Regulatory Approval seeking to stop, or otherwise adversely affecting the ability of the Parties to consummate, the Arrangement, and effecting divestitures or other actions if necessary to obtain such approvals, except that neither party is required to offer, agree to or accept any remedy that is not conditioned on the consummation of the Arrangement or a remedy in respect of (i) the divestiture of any of the Parties’ potash production facilities or any other remedy that has a substantially similar effect, (ii) Canpotex which would materially and negatively affect the continuing benefits of the operations of thereof, or (iii) Agrium’s retail operating segment which would materially and negatively affect the continuing benefits thereof.

Timing

If the Meetings are held as scheduled and are not adjourned and/or postponed and the other necessary conditions at that point in time are satisfied or waived, Agrium and PotashCorp will jointly apply for the Final Order approving the Arrangement on November 7, 2016. If the Final Order is obtained in a form and substance satisfactory to Agrium and PotashCorp, and all other conditions set forth in the Arrangement Agreement are satisfied or waived by the applicable Party, Agrium and PotashCorp expect the Effective Date to occur in mid-2017 following the receipt of all requisite regulatory approvals. However, it is not possible at this time to state with certainty when the Effective Date will occur.

The Arrangement will become effective as of the Effective Time on the Effective Date, which is expected to be the date of the filing with the Director of the Articles of Arrangement and a copy of the Final Order, together with such other materials as may be required by the Director.

The Effective Date could be delayed, however, for a number of reasons, including an objection before the Court at the hearing of the application for the Final Order or the failure to receive any required regulatory approvals on acceptable terms and conditions in a timely manner.

Subject to certain limitations, each Party may terminate the Arrangement Agreement if the Arrangement is not consummated by September 11, 2017, which date can be unilaterally extended by a Party for up to an additional six months (in three-month increments) if the only unsatisfied conditions are required regulatory approvals.

Intended Dividend Policy Following the Arrangement

Both Agrium and PotashCorp expect to maintain their existing dividend payments until the Arrangement is completed. Agrium and PotashCorp agreed that, on and after January 1, 2017 and until the completion of the Arrangement, each of Agrium and PotashCorp will set the record date for respective quarterly dividend payments as the last business day of the applicable quarter. Following completion of the Arrangement, it is currently anticipated that New Parent will target a stable and growing dividend that reflects the anticipated strengthened cash flow profile of New Parent. Subject to market conditions and New Parent Board approval at the time of completion of the Arrangement, New Parent expects to establish a dividend payment equal to the current Agrium level, adjusted for the number of New Parent Shares outstanding. The amount of future dividends and the declaration and payment thereof will be based upon New Parent’s financial position, results of operations, cash flow, capital requirements and restrictions under its revolving bank lines, as well as broader market and economic conditions, among other factors, and shall be in compliance with applicable law. The New Parent Board will retain the power to amend New Parent’s dividend policy in any manner and at any time as it may deem necessary or appropriate in the future. For these reasons, as well as others, there can be no assurance that any dividends of New Parent following completion of the Arrangement will be equal or similar to the amount historically paid on the Agrium Shares or the PotashCorp Shares and that the New Parent Board will not decide to suspend or discontinue the payment of dividends in the future.

Procedure for Exchange of Agrium Shares and PotashCorp Shares and Related Elections

In order to receive New Parent Shares on the completion of the Arrangement, Registered Holders of Agrium Shares and PotashCorp Shares must deposit with the Depositary (at one of the addresses which will be specified on the last page of the applicable Letter of Transmittal) the applicable validly completed and duly signed Letter of Transmittal together with the certificates representing the Registered Holder’s Agrium Shares or PotashCorp Shares, as applicable, and such other documents and instruments as the Depositary may reasonably require. Registered Holders of Agrium Shares or PotashCorp Shares who do not have their share certificates should refer to “– Lost Certificates”.

Each Registered Holder of Shares that meets the required conditions will have the right to elect in the applicable Letter of Transmittal delivered to the Depositary to transfer its Shares directly to New Parent in exchange for New Parent Shares pursuant to the Arrangement. A Shareholder that does not meet the required conditions to, or does not, elect in a duly completed Letter of Transmittal deposited with the Depositary no later than the Election Deadline to have its Shares be Elected Shares will dispose of its Shares to PotashCorp AcquisitionCo or Agrium AcquisitionCo, as applicable, under the Arrangement. Shareholders, if eligible, must make the appropriate election in the Letter of Transmittal to have their Shares treated as Elected Shares. See “– Certain Canadian Federal Income Tax Considerations”. Any Letter of Transmittal deposited with the Depositary will be revocable up to the Election Deadline by written notice or by filing a later-dated Letter of Transmittal received by the Depositary prior to the Election Deadline. A Letter of Transmittal may not be withdrawn by a Shareholder after the Election Deadline.

Agrium and PotashCorp currently anticipate that the Arrangement will be completed in mid-2017. Once there is more certainty as to when the Arrangement will be completed, Registered Holders will be provided with the applicable Letter of Transmittal. At such time, the Agrium Letter of Transmittal will be available on Agrium’s website at www.agrium.com, and the PotashCorp Letter of Transmittal will be available on PotashCorp’s website at www.potashcorp.com, and both Letters of Transmittal will be available on the Arrangement website of Agrium and PotashCorp at www.worldclasscropinputsupplier.com. Letters of Transmittal will also be available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Additional copies of the Letters of Transmittal will also be available by contacting the proxy solicitation agents of Agrium and PotashCorp by using the contact details listed on the back page of this Circular.

The exchange of Agrium Shares and PotashCorp Shares for New Parent Shares in respect of any Non-Registered Shareholder is expected to be made with the Non-Registered Shareholder’s nominee account through the procedures in place for such purposes between CDS & Co. or Cede & Co and such nominee. Non-Registered Shareholders should contact their nominee if they have any questions regarding this process and to arrange for their nominee to complete the necessary steps to ensure that they receive the New Parent Shares in respect of their Agrium Shares and PotashCorp Shares.

The use of the mail to transmit certificates representing Agrium Shares or PotashCorp Shares and the applicable Letter of Transmittal will be at the risk of the Registered Holders of such Shares. Agrium and PotashCorp recommend that such certificates and documents be delivered by hand to the Depositary and a receipt therefor be obtained or that registered mail be used.

Except as otherwise provided in the instructions in the applicable Letter of Transmittal, all signatures on (i) the Letters of Transmittal, and (ii) certificates representing Shares, must be guaranteed by an Eligible Institution.

From and after the Effective Time, each certificate that immediately prior to the Effective Time represented Agrium Shares or PotashCorp Shares shall be deemed to represent only the right to receive the consideration in respect of such Agrium Shares or PotashCorp Shares, as applicable, required under the Plan of Arrangement, less any amounts withheld pursuant to the Plan of Arrangement. All dividends or other payments made with respect to any New Parent Shares for which a certificate has not been issued shall be paid or delivered to the Depositary to be held by the Depositary in trust for the Registered Holder of Agrium Shares or PotashCorp Shares to which such unissued certificate relates. The Depositary shall pay and deliver to any such Registered Holder of Agrium Shares or PotashCorp Shares, as soon as reasonably practicable after delivery of the applicable share certificate is made to the Depositary, such dividends or other payments to which such Registered Holder of Agrium Shares or PotashCorp Shares is entitled, without interest and net of applicable withholding and other taxes.

Subject to applicable legislation relating to unclaimed personal property, any certificate formerly representing Agrium Shares or PotashCorp Shares that is not deposited with all other documents as required by the Plan of Arrangement on or before the day prior to the third anniversary of the Effective Date shall cease to represent a claim by or interest of any kind or nature against or in any of New Parent, Agrium or PotashCorp. In such case and on such date, any and all consideration to which such former holder was entitled shall be deemed to have been surrendered to New Parent, Agrium or PotashCorp, as applicable. Any payment made by way of cheque by New Parent, PotashCorp, Agrium or the Depositary pursuant to the Plan of Arrangement that has not been deposited or has been returned to New Parent, PotashCorp, Agrium or the Depositary or that otherwise remains unclaimed, in each case, on or before the second anniversary of the Effective Time shall be returned by the Depositary to New Parent, and any right or claim to payment under the Plan of Arrangement that remains outstanding on the day that is three years less one day from the Effective Date shall cease to represent a right or claim by or interest of any kind or nature and the right of a former holder of PotashCorp Shares or Agrium Shares to receive the consideration for such PotashCorp Shares or Agrium Shares, as applicable, pursuant to the Plan of Arrangement shall terminate and be deemed to be surrendered and forfeited to New Parent, Agrium or PotashCorp, as applicable, for no consideration.

Treatment of Fractional New Parent Shares

No certificates representing fractional New Parent Shares shall be issued upon the surrender for exchange of certificates by Shareholders pursuant to the Plan of Arrangement and no dividend, stock split or other change in the capital structure of New Parent shall relate to any such fractional security and such fraction interests shall not entitle the owner thereof to exercise any rights as a holder of New Parent Shares. In lieu of any fractional New Parent Shares, a Shareholder otherwise entitled to a fractional interest in a New Parent Share shall receive a cash amount determined by reference to the volume weighted average trading price of New Parent Shares on the TSX on the first five trading days on which such shares trade on such exchange following the Effective Date.

Return of Agrium Shares and PotashCorp Shares

If the Arrangement is not completed, any deposited Agrium Shares or PotashCorp Shares will be returned to the depositing Agrium Shareholder or PotashCorp Shareholder at Agrium’s or PotashCorp’s expense, as applicable, upon written notice to the Depositary from Agrium or PotashCorp, as applicable, by returning the deposited Agrium Shares or PotashCorp Shares (and any other relevant documents) by first class insured mail in the name of and to the address specified by the Agrium Shareholder or PotashCorp Shareholder in the applicable Letter of Transmittal or, if such name and address is not so specified, in such name and to such address as shown on the register maintained by Agrium’s or PotashCorp’s transfer agent, as applicable.

Mail Service Interruption

Notwithstanding the provisions of the Circular, the Letters of Transmittal, the Arrangement Agreement or Plan of Arrangement, certificates representing New Parent Shares, and certificates representing Agrium Shares or PotashCorp Shares to be returned if applicable, will not be mailed if Agrium and PotashCorp determine that delivery thereof by mail may be delayed.

Persons entitled to certificates and other relevant documents which are not mailed for the foregoing reason may take delivery thereof at the office of the Depositary at which the deposited certificates representing Agrium Shares or PotashCorp Shares in respect of which certificates are being issued were originally deposited upon application to the Depositary until such time as Agrium and PotashCorp have determined that delivery by mail will no longer be delayed.

Notwithstanding the foregoing section, certificates and other relevant documents not mailed for the foregoing reason will be conclusively deemed to have been delivered on the first day upon which they are available for delivery at the office of the Depositary at which the Agrium Shares or PotashCorp Shares were deposited.

Lost Certificates

If any certificate which immediately prior to the Effective Time represented an interest in outstanding Agrium Shares or PotashCorp Shares that were transferred or exchanged, as applicable, pursuant to the Plan of Arrangement has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to have been lost, stolen or destroyed, New Parent or the Depositary will issue and deliver in exchange for such lost, stolen or destroyed certificate, the consideration to which the holder is entitled pursuant to the Plan of Arrangement. When authorizing such issuance and delivery in exchange for any lost, stolen or destroyed certificate, the person whom such consideration is to be issued and delivered shall, as a condition precedent to the delivery of such consideration, give a bond satisfactory to New Parent (acting reasonably) in such sum as New Parent may direct, or otherwise indemnify New Parent in a manner satisfactory to New Parent, acting reasonably, against any claim that may be made against New Parent with respect to the certificate alleged to have been lost, stolen or destroyed.

Right to Dissent

Section 190 of the CBCA provides registered shareholders of a corporation with the right to dissent from certain resolutions that effect extraordinary corporate transactions or fundamental corporate changes. The Interim Order expressly provides Registered Holders with Dissent Rights in respect of the Agrium Arrangement Resolution and the PotashCorp Arrangement Resolution, as applicable, pursuant to Section 190 of the CBCA, as modified by the Plan of Arrangement and the Interim Order. Any Registered Holder who dissents from the Agrium Arrangement Resolution or the PotashCorp Arrangement Resolution in compliance with Section 190 of the CBCA, as modified by the Plan of Arrangement and the Interim Order, will be entitled, in the event the Arrangement becomes effective, to be paid by Agrium or PotashCorp, as applicable, the fair value of the Agrium Shares or PotashCorp Shares, as applicable, held by such Dissenting Shareholder determined as of the close of business on the day before the Agrium Arrangement Resolution or the PotashCorp Arrangement Resolution, as applicable, is adopted. Shareholders are cautioned that fair value could be determined to be less than the value of the consideration payable pursuant to the terms of the Arrangement and that the proceeds of disposition received by a Dissenting Shareholder may be treated in a different, and potentially more adverse, manner under Canadian and United States federal income tax laws than had such shareholder exchanged his or her Agrium Shares or PotashCorp Shares, as applicable, for New Parent Shares pursuant to the Arrangement. In addition, any judicial determination of fair value will result in delay of receipt by a Dissenting Shareholder of consideration for such Dissenting Shareholder’s Dissenting Shares.

The following is only a summary of the Dissent Rights and provisions of the CBCA (as modified by the Plan of Arrangement and the Interim Order as described below or any other interim order of the Court), which are technical and complex. A copy of Section 190 of the CBCA is attached as Appendix I to this Circular. It is recommended that any Registered Holder wishing to avail himself or herself of the Dissent Rights seek legal advice, as failure to strictly comply with the provisions of the CBCA (as modified by the Plan of Arrangement and the Interim Order) may prejudice his or her Dissent Rights.

Section 190 of the CBCA provides that a Dissenting Shareholder may only make a claim under that section with respect to all of the shares of a class held by the Dissenting Shareholder on behalf of any one beneficial owner and registered in the Dissenting Shareholder’s name. One consequence of this provision is that only a Registered Holder may exercise the Dissent Rights in respect of Agrium Shares or PotashCorp Shares that are registered in that Registered Holder’s name.

In many cases, Shares beneficially owned by a Non-Registered Shareholder are registered either: (a) in the name of an Intermediary that the Non-Registered Shareholder deals with in respect of the Shares; or (b) in the name of a depositary (such as CDS) of which the Intermediary is a participant. Accordingly, a Non-Registered Shareholder will not be entitled to exercise its Dissent Rights directly (unless the Shares are re-registered in the Non-Registered Shareholder’s name). A Non-Registered Shareholder that wishes to exercise Dissent Rights should immediately contact the Intermediary with whom the Non-Registered Shareholder deals in respect of its Shares and either (i) instruct the Intermediary to exercise the Dissent Rights on the Non-Registered Shareholder’s behalf (which, if the Shares are registered in the name of CDS or other clearing agency, may require that such Shares first be re-registered in the name of the Intermediary), or (ii) instruct the Intermediary to re-register such Shares in the name of the Non-Registered Shareholder, in which case the Non-Registered Shareholder would be able to exercise the Dissent Rights directly. In addition, pursuant to Section 190 of the CBCA, a Dissenting Shareholder may not exercise Dissent Rights in respect of only a portion of such Dissenting Shareholder’s Shares but may dissent only with respect to all Shares held by such Dissenting Shareholder.

The Dissent Procedures require that a Registered Holder of Agrium Shares who wishes to dissent must send a written notice of objection to the Agrium Arrangement Resolution to Agrium (i) c/o Blake, Cassels & Graydon LLP, 199 Bay Street, Suite 4000, Commerce Court West, Toronto, Ontario M5L 1A9, Canada (Attention: Michael Barrack) or (ii) by facsimile transmission to c/o Blake, Cassels & Graydon LLP, Facsimile: 416-863-2653 (Attention: Michael Barrack), in either case, to be received by no later than 5:00 p.m. (Saskatoon time) on November 1, 2016 or, in the case of any adjournment or postponement of the Agrium Meeting, by no later than 5:00 p.m. (Saskatoon time) on the second business day immediately preceding the day of the adjourned or postponed Agrium Meeting, and must otherwise strictly comply with the Dissent Procedures described in this Circular. These Dissent Procedures are different than the statutory dissent procedures of the CBCA which would permit a notice of objection to be provided at or prior to the Agrium Meeting. Failure to strictly comply with the Dissent Procedures will result in loss of the Dissent Right.

The Dissent Procedures require that a Registered Holder of PotashCorp Shares who wishes to dissent must send a written notice of objection to the PotashCorp Arrangement Resolution to PotashCorp (i) c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, Ontario M5L 1B9 (Attention: Eliot Kolers) or (ii) by facsimile transmission to c/o Stikeman Elliott LLP, Facsimile: 416-947-0866 (Attention: Eliot Kolers), in either case, to be received by no later than 5:00 p.m. (Saskatoon time) on November 1, 2016 or, in the case of any adjournment or postponement of the PotashCorp Meeting, by no later than 5:00 p.m. (Saskatoon time) on the second business day immediately preceding the day of the adjourned or postponed PotashCorp Meeting, and must otherwise strictly comply with the Dissent Procedures described in this Circular. These Dissent Procedures are different than the statutory dissent procedures of the CBCA which would permit a notice of objection to be provided at or prior to the PotashCorp Meeting. Failure to strictly comply with the Dissent Procedures will result in loss of the Dissent Rights.

The filing of a Dissent Notice does not deprive a Registered Holder of the right to vote at the Agrium Meeting or the PotashCorp Meeting, as the case may be. However, the CBCA provides, in effect, that a Registered Holder who has submitted a Dissent Notice and who votes in favour of the Agrium Arrangement Resolution or the PotashCorp Arrangement Resolution, as applicable, will no longer be considered a Dissenting Shareholder with respect to that class of shares voted in favour of the Agrium Arrangement Resolution or the PotashCorp Arrangement Resolution, being either the Agrium Shares or the PotashCorp Shares. The CBCA does not provide, and Agrium and PotashCorp will not assume, that a proxy submitted instructing the proxyholder to vote against the Agrium Arrangement Resolution or the PotashCorp Arrangement Resolution, or an abstention from voting, constitutes a Dissent Notice, but a Registered Holder is not required to vote its Shares against the Agrium Arrangement Resolution or the PotashCorp Arrangement Resolution in order to dissent. Similarly, the revocation of a proxy conferring authority on the proxyholder to vote in favour of the Agrium Arrangement Resolution or the PotashCorp Arrangement Resolution does not constitute a Dissent Notice. However, any proxy granted by a Registered Holder who intends to dissent, other than a proxy that instructs the proxyholder to vote against the Agrium Arrangement

Resolution or the PotashCorp Arrangement Resolution, should be validly revoked in order to prevent the proxyholder from voting such Shares in favour of the Agrium Arrangement Resolution or the PotashCorp Arrangement Resolution, as the case may be, and thereby causing the Registered Holder to forfeit its Dissent Rights. See “Part V – General Proxy Matters – Agrium” and “Part VI – General Proxy Matters – PotashCorp”.

Each of Agrium and PotashCorp is required within ten days after the Shareholders adopt the Agrium Arrangement Resolution and the PotashCorp Arrangement Resolution, respectively, to notify each Dissenting Shareholder that the Agrium Arrangement Resolution or the PotashCorp Arrangement Resolution, as applicable, has been adopted. Such notice is not required to be sent to any Shareholder that voted in favour of the Agrium Arrangement Resolution or the PotashCorp Arrangement Resolution, as applicable, or who has withdrawn his or her Dissent Notice.

A Dissenting Shareholder that has not withdrawn its Dissent Notice prior to the applicable Meeting must, within 20 days after receipt of notice that the Agrium Arrangement Resolution or the PotashCorp Arrangement Resolution, as applicable, has been adopted, or if the Dissenting Shareholder does not receive such notice, within 20 days after learning that the Agrium Arrangement Resolution or the PotashCorp Arrangement Resolution, as applicable, has been adopted, send to Agrium or PotashCorp, as applicable, a Demand for Payment. Within 30 days after sending the Demand for Payment, the Dissenting Shareholder must send to Agrium or PotashCorp, as applicable, certificates representing the Dissenting Shares. Agrium or PotashCorp or the Depositary will endorse on share certificates received from a Dissenting Shareholder a notice that the holder is a Dissenting Shareholder and will forthwith return the share certificates to the Dissenting Shareholder. A Dissenting Shareholder that fails to make a Demand for Payment in the time required, or to send certificates representing Dissenting Shares in the time required, has no right to make a claim under Section 190 of the CBCA.

Under Section 190 of the CBCA, as modified by the Plan of Arrangement and the Interim Order, after sending a Demand for Payment, a Dissenting Shareholder ceases to have any rights as a Shareholder in respect of its Dissenting Shares other than the right to be paid the fair value of the Dissenting Shares by Agrium or PotashCorp, as applicable, as determined pursuant to the Interim Order, unless: (i) the Dissenting Shareholder withdraws its Dissent Notice before Agrium or PotashCorp, as applicable, makes an Offer to Pay; (ii) Agrium or PotashCorp, as applicable, fails to make an Offer to Pay in accordance with subsection 190(12) of the CBCA and the Dissenting Shareholder withdraws the Demand for Payment; or (iii) the Agrium Board revokes the Agrium Arrangement Resolution or the PotashCorp Board revokes the PotashCorp Arrangement Resolution. In (i) and (ii), the Dissenting Shareholder shall be deemed to have participated in the Arrangement on the same basis as any non-Dissenting Shareholder as at and from the Effective Time.

Pursuant to the Plan of Arrangement, in no case shall Agrium, PotashCorp, New Parent or any other person be required to recognize any Dissenting Shareholder as a Shareholder after the Effective Time, and the names of such Shareholders shall be deleted from the list of Registered Holders at the Effective Time.

Pursuant to the Plan of Arrangement, Dissenting Shareholders that are ultimately determined to be entitled to be paid the fair value for their Dissenting Shares shall be deemed to have transferred such Dissenting Shares to Agrium or PotashCorp, as applicable, at the Effective Time.

Pursuant to the Plan of Arrangement, Dissenting Shareholders that are ultimately determined not to be entitled, for any reason, to be paid the fair value for their Dissenting Shares, shall be deemed to have participated in the Arrangement on the same basis as any non-Dissenting Shareholder as at and from the Effective Time.

Agrium or PotashCorp, as applicable, is required, not later than seven days after the later of the Effective Date and the date on which a Demand for Payment is received from a Dissenting Shareholder, to send to each Dissenting Shareholder that has sent a Demand for Payment an Offer to Pay for its Dissenting Shares in an amount considered by Agrium or PotashCorp, as applicable, to be the fair value of the Shares, accompanied by a statement showing the manner in which the fair value was determined. Every Offer to Pay for Shares of the same class must be on the same terms. Agrium or PotashCorp, as applicable, must pay for the Dissenting Shares of a Dissenting Shareholder within ten days after an Offer to Pay has been accepted by a Dissenting Shareholder, but any such offer lapses if Agrium or PotashCorp, as applicable, does not receive an acceptance within 30 days after the Offer to Pay has been made.

If Agrium or PotashCorp, as applicable, fails to make an Offer to Pay for a Dissenting Shareholder’s Shares, or if a Dissenting Shareholder fails to accept an Offer to Pay that has been made, Agrium or PotashCorp, as applicable, may, within 50 days after the Effective Date or within such further period as a court may allow, apply to a court to fix a fair value for the Dissenting Shares. If Agrium or PotashCorp, as applicable, fails to apply to a court, a Dissenting Shareholder may apply to a court for the same purpose within a further period of 20 days or within such further period as a court may allow. A Dissenting Shareholder is not required to give security for costs in such an application. Any such application by Agrium or PotashCorp, as applicable, or a Dissenting Shareholder must be made to a court in Ontario or a court having jurisdiction in the place where the Dissenting Shareholder resides if Agrium or PotashCorp, as applicable, carries on business in that province.

Before making any such application to a court itself after receiving a notice that a Dissenting Shareholder has made an application to a court, Agrium or PotashCorp, as applicable, will be required to notify each affected Dissenting Shareholder of the date, place and consequences of the application and of a Dissenting Shareholder’s right to appear and be heard in person or by counsel. Upon an application to a court, all Dissenting Shareholders that have not accepted an Offer to Pay will be joined as parties and be bound by the decision of the court. Upon any such application to a court, the court may determine whether any other person is a Dissenting Shareholder that should be joined as a party, and the court will then fix a fair value for the Dissenting Shares of all Dissenting Shareholders. The final order of a court will be rendered against Agrium or PotashCorp, as applicable, in favour of each Dissenting Shareholder for the amount of the fair value of its Dissenting Shares as fixed by the court. The court may, in its discretion, allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder from the Effective Date until the date of payment.

Shareholders that are considering exercising Dissent Rights should consult their own legal and financial advisors.

The Arrangement Agreement provides that it is a mutual condition to completion of the Arrangement that holders of such number of Agrium Shares and PotashCorp Shares that, in the aggregate, would constitute not greater than 5% of the number of New Parent Shares that would be outstanding following completion of the Arrangement (assuming for the purpose of calculating the outstanding number of New Parent Shares that there are no holders of Agrium Shares or PotashCorp Shares who have exercised Dissent Rights), shall have validly exercised rights of dissent in respect of the Arrangement that have not been withdrawn as of the Effective Date. See “– The Arrangement Agreement – Conditions to the Arrangement” above.

Interests of Certain Persons or Companies in the Arrangement

The directors and executive officers of each of Agrium and PotashCorp may have interests in the Arrangement that are, or may be, different from, or in addition to, the interests of the Agrium Securityholders and the PotashCorp Shareholders, respectively. These interests include those described below. Each of the Agrium Board and the PotashCorp Board, as applicable, was aware of these interests and considered them, among other matters, when recommending approval of the Arrangement by their respective securityholders and shareholders.

Share Ownership and Incentive Awards

As of September 22, 2016, the directors and executive officers of Agrium and their associates, as a group, beneficially owned, directly or indirectly, or exercised control or direction over, an aggregate of approximately 114,437 Agrium Shares, representing less than 1% of the outstanding Agrium Shares, and an aggregate of 1,275,058 Agrium Options. As of September 22, 2016, the directors and executive officers of Agrium and their associates, as a group, also beneficially owned, directly or indirectly, or exercised control or direction over, less than 1% of the outstanding PotashCorp Shares. For more information with respect to the holdings of Agrium Shares and incentive awards by directors and executive officers of Agrium, see Appendix J to this Circular.

As of September 22, 2016, the directors and executive officers of PotashCorp and their associates, as a group, beneficially owned, directly or indirectly, or exercised control or direction over, an aggregate of approximately 1,519,977 PotashCorp Shares, representing less than 1% of the outstanding PotashCorp Shares, an aggregate of 3,316,438 PotashCorp Options and an aggregate of 493,330 PotashCorp PSUs (of which 493,330 are PotashCorp Share-Settled PSUs). As of September 22, 2016, the directors of PotashCorp also owned an aggregate of 646,612 PotashCorp DSUs. As of September 22, 2016, the directors and executive officers of PotashCorp and their associates, as a group, also beneficially owned, directly or indirectly, or exercised control or direction over, less than 1% of the outstanding Agrium Shares. For more information with respect to the holdings of PotashCorp Shares and incentive awards by directors and executive officers of PotashCorp, see Appendix K to this Circular.

All Shares held by directors and executive officers of Agrium and PotashCorp and their associates will be treated in the same fashion under the Arrangement as Shares held by other Shareholders.

In connection with entering into the Arrangement Agreement, PotashCorp entered into voting support agreements with each director and certain officers of Agrium and Agrium entered into voting support agreements with each director and certain officers of PotashCorp.

Agrium Options, Agrium SARs, PotashCorp Options and all other awards under the Agrium Incentive Compensation Plans and PotashCorp Incentive Compensation Plans will be adjusted based on the Agrium Exchange Ratio and the PotashCorp Exchange Ratio, as applicable, to reflect the effect of the Arrangement on such awards. The adjustments and amendments contemplated to the PotashCorp Options, Agrium Options, Agrium SARs, PotashCorp Share Rights and Agrium Share Rights are generally expected to constitute a continuation, assumption, conversion and/or replacement of such awards for purposes of the applicable PotashCorp Incentive Compensation Plans and Agrium Incentive Compensation Plans, and the Arrangement itself will generally not result in an accelerated payment or vesting under such plans unless a holder of awards under such a plan is terminated without cause or resigns with good reason (each as defined in the applicable plan) within 24 months of the completion of the Arrangement. However, certain executives of PotashCorp and Agrium have individual employment or change in control agreements that provide for immediate vesting of outstanding stock options and/or stock appreciation rights in the event of a change in control, as discussed below. See “– Effect of the Arrangement – Agrium Options, PotashCorp Options and Other Awards under Equity-Based Compensation Plans”.

Change in Control Provisions

Agrium Change in Control Matters

Agrium has entered into individual employment or change in control agreements with the following individuals, pursuant to which such individuals may receive change in control payments or other benefits: Charles (Chuck) Magro (President & Chief Executive Officer), Steve Douglas (Senior Vice President & Chief Financial Officer), Leslie O’Donoghue (Executive Vice President, Corporate Development & Strategy), Henry (Harry) Deans (Senior Vice President and President, Wholesale Business Unit), Stephen Dyer (Senior Vice President and President, Retail Business Unit), Susan Jones (Senior Vice President & Chief Legal Officer), Michael Webb (Senior Vice President, Human Resources), Patrick Freeman (Vice President, Corporate Development), Fredrick Thun (Vice President, Finance), Angela Lekatsas (Vice President & Treasurer), Thomas Warner (Vice President, North American Retail) and Kevin Helash (Managing Director, Agrium Retail Canada) (collectively, the “Agrium Change in Control Agreements”).

The Agrium Change in Control Agreements provide for compensation in the event of a subsequent termination of employment without cause (including termination by the employee for good reason) within 24 months of a change in control (“double trigger”). The severance period for Mr. Douglas, Mr. Deans, Ms. Jones and Mr. Webb is generally 18 months. The severance period for Mr. Magro and for those individuals with an earlier form of agreement, Ms. O’Donoghue, Mr. Dyer, Mr. Thun, Ms. Lekatsas and Mr. Helash, is generally 24 months. The severance period for Mr. Freeman and Mr. Warner is the statutory minimum notice period.

Severance entitlements generally include accrued base salary and prorated target bonus for the year of termination in addition to the following payments and benefits generally intended to represent entitlements over the severance period: base salary, annual target bonus, retirement plan contributions and a payment in lieu of benefits, pension entitlements and certain other perquisites.

If the individuals that are parties to the Agrium Change in Control Agreements are terminated without cause (including termination by the employee for good reason) within 24 months of the Effective Date, the payments and benefits due under the Agrium Change in Control Agreements, excluding amounts that would be payable by reason of accelerated payments or vesting of Agrium Share Rights, Agrium Options and/or Agrium SARs under the Agrium Incentive Compensation Plans, would have an aggregate value of approximately US$20.4 million, calculated as at September 15, 2016.

The Agrium Change in Control Agreements do not provide for accelerated payments or vesting of Agrium Share Rights, Agrium Options and/or Agrium SARs, except in the circumstances set out in the Agrium Incentive Compensation Plans, with the exception of the earlier form of Agrium Change in Control Agreements of Ms. O’Donoghue, Mr. Dyer, Mr. Freeman, Mr. Thun, Ms. Lekatsas, Mr. Warner and Mr. Helash, which provide for the immediate vesting of Agrium Options and/or Agrium SARs held by such individuals upon a change in control.

The chart below sets out, as at September 15, 2016, the number of unvested Agrium Options and/or Agrium SARs beneficially owned by each of Ms. O’Donoghue, Mr. Dyer, Mr. Freeman, Mr. Thun, Ms. Lekatsas, Mr. Warner and Mr. Helash that would vest immediately upon a change in control. It is expected that additional Agrium Options and/or Agrium SARs will be granted prior to the Effective Date pursuant to the Agrium Incentive Compensation Plans in the ordinary course of business and in amounts consistent with past practice:

Name	Agrium Options Held	Agrium SARs Held
Leslie O’Donoghue	114,617	-
Stephen Dyer	20,339	92,490
Patrick Freeman	20,517	-
Fredrick Thun	23,306	-
Angela Lekatsas	23,301	-
Thomas Warner	-	34,707
Kevin Helash	24,592	-

PotashCorp Change in Control Matters

PotashCorp has entered into individual employment or change in control agreements with Jochen Tilk (President & Chief Executive Officer) and Wayne Brownlee (Executive Vice President & Chief Financial Officer) and it intends to enter into change in control agreements with the following individuals: Stephen Dowdle (President, PCS Sales), Mark Fracchia (President, PCS Potash), Joseph Podwika (Sr. VP, General Counsel & Secretary), Raef Sully (President, PCS Nitrogen & Phosphate), Kevin Graham (Sr. VP, Strategy & Corporate Development), Lee Knafelc (Sr. VP, Human Resources & Administration), Brent Poohkay (Sr. VP, Information Technology), Darryl Stann (Sr. VP, Finance & Chief Risk Officer), Denita Stann (Sr. VP, Investor & Public Relations), Troy Erny (VP, Industrial Sales), Bob Felgenhauer (VP, Transportation & Distribution/Sulfur), Denis Sirois (VP & Corporate Controller), Robert Bubnick (VP, Safety, Health and Environment), Robert Kirkpatrick (VP, Deputy General Counsel & Assistant Corporate Secretary), Arnfinn Prugger (VP, Technical Services) and Chris Reynolds (VP, Fertilizer Sales/Trinidad Ammonia) (collectively, the “PotashCorp Change in Control Agreements”). Pursuant to the PotashCorp Change in Control Agreements, the applicable individuals may receive change in control payments or other benefits. The new PotashCorp Change in Control Agreements are being entered into to, among other things, assist PotashCorp in retaining its workforce during the pendency of the Arrangement Agreement.

The PotashCorp Change in Control Agreements provide for, or will provide for, compensation in the event of a subsequent termination of employment without cause (including termination by the employee for good reason) within 24 months of a change in control (“double trigger”). The severance period for all individuals will generally be 24 months, except for Mr. Brownlee, who has an earlier form of agreement and has a 36-month severance period.

Severance entitlements generally include base salary, bonus (average bonus from prior years in the case of Messrs. Tilk and Brownlee, and annual target bonus in the case of all others), retirement plan benefits, continuation of certain other benefits and certain other perquisites, in each case generally intended to represent entitlements over the severance period, plus payment of the year’s pro rata target bonus and certain other perquisites.

If the individuals that are parties to the PotashCorp Change in Control Agreements are terminated without cause (including termination by the employee for good reason) within 24 months of the Effective Date, the payments and benefits due under the PotashCorp Change in Control Agreements, excluding amounts that would be payable by reason of accelerated payments or vesting of incentive awards under the PotashCorp Incentive Compensation Plans, would have an aggregate value of approximately US$24.7 million, calculated as at September 15, 2016.

The PotashCorp Change in Control Agreements do not provide for accelerated payments or vesting of PotashCorp Options and/or PotashCorp PSUs, except in the circumstances set out in the PotashCorp Incentive Compensation Plans, with the exception of the earlier form of the PotashCorp Change in Control Agreement of Mr. Brownlee, which provides for the immediate vesting of PotashCorp Options and/or PotashCorp PSUs held by him upon a change in control. Mr. Brownlee is expected to receive additional PotashCorp Options and/or PotashCorp PSUs prior to the Effective Date pursuant to the PotashCorp Incentive Compensation Plans in the ordinary course of business and in amounts consistent with past practice. As at September 15, 2016, Mr. Brownlee held 444,112 unvested PotashCorp Options and 80,628 unvested PotashCorp PSUs.

Reference should be made to PotashCorp’s management proxy circular dated February 22, 2016 for an overview of the estimated amounts payable to Messrs. Tilk and Brownlee assuming that a change in control and termination of employment took place on the last business day of fiscal year 2015. In respect of Messrs. Dowdle and Podwika, the other “named executive officers” in such circular who remain employed by PotashCorp, they would each be entitled to an estimated payment of approximately US$1.9 million under their respective PotashCorp Change in Control Agreement assuming the specified events took place on the last business day of fiscal year 2015. These amounts include salary, target bonus, retirement plan entitlements and continuation of certain benefits for the severance period and certain other perquisites but do not include the value of outstanding equity awards that would vest, which awards are set forth in “Outstanding Equity Awards at Fiscal Year-End” in such circular or benefits under plans that are generally available to salaried employees and that do not discriminate in favor of executive officers.

See “– Effect of the Arrangement – Agrium Options, PotashCorp Options and Other Awards under Equity-Based Compensation Plans”.

Severance and Retention Programs

Agrium has agreed to establish an employee retention bonus program for its employees up to an aggregate of US$1.0 million dollars from which may be allocated retention-based awards to employees of Agrium and its Subsidiaries between the date of the Arrangement Agreement and the Effective Time, in amounts and to recipients that have yet to be determined.

PotashCorp has agreed to implement a severance and retention program with respect to certain employees to, among other things, assist PotashCorp in retaining its workforce during the pendency of the Arrangement Agreement. The severance and retention program will include, among other things, a policy with respect to severance payments and benefits in the event of an involuntary termination without cause or voluntary termination for good reason in connection with a change in control. The program has yet to be implemented.

Agrium and PotashCorp may also implement severance and retention programs for other employee groups during the pendency of the Arrangement Agreement.

Expenses of the Arrangement

The estimated costs to be incurred by Agrium and PotashCorp with respect to the Arrangement and related matters including, without limitation, financial advisory, proxy solicitation, accounting and legal fees, the costs of preparation, printing and mailing of this Circular and other related documents and agreements, and stock exchange and regulatory filing fees, are expected to aggregate approximately US$140 million.

Pursuant to the Arrangement Agreement, all costs and expenses of the Parties in connection with the Arrangement are to be paid by the Party incurring such expenses, except that Agrium and PotashCorp shall share equally any regulatory filing fees, including filings made under the Competition Act and the HSR Act.

Securities Law Matters

Canada

The New Parent Shares to be issued under the Arrangement to Agrium Shareholders and PotashCorp Shareholders will be issued in reliance on exemptions from prospectus and registration requirements of applicable Canadian Securities Laws and, following completion of the Arrangement, the New Parent Shares will generally be “freely tradeable” (other than as a result of any “control block” restrictions which may arise by virtue of the ownership thereof) under applicable Canadian Securities Laws.

The Ontario and Quebec securities commissions have adopted Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”), which governs certain transactions that raise the potential for conflicts of interest, specifically issuer bids, insider bids, related party transactions and business combinations. Agrium and PotashCorp are subject to the provisions of MI 61-101. MI 61-101 is intended to ensure that all securityholders are treated in a manner that is fair and that is perceived to be fair with respect to these transactions.

As previously described in this Circular, all of the issued and outstanding Agrium Shares and all of the issued and outstanding PotashCorp Shares will be exchanged for New Parent Shares under the terms of the Plan of Arrangement. Unless certain exceptions apply, the Arrangement would be considered a “business combination” in respect of each of Agrium and PotashCorp pursuant to MI 61-101 since the interest of a holder of an Agrium Share and the interest of a holder of a PotashCorp Share may be terminated without the holder’s consent. Accordingly, unless no related party of Agrium is entitled to receive a “collateral benefit” (as defined in MI 61-101) in connection with the Arrangement, the transaction would be considered a “business combination” and subject to minority approval requirements at the Agrium Meeting. In addition, unless no related party of PotashCorp is entitled to receive a “collateral benefit” (as defined in MI 61-101) in connection with the Arrangement, the transaction would be considered a “business combination” and subject to minority approval requirements at the PotashCorp Meeting.

If “minority approval” is required, MI 61-101 would require that, in addition to the approval of the Agrium Arrangement Resolution and the PotashCorp Arrangement Resolution by at least 66 2⁄3% of the votes cast by the Agrium Securityholders, voting as a single class, and the PotashCorp Shareholders, respectively, present in person or represented by proxy, the Arrangement would also require the approval of a simple majority of the votes cast by Agrium Securityholders and/or PotashCorp Shareholders, as applicable, excluding votes cast in respect of Agrium Shares and/or PotashCorp Shares, as applicable, held by “related parties” who receive a “collateral benefit” (as such terms are defined in MI 61-101) as a consequence of the transaction.

MI 61-101 excludes from the meaning of “collateral benefit” certain benefits to a related party that is received solely in connection with the related party’s service as an employee, director or consultant of the issuer, of an affiliated entity of the issuer or of a successor to the business of the issuer where: (a) the benefit is not conferred for the purpose, in whole or in part, of increasing the value of the consideration paid to the related party for securities relinquished under the transactions; (b) the benefit is not, by its terms, conditional on the related party supporting the transaction in any manner; (c) full particulars of the benefit are disclosed in the disclosure document for the transaction; and (d) either (i) the related party and his or her associated entities beneficially owns, or exercises control or direction over, less than 1% of each class of the outstanding securities of the issuer, or (ii) the related party discloses to an independent committee of the issuer the amount of the consideration that he or she expects to be beneficially entitled to receive, under the terms of the transaction, in exchange for the equity securities he or she beneficially owns and the independent committee acting in good faith determines that the value of the benefit, net of any offsetting costs to the related party, is less than 5% of the value of the consideration the related party will receive pursuant to the terms of the transaction for the equity securities it beneficially owns, and the independent committee’s determination is disclosed in the disclosure document for the transaction.

In connection with the Arrangement, Agrium’s and PotashCorp’s outstanding incentive awards will be treated as set forth under “– Effect of the Arrangement – Agrium Options, PotashCorp Options and Other Awards under Equity-Based Compensation Plans” in this Circular and certain officers of Agrium and PotashCorp are entitled to certain rights upon and/or following a change in control as set forth under “– Interests of Certain Persons or Companies in the Arrangement” in this Circular and each of Agrium and PotashCorp has considered whether any of these matters may constitute a “collateral benefit” for purposes of MI 61-101 such that the Arrangement would therefore constitute a “business combination” under MI 61-101. Agrium has determined that none of these matters are a “collateral benefit” for the purposes of MI 61-101 as, among other things, each Agrium recipient thereof beneficially owns, or exercises control or direction over, less than 1% of Agrium’s outstanding equity securities and the full particulars of such matters have been disclosed herein. Accordingly, the Arrangement is not considered to be a “business combination” in respect of Agrium, and as a result, no “minority approval” is required for the Agrium Arrangement Resolution. In addition, since the Arrangement does not constitute a business combination, no formal valuation of Agrium is required for the Arrangement under MI 61-101. PotashCorp has determined that none of these matters are a “collateral benefit” for the purposes of MI 61-101 as, among other things, each PotashCorp recipient thereof beneficially owns, or exercises control or direction over, less than 1% of PotashCorp’s outstanding equity securities and the full particulars of such matters have been disclosed herein. Accordingly, the Arrangement is not considered to be a “business combination” in respect of PotashCorp, and as a result, no “minority approval” is required for the PotashCorp Arrangement Resolution. In addition, since the Arrangement does not constitute a business combination, no formal valuation of PotashCorp is required for the Arrangement under MI 61-101.

Judicial Developments

The Plan of Arrangement will be implemented pursuant to Section 192 of the CBCA, which provides that, where it is not practicable for a corporation to effect a fundamental change in the nature of an arrangement under any other provisions of the CBCA, a corporation may apply to the Court for an order approving the arrangement proposed by such corporation. Pursuant to this section of the CBCA, such an application will be made jointly by Agrium and PotashCorp for approval of the Arrangement. See “– Court Approvals – Final Order” above. Although there have been a number of judicial decisions considering this section of the CBCA and applications to various arrangements, there have not been, to the knowledge of Agrium or PotashCorp, any recent significant decisions which would apply in this instance. Agrium Shareholders and PotashCorp Shareholders should consult their legal advisors with respect to the legal rights available to them in relation to the Arrangement.

United States

Each of the (a) New Parent Shares issuable to Agrium Shareholders in exchange for their Agrium Shares and PotashCorp Shareholders in exchange for their PotashCorp Shares pursuant to the Arrangement and (b) Replacement Options (and corresponding tandem Replacement SARs) issued in exchange for Agrium Voting Options have not been and will not be registered under the U.S. Securities Act, and will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof. Section 3(a)(10) of the U.S. Securities Act exempts the issuance of any securities issued in exchange for one or more bona fide outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by a court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of such issuance and exchange at which all persons to whom it is proposed to issue the securities have the right to appear and receive timely notice thereof. The Court is authorized to conduct a hearing at which the substantive and procedural fairness of the terms and conditions of the Arrangement and such issuance of Replacement Options (and corresponding Replacement SARs) will be considered. The Court has been advised that if the terms and conditions of the Arrangement and such issuance of Replacement Options (and corresponding tandem Replacement SARs) are approved by the Court, Agrium and PotashCorp intend to use the Final Order of the Court approving the Arrangement and such issuance of Replacement Options (and corresponding tandem Replacement SARs) as a basis for the exemption from registration under the U.S. Securities Act of the New Parent Shares to be issued pursuant to the Arrangement and such issuance of Replacement Options (and corresponding tandem Replacement SARs). Therefore, subject to the additional requirements of Section 3(a)(10), should the Court make a Final Order approving the Arrangement and such issuance of Replacement Options (and corresponding tandem Replacement SARs), New Parent Shares issued pursuant to the Arrangement and such issuance of Replacement Options (and corresponding tandem Replacement SARs) will be exempt from registration under the U.S. Securities Act. The Court granted the Interim Order on October 3, 2016 and, subject to the approval of the Arrangement by Agrium Securityholders and PotashCorp Shareholders and satisfaction of certain other conditions, a hearing in respect of the Final Order will be held on November 7, 2016 by the Court. See “– Court Approvals”.

Following the Arrangement, New Parent will be deemed to be a “successor issuer” to Agrium and PotashCorp under the U.S. Exchange Act, and consequently the New Parent Shares will be deemed to be registered pursuant to Section 12 of the U.S. Exchange Act and New Parent will be subject to the applicable reporting and disclosure requirements under the U.S. Exchange Act. Agrium and PotashCorp have applied to list the New Parent Shares issuable pursuant to the Arrangement on the NYSE, as well as the TSX. Listing on the NYSE will be subject to New Parent fulfilling all of the listing conditions of the NYSE. However, no assurance can be made that listing of the New Parent Shares on the NYSE will occur in a timely manner, or at all.

The New Parent Shares issuable to Agrium Shareholders and PotashCorp Shareholders pursuant to the Arrangement will be, upon completion of the Arrangement, freely tradeable under the U.S. Securities Act, except by persons who are “affiliates” of New Parent at such time or were affiliates of Agrium or PotashCorp within 90 days before such time. Persons who may be deemed to be “affiliates” of an issuer include individuals or entities that directly or indirectly control, are controlled by, or are under common control with, the issuer, whether through the ownership of voting securities, by contract or otherwise, and generally include executive officers and directors of the issuer as well as certain major shareholders of the issuer.

Any resale of such New Parent Shares by such an affiliate (or former affiliate) may be subject to the registration requirements of the U.S. Securities Act, absent an exemption or exclusion therefrom. Subject to certain limitations, such affiliates (and former affiliates) may immediately resell New Parent Shares outside the United States without registration under the U.S. Securities Act pursuant to Regulation S under the U.S. Securities Act. If available, such affiliates (and former affiliates) may also resell such New Parent Shares pursuant to Rule 144 under the U.S. Securities Act.

Affiliates – Rule 144

In general, under Rule 144, persons who are affiliates of New Parent after the Effective Date (or were affiliates of Agrium or PotashCorp within 90 days prior to the Effective Date) will be entitled to sell, during any three-month period, the New Parent Shares that they receive in connection with the Arrangement, provided that the number of such securities sold does not exceed the greater of one percent of the then-outstanding securities of such class or, if such securities are listed on a United States securities exchange (such as the NYSE, as is the expected case of the New Parent Shares) and/or reported through the automated quotation system of a U.S. registered securities association, the average weekly trading volume of such securities during the four calendar week period preceding the date of sale, subject to specified restrictions on manner of sale, filing requirements, aggregation rules and the availability of current public information about New Parent. Persons who are affiliates of New Parent after the Effective Date (or were affiliates of Agrium or PotashCorp within 90 days prior thereto) will continue to be subject to the resale restrictions described in this paragraph for so long as they continue to be affiliates of New Parent.

Affiliates – Regulation S

In general, under Regulation S, persons who are affiliates of New Parent following the Effective Date (or were affiliates of Agrium or PotashCorp within 90 days prior to the Effective Date) solely by virtue of their status as an officer or director of Agrium, PotashCorp or New Parent may sell their New Parent Shares outside the United States in an “offshore transaction” if neither the seller, an affiliate nor any person acting on its behalf engages in “directed selling efforts” in the United States and provided that no selling commission, fee or other remuneration is paid in connection with such sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. For purposes of Regulation S, “directed selling efforts” means “any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being offered”. Also, under Regulation S, subject to certain exceptions contained in Regulation S, an “offshore transaction” is a transaction in which the offer of the applicable securities is not made to a person in the United States, and either (a) at the time the buy order is originated, the buyer is outside the United States or the seller reasonably believes that the buyer is outside of the United States, or (b) the transaction is executed in, on or through the facilities of a designated offshore securities market (which would include a sale on the TSX). Certain additional restrictions, set forth in Rule 903 of Regulation S, are applicable to sales outside the United States and to “U.S. persons” (as such term is defined in Regulation S) by a holder of New Parent Shares who is an affiliate of New Parent upon completion of the Arrangement (or was an affiliate of Agrium or PotashCorp within 90 days prior to such time) other than by virtue of his or her status as an officer or director of Agrium, PotashCorp or New Parent, as applicable.

The foregoing discussion is only a general overview of certain requirements of United States federal securities laws applicable to the resale of New Parent Shares received upon completion of the Arrangement. All holders of such securities are urged to consult with counsel to ensure that the resale of their securities complies with applicable securities legislation.

Experts

Certain Canadian legal matters relating to the Arrangement are to be passed upon by Blakes and Felesky Flynn, on behalf of Agrium and Stikeman Elliott and Davies Ward on behalf of PotashCorp and certain United States legal matters relating to the Arrangement are to be passed on by Paul Weiss and Oslers on behalf of Agrium and Jones Day and Mr. Gary J. Gartner on behalf of PotashCorp. As at September 30, 2016, the partners and associates of Blakes beneficially owned, directly or indirectly, less than 1% of the outstanding Agrium Shares and less than 1% of the outstanding PotashCorp Shares, the partners and associates of Felesky Flynn beneficially owned, directly or indirectly, less than 1% of the outstanding Agrium Shares and less than 1% of the outstanding PotashCorp Shares, and the partners and associates of Oslers beneficially owned, directly or indirectly, less than 1% of the outstanding Agrium Shares and less than 1% of the outstanding PotashCorp Shares. As at September 30, 2016, the partners and associates of Stikeman Elliott beneficially owned, directly or indirectly, less than 1% of the outstanding Agrium Shares and less than 1% of the outstanding PotashCorp Shares, the partners and associates of Davies Ward beneficially owned, directly or indirectly, less than 1% of the outstanding Agrium Shares and less than 1% of the outstanding PotashCorp Shares, and Mr. Gary J. Gartner owned, directly or indirectly, less than 1% of the outstanding Agrium Shares and less than 1% of the outstanding PotashCorp Shares.

Certain Canadian Federal Income Tax Considerations

In the opinion of Davies Ward, Canadian tax counsel to PotashCorp and Felesky Flynn, Canadian tax counsel to Agrium (together, “Canadian Tax Counsel”), the following summary describes, as of the date hereof, the principal Canadian federal income tax considerations generally applicable to Shareholders that, for purposes of the Tax Act and at all relevant times: (i) hold their respective Shares, and will hold any New Parent Shares acquired as part of the Arrangement, as capital property; (ii) deal at arm’s length with PotashCorp, Agrium, PotashCorp AcquisitionCo, Agrium AcquisitionCo and New Parent; (iii) are not affiliated with PotashCorp, Agrium, PotashCorp AcquisitionCo, Agrium AcquisitionCo and New Parent; and (iv) are not connected with PotashCorp, Agrium, PotashCorp AcquisitionCo, Agrium AcquisitionCo and New Parent, as the case may be.

New Parent Shares acquired as part of the Arrangement generally will be considered to be capital property to a holder thereof unless the shares are held in the course of carrying on a business or in connection with an adventure or concern in the nature of trade.

Certain Shareholders that are resident in Canada for purposes of the Tax Act and whose respective Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have such Shares, and any other “Canadian security” (as defined in the Tax Act), deemed to be capital property. Shareholders contemplating making such an election should first consult their own tax advisors.

This summary is not applicable to a Shareholder: (a) that is a “financial institution”, as defined in the Tax Act for the purpose of the mark-to-market rules; (b) that is a “specified financial institution” as defined in the Tax Act; (c) an interest in which is a “tax shelter” or a “tax shelter investment”; (d) that reports its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian currency; or (e) who enters into a “derivative forward agreement” (as defined in the Tax Act). Such a Shareholder should consult its own tax advisors with respect to the Arrangement.

Additional considerations, not discussed herein, may be applicable to a Shareholder that is a corporation resident in Canada and is, or becomes, controlled by a non-resident corporation for the purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such a Shareholder should consult its own tax advisors.

This summary is based on the facts set out in this Circular, the provisions of the Tax Act and the regulations thereunder (“Tax Regulations”) in force as of the date hereof, all specific proposals to amend the Tax Act and the Tax Regulations that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (“Proposed Amendments”), the Canada-U.S. Income Tax Convention (the “Canada-U.S. Treaty”), and Canadian Tax Counsel’s understanding of the current published administrative and assessing policies of the Canada Revenue Agency (“CRA”). This summary assumes that all Proposed Amendments will be enacted in the form proposed. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law, whether by legislative, administrative, or judicial action or decision, nor does it take into account provincial, territorial or foreign income tax considerations, which may be different from the Canadian federal income tax considerations discussed below.

This summary is of a general nature only, and is not exhaustive of all possible Canadian federal income tax considerations. This summary is not intended to be, nor should it be construed to be, legal or tax advice or representations to any particular Shareholder. Accordingly, Shareholders should consult their own tax advisors for advice in respect of the consequences to them of the Arrangement having regard to their particular circumstances.

Shareholders Resident in Canada

This section of the summary of Canadian federal income tax considerations is applicable to a Shareholder that is, or is deemed to be, a resident of Canada for the purposes of the Tax Act.

Shareholders Participating in the Arrangement

Under the Arrangement, Shareholders that hold Elected Shares will dispose of their Shares to New Parent. PotashCorp Shareholders that hold Shares that are not Elected Shares will dispose of their Shares to PotashCorp AcquisitionCo. Agrium Shareholders that hold Shares that are not Elected Shares will dispose of their Shares to Agrium AcquisitionCo.

Disposition of Elected Shares to New Parent

A Shareholder will transfer its Elected Shares to New Parent in exchange for the number of New Parent Shares as determined pursuant to the PotashCorp Exchange Ratio or Agrium Exchange Ratio, as applicable. This transfer will be a tax-deferred exchange under section 85.1 of the Tax Act, unless the Shareholder includes any portion of the gain or loss, otherwise determined, in computing its income for the taxation year which includes the Arrangement. As a result, provided no part of the gain or loss is so included, a Shareholder will be deemed to have disposed of its Elected Shares for proceeds of disposition equal to the adjusted cost base to the Shareholder of such shares immediately before the exchange. A Shareholder will be deemed to have acquired its New Parent Shares at a cost equal to the adjusted cost base to the Shareholder of the Elected Shares immediately before the exchange. Shareholders are referred to CRA Income Tax Folio S4-F5-C1 for further information respecting section 85.1 of the Tax Act.

In accordance with the CRA’s current administrative practice, a Shareholder that receives cash from New Parent not exceeding $200.00 in lieu of a fraction of a New Parent Share can reduce the adjusted cost base of the New Parent Shares received on the exchange by the amount of the cash so received. Alternatively, the Shareholder can report the capital gain or capital loss otherwise arising on the disposition of the fraction of an Elected Share.

If a Shareholder chooses to treat the disposition of such Elected Shares and acquisition of New Parent Shares as a taxable transaction by including any portion of the gain or loss in computing its income, the Shareholder will realize a capital gain (or capital loss) to the extent that the fair market value of the New Parent Shares exceeds (or is less than) the adjusted cost base to the Shareholder of such Elected Shares immediately before the exchange and any reasonable costs of disposition. In this event, the cost to the Shareholder of the New Parent Shares received will be equal to the fair market value of such New Parent Shares determined at the Effective Time. See “– Taxation of Capital Gains and Capital Losses” below.

Disposition of Shares to PotashCorp AcquisitionCo or Agrium AcquisitionCo

A Shareholder that does not hold Elected Shares will transfer its Shares to PotashCorp AcquisitionCo or Agrium AcquisitionCo, each a wholly-owned subsidiary of New Parent, in exchange for the number of New Parent Shares as determined pursuant to the PotashCorp Exchange Ratio or Agrium Exchange Ratio, as applicable. Such a Shareholder will be considered to have disposed of its Shares for proceeds of disposition equal to the aggregate of the amounts received by the Shareholder, being (a) the fair market value of the New Parent Shares at the Effective Time and (b) the amount of any non-share consideration in lieu of any fractional shares. Such a Shareholder will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Shares, net of any reasonable costs associated with the disposition, exceed (or are less than) the Shareholder’s adjusted cost base of the Shares. The adjusted cost base of a PotashCorp Share or an Agrium Share to a Shareholder will be determined in accordance with certain rules in the Tax Act by averaging the cost to the Shareholder of the PotashCorp Share or Agrium Share with the adjusted cost base of all other PotashCorp Shares or Agrium Shares, as the case may be, held by the Shareholder and by making certain other adjustments required under the Tax Act. The Shareholder’s cost for purposes of the Tax Act of Shares will include all amounts paid or payable by the Shareholder for the Shares, subject to certain adjustments under the Tax Act. The cost to the Shareholder of the New Parent Shares received will be equal to the fair market value of such Shares at the Effective Time.

The general tax treatment of capital gains and losses is discussed below under the heading “– Taxation of Capital Gains and Capital Losses”.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Shareholder in a taxation year must be included in the Shareholder’s income for the year, and one-half of any capital loss (an “allowable capital loss”) realized by a Shareholder in a taxation year will be deducted from taxable capital gains realized by the Shareholder in that year. Allowable capital losses realized in a taxation year in excess of taxable capital gains generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized by a Shareholder that is a taxable Canadian corporation may be reduced by the amount of dividends received or deemed to be received by such Shareholder on the particular shares disposed of (or on shares for which such shares have been substituted) to the extent and under the circumstances described in the Tax Act. Analogous rules apply to a partnership or certain trusts of which a corporation is a member or beneficiary.

A Shareholder that throughout the relevant taxation year is a “Canadian-controlled private corporation”, as defined in the Tax Act, may be liable to pay an additional refundable tax on certain investment income, including taxable capital gains. Capital gains realized by a Shareholder who is an individual may give rise to a liability for minimum tax.

Taxation of Dividends on New Parent Shares

In the case of a Shareholder who is an individual, a dividend received or deemed to be received on the New Parent Shares will be included in computing the Shareholder’s income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations, as defined in the Tax Act. Provided that appropriate designations are made by New Parent, such dividend will be treated as an “eligible dividend” for the purposes of the Tax Act and a Shareholder who is an individual will be entitled to an enhanced dividend tax credit in respect of such dividend. There may be limitations on New Parent’s ability to designate dividends and deemed dividends as eligible dividends.

Dividends received or deemed to be received on the New Parent Shares by a Shareholder that is a corporation will be included in computing the corporation’s income and normally will be deductible in computing its taxable income to the extent and in the circumstances provided in the Tax Act. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Shareholder that is a corporation as proceeds of disposition or a capital gain. Shareholders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Shareholder that is a “private corporation” as defined in the Tax Act or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) may be liable to pay a refundable tax under Part IV of the Tax Act on dividends received or deemed to be received on the New Parent Shares to the extent that such dividends are deductible in computing the Shareholder’s taxable income.

A dividend received by a Shareholder who is an individual (including certain trusts) may result in such Shareholder being liable for minimum tax under the Tax Act. Shareholders who are individuals should consult their own tax advisors in this regard.

Dissenting Shareholders

Dissenting Shareholders will transfer their Dissenting Shares to PotashCorp or Agrium, as applicable, for cancellation in exchange for cash consideration in an amount equal to the fair value of such Dissenting Shares at the Effective Time. A Dissenting Shareholder will be considered to have disposed of its Dissenting Shares for proceeds of disposition equal to the cash payment received by the Dissenting Shareholder and will realize a deemed dividend to the extent that the cash payment exceeds the paid-up capital in respect of the Dissenting Shares disposed of and a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition and net of any deemed dividend, exceed (or are exceeded by) the adjusted cost base of such Dissenting Shares to the Dissenting Shareholder. Any dividend deemed to be received by the Dissenting Shareholder will generally be subject to the tax treatment described above under the heading “– Taxation of Dividends on New Parent Shares”. In the case of a Dissenting Shareholder that is a corporation, it is possible in certain cases that any such deemed dividend may be recharacterized as proceeds of disposition of the Dissenting Shares. Additional income tax considerations may be relevant to Dissenting Shareholders that fail to perfect or withdraw their claims pursuant to the right of dissent. Dissenting Shareholders should consult their own tax advisors for advice in respect of the consequences to them of the Arrangement.

Shareholders Not Resident in Canada

The following section of the summary is applicable to a Shareholder that, for the purposes of the Tax Act and any applicable income tax treaty or convention and at all relevant times, is not resident in Canada and is not deemed to be resident in Canada, does not use or hold, and is not deemed to use or hold, Shares or New Parent Shares acquired pursuant to the Arrangement in, or in the course of, carrying on business in Canada, and is not an insurer who carries on an insurance business in Canada and elsewhere (a “Non-Resident Shareholder”).

Non-Resident Shareholders Participating in the Arrangement

Disposition of Shares to PotashCorp AcquisitionCo or Agrium AcquisitionCo by Non-Resident Shareholders

Under the Arrangement, a Non-Resident Shareholder will not be eligible to elect to have its Shares be Elected Shares and will dispose of its Shares to PotashCorp AcquisitionCo or Agrium AcquisitionCo in exchange for the number of New Parent Shares as determined pursuant to the PotashCorp Exchange Ratio or Agrium Exchange Ratio, as applicable. Such a Shareholder will not be subject to tax under the Tax Act in respect of any capital gain realized on the transfer of Shares to PotashCorp AcquisitionCo or Agrium AcquisitionCo, unless such shares constitute “taxable Canadian property” for the purposes of the Tax Act and the Non-Resident Shareholder is not entitled to relief under an applicable income tax treaty or convention.

Generally, the Shares will not be “taxable Canadian property” to a Non-Resident Shareholder at a particular time provided that such Shares are listed on a “designated stock exchange” (as defined in the Tax Act, which currently includes the TSX and the NYSE), and are not otherwise deemed under the Tax Act to be “taxable Canadian property”, unless, at any time during the 60-month period that ends at the Effective Date: (a) any combination of (i) the Non-Resident Shareholder, (ii) persons with whom the Non-Resident Shareholder did not deal at arm’s length, (iii) partnerships in which the Non-Resident Shareholder or a person described in (ii) holds an interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of shares in the capital stock of PotashCorp or Agrium, as applicable; and (b) more than 50% of the fair market value of the Shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource property”, “timber resource property”, or any option in respect of, or interest in, such properties, whether or not the property or properties exist (all as defined in the Tax Act).

Taxation of Dividends on New Parent Shares Held by Non-Resident Shareholders

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Shareholder on New Parent Shares will be subject to Canadian withholding tax at a rate of 25%. This rate may be reduced in the case of a Non-Resident Shareholder that is qualified to claim benefits under an applicable income tax treaty or convention. For example, under the Canada-U.S. Treaty, the withholding tax rate is generally reduced to 15% in respect of a dividend paid to a person who is the beneficial owner of the dividend and who is resident in the United States for purposes of the Canada-U.S. Treaty and qualified to claim full benefits under the Canada-U.S. Treaty.

Dissenting Shareholders that are Non-Resident Shareholders

Dissenting Shareholders that are Non-Resident Shareholders will transfer their Dissenting Shares to PotashCorp or Agrium for cancellation in exchange for cash consideration in an amount equal to the fair value of such Dissenting Shares at the Effective Time. A Dissenting Shareholder that is a Non-Resident Shareholder will be considered to have disposed of its Dissenting Shares for proceeds of disposition equal to the cash payment received by the Dissenting Shareholder and will realize a deemed dividend to the extent that the cash payment exceeds the paid-up capital in respect of the Dissenting Shares disposed of and a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition and net of any deemed dividend, exceed (or are exceeded by) the adjusted cost base of such Dissenting Shares to the Dissenting Shareholder. Any dividend deemed to be received by the Dissenting Shareholder will generally be subject to the tax treatment described above under the heading “– Taxation of Dividends on New Parent Shares Held by Non-Resident Shareholders”. Any capital gain realized by a Non-Resident Shareholder will not be subject to tax under the Tax Act unless the Shares constitute “taxable Canadian property” to the Non-Resident Shareholder for purposes of the Tax Act and the Non-Resident Shareholder is not entitled to relief under an applicable income tax treaty or convention, as described above under the heading “– Disposition of Shares to PotashCorp AcquisitionCo or Agrium AcquisitionCo by Non-Resident Shareholders”. Additional income tax considerations may be relevant to Dissenting Shareholders that are Non-Resident Shareholders that fail to perfect or withdraw their claims pursuant to the right of dissent. Dissenting Shareholders should consult their own tax advisors.

Eligibility for Investment

Provided that the New Parent Shares issued to the Shareholders as part of the Arrangement are listed on a “designated stock exchange” (which currently includes the TSX and NYSE) or that New Parent qualifies as a “public corporation” for purposes of the Tax Act, the New Parent Shares will be “qualified investments” under the Tax Act for trusts governed by registered retirement savings plans (“RRSPs”), registered retirement income funds (“RRIFs”), registered disability savings plans, deferred profit sharing plans, registered education savings plans and tax-free savings accounts (“TFSAs”), each as defined in the Tax Act.

Notwithstanding the foregoing, if the New Parent Shares are a “prohibited investment” for a particular RRSP, RRIF, or TFSA for purposes of the Tax Act, the annuitant under the RRSP or RRIF or the holder of the TFSA, as the case may be, will be subject to a penalty tax under the Tax Act. The New Parent Shares will generally not be a “prohibited investment” for these purposes unless the annuitant under the RRSP or RRIF or the holder of the TFSA, as applicable, either alone or together with persons not dealing at arm’s length with the annuitant or holder, owns directly or indirectly 10% or more of the issued shares of any class of the capital stock of New Parent.

Annuitants under a RRSP or RRIF and holders of a TFSA should consult their own tax advisors as to whether the New Parent Shares will be a prohibited investment for such RRSP, RRIF or TFSA in their particular circumstances, including with respect to whether such shares would be “excluded property” for purposes of the prohibited investment rules.

Options Held by a Person Resident in Canada

Optionholders that exchange their Options for Replacement Options pursuant to the Arrangement will not realize any taxable income or loss under the Tax Act as a result of such exchange, on the basis that the value of an option received on the exchange, determined immediately after the Arrangement, will not exceed the value of the Replacement Option, determined immediately before the Arrangement. For the purposes of determining the treatment under the Tax Act of any subsequent transactions involving the Replacement Options received on the exchange, including on the exercise of the Replacement Options, the Replacement Options will be treated as being the same as the Options exchanged for Replacement Options.

Certain United States Federal Income Tax Considerations

The following is a discussion of certain material U.S. federal income tax considerations of: (i) the exchange by PotashCorp Shareholders of their PotashCorp Shares for New Parent Shares pursuant to the Arrangement (ii) the exchange by Agrium Shareholders of their Agrium Shares for New Parent Shares pursuant to the Arrangement; (iii) the exchange by Agrium Optionholders of their Agrium Options for Replacement Options pursuant to the Arrangement; and (iv) the ownership and disposition of New Parent Shares by such holders following the Arrangement. This discussion is based upon the provisions of the U.S. Tax Code, legislative history, applicable U.S. treasury regulations, judicial authority and administrative interpretations, all as in effect on the date of this Circular, and which are subject to change, possibly with retroactive effect, or are subject to different interpretations.

This discussion is limited to PotashCorp Shareholders and Agrium Shareholders that hold their PotashCorp and Agrium Shares, respectively, as a capital asset for tax purposes and does not address all tax considerations that may be important to particular shareholders in light of their individual circumstances, or to certain categories of shareholders that may be subject to special tax rules, such as:

•	dealers in securities or currencies;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	persons whose functional currency is not the U.S. dollar;

•	persons holding PotashCorp Shares, Agrium Shares or New Parent Shares as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;

•	certain U.S. expatriates;

•	financial institutions;

•	insurance companies;

•	persons subject to the alternative minimum tax;

•

persons who actually or under applicable constructive ownership rules own or have ever owned 5% or more by vote or value of all PotashCorp Shares or Agrium Shares (or, after the Arrangement, New Parent Shares); and

•	entities that are tax-exempt for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of PotashCorp Shares or Agrium Shares, the tax treatment of a partner in such partnership will depend upon the status of the partner and the activities of the partnership. Shareholders that are partners of a partnership holding PotashCorp Shares or Agrium Shares are urged to consult their tax advisors regarding the tax consequences of the Arrangement.

This discussion does not address any tax considerations arising under the laws of any state, local or non-U.S. jurisdiction. Except as specifically provided herein, this discussion also does not address whether any Canadian tax imposed on any holder will be eligible for a foreign tax credit in the U.S., or any limitations on such credit. PotashCorp Shareholders and Agrium Shareholders are strongly urged to consult their tax advisors regarding the U.S. federal, state or local tax considerations of the Arrangement.

As used herein, the term “U.S. Holder” means a beneficial owner of PotashCorp Shares or Agrium Shares (or, after the Arrangement, New Parent Shares) that is for U.S. federal income tax purposes: (i) a U.S. citizen or U.S. resident alien; (ii) a corporation or other entity taxable as a corporation, that was created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source; or (iv) a trust that either is subject to the supervision of a court within the United States and has one or more U.S. persons with authority to control all of its substantial decisions or has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used herein, a “Non-U.S. Holder” means a beneficial owner of PotashCorp Shares or Agrium Shares (or, after the Arrangement, New Parent Shares) that is not a U.S. Holder.

Certain United States Federal Income Tax Considerations of the Arrangement Transaction

Pursuant to the Plan of Arrangement: (a) PotashCorp Shareholders (other than those who validly exercise Dissent rights) will exchange their PotashCorp Shares solely for New Parent Shares; and (b) Agrium Shareholders (other than those who validly exercise Dissent Rights) will exchange their Agrium Shares solely for New Parent Shares. In addition, subsequent to the Arrangement, Agrium, PotashCorp, New Parent and/or certain other entities will engage in certain transactions as contemplated in the Arrangement Agreement (such transactions, together with the Arrangement, the “Arrangement Transactions”). PotashCorp, Agrium and New Parent intend that the Arrangement Transactions should be treated as a single integrated transaction and qualify as “reorganizations” within the meaning of Section 368(a) of the U.S. Tax Code. However, neither PotashCorp nor Agrium nor New Parent has requested, or intends to request, a ruling from the IRS or an opinion of counsel with respect to whether the Arrangement Transactions will qualify as reorganizations. Additionally, whether the Arrangement Transactions qualify as “reorganizations” under Section 368(a) depends on the resolution of complex legal issues and facts, some of which may not be known until the effective time of consummation of the Arrangement Transactions. In particular, among other requirements, “substantially all” of the assets of PotashCorp and Agrium must be acquired pursuant to the Arrangement Transactions. Although PotashCorp and Agrium anticipate that “substantially all” of their respective assets will be acquired in the Arrangement Transactions, various payments or transactions required to be entered into by either PotashCorp or Agrium may impact whether this requirement will be satisfied. For example, if significant numbers of PotashCorp Shareholders or Agrium Shareholders exercise Dissent Rights and cash is delivered to such shareholders, such cash will not be treated as having been acquired in the transactions. Similarly, assets held prior to the Arrangement Transactions, and required to be disposed of by regulatory authorities, or used to satisfy obligations of either PotashCorp or Agrium in connection with the Arrangement Transactions, will not be treated as acquired in the Arrangement Transactions. Therefore, no assurance can be given as to whether the Arrangement Transactions qualify as reorganizations. PotashCorp Shareholders and Agrium Shareholders are urged to consult their tax advisors regarding the tax consequences of the Arrangement Transactions to them in their particular circumstances.

Certain United States Federal Income Tax Considerations of the Arrangement to Agrium Shareholders

If the Arrangement Transactions Qualify as Reorganizations

Subject to the “passive foreign investment company” rules described below, if the Arrangement Transactions qualify as reorganizations:

•	no gain or loss will be recognized by U.S. Holders or Non-U.S. Holders as a result of the receipt of New Parent Shares in exchange for Agrium Shares pursuant to the Arrangement;

•	the aggregate tax basis of New Parent Shares received in the Arrangement will equal the aggregate tax basis of Agrium Shares surrendered in the Arrangement; and

•	the holding period for New Parent Shares received in exchange for Agrium Shares pursuant to the Arrangement will include the period during which Agrium Shares were held.

U.S. Holders who actually, or under applicable constructive ownership rules, own, immediately after the exchange, 5% or more by vote or value of all New Parent Shares are subject to certain additional requirements and are urged to consult their own tax advisors with respect to such requirements.

If the Arrangement Transactions Fail to Qualify as Reorganizations

If the Arrangement Transactions fail to qualify as reorganizations, the exchange by U.S. Holders of their Agrium Shares for New Parent Shares pursuant to the Arrangement will be treated, for U.S. federal income tax purposes, as a taxable sale by U.S. Holders of their Agrium Shares in exchange for New Parent Shares. As a result, U.S. Holders will recognize gain or loss in an amount equal to the difference, if any, between the fair market value of the New Parent Shares received in the Arrangement and the adjusted tax basis of Agrium Shares exchanged for those shares. Subject to the “passive foreign investment company” rules described below, such gain or loss will be capital gain or loss and will be long-term capital gain or loss provided that at the time of completion of the Arrangement, the Agrium Shares surrendered by U.S. Holders were held for more than one year. Gain or loss must be determined separately for blocks of Agrium Shares acquired at different times or at different prices. Any such gain or loss will be treated as U.S. source income. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gains at preferential rates. The deductibility of a capital loss may be subject to limitations. U.S. Holders’ holding period in New Parent Shares will begin on the day after the completion of the Arrangement.

If the Arrangement Transactions fail to qualify as reorganizations, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain resulting from the disposition of Agrium Shares unless: (a) such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States); or (b) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which such disposition occurs and meets certain other requirements. If a Non-U.S. Holder is engaged in a U.S. trade or business and the disposition of Agrium Shares is deemed to be effectively connected to that trade or business, the Non- U.S. Holder generally will be subject to U.S. federal income tax on the resulting gain in the same manner as if it were a U.S. Holder (and, if a corporation, may be subject to an additional branch profits tax).

Payment for Dissenting Shares

For U.S. federal income tax purposes, U.S. Holders that receive payment for their Agrium Shares pursuant to the exercise of dissent rights generally will be treated as engaging in a sale of their Agrium Shares and they generally will recognize capital gain or loss in an amount equal to the difference, if any, between the amount received (including, for this purpose, any Canadian taxes withheld) in respect of their Agrium Shares and the adjusted tax basis of Agrium Shares exchanged for those shares. Subject to the “passive foreign investment company” rules described below, such gain or loss will be capital gain or loss and will be long-term capital gain or loss provided that at the time of completion of the Arrangement, the Agrium Shares surrendered by U.S. Holders were held for more than one year. Gain or loss must be determined separately for blocks of Agrium Shares acquired at different times or at different prices. Any such gain or loss will be treated as U.S. source income. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gains at preferential rates. The deductibility of a capital loss may be subject to limitations.

For U.S. federal income tax purposes, Non-U.S. Holders that receive payment for their Agrium Shares pursuant to the exercise of dissent rights generally will not be subject to U.S. federal income tax on any gain resulting from the disposition of Agrium Shares unless: (a) such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States); or (b) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which such disposition occurs and meets certain other requirements. If a Non-U.S. Holder is engaged in a U.S. trade or business and the disposition of Agrium Shares is deemed to be effectively connected to that trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax on the resulting gain in the same manner as if it were a U.S. Holder (and, if a corporation, may be subject to an additional branch profits tax).

Cash Received in Lieu of Fractional Shares

If a U.S. Holder of Agrium Shares receives cash in lieu of a fractional New Parent Share, such holder will be treated as having received such fractional New Parent Share pursuant to the Arrangement and then as having sold such fractional New Parent Share for cash. As a result, such holder generally will recognize capital gain or loss equal to the difference between the amount of cash received for such fractional share and its basis in the fractional New Parent Share determined as described above under the heading “– Payment for Dissenting Shares”. Non-U.S. Holders that receive cash in lieu of a fractional New Parent Share generally will not be subject to U.S. federal income tax on any gain resulting from the disposition of such fractional New Parent Share, except as described above under the heading “– Payment for Dissenting Shares”.

Agrium Options Held by a Person Resident in the United States

Exercise of Agrium Options

Agrium Optionholders that exercise their Agrium Options prior to the Effective Time will be subject to income tax consequences arising on such exercise which are not addressed in this summary and which may be relevant to an Agrium Optionholder’s decision as to whether to exercise his or her Agrium Options prior to such time. Agrium Optionholders that are considering the exercise of their Agrium Options should consult their own tax advisors to determine the tax consequences to them of such exercise.

Exchange of Agrium Options for Replacement Options

The terms of the Arrangement provide that each Agrium Option that is not exercised prior to the Effective Time will be exchanged for a Replacement Option. An Agrium Optionholder that receives a Replacement Option in substitution for the Agrium Option will not be treated as receiving a grant of a new option, provided that (i) the excess of the aggregate fair market value of the New Parent Shares that the Agrium Optionholder is entitled to acquire under the Replacement Option immediately after the substitution over the aggregate option price of such New Parent Shares subject to the Replacement Option does not exceed (ii) the excess of the aggregate fair market value of the Agrium Shares that the Agrium Optionholder was entitled to acquire under the Agrium Option immediately before the substitution over the aggregate option price of such Agrium Shares subject to the Agrium Option, and the Replacement Option does not give the Agrium Optionholder additional benefits which he or she did not have under the Agrium Option, and certain other requirements under Section 424 and 409A of the Code are met. As the only consideration an Agrium Optionholder will receive on the exchange of such Agrium Option will be a Replacement Option and as Agrium has advised counsel that the amounts referred to in clause (i) above will not exceed the amounts referred to in clause (ii) above (and the Replacement Option will contain an adjustment provision intended to ensure such result), and the other requirements of Section 424 and 409A of the Code are expected to be met, the exchange of an Agrium Option for a Replacement Option should not result in the grant of a new option or the realization of any compensation income by the Agrium Optionholder.

Certain United States Federal Income Tax Considerations of the Arrangement to PotashCorp Shareholders

If the Arrangement Transactions Qualify as Reorganizations

Subject to the “passive foreign investment company” rules described below, if the Arrangement Transactions qualify as reorganizations:

•	no gain or loss will be recognized by U.S. Holders or Non-U.S. Holders as a result of the receipt of New Parent Shares in exchange for PotashCorp Shares pursuant to the Arrangement;

•	the aggregate tax basis of New Parent Shares received in the Arrangement will equal the aggregate tax basis of PotashCorp Shares surrendered in the Arrangement; and

•	the holding period for New Parent Shares received in exchange for PotashCorp Shares pursuant to the Arrangement will include the period during which PotashCorp Shares were held.

U.S. Holders who actually, or under applicable constructive ownership rules, own, immediately after the exchange, 5% or more by vote or value of all New Parent Shares are subject to certain additional requirements and are urged to consult their own tax advisors with respect to such requirements.

If the Arrangement Transactions Fail to Qualify as Reorganizations

If the Arrangement Transactions fail to qualify as reorganizations, the exchange by U.S. Holders of their PotashCorp Shares for New Parent Shares pursuant to the Arrangement will be treated, for U.S. federal income tax purposes, as a taxable sale by U.S. Holders of their PotashCorp Shares in exchange for New Parent Shares. As a result, U.S. Holders will recognize a gain or loss in an amount equal to the difference, if any, between the fair market value of the New Parent Shares received in the Arrangement and the adjusted tax basis of PotashCorp Shares exchanged for those shares. Subject to the “passive foreign investment company” rules described below, such gain or loss will be capital gain or loss and will be long-term capital gain or loss provided that at the time of completion of the Arrangement, the PotashCorp Shares surrendered by U.S. Holders were held for more than one year. Gain or loss must be determined separately for blocks of PotashCorp Shares acquired at different times or at different prices. Any such gain or loss will be treated as U.S. source income. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gains at preferential rates. The deductibility of a capital loss may be subject to limitations. U.S. Holders’ holding period in New Parent Shares will begin on the day after the completion of the Arrangement.

If the Arrangement Transactions fail to qualify as reorganizations, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain resulting from the disposition of PotashCorp Shares unless: (a) such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States); or (b) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which such disposition occurs and meets certain other requirements. If a Non-U.S. Holder is engaged in a U.S. trade or business and the disposition of PotashCorp Shares is deemed to be effectively connected to that trade or business, the Non- U.S. Holder generally will be subject to U.S. federal income tax on the resulting gain in the same manner as if it were a U.S. Holder (and, if a corporation, may be subject to an additional branch profits tax).

Payment for Dissenting Shares

For U.S. federal income tax purposes, U.S. Holders that receive payment for their PotashCorp Shares pursuant to the exercise of dissent rights generally will be treated as engaging in a sale of their PotashCorp Shares and they generally will recognize capital gain or loss in an amount equal to the difference, if any, between the amount received (including, for this purpose, any Canadian taxes withheld) in respect of their PotashCorp Shares and the adjusted tax basis of PotashCorp Shares exchanged for those shares. Subject to the “passive foreign investment company” rules described below, such gain or loss will be capital gain or loss and will be long-term capital gain or loss provided that at the time of completion of the Arrangement, the PotashCorp Shares surrendered by U.S. Holders were held for more than one year. Gain or loss must be determined separately for blocks of PotashCorp Shares acquired at different times or at different prices. Any such gain or loss will be treated as U.S. source income. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gains at preferential rates. The deductibility of a capital loss may be subject to limitations.

For U.S. federal income tax purposes, Non-U.S. Holders that receive payment for their PotashCorp Shares pursuant to the exercise of dissent rights generally will not be subject to U.S. federal income tax on any gain resulting from the disposition of PotashCorp Shares unless: (a) such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States); or (b) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which such disposition occurs and meets certain other requirements. If a Non-U.S. Holder is engaged in a U.S. trade or business and the disposition of PotashCorp Shares is deemed to be effectively connected to that trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax on the resulting gain in the same manner as if it were a U.S. Holder (and, if a corporation, may be subject to an additional branch profits tax).

Cash Received in Lieu of Fractional Shares

If a U.S. Holder of PotashCorp Shares receives cash in lieu of a fractional New Parent Share, such holder will be treated as having received such fractional New Parent Share pursuant to the Arrangement and then as having sold such fractional New Parent Share for cash. As a result, such holder generally will recognize capital gain or loss equal to the difference between the amount of cash received for such fractional share and its basis in the fractional New Parent Share determined as described above under the heading “– Payment for Dissenting Shares”. Non-U.S. Holders that receive cash in lieu of a fractional New Parent Share generally will not be subject to U.S. federal income tax on any gain resulting from the disposition of such fractional New Parent Share, except as described above under the heading “– Payment for Dissenting Shares”.

PotashCorp Options Held by a Person Resident in the United States

Exercise of PotashCorp Options

PotashCorp Optionholders that exercise their PotashCorp Options prior to the Effective Time will be subject to income tax consequences arising on such exercise which are not addressed in this summary and which may be relevant to a PotashCorp Optionholder’s decision as to whether to exercise his or her PotashCorp Options prior to such time. PotashCorp Optionholders that are considering the exercise of their PotashCorp Options should consult their own tax advisors to determine the tax consequences to them of such exercise.

Exchange of PotashCorp Options for Replacement Options

The terms of the Arrangement provide that each PotashCorp Option that is not exercised prior to the Effective Time will be exchanged for a Replacement Option. A PotashCorp Optionholder that receives a Replacement Option in substitution for the PotashCorp Option will not be treated as receiving a grant of a new option, provided that (i) the excess of the aggregate fair market value of the New Parent Shares that the PotashCorp Optionholder is entitled to acquire under the Replacement Option immediately after the substitution over the aggregate option price of such New Parent Shares subject to the Replacement Option does not exceed (ii) the excess of the aggregate fair market value of the PotashCorp Shares that the PotashCorp Optionholder was entitled to acquire under the PotashCorp Option immediately before the substitution over the aggregate option price of such PotashCorp Shares subject to the PotashCorp Option, and the Replacement Option does not give the PotashCorp Optionholder additional benefits which he or she did not have under the PotashCorp Option, and certain other requirements under Section 424 and 409A of the Code are met. As the only consideration a PotashCorp Optionholder will receive on the exchange of such PotashCorp Option will be a Replacement Option and as PotashCorp has advised counsel that the amounts referred to in clause (i) above will not exceed the amounts referred to in clause (ii) above (and the Replacement Option will contain an adjustment provision intended to ensure such result), and the other requirements of Section 424 and 409A of the Code are expected to be met, the exchange of a PotashCorp Option for a Replacement Option should not result in the grant of a new option or the realization of any compensation income by the PotashCorp Optionholder.

Passive Foreign Investment Company Considerations

A non-U.S. entity treated as a corporation for U.S. federal income tax purposes will be treated as a passive foreign investment company (a “PFIC”) in any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to a “look through” rule, either: (i) at least 75% of its gross income is “passive” income; or (ii) at least 50% of the average value of its assets is attributable to assets that produce, or are held for the production of, passive income. For purposes of these tests, “passive income” includes dividends, interest, gains from the sale or exchange of investment property, rents and royalties other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business, and the excess of gains over losses from transactions in commodities other than excess gains over losses from transactions in commodities that are active business gains or losses from sales of inventory, or property or supplies used a trade or business. PotashCorp believes that it should not be classified as a PFIC based on its assets and operations. Similarly, Agrium believes that it should not be classified as a PFIC based on its assets and operations. However, PotashCorp and Agrium have not requested, and do not intend to request, a ruling from the IRS or an opinion of counsel with respect to whether PotashCorp or Agrium, respectively, would be classified as a PFIC and therefore no assurance can be given as to whether PotashCorp or Agrium would not be classified as a PFIC for any applicable period. If PotashCorp or Agrium were to be classified as a PFIC at any time during a U.S. Holder’s holding period in its shares, the tax consequences of the Arrangement to U.S. Holders may differ from those described above and U.S. Holders generally would be subject to adverse tax consequences upon the exchange of their respective PotashCorp Shares or Agrium Shares for New Parent Shares pursuant to the Arrangement. U.S. Holders are urged to consult their tax advisors regarding the potential application of the PFIC rules to the Arrangement.

New Parent anticipates that it should not be classified as a PFIC in its current taxable year or in the foreseeable future based on its current and anticipated assets and operations. However, New Parent has not requested, and does not intend to request, a ruling from the IRS or an opinion of counsel with respect to whether New Parent would be classified as a PFIC. No assurance can be given as to whether New Parent is or may be classified as a PFIC. In the event that New Parent is classified as a PFIC for U.S. federal income tax purposes, U.S. Holders may have adverse tax consequences with respect to distributions received in respect of New Parent Shares, or upon the disposition of New Parent Shares. U.S. Holders should consult their tax advisors regarding the potential application of the PFIC rules to the ownership of New Parent Shares.

Ownership and Disposition of New Parent Shares

Distributions Received by U.S. Holders

Subject to the discussion of PFICs below, any distributions made by New Parent to a U.S. Holder generally will constitute dividends, which will be taxable as income to the extent of New Parent’s current and accumulated earnings and profits allocated to the U.S. Holder’s New Parent Shares, as determined under U.S. federal income tax principles. Dividends New Parent pays with respect to New Parent Shares generally will be qualified dividends provided that (a) New Parent is eligible for the benefits of the Canada-U.S. Treaty or New Parent Shares are readily traded on an established securities market in the United States, (b) the U.S. Holder satisfies certain holding period requirements and (c) the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. Non-corporate U.S. Holders are generally taxed at preferred long-term capital gains rates on dividends that constitute qualified dividend income. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends on the New Parent Shares. Distributions in excess of New Parent’s current and accumulated earnings and profits allocated to the U.S. Holder’s New Parent Shares will be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in the New Parent Shares and thereafter as capital gain, which will be either long-term or short-term capital gain depending upon whether the U.S. Holder has held the New Parent Shares for more than one year. New Parent currently does not intend to calculate its earnings and profits under U.S. federal income tax principles. Thus, U.S. Holders should expect that distributions will be reported as dividend income for U.S. federal income tax purposes and will include any Canadian tax withheld from the payment in this gross amount even though the holder will not receive it. The dividends generally will be foreign source and taxes withheld therefrom, if any, may be creditable against the U.S. Holder’s U.S. federal income tax liability, subject to applicable limitations. The dividends will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. Corporations.

Dispositions of New Parent Shares by U.S. Holders

Subject to the discussion of PFICs below, upon a sale, exchange or other disposition of New Parent Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference, if any, between the amount received in respect of their New Parent Shares and the adjusted tax basis of the New Parent Shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss provided that at the time of such sale, exchange or other disposition, the New Parent Shares surrendered by U.S. Holders were held for more than one year. Any such gain or loss will be treated as U.S. source income or loss for foreign tax credit purposes, unless the gain or loss is subject to tax in Canada and is resourced as foreign source under the provisions of the Treaty. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gains at preferential rates. The deductibility of a capital loss may be subject to limitations.

Distributions Received by Non-U.S. Holders

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on distributions received with respect to New Parent Shares unless the distributions are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States). If a Non-U.S. Holder is engaged in a U.S. trade or business and the distributions are deemed to be effectively connected to that trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax on those distributions in the same manner as if it were a U.S. Holder (and, if a corporation, may be subject to an additional branch profits tax).

Dispositions of New Parent Shares by Non-U.S. Holders

Non-U.S. Holders generally will not be subject to U.S. federal income tax on any gain resulting from the disposition of New Parent Shares unless: (a) such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States); or (b) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which such disposition occurs and meets certain other requirements. If a Non-U.S. Holder is engaged in a U.S. trade or business and the disposition of New Parent Shares is deemed to be effectively connected to that trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax on the resulting gain in the same manner as if it were a U.S. Holder (and, if a corporation, may be subject to an additional branch profits tax).

Unearned Income Medicare Contribution Tax

Certain non-corporate U.S. Holders are subject to a 3.8% tax on certain investment income, including dividends and recognized capital gains from the sale or other disposition of their respective PotashCorp Shares, Agrium Shares or New Parent Shares. Non-corporate U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of this tax on their disposition of PotashCorp Shares, Agrium Shares or New Parent Shares and their ownership and disposition of New Parent Shares.

Information Reporting and Backup Withholding

In general, non-corporate U.S. Holders may be subject to information reporting in connection with the Arrangement and the ownership and disposition of New Parent Shares on an applicable IRS Form 1099. The receipt of New Parent Shares, amounts received pursuant to the exercise of dissent rights, distributions with respect to, and the proceeds of dispositions of New Parent Shares also may be subject to backup withholding if the non-corporate U.S. Holder:

•	fails to timely provide an accurate taxpayer identification number;

•	is notified by the IRS that it has failed to report all interest or distributions required to be shown on its U.S. federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding on payments made to them within the United States, or through a U.S. payor, by certifying their status on IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as applicable.

Backup withholding is not an additional tax. Rather, U.S. Holders and Non-U.S. Holders generally may obtain a credit for any amount withheld against their liability for U.S. federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by accurately completing and timely filing a U.S. federal income tax return with the IRS.

PART II — PRO FORMA INFORMATION OF NEW PARENT AFTER GIVING EFFECT

TO THE ARRANGEMENT

General

The Arrangement will result in the acquisition of all of the issued and outstanding Agrium Shares and all of the issued and outstanding PotashCorp Shares, directly and indirectly, by New Parent. Agrium Shareholders (excluding Agrium Dissenting Shareholders) will receive 2.23 New Parent Shares for each Agrium Share held, and PotashCorp Shareholders (excluding PotashCorp Dissenting Shareholders) will receive 0.40 of a New Parent Share for each PotashCorp Share held. Following the completion of the Arrangement, Agrium and PotashCorp will become wholly-owned subsidiaries of New Parent and New Parent will continue the operations of Agrium and PotashCorp on a combined basis. Former PotashCorp Shareholders are anticipated to own approximately 52% of the New Parent Shares and former Agrium Shareholders are anticipated to own approximately 48% of the New Parent Shares following completion of the Arrangement.

The following sets forth certain information relating to Agrium and PotashCorp, together with pro forma information of New Parent after giving effect to the Arrangement and certain other adjustments. Additional information concerning each of Agrium and PotashCorp is set forth elsewhere in this Circular. See “Part III – Information Concerning Agrium” and “Part IV – Information Concerning PotashCorp”.

Arrangement Steps and Organizational Structure Following the Arrangement

As a result of the Arrangement, Agrium and PotashCorp will become wholly-owned subsidiaries of New Parent. The transactions will be effected in six primary steps:

(1)

Each Elected PotashCorp Share shall be, and shall be deemed to be, transferred to and acquired by New Parent (free and clear of any Encumbrances) solely in exchange for the issuance by New Parent to the holder thereof of such number of fully paid and non-assessable New Parent Shares equal to the PotashCorp Exchange Ratio;

(2)	Concurrently with the transfer in (1) above:

(a)

each PotashCorp Share (other than Elected PotashCorp Shares or PotashCorp Shares held by New Parent) shall be, and shall be deemed to be, transferred to and acquired by PotashCorp AcquisitionCo (free and clear of any Encumbrances) solely in exchange for the issuance by New Parent to the holder thereof of such number of fully paid and non-assessable New Parent Shares equal to the PotashCorp Exchange Ratio; and

(b)	PotashCorp AcquisitionCo will issue to New Parent as consideration for the New Parent Shares transferred to PotashCorp Shareholders an equal number of PotashCorp AcquisitionCo Shares;

(3)

Concurrently with the transfers in (1) and (2) above, each Elected Agrium Share shall be, and shall be deemed to be, transferred to and acquired by New Parent (free and clear of any Encumbrances) solely in exchange for the issuance by New Parent to the holder thereof of such number of fully paid and non-assessable New Parent Shares equal to the Agrium Exchange Ratio;

(4)	Concurrently with the transfers in (1), (2) and (3) above:

(a)

each Agrium Share (other than Elected Agrium Shares or Agrium Shares held by New Parent) shall be, and shall be deemed to be, transferred to and acquired by Agrium AcquisitionCo (free and clear of any Encumbrances) solely in exchange for the issuance by New Parent to the holder thereof of such number of fully paid and non-assessable New Parent Shares equal to the Agrium Exchange Ratio; and

(b)	Agrium AcquisitionCo will issue to New Parent as consideration for the New Parent Shares transferred to Agrium Shareholders an equal number of Agrium AcquisitionCo Shares;

(5)	Each PotashCorp Share held by New Parent shall be, and shall be deemed to be, transferred (on a tax-deferred basis for Canadian Income Tax purposes) to and acquired by PotashCorp AcquisitionCo in consideration for such number of PotashCorp AcquisitionCo Shares equal to the number of New Parent Shares issued in exchange for the PotashCorp Share; and

(6)

Concurrently with (5) above, each Agrium Share held by New Parent shall be, and shall be deemed to be, transferred (on a tax-deferred basis for Canadian Income Tax purposes) to and acquired by Agrium AcquisitionCo in consideration for such number of Agrium AcquisitionCo Shares equal to the number of New Parent Shares issued in exchange for the Agrium Share.

The following is an organizational chart showing the anticipated intercorporate relationships of New Parent immediately following the completion of the Arrangement:

      Note:

(1)	A corporation to be incorporated under the laws of a jurisdiction in Canada.

Following the consummation of the Arrangement, it is intended that Agrium will amalgamate with Agrium AcquisitionCo and PotashCorp will amalgamate with PotashCorp AcquisitionCo. The following is an organizational chart showing the anticipated intercorporate relationships of New Parent, Agrium and PotashCorp immediately following the completion of such transactions:

Each subsidiary indicated on the above charts is wholly-owned. All material subsidiaries of Agrium and PotashCorp existing immediately before the commencement of the Arrangement will remain in existence following completion of the Arrangement as indirect subsidiaries of New Parent.

Narrative Description of Business

Following the consummation of the Arrangement, New Parent will carry on the businesses of Agrium and PotashCorp. For a detailed description of the historical development of the businesses of Agrium and PotashCorp and, therefore, the business to be carried on by New Parent, including in respect of the mineral projects of Agrium and PotashCorp, see the Agrium AIF and the PotashCorp 10-K, which are incorporated by reference in “Part III – Information Concerning Agrium” and “Part IV – Information Concerning PotashCorp” of this Circular.

Governance Matters of New Parent Following the Arrangement

Board of Directors

Following the consummation of the Arrangement, in accordance with the Arrangement Agreement, the New Parent Board is expected to be comprised of 16 members, initially half being nominees of PotashCorp (including the Executive Chair) and half being nominees of Agrium (including the Chief Executive Officer and the lead Independent Director).

The lead Independent Director shall ensure that the New Parent Board functions effectively and independently of management of New Parent and other non-independent directors and shall support the Executive Chair in setting a forward-looking board agenda focused on strategic matters, taking into account the issues and concerns of all board members.

Management

Following the consummation of the Arrangement, it is anticipated that Chuck Magro will serve as the Chief Executive Officer of New Parent and Jochen Tilk will serve as the Executive Chair of New Parent, both reporting to the New Parent Board. Wayne Brownlee, the current Executive Vice President and Chief Financial Officer of PotashCorp, will serve as New Parent’s Chief Financial Officer, and Steve Douglas, the current Senior Vice President & Chief Financial Officer of Agrium, will serve as New Parent’s Chief Integration Officer.

Chief Executive Officer

The Chief Executive Officer shall report to the New Parent Board.

The Chief Executive Officer shall have accountability for the business of New Parent, including the financial affairs, ongoing operation and performance of New Parent. Corporate executives and employee groups responsible for these functions shall report to the Chief Executive Officer.

The Chief Executive Officer shall work collaboratively with the Executive Chair and have joint accountability with the Executive Chair for attaining synergies and integrating Agrium and PotashCorp employee teams and operations.

The Chief Executive Officer shall be responsible for all outward facing representation of New Parent, including with respect to investor relations and media matters.

Executive Chair

The Executive Chair shall lead the New Parent Board in the ethical stewardship of New Parent and its business. The New Parent Board shall establish the overall policies of New Parent, set New Parent’s strategic direction, and oversee management and the affairs of New Parent.

The Executive Chair shall have executive responsibility for New Parent’s strategy function, and joint accountability with the Chief Executive Officer for attaining synergies and for integrating Agrium and PotashCorp employee teams and operations. In respect of these functions the Executive Chair shall work collaboratively with the Chief Executive Officer. Corporate executives and employee groups responsible for strategy and integration shall report to the Executive Chair.

The Executive Chair shall be considered an executive officer of New Parent reporting to the New Parent Board, shall maintain an office in a location where New Parent regularly conducts its business, and shall be supported by sufficient staff to effectively discharge the above described functions.

In consultation with the lead Independent Director, the Executive Chair is responsible for setting a forward-looking board agenda focused on strategic matters, taking into account the issues and concerns of all board members.

Other Executive Management

Additional senior leadership positions for New Parent are expected to be identified prior to the Effective Time. There shall be equal representation by PotashCorp and Agrium in the executive team.

Corporate Offices

Following consummation of the Arrangement, New Parent’s registered head office will be located at Suite 500 – 122 1st Avenue South, Saskatoon, Saskatchewan, Canada S7K 7G3, with Canadian corporate offices at the existing offices of Agrium and PotashCorp in Calgary, Alberta and Saskatoon, Saskatchewan, respectively.

Selected Pro Forma Financial Information

Certain selected pro forma condensed combined financial information is set forth in the following table. Such information should be read in conjunction with the unaudited pro forma condensed combined financial information of New Parent after giving effect to the Arrangement for the year ended December 31, 2015 and as at and for the six months ended June 30, 2016, included in Appendix H to this Circular. Adjustments have been made to prepare the unaudited pro forma condensed combined financial information of New Parent, which adjustments are based on certain assumptions. Both the adjustments and the assumptions made in respect thereof are described in the notes to the New Parent Unaudited Pro Forma Condensed Combined Financial Information set forth in Appendix H to this Circular.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating or financial results that would have occurred had the Arrangement actually occurred at the times contemplated by the notes to the New Parent Unaudited Pro Forma Condensed Combined Financial Information set forth in Appendix H to this Circular, or of the results expected in future periods.

	Pro Forma for Six Months Ended June 30, 2016	Pro Forma for Year Ended December 31, 2015
	(US$ millions)	(US$ millions)

Sales	11,347	20,977
Freight, transportation and distribution	(635)	(1,145)
Cost of goods sold	(8,161)	(13,682)

Gross margin	2,551	6,150

Selling and administrative expenses	(1,230)	(2,479)
Provincial mining and other taxes	(65)	(326)
Share of earnings of equity-accounted investees	77	117
Dividend income	17	52
Impairment of available-for-sale investment	(10)	-
Other income (expenses)	(93)	(60)

Operating income	1,247	3,454

Finance costs	(199)	(340)

Income before income taxes	1,048	3,114

Income taxes	(275)	(835)

Net income	773	2,279

Pro Forma as at June 30, 2016
(US$ millions)

Total assets	40,532
Total long-term debt(1)	8,567
Shareholders’ equity	20,280

Note:

(1)	Non-current portion only.

See the New Parent Unaudited Pro Forma Condensed Combined Financial Information set forth in Appendix H to this Circular.

Description of New Parent Share Capital

General

New Parent will be authorized to issue an unlimited number of New Parent Shares and an unlimited number of preferred shares, issuable in series.

Approximately 643,988,531 New Parent Shares are expected to be issued and outstanding after giving effect to the Arrangement, assuming no additional Agrium Shares or PotashCorp Shares are issued following the date hereof, no Dissent Rights are exercised in connection with the Arrangement and no Agrium Options, PotashCorp Options or PotashCorp Share-Settled PSUs are exercised or settled, as applicable, prior to the Effective Time. An aggregate of up to 4,817,821 New Parent Shares are expected to be reserved for issuance on exercise of Replacement Options exchanged for Agrium Options in connection with the Arrangement and an aggregate of up to 8,046,741 New Parent Shares are expected to be reserved for issuance on exercise or settlement, as applicable, of Replacement Options and Replacement Share Rights exchanged for PotashCorp Options and PotashCorp Share-Settled PSUs in connection with the Arrangement, assuming that none of the outstanding Agrium Options, PotashCorp Options or PotashCorp Share-Settled PSUs, as applicable, are exercised or settled, as applicable, prior to the Effective Date.

New Parent Shares

Holders of New Parent Shares will be entitled to: (a) vote at all meetings of holders of New Parent Shares, except meetings at which only holders of a specified class or series of shares of New Parent are entitled to vote as provided in the CBCA. The holders of New Parent Shares will be entitled to one vote for each one New Parent Share held on all polls taken at such meetings; (b) to receive, subject to the rights and holders of another class of shares of New Parent, any dividend declared by the directors of New Parent from time to time, in their absolute discretion, in accordance with applicable law; and (c) to receive, subject to the rights of holders of another class or series of shares of New Parent, the remaining property of New Parent on the liquidation, dissolution or winding up of New Parent or any other distribution of assets of New Parent for the purposes of winding up its affairs, whether voluntary or involuntary.

New Parent Preferred Shares

Preferred shares of New Parent may be issued at any time and from time to time in one or more series and the New Parent Board may by resolution determine for any such series, its designation, rights, privileges, restrictions and conditions.

The preferred shares of each series rank on a parity with the preferred shares of every other series, and are entitled to preference over the New Parent Shares and any other shares ranking junior to the preferred shares with respect to the payment of dividends and the distribution of property in the event of the liquidation, dissolution or winding-up of New Parent, whether voluntary or involuntary, and may also be given such other preferences over the New Parent Shares and any other shares of New Parent ranking junior to the preferred shares as may be determined by the New Parent Board.

The holders of preferred shares of New Parent shall not be entitled (except as specifically provided in the rights, privileges, restrictions and conditions attaching to any series of preferred shares and except as provided in the CBCA) to receive notice of or attend any meeting of the holders of New Parent Shares or to vote at any such meeting for any purpose.

Dividends

Both Agrium and PotashCorp expect to maintain their existing dividend payments until the Arrangement is completed. Agrium and PotashCorp agreed that, on and after January 1, 2017 and until the completion of the Arrangement, each of Agrium and PotashCorp will set the record date for respective quarterly dividend payments as the last business day of the applicable quarter. Following completion of the Arrangement, it is currently anticipated that New Parent will target a stable and growing dividend that reflects the anticipated strengthened cash flow profile of New Parent. Subject to market conditions and New Parent Board approval at the time of completion of the Arrangement, New Parent expects to establish a dividend payment equal to the current Agrium level, adjusted for the number of New Parent Shares outstanding. The amount of future dividends and the declaration and payment thereof will be based upon New Parent’s financial position, results of operations, cash flow, capital requirements and restrictions under its revolving bank lines, as well as broader market and economic conditions, among other factors, and shall be in compliance with applicable law. The New Parent Board will retain the power to amend New Parent’s dividend policy in any manner and at any time as it may deem necessary or appropriate in the future. For these reasons, as well as others, there can be no assurance that any dividends of New Parent following completion of the Arrangement will be equal or similar to the amount historically paid on the Agrium Shares or the PotashCorp Shares and that the New Parent Board will not decide to suspend or discontinue the payment of dividends in the future.

Pro Forma Consolidated Capitalization

The following table sets forth the consolidated capitalization of New Parent as at June 30, 2016 on a pro forma basis after giving effect to the completion of the Arrangement. For detailed information on the total debt and share capitalization of Agrium and PotashCorp as at June 30, 2016, see Agrium’s and PotashCorp’s respective unaudited interim consolidated financial statements for the six-months ended June 30, 2016, each of which are incorporated by reference into this Circular. See also Appendix H, “New Parent Unaudited Pro Forma Condensed Combined Financial Information”.

Description	Pro Forma as at June 30, 2016 after giving effect to the Arrangement
(US$ millions)
Short-term debt and current portion of long-term debt	2,097

Long-term debt(1)	8,567

Shareholders’ equity(2)
Share capital	14,155
Contributed surplus	225
Accumulated other comprehensive loss	(120)
Retained earnings	6,016
Non-controlling interest	4

Total shareholders’ equity	20,280

Total capitalization	30,944

Notes:

(1)	Non-current portion only.
(2)

Following completion of the Arrangement, the authorized capital of New Parent will consist of an unlimited number of New Parent Shares, and an unlimited number of preferred shares of New Parent. See “– Description of New Parent Share Capital”. The pro forma shareholders’ equity of New Parent was prepared based on the number of outstanding Agrium Shares and PotashCorp Shares as at June 30, 2016. See note 4 to the New Parent Unaudited Pro Forma Condensed Combined Financial Information included in Appendix H of this Circular.

Principal Holders of New Parent Shares

After giving effect to the Arrangement, to the knowledge of the directors and officers of Agrium and PotashCorp, no person will own, or exercise control or direction over, directly or indirectly, New Parent Shares carrying 10% or more of the votes attached to all of the issued and outstanding New Parent Shares.

Statement of Proposed Executive Compensation

Information concerning the historical compensation paid by Agrium to its executive officers, some of whom are expected to be the executive officers of New Parent, is contained in Agrium’s information circular for its 2016 annual meeting of shareholders and is incorporated herein by reference. Information concerning the historical compensation paid by PotashCorp to its executive officers, some of whom are expected to be the executive officers of New Parent, is contained in PotashCorp’s information circular for its 2016 annual meeting of shareholders and is incorporated herein by reference. Following the completion of the Arrangement, it is expected that a compensation committee of New Parent will be formed, and that such committee will oversee and determine the compensation of the Executive Chair, the Chief Executive Officer and other executive officers of New Parent and evaluate and determine the appropriate executive compensation philosophy and objectives for New Parent.

Agrium and PotashCorp intend to jointly assess requirements for continuing management and the amounts and forms of compensation needed to retain key employees of New Parent. These may require the payment of retention, transition or other bonuses as determined by the boards of directors of each company in good faith, to be paid from and after the completion of the Arrangement and to be confirmed by the New Parent Board. Any retention or transition bonuses will include performance metrics that will reflect achievement of planned synergies.

See “Part I – The Arrangement – Interests of Certain Persons or Companies in the Arrangement” in this Circular for a discussion with respect to certain change in control and retention and severance matters.

Transfer Agent and Registrar

CST Trust Company at its principal offices in Calgary, Alberta will act as transfer agent and registrar for the New Parent Shares.

Audit Committee and Corporate Governance

New Parent will adopt customary corporate governance guidelines and policies, including policies pertaining to code of business conduct and ethics, corporate disclosure, corporate social responsibility, and whistleblower procedures, that align with the existing corporate governance policies of Agrium and PotashCorp.

Concurrently with the completion of the Arrangement, New Parent expects to form an Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Environment, Health, Safety & Security Committee of New Parent Board and will adopt customary policies and mandates in respect of same in compliance with applicable securities laws, that align with the existing policies and mandates of Agrium and PotashCorp.

Material Contracts

There are no contracts to which New Parent will be a party to following completion of the Arrangement, that can reasonably be regarded as material to a proposed investor in the New Parent Shares, other than contracts entered into by Agrium and PotashCorp in the ordinary course of business.

Risk Factors

Holding or making an investment in New Parent Shares is subject to various risks. In addition to the risks set out in the documents incorporated by reference in this Circular, the proposed combination of Agrium and PotashCorp in connection with the Arrangement is subject to certain risks. See “Part I – The Arrangement – Risk Factors Related to the Arrangement” and “Part I – The Arrangement – Risk Factors Related to the Operations of New Parent Following the Arrangement” in this Circular. Agrium Shareholders and PotashCorp Shareholders should carefully consider such risk factors related to the Arrangement.

PART III — INFORMATION CONCERNING AGRIUM

The following information about Agrium should be read in conjunction with the documents incorporated by reference into this Part III and the information concerning Agrium appearing elsewhere in this Circular. Capitalized terms used but not otherwise defined in this Part III shall have the meaning ascribed to them in this Circular.

The information concerning Agrium contained or incorporated by reference in this Circular has been provided or publicly filed by Agrium. Although PotashCorp has no knowledge that would indicate that any of such information is untrue or incomplete, PotashCorp does not assume any responsibility for the accuracy or completeness of such information or the failure by Agrium to disclose events which may have occurred or may affect the completeness or accuracy of such information but which are unknown to PotashCorp.

General

Agrium was incorporated by Articles of Incorporation under the Canada Business Corporations Act on December 21, 1992. Agrium’s head office, principal place of business, and registered office are located at 13131 Lake Fraser Drive S.E., Calgary, Alberta, T2J 7E8.

Agrium is a retailer of agricultural products and services in the United States, Canada, Australia, Argentina, Brazil, Chile and Uruguay and a multi-national producer and wholesale marketer of nutrients for agricultural and industrial uses. Agrium’s strategy is to invest and operate across the agricultural inputs value chain (fertilizer, crop protection and seed), through production, distribution and retail sales. Agrium reports its business through two core business units, retail and wholesale, and a non-operating business unit for corporate and inter-company eliminations.

For further information regarding Agrium, its Subsidiaries and their respective business activities, including Agrium’s inter-corporate relationships and organizational structure, see the Agrium AIF which is incorporated by reference in this Circular.

Documents Incorporated by Reference

Information in respect of Agrium has been incorporated by reference in this Circular from documents filed with the Canadian Securities Regulators. Copies of the documents incorporated herein by reference may be obtained on request without charge from Agrium’s Corporate Secretary at 13131 Lake Fraser Drive S.E., Calgary, Alberta, T2J 7E8, by calling 403-225-7000, or by email request to corporatesecretary@agrium.com. In addition, copies of the documents incorporated herein by reference may be obtained through the SEDAR website at www.sedar.com and through the EDGAR website at www.sec.gov.

The following documents of Agrium, filed with the Canadian Securities Regulators, are specifically incorporated by reference into and form an integral part of this Circular:

(a)	the Agrium AIF;

(b)

the audited annual financial statements of Agrium, consisting of its consolidated balance sheets as at December 31, 2015 and December 31, 2014 and its consolidated statements of operations, comprehensive income, cash flows and shareholders’ equity for each of the years in the two-year period ended December 31, 2015, together with the notes thereto and the reports of its independent registered public accounting firm thereon;

(c)	the management’s discussion and analysis of operations and financial condition of Agrium for the fiscal year ended December 31, 2015;

(d)

the unaudited interim financial statements of Agrium, consisting of its consolidated balance sheets as at June 30, 2016 and 2015, its consolidated statements of operations, comprehensive income and cash flows for the three and six-month periods ended June, 2016 and 2015, and its consolidated statements of shareholders’ equity for the three and six-month periods ended June 30, 2016 and 2015, together with the notes thereto;

(e)	the management’s discussion and analysis of operations and financial condition of Agrium for the six-month period ended June 30, 2016;

(f)	the management proxy circular of Agrium dated March 14, 2016 relating to the annual meeting of shareholders held on May 4, 2016; and

(g)	the material change report dated September 16, 2016 in respect of the Arrangement and the Arrangement Agreement.

Any documents of the type described in Section 11.1 of Form 44-101F1 – Short Form Prospectus filed by Agrium with the Canadian Securities Regulators subsequent to the date of this Circular and prior to the Agrium Meeting shall be deemed to be incorporated by reference in this Circular.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Circular to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Circular.

Consolidated Capitalization

There have been no material changes in the consolidated capitalization of Agrium since June 30, 2016. As at the close of business on September 22, 2016, there were 138,175,400 Agrium Shares issued and outstanding on a non-diluted basis and 140,335,858 Agrium Shares on a fully diluted basis (assuming all of the outstanding convertible securities of Agrium were converted as of the date of this Circular).

Description of Share Capital

The authorized share capital of Agrium consists of: (i) an unlimited number of common shares; and (ii) an unlimited number of preferred shares.

Common Shares

Each Agrium Share entitles the holder to receive notice of and to attend all meetings of shareholders, other than meetings at which only the holders of a specified class or series of shares are entitled to vote. Each Agrium Share entitles the holder to one vote, except at meetings at which only holders of preferred shares of one or more series are entitled to vote. Agrium Shareholders are entitled to participate rateably in any dividends that may be declared by the Agrium Board on the Agrium Shares. If Agrium is liquidated, dissolved or wound-up or makes any other distribution of its assets for the purpose of winding up its affairs, the holders of Agrium Shares are entitled to a pro rata share of the assets of Agrium after payment of all liabilities, obligations and amounts payable in those circumstances to the holders of Agrium’s preferred shares. There are no pre-emptive or conversion rights attaching to the Agrium Shares and the Agrium Shares are not subject to redemption. All Agrium Shares currently outstanding and to be outstanding upon exercise of outstanding Agrium Options are, or will be, fully paid and non-assessable.

Preferred Shares

Preferred shares of Agrium may be issued at any time and from time to time in one or more series, and the Agrium Board may by resolution determine for any such series, its designation, number of shares and respective rights, privileges, restrictions and conditions. The preferred shares of Agrium of each series rank on a parity with the preferred shares of every other series, and are entitled to preference over the Agrium Shares and any other shares ranking junior to the preferred shares with respect to the payment of dividends, the repayment of capital and the distribution of assets of Agrium in the event of a liquidation, dissolution or winding up of Agrium. As of September 22, 2016, no preferred shares of Agrium were issued and outstanding.

Except as provided by the CBCA, the holders of preferred shares of Agrium are not entitled to receive notice of or to attend or to vote at any meeting of Agrium Shareholders unless and until Agrium fails to pay in the aggregate eight cumulative dividends on that series of preferred shares for any period as may be so determined by the Agrium Board, whether or not those dividends are consecutive and whether or not there are any moneys of Agrium properly applicable to their payment.

The provisions attaching to the preferred shares of Agrium as a class may be added to, changed or removed, and the Agrium Board may create shares ranking prior to the preferred shares, only with the approval of the holders of the preferred shares as a class, any such approval to be given by the holders of not less than 66 2⁄3 percent of the preferred shares in writing by the registered holders or by resolution at a meeting of such holders.

Prior Sales

During the twelve months ending September 30, 2016, Agrium issued Agrium Shares pursuant to the exercise of outstanding Agrium Options. The following table sets forth information in respect of issuances of Agrium Shares and securities that are convertible or exchangeable into Agrium Shares, including the price at which such securities have been issued, the number of securities issued, and the date on which such securities were issued:

Date	Type of Security	Number	Price
February 26, 2016	Agrium Options	514,779	US$84.37

Price Range and Trading Volumes

The Agrium Shares are listed and trade on each of the TSX and the NYSE under the trading symbol “AGU”. The following table sets forth the price range for and trading volume of the Agrium Shares as reported by the TSX and NYSE for the periods indicated.

	Toronto Stock Exchange			New York Stock Exchange
	High (C$)	Low (C$)	Volume	High (US$)	Low (US$)	Volume
2015
September	139.10	115.73	9,239,525	105.60	86.60	18,029,312
October	127.89	114.87	7,960,971	98.05	86.84	15,237,881
November	132.41	123.66	7,176,057	99.99	92.66	11,533,834
December	133.25	123.15	8,529,542	99.60	88.78	12,469,914
2016
January	126.53	115.17	7,354,546	91.01	81.06	19,680,979
February	122.41	110.89	7,812,913	87.87	79.94	23,740,102
March	121.45	114.14	9,159,834	92.94	85.91	21,223,826
April	115.53	104.70	6,967,679	89.36	81.17	20,266,186
May	120.00	107.01	6,730,286	92.05	83.15	23,288,653
June	123.54	114.91	7,156,121	96.68	87.68	16,393,876
July	125.00	114.05	5,050,764	96.61	87.62	11,378,967
August	126.85	114.44	6,261,590	100.24	87.75	17,366,807
September	128.55	116.09	9,594,821	98.95	88.21	19,417,204

On August 29, 2016, the last trading day on which the Agrium Shares traded prior to the announcement by PotashCorp and Agrium that they were in preliminary discussions regarding a merger of equals, the closing price of the Agrium Shares on the TSX was C$116.53 and on the NYSE was US$89.48. On September 9, 2016, the last trading day on which the Agrium Shares traded prior to announcement of the Arrangement, the closing price of the Agrium Shares on the TSX was C$124.14 and on the NYSE was US$95.21. On September 30, 2016, the closing price of the Agrium Shares on the TSX was C$118.85 and on the NYSE was US$90.69.

Dividend Policy

The dividends paid by Agrium in the period January 1, 2013 to September 30, 2016 are set out in the table below:

Date Declared/Announced	Dividend per Security (US$)	Total Dividend (US$)	Payment Date
February 22, 2013	0.50	75,000,000	April 18, 2013
April 9, 2013	0.50	74,000,000	July 18, 2013
August 8. 2013	0.75	110,000,000	October 17, 2013
December 12, 2013	0.75	108,000,000	January 16, 2014
February 21, 2014	0.75	108,000,000	April 17, 2014
May 7, 2014	0.75	108,000,000	July 17, 2014
August 7, 2014	0.75	107,000,000	October 16, 2014
December 11, 2014	0.78	112,000,000	January 21, 2015
February 24, 2015	0.78	112,000,000	April 16, 2015
May 5, 2015	0.875	125,000,000	July 16, 2015
August 6, 2015	0.875	120,000,000	October 15, 2015
December 10, 2015	0.875	121,000,000	January 21, 2016
March 31, 2016	0.875	119,000,000	April 21, 2016
June 30, 2016	0.875	122,000,000	July 21, 2016

Risk Factors

Whether or not the Arrangement is completed, Agrium will continue to face many risk factors that it currently faces with respect to its business and affairs. An investment in the Agrium Shares or other securities of Agrium is subject to certain risks, which may differ or be in addition to the risks applicable to an investment in PotashCorp. Investors should carefully consider the risk factors described under the heading “Risk Factors” in the Agrium AIF and the risk factors discussed throughout Agrium’s management’s discussion and analysis for the year ended December 31, 2015 and the three and six-month periods ended June 30, 2016, all of which are incorporated by reference in this Circular and filed with the Canadian securities authorities and available on SEDAR at www.sedar.com, as well as the risk factors set forth elsewhere in this Circular.

Legal Proceedings and Regulatory Actions

From time to time Agrium becomes involved in legal or administrative proceedings and regulatory actions in the normal conduct of its business. Agrium’s assessment of the likely outcome of these matters is based on its judgment of a number of factors, including experience with similar matters, past history, precedents, relevant financial, scientific and other evidence, and facts specific to the matter. Agrium does not believe that these matters in aggregate will have a material effect on its consolidated financial position or results of operations.

Auditors, Transfer Agent and Registrar

The auditors of Agrium are KPMG LLP, Chartered Accountants, Calgary, Alberta.

Agrium’s registrar and transfer agent is CST Trust Company, at its principal offices in Calgary, Alberta, Montreal, Quebec, Toronto, Ontario, Vancouver, British Columbia and Halifax, Nova Scotia. The trustee for Agrium’s unsecured debentures is the Bank of New York Mellon.

Additional Information

The information contained in this Circular is given as of October 3, 2016, except as otherwise indicated. Financial information is provided in Agrium’s consolidated financial statements and management’s discussion and analysis for its most recently completed financial year.

Copies of Agrium’s AIF, as well as Agrium’s latest annual report (which includes Agrium’s consolidated financial statements and management’s discussion and analysis) for the year ended December 31, 2015 may be obtained from Agrium’s website at www.agrium.com or by mail upon request from the Corporate Secretary, at:

Agrium Inc.

13131 Lake Fraser Drive S.E.

Calgary, Alberta

T2J 7E8

Attention: Corporate Secretary

Email: corporatesecretary@agrium.com

Interested persons may also access disclosure documents and any reports, statements or other information that Agrium files with the Canadian provincial securities commissions or other similar regulatory authorities through the SEDAR website at www.sedar.com or on the EDGAR website at www.sec.gov.

PART IV — INFORMATION CONCERNING POTASHCORP

The following information about PotashCorp should be read in conjunction with the documents incorporated by reference into this Part IV and the information concerning PotashCorp appearing elsewhere in this Circular. Capitalized terms used but not otherwise defined in this Part IV shall have the meaning ascribed to them in this Circular.

The information concerning PotashCorp contained or incorporated by reference in this Circular has been provided or publicly filed by PotashCorp. Although Agrium has no knowledge that would indicate that any of such information is untrue or incomplete, Agrium does not assume any responsibility for the accuracy or completeness of such information or the failure by PotashCorp to disclose events which may have occurred or may affect the completeness or accuracy of such information but which are unknown to Agrium.

General

PotashCorp was originally incorporated under the laws of Saskatchewan and was continued under the provisions of the Canada Business Corporations Act on May 15, 2002. The head and registered office of PotashCorp is located at Suite 500, 122 – 1st Avenue South, Saskatoon, Saskatchewan, Canada S7K 7G3.

PotashCorp is the world’s largest fertilizer producer by capacity producing the three primary crop nutrients: potash, nitrogen and phosphate. PotashCorp’s potash operations are the largest worldwide by capacity and include the mining and production of potash. PotashCorp owns and operates five potash operations in Saskatchewan and owns potash assets in New Brunswick. PotashCorp’s nitrogen operations involve the production of nitrogen fertilizers and nitrogen feed and industrial products, including ammonia, urea, nitrogen solutions, ammonium nitrate and nitric acid. PotashCorp has nitrogen facilities in Georgia, Louisiana, Ohio and Trinidad. PotashCorp’s phosphate operations include the manufacture and sale of solid and liquid phosphate fertilizers, phosphate feed and industrial acid, which is used in food products and industrial processes. PotashCorp has phosphate mines and mineral processing plant complexes in Florida and North Carolina. PotashCorp also has four phosphate feed plants in the United States and produces phosphoric acid at its Geismar, Louisiana facility.

For further information regarding PotashCorp, its Subsidiaries and their respective business activities, see the PotashCorp
10-K which is incorporated by reference in this Circular.

Documents Incorporated by Reference

Information in respect of PotashCorp has been incorporated by reference in this Circular from documents filed with the Canadian Securities Regulators. Copies of the documents incorporated herein by reference may be obtained on request without charge from PotashCorp’s Secretary, at Suite 500, 122 – 1st Avenue South, Saskatoon, Saskatchewan, Canada S7K 7G3. In addition, copies of the documents incorporated herein by reference may be obtained through the SEDAR website at www.sedar.com and on the EDGAR website at www.sec.gov.

The following documents of PotashCorp, filed with the Canadian Securities Regulators, are specifically incorporated by reference into and form an integral part of this Circular:

(a)	the annual report on Form 10-K of PotashCorp for the year ended December 31, 2015;

(b)

the audited annual consolidated financial statements of PotashCorp, consisting of its consolidated statements of financial position as of December 31, 2015 and 2014, and its consolidated statements of income, comprehensive income, cash flow, and changes in equity for each of the years in the three-year period ended December 31, 2015, together with the notes thereto and reports of its independent registered public accounting firm thereon;

(c)	the management’s discussion and analysis of financial condition and results of operations of PotashCorp for the fiscal year ended December 31, 2015;

(d)

the unaudited interim consolidated financial statements of PotashCorp, consisting of its consolidated statement of financial position as of June 30, 2016, and its consolidated statements of income, comprehensive income, cash flow, and changes in equity for the three and six-month periods ended June 30, 2016 and 2015, together with the notes thereto;

(e)	the management’s discussion and analysis of financial condition and results of operations of PotashCorp for the six-month period ended June 30, 2016;

(d)	the management proxy circular of PotashCorp dated February 22, 2016 related to the annual and special meeting of shareholders held on May 10, 2016; and

(e)	the material change report dated September 19, 2016 in respect of the Arrangement and the Arrangement Agreement.

Any documents of the type described in Section 11.1 of Form 44-101F1 – Short Form Prospectus filed by PotashCorp with the Canadian Securities Regulators subsequent to the date of this Circular and prior to the PotashCorp Meeting shall be deemed to be incorporated by reference in this Circular.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Circular to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Circular.

Consolidated Capitalization

There have been no material changes in the consolidated capitalization of PotashCorp since June 30, 2016. As at the close of business on September 22, 2016, there were 839,643,474 PotashCorp Shares issued and outstanding on a non-diluted basis and 859,760,330 PotashCorp Shares on a fully diluted basis (assuming all of the outstanding convertible securities of PotashCorp were converted as of the date of this Circular).

Description of Share Capital

The authorized share capital of PotashCorp consists of: (i) an unlimited number of common shares, and (ii) an unlimited number of first preferred shares.

Common Shares

The holders of PotashCorp Shares have the following rights, restrictions and privileges in respect of their PotashCorp Shares: (a) the right to vote at all meetings of PotashCorp Shareholders (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions of PotashCorp’s articles or pursuant to the provisions of the CBCA); (b) after payment of dividends to the holders of preferred shares (if any), the right receive dividends, as and when declared by the PotashCorp Board; and (c) upon the liquidation, dissolution or winding up of PotashCorp, whether voluntary or involuntary, the right to share pro rata in any distribution of the property or assets of PotashCorp and subject to the rights of holders of any outstanding first preferred shares of PotashCorp (if any).

First Preferred Shares

The PotashCorp Board has the authority to issue the first preferred shares of PotashCorp, issuable in series; with designations, rights, privileges, restrictions and conditions, as the PotashCorp Board may determine. As of September 22, 2016, no first preferred shares of PotashCorp were issued and outstanding.

Prior Sales

During the twelve months ending September 30, 2016, PotashCorp issued PotashCorp Shares pursuant to the exercise of outstanding PotashCorp Options and pursuant to PotashCorp’s dividend reinvestment plan. In addition, during the twelve months prior to the date of this Circular, PotashCorp issued PotashCorp Options exercisable for PotashCorp Shares and PotashCorp Share Settled PSUs. See Notes 23 and 24 to PotashCorp’s audited consolidated annual financial statements for the year ended December 31, 2015 and Notes 9 and 10 to PotashCorp’s unaudited interim consolidated financial statements for the six months ended June 30, 2016, each of which are incorporated by reference herein.

The following table sets forth information in respect of issuances of PotashCorp Shares and securities that are convertible or exchangeable into PotashCorp Shares subsequent to June 30, 2016, including the price at which such securities have been issued, the number of securities issued, and the date on which such securities were issued:

Date	Type of Security	Number	Price
August 2, 2016	PotashCorp Shares(1)	209,463	C$21.61
August 2, 2016	PotashCorp Shares(1)	1,322	US$16.41

Note:

(1)	Issued pursuant to the PotashCorp dividend reinvestment plan.

See PotashCorp’s unaudited interim consolidated financial statements for the six months ended June 30, 2016 and PotashCorp’s audited consolidated annual financial statements for the year ended December 31, 2015 for information in respect of issuances of PotashCorp Shares and securities that are convertible or exchangeable into PotashCorp Shares during the twelve months prior to the date of this Circular, but prior to June 30, 2016:

Price Range and Trading Volumes

The PotashCorp Shares are listed and trade on each of the TSX and the NYSE under the trading symbol “POT”. The following table sets forth the price range for and trading volume of the PotashCorp Shares as reported by the TSX and NYSE for the periods indicated:

	Toronto Stock Exchange			New York Stock Exchange
	High (C$)	Low (C$)	Volume	High (US$)	Low (US$)	Volume
2015
September	34.28	26.48	48,851,489	26.06	19.82	130,318,166
October	29.29	25.80	53,119,027	22.28	19.47	176,526,717
November	29.22	26.07	41,953,776	22.37	19.55	131,164,239
December	27.28	22.89	43,063,626	20.43	16.65	158,280,804
2016
January	24.27	20.65	60,735,140	17.44	14.64	225,762,095
February	23.69	20.85	51,330,496	17.32	14.90	157,253,113
March	25.77	22.01	60,407,097	19.38	16.62	173,272,159
April	23.80	20.03	51,765,726	18.75	15.54	210,542,348
May	22.30	20.09	49,113,211	17.81	15.50	171,568,298
June	23.54	20.33	66,923,368	18.46	15.64	228,617,199
July	23.15	19.93	55,675,973	17.55	15.21	220,584,349
August	23.78	19.98	60,162,870	18.42	15.24	222,750,035
September	23.75	20.83	56,567,576	18.14	15.81	179,815,498

On August 29, 2016, the last trading day on which the PotashCorp Shares traded prior to the announcement by PotashCorp and Agrium that they were in preliminary discussions regarding a merger of equals, the closing price of the PotashCorp Shares on the TSX was C$20.90 and on the NYSE was US$16.05. On September 9, 2016, the last trading day on which the PotashCorp Shares traded prior to announcement of the Arrangement, the closing price of the PotashCorp Shares on the TSX was C$22.14 and on the NYSE was US$16.97. On September 30, 2016, the closing price of the PotashCorp Shares on the TSX was C$21.35 and on the NYSE was US$16.32.

Dividend Policy

The dividends paid by PotashCorp in the period January 1, 2013 to September 30, 2016 are set out in the table below:

Date Declared/Announced	Dividend per Security (US$)	Total Dividend (US$)	Payment Date
January 30, 2013	0.28	242,000,000	May 2, 2013
May 15, 2013	0.35	302,000,000	August 2, 2013
September 12, 2013	0.35	302,000,000	November 5, 2013
November 13, 2013	0.35	300,000,000	February 6, 2014
January 29, 2014	0.35	299,000,000	May 1, 2014
May 14, 2014	0.35	288,000,000	August 1, 2014
September 11, 2014	0.35	286,000,000	November 4, 2014
November 12, 2014	0.35	291,000,000	February 5, 2015
January 28, 2015	0.38	313,000,000	May 4, 2015
May 12, 2015	0.38	322,000,000	July 31, 2015
September 9, 2015	0.38	322,000,000	November 3, 2015
November 11, 2015	0.38	317,000,000	February 4, 2016
January 28, 2016	0.25	313,000,000	April 12, 2016
May 11, 2016	0.25	206,000,000	August 2, 2016

Risk Factors

Whether or not the Arrangement is completed, PotashCorp will continue to face many risk factors that it currently faces with respect to its business and affairs. An investment in the PotashCorp Shares or other securities of PotashCorp is subject to certain risks which may differ or be in addition to the risks applicable to an investment in Agrium. Investors should carefully consider the risk factors described under the heading “Risk Factors” in the PotashCorp 10-K and the risk factors discussed throughout PotashCorp’s management’s discussion and analysis for the year ended December 31, 2015 and the three and six-month periods ended June 30, 2016, all of which are incorporated by reference in this Circular and filed with the Canadian securities authorities and available on SEDAR at www.sedar.com, as well as the risk factors set forth elsewhere in this Circular.

Legal Proceedings and Regulatory Actions

From time to time PotashCorp becomes involved in legal or administrative proceedings and regulatory actions in the normal conduct of its business. PotashCorp’s assessment of the likely outcome of these matters is based on its judgment of a number of factors, including experience with similar matters, past history, precedents, relevant financial, scientific and other evidence, and facts specific to the matter. PotashCorp does not believe that these matters in aggregate will have a material effect on its consolidated financial position or results of operations.

Auditors, Transfer Agent and Registrar

The auditors of PotashCorp are Deloitte LLP.

CST Trust Company is the transfer agent and registrar for the PotashCorp Shares.

Additional Information

The information contained in this Circular is given as of October 3, 2016, except as otherwise indicated. Financial information is provided in PotashCorp’s consolidated financial statements and management’s discussion and analysis for its most recently completed financial year.

Copies of the PotashCorp 10-K (which includes PotashCorp’s consolidated financial statements and management’s discussion and analysis) for the year ended December 31, 2015 may be obtained from PotashCorp’s website at www.potashcorp.com or by mail upon request from the Secretary, at:

Potash Corporation of Saskatchewan Inc.

Suite 500, 122 – 1st Avenue South

Saskatoon, Saskatchewan

S7K 7G3

Attention: Secretary

Email: potashcorp.ir@potashcorp.com

Interested persons may also access disclosure documents and any reports, statements or other information that PotashCorp files with the Canadian provincial securities commissions or other similar regulatory authorities through the SEDAR website at www.sedar.com or on the EDGAR website at www.sec.gov.

PART V — GENERAL PROXY MATTERS — AGRIUM

Solicitation of Proxies

This Circular is furnished in connection with the solicitation of proxies by management of Agrium to be used at the Agrium Meeting. Solicitations of proxies will be primarily by mail and electronic means, but may also be by newspaper publication, in person or by telephone, facsimile or oral communication by directors, officers, employees or agents of Agrium who will be specifically remunerated therefor. Agrium will pay for the delivery of its proxy-related materials indirectly to all non-registered holders of Agrium Shares.

Agrium and PotashCorp have also jointly retained Kingsdale Shareholder Services to assist each of them in their solicitation of proxies from Agrium Securityholders and PotashCorp Shareholders, respectively, in Canada and outside of the United States. The Parties have agreed to pay Kingsdale Shareholder Services an aggregate fee of C$350,000, plus reasonable out-of-pocket expenses, for these services. Agrium and PotashCorp have also jointly retained Innisfree M&A Incorporated to assist each of them in their solicitation of proxies from Agrium Securityholders and PotashCorp Shareholders, as the case may be, in the United States. The Parties have agreed to pay Innisfree M&A Incorporated an aggregate monthly fee of US$50,000, plus reasonable out-of-pocket expenses, for these services.

All costs of the solicitation for the Agrium Meeting will be borne by Agrium.

The information set forth below generally applies to registered holders of Agrium Shares or Agrium Voting Options. See “Agrium Securityholders – Questions and Answers” accompanying this Circular. If you are a non-registered or beneficial holder of Agrium Shares (i.e., your Agrium Shares are held through a broker, financial institution or other nominee), please see “Joint Information Circular – Information for Non-Registered Shareholders” at the front of this Circular.

Appointment and Revocation of Proxies

Accompanying this Circular is a form of proxy for holders of Agrium Shares and a form of proxy for holders of Agrium Voting Options. The persons named in the enclosed form of proxy are directors and/or officers of Agrium. An Agrium Securityholder has the right to appoint a person (who need not be an Agrium Securityholder) other than the persons designated in the form of proxy provided by Agrium to represent the Agrium Securityholder at the Agrium Meeting. To exercise this right, the Agrium Securityholder should strike out the names of management designees in the applicable enclosed form of proxy and insert the name of the desired representative in the blank space provided in such form of proxy or submit another appropriate form of proxy permitted by law, and in either case, send or deliver the completed proxy to the offices of CST Trust Company, Attention: Proxy Department, by mail: P.O. Box 721, Agincourt, Ontario, M1S 0A1, or by facsimile: 1-866-781-3111 for Toll Free within North America or 1-416-368-2502 outside of North America. The applicable form of proxy must be received by CST Trust Company no later than 1:00 p.m. (Calgary time) on November 1, 2016 or 48 hours (excluding weekends and holidays in the Province of Alberta) prior to the time of any adjournment or postponement of the Agrium Meeting. Failure to deposit a form of proxy shall result in its invalidation. Notwithstanding the foregoing, the Chair of the Agrium Meeting has the discretion to accept or reject proxies received after such deadline and the Chair of the Agrium Meeting is under no obligation to accept or reject any particular late proxy. The time limit for deposit of proxies may be waived or extended by the Chair of the Agrium Meeting at his or her discretion, without notice.

If your Agrium Shares are held in “street name” by a U.S. brokerage account, trustee or another nominee, you are considered the “beneficial owner” or “non-registered holder” of those Agrium Shares. As the beneficial owner of those Agrium Shares, you have the right to direct your broker, trustee or nominee how to vote. However, because a beneficial owner is not the shareholder of record, you will not be entitled to vote your beneficially-owned Agrium Shares in person at the Agrium Meeting unless you obtain a “legal proxy” from the U.S. broker, trustee or nominee that holds your Agrium Shares, giving you the right to vote the Agrium Shares at the Agrium Meeting.

An Agrium Securityholder that has given a form of proxy or voting instruction form may revoke it as to any matter on which a vote has not already been cast pursuant to its authority by an instrument in writing executed by such Agrium Securityholders or by its attorney duly authorized in writing or, if the Agrium Securityholder is a corporation, by an officer or attorney thereof duly authorized, and deposited either at the above mentioned office of CST Trust Company no later than 1:00 p.m. (Calgary time) on November 1, 2016 or 48 hours (excluding weekends and holidays in the Province of Alberta) prior to the time of any adjournment or postponement of the Agrium Meeting or with the Chair of the Agrium Meeting on the day of the Agrium Meeting or any adjournment or postponement thereof.

Record Date

The Record Date for determination of Agrium Securityholders entitled to receive notice of and to vote at the Agrium Meeting is September 22, 2016. Only Agrium Securityholders whose names have been entered in the applicable register of Agrium Securityholders on the close of business on the Record Date will be entitled to receive notice of and to vote at the Agrium Meeting.

Signature of Proxy

The applicable accompanying form of proxy or voting instruction form must be executed by the Agrium Securityholder or its attorney authorized in writing, or if the Agrium Securityholder is a corporation, the applicable form of proxy or voting instruction form should be signed in its corporate name under its corporate seal by an authorized officer whose title should be indicated. A proxy signed by a person acting as attorney or in some other representative capacity should reflect such person’s capacity following his or her signature and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has been previously filed with Agrium).

Voting of Proxies

The persons named in the applicable accompanying form of proxy or voting instruction form will vote or withhold from voting the Agrium Voting Securities in respect of which they are appointed in accordance with the direction of the Agrium Securityholder appointing them and if the Agrium Securityholder specifies a choice with respect to any matter to be voted upon, such Agrium Securityholders’ Agrium Voting Securities will be voted accordingly. In the absence of such direction, the Agrium Shares and Agrium Voting Options will be voted “FOR” the approval of the Agrium Arrangement Resolution to be considered at the Agrium Meeting as described in this Circular.

Exercise of Discretion of Proxy

The proxyholder has discretion under the applicable accompanying form of proxy or voting instruction form with respect to any amendments or variations of the matter of business to be acted on at the Agrium Meeting or any other matters properly brought before the Agrium Meeting or any adjournment or postponement thereof, in each instance, to the extent permitted by law, whether or not the amendment, variation or other matter that comes before the Agrium Meeting is routine and whether or not the amendment, variation or other matter that comes before the meeting is contested. The persons named in the enclosed proxy will vote on such matters in accordance with their best judgment. At the date of this Circular, management of Agrium knows of no amendments, variations or other matters to come before the Agrium Meeting other than the matter referred to in the Notice of Meeting. Agrium Securityholders that are planning on returning the applicable accompanying form of proxy or voting instruction form are encouraged to review the Circular carefully before submitting the form of proxy or voting instruction form.

Voting by Internet and Telephone

Agrium Securityholders that hold securities in their own name may use the internet at www.cstvotemyproxy.com and the telephone at 1-888-489-5760 (a toll-free number) to transmit their voting instructions and for electronic delivery of information. Agrium Securityholders should have the form of proxy in hand when they access the website or dial the toll-free number noted above. Agrium Securityholders will be prompted to enter their 13-digit control number, which is located on the form of proxy. If Agrium Securityholders vote by internet or by telephone, their vote must be received no later than 1:00 p.m. (Calgary time) on November 1, 2016 or 48 hours (excluding weekends and holidays in the Province of Alberta) prior to the time of any adjournment or postponement of the Agrium Meeting. The website may be used to appoint a proxyholder to attend and vote on an Agrium Securityholder’s behalf at the Agrium Meeting and to convey an Agrium Securityholder’s voting instructions. Please note that if an Agrium Securityholder appoints a proxyholder and submits their voting instructions and subsequently wishes to change their appointment, an Agrium Securityholder may resubmit their proxy, prior to the deadline noted above. The toll-free telephone number can only be used to convey an Agrium Securityholder’s voting instructions and cannot be used to appoint a proxyholder to attend at and vote at a meeting on the Agrium Securityholder’s behalf at the Agrium Meeting. At any time, CST Trust Company may cease to provide internet and/or telephone voting, in which case Agrium Securityholders can elect to vote by mail or by fax. When resubmitting a proxy, the most recently submitted proxy will be recognized as the only valid one, and all previous proxies submitted will be disregarded and considered as revoked, provided that the last proxy is submitted by the deadline noted above.

Non-registered holders of Agrium Shares who hold such Agrium Shares in the name of a bank, broker, nominee or other custodian should refer to their voting materials provided by such custodian for instructions about how to vote by internet or telephone.

If your Agrium Shares are held in “street name” by a U.S. brokerage account, trustee or another nominee, you are considered the “beneficial owner” or “non-registered holder” of those Agrium Shares. As the beneficial owner of those Agrium Shares, you have the right to direct your broker, trustee or nominee how to vote. However, because a beneficial owner is not the shareholder of record, you will not be entitled to vote your beneficially-owned Agrium Shares in person at the Agrium Meeting unless you obtain a “legal proxy” from the U.S. broker, trustee or nominee that holds your Agrium Shares, giving you the right to vote the Agrium Shares at the Agrium Meeting.

Voting Securities and Principal Holders Thereof

As at September 22, 2016, there were 138,175,400 Agrium Shares issued and outstanding. To the knowledge of the directors and executive officers of Agrium, as at September 22, 2016, no person or company beneficially owns, or exercises control or direction over, directly or indirectly, Agrium Shares in aggregate entitled to 10% or more of the votes which may be cast at the Agrium Meeting.

As of September 22, 2016, there were 548,511 Agrium Voting Options issued and outstanding.

Interest of Informed Persons in Material Transactions

Other than as disclosed elsewhere in this Circular (including the documents incorporated by reference herein and the Appendices hereto), Agrium is not aware of any material interest, direct or indirect, of any informed person of Agrium, or any associate or affiliate of any informed person, in any transaction since the commencement of Agrium’s most recently completed financial year, or in any proposed transaction, that has materially affected or would materially affect Agrium or any of its Subsidiaries.

For the purposes of this Circular an “informed person” means a director or executive officer of Agrium, a director or executive officer of a person or company that is itself an “informed person” or Subsidiary of Agrium and any person or company who beneficially owns, directly or indirectly, voting securities of Agrium or who exercises control or direction over voting securities of Agrium or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of Agrium.

Procedure and Votes Required

The Interim Order provides that each holder of Agrium Voting Securities at the close of business on the Record Date will be entitled to receive notice of, to attend and to vote at the Agrium Meeting.

Pursuant to the Interim Order:

(a)

each Agrium Share entitled to be voted at the Agrium Meeting will entitle the holder to one vote at the Agrium Meeting in respect of the Agrium Arrangement Resolution and each Agrium Voting Option entitled to be voted at the Agrium Meeting in respect of the Agrium Arrangement Resolution will entitle the holder to one vote for each Agrium Share underlying such Agrium Voting Option;

(b)

the number of votes required to pass the Agrium Arrangement Resolution shall be at least two-thirds (66 2⁄3%) of the votes cast by Agrium Securityholders, voting as a single class, either in person or by proxy, voting at the Agrium Meeting; and

(c)

the quorum at the Agrium Meeting shall be not less than two persons present in person at the opening of the Agrium Meeting, who are entitled to vote at the Agrium Meeting either as an Agrium Shareholder or a duly appointed proxyholder or representative for an Agrium Shareholder so entitled, representing in the aggregate not less than 25% of the aggregate number of outstanding Agrium Shares. If a quorum is present at the opening of the Agrium Meeting, the Agrium Shareholders present or represented may proceed with the business of the Agrium Meeting notwithstanding that a quorum is not present throughout the Agrium Meeting. If a quorum is not present at the opening of the Agrium Meeting, the Agrium Shareholders present or represented may adjourn the Agrium Meeting to a fixed time and place but may not transact any other business.

Notwithstanding the foregoing, the Agrium Arrangement Resolution authorizes the Agrium Board, without further notice to or approval of the Agrium Securityholders, to amend the Arrangement Agreement or the Plan of Arrangement, to the extent permitted by the Arrangement Agreement or the Plan of Arrangement, and, subject to the terms of the Arrangement Agreement, to decide not to proceed with the Arrangement. See Appendix A to this Circular for the full text of the Agrium Arrangement Resolution.

PART VI — GENERAL PROXY MATTERS — POTASHCORP

Solicitation of Proxies

This Circular is furnished in connection with the solicitation of proxies by management of PotashCorp to be used at the PotashCorp Meeting. Solicitations of proxies will be primarily by mail and electronic means, but may also be by newspaper publication, in person or by telephone, facsimile or oral communication by directors, officers, employees or agents of PotashCorp who will be specifically remunerated therefor. PotashCorp will pay for the delivery of its proxy-related materials indirectly to all non-registered holders of PotashCorp Shares.

PotashCorp and Agrium have also jointly retained Kingsdale Shareholder Services to assist each of them in their solicitation of proxies from PotashCorp Shareholders and Agrium Securityholders, respectively, in Canada and outside of the United States. The Parties have agreed to pay Kingsdale Shareholder Services an aggregate fee of C$350,000, plus reasonable out-of-pocket expenses, for these services. PotashCorp and Agrium have also jointly retained Innisfree M&A Incorporated to assist each of them in their solicitation of proxies from PotashCorp Shareholders and Agrium Securityholders, as the case may be, in the United States. The Parties have agreed to pay Innisfree M&A Incorporated an aggregate monthly fee of US$50,000, plus reasonable out-of-pocket expenses, for these services.

All costs of the solicitation for the PotashCorp Meeting will be borne by PotashCorp.

The information set forth below generally applies to registered holders of PotashCorp Shares. See “PotashCorp Shareholders – Questions and Answers” accompanying this Circular. If you are a non-registered or beneficial holder of PotashCorp Shares (i.e., your PotashCorp Shares are held through a broker, financial institution or other nominee), please see “Joint Information Circular – Information for Non-Registered Shareholders” at the front of this Circular.

Appointment and Revocation of Proxies

Accompanying this Circular is a form of proxy for holders of PotashCorp Shares. The persons named in the enclosed form of proxy are directors and/or officers of PotashCorp. A PotashCorp Shareholder has the right to appoint a person (who need not be a PotashCorp Shareholder) other than the persons designated in the form of proxy provided by PotashCorp to represent the PotashCorp Shareholder at the PotashCorp Meeting. To exercise this right, the PotashCorp Shareholder should strike out the names of management designees in the enclosed form of proxy and insert the name of the desired representative in the blank space provided in the form of proxy or submit another appropriate form of proxy permitted by law, and in either case, send or deliver the completed proxy to the offices of CST Trust Company, Attention: Proxy Department, by mail: P.O. Box 721, Agincourt, Ontario, M1S 0A1, or by facsimile: 1-866-781-3111 for Toll Free within North America or 1-416-368-2502 outside of North America. The form of proxy must be received by CST Trust Company no later than 1:00 p.m. (Saskatoon time) on November 1, 2016 or 48 hours (excluding weekends and holidays in the Province of Saskatchewan) prior to the time of any adjournment or postponement of the PotashCorp Meeting. Failure to deposit a form of proxy shall result in its invalidation. Notwithstanding the foregoing, the Chair of PotashCorp Meeting has the discretion to accept or reject proxies received after such deadline and the Chair of PotashCorp Meeting is under no obligation to accept or reject any particular late proxy. The time limit for deposit of proxies may be waived or extended by the Chair of the PotashCorp Meeting at his or her discretion, without notice.

If your PotashCorp Shares are held in “street name” by a U.S. brokerage account, trustee or another nominee, you are considered the “beneficial owner” or “non-registered holder” of those PotashCorp Shares. As the beneficial owner of those PotashCorp Shares, you have the right to direct your broker, trustee or nominee how to vote. However, because a beneficial owner is not the shareholder of record, you will not be entitled to vote your beneficially-owned PotashCorp Shares in person at the PotashCorp Meeting unless you obtain a “legal proxy” from the U.S. broker, trustee or nominee that holds your PotashCorp Shares, giving you the right to vote the PotashCorp Shares at the PotashCorp Meeting.

A PotashCorp Shareholder that has given a form of proxy or voting instruction form may revoke it as to any matter on which a vote has not already been cast pursuant to its authority by an instrument in writing executed by such PotashCorp Shareholder or by its attorney duly authorized in writing or, if the PotashCorp Shareholder is a corporation, by an officer or attorney thereof duly authorized, and deposited either at the above mentioned office of CST Trust Company no later than 1:00 p.m. (Saskatoon time) on November 1, 2016 or 48 hours (excluding weekends and holidays in the Province of Saskatchewan) prior to the time of any adjournment or postponement of the PotashCorp Meeting or with the Chair of the PotashCorp Meeting on the day of the PotashCorp Meeting or any adjournment or postponement thereof.

Record Date

The Record Date for determination of PotashCorp Shareholders entitled to receive notice of and to vote at the PotashCorp Meeting is September 22, 2016. Only PotashCorp Shareholders whose names have been entered in the applicable register of PotashCorp Shares on the close of business on the Record Date will be entitled to receive notice of and to vote at the PotashCorp Meeting.

Signature of Proxy

The accompanying form of proxy or voting instruction form must be executed by the PotashCorp Shareholder or its attorney authorized in writing, or if the PotashCorp Shareholder is a corporation, the form of proxy or voting instruction form should be signed in its corporate name under its corporate seal by an authorized officer whose title should be indicated. A proxy signed by a person acting as attorney or in some other representative capacity should reflect such person’s capacity following his or her signature and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has been previously filed with PotashCorp).

Voting of Proxies

The persons named in the accompanying form of proxy or voting instruction form will vote or withhold from voting the PotashCorp Shares in respect of which they are appointed in accordance with the direction of the PotashCorp Shareholder appointing them and if the PotashCorp Shareholder specifies a choice with respect to any matter to be voted upon, such PotashCorp Shareholders’ PotashCorp Shares will be voted accordingly. In the absence of such direction, the PotashCorp Shares will be voted “FOR” the approval of the PotashCorp Arrangement Resolution to be considered at the PotashCorp Meeting as described in this Circular.

Exercise of Discretion of Proxy

The proxyholder has discretion under the accompanying form of proxy or voting instruction form with respect to any amendments or variations of the matter of business to be acted on at the PotashCorp Meeting or any other matters properly brought before the PotashCorp Meeting or any adjournment or postponement thereof, in each instance, to the extent permitted by law, whether or not the amendment, variation or other matter that comes before the PotashCorp Meeting is routine and whether or not the amendment, variation or other matter that comes before the meeting is contested. The persons named in the enclosed proxy will vote on such matters in accordance with their best judgment. At the date of this Circular, management of PotashCorp knows of no amendments, variations or other matters to come before the PotashCorp Meeting other than the matter referred to in the Notice of Meeting. PotashCorp Shareholders that are planning on returning the accompanying form of proxy or voting instruction form are encouraged to review the Circular carefully before submitting the form of proxy or voting instruction form.

Voting by Internet and Telephone

PotashCorp Shareholders that hold their PotashCorp Shares in their own name may use the internet at www.cstvotemyproxy.com and the telephone at 1-888-489-5760 (a toll-free number) to transmit their voting instructions and for electronic delivery of information. PotashCorp Shareholders should have the form of proxy in hand when they access the website or dial the toll-free number noted above. PotashCorp Shareholders will be prompted to enter their control number, which is located on the form of proxy. If PotashCorp Shareholders vote by internet or by telephone, their vote must be received no later than 1:00 p.m. (Saskatoon time) on November 1, 2016 or 48 hours (excluding weekends and holidays in the Province of Saskatchewan) prior to the time of any adjournment or postponement of the PotashCorp Meeting. The website may be used to appoint a proxyholder to attend and vote on a PotashCorp Shareholder’s behalf at the PotashCorp Meeting and to convey a PotashCorp Shareholder’s voting instructions. Please note that if a PotashCorp Shareholder appoints a proxyholder and submits their voting instructions and subsequently wishes to change their appointment, a PotashCorp Shareholder may resubmit their proxy, prior to the deadline noted above. The toll-free telephone number can only be used to convey a PotashCorp Shareholder’s voting instructions and cannot be used to appoint a proxyholder to attend at and vote at a meeting on the PotashCorp Shareholder’s behalf at the PotashCorp Meeting. At any time, CST Trust Company may cease to provide internet and/or telephone voting, in which case PotashCorp Shareholders can elect to vote by mail or by fax. When resubmitting a proxy, the most recently submitted proxy will be recognized as the only valid one, and all previous proxies submitted will be disregarded and considered as revoked, provided that the last proxy is submitted by the deadline noted above.

If your PotashCorp Shares are held in “street name” by a U.S. brokerage account, trustee or another nominee, you are considered the “beneficial owner” or “non-registered holder” of those PotashCorp Shares. As the beneficial owner of those PotashCorp Shares, you have the right to direct your broker, trustee or nominee how to vote. However, because a beneficial owner is not the shareholder of record, you will not be entitled to vote your beneficially-owned PotashCorp Shares in person at the PotashCorp Meeting unless you obtain a “legal proxy” from the U.S. broker, trustee or nominee that holds your PotashCorp Shares, giving you the right to vote the PotashCorp Shares at the PotashCorp Meeting.

Non-Registered Shareholders of PotashCorp Shares who hold their PotashCorp Shares in the name of a bank, broker, nominee or other custodian should refer to their voting materials provided by such custodian for instructions about how to vote by internet or telephone.

Voting Securities and Principal Holders Thereof

As at September 22, 2016, there were 839,643,474 PotashCorp Shares issued and outstanding. To the knowledge of the directors and executive officers of PotashCorp, as at September 22, 2016, no person or company beneficially owns, or exercises control or direction over, directly or indirectly, PotashCorp Shares in aggregate entitled to 10% or more of the votes which may be cast at the PotashCorp Meeting.

Interest of Informed Persons in Material Transactions

Other than as disclosed elsewhere in this Circular (including the documents incorporated by reference herein and the Appendices hereto), PotashCorp is not aware of any material interest, direct or indirect, of any informed person of PotashCorp or any associate or affiliate of any informed person, in any transaction since the commencement of PotashCorp’s most recently completed financial year, or in any proposed transaction, that has materially affected or would materially affect PotashCorp or any of its Subsidiaries.

For the purposes of this Circular an “informed person” means a director or executive officer of PotashCorp, a director or executive officer of a person or company that is itself an “informed person” or Subsidiary of PotashCorp and any person or company who beneficially owns, directly or indirectly, voting securities of PotashCorp or who exercises control or direction over voting securities of PotashCorp or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of PotashCorp.

Procedure and Votes Required

The Interim Order provides that each holder of PotashCorp Shares at the close of business on the Record Date will be entitled to receive notice of, to attend and to vote at the PotashCorp Meeting.

Pursuant to the Interim Order:

(a)	each PotashCorp Share entitled to be voted at the PotashCorp Meeting will entitle the holder to one vote at the PotashCorp Meeting in respect of the PotashCorp Arrangement Resolution;

(b)

the number of votes required to pass the PotashCorp Arrangement Resolution shall be at least two-thirds (66 2⁄3%) of the votes cast by PotashCorp Shareholders, either in person or by proxy, voting at the PotashCorp Meeting; and

(c)

the quorum at the PotashCorp Meeting shall be not less than two persons present in person at the opening of the PotashCorp Meeting, who are entitled to vote at the PotashCorp Meeting either as a PotashCorp Shareholder or a duly appointed proxyholder or representative for a PotashCorp Shareholder so entitled, representing in the aggregate not less than 33 1/3% of the aggregate number of outstanding PotashCorp Shares. If a quorum is present at the opening of the PotashCorp Meeting, the PotashCorp Shareholders present or represented may proceed with the business of the PotashCorp Meeting notwithstanding that a quorum is not present throughout the PotashCorp Meeting. If a quorum is not present at the opening of the PotashCorp Meeting, the PotashCorp Shareholders present or represented may adjourn the PotashCorp Meeting to a fixed time and place but may not transact any other business.

Notwithstanding the foregoing, the PotashCorp Arrangement Resolution authorizes the PotashCorp Board, without further notice to or approval of the PotashCorp Shareholders, to amend the Arrangement Agreement or the Plan of Arrangement, to the extent permitted by the Arrangement Agreement or the Plan of Arrangement, and, subject to the terms of the Arrangement Agreement, to decide not to proceed with the Arrangement. See Appendix B to this Circular for the full text of the PotashCorp Arrangement Resolution.

PART VII – APPROVALS

Agrium Board of Directors’ Approval

The contents and the sending of this Circular have been approved by the Agrium Board.

/s/ “Gary Daniel”
Gary Daniel
Corporate Secretary of Agrium Inc.

October 3, 2016

PotashCorp Board of Directors’ Approval

The contents and the sending of this Circular have been approved by the PotashCorp Board.

/s/ “Joseph A. Podwika”
Joseph A. Podwika
Senior Vice President, General Counsel and Secretary of Potash Corporation of Saskatchewan Inc.

October 3, 2016

PART VIII – CONSENTS OF FINANCIAL ADVISORS

Consent of Barclays Capital Inc.

We hereby consent to the references to our firm name and our fairness opinion dated September 11, 2016 contained in the Letter to Agrium Securityholders, under the headings “Summary Information - Reasons for Recommendation of the Agrium Special Committee and the Agrium Board”, “Summary Information – Agrium Fairness Opinions”, “Part I – The Arrangement – Background to and Reasons for the Arrangement”, “Part I – The Arrangement – Reasons for Recommendation of the Agrium Special Committee and the Agrium Board”, “Part I – The Arrangement – Agrium Fairness Opinions” and to the inclusion of the text of our fairness opinion in Appendix F-1 to the Notices of Special Meetings and Joint Information Circular Concerning the Plan of Arrangement Involving Agrium Inc. and Potash Corporation of Saskatchewan Inc. dated October 3, 2016. Our fairness opinion was given as at September 11, 2016 subject to the assumptions, limitations and qualifications contained therein. In providing such consent, we do not intend that any person other than the board of directors of Agrium Inc. shall be entitled to rely upon our opinion.

(signed) BARCLAYS CAPITAL INC.

New York, New York

October 3, 2016

Consent of CIBC World Markets Inc.

We hereby consent to the references to our firm name and our fairness opinion dated September 11, 2016 contained in the Letter to Agrium Securityholders, under the headings “Summary Information - Reasons for Recommendation of the Agrium Special Committee and the Agrium Board”, “Summary Information – Agrium Fairness Opinions”, “Part I – The Arrangement – Background to and Reasons for the Arrangement”, “Part I – The Arrangement – Reasons for Recommendation of the Agrium Special Committee and the Agrium Board”, “Part I – The Arrangement – Agrium Fairness Opinions” and to the inclusion of the text of our fairness opinion in Appendix F-2 to the Notices of Special Meetings and Joint Information Circular Concerning the Plan of Arrangement Involving Agrium Inc. and Potash Corporation of Saskatchewan Inc. dated October 3, 2016. Our fairness opinion was given as at September 11, 2016 subject to the assumptions, limitations and qualifications contained therein. In providing such consent, we do not intend that any person other than the board of directors of Agrium Inc. shall be entitled to rely upon our opinion.

(signed) CIBC WORLD MARKETS INC.

Toronto, Ontario

October 3, 2016

Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated

We hereby consent to the references to our firm name and our fairness opinion dated September 11, 2016 contained in the Letter to PotashCorp Shareholders, under the headings “Summary Information - Reasons for Recommendation of the PotashCorp Board”, “Summary Information – PotashCorp Fairness Opinions”, “Part I – The Arrangement – Background to and Reasons for the Arrangement”, “Part I – The Arrangement – Reasons for Recommendation of the PotashCorp Board”, “Part I – The Arrangement – PotashCorp Fairness Opinions” and to the inclusion of the text of our fairness opinion in Appendix G-1 to the Notices of Special Meetings and Joint Information Circular Concerning the Plan of Arrangement Involving Agrium Inc. and Potash Corporation of Saskatchewan Inc. dated October 3, 2016. Our fairness opinion was given as at September 11, 2016 subject to the assumptions, limitations and qualifications contained therein. In providing such consent, we do not intend that any person other than the board of directors of Potash Corporation of Saskatchewan Inc. shall be entitled to rely upon our opinion.

(signed) MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

New York, New York

October 3, 2016

Consent of RBC Capital Markets

We hereby consent to the references to our firm name and our fairness opinion dated September 11, 2016 contained in the Letter to PotashCorp Shareholders, under the headings “Summary Information - Reasons for Recommendation of the PotashCorp Board”, “Summary Information – PotashCorp Fairness Opinions”, “Part I – The Arrangement – Background to and Reasons for the Arrangement”, “Part I – The Arrangement – Reasons for Recommendation of the PotashCorp Board”, “Part I – The Arrangement – PotashCorp Fairness Opinions” and to the inclusion of the text of our fairness opinion in Appendix G-2 to the Notices of Special Meetings and Joint Information Circular Concerning the Plan of Arrangement Involving Agrium Inc. and Potash Corporation of Saskatchewan Inc. dated October 3, 2016. Our fairness opinion was given as at September 11, 2016 subject to the assumptions, limitations and qualifications contained therein. In providing such consent, we do not intend that any person other than the board of directors of Potash Corporation of Saskatchewan Inc. shall be entitled to rely upon our opinion.

(signed) RBC DOMINION SECURITIES INC.

Toronto, Ontario

October 3, 2016

PART IX – CONSENTS OF CANADIAN TAX COUNSEL

Consent of Felesky Flynn LLP

We hereby consent to the references to our name and opinion contained under “Part I – The Arrangement – Certain Canadian Federal Income Tax Considerations” in the Notices of Special Meetings and Joint Information Circular Concerning the Plan of Arrangement Involving Agrium Inc. and Potash Corporation of Saskatchewan Inc. dated October 3, 2016.

(signed) FELESKY FLYNN LLP

Calgary, Alberta

October 3, 2016

Consent of Davies Ward Phillips & Vineberg LLP

We hereby consent to the references to our name and opinion contained under “Part I – The Arrangement – Certain Canadian Federal Income Tax Considerations” in the Notices of Special Meetings and Joint Information Circular Concerning the Plan of Arrangement Involving Agrium Inc. and Potash Corporation of Saskatchewan Inc. dated October 3, 2016.

(signed) DAVIES WARD PHILLIPS & VINEBERG LLP

Montreal, Quebec

October 3, 2016

APPENDIX A

AGRIUM ARRANGEMENT RESOLUTION

BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

(1)         The arrangement (the “Arrangement”) under section 192 of the Canada Business Corporations Act (the “CBCA”) involving Agrium Inc. (the “Company”) and Potash Corporation of Saskatchewan Inc. (“PotashCorp”), as more particularly described and set forth in the joint management proxy circular (the “Circular”) of the Company and PotashCorp dated October 3, 2016 accompanying the notice of this meeting, as the Arrangement may be modified or amended in accordance with its terms, is hereby authorized, approved and adopted.

(2)         The plan of arrangement (the “Plan of Arrangement”) involving the Company, the full text of which is set out as Schedule A to the Arrangement Agreement made as of September 11, 2016 between the Company and PotashCorp (the “Arrangement Agreement”), as the Plan of Arrangement may be modified or amended in accordance with its terms, is hereby authorized, approved and adopted.

(3)         The Arrangement Agreement, the actions of the directors of the Company in approving the Arrangement Agreement and the actions of the directors and officers of the Company in executing and delivering the Arrangement Agreement and any amendments thereto in accordance with its terms are hereby ratified and approved.

(4)         Notwithstanding that this resolution has been passed (and the Plan of Arrangement adopted) by the securityholders of the Company or that the Arrangement has been approved by the Ontario Superior Court of Justice (Commercial List) (the “Court”), the directors of the Company are hereby authorized and empowered without further notice to or approval of the securityholders of the Company (i) to amend the Arrangement Agreement or the Plan of Arrangement, to the extent permitted by the Arrangement Agreement or the Plan of Arrangement, and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement.

(5)         Any one director or officer of the Company be and is hereby authorized and directed for and on behalf of the Company to make an application to the Court for an order approving the Arrangement, to execute, under the corporate seal of the Company or otherwise, and to deliver to the Director under the CBCA for filing articles of arrangement and such other documents as are necessary or desirable to give effect to the Arrangement and the Plan of Arrangement in accordance with the Arrangement Agreement.

(6)         Any one director or officer of the Company be and is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed, under the corporate seal of the Company or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

A-1

APPENDIX B

POTASHCORP ARRANGEMENT RESOLUTION

BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

(1)         The arrangement (the “Arrangement”) under section 192 of the Canada Business Corporations Act (the “CBCA”) involving Potash Corporation of Saskatchewan Inc. (the “Company”) and Agrium Inc. (“Agrium”), as more particularly described and set forth in the joint management proxy circular (the “Circular”) of the Company and Agrium dated October 3, 2016 accompanying the notice of this meeting, as the Arrangement may be modified or amended in accordance with its terms, is hereby authorized, approved and adopted.

(2)         The plan of arrangement (the “Plan of Arrangement”) involving the Company, the full text of which is set out as Schedule A to the Arrangement Agreement made as of September 11, 2016 between the Company and Agrium (the “Arrangement Agreement”), as the Plan of Arrangement may be modified or amended in accordance with its terms, is hereby authorized, approved and adopted.

(3)         The Arrangement Agreement, the actions of the directors of the Company in approving the Arrangement Agreement and the actions of the directors and officers of the Company in executing and delivering the Arrangement Agreement and any amendments thereto in accordance with its terms are hereby ratified and approved.

(4)         Notwithstanding that this resolution has been passed (and the Plan of Arrangement adopted) by the shareholders of the Company or that the Arrangement has been approved by the Ontario Superior Court of Justice (Commercial List) (the “Court”), the directors of the Company are hereby authorized and empowered without further notice to or approval of the shareholders of the Company (i) to amend the Arrangement Agreement or the Plan of Arrangement, to the extent permitted by the Arrangement Agreement or the Plan of Arrangement, and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement.

(5)         Any one director or officer of the Company be and is hereby authorized and directed for and on behalf of the Company to make an application to the Court for an order approving the Arrangement, to execute, under the corporate seal of the Company or otherwise, and to deliver to the Director under the CBCA for filing articles of arrangement and such other documents as are necessary or desirable to give effect to the Arrangement and the Plan of Arrangement in accordance with the Arrangement Agreement.

(6)         Any one director or officer of the Company be and is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed, under the corporate seal of the Company or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

B-1

APPENDIX C

INTERIM ORDER

Court File No. CV16-11536-00CL
ONTARIO
SUPERIOR COURT OF JUSTICE (COMMERCIAL LIST)
THE HONOURABLE )
)
JUSTICE NEWBOULD)
MONDAY, THE 3RD
DAY OF OCTOBER, 2016
IN THE MATTER OF an application under section 192 of the Canada Business Corporations
Act, R.S.C. 1985, c. C-44, as amended
AND IN THE MATTER OF Rule 14.05(2) of the Rules of Civil Procedure
AND IN THE MATTER OF a proposed arrangement involving Agrium Inc. and Potash Corporation of Saskatchewan Inc.
AGRIUM INC. AND
POTASH CORPORATION OF SASKATCHEWAN INC.
Applicants
INTERIM ORDER
THIS MOTION made by the Applicants, Agrium Inc. (“Agrium”) and Potash Corporation of Saskatchewan Inc. (“PotashCorp”), for an interim order for advice and directions pursuant to section 192 of the Canada Business Corporations Act, R.S.C. 1985, c. C-
44, as amended, (the “CBCA”) was heard this day at 330 University Avenue, Toronto, Ontario.
ON READING the Notice of Motion, the Notice of Application issued on September
21, 2016, the affidavit of Steve J. Douglas sworn September 26, 2016 (the “Agrium Affidavit”), the affidavit of Wayne Brownlee sworn September 26, 2016 (the “PotashCorp Affidavit”), and on hearing the submissions of counsel for Agrium and counsel for PotashCorp
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and on being advised that the Director appointed under the CBCA (the “Director”) does not consider it necessary to appear.
Definitions
1. THIS COURT ORDERS that all definitions used in this Interim Order shall have the meaning ascribed thereto in the Joint Information Circular of Agrium and PotashCorp (the “Information Circular”) or otherwise as specifically defined herein.
The Meetings
The Agrium Meeting
2. THIS COURT ORDERS that Agrium is permitted to call, hold and conduct a special meeting (the ‘·Agrium Meeting”) of the holders of voting common shares (the “Agrium Shareholders”) in the capital of Agrium and the holders of Agrium Voting Options (the “Agrium Voting Optionholders”, collectively with the Agrium Shareholders, the “Agrium Securityholders”) to be held at the Grand Lecture Theatre at the Metropolitan Conference
Centre, 333 —4111 Avenue S.W., Calgary, Alberta T2P 014, at 1 :00 p.m. (Calgary time) on
November 3, 2016 in order for the Agrium Securityholders to consider and , if determined advisable, pass resolutions authorizing, adopting and approving, with or without variation, the Arrangement and the Plan of Arrangement (collectively, the “Agrium Arrangement Resolution”).
3. THIS COURT ORDERS that the Agrium Meeting shall be called, held and conducted m accordance with the CBCA, the notice of meeting of Agrium Securityholders, which accompanies the Information Circular (the “Agrium Notice of Meeting”) and the articles and by-laws of Agrium, subject to what may be provided hereafter and subject to further order of this court. Page 3
4. THIS COURT ORDERS that the record date (the “Agrium Record Date”) for determination of the securityholders entitled to notice of, and to vote at, the Agrium Meeting shall be September 22, 2016.
5. THIS COURT ORDERS that the only persons entitled to attend or speak at the
Agrium Meet ing shall be:
a) the Agrium Securityholders or their respective proxyholders;
b) the officers, directors, auditors and advisors of Agrium;
c) representatives and advisors of PotashCorp;
d) the Director; and
e) other persons who may receive the permission of the Chair of the Agrium
Meeting.
6. THIS COURT ORDERS that Agrium may transact such other business at the Agrium Meeting as is contemplated in the Information Circular, or as may otherwise be properly before the Agrium Meeting.
Tile PotasiiCorp Meeting
7. THIS COURT ORDERS that PotashCorp is permitted to call, hold and conduct a special meeting (the “PotashCorp Meeting”) of the holders of voting common shares (the “PotashCorp Shareholders”) in the capital of PotashCorp to be held in the Michelangelo A
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Ballroom at the Radisson Hotel, 405—20111 Street East, Saskatoon, Saskatchewan S7K 6X6, at
1:00 p.m. (Saskatoon time) on November 3, 2016 in order for the PotashCorp Shareholders to consider and, if determined advisable, pass resolutions authorizing, adopting and approving, with or without variation, the Arrangement and the Plan of Arrangement (collectively, the “PotashCorp Arrangement Resolution”). Page 4
8. THIS COURT ORDERS that the PotashCorp Meeting shall be called, held and conducted in accordance with the CBCA, the notice of meeting of PotashCorp Shareholders, which accompanies the Information Circular (the “PotashCorp Notice of Meeting”) and the articles and by-laws of PotashCorp, subject to what may be provided hereafter and subject to further order of this court.
9. THIS COURT ORDERS that the record date (the “PotashCorp Record Date”) for determination of the shareholders entitled to notice of, and to vote at, the PotashCorp Meeting shall be September 22, 2016.
10. THIS COURT ORDERS that the only persons entitled to attend or speak at the
PotashCorp Meeting shall be:
a) the PotashCorp Shareholders or their respective proxyholders;
b) the officers, directors, auditors and advisors of PotashCorp;
c) representatives and advisors of Agrium;
d) the Director; and

e) other persons who may receive the permission of the Chair of the PotashCorp
Meeting.
11. THIS COURT ORDERS that PotashCorp may transact such other business at the PotashCorp Meeting as is contemplated in the Information Circu lar, or as may otherwise be properly before the PotashCorp Meeting.
Quorum
12. THIS COURT ORDERS that the Chair ofthe Agrium Meeting shall be determined by Agrium and that the quorum at the Agrium Meeting shall be not less than two persons present in person at the opening of the Agrium Meeting who are entitled to vote at the Agrium Meeting either as Agrium Shareholders or proxyholders, representing in the aggregate not less than 25% of the aggregate number of outstanding Agrium Shares.
13. THIS COURT ORDERS that the Chair of the PotashCorp Meeting shall be determined by PotashCorp and that the quorum at the PotashCorp Meeting shall be not Jess than two persons present in person at the opening of the PotashCorp Meeting who are entitled to vote at the PotashCorp Meeting either as PotashCorp Shareholders or proxyholders, representing in the aggregate not less than 33 1
% of the aggregate number of outstanding
PotashCorp Shares.
Amendments to the Arrangement and Plan of Arrangement
14. THIS COURT ORDERS that the Applicants are authorized to make, subject to the terms of the Arrangement Agreement, and paragraph 15, below, such amendments, modifications or supplements to the Arrangement and the Plan of Arrangement as the Applicants may jointly determine without any additional notice to the Agrium Securityholders,
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the PotashCorp Shareholders or any other person. The Arrangement and Plan of Arrangement, as so amended, modified or supplemented shall be the Arrangement and Plan of Arrangement to be submitted to the Agrium Securityholders at the Agrium Meeting and shall be the subject of the Agrium Arrangement Resolution. The Arrangement and Plan of Arrangement, as so amended, modified or supplemented shall be the Arrangement and Plan of Arrangement to be subm itted to the PotashCorp Shareholders at the PotashCorp Meeting and shall be the subject of the PotashCorp Arrangement Resolution. Amendments, modifications or su pplements may be made following the Agrium Meeting or the PotashCorp Meeting, but shall be subject to review and, if appropriate, further direction by this Honourable Court at the hearing for the final approval of the Arrangement. Page 6
15. THIS COURT ORDERS that, if any amendments, modifications or supplements to the Arrangement or Plan of Arrangement as referred to in paragraph 14, above, would, if disclosed, reasonably be expected to affect an Agri um Securityholders’ decision to vote for or against the Agrium Arrangement Resolution or a PotashCorp Shareholder’s decision to vote for or against the PotashCorp Arrangement Resolution, notice of such amendment, modification or supplement shall be distributed, subject to further order of this Honourable Court, by press release, newspaper advertisement, prepaid ordinary mail , or by the method most reasonably practicable in the circumstances, as Agrium or PotashCorp, as the case may be, may determine.
Amendments to the Information Circular
16. THIS COURT ORDERS that Agrium and PotashCorp are authori zed to make such amendments, revisions and /or supplements to the draft Information Circular as it may determine and the Information Circular, as so amended, revised and /or supplemental, shall be the Information Circular to be distributed, in the case of Agrium, in accordance with paragraphs
19 and 20 and, in the case of PotashCorp, in accordance with paragraphs 24 and 25.

Adjournments and Postponements
Adjourning or Postponing the Agrium Meeting
17. THIS COURT ORDERS that Agrium, if it deems advisable and subject to the terms of the Arrangement Agreement, is specifically authorized to adjourn or postpone the Agrium Meeting on one or more occasions, without the necessity of first convening the Agrium Meeting or first obtain ing any vote of the Agrium Securityholders respecting the adjournment or postponement, and notice of any such adjournment or postponement shall be given by such method as Agrium may determine is appropriate in the circumstances. This provision shall not limit the authority of the Chair of the Agrium Meeting in respect of adjournments and postponements.
Adjourning or Postponing the PotashCorp Meeting
18. THIS COURT ORDERS that PotashCorp, if it deems advisable and subject to the terms of the Arrangement Agreement, is specifically authorized to adjourn or postpone the PotashCorp Meeting on one or more occasions, without the necessity of first convening the PotashCorp Meeting or first obtaining any vote of the PotashCorp Shareholders respecting the adjournment or postponement, and notice of any such adjournment or postponement shall be given by such method as PotashCorp may determine is appropriate in the circumstances. This provision shall not limit the authority of the Chair of the PotashCorp Meeting in respect of adjournments and postponements.

Notice of Meeting and Meeting Materials
Notice of the Agrium Meeting and Agrium Meeting Materials
19. THIS COURT ORDERS that, in order to effect notice of the Agrium Meeting, Agrium shall send the Information Circular (including the Notice of Application and this Interim Order), the Agrium Notice of Meeting and the form of proxies, along with such amendments or additional documents as Agrium may determine are necessary or desirable and are not inconsistent with the terms of this Interim Order (collectively, the “Agrium Meeting Materials”), to the following:
a) the registered Agrium Shareholders and Agrium Voting Optionholders at the close of business on the Agrium Record Date, at least twenty-one (21) days prior to the date of the Agrium Meeting, excluding the date of sending and the date of the Agrium Meeting, by one or more of the following methods:
i) by pre-paid ordinary or first class mail at the addresses of the Agrium Shareholders and Agrium Voting Optionholders as they appear on the books and records of Agrium, or its registrar and transfer agent, at the close of business on the Agrium Record Date and if no address is shown therein, then the last address of the person known to the Corporate Secretary of Agrium;
ii) by delivery, in person or by recognized courier service or inter-office mail, to the address specified in (i) above; or
iii) by facsimile or electronic transmission to any Agrium Shareholder or
Agrium Voting Optionholder, who is identified to the satisfaction of

Agrium, who requests such transmission in writing and, if required by
Agrium, who is prepared to pay the charges for such transmission;

b) non-registered Agrium Shareholders by providing sufficient copies of the Agrium Meeting Material s to intermediaries and regi stered nominees in a timely manner, in accordance with National Instrument 54-101 of the Canadian Securities Administrators; and
c) the respective directors and auditors of Agrium, and to the Director appointed under the CBCA, by deli very in person, by recognized courier service, by pre- paid ordinary or first class mail or, with the consent of the person, by facsimile or electronic transmission, at least twenty-one (21) days prior to the date of the Agrium Meeting, excluding the date of sending and the date of the Agrium Meeting;
and that compliance with thi s paragraph shall constitute sufficient notice of the Agrium
Meeting.
20. THIS COURT ORDERS that, in the event that Agrium elects to distribute the Agrium Meeting Materials, Agrium is hereby directed to distribute the Information Circular (including the Notice of Application, and this Interim Order), and any other communications or documents determined by Agrium to be necessary or desirable (collecti vel y, the “Court Materials”) to the holders of Agri um options (other than Agrium Voting Optionholders), performance units, deferred share units, deferred share equivalents or other rights to acquire voting common shares of Agrium, by any method permitted for notice to Agrium Shareholders as set forth in paragraphs 19(a) or 19(b), above, or by electronic transmission, concurrently with the distribution described in paragraph 19 of this Interim Order. Distribution to such persons shall be to their addresses as they appear on the books and records of Agrium or its registrar and transfer agent at the close of business on the Agrium Record Date. Page 10
21. THIS COURT ORDERS that accidental failure or omission by Agrium to give notice of the meeting or to distribute the Agrium Meeting Materials or Court Materials to any person entitl ed by this Interim Order to receive notice, or any fai lure or omission to give such notice as a result of events beyond the reasonable control of Agrium , or the non-receipt of such notice shall, subject to further order of this Honourable Court, not constitute a breach of this Interim Order nor shall it invalidate any resolution passed or proceedings taken at the Agrium Meeting. If any such failure or omission is brought to the attention of Agrium, it shall use its best efforts to rectify it by the method and in the time most reasonably practicable in the circumstances.
22. THIS COURT ORDERS that Agrium is hereby authorized to make such amendments, revisions or supplements to the Agrium Meeting Materials and Court Materials, as Agrium may determine in accordance with the terms of the Arrangement Agreement (“Agrium Additional Information”), and that notice of such Agrium Additional Information may, subject to paragraph 15, above, be distributed by press release, newspaper advertisement, pre-paid ordinary mail, or by the method most reasonably practicable in the circumstances, as Agrium may determine.
23. THIS COURT ORDERS that distribution of the Agrium Meeting Materials and Court Materials pursuant to paragraphs 19 and 20 of this Interim Order shall constitute notice of the Agrium Meeting and good and sufficient service of the within Application upon the persons described in paragraphs 19 and 20 and that those persons are bound by any orders made on the within Application. Further, no other form of service of the Agrium Meeting Materials or the Court Materials or any portion thereof need be made, or notice given or other material served in respect of these proceedings and/or the Agrium Meeting to such persons or to any other persons, except to the extent required by paragraph 15, above. Page 11
Notice of the PotashCorp Meeting and PotashCorp Meeting Materials
24. THIS COURT ORDERS that, in order to effect notice of the PotashCorp Meeting, PotashCorp shall send the Information Circular (including the Notice of Application and this Interim Order), the PotashCorp Notice of Meeting, and the form of proxy, along with such amendments or additional documents as PotashCorp may determine are necessary or desirable and are not inconsistent with the terms of this Interim Order (collectivel y, the “PotashCorp Meeting Materials”), to the following:
a) the registered PotashCorp Shareholders at the close of business on the PotashCorp Record Date, at least twenty-one (21) days prior to the date of the PotashCorp Meeting, excluding the date of sending and the date of the PotashCorp Meeting, by one or more of the following methods:
i) by pre-paid ordinary or first class mail at the addresses of the PotashCorp Shareholders as they appear on the books and records of PotashCorp, or its registrar and transfer agent, at the close of business on the PotashCorp Record Date and if no address is shown therein, then the last address of the person known to the Corporate Secretary of PotashCorp;
ii) by delivery, in person or by recognized courier service or inter-office mail, to the address specified in (i) above; or
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iii) by facsimile or electronic transmission to any PotashCorp Shareholder, who is identified to the satisfaction of PotashCorp, who requests such transmission in writing and, if required by PotashCorp, who is prepared to pay the charges for such transmission;
b) non-registered PotashCorp Shareholders by providing sufficient copies of the PotashCorp Meeting Materials to intermediaries and registered nominees in a timely manner, in accordance with National Instrument 54-101 of the Canadian Securities Administrators; and
c) the respective directors and auditors of PotashCorp, and to the Director appointed under the CBCA, by delivery in person, by recognized courier service, by pre-paid ordinary or first class mail or, with the consent of the person, by facsimile or electronic transmission, at least twenty-one (21) days prior to the date of the PotashCorp Meeting, excluding the date of sending and the date of the PotashCorp Meeting;
and that compliance with this paragraph shall constitute sufficient notice of the PotashCorp
Meeting.
25. THIS COURT ORDERS that, in the event that PotashCorp elects to distribute the PotashCorp Meeting Materials, PotashCorp is hereby directed to distribute the Information Circular and the Court Materials to the holders of PotashCorp options, performance units, deferred share units, deferred share equivalents or other rights to acquire voting common shares of PotashCorp, by any method permitted for notice to PotashCorp Shareholders as set forth in paragraphs 24(a) or 24(b), above, or by electronic transmission, concurrently with the
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distribution described in paragraph 24 of this Interim Order. Distribution to such persons shall be to their addresses as they appear on the books and records of PotashCorp or its registrar and transfer agent at the close of business on the PotashCorp Record Date. Page 13
26. THIS COURT ORDERS that accidental failure or omission by PotashCorp to give notice of the meeting or to distribute the PotashCorp Meeting Materials or Court Materials to any person entitled by this Interim Order to receive notice, or any failure or omission to give such notice as a result of events beyond the reasonable control of PotashCorp, or the non- receipt of such notice shall, subject to further order of this Honourable Court, not constitute a breach of this Interim Order nor shall it invalidate any resolution passed or proceedings taken at the PotashCorp Meeting. If any such failure or omission is brought to the attention of PotashCorp, it shall use its best efforts to rectify it by the method and in the time most reasonably practicable in the circumstances.
27. THIS COURT ORDERS that PotashCorp is hereby authorized to make such amendments, revisions or supplements to the PotashCorp Meeting Materials and Court Materials, as PotashCorp may determine in accordance with the terms of the Arrangement Agreement (“PotashCorp Additional Information”), and that notice of such PotashCorp Additional Information may, subject to paragraph 15, above, be distributed by press release, newspaper advertisement, pre-paid ordinary mail, or by the method most reasonably practicable in the circumstances, as PotashCorp may determine.
28. THIS COURT ORDERS that distribution of the PotashCorp Meeting Materials and Court Materials pursuant to paragraphs 24 and 25 of this Interim Order shall constitute notice of the PotashCorp Meeting and good and sufficient service of the within Application upon the persons described in paragraphs 24 and 25 and that those persons are bound by any orders made on the within Application. Further, no other form of service of the PotashCorp Meeting Materials or the Court Materials or any portion thereof need be made, or notice given or other material served in respect of these proceedings and /or the PotashCorp Meeting to such persons or to any other persons, except to the extent required by paragraph 15, above.

Solicitation and Revocation of Proxies
Solicitation and Revocation of Proxies- Agrium
29. THIS COURT ORDERS that Agrium is authorized to use proxies in respect of the Agrium Meeting substantially in the form of the drafts accompanying the Information Circular and a letter of transmittal to be provided to Agrium Shareholders prior to the closing of the Arrangement, with such amendments and additional information as Agrium may determine are necessary or desirable, subject to the terms of the Arrangement Agreement. Agrium is authorized, at its expense, to solicit proxies in respect of the Agrium Meeting, directly or through its officers, directors or employees, and through such agents or representatives as they may retain for that purpose, and by mail or such other forms of personal or electronic communication as it may determine. Subject to the terms of the Arrangement Agreement, Agrium may waive generally, in its discretion, the time limits set out in the Information Circular for the deposit or revocation of proxies by Agrium Securityholders, if Agrium deems it advisable to do so.
30. THIS COURT ORDERS that Agrium Securityholders shall be entitled to revoke their proxies in accordance with section 148(4) of the CBCA (except as the procedures of that section are varied by this paragraph) provided that any instruments in writing delivered pursuant to s.l48(4)(a)(i) of the CBCA must be deposited either at the office of CST Trust

Company not later than 1:00 p.m. (Calgary time) on November 1, 2016 or48 hours (excluding weekends and holidays in the Province of Alberta) prior to the time of any adjournment or postponement of the Agrium Meeting or with the Chair of the Agrium Meeting on the day of the Agrium Meeting or any adjournment or postponement thereof.

Solicitation and Revocation of Proxies- PotashCorp
31. THIS COURT ORDERS that PotashCorp i s authorized to use proxies in respect of the PotashCorp Meeting substantially in the form of the drafts accompanying the Information Circular and a letter of transmittal to be provided to PotashCorp Shareholders prior to the closing of the Arrangement, with such amendments and additional information as PotashCorp may determine are necessary or desirable, subject to the terms of the Arrangement Agreement. PotashCorp is authorized, at its expense, to solicit proxies in respect of the PotashCorp Meeting, directly or through its officers, directors or employees, and through such agents or representatives as they may retain for that purpose, and by mail or such other forms of personal or electronic communication as it may determine. Subject to the terms of the Arrangement Agreement, PotashCorp may waive generally, in its discretion, the time limits set out in the Information Circular for the deposit or revocation of proxies by PotashCorp Shareholders, if PotashCorp deems it advisable to do so.
32. THIS COURT ORDERS that PotashCorp Shareholders shall be entitled to revoke their proxies in accordance with section 148(4) of the CBCA (except as the procedures of that section are varied by this paragraph) provided that any instruments in writing delivered pursuant to s.l48(4)(a)(i) of the CBCA must be deposited either at the office of CST Trust Company not later than 1:00 p.m. (Saskatoon time) on November I , 2016 or 48 hours (excluding weekends and holidays in the Province of Saskatchewan) prior to the time of any adjournment or postponement of the PotashCorp Meeting or with the Chair of the PotashCorp
Meeting on the day of the PotashCorp Meeting or any adjournment or postponement thereof.

Voting
Voting at the Agrium Meeting
33. THIS COURT ORDERS that the only persons entitled to vote in person or by proxy on the Agrium Arrangement Resolution, or such other business as may be properly brought before the Agrium Meeting, shall be Agrium Voting Optionholders who hold Agrium Voting Options and those Agrium Shareholders who hold voting common shares of Agrium as of the close of business on the Agrium Record Date. Illegible votes, spoiled votes, defective votes and abstentions shall be deemed to be votes not cast. Proxies that are properly signed and dated but which do not contain voting instructions shall be voted in favour of the Agrium Arrangement Resolution.
34. THIS COURT ORDERS that votes shall be taken at the Agrium Meeting on the basis of one vote per common share and one vote per common share underlying each Agrium Voting Option and that in order for the Plan of Arrangement to be implemented, subject to further Order of this Honourable Court, the Agrium Arrangement Resolution must be passed, with or without variation, at the Agrium Meeting by an affinnative vote of at least two-thirds (66213%) of the votes cast in respect of the Agrium Arrangement Resolution at the Agrium Meeting in person or by proxy by the Agrium Securityholders, voting as a single class. Such vote shall be sufficient to authorize Agrium to do all such acts and things as may be necessary or desirable to give effect to the Arrangement and the Plan of Arrangement on a basis consistent with what is provided for in the Information Circular without the necessity of any further approval by the

Agrium Securityholders, subject only to final approval of the Arrangement by this Honourable
Court.

35. THIS COURT ORDERS that in respect of matters properly brought before the Agrium Meeting pertaining to items of business affecting Agrium (other than in respect of the Agrium Arrangement Resolution), each Agrium Shareholder is entitled to one vote for each voting common share held.
Voting at the PotashCorp Meeting
36. THIS COURT ORDERS that the only persons entitled to vote in person or by proxy on the PotashCorp Arrangement Resolution, or such other business as may be properly brought before the PotashCorp Meeting, shall be those PotashCorp Shareholders who hold voting common shares of PotashCorp as of the close of business on the PotashCorp Record Date. Illegible votes, spo iled votes, defective votes and abstentions shall be deemed to be votes not cast. Proxies that are properly signed and dated but which do not contain voting instructions shall be voted in favour of the PotashCorp Arrangement Resolution.
37. THIS COURT ORDERS that votes shall be taken at the PotashCorp Meeting on the basis of one vote per common share and that in order for the Plan of AtTangement to be implemented, subject to further Order of this Honourable Court, the PotashCorp Arrangement Resolution must be passed, with or without variation, at the PotashCorp Meeting by an affirmative vote of at least two-thirds (66213%) of the votes cast in respect of the PotashCorp
Arrangement Resolution at the PotashCorp Meeting in person or by proxy by the PotashCorp Shareholders. Such vote shall be sufficient to authorize PotashCorp to do all such acts and things as may be necessary or desirable to give effect to the Arrangement and the Plan of

Arrangement on a basis consistent with what is provided for in the Information Circular without the necessity of any further approval by the PotashCorp Shareholders, subject only to final approval of the Arrangement by this Honourable Court.

38. THIS COURT ORDERS that in respect of matters properly brought before the PotashCorp Meeting pertaining to items of business affecting PotashCorp (other than in respect of the PotashCorp Arrangement Resolution), each PotashCorp Shareholder is entitled to one vote for each voting common share held.
Dissent Rights
Agrium Dissent Rights
39. THIS COURT ORDERS that each registered Agrium Shareholder shall be entitled to exercise Dissent Rights in connection with the Agrium Arrangement Resolution in accordance with section 190 of the CBCA (except as the procedures of that section are varied by this Interim Order and the Plan of Arrangement) provided that, notwithstanding subsection 190(5) of the CBCA, any Agrium Shareholder who wishes to dissent must, as a condition precedent thereto, provide written objection to the Agrium Arrangement Resolution to Agrium in the form required by section 190 of the CBCA and the Arrangement Agreement, which written objection must be received by Agrium not later than 5:00p.m. (Saskatoon time) on November
1 , 2016 or, in the case of any adjournment or postponement of the Agrium Meeting, by no later than 5:00p.m. (Saskatoon time) two business days immediately preceding the date of the adjourned or postponed Agrium Meeting, and must otherwise strict l y comply with the requirements of the CBCA. For purposes of these proceedings, the “court” referred to in section
190 of the CBCA means this Honourable Court.

40. THIS COURT ORDERS that any Agrium Shareholder who duly exercises such
Dissent Rights set out in paragraph 39 above and who:
i) is ultimately determined by this Honourable Court to be entitled to be paid fair value for his, her or its voting common shares, shall be deemed to have transferred those voting common shares as of the Effective Time, without any further act or formality and free and clear of all liens, claims, encumbrances, charges, adverse interests or security interests to Agrium for cancellation and be paid an amount equal to fair value from Agrium, which fair value, notwithstanding anything to the contrary contained in Part XV of the CBCA shall be determined as of the close of business on the business day before the Agrium Arrangement Resolution was adopted; or
ii) is for any reason ultimately determined by this Honourable Court not to be entitled to be paid fair value for his, her or its voting common shares pursuant to the exercise of the Dissent Right, shall be deemed to have participated in the Arrangement on the same basis and at the same time as any non-dissenting Agrium Shareholder;
but in no case shall Agrium, PotashCorp, New Parent or any other person be required to recognize such Agrium Shareholders as holders of voting common shares of Agrium at or after the date upon which the Arrangement becomes effective and the names of such Agrium Shareholders shall be deleted from Agrium ‘s register of holders of voting common shares at that time.

PotashCorp Dissent Rights
41. THIS COURT ORDERS that each registered PotashCorp Shareholder shall be entitled to exercise Dissent Rights in connection with the PotashCorp Arrangement Resolution in accordance with section 190 of the CBCA (except as the procedures of that section are varied by this Interim Order and the Plan of Arrangement) provided that, notwithstanding subsection
190(5) of the CBCA, any PotashCorp Shareholder who wishes to dissent must, as a condition precedent thereto, provide written objection to the PotashCorp Arrangement Resolution to PotashCorp in the form required by section 190 of the CBCA and the Arrangement Agreement, which written objection must be received by PotashCorp not later than 5:00p.m. (Saskatoon time) on November 1, 2016 or, in the case of any adjournment or postponement of the PotashCorp Meeting, by no later than 5:00p.m. (Saskatoon time) two business days immediately preceding the date of the adjourned or postponed PotashCorp Meeting, and must otherwise strictly comply with the requirements of the CBCA. For purposes of these proceedings, the “court” referred to in section 190 of the CBCA means this Honourable Court.
42. THIS COURT ORDERS that any PotashCorp Shareholder who duly exercises such
Dissent Rights set out in paragraph 41 above and who:
i) is ultimately determined by this Honourable Court to be entitled to be paid fair value for his, her or its voting common shares, shall be deemed to have transferred those voting common shares as of the Effective Time, without any further act or formality and free and clear of all liens, claims, encumbrances, charges, adverse interests or security interests to PotashCorp for cancellation and be paid an amount equal to fair value from PotashCorp, which fair value, notwithstanding anything to the contrary contained in Part XV of the CBCA shall be determined as of the close of business on the business day before the
PotashCorp Arrangement Resolution was adopted; or

ii) is for any reason ultimately determined by this Honourable Court not to be entitled to be paid fair value for his, her or its voting common shares pursuant to the exercise of the Dissent Right, shall be deemed to have participated in the Arrangement on the same basis and at the same time as any non-dissenting PotashCorp Shareholder;
but in no case shall PotashCorp, Agrium, New Parent or any other person be required to recognize such PotashCorp Shareholders as holders of voting common shares of PotashCorp at or after the date upon which the Arrangement becomes effective and the names of such PotashCorp Shareholders shall be deleted from PotashCorp’s register of holders of voting common shares at that time.
Hearing of Application for Approval of the Arrangement
43. THIS COURT ORDERS that upon approval by the Agrium Securityholders and the PotashCorp Shareholders of the Plan of Arrangement in the manner set forth in this Interim Order, the Applicants may apply to this Honourable Court for final approval of the Arrangement.
44. THIS COURT ORDERS that distribution of the Notice of Application and the Interim Order in the Information Circular, when sent in accordance with paragraphs 19, 20, 24 and 25 and shall constitute good and sufficient service of the Notice of Application and this Interim Order and no other form of service need be effected and no other material need be served unless a Notice of Appearance is served in accordance with paragraph 45.

45. THIS COURT ORDERS that any Notice of Appearance served in response to the Notice of Application shall be served on the solicitors for Agrium and solicitors for PotashCorp as soon as reasonably practicable, and, in any event, no less than five days before the hearing of this Application at the following addresses:
Blake, Cassels & Graydon LLP
199 Bay Street
Suite 4000, Commerce Court West
Toronto, Ontario M5L1 A9
Attention: Bradley Berg
Facsimile: 416-863-2653
Email: brad.berg@blakes.com
Solicitors for Agrium
Stikeman Elliott LLP
5300 Commerce Court West, 199 Bay Street
Toronto, Ontario M5L 189
Attention: Eliot Kolers
Facsimile: 416-947-0866
Email: ekolers@stikeman.com
Solicitors for PotashCorp
46. THIS COURT ORDERS that, subject to further order of this Honourable Court, the only persons entitled to appear and be heard at the hearing of the within application shall be:
i) the Applicants;
ii) the Director; and
iii) any person who has filed a Notice of Appearance herein in accordance with the
Notice of Application, this Interim Order and the Rules ofCivil Procedure.

47. THIS COURT ORDERS that any materials to be filed by Agrium or PotashCorp in support of the within Application for final approval of the Arrangement may be filed up to one day prior to the hearing of the Application without further order of this Honourable Court.
48. THIS COURT ORDERS that in the event the within Application for final approval does not proceed on the date set forth in the Notice of Application, and is adjourned, only those persons who served and filed a Notice of Appearance in accordance with paragraph 45 shall be entitled to be given notice of the adjourned date.
Precedence
49. THIS COURT ORDERS that, to the extent of any inconsistency or discrepancy between this Interim Order and the terms of any instrument creating, governing or collateral to the voting common shares, Agrium options, performance units, deferred share units, deferred share equivalents or other rights to acquire voting common shares of Agrium, or the articles or by-laws of Agrium, this Interim Order shall govern.
50. THIS COURT ORDERS that, to the extent of any inconsistency or discrepancy between this Interim Order and the terms of any instrument creating, governing or collateral to the voting common shares, PotashCorp options, performance units, deferred share units, deferred share equivalents or other rights to acquire voting common shares of PotashCorp, or the articles or by-laws of PotashCorp, this Interim Order shall govern.
Extra-Territorial Assistance
51. THIS COURT seeks and requests the aid and recognition of any court or any judicial, regulatory or administrative body in any province of Canada and any judicial, regulatory or administrative tribunal or other court constituted pursuant to the Parliament of Canada or the legislature of any province and any court or any judicial , regulatory or administrative body of the United States or other country to act in aid of and to assist this Honourable Court in carrying out the terms of this Interim Order.

Variance
52. THIS COURT ORDERS that the Applicants shall be entitled to seek leave to vary this
Interim Order upon such terms and upon the giving of such notice as this Honourable Court may direct.
ENTERED AT / INSCRIT A TORONTO
ON / BOOK NO: LE / DANS LE REGISTRE NO:
OCT 0 3 2016
PEA/PAR:

IN THE MATTER OF an application under section 192 of the Canada Business Corporations Act , R.S.C. 1985, c. C-44, as amended
AND IN THE MATTER OF Rule 1 4.05(2) ofthe Rules ofCivil Procedure
AND IN THE MATTER OF a orooosed arran2.ement invol vi n e. Al!rium Inc. and Potash Corooration of Saskatchewan Inc.
ONTARIO
SUPERIOR COURT OF JUSTICE (COMMERCIAL LIST)
Proceed in!! Commenced at Toronto
INTERIM ORDER BLAKE, CASSELS & GRAYDON LLP Barristers and Solicitors
1 99 Bay Street, Ste. 4000
Commerce Court West
Toronto, ON M5L IA9
Bradley E. Berg LSUC#: 38755M Tel: (416) 863-4316
Helen F.Richards LSUC#: 61794F Tel: (416) 863-4270
Fax:(416)863-2653
Lawyers for the Co-Appl icant, Agrium Inc. STIKEMAN ELLIOTT LLP
Barristers & Solicitors
5300 Commerce Cou rt West
199 Bay Street
Toronto, ON M5L I B9
Eliot N. Kolers LSUC#: 38304R
ekolers@st ikeman.com
Tel: (416) 869-5637
David Spence LSUC# 64625R
dspence@stikeman.com
Tel: (416) 869-5689
Fax: (416) 947-0866
Lawyers for the Co-Applicant, Potash Corporation of
Saskatchewan Inc.

APPENDIX D

NOTICE OF APPLICATION

Court File No: CV16-11536-00CL ONTARIO SUPERIOR COURT OF JUSTICE (COMMERCIAL LIST) IN THE MATTER OF an application under section 192 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended AND IN THE MATTER OF Rule 14.05(2) of the Rules of Civil Procedure AND IN THE MATTER OF a proposed arrangement involving Agrium Inc. and Potash Corporation of Saskatchewan Inc. AGRIUM INC. AND POTASH CORPORATION OF SASKATCHEWAN INC. Applicants NOTICE OF APPLICATION TO THE RESPONDENTS: A PROCEEDING HAS BEEN COMMENCED by the applicants. The claim made by the applicants appears on the following page. THIS APPLICATION will come on for a hearing on November 7, 2016 at 10:00 a.m., at 330 University Avenue, 8th Floor, Toronto, Ontario. IF YOU WISH TO OPPOSE THIS APPLICATION, to receive notice of any step in the application or to be served with any documents in the application, you or an Ontario lawyer acting for you must forthwith prepare a notice of appearance in Form 38A prescribed by the Rules of Civil Procedure, serve it on the applicants’ lawyers, or where the applicants do not have a lawyer, serve it on the applicants, and file it, with proof of service, in this court office, and you or your lawyer must appear at the hearing. IF YOU WISH TO PRESENT AFFIDAVIT OR OTHER DOCUMENTARY EVIDENCE TO THE COURT OR TO EXAMINE OR CROSS-EXAMINE WITNESSES ON THE APPLICATION, you or your lawyer must, in addition to serving your notice of appearance, serve a copy of the evidence on the applicants’ lawyer or, where the applicants do not have a lawyer, serve it on the applicants, and file it, with proof of service, in the court office where the application is to be heard as soon as possible, but at least 2 days before the hearing. IF YOU FAIL TO APPEAR AT THE HEARING, JUDGMENT MAY BE GIVEN IN YOUR ABSENCE AND WITHOUT FURTHER NOTICE TO YOU. IF YOU

WISH TO OPPOSE THIS APPLICATION BUT ARE UNABLE TO PAY LEGAL FEES, LEGAL AID MAY BE AVAILABLE TO YOU BY CONTACTING A LOCAL LEGAL AID OFFICE. DATE: September 21, 2016 Issued by: (Registry Officer) Address of local office: A. Anissimova Registrar 330 University Avenue 7th Floor Toronto, Ontario M5G 1R7 TO: All Holders of Common Shares in the capital of Agrium Inc. Agrium Inc. 13131 Lake Fraser Drive S.E. Calgary, AB T2J 7E8 AND TO: All Holders of Options to purchase Common Shares of Agrium Inc. AND TO: All Holders of Performance Share Units of Agrium Inc. AND TO: All Holders of Restricted Share Units of Agrium Inc. AND TO: All Holders of Deferred Share Units of Agrium Inc. AND TO: All Holders of Stock Appreciation Rights of Agrium Inc. AND TO: All Holders of Common Shares in the capital of Potash Corporation of Saskatchewan Inc. Potash Corporation of Saskatchewan Inc. Suite 500, 122 - 1st Avenue South Saskatoon, SK S7K 7G3 AND TO: All Holders of Options to purchase Common Shares in the capital of Potash Corporation of Saskatchewan Inc. AND TO: All Holders of Performance Share Units of Potash Corporation of Saskatchewan Inc. AND TO: All Holders of Deferred Share Units of Potash Corporation of Saskatchewan Inc.

AND TO: All Directors of Agrium Inc. AND TO: The Auditor for Agrium Inc. AND TO: All Directors of Potash Corporation of Saskatchewan Inc. AND TO: The Auditor for Potash Corporation of Saskatchewan Inc. AND TO: The Director under the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended

APPLICATION 1. The Applicants, Agrium Inc. (“Agrium”) and Potash Corporation of Saskatchewan Inc. (“PotashCorp”) make application for: (a) an order pursuant to section 192 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended (the “CBCA”) approving a Plan of Arrangement (the “Arrangement”) as described in the Joint Information Circular (the “Information Circular”), which Information Circular will be attached as an exhibit to the affidavits to be filed in support of this Application, and which will result in, among other things, the combination of Agrium and PotashCorp; (b) an interim order for the advice and directions of this Court pursuant to subsection 192(4) of the CBCA with respect to the Arrangement and this Application (the “Interim Order”); (c) an order abridging the time for the service and filing or dispensing with service of the Notice of Application and Application Record, if necessary; and (d) such further and other relief as this Court may deem just. 2. The grounds for the Application are: (a) Agrium is a corporation incorporated and subsisting under the provisions of the CBCA, the common shares of which are listed on the Toronto Stock Exchange and the New York Stock Exchange (the “Agrium Shares”); (b) PotashCorp is a corporation incorporated and subsisting under the provisions of the CBCA, the common shares of which are listed on the Toronto Stock Exchange and the New York Stock Exchange (the “PotashCorp Shares”); (c) through the Arrangement, Agrium and PotashCorp will combine under a new entity to be incorporated under the CBCA (“New Parent”); (d) the Arrangement will result in:

(i) New Parent acquiring, directly and indirectly, all Agrium Shares from holders of Agrium Shares (the “Agrium Shareholders”) in exchange for common shares in the capital of New Parent (“New Parent Shares”); (ii) New Parent acquiring, directly and indirectly, all PotashCorp Shares from holders of PotashCorp Shares (the “PotashCorp Shareholders”) in exchange for New Parent Shares; (iii) former Agrium Shareholders and former PotashCorp Shareholders holding all of the New Parent Shares; (iv) pursuant to the applicable incentive plan, options to acquire Agrium Shares (“Agrium Options”), options to acquire PotashCorp Shares (“PotashCorp Options”), and Agrium Stock Appreciation Rights (“Agrium SARs”) being assumed by New Parent and exchanged for a replacement option or replacement stock appreciation right, as applicable; and (v) pursuant to the applicable incentive plan, restricted share units, deferred share units, and performance share units covering PotashCorp Shares or Agrium Shares (each a “Share Right”) being assumed by New Parent and exchanged for a replacement share right of the same type. (e) the Arrangement is an “arrangement” within the meaning of subsection 192(1) of the CBCA; (f) all statutory requirements for an arrangement under the CBCA either have been fulfilled or will be fulfilled by the date of the return of this Application; (g) the directions set out and the approvals required pursuant to any Interim Order this court may grant have been followed and obtained, or will be followed and obtained by the return date of this Application;

(h) it is not practicable for Agrium and PotashCorp to effect the Arrangement under any other provision of the CBCA; (i) the Arrangement is in the best interests of each of Agrium and PotashCorp and is put forward in good faith; (j) neither Agrium or PotashCorp is insolvent; (k) the Arrangement is fair and reasonable and it is appropriate for this Court to approve the Arrangement; (1) section 192 of the CBCA; (m) National Instrument 54-101; (n) rules 3.02(1), 14.05(2), 16.04(1), 16.08, 17.02, 37 and 38 of the Rules of Civil Procedure; (o) section 3(a)(10) of the United States Securities Act of 1933, as amended (the “US Securities Act”) exempts from registration under the US Securities Act those securities which are issued in exchange for bona fide outstanding securities where the terms and conditions of such issuance and exchange are approved after a hearing by a court upon the fairness of such terms and conditions, at which all persons to whom it is proposed to issue securities in exchange shall have the right to appear. Agrium and PotashCorp intend to rely on this provision to issue the New Parent Shares pursuant to the terms of the Arrangement and to issue options to purchase New Parent Shares (and corresponding tandem New Parent stock appreciation rights) in exchange for the outstanding Voting Options (as defined in the Information Circular) pursuant to the applicable Agrium stock option plan, in each case based on the Court’s approval of such issuance and the Arrangement; and (p) such further and other grounds as counsel may advise and this Court may permit.

3. The following documentary evidence will be used at the hearing of the Application: (a) such Interim Order as may be granted by this Court; (b) the affidavit of Steve J. Douglas, to be sworn, and the exhibits thereto; (c) the affidavit of Wayne Brownlee, to be sworn, and the exhibits thereto; (d) such further affidavit(s) on behalf of Agrium or PotashCorp, reporting as to the compliance with any Interim Order of this Court and as to the result of any meetings ordered by any Interim Order of this Court; and (e) such further and other material as counsel may advise and this Court may permit. 4. The Notice of Application will be sent to all registered holders of the Agrium Shares and PotashCorp Shares, all holders of Agrium Options, all holders of PotashCorp Options, all holders of Agrium SARs and all holders of Share Rights of Agrium or PotashCorp who otherwise will not receive a copy of the Notice of Application as a registered holder of Agrium Shares or PotashCorp Shares, respectively, at the address of each holder as shown on the books and records of Agrium or PotashCorp, respectively, as at the close of business on the Record Date, or as this Court may direct in the Interim Order, pursuant to rule 17.02(n) of the Rules of Civil Procedure in the case of those holders whose addresses, as they appear on the books and records of Agrium or PotashCorp, respectively, are outside Ontario.

DATE: September 21, 2016 BLAKE, CASSELS & GRAYDON LLP Barristers & Solicitors Box 25, Commerce Court West Toronto, Ontario M5L 1A9 Bradley E. Berg LSUC#: 38755M brad.berg@blakes.com Tel: (416) 863-4316 Helen F. Richards LSUC#: 61794F helen.richards@blakes.com Tel: (416) 863-4270 Fax: (416) 863-2653 Lawyers for the Co-Applicant, Agrium Inc. STIKEMAN ELLIOTT LLP Barristers & Solicitors 5300 Commerce Court West 199 Bay Street Toronto, Canada M5L 1B9 Eliot N. Kolers LSUC#: 38304R ekolers@stikeman.com Tel: (416) 869-5637 David Spence LSUC#: 64625R dspence@stikeman.com Tel: (416) 869-5689 Fax: (416) 947-0866 Lawyers for the Co-Applicant, Potash Corporation of Saskatchewan Inc.

CV16-11536-00CL IN THE MATTER OF an application under section 192 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended AND IN THE MATTER OF Rule 14.05(2) of the Rules of Civil Procedure AND IN THE MATTER OF a proposed arrangement involving Agrium Inc. and Potash Corporation of Saskatchewan Inc. ONTARIO SUPERIOR COURT OF JUSTICE (COMMERCIAL LIST) Proceeding Commenced at Toronto INTERIM ORDER BLAKE, CASSELS & GRAYDON LLP Barristers and Solicitors 199Bay Street, Ste. 4000 Commerce Court West Toronto, ON M5L 1A9 Bradley E. Berg LSUC#: 38755M brad.berg@blakes.com Helen F. Richards LSUC#:61794F helen.richards@blakes.com Tel: (416) 863-4270 Fax: (416) 863-2653 Lawyers for the Co-Applicant, Agrium Inc. STIKEMAN ELLIOTT LLP Barristers & Solicitors 5300 Commerce Court West 199 Bay Street Toronto, ON M5L 1B9 Eliot N. Kolers LSUC#: 38304R ekolers@stikeman.com Lawyers for the Co-Applicant, Potash Corporation of Saskatchewan Inc. Court File No:

APPENDIX E

ARRANGEMENT AGREEMENT

EXECUTION COPY

ARRANGEMENT AGREEMENT

BETWEEN

POTASH CORPORATION OF	- AND -	AGRIUM INC.
SASKATCHEWAN INC.

SEPTEMBER 11, 2016

E-i

Table of Contents (continued)

E-ii

Table of Contents (continued)

Page
9.9	Severability	E-54

9.10	Counterparts	E-54

E-iii

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT is dated September 11, 2016 between:

POTASH CORPORATION OF	- and -	AGRIUM INC., a corporation
SASKATCHEWAN INC., a		existing under the laws of
corporation existing under the		Canada
laws of Canada
(“PCS”)		(“Agrium”)

WHEREAS the board of directors of each of PCS and Agrium has determined that it would be in the best interests of its corporation to combine the businesses conducted by PCS and Agrium;

AND WHEREAS the Parties wish to carry out the transactions contemplated hereby by way of a plan of arrangement under the provisions of the Canada Business Corporations Act;

AND WHEREAS upon the effectiveness of the Arrangement, holders of common shares of PCS and holders of common shares of Agrium will each receive common shares of New Parent on the terms set out herein;

AND WHEREAS the Parties have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters related to the transaction provided for herein;

AND WHEREAS the directors and senior officers of PCS and Agrium have entered into voting support agreements pursuant to which such individuals have agreed to, among other things, support the Arrangement and vote their PCS Shares, Agrium Shares and Agrium Voting Options, as applicable, in favour of the Arrangement;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT IN CONSIDERATION of the covenants herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties covenant as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires:

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement and other than any transaction involving only a Party and one or more of its wholly-owned Subsidiaries or between or among one or more of such Party’s wholly-owned Subsidiaries, any inquiry or the making of any proposal or offer to a Party or its shareholders from any Person or group of Persons “acting jointly or in concert” (within the meaning of NI 62-104) which constitutes (whether in one transaction or a series of transactions):

(a)	any direct or indirect acquisition from such Party or the Party’s shareholders of beneficial ownership of 20% or more of any class of equity or voting securities of such Party;

(b)	any direct or indirect acquisition (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale) of assets representing 20% or more of the consolidated assets or contributing 20% or more of the consolidated revenue of such Party and its Subsidiaries;

(c)	any amalgamation, arrangement, merger, business combination, consolidation, recapitalization, liquidation, dissolution, winding-up, reorganization or other similar transaction involving such Party; or

(d)

any take-over bid, issuer bid, exchange offer or other similar transaction involving such Party that, if consummated, would result in a Person or group of Persons acquiring beneficial ownership of 20% or more of any class of equity or voting securities of such Party;

“affiliate” means, when describing a relationship between two Persons, that either one of them is under the direct or indirect control of the other, or each of them is directly or indirectly controlled by the same Person;

“Agreement”, “herein”, “hereof”, “hereto”, “hereunder” and similar expressions mean and refer to this Arrangement Agreement (including the Schedules hereto) as supplemented, modified or amended, and not to any particular article, section, schedule or other portion hereof;

“Agrium” means Agrium Inc., a corporation existing under the CBCA;

“Agrium AcquisitionCo” means a corporation to be incorporated by New Parent under the laws of a jurisdiction in Canada for the purposes of the Plan of Arrangement which, immediately prior to the Effective Time, will be wholly owned by New Parent;

“Agrium Arrangement Resolution” means a special resolution of the Agrium Securityholders in respect of the Arrangement to be considered at the Agrium Meeting, in substantially the form of Schedule C hereto;

“Agrium Articles of Arrangement” means the articles of arrangement of Agrium in respect of the Arrangement, required by the CBCA to be sent to the Director after the Final Order is made;

“Agrium Disclosure Documents” has the meaning ascribed thereto in paragraph (n) of Schedule D;

“Agrium Disclosure Letter” means the disclosure letter dated as of the date of this Agreement and delivered by Agrium to PCS with this Agreement;

“Agrium DSU Plan” means the Agrium Inc. Directors’ Deferred Share Unit Plan of Agrium, as amended and restated effective January 1, 2016;

“Agrium Employee Plans” has the meaning ascribed thereto in paragraph (ff) of Schedule D;

“Agrium Exchange Ratio” means 2.23 New Parent Shares for each Agrium Share;

“Agrium Financial Statements” has the meaning ascribed thereto in paragraph (o) of Schedule D;

“Agrium Incentive Compensation Plans” means, collectively, the Agrium Stock Option Plan, the Agrium PSU/RSU Plan, the Agrium DSU Plan, the Agrium U.S. PSU Plan and the Agrium SAR Plan;

“Agrium Meeting” means the meeting of Agrium Securityholders, including any adjournment or postponement thereof in accordance with the terms of this Agreement, that is to be convened as provided by the Interim Order to consider, and if deemed advisable approve, the Agrium Arrangement Resolution;

“Agrium Mineral Rights” has the meaning ascribed thereto in paragraph (y)(ii) of Schedule D;

“Agrium Options” means the options to purchase Agrium Shares awarded under the Agrium Stock Option Plan;

“Agrium Permitted Dividends” means, in respect of Agrium Shares, a dividend not in excess of U.S.$0.875 per Agrium Share per quarter consistent with the current practice (including, subject to Section 5.9, with respect to timing) of Agrium;

“Agrium PSU/RSU Plan” means the Agrium Inc. Amended and Restated Performance Share Unit and Restricted Share Unit Plan of Agrium, as amended and restated effective January 1, 2016;

“Agrium Real Property Interests” has the meaning ascribed thereto in paragraph (y)(i) of Schedule D;

“Agrium SAR” means a stock appreciation right granted under the Agrium SAR Plan or a tandem stock appreciation right connected to an Agrium Option;

“Agrium SAR Plan” means the Agrium Inc. Amended and Restated Stock Appreciation Rights Plan of Agrium, as amended and restated effective January 1, 2016;

“Agrium Securityholders” means, collectively, the Agrium Shareholders and the Agrium Voting Optionholders;

“Agrium Shareholder Rights Plan” means the amended and restated shareholder rights plan agreement between Agrium and CST Trust Company, as rights agent, dated May 4, 2016;

“Agrium Shareholders” means the holders of Agrium Shares;

“Agrium Shares” means the common shares in the capital of Agrium;

“Agrium Significant Entities” means, collectively, Misr Fertilizers Production Company S.A.E., Profertil S.A. and Canpotex;

“Agrium Stock Option Plan” means the Agrium Inc. Amended and Restated Stock Option and Tandem SAR Plan of Agrium, as amended and restated effective January 1, 2016;

“Agrium U.S. PSU Plan” means the Agrium Inc. Amended and Restated Performance Share Unit Plan for Designated United States Employees of Agrium Inc. and its Affiliates, as amended and restated effective January 1, 2016;

“Agrium Voting Optionholders” means the holders of Agrium Voting Options;

“Agrium Voting Options” means the currently outstanding Agrium Options granted under the Agrium Stock Option Plan on or before December 31, 2012, as disclosed in Section 1.1 of the Agrium Disclosure Letter;

“Arrangement” means the arrangement pursuant to section 192 of the CBCA on the terms and pursuant to the conditions set forth in the Plan of Arrangement, subject to any amendments to the Plan of Arrangement made in accordance with the terms of this Agreement or made at the direction of the Court in the Final Order with the prior written consent of PCS and Agrium, each acting reasonably;

“BofA Merrill Lynch” means Merrill Lynch, Pierce, Fenner & Smith Incorporated;

“business day” means any day, other than a Saturday, a Sunday or a statutory holiday in the Province of Saskatchewan, the Province of Alberta or the Province of Ontario;

“Canadian GAAP” means Canadian generally accepted accounting principles for publicly accountable enterprises, being International Financial Reporting Standards as issued by the International Accounting Standards Board, as adopted by the Canadian Accounting Standards Board;

“Canadian Securities Laws” means the Securities Act, 1988 (Saskatchewan), the Securities Act (Alberta) and any other applicable Canadian provincial or territorial securities Laws;

“Canpotex” means Canpotex Limited, a corporation existing under the laws of Canada;

“CBCA” means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended;

“Certificates of Arrangement” means, collectively, the certificates of arrangement in respect of each of PCS and Agrium giving effect to the Arrangement, to be issued by the Director pursuant to subsection 192(7) of the CBCA in respect of the PCS Articles of Arrangement and the Agrium Articles of Arrangement, respectively;

“Commissioner” means the Commissioner of Competition appointed under subsection 7(1) of the Competition Act or his designee;

“Competition Act” means the Competition Act, R.S.C. 1985, c. C-34, as amended;

“Confidentiality Agreement” means the Confidentiality Agreement dated April 18, 2016 between Agrium and PCS;

“Court” means the Ontario Superior Court of Justice (Commercial List);

“Damages Event” has the meaning ascribed thereto in Section 7.2;

“deliberate” breach of any representation, warranty or covenant by PCS or Agrium means that, as applicable, a senior officer of PCS or Agrium (a) had actual knowledge that a representation or warranty of the Party to which he or she served as a senior officer was materially false when made or (b) as to a covenant herein, directed or allowed PCS or Agrium, each as applicable, to take an action, fail to take an action or permit an action to be taken or occur that he or she knew at such time constituted a material breach of a covenant herein by such Party;

“Depositary” means CST Trust Company or such other Person as PCS and Agrium agree to in writing;

“Director” means the Director appointed pursuant to section 260 of the CBCA;

“Disclosed Personal Information” has the meaning ascribed thereto in Section 7.8(b);

“Dissent Rights” means the rights of dissent in respect of the Arrangement granted to the registered PCS Shareholders and registered Agrium Shareholders, as described in the Plan of Arrangement;

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval System;

“Effective Date” means the date shown in the Certificates of Arrangement issued by the Director;

“Effective Time” means 12:01 a.m. (Central Standard Time) on the Effective Date;

“Encumbrance” means any mortgage, pledge, assignment, charge, lien, security interest, adverse interest in property, other third party interest or encumbrance of any kind whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;

“Environmental Laws” means, with respect to any Person or its business, activities, property, assets or undertaking, all Laws, including the common law, relating to environmental or health matters in the jurisdictions applicable to such Person or its business, activities, property, assets or undertaking, including legislation governing the use and storage of Hazardous Substances;

“Exchanges” means the TSX and the NYSE;

“Executive Officer” means, in the case of PCS, PCS’ President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and Senior Vice President, General Counsel and Secretary and, in the case of Agrium, Agrium’s President and Chief Executive Officer, Senior Vice President and Chief Financial Officer and Senior Vice President and Chief Legal Officer;

“Final Order” means the order of the Court approving the Arrangement in the form acceptable to PCS and Agrium, each acting reasonably, as such order may be amended by the Court (with prior written consent of both PCS and Agrium, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to PCS and Agrium, each acting reasonably) on appeal;

“Financing Matter” has the meaning ascribed thereto in Section 5.4(a);

“Governmental Entity” means any (a) international, multinational, national, federal, provincial, territory, state, regional, municipal, local or other government or any governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, ministry, agency or instrumentality, domestic or foreign, (b) any subdivision, agent, commission, board or authority of any of the foregoing, (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, or (d) the Exchanges;

“Hazardous Substances” mean any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, hazardous recyclable, toxic substance, dangerous substance or dangerous good as defined, judicially interpreted, or identified in any Environmental Laws;

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

“Income Taxes” means all Taxes, however denominated, including any interest, penalties or other additions, imposed by any Governmental Entity on a Person’s income or profits (including federal, provincial, state or local income or profits taxes);

“Interim Order” means an order of the Court, in a form acceptable to PCS and Agrium, each acting reasonably, containing declarations and directions in respect of the notices to be given and the conduct of the PCS Meeting and the Agrium Meeting with respect to the Arrangement as more fully set out herein;

“Investment Canada Act” means the Investment Canada Act (R.S.C. 1985, c. 28 (1st sup.)), as amended;

“Joint Proxy Circular” means the notice of the PCS Meeting and the notice of the Agrium Meeting to be sent to PCS Shareholders and Agrium Securityholders, respectively, and the accompanying joint management information circular to be prepared in connection with the PCS Meeting and the Agrium Meeting, together with any amendments thereto or supplements thereof in accordance with the terms of this Agreement;

“Key Regulatory Approvals” means the approvals listed in Schedule F, as may be amended by written agreement of the Parties;

“Laws” means all laws, by-laws, statutes, rules, regulations, orders, common law, principles of law or equity, ordinances, protocols, codes, notices, directions, judgments or other requirements of any Governmental Entity having the force of law, and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity or self-regulatory authority, and the term “applicable” with respect to such Laws and in a context that refers to one or more Parties, means such Laws as are applicable to such Party or its business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party or Parties or its or their business, undertaking, property or securities; and “Laws” includes Environmental Laws;

“Material Adverse Change” or “Material Adverse Effect” means, with respect to any Person, any fact or state of facts, circumstance, change, effect, occurrence or event which, either individually is or in the aggregate are, or individually or in the aggregate would reasonably be expected to be, material and adverse to the business, operations, results of operations, properties, assets, liabilities (whether absolute, accrued, contingent or otherwise) or financial condition of such Person and its Subsidiaries, on a consolidated basis, except for and excluding any fact or state of facts, circumstance, change, effect, occurrence or event to the extent resulting from or arising in connection with:

(a)	any change in Canadian GAAP (or authoritative interpretation thereof) or applicable Law;

(b)

any change in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in general economic, business, regulatory, or market conditions or in national or global financial or capital markets, including credit markets or securities markets;

(c)	any change generally affecting the industries, businesses or segments thereof, in which such Person and its Subsidiaries operate;

(d)	climatic or other natural events or conditions (including drought, any other weather conditions and any natural disaster);

(e)	changes in the price (on a current or forward basis) of potash, phosphate rock, phosphate, natural gas, nitrogen, urea, ammonia or any other product used or sold by such Person or its Subsidiaries;

(f)

the failure of such Person to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of this Agreement, or changes in the market price, credit rating or trading volume of such Person’s securities after the date of this Agreement (it being understood that the underlying facts giving rise or contributing to such failure or change may, if not otherwise excluded from the definition of Material Adverse Change or Material Adverse Effect, be deemed either alone or in combination to constitute, or be taken into account in determining whether there has been, a Material Adverse Change or Material Adverse Effect);

(g)	any notice of withdrawal or similar action in respect of Canpotex by one or more members thereof;

(h)	the announcement or pendency of this Agreement, including any lawsuit in respect of this Agreement or the transactions contemplated hereby;

(i)	any actions taken (or omitted to be taken) at the written request, or with the prior written consent, of the other Party hereto; or

(j)	any action taken by the Person or any of its Subsidiaries that is required pursuant to this Agreement (excluding any obligation to act in the ordinary course of business),

provided, however, that with respect to paragraphs (a), (b), (c), (d) and (e) above, such matters will be considered to the extent that they have a materially disproportionate effect on the Person and its Subsidiaries, taken as a whole, relative to comparable entities operating in such Person’s industries, businesses or segments thereof; and references in certain sections of this Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretative for purposes of determining whether a Material Adverse Change or Material Adverse Effect has occurred;

“Material Subsidiary” means a Subsidiary, the total assets of which constitute more than 10% of the consolidated assets of Agrium or PCS (as applicable) as at December 31, 2015, or the total revenues of which constitute more than 10% of the consolidated revenues of Agrium or PCS (as applicable) for the year ended December 31, 2015;

“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions;

“Money Laundering Laws” has the meaning ascribed thereto in paragraph (nn)(ii) of Schedule D;

“New Parent” means a corporation to be incorporated by PCS and Agrium under the CBCA of which, immediately prior to the Effective Time, each of PCS and Agrium will own 50% of the common voting equity;

“New Parent Constating Documents” means the documents in substantially the form attached as Schedule H hereto;

“New Parent Shares” means the common shares in the capital of New Parent;

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

“NI 52-109” means National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings;

“NI 62-104” means National Instrument 62-104 – Take-Over Bids and Issuer Bids;

“NYSE” means the New York Stock Exchange;

“OHSL” has the meaning ascribed thereto in paragraph (gg) of Schedule D;

“Outside Date” means September 11, 2017, subject to the right of either Party to postpone the Outside Date for up to an additional six months (in three-month increments) if any Key Regulatory Approval has not been obtained and such approvals have not been denied by a non-appealable decision of a Governmental Entity, by giving written notice to the other Party to such effect no later than 5:00 p.m. (Central Standard Time) on the date that is not less than five days prior to the original Outside Date (and any subsequent Outside Date), or such later date as may be agreed to in writing by the Parties; provided that notwithstanding the foregoing, (a) a Party shall not be permitted to postpone the Outside Date if the failure to obtain a Key Regulatory Approval is the result of such Party’s deliberate breach of its obligations under this Agreement with respect to obtaining such Key Regulatory Approval, and (b) in the aggregate such postponements shall not exceed six months from the original Outside Date;

“Parties” means Agrium and PCS, and “Party” means either one of them;

“PCS” means Potash Corporation of Saskatchewan Inc., a corporation existing under the CBCA;

“PCS AcquisitionCo” means a corporation to be incorporated by New Parent under the laws of a jurisdiction in Canada for the purposes of the Plan of Arrangement, which, immediately prior to the Effective Time, will be wholly owned by New Parent;

“PCS Arrangement Resolution” means a special resolution of the PCS Shareholders in respect of the Arrangement to be considered at the PCS Meeting, in substantially the form of Schedule B hereto;

“PCS Articles of Arrangement” means the articles of arrangement of PCS in respect of the Arrangement, required by the CBCA to be sent to the Director after the Final Order is made;

“PCS Disclosure Documents” has the meaning ascribed thereto in paragraph (n) of Schedule E;

“PCS Disclosure Letter” means the disclosure letter dated as of the date of this Agreement and delivered by PCS to Agrium with this Agreement;

“PCS DSU Plan” means the Deferred Share Unit Plan for Non-Employee Directors of PCS dated April 26, 2012;

“PCS Employee Plans” has the meaning ascribed thereto in paragraph (ff) of Schedule E;

“PCS Exchange Ratio” means 0.40 New Parent Shares for each PCS Share;

“PCS Financial Statements” has the meaning ascribed thereto in paragraph (o) of Schedule E;

“PCS Hedging Policies” means PCS’ External Borrowing Policy, Currency Conversion Policy and Natural Gas Policy Statement;

“PCS Incentive Compensation Plans” means, collectively, the PCS Stock Option Plans, the CEO multiyear incentive plan of PCS and the PCS DSU Plan;

“PCS LTIP” means the 2016 Long-Term Incentive Plan effective as of May 10, 2016 of PCS;

“PCS Meeting” means the meeting of PCS Shareholders, including any adjournment or postponement thereof in accordance with the terms of this Agreement, that is to be convened as provided by the Interim Order to consider, and if deemed advisable approve, the PCS Arrangement Resolution;

“PCS Mineral Rights” has the meaning ascribed thereto in paragraph (y)(ii) of Schedule E;

“PCS Options” means the options to purchase PCS Shares awarded under the PCS Stock Option Plans;

“PCS Permitted Dividends” means, in respect of PCS Shares, a dividend not in excess of U.S.$0.10 per PCS Share per quarter consistent with the practice announced on July 28, 2016 (including , subject to Section 5.9, with respect to timing) of PCS;

“PCS Real Property Interests” has the meaning ascribed thereto in paragraph (y)(i) of Schedule E;

“PCS Share Settled PSUs” means the share settled performance share units awarded under the PCS LTIP;

“PCS Shareholders” means the holders of PCS Shares;

“PCS Shares” means the common shares in the capital of PCS;

“PCS Significant Entities” means, collectively, Arab Potash Company, Israel Chemicals Ltd., Sinofert Holdings Limited, Sociedad Quimica y Minera de Chile S.A. and Canpotex;

“PCS Stock Option Plans” means, collectively, the PCS LTIP, the 2006 Performance Option Plan effective as of January 1, 2006, the 2007 Performance Option Plan effective as of January 1, 2007, the 2008 Performance Option Plan effective as of January 1, 2008, the 2009 Performance Option Plan effective as of January 1, 2009, the 2010 Performance Option Plan effective as of January 1, 2010, the 2011 Performance Option Plan effective as of January 1, 2011, the 2012 Performance Option Plan effective as of January 1, 2012, the 2013 Performance Option Plan effective as of January 1, 2013, the 2014 Performance Option Plan effective as of January 1, 2014, and the 2015 Performance Option Plan effective as of January 1, 2015, of PCS;

“Permitted Acquisition Agreement” means an agreement, arrangement or understanding entered into by a Party to implement, pursue or support a Superior Proposal, which:

(a)

other than in respect of the requirement for such Party to change its recommendation or determination in respect of the Arrangement as provided in Section 7.1(b)(viii), all obligations of PCS or Agrium, as applicable, (other than confidentiality) contained in the agreement, arrangement or understanding are effective only following the satisfaction of a condition precedent that (i) in the case of an agreement, arrangement or understanding entered into by Agrium, the Agrium Arrangement Resolution shall have failed to receive the requisite vote of the Agrium Securityholders at the Agrium Meeting (including any adjournments or postponements thereof) in accordance with the Interim Order, or (ii) in the case of an agreement, arrangement or understanding entered into by PCS, the PCS Arrangement Resolution shall have failed to receive the requisite vote of the PCS Shareholders at the PCS Meeting (including any adjournments or postponements thereof) in accordance with the Interim Order;

(b)

other than as required by applicable Law prior to the satisfaction of the applicable condition precedent referred to in clause (a) above, does not require such Party to take any further steps in respect of the Superior Proposal, including any filing or notice to any Governmental Entity, until the applicable condition precedent referred to in clause (a) above has been satisfied;

(c)

terminates automatically in accordance with its terms, and is of no further force or effect, immediately upon the failure of the applicable condition precedent referred to in clause (a) above to be satisfied;

(d)

does not contain any provisions providing for the payment of any amount or the taking of any other action by such Party as a result of the completion of the transactions contemplated by this Agreement or the failure to satisfy the applicable condition precedent referred to in clause (a) above; and

(e)

other than in respect of the ability of such Party to change its recommendations or determinations in respect of the Arrangement upon the entering into of the agreement, arrangement or understanding as provided in Section 7.1(b)(viii), such agreement, arrangement or understanding does not by its terms otherwise prevent, delay or inhibit, in any way, such Party from completing the Arrangement in accordance with the terms of this Agreement unless and until such time as the applicable condition precedent referred to in clause (a) above is satisfied;

“Person” includes an individual, firm, trust, partnership, association, corporation, joint venture, trustee, executor, administrator, legal representative or government (including any Governmental Entity);

“Plan of Arrangement” means the plan of arrangement substantially in the form and content set forth in Schedule A hereto and any amendment or variation thereto made in accordance with Section 8.3 hereof or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order (with prior written consent of both PCS and Agrium, each acting reasonably);

“Post-Arrangement Reorganization” means the transactions described in Section 5.6;

“Pre-Arrangement Reorganization” has the meaning ascribed thereto in Section 5.5(a);

“RBC Capital Markets” means RBC Dominion Securities Inc.;

“Regulatory Approvals” means any consent, waiver, permit, exemption, review, order, decision or approval of, or any registration and filing with or withdrawal of any objection or successful conclusion of any litigation brought by, any Governmental Entity, or the expiry, waiver or termination of any waiting period imposed by Law or a Governmental Entity or pursuant to a written agreement between the Parties and a Governmental Entity to refrain from consummating the Arrangement, in each case required or advisable under Laws in connection with the Arrangement, including the Key Regulatory Approvals;

“Remedy” has the meaning ascribed thereto in Section 5.3(c);

“Reorganizing Party” has the meaning ascribed thereto in Section 5.5(a);

“Replacement Option” means an option to purchase New Parent Shares granted in replacement of a PCS Option or an Agrium Option on the basis set forth in Section 5.7;

“Replacement SAR” means a stock appreciation right granted in replacement of an Agrium SAR on the basis set forth in Section 5.7;

“Replacement Share Right” means a restricted share unit, deferred share unit, performance share unit or similar interest with respect to New Parent Shares granted in replacement of a Share Right on the basis set forth in Section 5.7;

“Representatives” means the officers, directors, employees, financial advisors, legal counsel, accountants and other agents and representatives of a Party;

“Returns” means all reports, estimates, elections, designations, forms, declarations of estimated Taxes, information statements and returns relating to, or required to be filed in connection with any Taxes;

“Sanctions” has the meaning ascribed thereto in paragraph (nn)(iii) of Schedule D;

“SEC” means the United States Securities and Exchange Commission;

“Section 3(a)(10) Exemption” has the meaning ascribed thereto in Section 2.15(a);

“Securities Regulators” means, collectively, the securities commission or other securities regulatory authority of each province and territory of Canada and the SEC;

“SEDAR” means the System for Electronic Document Analysis and Retrieval;

“Share Right” means each restricted share unit, deferred share unit, performance share unit or similar interest covering PCS Shares or Agrium Shares granted pursuant to any PCS Incentive Compensation Plan or Agrium Incentive Compensation Plan, but not including a PCS Option, Agrium Option or Agrium SAR;

“Subsidiary” means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which such specified body corporate exercises direction or control or which is in a like relation to a subsidiary;

“Superior Proposal” means a written bona fide Acquisition Proposal to acquire not less than all of the outstanding PCS Shares or Agrium Shares, as applicable, or all or substantially all of the assets of the Party subject to the Acquisition Proposal, which the board of directors of such Party determines, in good faith:

(a)

is not subject to any financing condition and that the funds or other consideration necessary to complete the Acquisition Proposal are or are reasonably likely to be available to fund completion of the Acquisition Proposal at the time and on the basis set out therein;

(b)

after consultation with its financial advisor(s), would or would be reasonably likely to, if consummated in accordance with its terms and without assuming away the risk of non-completion, result in a transaction more favourable, from a financial point of view, for shareholders of such Party to the transaction contemplated by this Agreement (including after considering the proposal to adjust the terms and conditions of the Arrangement as contemplated in Section 7.1(c));

(c)	is not subject to any due diligence condition;

(d)

after consultation with its financial advisor(s) and outside counsel, is reasonably likely to be consummated at the time and on the terms proposed, without undue delay and taking into account all legal, financial, regulatory (including with respect to the Competition Act, the Investment Canada Act and the HSR Act, to the extent applicable) and other aspects of such Acquisition Proposal and the Person or group of Persons making such proposal; and

(e)	after receiving the advice of outside counsel, that the failure by the board of directors to take such action would be inconsistent with its fiduciary duties;

“Tax Act” means the Income Tax Act, R.S.C. 1985, c.1 (5th Supp.);

“Taxes” means all taxes, however denominated, including any interest, penalties or other additions that may become payable in respect thereof, imposed by any Governmental Entity, which taxes shall include, without limiting the generality of the foregoing, all Income Taxes, or capital taxes, payroll and employee withholding taxes, gasoline and fuel taxes, employment insurance, social insurance taxes (including Canada Pension Plan payments), sales and use taxes (including goods and services, harmonized sales and provincial, territorial and state sales tax), ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation premiums or charges, pension assessment and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which one of the Parties or any of its Subsidiaries is required to pay, withhold or collect;

“Third Party Beneficiaries” has the meaning ascribed thereto in Section 9.7;

“TSX” means the Toronto Stock Exchange;

“U.S. Corporation” means a corporation that is a “domestic corporation” within the meaning of the U.S. Tax Code (or any Subsidiary of such corporation that is itself a “domestic corporation” within the meaning of the U.S. Tax Code);

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“U.S. Securities Laws” means federal and state securities legislation of the United States and all rules, regulations and orders promulgated thereunder; and

“U.S. Tax Code” means the United States Internal Revenue Code of 1986, as amended, or any successor thereto.

1.2	Interpretation Not Affected by Headings

The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

1.3	Article References

Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.4	Number and Gender

In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa; and words importing gender shall include all genders.

1.5	Date for Any Action and Computation of Time

If the date on which any action is required to be taken hereunder by a Party is not a business day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a business day in such place. A period of time is to be computed as beginning on the day following the event that began the period and ending at 5:00 p.m. (Central Standard Time) on the last day of the period, if the last day of the period is a business day, or at 5:00 p.m. (Central Standard Time) on the next business day if the last day of the period is not a business day.

1.6	Currency

Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of Canada. All references in this Agreement to “U.S.$” refer to the lawful money of the United States.

1.7	Schedules

The following Schedules annexed to this Agreement, being:

Schedule A	Plan of Arrangement
Schedule B	Form of PCS Arrangement Resolution
Schedule C	Form of Agrium Arrangement Resolution
Schedule D	Representations and Warranties of Agrium
Schedule E	Representations and Warranties of PCS
Schedule F	Key Regulatory Approvals
Schedule G	New Parent Governance Matters
Schedule H	New Parent Constating Documents

are incorporated by reference into this Agreement and form a part hereof.

1.8	Accounting Matters

Unless otherwise stated, all accounting terms used in this Agreement shall have the meanings attributable thereto under Canadian GAAP and all determinations of an accounting nature required to be made shall be made in a manner consistent with Canadian GAAP.

1.9	Knowledge

In this Agreement, references to “to the knowledge of” means the actual knowledge of the Executive Officers of Agrium or PCS, as the case may be, after reasonable inquiry, and such officers shall make such inquiry as is reasonable in the circumstances.

1.10	Disclosure Letters

The PCS Disclosure Letter and the Agrium Disclosure Letter and all information contained therein is “Confidential Information” for the purposes of the Confidentiality Agreement and may not be disclosed, other than: (a) as permitted under the Confidentiality Agreement; or (b) in circumstances where a Party needs to disclose it in order to enforce or exercise its rights under this Agreement.

1.11	Other Definitional and Interpretive Provisions

(a)

References in this Agreement to the words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation” whether or not they are in fact followed by those words or words of like import.

(b)	Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(c)

References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. Any reference in this Agreement to a Person includes the heirs, administrators, executors, legal personal representatives, predecessors, successors and permitted assigns of that Person.

(d)

References to a particular statute shall be to such statute and the rules, regulations and published policies made thereunder, as now in effect and as they may be promulgated thereunder or amended from time to time.

(e)

A Person is considered to “control” another Person if (i) the first Person beneficially owns or directly or indirectly exercises control or direction over securities of the second Person carrying votes which, if exercised, would entitle the first Person to elect a majority of the directors of the second Person, unless that first Person holds the voting securities only to secure an obligation, or (ii) the second Person is a partnership, other than a limited partnership, and the first Person holds more than 50% of the interests of the partnership, or (iii) the second Person is a limited partnership, and the general partner of the limited partnership is the first Person.

ARTICLE 2

THE ARRANGEMENT

2.1	The Arrangement

On the terms and subject to the conditions hereof, as soon as practicable following the date hereof, PCS and Agrium shall proceed to effect the Arrangement under section 192 of the CBCA, pursuant to which, on the Effective Date, on the terms and subject to the conditions contained in the Plan of Arrangement, each PCS Shareholder shall receive a number of New Parent Shares equal to the PCS Exchange Ratio in exchange for each PCS Share then held and each Agrium Shareholder shall receive a number of New Parent Shares equal to the Agrium Exchange Ratio in exchange for each Agrium Share then held. Certificates representing fractional New Parent Shares shall not be issued, but in lieu thereof New Parent shall pay, in accordance with the Plan of Arrangement, to each Person who would otherwise have received a certificate representing a fractional New Parent Share, a cash amount determined by reference to the volume weighted average trading price of New Parent Shares on the TSX on the first five trading days on which such shares trade on such exchange following the Effective Date.

2.2	PCS Approval

PCS represents and warrants to Agrium that its board of directors:

(a)	has unanimously determined, after consultation with its legal counsel and financial advisors, and upon receipt of the opinions referred to in Section 2.2(b), that:

(i)	the Arrangement is fair to the PCS Shareholders;

(ii)	it shall recommend that the PCS Shareholders vote in favour of the PCS Arrangement Resolution; and

(iii)	the Arrangement and entry into this Agreement are in the best interests of PCS; and

(b)

has received an opinion from each of BofA Merrill Lynch and RBC Capital Markets, the financial advisors to PCS, dated as of the date of this Agreement, that, as of such date and based upon and subject to the assumptions, limitations and qualifications set forth therein, taking into account the terms of the Arrangement, the PCS Exchange Ratio is fair, from a financial point of view, to the PCS Shareholders.

2.3	Agrium Approval

Agrium represents and warrants to PCS that its board of directors:

(a)	has unanimously determined, after consultation with its legal counsel and financial advisors, and upon receipt of the opinions referred to in Section 2.3(b), that:

(i)	the Arrangement is fair to the Agrium Shareholders;

(ii)	it shall recommend that the Agrium Securityholders vote in favour of the Agrium Arrangement Resolution; and

(iii)	the Arrangement and entry into this Agreement are in the best interests of Agrium; and

(b)

has received an opinion from each of Barclays Capital Inc. and CIBC World Markets Inc., the financial advisors to Agrium, dated as of the date of this Agreement, that, as of such date and based upon and subject to the assumptions, limitations and qualifications set forth therein, taking into account the terms of the Arrangement, the that the Agrium Exchange Ratio is fair, from a financial point of view, to the Agrium Shareholders.

2.4	Obligations of PCS

Subject to the terms and conditions of this Agreement, in order to facilitate the Arrangement, PCS shall take all action necessary in accordance with all applicable Laws, including Canadian Securities Laws and U.S. Securities Laws, to:

(a)	make and diligently prosecute a joint application with Agrium to the Court for the Interim Order in respect of the Arrangement;

(b)

in accordance with the terms of and the procedures contained in the Interim Order, duly call, give notice of, convene and hold the PCS Meeting as promptly as practicable, and in any event not later than November 7, 2016 (subject to any adjournments or postponements required or permitted by this Agreement), to vote upon the PCS Arrangement Resolution and any other matters as may be properly brought before such meeting (provided that, except as otherwise required by Law, PCS will not propose or submit for consideration at the PCS Meeting any business other than the approval of the Arrangement and the PCS Arrangement Resolution without the prior written consent of Agrium, such consent not to be unreasonably withheld, conditioned or delayed);

(c)

subject to the board of directors of PCS withdrawing, modifying, qualifying or changing its recommendation in Section 2.2(a) in accordance with this Agreement, solicit proxies of PCS Shareholders in favour of the PCS Arrangement Resolution and against any resolution submitted by any Person that is inconsistent with the PCS Arrangement Resolution and the completion of any of the transactions contemplated by this Agreement, including, if so requested by Agrium, acting reasonably, using proxy solicitation services firms and cooperating with any Persons engaged by Agrium to solicit proxies in favour of the approval of the Agrium Arrangement Resolution;

(d)

subject to obtaining the approvals as contemplated in the Interim Order and as may be directed by the Court in the Interim Order, take all steps necessary or desirable jointly with Agrium to submit the Arrangement to the Court and apply for the Final Order as soon as reasonably practicable, but in any event not later than the third business day after the later of the date on which the (i) PCS Arrangement Resolution is passed at the PCS Meeting, and (ii) Agrium Arrangement Resolution is passed at the Agrium Meeting; and

(e)

concurrently with the delivery of the Agrium Articles of Arrangement pursuant to Section 2.5(e), deliver the PCS Articles of Arrangement to the Director following satisfaction or waiver of the conditions set forth in Article 6 in accordance with Section 2.9.

PCS shall use its commercially reasonable efforts to obtain and furnish to Agrium the information required on PCS’ behalf to be included in the Joint Proxy Circular. PCS shall use its commercially reasonable efforts to prepare the Joint Proxy Circular with Agrium, and shall print and mail, directly or indirectly, physical copies of the Joint Proxy Circular and related materials (without utilizing “notice-and-access” for this purpose) to all registered and beneficial holders of PCS Shares in accordance with applicable Laws, irrespective of standing instructions regarding the receipt of proxy-related materials. As of the date the Joint Proxy Circular is first mailed to the PCS Shareholders and the Agrium Securityholders and the date of any PCS Meeting and Agrium Meeting, the information provided by PCS for use in the preparation of the Joint Proxy Circular shall be complete and correct in all material respects, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading and shall comply in all material respects with all applicable Laws. PCS shall promptly correct any such information provided by it for use in the Joint Proxy Circular which shall have become false or misleading in any material respect at any time prior to the Agrium Meeting or the PCS Meeting. Without limiting the generality of the foregoing, PCS shall ensure that the Joint Proxy Circular provides PCS Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the PCS Meeting, and contains the unanimous recommendation of the board of directors of PCS that the PCS Shareholders vote in favour of the PCS Arrangement Resolution (unless such recommendation has been withdrawn, modified, qualified or changed in accordance with this Agreement).

2.5	Obligations of Agrium

Subject to the terms and conditions of this Agreement, in order to facilitate the Arrangement, Agrium shall take all action necessary in accordance with all applicable Laws, including Canadian Securities Laws and U.S. Securities Laws, to:

(a)	make and diligently prosecute a joint application with PCS to the Court for the Interim Order in respect of the Arrangement;

(b)

in accordance with the terms of and the procedures contained in the Interim Order, duly call, give notice of, convene and hold the Agrium Meeting as promptly as practicable, and in any event not later than November 7, 2016 (subject to any adjournments or postponements required or permitted by this Agreement), to vote upon the Agrium Arrangement Resolution and any other matters as may be properly brought before such meeting (provided that, except as otherwise required by Law, Agrium will not propose or submit for consideration at the Agrium Meeting any business other than the approval of the Arrangement and the Agrium Arrangement Resolution without the prior written consent of PCS, such consent not to be unreasonably withheld, conditioned or delayed);

(c)

subject to the board of directors of Agrium withdrawing, modifying, qualifying or changing its recommendation in Section 2.3(a) in accordance with this Agreement, solicit proxies of Agrium Securityholders in favour of the Agrium Arrangement Resolution and against any resolution submitted by any Person that is inconsistent with the Agrium Arrangement Resolution and the completion of any of the transactions contemplated by this Agreement, including, if so requested by PCS, acting reasonably, using proxy solicitation services firms and cooperating with any Persons engaged by PCS to solicit proxies in favour of the approval of the PCS Arrangement Resolution;

(d)

subject to obtaining the approvals as contemplated in the Interim Order and as may be directed by the Court in the Interim Order, take all steps necessary or desirable jointly with PCS to submit the Arrangement to the Court and apply for the Final Order as soon as reasonably practicable, but in any event not later than the third business day after the later of the date on which the (i) PCS Arrangement Resolution is passed at the PCS Meeting, and (ii) Agrium Arrangement Resolution is passed at the Agrium Meeting; and

(e)

concurrently with the delivery of the PCS Articles of Arrangement pursuant to Section 2.4(e), deliver the Agrium Articles of Arrangement to the Director following satisfaction or waiver of the conditions set forth in Article 6 in accordance with Section 2.9.

Agrium shall use its commercially reasonable efforts to obtain and furnish to PCS the information required on Agrium’s behalf to be included in the Joint Proxy Circular. Agrium shall use its commercially reasonable efforts to prepare the Joint Proxy Circular with PCS, and shall print and mail, directly or indirectly, physical copies of the Joint Proxy Circular and related materials (without utilizing “notice-and-access” for this purpose) to all registered and beneficial holders of Agrium Shares and Agrium Voting Options in accordance with applicable Laws, irrespective of standing instructions regarding the receipt of proxy-related materials. As of the date the Joint Proxy Circular is first mailed to the PCS Shareholders and the Agrium Securityholders and the date of any PCS Meeting and Agrium Meeting, the information provided by Agrium for use in the preparation of the Joint Proxy Circular shall be complete and correct in all material respects, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading and shall comply in all material respects with all applicable Laws. Agrium shall promptly correct any such information provided by it for use in the Joint Proxy Circular which shall have become false or misleading in any material respect at any time prior to the PCS Meeting or the Agrium Meeting. Without limiting the generality of the foregoing, Agrium shall ensure that the Joint Proxy Circular provides Agrium Securityholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Agrium Meeting, and contains the unanimous recommendation of the board of directors of Agrium that the Agrium Securityholders vote in favour of the Agrium Arrangement Resolution (unless such recommendation has been withdrawn, modified, qualified or changed in accordance with this Agreement).

2.6	Interim Order

(a)	The application referred to in Sections 2.4(a) and 2.5(a) shall request that the Interim Order provide, among other things:

(i)	for the class of Persons to whom notice is to be provided in respect of the Arrangement, the PCS Meeting and the Agrium Meeting and for the manner in which such notice is to be provided;

(ii)	that:

(A)

the requisite approval for the PCS Arrangement Resolution to be placed before the PCS Meeting shall be two-thirds (66-2/3%) of the votes cast on the PCS Arrangement Resolution by PCS Shareholders present in person or by proxy at the PCS Meeting (such that each PCS Shareholder is entitled to one vote for each PCS Share held) and, if required under Canadian Securities Laws, by a majority of the votes cast on the PCS Arrangement Resolution by PCS Shareholders present in person or by proxy at the PCS Meeting after excluding the votes of those Persons whose votes are required to be excluded under MI 61-101;

(B)	that, in all other respects, the terms, restrictions and conditions of the constating documents of PCS, including quorum requirements and all other matters, shall apply in respect of the PCS Meeting;

(iii)	that:

(A)

the requisite approval for the Agrium Arrangement Resolution to be placed before the Agrium Meeting shall be two-thirds (66-2/3%) of the votes cast on the Agrium Arrangement Resolution by Agrium Securityholders (voting as a single class) present in person or by proxy at the Agrium Meeting (such that each Agrium Securityholder is entitled to one vote for each Agrium Share held and one vote for each Agrium Share underlying an Agrium Voting Option held) and, if required under Canadian Securities Laws, by a majority of the votes cast on the Agrium Arrangement Resolution by Agrium Shareholders present in person or by proxy at the Agrium Meeting after excluding the votes of those Persons whose votes are required to be excluded under MI 61-101;

(B)

that, in all other respects, the terms, restrictions and conditions of the constating documents of Agrium, including quorum requirements and all other matters, shall apply in respect of the Agrium Meeting;

(iv)	that the PCS Meeting may be adjourned or postponed from time to time in accordance with the terms of this Agreement without the need for additional approval of the Court;

(v)	that the Agrium Meeting may be adjourned or postponed from time to time in accordance with the terms of this Agreement without the need for additional approval of the Court;

(vi)	for the grant of the Dissent Rights to the registered PCS Shareholders and the registered Agrium Shareholders as set forth in the Plan of Arrangement;

(vii)	for the notice requirements with respect to the presentation of the joint application to the Court for the Final Order;

(viii)	confirmation of the record date for the purposes of determining the PCS Shareholders entitled to receive material and vote at the PCS Meeting in accordance with the Interim Order;

(ix)

confirmation of the record date (which shall be the same day as the record date referred to in Section 2.6(a)(viii)) for the purposes of determining the Agrium Securityholders entitled to receive material and vote at the Agrium Meeting in accordance with the Interim Order;

(x)	that the record date for PCS Shareholders entitled to notice of and to vote at the PCS Meeting will not change in respect of any adjournment(s) or postponement(s) of the PCS Meeting;

(xi)	that the record date for Agrium Securityholders entitled to notice of and to vote at the Agrium Meeting will not change in respect of any adjournment(s) or postponement(s) of the Agrium Meeting; and

(xii)	for such other matters as the Parties may agree in writing, each acting reasonably.

(b)

In the application referred to in Sections 2.4(a) and 2.5(a), PCS and Agrium shall inform the Court that the Parties intend to rely on the Section 3(a)(10) Exemption for the issuance of the New Parent Shares pursuant to the Arrangement and that, in connection therewith, the Court will be required to approve the substantive and procedural fairness of the terms and conditions of the Arrangement to each Person to whom New Parent Shares will be issued. Each Person to whom New Parent Shares will be issued on completion of the Arrangement will be given adequate notice advising them of their right to attend and appear before the Court at the hearing of the Court for the Final Order and providing them with adequate information to enable such Person to exercise such right.

2.7	Conduct of Meetings

(a)

Subject to the terms of this Agreement and the Interim Order, PCS agrees to convene and conduct the PCS Meeting and Agrium agrees to convene and conduct the Agrium Meeting, in each case in accordance with their respective constating documents and applicable Laws and the Interim Order, and each agrees not to propose to adjourn or postpone its meeting without the prior consent of the other Party:

(i)

except as required for quorum purposes (in which case the applicable shareholder meeting shall be adjourned and not cancelled, and subsequently reconvened as soon as practicable) or by applicable Law or by a Governmental Entity;

(ii)	except as required under Section 6.4 or Section 7.1(c); or

(iii)

except for adjournments for not more than ten business days in the aggregate for the purposes of attempting to obtain the requisite approval of (A) in the case of PCS, the PCS Arrangement Resolution, and (B) in the case of Agrium, the Agrium Arrangement Resolution.

(b)

Each of PCS and Agrium shall promptly advise the other of any material written communication received after the date hereof from any shareholder or other Person in opposition to the Arrangement or any written notice of dissent, purported exercise or withdrawal of Dissent Rights by a shareholder of such Party, and written communications sent by or on behalf of such Party to any shareholder of such Party exercising or purporting to exercise Dissent Rights.

(c)

Neither Party shall make any payment or settlement offer, or agree to any payment or settlement prior to the Effective Time with respect to Dissent Rights without the prior written consent of the other Party.

(d)

Notwithstanding the receipt by a Party of a Superior Proposal in accordance with Section 7.1 and regardless of whether the board of directors of such Party has withdrawn, modified, qualified or changed any of its recommendations or determinations referred to in Section 2.2(a) or Section 2.3(a), as applicable, or entered into a Permitted Acquisition Agreement, unless otherwise agreed to in writing by the other Party or this Agreement is terminated in accordance with its terms or except as required by applicable Law or by a Governmental Entity, the Party receiving such Superior Proposal shall continue to take all steps reasonably necessary to hold its special meeting of shareholders and to cause the PCS Arrangement Resolution or the Agrium Arrangement Resolution, as applicable, to be voted on at such meeting and shall not propose to adjourn or postpone such meeting other than as contemplated by Section 2.7(a).

(e)

Each Party shall advise the other Party as reasonably requested, and on a daily basis on each of the last seven business days prior to their respective shareholder meetings called to consider the transactions contemplated hereby, as to the aggregate tally of the proxies and votes received in respect of such meeting and all matters to be considered at such meeting.

(f)	The Parties shall cooperate to schedule and convene the PCS Meeting and Agrium Meeting on the same date and time (subject to any adjournments or postponements required or permitted by this Agreement).

2.8	Court Proceedings

Each of PCS and Agrium will provide the other Party and its legal counsel with reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement, including by providing on a timely basis a description of any information required to be supplied by the other Party for inclusion in such material, prior to the service and filing of that material, and will accept the reasonable comments of the other Party and its legal counsel with respect to any such information required to be supplied by the other Party and included in such material and any other matters contained therein. Each of PCS and Agrium will ensure that all material filed with the Court in connection with the Arrangement is consistent in all material respects with the terms of this Agreement and the Plan of Arrangement. Each of PCS and Agrium will provide legal counsel to the other Party on a timely basis with copies of any notice and evidence served on such Party or its legal counsel in respect of the application for the Final Order or any appeal therefrom. Subject to applicable Laws, neither Party will file any material with, or make any submissions to, the Court in connection with the Arrangement or serve any such material, and will not agree to modify or amend materials so filed or served, except as contemplated hereby or with the other Party’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; provided that nothing herein shall require PCS or Agrium to agree or consent to any change to the PCS Exchange Ratio, the Agrium Exchange Ratio or the payment of any other consideration or other modification or amendment to such filed or served materials that expands or increases such Party’s obligations set forth in any such filed or served materials or under this Agreement. Each of PCS and Agrium shall oppose any proposal from any Person that the Final Order contain any provision inconsistent with this Agreement.

2.9	Effective Date

The Arrangement shall become effective at the Effective Time on the Effective Date. Upon issuance of the Final Order and subject to the satisfaction or waiver of the conditions precedent in Article 6 (excluding conditions that, by their terms, cannot be satisfied until the Effective Date), each of Agrium and PCS shall, as soon as practicable, execute and deliver such closing documents and instruments and, as soon as possible but not later than the third business day following satisfaction or waiver of such conditions precedent, PCS and Agrium shall proceed to concurrently file the PCS Articles of Arrangement and the Agrium Articles of Arrangement, the Final Order and such other documents as may be required to give effect to the Arrangement with the Director pursuant to section 192 of the CBCA, whereupon the transactions comprising the Plan of Arrangement shall occur and shall be deemed to have occurred in the order set out therein without any further act or formality.

2.10	Payment of Consideration

The Parties shall, immediately prior to the filing of the PCS Articles of Arrangement and the Agrium Articles of Arrangement with the Director pursuant to Section 2.9, cause New Parent to provide the Depositary with a sufficient number of New Parent Shares deliverable to PCS Shareholders and Agrium Shareholders pursuant to the Arrangement in accordance with Section 2.1.

2.11	Adjustment to Exchange Ratios

If on or after the date hereof, (a) PCS declares or sets a record date for any dividend or other distribution on the PCS Shares (other than PCS Permitted Dividends) that is prior to the Effective Time or pays any dividend or other distribution on the PCS Shares (other than PCS Permitted Dividends) prior to the Effective Time, or (b) Agrium declares or sets a record date for any dividend or other distribution on the Agrium Shares (other than Agrium Permitted Dividends) that is prior to the Effective Time or pays any dividend or other distribution on the Agrium Shares (other than Agrium Permitted Dividends) prior to the Effective Time, the Parties shall make such adjustment to the PCS Exchange Ratio and/or the Agrium Exchange Ratio as they determine, acting reasonably and in good faith, to be necessary to restore the original intention of the Parties in the circumstances.

2.12	New Parent Matters

The Parties shall:

(a)

prior to the Effective Date, jointly incorporate and organize New Parent with each Party owning 50% of the common voting equity of New Parent prior to the Effective Time and the name of New Parent to be as agreed by the Parties, each acting reasonably, and shall jointly cause New Parent to:

(i)	incorporate and organize PCS AcquisitionCo and Agrium AcquisitionCo; and

(ii)

do or cause to be done all actions and things as are contemplated to be done by New Parent under this Agreement and for this Agreement to be the valid and binding obligation of New Parent and enforceable in accordance with its terms;

(b)

cause New Parent’s share terms, by-laws and certain other provisions of its articles to be in substantially the forms attached as Schedule H to be duly adopted by the board of directors of New Parent and, in the case of by-laws, confirmed by PCS and Agrium as shareholders of New Parent, in each case prior to the Effective Time;

(c)	cause, upon completion of the Arrangement:

(i)	the Executive Chair and the Chief Executive Officer of New Parent, as well as the offices of New Parent, to be as set out in Schedule G hereto; and

(ii)	the board of directors and senior management of New Parent to be as, or to be determined in the manner, set out in Schedule G hereto,

provided that, prior to the Effective Date, two-thirds of the directors of each of New Parent, PCS AcquisitionCo and Agrium AcquisitionCo shall be residents of Canada for the purposes of the Investment Canada Act; and

(d)	cause New Parent to:

(i)

assume, as of the Effective Time, the obligations in respect of awards under the PCS Incentive Compensation Plans and the Agrium Incentive Compensation Plans (as provided in Section 5.7) and take such corporate action as reasonably necessary to reserve for issuance a sufficient number of authorized, but unissued New Parent Shares for delivery upon the exercise or settlement of the awards under the PCS Incentive Compensation Plans and the Agrium Incentive Compensation Plans;

(ii)

apply to list the New Parent Shares issuable pursuant to the Arrangement and as contemplated in Section 2.12(d)(i) on the Exchanges, and use its commercially reasonable efforts to obtain approval, subject to customary conditions, for the listing of such New Parent Shares on the Exchanges commencing on the Effective Date, as applicable; and

(iii)

provide the Depositary with cash deliverable to former PCS Shareholders and former Agrium Shareholders pursuant to the Arrangement in lieu of fractional New Parent Shares in accordance with Section 2.1.

2.13	Tax Treatment and Withholding Rights

(a)

The Arrangement and the Post-Arrangement Reorganization are intended to qualify as a reorganization within the meaning of section 368(a) of the U.S. Tax Code and the Treasury Regulations promulgated thereunder, and this Agreement is intended to be a “plan of reorganization” within the meaning of the Treasury Regulations promulgated under section 368 of the U.S. Tax Code. Each Party agrees to treat the Arrangement and the Post-Arrangement Reorganization as a reorganization within the meaning of section 368(a) of the U.S. Tax Code for all United States federal income tax purposes, and agrees to treat this Agreement as a “plan of reorganization” within the meaning of the Treasury Regulations promulgated under section 368 of the U.S. Tax Code, and to not take any position on any Tax return or otherwise take any Tax reporting position inconsistent with such treatment, unless otherwise required by a “determination” within the meaning of section 1313 of the U.S. Tax Code that such treatment is not correct. Each Party agrees to act in good faith, consistent with the intent of the Parties and the intended treatment of the Arrangement and the Post-Arrangement Reorganization as set forth herein.

(b)

The Arrangement and the Post-Arrangement Reorganization has been and shall continue to be structured to allow PCS Shareholders and Agrium Shareholders who otherwise would be subject to Income Taxes in Canada to dispose of their PCS Shares or Agrium Shares, as applicable, and receive New Parent Shares on a tax-deferred basis for Canadian Income Tax purposes.

(c)

New Parent, PCS, Agrium and the Depositary shall be entitled to deduct and withhold from any consideration otherwise payable under the Plan of Arrangement or in connection with any transactions referred to in this Agreement such amounts as New Parent, PCS, Agrium or the Depositary determines, acting reasonably, are required or reasonably believes to be required to be deducted and withheld from such consideration in accordance with the Tax Act, the U.S. Tax Code or any provision of any other applicable Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Person in respect of which such withholding was made. Each of New Parent, PCS, Agrium and the Depositary shall be authorized to sell or otherwise dispose of such portion of the New Parent Shares payable hereunder as is necessary to provide sufficient funds to New Parent, PCS, Agrium and the Depositary, as the case may be, to enable it to implement such deduction or withholding.

2.14	Securityholder Communications and Lists

(a)

PCS and Agrium shall cooperate and participate in presentations to securityholders regarding the Arrangement and promptly advise, consult and cooperate with each other in issuing any press releases or otherwise making public statements with respect to this Agreement or the Arrangement and in making any filing with any Governmental Entity or with any stock exchange, including the Exchanges, with respect thereto. Each Party shall use all commercially reasonable efforts to enable the other Party to review and comment on all such press releases prior to the release thereof and shall enable the other Party to review and comment on such filings prior to the filing thereof; provided, however, that the foregoing shall be subject to each Party’s overriding obligation to make disclosure in accordance with applicable Laws, and if such disclosure is required and the other Party has not reviewed or commented on the disclosure, the Party making such disclosure shall use commercially reasonable efforts to give prior oral or written notice to the other Party, and if such prior notice is not practicable, to give such notice immediately following the making of such disclosure or filing, provided, however, that the cooperation and participation contemplated by this Section 2.14(a) shall not be required in connection with any communication contemplated in Section 7.1. The Parties agree to issue jointly a press release with respect to this Agreement as soon as practicable after its due execution. For the avoidance of doubt, the foregoing shall not prevent either Party from making internal announcements to employees and having discussions with shareholders and financial analysts and other stakeholders so long as such statements and announcements are consistent in all material respects with the most recent press releases, public disclosures or public statements made by the relevant Party (unless the recommendation of the relevant board of directors has been withdrawn, modified, qualified or changed, in accordance with the terms of this Agreement). The Parties consent to this Agreement being filed on SEDAR and EDGAR.

(b)

Each of PCS and Agrium shall, at the reasonable request of the other from time to time, provide the other with (i) a list (in both written and electronic form) of its shareholders, together with their addresses and respective holdings, (ii) the names, addresses and holdings of all Persons having rights issued by such Party to acquire its shares, and (iii) participants and book-based nominee registrants such as CDS & Co., CEDE & Co. and DTC, and non-objecting beneficial owners of such Party’s shares, together with their addresses and respective holdings. PCS and Agrium agree that any materials provided pursuant to this Section 2.14(b) shall not be used for any other purposes except in connection with the Arrangement.

2.15	U.S. Securities Laws

(a)

The Parties intend that the issuance of (i) the New Parent Shares under the Arrangement and (ii) Replacement Options (and corresponding tandem Replacement SARs) issued in exchange for the Agrium Voting Options shall be exempt from the registration requirements of the U.S. Securities Act pursuant to the exemption provided by Section 3(a)(10) thereof (the “Section 3(a)(10) Exemption”). Each Party shall act in good faith, consistent with the intent of the Parties and the intended treatment of the Arrangement set forth in this Section 2.15.

(b)

In order to ensure the availability of the Section 3(a)(10) Exemption, the Parties agree that each of the Arrangement and the issuance of such Replacement Options (and corresponding tandem Replacement SARs) shall be carried out on the following basis:

(i)	each of the Arrangement and the issuance of such Replacement Options (and corresponding tandem Replacement SARs) shall be subject to the approval of the Court;

(ii)

the Court shall be advised as to the intention of New Parent and the Parties to rely on the Section 3(a)(10) Exemption prior to the hearing required to approve each of the Arrangement and the issuance of such Replacement Options (and corresponding tandem Replacement SARs);

(iii)

the Court shall be required to satisfy itself as to the substantive and procedural fairness of each of the Arrangement and the issuance of such Replacement Options (and corresponding tandem Replacement SARs);

(iv)

the Final Order shall expressly state that each of the Arrangement and the issuance of such Replacement Options (and corresponding tandem Replacement SARs) is approved by the Court as being substantively and procedurally fair to the Persons to whom the New Parent Shares and such Replacement Options (and corresponding tandem Replacement SARs) will be issued;

(v)

the Parties shall ensure that each Person entitled to receive New Parent Shares on completion of the Arrangement and such Replacement Options (and corresponding tandem Replacement SARs), as applicable, shall be given adequate notice advising them of their right to attend and appear before the Court at the hearing of the Court for the Final Order and providing them with adequate information to enable such Person to exercise such right;

(vi)

each Person to whom New Parent Shares shall be issued pursuant to the Arrangement and to whom such Replacement Options (and corresponding tandem Replacement SARs) shall be issued, as applicable, shall be advised that such New Parent Shares and such Replacement Options (and corresponding tandem Replacement SARs) have not been registered under the U.S. Securities Act and shall be issued by Agrium in reliance upon the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) of the U.S. Securities Act and, in the case of affiliates of PCS and of Agrium, shall be subject to certain restrictions on resale under the U.S. Securities Laws, including Rule 144 under the U.S. Securities Act;

(vii)

the Interim Order shall specify that each Person to whom (i) New Parent Shares shall be issued pursuant to the Arrangement or (ii) such Replacement Options (and corresponding tandem Replacement SARs) shall be issued shall have the right to appear before the Court at the hearing of the Court to give approval of the Arrangement so long as such securityholder enters an appearance within a reasonable time; and

(viii)	the Final Order shall include a statement to substantially the following effect:

“This Order shall serve as the basis for reliance on the exemption provided by Section 3(a)(10) of the United States Securities Act of 1933, as amended, from the registration requirements otherwise imposed by that act, regarding the distribution of (i) common shares of New Parent pursuant to the Plan of Arrangement, and (ii) options to purchase common shares of New Parent in exchange for currently outstanding Agrium options, which Agrium options were granted under the Agrium Stock Option Plan on or before December 31, 2012, and corresponding tandem Replacement SARs as contemplated in the Plan of Arrangement.”

2.16	Post-Effective Time Dividends and Distributions

No dividends or other distributions payable in respect to New Parent Shares with a record date after the Effective Time shall be paid to the holder of any certificate or certificates which, immediately prior to the Effective Time, represented outstanding PCS Shares or outstanding Agrium Shares in respect of which New Parent Shares were issued pursuant to the Arrangement, and all such dividends and other distributions shall be paid by New Parent to the Depositary and shall be held by the Depositary in trust for such holders, in each case until the surrender of such certificate or certificates (or affidavit of loss) in accordance with the Plan of Arrangement or until otherwise surrendered and/or forfeited under the Plan of Arrangement. Subject to applicable Laws, following surrender of any such certificate or certificates (or affidavit of loss) in accordance with the Plan of Arrangement, there shall be paid to the holder thereof, without interest, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such New Parent Shares to which such holder is entitled pursuant to the Arrangement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF AGRIUM

3.1	Representations and Warranties

Except as (i) set forth in documents filed by Agrium on SEDAR and/or EDGAR since December 31, 2014 and prior to the date hereof and publicly available (excluding any cautionary language or description of risk factors or similar language contained therein), or (ii) set forth in the Agrium Disclosure Letter (it being understood that disclosure of any item in the Agrium Disclosure Letter shall constitute disclosure for any of the representations and warranties where the relevance of that item is reasonably apparent on its face), Agrium hereby makes to PCS the representations and warranties set forth in Schedule D and acknowledges that PCS is relying upon such representations and warranties in connection with the entering into of this Agreement and the carrying out of the Arrangement. Except for the representations and warranties set forth in this Agreement, neither Agrium nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Agrium.

3.2	Investigation

Any investigation by PCS or its advisors shall not mitigate, diminish or affect the representations and warranties of Agrium pursuant to this Agreement.

3.3	Survival of Representations and Warranties

The representations and warranties of Agrium contained in this Agreement shall expire and be terminated on the earlier of the Effective Date and the date on which this Agreement is terminated in accordance with its terms, provided, however, that no such termination will affect a Party’s rights or obligations arising out of a deliberate prior breach of any representation or warranty hereunder.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PCS

4.1	Representations and Warranties

Except as (i) set forth in documents filed by PCS on SEDAR and/or EDGAR since December 31, 2014 and prior to the date hereof and publicly available (excluding any cautionary language or description of risk factors or similar language contained therein), or (ii) set forth in the PCS Disclosure Letter (it being understood that disclosure of any item in the PCS Disclosure Letter shall constitute disclosure for any of the representations and warranties where the relevance of that item is reasonably apparent on its face), PCS hereby makes to Agrium the representations and warranties set forth in Schedule E, and acknowledges that Agrium is relying upon such representations and warranties in connection with the entering into of this Agreement and the carrying out of the Arrangement. Except for the representations and warranties set forth in this Agreement, neither PCS nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of PCS.

4.2	Investigation

Any investigation by Agrium or its advisors shall not mitigate, diminish or affect the representations and warranties of PCS pursuant to this Agreement.

4.3	Survival of Representations and Warranties

The representations and warranties of PCS contained in this Agreement shall expire and be terminated on the earlier of the Effective Date and the date on which this Agreement is terminated in accordance with its terms, provided, however, that no such termination will affect a Party’s rights or obligations arising out of a deliberate prior breach of any representation or warranty hereunder.

ARTICLE 5

COVENANTS

5.1	Conduct of Business by Agrium

Agrium covenants and agrees that during the period from the date of this Agreement until the earlier of the Effective Date and the time that this Agreement is terminated in accordance with its terms, unless otherwise (i) agreed to in writing by PCS (such agreement to be subject to applicable Law and not be unreasonably withheld, conditioned or delayed with respect to matters in Section 5.1(a) and Sections 5.1(c) through 5.1(k)), (ii) required or expressly permitted or specifically contemplated by this Agreement or the Arrangement or (iii) set forth in the Agrium Disclosure Letter:

(a)

the business of Agrium and its Subsidiaries shall be conducted only in, and Agrium and its Subsidiaries shall not take any action except in, the ordinary course of business consistent in all material respects with past practice, and Agrium shall use all commercially reasonable efforts to maintain and preserve its and their material business organization, assets, employees and advantageous business relationships; provided, however, that this Section 5.1(a) shall not restrict Agrium or any Subsidiary of Agrium from resolving to, or entering into or performing any contract, agreement, commitment or arrangement with respect to, the acquisition (subject to Section 5.1(c)(ii)) or disposition (subject to Section 5.1(c)(i)) of any assets or security interests in any Person, provided that the doing of any such act or thing does not have a Material Adverse Effect on Agrium and is not prohibited by Section 5.3(f);

(b)

Agrium shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) amend Agrium’s constating documents or amend in any material respects the constating documents of any of its Subsidiaries; (ii) except in relation to internal transactions solely involving Agrium and its wholly-owned Subsidiaries or solely among such Subsidiaries, issue, grant, sell or pledge or agree to issue, grant, sell or pledge any shares of Agrium or any of its Subsidiaries, or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, shares of Agrium or any of its Subsidiaries, other than Agrium Shares issuable pursuant to the terms of (A) Agrium Options and other convertible securities granted (1) prior to the date hereof and disclosed in paragraph (h) of Schedule D and (2) in accordance with this Section 5.1, and (B) grants of Agrium Options and other convertible securities in the ordinary course of business and in amounts consistent with past practice to officers and employees of Agrium or its Subsidiaries (in the case of officers, as described in Agrium’s management proxy circular dated March 14, 2016); (iii) split, consolidate, redeem, purchase or otherwise acquire any of its outstanding shares or other securities (including pursuant to any outstanding normal course issuer bid); (iv) amend the terms of any of its securities; (v) adopt a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or reorganization of Agrium or any of its Material Subsidiaries; or (vi) enter into, modify or terminate any contract, agreement, commitment or arrangement with respect to any of the foregoing, except as expressly permitted herein;

(c)

Agrium shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) sell, pledge, dispose of or encumber any assets of Agrium or any of its Subsidiaries (which does not include inventory sold in the ordinary course of business) with a value individually or in the aggregate exceeding U.S.$200 million in any calendar year (other than (A) any security interests required to be provided in connection with Agrium’s existing credit facilities (copies of which have been provided to PCS on or prior to the date hereof) or (B) in connection with any sale or disposition of any assets of Agrium or any of its Subsidiaries in order to obtain any consents or approvals from any Governmental Entity in connection with any acquisitions permitted under this Section 5.1(c)); (ii) acquire (by merger, amalgamation, arrangement, consolidation or acquisition of shares or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of shares or securities, contributions of capital (other than to wholly-owned Subsidiaries) or purchase of any property or assets of any other individual or entity except for (A) any acquisition of, or investment in, property, securities or assets in the nature of the assets currently comprised within Agrium’s retail operating segment with a value individually or in the aggregate not exceeding U.S.$450 million and (B) any other acquisition of, or investment in, property, securities or assets of any other individual or entity with a value individually or in the aggregate not exceeding U.S.$200 million in any calendar year; (iii) incur any indebtedness for borrowed money or any other liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person, or make any loans or advances, except in the ordinary course of business consistent with past practice, for refinancing existing debt on terms believed by Agrium’s Executive Officers to be reasonable given market conditions at the applicable time or in relation to internal transactions solely involving Agrium and its wholly-owned Subsidiaries or solely among such Subsidiaries; (iv) pay, discharge or satisfy any claims, liabilities or obligations (including any regulatory investigation) which are material to Agrium, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in Agrium’s most recently publicly available financial statements as of the date hereof or incurred in the ordinary course of business consistent with past practice; (v) waive, release, grant or transfer any rights of material value or materially modify, change or release or relinquish any existing license, lease, contract or other document which is material to the business of Agrium, other than in the ordinary course of business consistent with past practice; (vi) sell, pledge, dispose of or encumber any shares of, acquire an additional interest in, withdraw, provide any notice of withdrawal, seek the dissolution, liquidation or winding up of, or take any similar action in respect of Canpotex, Canpotex Bulk Terminals Limited or any of their respective Subsidiaries; (vii) enter into or terminate any hedges, swaps or other financial instruments or like transaction that are not authorized or permitted pursuant to the Global Exposure Management Policy of Agrium (a copy of which has been provided to PCS prior to the date hereof); or (viii) authorize or propose any of the foregoing, or enter into or modify any contract, agreement, commitment or arrangement to do any of the foregoing;

(d)

except for the aggregate amount and for the specified purposes set forth in Agrium’s capital plan for 2016/2017 (a copy of which has been provided to PCS prior to the date hereof), Agrium shall not incur or commit to capital expenditures prior to the Effective Date individually or in the aggregate exceeding U.S.$200 million in any calendar year;

(e)

except grants of awards to, or increases to salaries or bonuses of, officers, employees and directors of Agrium or its Subsidiaries in the ordinary course of business and in amounts consistent with past practice (in the case of officers and directors, as described in Agrium’s management proxy circular dated March 14, 2016) or pursuant to existing employment, collective bargaining, pension, supplemental pension, termination or compensation arrangements, plans, policies or agreements (copies of which have been provided to PCS on or prior to the date hereof), Agrium shall not, and shall not permit any of its Subsidiaries to, grant to any officer, employee or director an increase in compensation in any form (including grants under the Agrium Incentive Compensation Plans), make any loan to any officer or director or take any action with respect to the grant of any change of control, severance, retention or termination payment, or the entering into of any employment agreement with, any officer, employee or director of Agrium or any of its Subsidiaries, or with respect to any increase of benefits payable under its current change of control, severance, retention or termination pay arrangements, plans, policies or agreements;

(f)

neither Agrium nor any of its Subsidiaries shall adopt or amend or make any contribution to any bonus, profit sharing, option, pension, retirement, deferred compensation, insurance, retention, incentive compensation, other compensation or other similar plan, agreement, trust, fund or arrangement for the benefit of employees, except as is necessary to comply with applicable Law or non-discretionary requirements of pre-existing plans, agreements, trusts, funds or arrangements;

(g)

Agrium shall use its commercially reasonable efforts (taking into account insurance market conditions and offerings and industry practices) to cause its current insurance (or re-insurance) policies, including directors’ and officers’ insurance, not to be cancelled or terminated or any of the coverage thereunder to lapse, except where such cancellation, termination or lapse would not individually or in the aggregate be material to Agrium, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance or re-insurance companies of nationally recognized standing having comparable deductibles and providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

(h)

Agrium shall not, and shall not permit any of its Subsidiaries to, (i) change in any material respect any of its methods of reporting income or deductions for accounting or Income Tax purposes from those applied or disclosed in the Agrium Financial Statements or employed in the preparation of its Income Tax return for the taxation year ending December 31, 2015 except as may be required by applicable Law; (ii) make or revoke any material election relating to Income Taxes; (iii) settle, compromise or agree to the entry of judgment with respect to any proceeding relating to Income Taxes except for any settlement, compromise or agreement that is not material to Agrium; (iv) enter into any Income Tax sharing, Income Tax allocation or Income Tax indemnification agreement, in each case which would be material to Agrium; or (v) make a request for an Income Tax ruling to any Governmental Entity which would be material to Agrium;

(i)

(i) other than the Agrium Permitted Dividends, the board of directors of Agrium shall only declare, set aside or pay any dividend or other distribution or payment in cash, shares or property in respect of any Agrium Shares owned by any Person, if PCS has previously agreed in writing to the declaration, setting aside or payment of such dividend, distribution or payment; and (ii) Agrium shall advise and consult with PCS in respect of any amount that in the aggregate exceeds U.S.$100 million that is (1) a dividend or other distribution declared, paid or credited by a Subsidiary of Agrium that is a U.S. Corporation to Agrium, or a Subsidiary of Agrium that is a corporation resident in Canada, or (2) a transaction that would be considered to be a distribution under the U.S. Tax Code by a Subsidiary of Agrium that is a U.S. Corporation to Agrium, or a Subsidiary of Agrium that is a corporation resident in Canada;

(j)

Agrium shall make all necessary filings and applications under applicable Laws, including applicable Canadian Securities Laws and U.S. Securities Laws, required to be made on the part of Agrium in connection with the transactions contemplated herein and shall take all reasonable action necessary to be in compliance with such applicable Laws;

(k)

Agrium shall ensure that it has available funds to permit the payment of any amount that may become payable under Section 7.2 or Section 7.3, having regard to its other liabilities and obligations, and shall take all such actions as may be necessary to ensure that it maintains such availability to ensure that it is able to pay such amount if and when required;

(l)	will not waive the application of the Agrium Shareholder Rights Plan in favour of any third party; and

(m)	Agrium shall not agree, resolve or commit to do any of the matters prohibited by this Section 5.1.

Nothing in this Agreement (i) is intended to or shall result in PCS exercising material influence over the operations of Agrium, particularly in relation to operations in which the Parties compete or would compete, but for this Agreement, with each other, prior to the Effective Date, or (ii) shall be interpreted in such a way as to place either of PCS or Agrium in violation of any applicable Law. Each of PCS and Agrium shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations and the operations of its respective Subsidiaries. In furtherance and not in limitation of the foregoing, nothing in this Agreement will limit or otherwise affect Agrium in making its own decisions with respect to production levels and other matters pertaining to the operation of its facilities and businesses and the marketing and sales of its products.

5.2	Conduct of Business by PCS

PCS covenants and agrees that during the period from the date of this Agreement until the earlier of the Effective Date and the time that this Agreement is terminated in accordance with its terms, unless otherwise (i) agreed to in writing by Agrium (such agreement to be subject to applicable Law and not be unreasonably withheld, conditioned or delayed with respect to matters in Section 5.2(a) and Sections 5.2(c) through 5.2(k)); (ii) required or expressly permitted or specifically contemplated by this Agreement or the Arrangement; or (iii) set forth in the PCS Disclosure Letter:

(a)

the business of PCS and its Subsidiaries shall be conducted only in, and PCS and its Subsidiaries shall not take any action except in the ordinary course of business consistent in all material respects with past practice, and PCS shall use all commercially reasonable efforts to maintain and preserve its and their material business organization, assets, employees and advantageous business relationships; provided, however, that this Section 5.2(a) shall not restrict PCS or any Subsidiary of PCS from resolving to, or entering into or performing any contract, agreement, commitment or arrangement with respect to, the acquisition (subject to Section 5.2(c)(ii)) or disposition (subject to Section 5.2(c)(i)) of any assets or security interests in any Person, provided that the doing of any such act or thing does not have a Material Adverse Effect on PCS and is not prohibited by Section 5.3(f);

(b)

PCS shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) amend PCS’ constating documents or amend in any material respects the constating documents of any of its Subsidiaries; (ii) except in relation to internal transactions solely involving PCS and its wholly-owned Subsidiaries or solely among such Subsidiaries, issue, grant, sell or pledge or agree to issue, grant, sell or pledge any shares of PCS or any of its Subsidiaries, or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, shares of PCS or any of its Subsidiaries, other than PCS Shares issuable pursuant to the terms of (A) PCS Options, PCS Share Settled PSUs and other convertible securities granted (1) prior to the date hereof and disclosed in paragraph (h) of Schedule E and (2) in accordance with this Section 5.2, (B) grants of PCS Options and other convertible securities in the ordinary course of business and in amounts consistent with past practice to officers and employees of PCS or its Subsidiaries (in the case of officers, as described in PCS’ management information circular dated February 22, 2016), and (C) PCS’ dividend reinvestment plan as administered in the ordinary course of business consistent with past practice; (iii) split, consolidate, redeem, purchase or otherwise acquire any of its outstanding shares or other securities (including pursuant to any outstanding normal course issuer bid); (iv) amend the terms of any of its securities; (v) adopt a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or reorganization of PCS or any of its Material Subsidiaries; or (vi) enter into, modify or terminate any contract, agreement, commitment or arrangement with respect to any of the foregoing, except as expressly permitted herein;

(c)

PCS shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) sell, pledge, dispose of or encumber any assets of PCS or any of its Subsidiaries (which does not include inventory sold in the ordinary course of business) with a value individually or in the aggregate exceeding U.S.$200 million in any calendar year (other than (A) any security interests required to be provided in connection with PCS’ existing credit facilities (copies of which have been provided to Agrium on or prior to the date hereof) or (B) in connection with any sale or disposition of any assets of PCS or any of its Subsidiaries in order to obtain any consents or approvals from any Governmental Entity in connection with any acquisitions permitted under this Section 5.2(c)); (ii) acquire (by merger, amalgamation, arrangement, consolidation or acquisition of shares or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of shares or securities, contributions of capital (other than to wholly-owned Subsidiaries) or purchase of any property or assets of any other individual or entity with a value individually or in the aggregate exceeding U.S.$200 million in any calendar year; (iii) incur any indebtedness for borrowed money or any other liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person, or make any loans or advances, except in the ordinary course of business consistent with past practice, for refinancing existing debt on terms believed by PCS’ Executive Officers to be reasonable given market conditions at the applicable time or in relation to internal transactions solely involving PCS and its wholly-owned Subsidiaries or solely among such Subsidiaries; (iv) pay, discharge or satisfy any claims, liabilities or obligations (including any regulatory investigation) which are material to PCS, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in PCS’ most recently publicly available financial statements as of the date hereof or incurred in the ordinary course of business consistent with past practice; (v) waive, release, grant or transfer any rights of material value or materially modify, change or release or relinquish any existing license, lease, contract or other document which is material to the business of PCS, other than in the ordinary course of business consistent with past practice; (vi) sell, pledge, dispose of or encumber any shares of, acquire an additional interest in, withdraw, provide any notice of withdrawal, seek the dissolution, liquidation or winding up of, or take any similar action in respect of Canpotex, Canpotex Bulk Terminals Limited or any of their respective

Subsidiaries; (vii) enter into or terminate any hedges, swaps or other financial instruments or like transaction that are not authorized or permitted pursuant to the PCS Hedging Policies (copies of which has been provided to Agrium prior to the date hereof); or (viii) authorize or propose any of the foregoing, or enter into or modify any contract, agreement, commitment or arrangement to do any of the foregoing;

(d)

except for the aggregate amount and for the specified purposes set forth in PCS’ capital plan for 2016/2017 (a copy of which has been provided to Agrium prior to the date hereof), PCS shall not incur or commit to capital expenditures prior to the Effective Date individually or in the aggregate exceeding U.S.$200 million in any calendar year;

(e)

except grants of awards to, or increases to salaries or bonuses of, officers, employees and directors of PCS or its Subsidiaries in the ordinary course of business and in amounts consistent with past practice (in the case of officers and directors, as described in PCS’ management proxy circular dated February 22, 2016) or pursuant to existing employment, collective bargaining, pension, supplemental pension, termination or compensation arrangements, plans, policies or agreements (copies of which have been provided to Agrium on or prior to the date hereof), PCS shall not, and shall not permit any of its Subsidiaries to, grant to any officer, employee or director an increase in compensation in any form (including grants under the PCS Incentive Compensation Plans), make any loan to any officer or director or take any action with respect to the grant of any change of control, severance, retention or termination payment, or the entering into of any employment agreement with, any officer, employee or director of PCS or any of its Subsidiaries, or with respect to any increase of benefits payable under its current change of control, severance, retention or termination pay arrangements, plans, policies or agreements;

(f)

neither PCS nor any of its Subsidiaries shall adopt or amend or make any contribution to any bonus, profit sharing, option, pension, retirement, deferred compensation, insurance, retention, incentive compensation, other compensation or other similar plan, agreement, trust, fund or arrangement for the benefit of employees, except as is necessary to comply with applicable Law or non-discretionary requirements of pre-existing plans, agreements, trusts, funds or arrangements;

(g)

PCS shall use its commercially reasonable efforts (taking into account insurance market conditions and offerings and industry practices) to cause its current insurance (or re-insurance) policies, including directors’ and officers’ insurance, not to be cancelled or terminated or any of the coverage thereunder to lapse, except where such cancellation, termination or lapse would not individually or in the aggregate be material to PCS, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance or re-insurance companies of nationally recognized standing having comparable deductibles and providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

(h)

PCS shall not, and shall not permit any of its Subsidiaries to, (i) change in any material respect any of its methods of reporting income or deductions for accounting or Income Tax purposes from those applied or disclosed in the PCS Financial Statements or employed in the preparation of its Income Tax return for the taxation year ending December 31, 2015 except as may be required by applicable Law; (ii) make or revoke any material election relating to Income Taxes; (iii) settle, compromise or agree to the entry of judgment with respect to any proceeding relating to Income Taxes except for any settlement, compromise or agreement that is not material to PCS; (iv) enter into any Income Tax sharing, Income Tax allocation or Income Tax indemnification agreement, in each case which would be material to PCS; or (v) make a request for an Income Tax ruling to any Governmental Entity which would be material to PCS;

(i)

(i) other than the PCS Permitted Dividends, the board of directors of PCS shall only declare, set aside or pay any dividend or other distribution or payment in cash, shares or property in respect of any PCS Shares owned by any Person, if Agrium has previously agreed in writing to the declaration, setting aside or payment of such dividend, distribution or payment; and (ii) PCS shall advise and consult with Agrium in respect of any amount that in the aggregate exceeds U.S.$100 million that is (1) a dividend or other distribution declared, paid or credited by a Subsidiary of PCS that is a U.S. Corporation to PCS, or a Subsidiary of PCS that is a corporation resident in Canada, or (2) a transaction that would be considered to be a distribution under the U.S. Tax Code by a Subsidiary of PCS that is a U.S. Corporation to PCS, or a Subsidiary of PCS that is a corporation resident in Canada;

(j)

PCS shall make all necessary filings and applications under applicable Laws, including applicable Canadian Securities Laws and U.S. Securities Laws, required to be made on the part of PCS in connection with the transactions contemplated herein and shall take all reasonable action necessary to be in compliance with such applicable Laws;

(k)

PCS shall ensure that it has available funds to permit the payment of any amount that may become payable under Section 7.2 or Section 7.3, having regard to its other liabilities and obligations, and shall take all such actions as may be necessary to ensure that it maintains such availability to ensure that it is able to pay such amount if and when required; and

(l)	PCS shall not agree, resolve or commit to do any of the matters prohibited by this Section 5.2.

Nothing in this Agreement (i) is intended to or shall result in Agrium exercising material influence over the operations of PCS, particularly in relation to operations in which the Parties compete or would compete, but for this Agreement, with each other, prior to the Effective Date, or (ii) shall be interpreted in such a way as to place either of PCS or Agrium in violation of any applicable Law. Each of PCS and Agrium shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations and the operations of its respective Subsidiaries. In furtherance and not in limitation of the foregoing, nothing in this Agreement will limit or otherwise affect PCS in making its own decisions with respect to production levels and other matters pertaining to the operation of its facilities and businesses and the marketing and sales of its products.

5.3	Mutual Covenants

Each of the Parties covenants and agrees that during the period from the date of this Agreement until the earlier of the Effective Date and the time that this Agreement is terminated in accordance with its terms:

(a)

subject to Sections 5.3(b) and 5.3(c), it shall use its commercially reasonable efforts to, and shall cause its Subsidiaries to use their commercially reasonable efforts to, satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder as set forth in Article 6 to the extent the same is within its influence or control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the Arrangement, including using its commercially reasonable efforts to promptly: (i) obtain all necessary waivers, consents and approvals required to be obtained by it from parties to loan agreements, leases and other contracts; (ii) obtain all necessary exemptions, consents, approvals and authorizations as are required to be obtained by it under all applicable Laws; (iii) defend all lawsuits or other legal, regulatory or other proceedings against it challenging or affecting the Arrangement or this Agreement, and oppose, lift or rescind any injunction or restraining order or other order or action seeking to stop, or otherwise adversely affecting the ability of the Parties to consummate, the Arrangement; (iv) fulfill all conditions and satisfy all provisions of this Agreement and the Arrangement, including delivery of the certificates of their respective officers contemplated by Section 6.2 and Section 6.3; and (v) cooperate with the other Party in connection with the performance by it and its Subsidiaries of their obligations hereunder;

(b)

it shall use reasonable best efforts to, and shall cause its Subsidiaries to use reasonable best efforts to, satisfy (or cause the satisfaction of) the conditions precedent set forth in Section 6.1(e) and Section 6.1(f), including using reasonable best efforts to: (i) obtain all Regulatory Approvals, (ii) cooperate fully with the other Party and such other Party’s counsel, recognizing that certain competitively sensitive information shall be exchanged only on a counsel-only basis and in accordance with the Confidentiality Agreement and any other subsequent written agreement that addresses confidentiality between the Parties, (iii) promptly make all necessary notifications or applications in respect of Regulatory Approvals, including the notification required under subsection 114(1) of the Competition Act and any Notification and Report form as required under the HSR Act, within 15 business days of the date hereof, or as expeditiously as possible thereafter, and the Parties shall supply as promptly as practicable any additional information or documentary materials that may be required or as the parties or their counsel agree may be advisable pursuant to the Competition Act, the HSR Act, or any similar Laws, (iv) certify completeness of its response to any supplementary information request received under subsection 114(2) of the Competition Act or substantial compliance with any request for additional information or documentary material issued by a Governmental Entity under 15 U.S.C. Sect. 18a(e) and in conjunction with the transactions contemplated by this Agreement as promptly as practicable after the date of issuance of any such supplementary information request or request for additional information and documentary material, as applicable, but in no event later than five months after such issuance, and to take all actions necessary to assert, defend and support its certification of the completeness of its response to such supplementary information request or substantial compliance with such request for additional information and documentary material, (v) prepare and file, as promptly as practicable, all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, and authorizations in respect of the Regulatory Approvals, and (vi) defend all lawsuits or other legal, regulatory or other proceedings against it in connection with any Regulatory Approval, and oppose, lift or rescind any injunction or restraining order or other order or action in connection with any Regulatory Approval seeking to stop, or otherwise adversely affecting the ability of the Parties to consummate, the Arrangement;

(c)

in connection with obtaining Regulatory Approvals and insofar as necessary to remove each and every impediment under any Laws that may be asserted by any Governmental Entity so as to enable consummation of the Arrangement as soon as possible (and in any event no later than the Outside Date), Section 5.3(b) shall require the Parties to offer, agree to sell, hold separate and agree to sell, or take any other action, including agreeing and consenting to (i) restrictions on, or impairment of, its ability to own, manage, operate, or otherwise exercise full ownership rights of, any assets or businesses, or interests in any assets or businesses and (ii) the creation, termination or amendment of relationships, contractual rights, obligations, ventures or other arrangements, with respect to, before or after the Effective Date, any assets or businesses, or interests in any assets or businesses, of Agrium or PCS or any of their respective Subsidiaries, as applicable, or to agree to consent to any such sale or other action, or agreement to sell or take such other action, by Agrium or PCS or any of their respective Subsidiaries, as applicable and as the case may be, of or related to any of its assets or businesses (any such requirement being a “Remedy”); provided that, and notwithstanding the foregoing provisions of this Section 5.3(c), there shall be no requirement to offer, agree to, or to accept any Remedy requested or imposed by a Governmental Entity that (A) is in respect of (1) the divestiture of any of the Parties’ potash production facilities or any other Remedy that has a substantially similar effect, (2) Canpotex which, if given effect to, would materially and negatively affect the continuing benefits of the operations thereof in the ordinary course of business of Canpotex consistent with past practice, or (3) Agrium’s retail operating segment which, if given effect to, would materially and negatively affect the continuing benefits of the operations thereof in the ordinary course of business consistent with past practice, or (B) is not conditioned on the consummation of the Arrangement;

(d)

as applicable, or as required by Law, it shall not engage in any meetings or material communications with any Governmental Entity in relation to the Regulatory Approvals or the Arrangement, other than in the ordinary course, without counsel for the other Party being advised of same, having been given the opportunity to participate in such meetings or communications, and in any event shall immediately notify and provide copies to the other Party’s counsel of any communications to or from a Governmental Entity in relation to the Arrangement;

(e)

notwithstanding Sections 5.3(a), 5.3(b) and 5.3(c), it shall not enter into, or consent to, any agreement or arrangement, order or award with a Governmental Entity in relation to the Arrangement without the consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however Agrium shall be entitled in its sole discretion to agree to any Remedy involving Agrium’s retail operating segment (and PCS shall be deemed to have consented to any such Remedy) provided that such Remedy would not be reasonably expected to have a Material Adverse Effect on New Parent (after completion of the Arrangement);

(f)

it shall not deliberately take any action, refrain from taking any action or permit any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to significantly impede the consummation of the Arrangement, or that will have, or would reasonably be expected to have, the effect of materially delaying, impairing or impeding the granting of the Regulatory Approvals;

(g)

except for non-substantive communications with securityholders, and subject to its obligations under Section 2.14, it shall furnish promptly to the other Party or its counsel, a copy of each notice, report, schedule or other document delivered, filed or received by it in connection with: (i) the Arrangement; (ii) any filings under applicable Laws in connection with the transactions contemplated hereby; and (iii) any dealings with Governmental Entities in connection with the transactions contemplated hereby;

(h)

it will conduct itself so as to keep the other Party fully informed as to the material decisions or actions required or required to be made with respect to the operation of its business; provided that such disclosure is not otherwise prohibited by reason of a confidentiality obligation owed to a third party or otherwise prevented by applicable Law or is in respect to customer specific or competitively sensitive information;

(i)

it shall promptly notify the other Party in writing of any material change (actual, anticipated, contemplated or, to the knowledge of such Party, threatened, financial or otherwise) in its business, operations, results of operations, properties, assets, liabilities (whether absolute, accrued, contingent or otherwise) or financial condition, or of any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) by any Governmental Entity or third party relating to the transactions contemplated hereby; and

(j)

it shall not settle or compromise any claim brought by any present, former or purported holder of its securities in connection with the transactions contemplated by this Agreement or the Arrangement prior to the Effective Date without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

5.4	Financing Assistance

(a)

Subject to Section 5.4(b), each of the Parties shall, and shall cause its Subsidiaries and New Parent to, and shall use its commercially reasonable efforts to have its and their Representatives, provide such cooperation to the other Party as such Party may reasonably request in connection with the arrangements by such other Party to obtain new or amend any existing credit facilities, issue securities publicly or privately, waive or amend the terms of, exchange, or seek or solicit consents in respect of existing debt securities (each a “Financing Matter”), subject to the terms hereof (provided that: (A) to the extent reasonably practicable, such request is made on reasonable notice; (B) cooperation does not unreasonably interfere with the ongoing operations of the cooperating Party and its Subsidiaries or unreasonably interfere with or hinder or delay the performance by the cooperating Party or its Subsidiaries of their obligations hereunder; (C) other than in respect of indemnification as set out below, the cooperating Party shall not be required to provide, or cause any of its Subsidiaries to provide, cooperation that involves any binding commitment by the cooperating Party or its Subsidiaries, which commitment is not conditional on the completion of the Arrangement and does not terminate without liability to such cooperating Party or its Subsidiaries upon the termination of this Agreement; and (D) any actions taken hereunder are in compliance with Sections 5.1 and 5.2), including one or more of the following cooperative actions as so requested:

(i)	participating in meetings (including meetings with rating agencies), drafting sessions and due diligence sessions;

(ii)	furnishing the other Party and its proposed lenders or underwriters with such financial and other pertinent information regarding itself as may be reasonably requested by the other Party;

(iii)

assisting the other Party and its lenders or underwriters (upon delivering a signed non-disclosure undertakings in customary form, where applicable) in the preparation of, and providing the other Party a written authorization for the release of information in, (i) necessary, customary or advisable offering materials (including prospectuses, offering memoranda, and road show materials) for any debt raised or securities issued prior to the Effective Date or the termination of this Agreement and (ii) necessary, customary or advisable materials for rating agency presentations;

(iv)

cooperating with the other Party in connection with applications to obtain such consents, approvals or authorizations which may be reasonably necessary or desirable in connection with such Financing Matter;

(v)

using its commercially reasonable efforts to obtain customary accountants’ comfort letters, legal opinions and other documentation and items relating to such Financing Matter as reasonably requested by the other Party and, if requested by the other Party, to cooperate with and assist it in obtaining such documentation and items;

(vi)

using its commercially reasonable efforts to provide (i) quarterly financial statements as soon as possible and in no event later than 45 days after the end of each fiscal quarter (other than the fourth quarter) and (ii) annual financial statements prepared in accordance with Canadian GAAP, including an auditors’

report thereon, as soon as possible and in no event later than 90 days after the end of the fiscal year, in each case prior to the Effective Date;

(vii)

executing and delivering any certificates, legal opinions or documents, as may be reasonably requested by the other Party (including a certificate of the Chief Financial Officer of the cooperating Party or any of its Subsidiaries with respect to solvency matters and consents of accountants for use of their reports in any materials relating to such Financing Matter);

(viii)

using its commercially reasonable efforts to take actions necessary to (i) permit the proposed lenders or underwriters to evaluate its and its Subsidiaries’ current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements as of the Effective Time and (ii) establish, effective as of the Effective Time, bank and other accounts and blocked account agreements and lock box arrangements in connection with such debt financing, provided that, in connection with any financing by a Party, no right of any lender in respect of the other Party, nor obligations of such other Party or any of its Subsidiaries, thereunder shall be effective until the Effective Time; and

(ix)	taking all corporate actions requested by the other Party that are necessary or customary to permit the consummation of such Financing Matter.

(b)

Notwithstanding Section 5.4(a), neither Party, nor any of its Subsidiaries shall be required by the other Party to (i) pay any commitment, consent or other similar fee or incur any other liability (other than indemnity as described below) in connection with any such financing prior to the Effective Time, (ii) take any action or do anything that would (A) contravene any applicable Law, (B) contravene any of its or any of its Subsidiaries’ agreements that relates to borrowed money or (C) be capable of impairing or preventing the satisfaction of any condition set forth in Article 6, (iii) commit to take any action (other than indemnity as described below) that is not contingent on the consummation of the transactions contemplated by this Agreement at the Effective Time, or (iv) except as required to comply with applicable Laws, disclose any information that in the reasonable judgment of such Party would result in the disclosure of any trade secrets or similar information or violate any obligations of such Party or any other Person with respect to confidentiality.

(c)

Each Party agrees to indemnify and save harmless the other Party and its Subsidiaries and their respective officers, directors, employees, agents, advisors and representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest awards, judgments and penalties suffered or incurred by any of them in connection with any actions or omissions by any of them in connection with any request by the requesting Party made pursuant to this Section 5.4 and for any alleged misstatement or omission in any information provided by the indemnifying Party hereunder at the request of the requesting Party (other than historical factual information to the extent prepared by the requesting Party and relating to the requesting Party and its Subsidiaries) except that such Party shall not be liable in any such case to the extent that any such liabilities, losses, damages, claims, costs, expenses, interest awards, judgments and penalties arise out of the negligence or willful misconduct of the other Party. Each Party shall promptly upon request by the other Party and from time to time reimburse the cooperating Party and its Subsidiaries for all reasonable out-of-pocket costs (including legal fees) incurred by the cooperating Party or its Subsidiaries and their Representatives in connection with any of the actions contemplated by this Section 5.4, including, if this Agreement is terminated by the cooperating Party (other than pursuant to Section 8.1(f) or Section 8.1(g)) in accordance with its terms, in connection with any unwinding or similar transactions by the cooperating Party or its Subsidiaries required as a result of actions taken pursuant to this Section 5.4.

5.5	Pre-Arrangement Reorganization

Each of the Parties acknowledges and agrees that:

(a)

in contemplation of the Arrangement, it shall, and shall cause each of its respective Subsidiaries to, cooperate with the other Party (the “Reorganizing Party”) in structuring, planning and implementing any reorganization of the business, operations and assets of the Reorganizing Party (each, a “Pre-Arrangement Reorganization”), including for greater certainty in response to any change in Laws, in order to improve the financial and operational efficiencies for New Parent (on a consolidated basis) and the Reorganizing Party shall be permitted to take all necessary or desirable steps to effect any Pre- Arrangement Reorganization, provided that the Reorganizing Party shall not undertake any Pre-Arrangement Reorganization without the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed);

(b)

the implementation of any Pre-Arrangement Reorganization pursuant to Section 5.5(a) shall not be considered a breach of any covenant under this Agreement and shall not be considered in determining whether a representation or warranty of a Party hereunder has been breached; and

(c)	any Pre-Arrangement Reorganization shall:

(i)	be effected as close as reasonably practicable to the Effective Time;

(ii)	not impair the ability of the Parties to complete, or delay the completion of, the Arrangement; and

(iii)	not require the Parties to obtain approval of the Court, Agrium Securityholders or PCS Shareholders.

The Parties shall work cooperatively and use their respective commercially reasonable efforts to prepare prior to the Effective Time all documentation necessary and do such other acts and things as are necessary to give effect to such Pre-Arrangement Reorganization pursuant to Section 5.5(a).

5.6	Post-Arrangement Reorganization

(a)	Each of the Parties acknowledges and agrees that it is their intention to cause the following to occur as soon as practicable after the completion of the Arrangement:

(i)	the amalgamation of PCS and PCS AcquisitionCo to form a wholly-owned subsidiary of New Parent; and

(ii)	the amalgamation of Agrium and Agrium AcquisitionCo to form a wholly-owned subsidiary of New Parent.

(b)

The Parties agree to cooperate and use good faith efforts to comply with Section 1445 of the U.S. Tax Code and the U.S. Treasury Regulations promulgated thereunder (including the timely delivery of any certificates or statements or the filing of Tax Returns, if required) with respect to any transfer (or deemed transfer) of Potash Holding Company, Inc. in connection with the Post-Arrangement Reorganization.

5.7	Equity-Based Compensation Plans

Each Party agrees that:

(a)

following approval of the PCS Arrangement Resolution at the PCS Meeting and the Agrium Arrangement Resolution at the Agrium Meeting and prior to the Effective Date, PCS and Agrium shall each take all steps necessary to implement the provisions of this Section 5.7, including to exercise any discretion provided under, or to the extent required, to amend the PCS Incentive Compensation Plans and Agrium Incentive Compensation Plans, respectively, and all other similar equity-based compensation plans, as applicable, to provide:

(i)

that each Share Right outstanding as at the Effective Time shall be assumed by New Parent as contemplated in Section 2.12(d) and exchanged immediately after the completion of the events described in Section 3.1 of the Plan of Arrangement for a Replacement Share Right of the same type covering a number of New Parent Shares subject to each Replacement Share Right equal to the product of the PCS Exchange Ratio or the Agrium Exchange Ratio, as applicable, multiplied by the number of PCS Shares or Agrium Shares subject to such Share Right (with the term to expiry, vesting schedule (subject to adjustment as described in Section 5.7(b)), and all other terms and conditions of such Replacement Share Right being substantially similar to the applicable Share Right for which it was exchanged, as adjusted to take into account the Arrangement pursuant to the terms of the applicable PCS Incentive Compensation Plan or Agrium Incentive Compensation Plan);

(ii)

that each PCS Option, Agrium Option and Agrium SAR outstanding at the Effective Time shall be assumed by New Parent as contemplated in Section 2.12(d) and exchanged immediately after the completion of the events described in Section 3.1 of the Plan of Arrangement for a Replacement Option or Replacement SAR, as applicable, (A)(1) in the case of a Replacement Option, to purchase that number of New Parent Shares equal to the product of the PCS

Exchange Ratio or the Agrium Exchange Ratio, as applicable, multiplied by the number of PCS Shares or Agrium Shares subject to such PCS Option or Agrium Option, rounded down to the nearest whole share, and (2) in the case of a Replacement SAR, with respect to that number of stock appreciation rights equal to the product of the Agrium Exchange Ratio multiplied by the number of stock appreciation rights subject to such Agrium SAR, rounded down to the nearest whole stock appreciation right, and (B) at an exercise price or grant price per New Parent Share or Replacement SAR, as applicable, equal to the exercise price per PCS Share or Agrium Share subject to such PCS Option or Agrium Option or grant price per each Agrium SAR immediately prior to the Effective Time divided by the PCS Exchange Ratio or the Agrium Exchange Ratio, as applicable, rounded up to the nearest penny (with the term to expiry, conditions to and manner of exercising, vesting schedule (subject to adjustment in accordance with Section 5.7(b)), and all other terms and conditions of such Replacement Option or Replacement SAR being substantially similar to the applicable PCS Option, Agrium Option or Agrium SAR for which it was exchanged, as adjusted to take into account the Arrangement pursuant to the terms of the applicable PCS Incentive Compensation Plan or Agrium Incentive Compensation Plan);

(b)

each Replacement Share Right, Replacement Option and Replacement SAR shall continue to vest in accordance with, and be subject to substantially similar terms and conditions of, the plan under which the applicable Share Right, PCS Option, Agrium Option or Agrium SAR was granted and any other agreement providing for accelerated vesting upon certain terminations of employment or the completion of the Arrangement, subject to any reasonable adjustments made to the performance vesting criteria associated with such Replacement Share Right, Replacement Option and Replacement SAR considered necessary or advisable as a result of the Arrangement; and

(c)

the obligations of each of PCS and Agrium in respect of (i) any Share Rights granted by such Party and (ii) as applicable, PCS Options, Agrium Options or Agrium SARs, and, in either case, outstanding as at the Effective Time shall continue as obligations of New Parent immediately following the Effective Time, as adjusted or amended as contemplated in this Section 5.7.

5.8	Employee Change of Control Matters

The Parties acknowledge that the Arrangement will, and each Party shall take all steps necessary to exercise any discretion provided under the PCS Incentive Compensation Plans and Agrium Incentive Compensation Plans, as applicable, to ensure that the Arrangement will constitute a “change of control” for the purposes of the PCS Incentive Compensation Plans and the Agrium Incentive Compensation Plans and any executive employment or change of control agreements applicable to any employees or the directors of the Parties or their respective Subsidiaries or any other employment or consulting services agreement, incentive, bonus or similar plan. The Parties further acknowledge that the adjustments and amendments contemplated to the Share Rights, PCS Options and Agrium Options in Section 5.7 shall constitute a continuation, assumption, conversion and/or replacement of such Share Rights, PCS Options, Agrium Options and Agrium SARs, as the case may be, for purposes of the PCS Incentive Compensation Plans and Agrium Incentive Compensation Plans.

5.9	Alignment of Permitted Dividends

PCS and Agrium agree that, on and after January 1, 2017 until the earlier of the Effective Date and the termination of this Agreement in accordance with its terms, in respect of each fiscal quarter, (a) PCS shall set the record date for the PCS Permitted Dividend as the last business day of such quarter and (b) Agrium shall set the record date for the Agrium Permitted Dividend as the last business day of such quarter.

ARTICLE 6

CONDITIONS

6.1	Mutual Conditions

The respective obligations of the Parties to consummate the transactions contemplated hereby, and in particular the Arrangement, are subject to the satisfaction, on or before the Effective Date or such other time specified, of the following conditions, any of which may be waived by the mutual consent of such Parties without prejudice to their right to rely on any other of such conditions:

(a)

the Interim Order and the Final Order shall have each been obtained on terms consistent with this Agreement, and shall not have been set aside or modified in a manner unacceptable to either of the Parties, acting reasonably, on appeal or otherwise;

(b)	the PCS Arrangement Resolution shall have been passed by the PCS Shareholders at the PCS Meeting in accordance with the Interim Order;

(c)	the Agrium Arrangement Resolution shall have been passed by the Agrium Securityholders at the Agrium Meeting in accordance with the Interim Order;

(d)

the PCS Articles of Arrangement and the Agrium Articles of Arrangement to be filed with the Director in accordance with this Agreement shall be in form and substance satisfactory to each of the Parties, acting reasonably;

(e)	each of the Key Regulatory Approvals shall have been made, given or obtained, and each such Key Regulatory Approval shall be in full force and effect;

(f)

all Regulatory Approvals (other than the Key Regulatory Approvals) required to be obtained, or that the Parties mutually agree in writing to obtain in respect of the completion of the Arrangement, and the expiry of applicable waiting periods necessary to complete the Arrangement, shall have occurred or been obtained on terms and conditions acceptable to the Parties, each acting reasonably, and all applicable domestic and foreign statutory and regulatory waiting periods shall have expired or have been terminated and no unresolved material objection or opposition shall have been filed, initiated or made, except where the failure or failures to obtain such Regulatory Approvals, or for the applicable waiting periods to have expired or terminated, would not be reasonably expected to have a Material Adverse Effect on New Parent (after completion of the Arrangement);

(g)

the conditional approval to the listing of the New Parent Shares issuable pursuant to the Arrangement on the TSX, and approval, subject to official notice of issuance, of the listing of the New Parent Shares issuable pursuant to the Arrangement on the NYSE shall have been obtained;

(h)

no act, action, suit, proceeding, objection, opposition, order or injunction shall have been taken, entered or promulgated by any Governmental Entity or by any elected or appointed public official in Canada or elsewhere, whether or not having the force of Law, and no Law, regulation, policy, judgment, decision, order, agreement between the Parties and a Governmental Entity to refrain from consummating the Arrangement, ruling or directive (whether or not having the force of Law) shall have been enacted, promulgated, amended or applied, which prevents, prohibits or makes the consummation of the Arrangement illegal or otherwise prohibits or enjoins PCS or Agrium from consummating the Arrangement, or that would be reasonably expected to have a Material Adverse Effect on New Parent (after completion of the Arrangement); and

(i)

holders of such number of PCS Shares and Agrium Shares that, in the aggregate, would constitute not greater than 5% of the number of New Parent Shares that would be outstanding following completion of the Arrangement (assuming for the purpose of calculating the outstanding number of New Parent Shares that there are no holders of PCS Shares or Agrium Shares who have exercised Dissent Rights) shall have validly exercised Dissent Rights that have not been withdrawn as of the Effective Date.

6.2	Agrium Conditions

The obligation of Agrium to consummate the transactions contemplated hereby, and in particular the Arrangement, is subject to the satisfaction, on or before the Effective Date or such other time specified, of the following conditions:

(a)

(i) the representations and warranties in paragraph (h) of Schedule E shall be true and correct in all respects as of the date of this Agreement and as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak of an earlier date, the accuracy of which shall be determined as of such earlier date), except for such failures to be true and correct that are de minimis, (ii) the representations and warranties in paragraphs (a), (b), (c) and (d) of Schedule E shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date as if made on and as of such date, and (iii) all other representations and warranties made by PCS in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, the accuracy of which shall be determined as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not result or would not reasonably be expected to result in a Material Adverse Change in respect of PCS (and for this purpose, any reference to “material”, “Material Adverse Effect” or “Material Adverse Change” in such representations and warranties shall be ignored), and PCS shall have provided to Agrium a certificate of an Executive Officer of PCS (on behalf of PCS and without personal liability) certifying the foregoing on the Effective Date;

(b)

PCS shall have complied in all material respects with its covenants herein to be complied with by it on or prior to the Effective Time; and PCS shall have provided to Agrium a certificate of an Executive Officer of PCS (on behalf of PCS and without personal liability) certifying compliance with such covenants on the Effective Date; and

(c)	no Material Adverse Change in respect of PCS shall have occurred after the date hereof and prior to the Effective Date and be continuing.

The conditions in this Section 6.2 are for the exclusive benefit of Agrium and may be asserted by Agrium regardless of the circumstances or may be waived in writing by Agrium in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which Agrium may have.

6.3	PCS Conditions

The obligation of PCS to consummate the transactions contemplated hereby, and in particular the Arrangement, is subject to the satisfaction, on or before the Effective Date or such other time specified, of the following conditions:

(a)

(i) the representations and warranties in paragraph (h) of Schedule D shall be true and correct in all respects as of the date of this Agreement and as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak of an earlier date, the accuracy of which shall be determined as of such earlier date), except for such failures to be true and correct that are de minimis, (ii) the representations and warranties in paragraphs (a), (b), (c) and (d) of Schedule D shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date as if made on and as of such date, and (iii) all other representations and warranties made by Agrium in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, the accuracy of which shall be determined as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not result or would not reasonably be expected to result in a Material Adverse Change in respect of Agrium (and for this purpose, any reference to “material”, “Material Adverse Effect” or “Material Adverse Change” in such representations and warranties shall be ignored), and Agrium shall have provided to PCS a certificate of an Executive Officer of Agrium (on behalf of Agrium and without personal liability) certifying the foregoing on the Effective Date;

(b)

Agrium shall have complied in all material respects with its covenants herein to be complied with by it on or prior to the Effective Time; and Agrium shall have provided to PCS a certificate of an Executive Officer of Agrium (on behalf of Agrium and without personal liability) certifying compliance with such covenants on the Effective Date; and

(c)	no Material Adverse Change in respect of Agrium shall have occurred after the date hereof and prior to the Effective Date and be continuing.

The conditions in this Section 6.3 are for the exclusive benefit of PCS and may be asserted by PCS regardless of the circumstances or may be waived in writing by PCS in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which PCS may have.

6.4	Notice and Cure Provisions

Each Party shall give prompt written notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would, or would reasonably be expected to:

(a)	cause any of the representations or warranties of either Party contained herein to be untrue or inaccurate in any material respect; or

(b)	result in the failure to comply with or satisfy any covenant or condition to be complied with or satisfied by either Party,

in each case to the extent that the conditions in Section 6.2(a) and Section 6.2(b), in the case of PCS’ representations, warranties and covenants, and Section 6.3(a) and Section 6.3(b), in the case of Agrium’s representations, warranties and covenants, would not be capable of being satisfied at any time from the date hereof until the Effective Date.

Neither Agrium nor PCS may elect to terminate this Agreement pursuant to Section 8.1(e) unless promptly, and in any event prior to the issuance of the Certificates of Arrangement by the Director, the Party intending to rely thereon has delivered a written notice to the other Party specifying in reasonable detail all breaches of covenants, inaccuracies of representations and warranties or other matters which the Party delivering such notice is asserting as the basis for the non-fulfillment of the applicable condition or the availability of a termination right, as the case may be. If any such notice is delivered, provided that the receiving Party is proceeding diligently to cure any such matter capable of cure prior to the Outside Date to the satisfaction of the Party delivering such notice, acting reasonably, no Party may terminate this Agreement until the earlier of (i) the expiration of a period of 15 business days from the date of receipt of such notice, and (ii) the Outside Date, if such matter has not been cured by such date. More than one notice may be delivered by a Party. If such notice has been delivered within 15 business days prior to the date of the Agrium Meeting or the PCS Meeting, Agrium or PCS, as the case may be, may elect to postpone the meeting of its shareholders until the expiry of such period.

6.5	Merger of Conditions

Subject to applicable Law, the conditions set out in Sections 6.1, 6.2 and 6.3 shall be conclusively deemed to have been satisfied, waived or released upon the issuance of the Certificates of Arrangement in respect of the Arrangement.

ARTICLE 7

ADDITIONAL AGREEMENTS

7.1	Mutual Covenant Regarding Non-Solicitation

(a)

Each Party shall immediately cease and cause to be terminated all existing solicitation, encouragement, discussion or negotiation (including through any Representatives on its behalf), if any, with any parties conducted before the date of this Agreement with respect to any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to an Acquisition Proposal in respect of such Party, and, in connection therewith, such Party shall discontinue access to any of its confidential information; such Party shall also promptly request the return or destruction of all information respecting such Party provided to any third parties who have entered into a confidentiality agreement with such Party relating to an Acquisition Proposal in respect of such Party and shall use its commercially reasonable efforts to ensure that such requests are honoured. Each Party undertakes to enforce all standstill, non-disclosure, non-disturbance, non-solicitation, and similar agreements or covenants that such Party has entered into prior to the date of this Agreement and that such Party enters into after the date of this Agreement.

(b)	Neither Party shall, directly or indirectly, do or authorize or permit any of its Representatives to do, any of the following:

(i)

solicit, initiate or knowingly encourage or facilitate (including by way of furnishing information) any Acquisition Proposal in respect of such Party or any inquiries, proposals or offers relating to any Acquisition Proposal or that could reasonably be expected to lead to an Acquisition Proposal in respect of such Party;

(ii)

enter into, engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any information with respect to its businesses, operations, results of operations, properties or financial condition in connection with any proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal, or otherwise knowingly encourage, facilitate, cooperate with, assist or participate in, any effort or attempt of any other Person to do or seek to do any of the foregoing;

(iii)

waive, terminate, amend, modify or release any third party or otherwise forbear in the enforcement of, or enter into or participate in any discussions, negotiations or agreements to waive, terminate, amend, modify or release any third party from or otherwise forbear in respect of, any rights or other benefits under confidential information and/or standstill agreements (which, for greater certainty, does not prohibit the automatic release of a party in accordance with the pre-existing terms of any standstill provision);

(iv)

accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend, or take no position or remain neutral with respect to, any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to a publicly announced or otherwise publicly disclosed Acquisition Proposal for a period of no more than five business days will not be considered to be a violation of this Section 7.1, provided that the board of directors of the Party subject to the Acquisition Proposal has rejected such Acquisition Proposal and affirmed the recommendation referred to in Section 2.2(a) or Section 2.3(a), as applicable, before the end of such five business day period or, in the event that such Party’s shareholder meeting (being the PCS Meeting or the Agrium Meeting) is scheduled to occur with such five business day period, prior to the third business day prior to the date of such meeting); or

(v)

accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement in principle, agreement, arrangement or undertaking related to any Acquisition Proposal (other than a confidentiality and standstill agreement contemplated under Section 7.1(b)(vi));

provided, however, that notwithstanding any other provision hereof, each Party and its Representatives may, in the case of Agrium, prior to the approval of the Agrium

Arrangement Resolution at the Agrium Meeting, and, in the case of PCS, prior to the approval of the PCS Arrangement Resolution at the PCS Meeting:

(vi)

enter into or participate in any discussions or negotiations with a third party that is not in material breach of any confidentiality or standstill agreement to which such Party is a party and who seeks to initiate such discussions or negotiations and, subject to execution of a confidentiality and standstill agreement in favour of such Party that contains a standstill provision that such Party determines in good faith is no less onerous or more beneficial to such third party than that in the Confidentiality Agreement and is otherwise on terms that such Party determines in good faith are no less favourable to such Party than those found in the Confidentiality Agreement (provided that such confidentiality and standstill agreement shall (1) allow for disclosure thereof, along with all information provided thereunder, to the other Party as set out below, (2) allow disclosure of the making and terms of any Acquisition Proposal made by the third party as contemplated herein, and (3) not contain any provision restricting such Party from complying with this Section 7.1) may furnish to such third party any information concerning such Party and its businesses, properties and assets, in each case if, and only to the extent that:

(A)

the third party has first made a written bona fide Acquisition Proposal, which did not result from a breach of this Section 7.1, and in respect of which the board of directors of such Party determines in good faith, after consultation with its outside legal and financial advisors, constitutes or could reasonably be expected to lead to a Superior Proposal; and

(B)

prior to furnishing such information to or entering into or participating in any such discussions or negotiations with such third party, the Party shall (1) provide prompt notice to the other Party to the effect that it is furnishing information to or entering into or participating in discussions or negotiations with such third party, together, if applicable, with a copy of the confidentiality and standstill agreement referenced above and, if not previously provided to such other Party, copies of all information provided to such third party concurrently with the provision of such information to such third party, (2) notify the other Party orally and in writing of any inquiries, offers or proposals with respect to an actual or contemplated Superior Proposal (which written notice shall include a copy of any such proposal (and any amendments or supplements thereto), the identity of the Person making it, if not previously provided to the other Party and copies of all information provided to the third party), within 24 hours of the receipt thereof, and (3) keep the other Party promptly informed of the status and reasonable details of any such inquiry, offer or proposal and answer the other Party’s reasonable questions with respect thereto;

(vii)

comply with Part 2 - Division 3 of NI 62-104 and similar provisions under U.S. Securities Laws relating to the provision of directors’ circulars and making appropriate disclosure with respect thereto to its securityholders;

(viii)

recommend a Superior Proposal and/or accept, approve or enter into a Permitted Acquisition Agreement in respect of a Superior Proposal, but only if prior to such recommendation and/or acceptance, approval or entering into of the Permitted Acquisition Agreement (i) the board of directors of the Party subject to the Superior Proposal concludes in good faith, after considering all proposals to adjust the terms and conditions of this Agreement as contemplated by Section 7.1(c) and after receiving the advice of outside counsel, that the failure by the board of directors to take such action, would be inconsistent with its fiduciary duties, and (ii) such Party complies with its obligations set forth in Section 7.1(c).

(c)

Following receipt of a Superior Proposal, the Party subject to such Superior Proposal shall give the other Party, orally and in writing, at least five business days advance notice of any decision by the board of directors of the Party subject to such Superior Proposal to recommend such Superior Proposal and/or to accept, approve or enter into a Permitted Acquisition Agreement in respect of such Superior Proposal, which notice shall confirm that such board of directors has determined that such Acquisition Proposal constitutes a Superior Proposal, shall identify the third party making the Superior Proposal and shall provide a true and complete copy of the Superior Proposal and/or the proposed Permitted Acquisition Agreement, including all financing documents, and any amendments thereto. During such five business day period, the Party subject to such Superior Proposal agrees not to recommend such Superior Proposal or accept, approve or enter into a Permitted Acquisition Agreement in respect of such Superior Proposal and not to release the party making the Superior Proposal from any standstill provisions and shall not withdraw, modify, qualify or change its recommendation in Section 2.2(a) or Section 2.3(a), as applicable. In addition, during such five business day period, the Party subject to such Superior Proposal shall, and shall cause its financial and legal advisors to, negotiate in good faith with the other Party and its financial and legal advisors to make such adjustments in the terms and conditions of this Agreement and the Arrangement as would enable the Party subject to such Superior Proposal to proceed with the Arrangement as amended rather than recommending the Superior Proposal and/or accepting, approving or entering into a Permitted Acquisition Agreement in respect of the Superior Proposal. In the event the other Party proposes to amend this Agreement and the Arrangement on a basis such that the board of directors of the Party subject to the Superior Proposal determines that the proposed transaction is no longer a Superior Proposal and so advises the board of directors of the other Party prior to the expiry of such period, the board of directors of the Party subject to such Acquisition Proposal shall not recommend such Acquisition Proposal or accept, approve or enter into an agreement to implement such Acquisition Proposal (being, for greater certainty, a Permitted Acquisition Agreement or any other agreement) in respect thereof and shall not release the party making the Acquisition Proposal from any standstill provisions and shall not withdraw, modify, qualify or change its recommendation in Section 2.2(a) or Section 2.3(a), as applicable. In the event that a Party provides the notice contemplated by this Section 7.1(c) on a date which is less than five business days prior to the PCS Meeting or the Agrium Meeting, the other Party shall be entitled to (a) adjourn or postpone its shareholders’ meeting, and (b) require the Party subject to the Superior Proposal to adjourn or postpone its shareholders’ meeting, in each case to a date that is not more than ten business days after the date of such notice. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, neither Party shall be permitted to accept, approve or enter into an agreement providing for, or implementing, a Superior Proposal unless such agreement constitutes a Permitted Acquisition Agreement and such Party has complied with its obligations under this Section 7.1. In addition, each Party hereby agrees that any Permitted Acquisition Agreement entered into in accordance with this Section 7.1 shall in all instances satisfy each of the criteria of a Permitted Acquisition Agreement and such Party shall not amend, waive or otherwise vary any of the provisions of such Permitted Acquisition Agreement in a manner which would be inconsistent with each of the criteria of a Permitted Acquisition Agreement.

(d)

Each successive amendment to any Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the shareholders of the Party subject to such Acquisition Proposal or other material terms or conditions thereof, shall constitute a new Acquisition Proposal for the purposes of Section 7.1(c), and the other Party shall be afforded a new five business day period from the date on which such Party received all of the materials set forth in Section 7.1(c) with respect to the new Superior Proposal from the Party subject thereto.

(e)

The board of directors of each Party shall promptly reaffirm the recommendation and determination in Section 2.2(a) or Section 2.3(a), as applicable, by press release after (i) any Acquisition Proposal which is publicly announced is not determined to be a Superior Proposal, or (ii) the Parties have entered into an amended agreement pursuant to Section 7.1(c) which results in any Acquisition Proposal not being a Superior Proposal.

(f)

Each Party shall ensure that its Representatives are aware of the provisions of this Section 7.1 applicable to such Party. Each Party shall be responsible for any breach of this Section 7.1 by such Party’s Representatives.

(g)

Each Party agrees that all information that may be provided to it by the other Party with respect to any actual or contemplated Superior Proposal pursuant to this Section 7.1 shall be treated as if it were “Confidential Information” as that term is defined in the Confidentiality Agreement and shall not be disclosed or used except in accordance with the provisions of the Confidentiality Agreement or in order to enforce their rights under this Agreement in legal proceedings.

7.2	Agreement as to Damages

If at any time after the execution of this Agreement:

(a)

(i) the board of directors of one Party has withdrawn, modified, qualified or changed any of its recommendations or determinations referred to in Section 2.2(a) or Section 2.3(a), as applicable, in a manner adverse to the other Party or shall have resolved to do so prior to the Effective Date, has recommended a Superior Proposal or has failed to publicly reconfirm its recommendation in Section 2.2(a) or Section 2.3(a), as applicable, upon the request of the other Party prior to the earlier of ten days following such request or 72 hours prior to the applicable shareholders’ meeting (unless the Party requesting such reconfirmation is then in material breach of its obligations hereunder and such withdrawal, modification, qualification, change or failure relates to such breach), or (ii) a Party has accepted, approved or entered into a Permitted Acquisition Agreement;

(b)

(i) an Acquisition Proposal in respect of Agrium is publicly announced, proposed, disclosed, offered or made or any Person shall have publicly announced an intention to make an Acquisition Proposal in respect of Agrium, (ii) after such Acquisition Proposal shall have been publicly announced, proposed, disclosed, offered or made, this Agreement is terminated (A) by either Party pursuant to Section 8.1(c) [No Agrium Securityholder Approval] or Section 8.1(d) [Outside Date], or (B) by PCS pursuant to Section 8.1(e) [Failure to Satisfy Reps, Warranties, Covenants Conditions] as a result of the failure to satisfy the condition in Section 6.3(b) [Compliance by Agrium with Covenants], and (iii) such Acquisition Proposal, or an amended version thereof, or any other Acquisition Proposal relating to Agrium is consummated, agreed to or entered into, as applicable, within 12 months of the date this Agreement is terminated (and, as applicable, subsequently consummated, closed or effected, at any time);

(c)

(i) an Acquisition Proposal in respect of PCS is publicly announced, proposed, disclosed, offered or made or any Person shall have publicly announced an intention to make an Acquisition Proposal in respect of PCS, (ii) after such Acquisition Proposal shall have been publicly announced, proposed, disclosed, offered or made, this Agreement is terminated (A) by either Party pursuant to Section 8.1(b) [No PCS Shareholder Approval] or Section 8.1(d) [Outside Date], or (B) by Agrium pursuant to Section 8.1(e) [Failure to Satisfy Reps, Warranties, Covenants Conditions] as a result of the failure to satisfy the condition in Section 6.2(b) [Compliance by PCS with Covenants], and (iii) such

Acquisition Proposal, or an amended version thereof, or any other Acquisition Proposal relating to PCS is consummated, agreed to or entered into, as applicable, within 12 months of the date this Agreement is terminated (and, as applicable, subsequently consummated, closed or effected, at any time); or

(d)	a Party deliberately breaches any of its covenants in Section 7.1;

(each of the above being a “Damages Event”), then in the event of the termination of this Agreement pursuant to Section 8.1 (other than, in relation to a Damages Event referred to in Section 7.2(a) only, pursuant to Section 8.1(b), Section 8.1(c), Section 8.1(d) or Section 8.1(e) unless in such circumstances this Agreement could otherwise have been terminated at such time under Section 8.1(f) or Section 8.1(g)), (i) if Agrium is the subject of clause (a) or the breaching Party under clause (d), or the Damages Event in clause (b) occurs, Agrium shall pay to PCS, in the case of clauses (a) or (d), within two business days of the termination of this Agreement, and in the case of clause (b), upon the consummation of the Acquisition Proposal referred to therein, a fee in consideration for the disposition of PCS’ rights under this Agreement in the amount of U.S.$485 million in immediately available funds to an account designated by PCS, and (ii) if PCS is the subject of clause (a) or the breaching Party in clause (d), or the Damages Event in clause (c) occurs, PCS shall pay to Agrium, in the case of clauses (a) or (d), within two business days of the termination of this Agreement, and in the case of clause (c), upon the consummation of the Acquisition Proposal referred to therein, a fee in consideration for the disposition of Agrium’s rights under this Agreement in the amount of U.S.$485 million in immediately available funds to an account designated by Agrium, and after such event but prior to payment of such amount, the Party required to make such payment shall be deemed to hold such funds in trust for the other Party. Agrium shall only be obligated to pay a maximum of U.S.$485 million pursuant to this Section 7.2, and PCS shall only be obligated to pay a maximum of U.S.$485 million pursuant to this Section 7.2. For the purpose of clauses (b) and (c), the term “Acquisition Proposal” shall have the meaning ascribed to such term in Section 1.1, except that references to “20% or more” shall be deemed to be references to “50% or more”.

7.3	Fees and Expenses

(a)

Subject to subsections (b) and (c), each Party shall pay all fees, costs and expenses incurred by such Party in connection with this Agreement and the Arrangement. Agrium and PCS shall share equally any filing fees and applicable Taxes payable for or in respect of any application, notification or other filing made in respect of any regulatory process in respect of the transactions contemplated by the Arrangement, including under the Competition Act and the HSR Act.

(b)

If (i) this Agreement is terminated by Agrium pursuant to Section 8.1(e) [Failure to Satisfy Reps, Warranties, Covenants Conditions] because of the failure to satisfy the condition in Section 6.2(a) [Accuracy of PCS Reps and Warranties], or (ii) this Agreement is terminated by Agrium pursuant to Section 8.1(d) [Outside Date] and at the time of such termination there is a state of facts or circumstances that would cause the conditions set forth in Sections 6.2(a) [Accuracy of PCS Reps and Warranties] or 6.2(b) [Compliance by PCS with Covenants] not to be satisfied, notwithstanding the availability of any cure period, PCS shall pay to Agrium an amount equal to U.S.$50 million as reimbursement to Agrium for its out-of-pocket expenses incurred in connection with the Arrangement.

(c)

If (i) this Agreement is terminated by PCS pursuant to Section 8.1(e) [Failure to Satisfy Reps, Warranties, Covenants Conditions] because of the failure to satisfy the condition in Section 6.3(a) [Accuracy of Agrium Reps and Warranties], or (ii) this Agreement is terminated by PCS pursuant to Section 8.1(d) [Outside Date] and at the time of such termination there is a state of facts or circumstances that would cause the conditions set forth in Sections 6.3(a) [Accuracy of Agrium Reps and Warranties] or 6.3(b) [Compliance by Agrium with Covenants] not to be satisfied, notwithstanding the availability of any cure period, Agrium shall pay to PCS an amount equal to U.S.$50 million as reimbursement to PCS for its out-of-pocket expenses incurred in connection with the Arrangement.

(d)	No fees shall be payable by a Party under subsection (b) or (c) if that Party has paid a fee under Section 7.2.

7.4	Liquidated Damages

Each Party acknowledges that all of the payment amounts set out in this Article 7 are payments of liquidated damages which are a genuine pre-estimate of the damages which Agrium or PCS will suffer or incur as a result of the event giving rise to such damages and resultant termination of this Agreement and are not penalties. Each Party irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. For greater certainty, the Parties agree that the payment of any amounts pursuant to this Article 7 is the sole remedy of Agrium and PCS; provided, however, that this limitation shall not (a) apply (i) in respect of Section 7.3(b), in the event of a deliberate breach by PCS of this Agreement or (ii) in respect of Section 7.3(c), in the event of a deliberate breach by Agrium of this Agreement, and (b) prior to any termination of this Agreement, preclude a Party from seeking injunctive relief to restrain any breach or threatened breach by the other Party of the covenants or agreements set forth in this Agreement, or otherwise obtain specific performance of any of such acts, covenants or agreements in accordance with Section 9.6.

7.5	Access to Information; Confidentiality

(a)

From the date hereof until the earlier of the Effective Date and the termination of this Agreement, PCS shall, and shall cause its Subsidiaries and Representatives to, subject to all applicable Laws and any confidentiality obligations owed by PCS to a third party or in respect to customer specific or competitively sensitive information and in accordance with the Confidentiality Agreement and any other subsequent written agreement that addresses confidentiality between the Parties, afford to Agrium and the Representatives of Agrium reasonable access at all reasonable times to their officers, employees, agents, properties, books, records and contracts, and shall furnish Agrium with all data and information as Agrium may reasonably request, subject to any confidentiality obligations owed by PCS to a third party or in respect to customer specific or competitively sensitive information, the conditions contained in the Confidentiality Agreement and any other subsequent written agreement that addresses confidentiality between the Parties, in order to permit Agrium to be in a position to expeditiously and efficiently integrate the businesses and operations of Agrium and PCS immediately upon but not prior to the Effective Date.

(b)

From the date hereof until the earlier of the Effective Date and the termination of this Agreement, Agrium shall, and shall cause its Subsidiaries and Representatives to, subject to all applicable Laws and any confidentiality obligations owed by Agrium to a third party or in respect to customer specific or competitively sensitive information and in accordance with the Confidentiality Agreement and any other subsequent written agreement that addresses confidentiality between the Parties, afford to PCS and to the Representatives of PCS reasonable access at all reasonable times to their officers, employees, agents, properties, books, records and contracts, and shall furnish PCS with all data and information as PCS may reasonably request, subject to any confidentiality obligations owed by Agrium to a third party or in respect to customer specific or competitively sensitive information, the conditions contained in the Confidentiality Agreement and any other subsequent written agreement that addresses confidentiality between the Parties, in order to permit PCS to be in a position to expeditiously and efficiently integrate the businesses and operations of Agrium and PCS immediately upon but not prior to the Effective Date.

7.6	Insurance and Indemnification

(a)

PCS and Agrium shall cause New Parent to maintain in effect, or cause PCS and Agrium or their respective successors to maintain in effect, as applicable, without any reduction in scope or coverage for six years from the Effective Date customary policies of directors’ and officers’ liability insurance providing protection comparable to the most favourable protection provided by the policies maintained by Agrium, PCS and their respective Subsidiaries as are in effect immediately prior to the Effective Date and providing coverage on a “trailing” or “run-off” basis for all present and former directors and officers of Agrium and PCS with respect to claims arising from facts or events which occurred prior to the Effective Date. Furthermore, prior to the Effective Time, PCS and Agrium may, in the alternative, each purchase run-off directors’ and officers’ liability insurance for a period of six years from the Effective Time, and in such event none of New Parent, PCS, Agrium or any of their respective successors will have any further obligation under this Section 7.6(a).

(b)

Agrium and PCS agree that all rights to indemnification or exculpation now existing in favour of present and former officers and directors of each of Agrium and PCS shall survive the Arrangement and shall continue in full force and effect for a period of not less than six years from the Effective Date.

(c)

In the event Agrium, PCS or any of their respective successors (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, New Parent shall cause proper provision to be made so that the successors and assigns of Agrium or PCS, as applicable, assume the obligations set forth in this Section 7.6.

7.7	Financial Advisors

Agrium and PCS represent and warrant to each other that, except for Barclays Capital Inc. and CIBC World Markets Inc. in the case of Agrium and BofA Merrill Lynch and RBC Capital Markets in the case of PCS, no financial advisor, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission, or to the reimbursement of any of its expenses, in connection with the Arrangement. Each Party has delivered to the other Party a correct and complete copy of all agreements relating to the arrangements between it and its financial advisors as are in existence at the date hereof and agrees (a) not to materially amend the terms of any such agreements relating to the payment of fees (excluding expenses) without the prior written approval of the other Party; and (b) not to disclose the terms of the agreements between the other Party and its financial advisors to such Party’s financial advisors.

7.8	Privacy Issues

(a)	For the purposes of this Section 7.8, the following definitions shall apply:

(i)

“applicable law” means, in relation to any Person, transaction or event, all applicable provisions of Laws by which such Person is bound or having application to the transaction or event in question, including applicable privacy laws;

(ii)

“applicable privacy laws” means any and all applicable laws relating to privacy and the collection, use and disclosure of Personal Information in all applicable jurisdictions, including the Personal Information Protection and Electronic Documents Act (Canada) and/or any comparable provincial law, including the Personal Information Protection Act (Alberta); and

(iii)

“Personal Information” means information (other than business contact information when used or disclosed for the purpose of contacting such individual in that individual’s capacity as an employee or an official of an organization and for no other purpose) about an identifiable individual disclosed or transferred to a Party by other Party in accordance with this Agreement and/or as a condition of the Arrangement.

(b)

The Parties hereto acknowledge that any collection, use or disclosure of Personal Information disclosed to either Party pursuant to or in connection with this Agreement (the “Disclosed Personal Information”) shall be in accordance with the applicable provisions of the Confidentiality Agreement.

(c)

After the completion of the transactions contemplated herein, a Party may only collect, use and disclose the Disclosed Personal Information for the purposes for which the Disclosed Personal Information was initially collected from or in respect of the individual to which such Disclosed Personal Information relates or for the completion of the transactions contemplated herein, unless (i) either Party shall have first notified such individual of such additional purpose, and where required by applicable law and with respect to any individual who is a resident of the United States, any applicable Party policy or agreement, obtained the consent of such individual to such additional purpose, or (ii) such use or disclosure is permitted or authorized by applicable Law and with respect to any individual who is a resident of the United States, any applicable Party policy or agreement, without notice to, or consent from, such individual.

(d)

Upon the termination of this Agreement, each Party shall forthwith cease all use of the Disclosed Personal Information acquired by it in connection with this Agreement and will return to the other Party or, at the other Party’s request, destroy in a secure manner, and with respect to any individual who is resident of the United States, in accordance with applicable Law and any applicable Party policy or agreement, the Disclosed Personal Information (and any copies thereof) in its possession.

ARTICLE 8

TERM, TERMINATION, AMENDMENT AND WAIVER

8.1	Termination

This Agreement may be terminated at any time prior to the Effective Date:

(a)	by mutual written consent of PCS and Agrium;

(b)

by either PCS or Agrium if the PCS Arrangement Resolution shall have failed to receive the requisite vote of the PCS Shareholders at the PCS Meeting (including any adjournments or postponements thereof) in accordance with the Interim Order;

(c)

by either PCS or Agrium if the Agrium Arrangement Resolution shall have failed to receive the requisite vote of the Agrium Securityholders at the Agrium Meeting (including any adjournments or postponements thereof) in accordance with the Interim Order;

(d)

by either PCS or Agrium if the Effective Time shall not have occurred on or prior to the Outside Date, except that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any Party whose failure to fulfill any of its obligations has been the cause of, or resulted in, the failure of the Effective Time to occur by such date;

(e)	by either PCS or Agrium if any of the conditions set forth in Section 6.1 or Section 6.3, in the case of PCS, or in Section 6.1 or Section 6.2, in the case of Agrium, has not been satisfied or waived by the Outside Date or such condition is incapable of being satisfied by the Outside Date; provided that the Party seeking termination is in compliance with its obligations under Section 6.4, if applicable, and not then in breach of this Agreement so as to cause any of the conditions set forth in Section 6.1 or Sections 6.2 or 6.3, as applicable, not to be satisfied;

(f)

(i) by PCS, prior to approval of the Agrium Arrangement Resolution, or (ii) by Agrium, prior to approval of the PCS Arrangement Resolution, following the occurrence of a Damages Event in respect of the other Party as provided in Section 7.2(a); or

(g)	by either PCS or Agrium following the occurrence of a Damages Event in respect of the other Party as provided in Section 7.2(d).

8.2	Effect of Termination

In the event of the termination of this Agreement in the circumstances set out in Section 8.1, this Agreement shall forthwith become void and neither Party shall have any liability or further obligation to the other Party hereunder, except with respect to the obligations set forth in Sections 5.4(c), 7.2, 7.3, 7.4 and 9.7, where applicable. For greater certainty, and notwithstanding anything in this Agreement to the contrary other than being subject to Section 7.4, nothing contained in this Section 8.2 or otherwise in this Agreement shall relieve any Party from liability (including damages for loss of economic benefits (including lost synergies), as applicable) for any deliberate breach of any provision of this Agreement. No termination of this Agreement shall affect the obligations of the Parties pursuant to the Confidentiality Agreement, except to the extent specified therein.

8.3	Amendment

This Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Agrium Meeting and PCS Meeting but not later than the Effective Time, be amended by mutual written agreement of the Parties, subject to the Interim Order and Final Order and applicable Laws.

8.4	Waiver

Either Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive compliance with any of the other Party’s agreements or the fulfillment of any conditions to its own obligations contained herein, and (c) waive inaccuracies in any of the other Party’s representations or warranties contained herein or in any document delivered by the other Party; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party and such waiver shall apply only to the specific matters identified in such instrument.

ARTICLE 9

GENERAL PROVISIONS

9.1	Notices

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile transmission or e-mail, or as of the following business day if sent by prepaid overnight courier, to the Parties at the following addresses (or at such other addresses as shall be specified by either Party by notice to the other given in accordance with these provisions):

(a)	if to Agrium:

Agrium Inc.

13131 Lake Fraser Drive S.E.

Calgary, AB T2J 7E8

Attention:             Susan C. Jones, Senior Vice President & Chief Legal Officer

Facsimile:            (403) 225-7609

E-mail:                 susan.jones@agrium.com

with a copy to:

Blake, Cassels & Graydon LLP

3500, 855 - 2 Street S.W.

Calgary, AB T2P 4J8

Attention:             Peter Keohane

                             Ross Bentley

Facsimile:            (403) 260-9700

E-mail:                 peter.keohane@blakes.com

                             ross.bentley@blakes.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention:             Robert B. Schumer

                             Matthew W. Abbott

Facsimile:            (212) 757-3990

E-mail:                 rschumer@paulweiss.com

                             mabbott@paulweiss.com

(b)	if to PCS:

Potash Corporation of Saskatchewan Inc.

Suite 500, 122 - 1st Avenue South

Saskatoon, SK S7K 7G3

Attention:            Joseph Podwika, Senior Vice President, General Counsel and Secretary

Facsimile:           (306) 933-8877

E-mail:                japodwika@potashcorp.com

with a copy to:

Stikeman Elliott LLP

5300 Commerce Court West, 199 Bay Street

Toronto, ON, M5L 1B9

Attention:             William J. Braithwaite

Facsimile:           (416) 947-0866

E-mail:                wbraithwaite@stikeman.com

with a copy to:

Jones Day

250 Vesey Street

New York, NY 10281-1047

Attention:            Robert A. Profusek

Facsimile:         (212) 755-7306

E-mail:               raprofusek@jonesday.com

9.2	Entire Agreement; Binding Effect

This Agreement: (a) together with the Confidentiality Agreement and any other subsequent written agreement that addresses confidentiality between the Parties, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof; and (b) shall be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns.

9.3	Assignment

Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by either of the Parties without the prior written consent of the other Party.

9.4	Time of Essence

Time shall be of the essence in this Agreement.

9.5	Further Assurances

Each Party hereto shall, from time to time and at all times hereafter, at the request of the other Party hereto, but without further consideration, do all such further acts, and execute and deliver all such further documents and instruments as may be reasonably required in order to fully perform and carry out the terms and intent hereof.

9.6	Specific Performance

PCS and Agrium agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed by the other Party in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, except as provided for in Section 7.4, each Party shall be entitled to an injunction or injunctions and other equitable relief to prevent breaches or threatened breaches of the provisions of this Agreement or to otherwise obtain specific performance of any such provisions, any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief hereby being waived.

9.7	Third Party Beneficiaries

The provisions of Sections 5.4(c) and 7.6 are: (i) intended for the benefit of all present and former directors and officers of Agrium and PCS and their respective Subsidiaries, as and to the extent applicable in accordance with their terms, and shall be enforceable by each of such Persons and his or her heirs, executors administrators and other legal representatives (collectively, the “Third Party Beneficiaries”) and Agrium and PCS shall hold the rights and benefits of Sections 5.4(c) and 7.6 in trust for and on behalf of the Third Party Beneficiaries and each of Agrium and PCS hereby accepts such trust and agrees to hold the benefit of and enforce performance of such covenants on behalf of the Third Party Beneficiaries, and (ii) are in addition to, and not in substitution for, any other rights that the Third Party Beneficiaries may have by contract or otherwise. Except as provided in this Section 9.7, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

9.8	Governing Law

This Agreement shall be governed by and construed in accordance with the Laws of the Province of Ontario and the laws of Canada applicable therein, and the Parties hereto irrevocably attorn to the jurisdiction of the Ontario courts situated in the City of Toronto and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

9.9	Severability

If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a)	the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b)

the invalidity, illegality or unenforceability of any provision or part thereof contained in this Agreement in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

9.10	Counterparts

This Agreement may be executed by facsimile or other electronic signature and in counterparts, each of which shall be deemed an original, and all of which together constitute one and the same instrument.

[The remainder of this page is left blank intentionally]

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

POTASH CORPORATION OF		AGRIUM INC.
SASKATCHEWAN INC.

by:	“Jochen Tilk”	by:	“Charles (Chuck) V. Magro”
Name:	Jochen Tilk	Name:	Charles (Chuck) V. Magro
Title:	President and Chief Executive Officer	Title:	President & Chief Executive Officer

by:	“Wayne Brownlee”	by:	“Steve J. Douglas”
Name:	Wayne Brownlee	Name:	Steve J. Douglas
Title:	Executive Vice President and Chief	Title:	Senior Vice President & Chief Financial
	Financial Officer		Officer

SCHEDULE A

PLAN OF ARRANGEMENT

UNDER SECTION 192 OF THE

CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of those terms shall have corresponding meanings:

(a)	“Agrium” means Agrium Inc., a corporation existing under the CBCA;

(b)	“Agrium AcquisitionCo” means [•], a wholly-owned subsidiary of New Parent incorporated under the [•];

(c)	“Agrium AcquisitionCo Shares” means the common shares in the capital of Agrium AcquisitionCo;

(d)	“Agrium Arrangement Resolution” means the special resolution of the Agrium Securityholders approving this Plan of Arrangement;

(e)	“Agrium Exchange Ratio” means 2.23 New Parent Shares for each Agrium Share;

(f)	“Agrium Incentive Compensation Plans” means, collectively the incentive compensation plans of Agrium as set forth in the Arrangement Agreement;

(g)	“Agrium Meeting” means the meeting of Agrium Securityholders convened as provided by the Interim Order at which the Agrium Securityholders approved the Agrium Arrangement Resolution;

(h)

“Agrium Option” means the options to purchase Agrium Shares awarded under the Agrium Inc. Amended and Restated Stock Option and Tandem SAR Plan of Agrium, as amended and restated effective January 1, 2016;

(i)

“Agrium SAR” means a stock appreciation right granted under the Agrium Inc. Amended and Restated Stock Appreciation Rights Plan of Agrium, as amended and restated effective January 1, 2016 or a tandem stock appreciation right connected to an Agrium Option;

(j)	“Agrium Securityholders” means, collectively, the Agrium Shareholders and the Agrium Voting Optionholders;

(k)	“Agrium Shareholder Rights Plan” means the amended and restated shareholder rights plan agreement between Agrium and CST Trust Company, as rights agent, dated May 4, 2016;

(l)	“Agrium Shareholders” means the holders of Agrium Shares;

(m)	“Agrium Shares” means the common shares in the capital of Agrium;

(n)	“Agrium Stock Option Plan” means the Amended and Restated Stock Option and Tandem SAR Plan of Agrium, as amended and restated effective January 1, 2016;

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(o)	“Agrium Voting Optionholders” means the holders of Agrium Voting Options;

(p)	“Agrium Voting Options” means the currently outstanding Agrium Options granted under the Agrium Stock Option Plan on or before December 31, 2012;

(q)

“Arrangement” means the arrangement pursuant to section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made in accordance with the terms of the Arrangement Agreement or made at the direction of the Court in the Final Order with the prior written consent of PCS and Agrium, each acting reasonably;

(r)

“Arrangement Agreement” means the arrangement agreement made as of September 11, 2016 between PCS and Agrium, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms;

(s)	“Articles of Arrangement” means the articles of arrangement of PCS and Agrium in respect of the Arrangement, required by the CBCA to be sent to the Director after the Final Order is made;

(t)	“business day” means any day, other than a Saturday, a Sunday or a statutory holiday in the Province of Saskatchewan, the Province of Alberta or the Province of Ontario;

(u)	“CBCA” means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended;

(v)

“Certificates of Arrangement” means, collectively, the certificates of arrangement in respect of each of PCS and Agrium giving effect to the Arrangement, to be issued by the Director pursuant to subsection 192(7) of the CBCA in respect of the PCS Articles of Arrangement and the Agrium Articles of Arrangement, respectively;

(w)	“Court” means the Ontario Superior Court of Justice (Commercial List);

(x)	“Depositary” means CST Trust Company or such other Person as PCS and Agrium agree to in writing;

(y)	“Director” means the Director appointed pursuant to section 260 of the CBCA;

(z)	“Dissent Rights” means the rights of dissent in respect of the Arrangement described in Article 5 of this Plan of Arrangement;

(aa)

“Dissenting Agrium Shareholder” means any registered Agrium Shareholder who has duly and validly exercised its Dissent Rights pursuant to Article 5 of this Plan of Arrangement and the Interim Order and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights;

(bb)	“Dissenting Agrium Shares” means the Agrium Shares held by Dissenting Agrium Shareholders;

(cc)

“Dissenting PCS Shareholder” means any registered PCS Shareholder who has duly and validly exercised its Dissent Rights pursuant to Article 5 of this Plan of Arrangement and the Interim Order and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights;

(dd)	“Dissenting PCS Shares” means the PCS Shares held by Dissenting PCS Shareholders;

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(ee)	“Effective Date” means the effective date of the Arrangement, being the date shown on the Certificates of Arrangement issued by the Director;

(ff)	“Effective Time” means 12:01 a.m. (Central Standard Time) on the Effective Date;

(gg)

“Elected Agrium Share” means any Agrium Share that an Agrium Shareholder (other than New Parent) shall have validly elected (in a duly completed Letter of Transmittal deposited with the Depositary no later than the Election Deadline) to transfer directly to New Parent under the Arrangement as provided for in Section 3.1(e), provided that at the Effective Time such electing Agrium Shareholder is not: (i) a person who holds the Agrium Share other than as capital property for purposes of the Tax Act; (ii) a non-resident person for the purposes of the Tax Act, unless that Agrium Shareholder holds the Agrium Share as part of a business carried on by the person in Canada, as determined for the purposes of the Tax Act; (iii) a partnership that is not a Canadian partnership for the purposes of the Tax Act; or (iv) a person exempt from Tax under section 149 of the Tax Act, which for greater certainty, includes a trust governed by a registered retirement savings plan, registered retirement income fund, registered disability savings plan, deferred profit sharing plan, registered education savings plan or a tax-free savings account, each as defined in the Tax Act;

(hh)

“Elected PCS Share” means any PCS Share that a PCS Shareholder (other than New Parent) shall have validly elected (in a duly completed Letter of Transmittal deposited with the Depositary no later than the Election Deadline) to transfer directly to New Parent under the Arrangement as provided for in Section 3.1(c), provided that at the Effective Time such electing PCS Shareholder is not: (i) a person who holds the PCS Share other than as capital property for purposes of the Tax Act; (ii) a non-resident person for the purposes of the Tax Act, unless that PCS Shareholder holds the PCS Share as part of a business carried on by the person in Canada, as determined for the purposes of the Tax Act; (iii) a partnership that is not a Canadian partnership for the purposes of the Tax Act; or (iv) a person exempt from Tax under section 149 of the Tax Act, which for greater certainty, includes a trust governed by a registered retirement savings plan, registered retirement income fund, registered disability savings plan, deferred profit sharing plan, registered education savings plan or a tax-free savings account, each as defined in the Tax Act;

(ii)

“Election Deadline” means 5:00 p.m. (Central Standard Time) at the place of deposit on the date indicated as the election deadline in the Letter of Transmittal, which shall be not more than three business days before the Effective Date;

(jj)

“Encumbrance” means any mortgage, pledge, assignment, charge, lien, security interest, adverse interest in property, other third party interest or encumbrance of any kind whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;

(kk)	“Exchanges” means the TSX and the New York Stock Exchange;

(ll)

“Final Order” means the order of the Court approving the Arrangement in the form acceptable to PCS and Agrium, each acting reasonably, as such order may be amended by the Court (with consent of both PCS and Agrium, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to PCS and Agrium, each acting reasonably) on appeal;

(mm)

“Governmental Entity” means any (a) international, multinational, national, federal, provincial, territory, state, regional, municipal, local or other government or any governmental or public department, central bank, court, tribunal, arbitral body,

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commission, board, bureau, ministry, agency or instrumentality, domestic or foreign, (b) any subdivision, agent, commission, board or authority of any of the foregoing, (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, or (d) the Exchanges;

(nn)

“Income Taxes” means all Taxes, however denominated, including any interest, penalties or other additions, imposed by any Governmental Entity on a Person’s income or profits (including federal, provincial, state or local income or profits taxes);

(oo)

“Interim Order” means the order of the Court, in a form acceptable to PCS and Agrium, each acting reasonably, containing declarations and directions in respect of the notices to be given and the conduct of the PCS Meeting and the Agrium Meeting with respect to the Arrangement;

(pp)

“Laws” means all laws, by-laws, statutes, rules, regulations, orders, common law, principles of law or equity, ordinances, protocols, codes, notices, directions, judgments or other requirements of any Governmental Entity having the force of law, and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity or self-regulatory authority, and the term “applicable” with respect to such Laws and in a context that refers to one or more of the Parties, means such Laws as are applicable to such Party or its business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party or Parties or its or their business, undertaking, property or securities;

(qq)

“Letter of Transmittal” means the letter(s) of transmittal and election form for use by PCS Shareholders and Agrium Shareholders with respect to the Arrangement, which shall be mailed to PCS and Agrium Shareholders;

(rr)	“New Parent” means [•], a corporation incorporated under the CBCA, of which, immediately prior to the Effective Time, each of PCS and Agrium own 50% of the common voting equity;

(ss)	“New Parent Initial Shares” means the New Parent Shares held by PCS and Agrium immediately prior to the Effective Time;

(tt)	“New Parent Shares” means the common shares in the capital of New Parent;

(uu)	“Parties” means New Parent, PCS AcquisitionCo, Agrium AcquisitionCo, PCS and Agrium, and “Party” means any one of them;

(vv)	“PCS” means Potash Corporation of Saskatchewan Inc., a corporation existing under the CBCA;

(ww)	“PCS AcquisitionCo.” means [•], a wholly-owned subsidiary of New Parent incorporated under the [•];

(xx)	“PCS AcquisitionCo Shares” means the common shares in the capital of PCS AcquisitionCo;

(yy)	“PCS Arrangement Resolution” means the special resolution of the PCS Shareholders approving this Plan of Arrangement;

(zz)	“PCS Exchange Ratio” means 0.40 New Parent Shares for each PCS Share;

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(aaa)	“PCS Incentive Compensation Plans” means, collectively the incentive compensation plans of PCS as set forth in the Arrangement Agreement;

(bbb)	“PCS LTIP” means the 2016 Long-Term Incentive Plan effective as of May 10, 2016 of PCS:

(ccc)	“PCS Meeting” means the meeting of PCS Shareholders convened as provided by the Interim Order at which the PCS Shareholders approved the PCS Arrangement Resolution;

(ddd)	“PCS Option” means the options to purchase PCS Shares awarded under the PCS Stock Option Plans;

(eee)	“PCS Shareholders” means the holders of PCS Shares;

(fff)	“PCS Shares” means the common shares in the capital of PCS;

(ggg)

“PCS Stock Option Plans” means, collectively, the PCS LTIP, the 2006 Performance Option Plan effective as of January 1, 2006, the 2007 Performance Option Plan effective as of January 1, 2007, the 2008 Performance Option Plan effective as of January 1, 2008, the 2009 Performance Option Plan effective as of January 1, 2009, the 2010 Performance Option Plan effective as of January 1, 2010, the 2011 Performance Option Plan effective as of January 1, 2011, the 2012 Performance Option Plan effective as of January 1, 2012, the 2013 Performance Option Plan effective as of January 1, 2013, the 2014 Performance Option Plan effective as of January 1, 2014, and the 2015 Performance Option Plan effective as of January 1, 2015, of PCS;

(hhh)

“Person” includes an individual, firm, trust, partnership, association, corporation, joint venture, trustee, executor, administrator, legal representative or government (including any Governmental Entity);

(iii)

“Plan of Arrangement”, “hereof”, “herein”, “hereunder” and similar expressions means this Plan of Arrangement, including any appendices hereto, and any amendments, variations or supplements hereto made from time to time in accordance with the terms hereof, the Arrangement Agreement or made at the direction of the Court in the Final Order;

(jjj)	“Replacement Option” means an option to purchase New Parent Shares granted in replacement of a PCS Option or an Agrium Option on the basis set forth in the Arrangement Agreement;

(kkk)	“Replacement SAR” means a stock appreciation right granted in replacement of an Agrium SAR on the basis set forth in the Arrangement Agreement;

(lll)	“Tax Act” means the Income Tax Act, R.S.C. 1985, c.1 (5th Supp.) and the regulations thereto, as now in effect and as it may be amended from time to time prior to the Effective Time;

(mmm)

“Taxes” means all taxes, however denominated, including any interest, penalties or other additions that may become payable in respect thereof, imposed by any Governmental Entity, which taxes shall include, without limiting the generality of the foregoing, all Income Taxes, or capital taxes, payroll and employee withholding taxes, gasoline and fuel taxes, employment insurance, social insurance taxes (including Canada Pension Plan payments), sales and use taxes (including goods and services, harmonized sales and provincial, territorial and state sales tax), ad valorem taxes, excise taxes, franchise

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taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation premiums or charges, pension assessment and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which one of the Parties or any of its Subsidiaries is required to pay, withhold or collect;

(nnn)	“TSX” means the Toronto Stock Exchange; and

(ooo)	“U.S. Tax Code” means the United States Internal Revenue Code of 1986, as amended, or any successor thereto.

Capitalized terms used in this Plan of Arrangement but not otherwise defined herein, shall have the meaning ascribed thereto in the Arrangement Agreement.

1.2	Interpretation Not Affected by Headings, etc.

The division of this Plan of Arrangement into Articles, Sections, subsections, paragraphs and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3	Article References

Unless the contrary intention appears, references in this Plan of Arrangement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Plan of Arrangement.

1.4	Number and Gender

In this Plan of Arrangement, unless the context otherwise requires, words used herein importing the singular include the plural and vice versa; and words importing gender include all genders.

1.5	Date for Any Action

If the date on which any action is required to be taken hereunder by any of the Parties is not a business day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a business day in such place.

1.6	Time

Time shall be of the essence in every matter or action contemplated hereunder.

1.7	Currency

Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of Canada.

1.8	Statutory References

References in this Plan of Arrangement to a particular statute shall be to such statute and the rules, regulations and published policies made thereunder, as now in effect and as they may be promulgated thereunder or amended from time to time.

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ARTICLE 2

EFFECT OF THE ARRANGEMENT

2.1	This Plan of Arrangement is made pursuant to, is subject to the provisions of and forms part of, the Arrangement Agreement.

2.2

This Plan of Arrangement, upon the filing of the Articles of Arrangement and the issuance of the Certificates of Arrangement, shall become effective at, and be binding upon New Parent, PCS AcquisitionCo, Agrium AcquisitionCo, PCS, PCS Shareholders, Agrium, Agrium Shareholders, the Depositary and all other Persons as and from the Effective Time, without any further act or formality required on the part of any Person except as expressly provided herein.

2.3

The Articles of Arrangement and the Certificates of Arrangement shall be filed and issued, respectively, with respect to the Arrangement in its entirety. The Certificates of Arrangement shall be conclusive evidence that the Arrangement has become effective and that each of the provisions of Article 3 has become effective in the sequence and at the times set out therein.

2.4	Other than as expressly provided for herein, no portion of this Plan of Arrangement shall take effect with respect to any party or Person until the Effective Time.

ARTICLE 3

ARRANGEMENT

3.1	At the Effective Time, each of the events set out below shall occur and be deemed to occur in the following sequence, without any further act or formality, unless specifically noted:

(a)

notwithstanding the terms of the Agrium Shareholder Rights Plan, the Agrium Shareholder Rights Plan shall be terminated and all rights issued pursuant to the Agrium Shareholder Rights Plan, if any, shall be cancelled without any payment in respect thereof;

(b)	subject to Section 5.1:

(i)

each of the PCS Shares held by Dissenting PCS Shareholders shall be deemed to be transferred to PCS (free and clear of any Encumbrances) for cancellation without any further act or formality in exchange for a debt claim against PCS in the amount equal to the fair value for such PCS Shares as set out in Section 5.1, and such Dissenting PCS Shareholders shall cease to be the holders of such PCS Shares and to have any rights as holders of such PCS Shares; and

(ii)

concurrently with the transfer in Section 3.1(b)(i), each of the Agrium Shares held by Dissenting Agrium Shareholders shall be deemed to be transferred to Agrium (free and clear of any Encumbrances) for cancellation without any further act or formality in exchange for a debt claim against Agrium in the amount equal to the fair value for such Agrium Shares as set out in Section 5.1, and such Dissenting Agrium Shareholders shall cease to be the holders of such Agrium Shares and to have any rights as holders of such Agrium Shares;

(c)

each Elected PCS Share shall be, and shall be deemed to be, transferred to and acquired by New Parent (free and clear of any Encumbrances) solely in exchange for the issuance by New Parent to the holder thereof of such number of fully paid and non-assessable New Parent Shares equal to the PCS Exchange Ratio, and:

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(i)

such PCS Shareholder shall cease to be the holder of such Elected PCS Share and to have any rights as a holder of such Elected PCS Share other than the right to the New Parent Shares pursuant to this Section 3.1(c); and

(ii)	New Parent shall be, and shall be deemed to be, the transferee of such PCS Share (free and clear of any Encumbrances);

(d)

concurrently with the transfer in Section 3.1(c), each PCS Share (other than Elected PCS Shares or PCS Shares held by New Parent) shall be, and shall be deemed to be, transferred to and acquired by PCS AcquisitionCo (free and clear of any Encumbrances) solely in exchange for the issuance by New Parent to the holder thereof of such number of fully paid and non-assessable New Parent Shares equal to the PCS Exchange Ratio, and:

(i)

such PCS Shareholder shall cease to be the holder of such PCS Share and to have any rights as a holder of such PCS Share other than the right to the New Parent Shares pursuant to this Section 3.1(d); and

(ii)	PCS AcquisitionCo shall be, and shall be deemed to be, the transferee of such PCS Share (free and clear of any Encumbrances);

(e)

concurrently with the transfers in Sections 3.1(c) and 3.1(d), each Elected Agrium Share shall be, and shall be deemed to be, transferred to and acquired by New Parent (free and clear of any Encumbrances) solely in exchange for the issuance by New Parent to the holder thereof of such number of fully paid and non-assessable New Parent Shares equal to the Agrium Exchange Ratio, and:

(i)

such Agrium Shareholder shall cease to be the holder of such Elected Agrium Share and to have any rights as a holder of such Elected Agrium Share other than the right to the New Parent Shares pursuant to this Section 3.1(e); and

(ii)	New Parent shall be, and shall be deemed to be, the transferee of such Elected Agrium Share (free and clear of any Encumbrances);

(f)

concurrently with the transfers in Sections 3.1(c), 3.1(d) and 3.1(e), each Agrium Share (other than Elected Agrium Shares or Agrium Shares held by New Parent) shall be, and shall be deemed to be, transferred to and acquired by Agrium AcquisitionCo (free and clear of any Encumbrances) solely in exchange for the issuance by New Parent to the holder thereof of such number of fully paid and non-assessable New Parent Shares equal to the Agrium Exchange Ratio, and:

(i)

such Agrium Shareholder shall cease to be the holder of such Agrium Share and to have any rights as a holder of such Agrium Share other than the right to the New Parent Shares pursuant to this Section 3.1(f); and

(ii)	Agrium AcquisitionCo shall be, and shall be deemed to be, the transferee of such Agrium Share (free and clear of any Encumbrances);

(g)	concurrently with the transfers in Sections 3.1(c), 3.1(d), 3.1(e) and 3.1(f), the New Parent Initial Shares shall be cancelled without any payment in respect thereof;

(h)

concurrently with the transfer in Section 3.1(d), PCS AcquisitionCo will issue to New Parent as consideration for the New Parent Shares transferred to PCS Shareholders pursuant to Section 3.1(d) an equal number of PCS AcquisitionCo Shares;

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(i)

concurrently with the transfer in Section 3.1(f), Agrium AcquisitionCo will issue to New Parent as consideration for the New Parent Shares transferred to Agrium Shareholders pursuant to Section 3.1(f) an equal number of Agrium AcquisitionCo Shares;

(j)

each PCS Share held by New Parent shall be, and shall be deemed to be, transferred to and acquired by PCS AcquisitionCo in consideration for such number of PCS AcquisitionCo Shares equal to the number of New Parent Shares issued in exchange for the PCS Share, and as it is intended that such transfer occur on a tax-deferred basis for Canadian Income Tax purposes, New Parent and PCS AcquisitionCo shall execute and file a joint election under section 85 of the Tax Act (and any analogous provision of applicable provincial Income Tax legislation) in respect of such transfer; and

(k)

concurrently with the transfer in Section 3.1(j), each Agrium Share held by New Parent shall be, and shall be deemed to be, transferred to and acquired by Agrium AcquisitionCo in consideration for such number of Agrium AcquisitionCo Shares equal to the number of New Parent Shares issued in exchange for the Agrium Share, and, as it is intended that such transfer occur on a tax-deferred basis for Canadian Income Tax purposes, New Parent and Agrium AcquisitionCo shall execute and file a joint election under section 85 of the Tax Act (and any analogous provision of applicable provincial Income Tax legislation) in respect of such transfer.

3.2	New Parent, PCS AcquisitionCo, Agrium AcquisitionCo, PCS and Agrium shall make the appropriate entries in their respective securities registers to reflect the matters referred to in Section 3.1.

3.3

With respect to each PCS Shareholder and each Agrium Shareholder at the Effective Time, upon the transfer of each PCS Share pursuant to Section 3.1(c) and Section 3.1(d) or the transfer of each Agrium Share pursuant to Section 3.1(e) and Section 3.1(f):

(a)

each holder of a PCS Share and each holder of an Agrium Share shall cease to be a holder of the PCS Share or Agrium Share, as applicable, so transferred and the name of such holder shall be removed from the register of holders of PCS Shares or Agrium Shares, as applicable, as it relates to the PCS Share or Agrium Share so transferred;

(b)

New Parent, PCS AcquisitionCo and Agrium AcquisitionCo, as applicable, shall be added to the registers of holders of PCS Shares and Agrium Shares, as applicable, as it relates to the PCS Shares or Agrium Shares so transferred to New Parent, PCS AcquisitionCo and Agrium AcquisitionCo, as applicable; and

(c)

New Parent shall allot and issue to such holder the portion of a New Parent Share issuable to such holder on the basis set forth in Section 3.1(c), Section 3.1(d), Section 3.1(e) and Section 3.1(f), as applicable, and the name of such holder shall be added to the register of holders of New Parent Shares.

3.4

As contemplated in the Arrangement Agreement, each PCS Option, Agrium Option and Agrium SAR outstanding at the Effective Time shall be assumed by New Parent as contemplated in Section 2.12(d) of the Arrangement Agreement and exchanged immediately after the completion of the events described in Section 3.1 of the Plan of Arrangement for a Replacement Option or Replacement SAR, as applicable, (A)(1) in the case of a Replacement Option, to purchase that number of New Parent Shares equal to the product of the PCS Exchange Ratio or the Agrium Exchange Ratio, as applicable, multiplied by the number of PCS Shares or Agrium Shares subject to such PCS Option or Agrium Option, rounded down to the nearest whole share and (2) in the case of a Replacement SAR, with respect to that number of stock appreciation rights equal to the product of the Agrium Exchange Ratio multiplied by the number of stock appreciation rights subject to such Agrium SAR, rounded down to the nearest whole stock appreciation right, and (B) at an exercise price or grant price per New Parent Share or Replacement SAR, as

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applicable, equal to the exercise price per PCS Share or Agrium Share subject to such PCS Option or Agrium Option or grant price per each Agrium SAR immediately prior to the Effective Time divided by the PCS Exchange Ratio or the Agrium Exchange Ratio, as applicable, rounded up to the nearest penny (with the term to expiry, conditions to and manner of exercising, vesting schedule (subject to adjustment in accordance with Section 5.7(b) of the Arrangement Agreement), and all other terms and conditions of such Replacement Option or Replacement SAR being substantially similar to the applicable PCS Option, Agrium Option or Agrium SAR for which it was exchanged, as adjusted to take into account the Arrangement pursuant to the terms of the applicable PCS Incentive Compensation Plan or Agrium Incentive Compensation Plan).

ARTICLE 4

CERTIFICATES, FRACTIONAL SHARES AND PAYMENTS

4.1	Payment of Consideration

(a)

Forthwith following the Effective Time, New Parent shall, subject to Section 4.1(b), cause to be transferred to each PCS Shareholder and Agrium Shareholder the number of New Parent Shares to be issued in exchange for PCS Shares and Agrium Shares as required by Section 3.1, as well as cash in lieu of fractional New Parent Shares, if any, pursuant to Section 4.3.

(b)

Upon surrender to the Depositary of a certificate or certificates (as applicable) which, immediately prior to the Effective Time, represented outstanding PCS Shares that were transferred pursuant to Section 3.1(c) and Section 3.1(d) or outstanding Agrium Shares that were transferred pursuant to Section 3.1(e) and Section 3.1(f), together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, each PCS Shareholder or Agrium Shareholder represented by such surrendered certificate(s) shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, the consideration which such holder has the right to receive under this Plan of Arrangement for such PCS Shares or Agrium Shares less any amounts withheld pursuant to Section 4.4, and any certificate(s) so surrendered shall forthwith be cancelled.

(c)

From and after the Effective Time, each certificate that immediately prior to the Effective Time represented PCS Shares or Agrium Shares shall be deemed to represent only the right to receive the consideration in respect of such PCS Shares or Agrium Shares, as applicable, required under this Plan of Arrangement, less any amounts withheld pursuant to Section 4.4. Any such certificate formerly representing PCS Shares or Agrium Shares not duly surrendered on or before the day that is three years less one day from the Effective Date shall cease to represent a claim by or interest of any kind or nature against or in any of New Parent, PCS or Agrium. On such date, any and all consideration to which such former holder was entitled shall be deemed to have been surrendered to New Parent, PCS or Agrium, as applicable.

(d)

Any payment made by way of cheque by New Parent, PCS, Agrium or the Depositary pursuant to this Plan of Arrangement that has not been deposited or has been returned to New Parent, PCS, Agrium or the Depositary or that otherwise remains unclaimed, in each case, on or before the second anniversary of the Effective Time shall be returned by the Depositary to New Parent, and any right or claim to payment hereunder that remains outstanding on the day that is three years less one day from the Effective Date shall cease to represent a right or claim by or interest of any kind or nature and the right of a former holder of PCS Shares or Agrium Shares to receive the consideration for such PCS Shares or Agrium Shares, as applicable, pursuant to this Plan of Arrangement shall terminate and be deemed to be surrendered and forfeited to New Parent, Agrium or PCS, as applicable, for no consideration.

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(e)

No former holder of PCS Shares or of Agrium Shares shall be entitled to receive any consideration with respect to such PCS Shares or Agrium Shares other than the consideration to which such former holder is entitled to receive in accordance with this Section 4.1 and, for greater certainty, no such holder will be entitled to receive any interest, dividends, premium or other payment in connection therewith other than as contemplated in Section 4.5.

4.2	Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding PCS Shares or Agrium Shares that were transferred or exchanged, as applicable, pursuant to Section 3.1 of this Plan of Arrangement shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, New Parent or the Depositary will issue and deliver in exchange for such lost, stolen or destroyed certificate, the consideration to which the holder is entitled pursuant to this Plan of Arrangement. When authorizing such issuance and delivery in exchange for any lost, stolen or destroyed certificate, the Person to whom such consideration is to be issued and delivered shall, as a condition precedent to the delivery of such consideration, give a bond satisfactory to New Parent (acting reasonably) in such sum as New Parent may direct, or otherwise indemnify New Parent in a manner satisfactory to New Parent, acting reasonably, against any claim that may be made against New Parent with respect to the certificate alleged to have been lost, stolen or destroyed.

4.3	No Fractional Shares

No certificates or scrip representing fractional New Parent Shares shall be issued upon the surrender for exchange of certificates pursuant to Section 4.1 and no dividend, stock split or other change in the capital structure of New Parent shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of New Parent. In lieu of any fractional New Parent Shares, a Person otherwise entitled to a fractional interest in a New Parent Share shall receive a cash amount determined by reference to the volume weighted average trading price of New Parent Shares on the TSX on the first five trading days on which such shares trade on such exchange following the Effective Date.

4.4	Withholding Rights

New Parent, PCS, Agrium and the Depositary shall be entitled to deduct and withhold from any consideration otherwise payable under this Plan of Arrangement or in connection with any transactions referred to in the Arrangement Agreement, such amounts as New Parent, PCS, Agrium or the Depositary determines, acting reasonably, are required or reasonably believes to be required to be deducted and withheld from such consideration in accordance with the Tax Act, the U.S. Tax Code or any provision of any other applicable Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Person in respect of which such withholding was made, provided that such deducted and withheld amounts are remitted to the appropriate taxing authority. Each of New Parent, PCS, Agrium and the Depositary shall be authorized to sell or otherwise dispose of such portion of the New Parent Shares payable hereunder as is necessary to provide sufficient funds to New Parent, PCS, Agrium and the Depositary, as the case may be, to enable it to implement such deduction or withholding.

4.5	Post-Effective Time Dividends and Distributions

No dividends or other distributions payable in respect of New Parent Shares with a record date after the Effective Time shall be paid to the holder of any certificate or certificates which, immediately prior to the Effective Time, represented outstanding PCS Shares that were transferred pursuant to Section 3.1(c) and Section 3.1(d) or outstanding Agrium Shares that were

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transferred pursuant to Section 3.1(e) and Section 3.1(f) in respect of which New Parent Shares were issued pursuant to the Arrangement, and all such dividends and other distributions shall be paid by New Parent to the Depositary and shall be held by the Depositary in trust for such holders, in each case until the surrender of such certificate or certificates (or affidavit in accordance with Section 4.2) in accordance with Section 4.1(b) or until surrendered and/or forfeiture in accordance with Sections 4.1(c) and 4.1(d). Subject to applicable Laws, following surrender of any such certificate or certificates (or affidavit in accordance with Section 4.2) in accordance with Section 4.1(b) there shall be paid to the holder thereof, without interest, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such New Parent Shares to which such holder is entitled pursuant to the Arrangement.

ARTICLE 5

DISSENT RIGHTS

5.1	Dissent Rights

Registered PCS Shareholders and registered Agrium Shareholders may exercise Dissent Rights with respect to PCS Shares and Agrium Shares, as applicable, held by such holders in connection with the Arrangement pursuant to the procedure set forth in section 190 of the CBCA, as modified by the Interim Order and this Section 5.1, provided that, notwithstanding subsection 190(5) of the CBCA, the written objection to the PCS Arrangement Resolution or the Agrium Arrangement Resolution, as applicable, referred to in subsection 190(5) of the CBCA must be received by PCS or Agrium, as applicable, not later than 5:00 p.m. (Central Standard Time) two business days immediately preceding the date of the PCS Meeting or Agrium Meeting, as applicable, (as either such meeting may be adjourned or postponed from time to time). Registered PCS Shareholders and registered Agrium Shareholders who exercise such Dissent Rights and who:

(a)

are paid fair value for their PCS Shares or Agrium Shares, as applicable, (i) shall be deemed not to have participated in the transactions in Article 3 (other than Section3.1(b)), (ii) shall be paid an amount equal to such fair value by PCS or Agrium, as applicable, which fair value, notwithstanding anything to the contrary contained in Part XV of the CBCA, shall be determined, in respect of PCS Shares, as of the close of business on the business day before the PCS Arrangement Resolution was adopted and, in respect of Agrium Shares, as of the close of business on the business day before the Agrium Arrangement Resolution was adopted and (iii) will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such PCS Shareholders and Agrium Shareholders not exercised their Dissent Rights in respect of such PCS Shares or Agrium Shares, as applicable, and such PCS Shareholders and Agrium Shareholders shall be deemed to have transferred their Dissenting PCS Shares and their Dissenting Agrium Shares to PCS and Agrium, respectively, pursuant to Section 3.1(b); or

(b)

are ultimately not entitled, for any reason, to be paid fair value for their PCS Shares or Agrium Shares, as applicable, shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-dissenting holder of PCS Shares or Agrium Shares, as applicable, and shall be entitled to receive only the consideration contemplated in Section 3.1 that such PCS Shareholder or Agrium Shareholder would have received pursuant to the Arrangement if such PCS Shareholder or Agrium Shareholder had not exercised Dissent Rights, but further provided that in no case shall New Parent, PCS or Agrium or any other Person be required to recognize PCS Shareholders or Agrium Shareholders who exercise Dissent Rights as PCS Shareholders or Agrium Shareholders, as applicable, after the Effective Time, and the names of such PCS Shareholders and Agrium Shareholders who exercise Dissent Rights shall be removed from the registers of PCS Shares and Agrium Shares at the Effective Time.

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ARTICLE 6

AMENDMENT

6.1	Amendment of this Plan of Arrangement

(a)

New Parent, PCS and Agrium reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that any amendment, modification or supplement must be contained in a written document which is: (i) filed with the Court and, if made following the PCS Meeting and/or the Agrium Meeting, approved by the Court; and (ii) communicated to PCS Shareholders and Agrium Shareholders in the manner required by the Court (if so required).

(b)

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by New Parent, PCS and Agrium at any time prior to or at the PCS Meeting or the Agrium Meeting with or without any other prior notice or communication and, if so proposed and accepted, in the manner contemplated and to the extent required by the Arrangement Agreement, by the PCS Shareholders and/or the Agrium Shareholders as applicable, shall become part of this Plan of Arrangement for all purposes.

(c)

Any amendment, modification or supplement to this Plan of Arrangement which is approved or directed by the Court following the PCS Meeting and/or the Agrium Meeting shall be effective only: (i) if it is consented to by PCS and Agrium (each acting reasonably); and (ii) if required by the Court or applicable Law, it is consented to by PCS Shareholders and/or Agrium Shareholders.

(d)

This Plan of Arrangement may be amended, modified or supplemented following the Effective Time unilaterally by New Parent, provided that it concerns a matter that, in the reasonable opinion of New Parent, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the economic interest of any PCS Shareholders or Agrium Shareholders.

ARTICLE 7

FURTHER ASSURANCES

7.1

Notwithstanding that the transactions and events set out herein will occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of New Parent, PCS and Agrium will make, do and execute, or cause to be made, done and executed, any such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.

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SCHEDULE B

FORM OF PCS ARRANGEMENT RESOLUTION

BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

(1)        The arrangement (the “Arrangement”) under section 192 of the Canada Business Corporations Act (the “CBCA”) involving Potash Corporation of Saskatchewan Inc. (the “Company”) and Agrium Inc. (“Agrium”), as more particularly described and set forth in the joint management proxy circular of the Company and Agrium dated [•], 2016 accompanying the notice of this meeting, as the Arrangement may be modified or amended in accordance with its terms, is hereby authorized, approved and adopted.

(2)        The plan of arrangement (the “Plan of Arrangement”) involving the Company, the full text of which is set out as Schedule A to the Arrangement Agreement made as of September 11, 2016 between the Company and Agrium (the “Arrangement Agreement”), as the Plan of Arrangement may be modified or amended in accordance with its terms, is hereby authorized, approved and adopted.

(3)        The Arrangement Agreement, the actions of the directors of the Company in approving the Arrangement Agreement and the actions of the directors and officers of the Company in executing and delivering the Arrangement Agreement and any amendments thereto in accordance with its terms are hereby ratified and approved.

(4)        Notwithstanding that this resolution has been passed (and the Plan of Arrangement adopted) by the shareholders of the Company or that the Arrangement has been approved by the Ontario Superior Court of Justice (Commercial List) (the “Court”), the directors of the Company are hereby authorized and empowered without further notice to or approval of the shareholders of the Company (i) to amend the Arrangement Agreement or the Plan of Arrangement, to the extent permitted by the Arrangement Agreement or the Plan of Arrangement, and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement.

(5)        Any one director or officer of the Company be and is hereby authorized and directed for and on behalf of the Company to make an application to the Court for an order approving the Arrangement, to execute, under the corporate seal of the Company or otherwise, and to deliver to the Director under the CBCA for filing articles of arrangement and such other documents as are necessary or desirable to give effect to the Arrangement and the Plan of Arrangement in accordance with the Arrangement Agreement.

(6)        Any one director or officer of the Company be and is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed, under the corporate seal of the Company or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

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SCHEDULE C

FORM OF AGRIUM ARRANGEMENT RESOLUTION

BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

(1)        The arrangement (the “Arrangement”) under section 192 of the Canada Business Corporations Act (the “CBCA”) involving Agrium Inc. (the “Company”) and Potash Corporation of Saskatchewan Inc. (“PCS”), as more particularly described and set forth in the joint management proxy circular of the Company and PCS dated [•], 2016 accompanying the notice of this meeting, as the Arrangement may be modified or amended in accordance with its terms, is hereby authorized, approved and adopted.

(2)        The plan of arrangement (the “Plan of Arrangement”) involving the Company, the full text of which is set out as Schedule A to the Arrangement Agreement made as of September 11, 2016 between the Company and PCS (the “Arrangement Agreement”), as the Plan of Arrangement may be modified or amended in accordance with its terms, is hereby authorized, approved and adopted.

(3)        The Arrangement Agreement, the actions of the directors of the Company in approving the Arrangement Agreement and the actions of the directors and officers of the Company in executing and delivering the Arrangement Agreement and any amendments thereto in accordance with its terms are hereby ratified and approved.

(4)        Notwithstanding that this resolution has been passed (and the Plan of Arrangement adopted) by the shareholders of the Company or that the Arrangement has been approved by the Ontario Superior Court of Justice (Commercial List) (the “Court”), the directors of the Company are hereby authorized and empowered without further notice to or approval of the shareholders of the Company or the holders of Agrium Voting Options (as defined in the Arrangement Agreement) (i) to amend the Arrangement Agreement or the Plan of Arrangement, to the extent permitted by the Arrangement Agreement or the Plan of Arrangement, and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement.

(5)        Any one director or officer of the Company be and is hereby authorized and directed for and on behalf of the Company to make an application to the Court for an order approving the Arrangement, to execute, under the corporate seal of the Company or otherwise, and to deliver to the Director under the CBCA for filing articles of arrangement and such other documents as are necessary or desirable to give effect to the Arrangement and the Plan of Arrangement in accordance with the Arrangement Agreement.

(6)        Any one director or officer of the Company be and is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed, under the corporate seal of the Company or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

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SCHEDULE D

REPRESENTATIONS AND WARRANTIES OF AGRIUM

In this Schedule D, unless expressly stated otherwise or the context otherwise requires, any reference to “Agrium” denotes a reference to either “each of Agrium and its Subsidiaries” or “Agrium, together with its Subsidiaries, taken as a whole”, as the context prescribes.

(a)        Organization and Qualification. Each of Agrium and its Material Subsidiaries is a corporation or partnership, as applicable, duly incorporated or formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation, formation or continuance and has the requisite corporate or partnership power and authority to own its properties as now owned and to carry on its business as it is now being conducted. Agrium is, and its Material Subsidiaries are, duly registered to do business and each is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such registration necessary, except where the failure to be so registered or in good standing would not have a Material Adverse Effect on Agrium. Copies of the Articles of Incorporation of Agrium dated December 21, 1992, together with all amendments to date, and the by-laws of Agrium have been provided to PCS and are accurate and complete as of the date hereof and have not been amended or superseded.

(b)        Authority Relative this Agreement. Agrium has the requisite corporate authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the participation by Agrium in the Arrangement have been duly authorized by Agrium’s board of directors and, subject to approval by Agrium Securityholders of the Agrium Arrangement Resolution at the Agrium Meeting as stipulated by the Court in the Interim Order, no other corporate proceedings on the part of Agrium are necessary to authorize this Agreement or the Arrangement. This Agreement has been duly executed and delivered by Agrium and constitutes a legal, valid and binding obligation of Agrium enforceable against it in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

(c)        Material Subsidiaries. Agrium has no Material Subsidiaries other than AGRIUM, a general partnership, Agrium U.S. Inc., Crop Production Services, Inc., Crop Production Services (Canada) Inc., Landmark Operations Ltd. and Loveland Products Inc. None of Agrium’s Material Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to Agrium, from making any other distribution on such Material Subsidiary’s capital stock, or from repaying to Agrium any loans or advances to such Material Subsidiary from Agrium.

(d)        Ownership of Subsidiaries and Agrium Significant Entities. Agrium is, except pursuant to restrictions on transfer contained in constating documents or by-laws, the sole legal and beneficial direct or indirect owner of all (in the case of wholly owned Subsidiaries of Agrium) or the portion as disclosed in the Agrium Disclosure Documents (in the case of Subsidiaries and Agrium Significant Entities which are not wholly owned), of the outstanding shares and other ownership interests of Agrium’s Subsidiaries and Agrium Significant Entities, with good title thereto free and clear of any and all Encumbrances. There are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any of Agrium’s Subsidiaries and Agrium Significant Entities. All of the outstanding shares of capital stock and other ownership interests in Agrium’s Subsidiaries and, to Agrium’s knowledge, Agrium Significant Entities are validly issued, fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights. As of the date hereof, Agrium does not, directly or indirectly, beneficially own any PCS Shares.

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(e)        No Violation; Absence of Defaults and Conflicts.

(i)

Agrium is not in violation of its constating documents or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any note, bond, mortgage, indenture, loan agreement, deed of trust, agreement, lien, contract or other instrument or obligation to which Agrium is a party or to which Agrium, or any of its properties or assets, may be subject or by which Agrium is bound, except for such defaults which would not result in a Material Adverse Effect on Agrium.

(ii)

Neither the execution and delivery of this Agreement by Agrium nor the consummation of the Arrangement contemplated hereby nor compliance by Agrium with any of the provisions hereof will: (A) violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of Agrium or cause any indebtedness to come due before its stated maturity or cause any credit to cease to be available, under any of the terms, conditions or provisions of (1) its constating documents or by-laws, or (2) any note, bond, mortgage, indenture, loan agreement, deed of trust, agreement, lien, contract or other instrument or obligation to which Agrium is a party or to which Agrium, or any of its properties or assets, may be subject or by which Agrium is bound; or (B) subject to compliance with the statutes and regulations referred to below, violate any Laws, judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to Agrium or any of its properties or assets (except, in the case of each of clauses (A) and (B) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Encumbrances which, or any consents, approvals or notices which if not given or received, would not have a Material Adverse Effect on Agrium or significantly impede the ability of Agrium to consummate the Arrangement); or (C) cause the suspension or revocation of any authorization, consent, approval or license currently in effect which would have a Material Adverse Effect on Agrium.

(iii)

Other than in connection with or in compliance with the provisions of applicable Canadian Securities Laws, U.S. Securities Laws, the CBCA, the Competition Act, the HSR Act or other similar applicable Laws (including any Laws that regulate competition, antitrust, foreign investment or transportation), the terms of the Interim Order and the Final Order in respect of the Arrangement and the filing of the Agrium Articles of Arrangement, (A) there is no legal impediment to Agrium’s consummation of the Arrangement, and (B) no filing or registration with, or authorization, consent or approval of, any domestic or foreign public body or authority is required of Agrium in connection with the consummation of the Arrangement, except for such filings or registrations which, if not made, or for such authorizations, consents or approvals which, if not received, would not have a Material Adverse Effect on Agrium or significantly impede the ability of Agrium to consummate the Arrangement.

(f)        Litigation. There are no actions, suits, proceedings or investigations by Governmental Entities or other Persons pending or, to the knowledge of Agrium, threatened, affecting or that would reasonably be expected to affect Agrium or affecting or that would reasonably be expected to affect any of its property or assets at Law or equity or before or by any court or Governmental Entity which action, suit, proceeding or investigation involves a possibility of any judgment against or liability of Agrium which, if successful, could reasonably be expected to have a Material Adverse Effect on Agrium or would significantly impede the ability of Agrium to consummate the Arrangement. Agrium is not subject to any outstanding order, writ, injunction or decree that has had or could reasonably be expected to have a Material Adverse Effect on Agrium or would significantly impede the ability of Agrium to consummate the Arrangement.

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(g)        Reporting Issuer Status. Agrium is a reporting issuer (where such concept exists) in all provinces of Canada and is in material compliance with all applicable Canadian Securities Laws therein. Agrium Shares are registered pursuant to the U.S. Exchange Act and Agrium is in material compliance with all applicable U.S. Securities Laws. Agrium Shares are listed and posted for trading on the Exchanges, and Agrium is in material compliance with the rules of the Exchanges.

(h)        Capitalization. The authorized share capital of Agrium consists of an unlimited number of Agrium Shares and an unlimited number of preferred shares. As of the date hereof, there are issued and outstanding 138,175,400 Agrium Shares, and there are no other shares of any class or series outstanding. As of the date hereof, there are 2,160,458 Agrium Shares issuable upon the exercise of Agrium Options. Except as set forth above, and other than Agrium Shares or other securities issuable pursuant to the Agrium Stock Option Plan and the Agrium Shareholder Rights Plan, there are no options, warrants or other rights, shareholder rights plans, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by Agrium of any shares of Agrium or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of Agrium. All outstanding Agrium Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights, and all Agrium Shares issuable upon exercise of outstanding Agrium Options in accordance with their respective terms will be duly authorized and validly issued as fully paid and non-assessable and will not be subject to any pre-emptive rights. The Agrium Disclosure Letter sets out a complete list, as of the date hereof, of all outstanding Agrium Options, Agrium SARs and Share Rights covering Agrium Shares, the number of Agrium Shares subject to such Agrium Options, Agrium SARs and Share Rights, the grant date, exercise or grant price (as applicable), vesting schedule and expiration date.

(i)        No Orders. No order, ruling or determination having the effect of suspending the sale of, or ceasing the trading of, the Agrium Shares or any other securities of Agrium has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted, are pending or, to the knowledge of Agrium, are contemplated or threatened under any applicable Laws or by any other Governmental Entity.

(j)        Material Agreements. Agrium has not entered into any material agreements which are required to be filed by Agrium under National Instrument 51-102 – Continuous Disclosure Obligations, except for those agreements which have been so filed by Agrium.

(k)        Non-Competition Agreements. Agrium is not a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit the manner or the localities in which all or any material portion of the business of Agrium is, or is reasonably expected to be, conducted.

(l)        Filings. Agrium has filed all material documents required to be filed by it with all applicable Governmental Entities and all such documents were, as of their respective dates, in compliance in all material respects with all applicable Laws and at the time filed did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(m)        Books and Records. The corporate records and minute books of Agrium have been maintained substantially in accordance with all applicable Laws and are complete and accurate in all material respects.

(n)        Reports. Agrium has filed with the Securities Regulators, a true and complete copy of all material forms, reports, schedules, statements, certifications, material change reports and other documents required to be filed by it (collectively, the “Agrium Disclosure Documents”). The Agrium Disclosure Documents filed since December 31, 2014, as of their respective dates or if amended, as of the date of such amendment, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and complied in all material respects with all applicable Laws. Agrium has not filed any material change reports which continue to be confidential.

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(o)        Financial Statements. The audited consolidated financial statements of Agrium as at December 31, 2015 and December 31, 2014 and for each of the years in the two-year period ended December 31, 2015 and the unaudited financial statements of Agrium as at June 30, 2016 and for the three- and six-month periods ended June 30, 2016 and June 30, 2015 (collectively, the “Agrium Financial Statements”) were prepared in accordance with Canadian GAAP (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of Agrium’s independent auditors, or (ii) in the case of unaudited interim statements, to the extent they are subject to normal year-end adjustments), and fairly present in all material respects the consolidated financial position, results of operations and changes in financial position of Agrium and its Subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments) and reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of Agrium and its Subsidiaries on a consolidated basis. There has been no change in Agrium accounting policies, except as described in the notes to the Agrium Financial Statements, since December 31, 2015.

(p)        Internal Controls; Disclosure Controls. Management of Agrium has designed a process of internal control over financial reporting (as such term is defined in NI 52-109 and Rule 13a–15(f) under the U.S. Exchange Act) for Agrium providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with Canadian GAAP and has otherwise complied with NI 52-109 and Rule 13a-15 under the U.S. Exchange Act. Since December 31, 2015, neither Agrium nor any of its Representatives has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Agrium or its internal accounting controls, including any complaint, allegation, assertion or claim that Agrium has engaged in questionable accounting or auditing practices, which has not been resolved to the satisfaction of the audit committee of the board of directors of Agrium.

(q)        Absence of Undisclosed Liabilities. Agrium has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent), other than:

(i)	those set forth or adequately provided for in the Agrium Financial Statements;

(ii)	those incurred in the ordinary course of business and not required to be set forth in the Agrium Financial Statements under Canadian GAAP;

(iii)	those incurred in the ordinary course of business since the date of the most recent Agrium Financial Statements and consistent with past practice; and

(iv)	those incurred in connection with the execution of this Agreement.

(r)        Tax Returns Filed and Taxes Paid. All material Income Tax Returns required to be filed by or on behalf of Agrium have been duly filed on a timely basis and such Income Tax Returns are true, complete and correct in all material respects. All Income Taxes shown to be payable on the Income Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and, other than Income Taxes being contested in good faith and for which adequate reserves in accordance with Canadian GAAP have been established, no amount of Income Taxes are payable by Agrium with respect to items or periods covered by such Income Tax Returns that would have a Material Adverse Effect on Agrium. Neither Agrium nor any of its Subsidiaries is party to or bound by any material Tax sharing agreement or Tax indemnity obligation in favour of any Person or similar material agreement in favour of any Person with respect to Taxes.

(s)        Tax Reserves. Agrium has paid or provided adequate accruals in the Agrium Financial Statements for Income Taxes in conformity with Canadian GAAP, except where the failure to pay or provide accruals for Taxes would not have a Material Adverse Effect on Agrium.

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(t)        Tax Deficiencies; Audits. No deficiencies exist or have been asserted with respect to Income Taxes of Agrium that would have a Material Adverse Effect on Agrium. Agrium is not a party to any action or proceeding for assessment or collection of Income Taxes, nor, to the knowledge of Agrium, has such an event been asserted or threatened against Agrium or any of its assets that would have a Material Adverse Effect on Agrium.

(u)        No Material Adverse Change. Since December 31, 2015 and to the date hereof, there has not been any Material Adverse Change in respect of Agrium.

(v)        No “Collateral Benefit”. To the knowledge of Agrium, no related party of Agrium (within the meaning of MI 61-101), together with its associated entities, beneficially owns or exercises control or direction over 1% or more of the outstanding Agrium Shares, except for related parties who will not receive a “collateral benefit” (within the meaning of MI 61-101) as a consequence of the transactions contemplated by this Agreement.

(w)        Conduct of Business. Since December 31, 2015, Agrium has not taken any action that would be in violation of Section 5.1 of this Agreement if such provision had been in effect since that date, other than violations which would not have any Material Adverse Effect on Agrium or would not significantly impede Agrium’s ability to consummate the Arrangement.

(x) Environmental.

(i)	Except as described in the Agrium Disclosure Documents and except as would not, individually or in the aggregate, result in a Material Adverse Effect on Agrium:

(1)	Agrium is not in violation of any Environmental Laws;

(2)	Agrium has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with requirements thereof;

(3)

there are no pending or, to the knowledge of Agrium, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings against Agrium relating to any Hazardous Substances or Environmental Laws; and

(4)

to the knowledge of Agrium, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting Agrium relating to Hazardous Substances or any Environmental Laws.

(ii)

In the ordinary course of its business, Agrium periodically reviews the effect of Environmental Laws on the business operations and properties of Agrium, in the course of which it identifies and evaluates associated costs and liabilities (including any capital or operating expenditures required for clean-up, rehabilitation, reclamation and closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, Agrium has reasonably concluded that such associated costs and liabilities that have not been accounted for would not, singly or in the aggregate, have a Material Adverse Effect on Agrium.

(iii)	Except as described in the Agrium Disclosure Documents and except as would not, individually or in the aggregate, result in a Material Adverse Effect on Agrium, Agrium has:

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(1)

posted the full amount of any mine reclamation and rehabilitation financial assurance required by applicable Laws and any permits, authorizations and approvals and does do not anticipate any material increase in the amount of such financial assurance; and

(2)	completed all progressive mine reclamation and rehabilitation required by applicable Laws and any permits, authorizations and approvals;

(y) Title.	Except for such of the following as would not have a Material Adverse Effect on Agrium, Agrium:

(i)

has good and sufficient title to its real property interests, including fee simple estate of and in real property, leases, easements, rights of way, permits or licenses from landowners or authorities permitting the use of land by Agrium necessary to permit the operation of its business as presently owned and conducted (collectively, “Agrium Real Property Interests”); and

(ii)

holds its mineral concession, claims, leases, licenses, permits, access rights and other rights and interests necessary to explore for, develop, mine, produce, process or refine, minerals, concentrates or ores for development purposes on its properties (collectively, the “Agrium Mineral Rights”), free and clear of any Encumbrances.

(z)        No Defaults under Leases and Agreements.

(i)

Agrium has not received notice of any default under any of the leases and other title and operating documents or any other agreement or instrument pertaining to the Agrium Real Property Interests or the Agrium Mineral Rights to which Agrium is a party or by or to which Agrium or any such assets are bound or subject, except to the extent that such defaults would not in the aggregate have a Material Adverse Effect on Agrium.

(ii)

(1) Agrium is in good standing under all, and is not in default under any, and (2) there is no existing condition, circumstance or matter which constitutes or which, with the passage of time or the giving of notice, would constitute a default under any, leases and other title and operating documents or any other agreements and instruments pertaining to the Agrium Real Property Interests and the Agrium Mineral Rights to which it is a party or by or to which it or such assets are bound or subject and, to the knowledge of Agrium, all such leases, title and operating documents and other agreements and instruments are in good standing and in full force and effect and none of the counterparties to such leases, title and operating documents and other agreements and instruments is in default thereunder except to the extent that such defaults would not, individually or in the aggregate, have a Material Adverse Effect on Agrium.

(aa)      Expropriation. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Agrium, no properties or assets of Agrium subject to the Agrium Real Property Interests or the Agrium Mineral Rights has been taken or appropriated by any Governmental Entity, nor has any notice or proceeding in respect hereof been given or commenced, nor, to the knowledge of Agrium, is there any intent or proposal to give any such notice or to commence any such proceeding.

(bb)      Agrium Mineral Reserves and Resources.

(i)	Agrium’s potash operations in the Vanscoy Potash Operations in Saskatchewan are the only material property of Agrium for the purposes of NI 43-101.

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(ii)

The technical report titled “National Instrument 43-101 Technical Report on Vanscoy Potash Operations” dated effective October 31, 2014 complied in all material respects with the requirements of NI 43-101 at the time of filing thereof.

(iii)

The mineral reserves and mineral resources for the Agrium Real Property Interests and the Agrium Mineral Rights were prepared, in all material respects, in accordance with sound mining, engineering, geoscience and other applicable industry standards and practices, and in accordance with applicable Laws, including the requirements of NI 43-101. There has been no reduction in the aggregate amount of estimated mineral resources or mineral reserves of Agrium from the amounts set forth in the Agrium Disclosure Documents, other than as a result of production activities in the ordinary course. All information regarding the Agrium Real Property Interests or the Agrium Mineral Rights, including all drill results, technical reports and studies, that are required to be disclosed at Law, have been disclosed in the Agrium Disclosure Documents on or before the date hereof.

(cc)      Royalties, Rentals and Taxes Paid. All rentals, royalties, overriding royalty interests, production payments, net profits, interest burdens, payments and obligations due and payable, or performable, as the case may be, on or prior to the date hereof under, with respect to, or on account of, any direct or indirect assets of Agrium, have been: (i) duly paid; (ii) duly performed; or (iii) provided for prior to the date hereof, except to the extent that such non-payment, non-performance or non-provision would not in the aggregate have a Material Adverse Effect on Agrium.

(dd)      Licences. Agrium has obtained and is in compliance with all licenses, permits, certificates, consents, orders, grants and other authorizations of or from any Governmental Entity necessary to conduct its businesses as they are now being or are proposed to be conducted, other than such permissions the absence of which would, individually or in the aggregate, not have a Material Adverse Effect on Agrium.

(ee)      Long-Term and Derivative Transactions. Agrium has no material obligations or liabilities, direct or indirect, vested or contingent in respect of any rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, production sales transactions having terms greater than 90 days or any other similar transactions (including any option with respect to any of such transactions) or any combination of such transactions, except in the ordinary course of business consistent with past practice and as permitted under the Global Exposure Management Policy of Agrium.

(ff)      Employee Benefit Plans. Agrium has made available to PCS true, complete and correct copies of each material health, medical, dental, welfare, supplemental unemployment benefit, bonus, profit sharing, option, insurance, incentive, incentive compensation, deferred compensation, share purchase, share-based compensation, disability, pension, retirement or supplemental retirement plan and each other material employee or director compensation or benefit plan, agreement or arrangement for the benefit of directors or former directors of Agrium, consultants or former consultants of Agrium, employees or former employees of Agrium, which are maintained by, contributed to, or binding upon Agrium or in respect of which the Agrium has any actual or potential liability (the “Agrium Employee Plans”), and:

(i)	each Agrium Employee Plan has been maintained and administered in material compliance with its terms and is funded in accordance with applicable Laws;

(ii)	all required employer contributions under any such plans have been made in accordance with the terms thereof;

(iii)	each Agrium Employee Plan that is required or intended to be qualified under applicable Law or registered or approved by a governmental agency or authority has been so

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qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to materially adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval;

(iv)

to the knowledge of Agrium, there are no material pending or anticipated claims or proceedings against or otherwise involving any of the Agrium Employee Plans and no material suit, action, proceeding or other litigation (excluding claims for benefits incurred in the ordinary course of Agrium Employee Plan activities) has been brought against or with respect to any Agrium Employee Plan;

(v)	all contributions, reserves or premium payments required to be made to the Agrium Employee Plans have been made or accrued for in the books and records of Agrium in all material respects; and

(vi)

the execution and delivery of this Agreement or the consummation of the transactions contemplated herein will not under any Agrium Employee Plan result in, cause the accelerated vesting of, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, or director of Agrium, or will not limit the right of Agrium to amend, merge, terminate or receive a reversion of assets from any Agrium Employee Plan or related trust.

(gg)      Employment Agreements and Collective Agreements.

(i)

Agrium is not a party to, nor is engaged in any negotiations with respect to any employment agreement with any employee or any written or oral agreement, arrangement or understanding, providing for severance, termination or change of control payments to any Agrium employee; provided that, severance or termination payments made to non-officer employees in the ordinary course of business shall not be subject to the foregoing.

(ii)

Agrium is not a party to, nor is engaged in any negotiations with respect to any collective bargaining or union agreement, any actual or threatened application for certification or bargaining rights or letter of understanding, with respect to any current or former Agrium employee. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any Agrium employees by way of certification, interim certification, voluntary recognition, or succession rights of any Agrium employees.

(iii)

To the knowledge of Agrium, there is no labour strike, dispute, lock-out, work slowdown or stoppage pending or involving or, to the knowledge of Agrium, threatened against Agrium. No trade union has applied to have Agrium declared a related successor, or common employer pursuant to the Labour Relations Code (Alberta), the Saskatchewan Employment Act or any similar legislation in any jurisdiction in which Agrium carries on business.

(iv)

Agrium is in material compliance with all terms and conditions of employment and all Laws respecting employment, including pay equity, human rights, privacy, employment standards, worker’s compensation and occupational health and safety, and there are no outstanding actual or threatened claims, complaints, investigations or orders under any such Laws, other than as in the aggregate do not have a Material Adverse Effect on Agrium.

(v)	There are no outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing by Agrium pursuant to any workers’ compensation legislation

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and Agrium has not been reassessed in any material respect under such legislation and, to the knowledge of Agrium, no audit of Agrium is currently being performed pursuant to any applicable worker’s compensation legislation.

(vi)

There are no material charges pending with respect to Agrium under applicable occupational health and safety legislation (“OHSL”). Agrium has complied in all material respects with the terms and conditions of the OHSL, as well as with any orders issued under OHSL. There are no appeals of any material orders under OHSL currently outstanding.

(hh)    Insurance. Policies of insurance are in force naming Agrium (or one of its Subsidiaries) as an insured that Agrium’s Executive Officers believe in good faith adequately cover risks customarily covered by participants in the industries in which Agrium operates. All such policies shall remain in force and effect (subject to taking into account insurance market conditions and offerings and industry practices) and shall not be cancelled or otherwise terminated as a result of the transactions contemplated by this Agreement other than such cancellations as would not individually or in the aggregate have a Material Adverse Effect on Agrium.

(ii)      Indebtedness To and By Officers and Directors. Agrium is not indebted to any of the directors or officers or any of their respective associates or affiliates or other parties not at arm’s length to Agrium, except for amounts due as normal compensation or reimbursement of ordinary business expenses, nor is there any indebtedness owing by any such parties to Agrium.

(jj)      Compliance with Laws. Agrium has complied with and is not in violation of any applicable Laws other than non-compliance or violations which would, individually or in the aggregate, not have a Material Adverse Effect on Agrium.

(kk)    United States Relationships. Agrium is (i) a “foreign private issuer” as defined in Rule 405 under the U.S. Securities Act, and (ii) is not registered or required to register as an investment company under the United States Investment Company Act of 1940, as amended.

(ll)      Canadian Status. Agrium is not a non-Canadian within the meaning of the Investment Canada Act.

(mm) Possession of Intellectual Property. Except for such of the following as would not reasonably be expected have a Material Adverse Effect on Agrium, Agrium owns or possesses, or it can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to carry on the business now operated by it, and Agrium has not received any written notice or claim challenging Agrium respecting the validity of, use of or ownership of the processes and technology, and to the knowledge of Agrium, there are no facts upon which such a challenge could reasonably be made.

(nn)      Corrupt Practices Legislation.

(i)

To the knowledge of Agrium, it has not, directly or indirectly, (A) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction or any official of any public international organization or (B) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada) or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the rules and regulations promulgated thereunder.

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(ii)

During the periods of the Agrium Financial Statements, the operations of Agrium are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”). To the knowledge of Agrium, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Agrium with respect to the Money Laundering Laws is pending or threatened.

(iii)

Neither Agrium nor, to the knowledge of Agrium, any director, officer, agent, employee or affiliate of Agrium has had any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the Government of Canada or any other relevant sanctions authority (collectively, “Sanctions”) imposed upon such Person; and Agrium is not in violation of any of the Sanctions or any Law or executive order relating thereto, or is conducting business with any Person subject to any Sanctions.

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SCHEDULE E

REPRESENTATIONS AND WARRANTIES OF PCS

In this Schedule E, unless expressly stated otherwise or the context otherwise requires, any reference to “PCS” denotes a reference to either “each of PCS and its Subsidiaries” or “PCS, together with its Subsidiaries, taken as a whole”, as the context prescribes.

(a)        Organization and Qualification. Each of PCS and its Material Subsidiaries is a corporation or partnership, as applicable, duly incorporated or formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation, formation or continuance and has the requisite corporate or partnership power and authority to own its properties as now owned and to carry on its business as it is now being conducted. PCS is, and its Material Subsidiaries are, duly registered to do business and each is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such registration necessary, except where the failure to be so registered or in good standing would not have a Material Adverse Effect on PCS. Copies of the Articles of Continuance of PCS dated May 15, 2002, together with all amendments to date, and the by-laws of PCS have been provided to Agrium and are accurate and complete as of the date hereof and have not been amended or superseded.

(b)        Authority Relative this Agreement. PCS has the requisite corporate authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the participation by PCS in the Arrangement have been duly authorized by PCS’ board of directors and, subject to approval by PCS Shareholders of the PCS Arrangement Resolution at the PCS Meeting as stipulated by the Court in the Interim Order, no other corporate proceedings on the part of PCS are necessary to authorize this Agreement or the Arrangement. This Agreement has been duly executed and delivered by PCS and constitutes a legal, valid and binding obligation of PCS enforceable against it in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

(c)        Material Subsidiaries. PCS has no Material Subsidiaries other than PCS Phosphate Company, Inc., PCS Nitrogen Fertilizer LP, PCS Nitrogen, Inc., PCS Sales (USA), Inc., White Springs Agricultural Chemicals, Inc., and PCS Nitrogen, Inc. None of PCS’ Material Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to PCS, from making any other distribution on such Material Subsidiary’s capital stock, or from repaying to PCS any loans or advances to such Material Subsidiary from PCS.

(d)        Ownership of Subsidiaries and PCS Significant Entities. PCS is, except pursuant to restrictions on transfer contained in constating documents or by-laws, the sole legal and beneficial direct or indirect owner of all (in the case of wholly owned Subsidiaries of PCS) or the portion as disclosed in the PCS Disclosure Documents (in the case of Subsidiaries and PCS Significant Entities which are not wholly owned), of the outstanding shares and other ownership interests of PCS’ Subsidiaries and PCS Significant Entities, with good title thereto free and clear of any and all Encumbrances. There are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any of PCS’ Subsidiaries and PCS Significant Entities. All of the outstanding shares of capital stock and other ownership interests in PCS’ Subsidiaries and, to PCS’ knowledge, PCS Significant Entities are validly issued, fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights. As of the date hereof, PCS does not, directly or indirectly, beneficially own any Agrium Shares.

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(e)        No Violation; Absence of Defaults and Conflicts.

(i)

PCS is not in violation of its constating documents or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any note, bond, mortgage, indenture, loan agreement, deed of trust, agreement, lien, contract or other instrument or obligation to which PCS is a party or to which PCS, or any of its properties or assets, may be subject or by which PCS is bound, except for such defaults which would not result in a Material Adverse Effect on PCS.

(ii)

Neither the execution and delivery of this Agreement by PCS nor the consummation of the Arrangement contemplated hereby nor compliance by PCS with any of the provisions hereof will: (A) violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of PCS or cause any indebtedness to come due before its stated maturity or cause any credit to cease to be available, under any of the terms, conditions or provisions of (1) its constating documents or by-laws, or (2) any note, bond, mortgage, indenture, loan agreement, deed of trust, agreement, lien, contract or other instrument or obligation to which PCS is a party or to which PCS, or any of its properties or assets, may be subject or by which PCS is bound; or (B) subject to compliance with the statutes and regulations referred to below, violate any Laws, judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to PCS or any of its properties or assets (except, in the case of each of clauses (A) and (B) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Encumbrances which, or any consents, approvals or notices which if not given or received, would not have a Material Adverse Effect on PCS or significantly impede the ability of PCS to consummate the Arrangement); or (C) cause the suspension or revocation of any authorization, consent, approval or license currently in effect which would have a Material Adverse Effect on PCS.

(iii)

Other than in connection with or in compliance with the provisions of applicable Canadian Securities Laws, U.S. Securities Laws, the CBCA, the Competition Act, the HSR Act or other similar applicable Laws (including any Laws that regulate competition, antitrust, foreign investment or transportation), the terms of the Interim Order and the Final Order in respect of the Arrangement and the filing of the PCS Articles of Arrangement, (A) there is no legal impediment to PCS’ consummation of the Arrangement, and (B) no filing or registration with, or authorization, consent or approval of, any domestic or foreign public body or authority is required of PCS in connection with the consummation of the Arrangement, except for such filings or registrations which, if not made, or for such authorizations, consents or approvals which, if not received, would not have a Material Adverse Effect on PCS or significantly impede the ability of PCS to consummate the Arrangement.

(f)        Litigation. There are no actions, suits, proceedings or investigations by Governmental Entities or other Persons pending or, to the knowledge of PCS, threatened, affecting or that would reasonably be expected to affect PCS or affecting or that would reasonably be expected to affect any of its property or assets at Law or equity or before or by any court or Governmental Entity which action, suit, proceeding or investigation involves a possibility of any judgment against or liability of PCS which, if successful, could reasonably be expected to have a Material Adverse Effect on PCS or would significantly impede the ability of PCS to consummate the Arrangement. PCS is not subject to any outstanding order, writ, injunction or decree that has had or could reasonably be expected to have a Material Adverse Effect on PCS or would significantly impede the ability of PCS to consummate the Arrangement.

(g)        Reporting Issuer Status. PCS is a reporting issuer (where such concept exists) in all provinces of Canada and is in material compliance with all applicable Canadian Securities Laws therein. PCS Shares

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are registered pursuant to the U.S. Exchange Act and PCS is in material compliance with all applicable U.S. Securities Laws. PCS Shares are listed and posted for trading on the Exchanges, and PCS is in material compliance with the rules of the Exchanges.

(h)        Capitalization. The authorized share capital of PCS consists of an unlimited number of PCS Shares and an unlimited number of first preferred shares issuable in series. As of the date hereof, there are issued and outstanding 839,643,474 PCS Shares, and there are no other shares of any class or series outstanding. As of the date hereof, there are 19,504,664 PCS Shares issuable upon the exercise of PCS Options and 612,192 PCS Shares issuable upon the settlement of PCS Share Settled PSUs. Except as set forth above, and other than PCS Shares or other securities issuable pursuant to the PCS Incentive Compensation Plans or PCS’ dividend reinvestment plan, there are no options, warrants or other rights, shareholder rights plans, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by PCS of any shares of PCS or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of PCS. All outstanding PCS Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights, and all PCS Shares issuable upon exercise of outstanding PCS Options or the settlement of PCS Share Settled PSUs in accordance with their respective terms will be duly authorized and validly issued as fully paid and non-assessable and will not be subject to any pre-emptive rights. Section 4.1(h) of the PCS Disclosure Letter sets out a complete list, as of the date hereof, of all outstanding PCS Options and Share Rights covering PCS Shares, the number of PCS Shares subject to such PCS Options and Share Rights, the grant date, exercise or grant price (as applicable), vesting schedule and expiration date.

(i)        No Orders. No order, ruling or determination having the effect of suspending the sale of, or ceasing the trading of, the PCS Shares or any other securities of PCS has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted, are pending or, to the knowledge of PCS, are contemplated or threatened under any applicable Laws or by any other Governmental Entity.

(j)        Material Agreements. PCS has not entered into any material agreements which are required to be filed by PCS under National Instrument 51-102 – Continuous Disclosure Obligations, except for those agreements which have been so filed by PCS.

(k)        Non-Competition Agreements. PCS is not a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit the manner or the localities in which all or any material portion of the business of PCS is, or is reasonably expected to be, conducted.

(l)        Filings. PCS has filed all material documents required to be filed by it with all applicable Governmental Entities and all such documents were, as of their respective dates, in compliance in all material respects with all applicable Laws and at the time filed did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(m)        Books and Records. The corporate records and minute books of PCS have been maintained substantially in accordance with all applicable Laws and are complete and accurate in all material respects.

(n)        Reports. PCS has filed with the Securities Regulators, a true and complete copy of all material forms, reports, schedules, statements, certifications, material change reports and other documents required to be filed by it (collectively, the “PCS Disclosure Documents”). The PCS Disclosure Documents filed since December 31, 2014, as of their respective dates or if amended, as of the date of such amendment, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and complied in all material respects with all applicable Laws. PCS has not filed any material change reports which continue to be confidential.

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(o)        Financial Statements. The audited consolidated financial statements of PCS as at December 31, 2015 and December 31, 2014 and for each of the years in the three-year period ended December 31, 2015 and the unaudited financial statements of PCS as at June 30, 2016 and for the three- and six-month periods ended June 30, 2016 and June 30, 2015 (collectively, the “PCS Financial Statements”) were prepared in accordance with Canadian GAAP (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of PCS’ independent auditors, or (ii) in the case of unaudited interim statements, to the extent they are subject to normal year-end adjustments), and fairly present in all material respects the consolidated financial position, results of operations and changes in financial position of PCS and its Subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments) and reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of PCS and its Subsidiaries on a consolidated basis. There has been no change in PCS accounting policies, except as described in the notes to the PCS Financial Statements, since December 31, 2015.

(p)        Internal Controls; Disclosure Controls. Management of PCS has designed a process of internal control over financial reporting (as such term is defined in NI 52-109 and Rule 13a–15(f) under the U.S. Exchange Act) for PCS providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with Canadian GAAP and has otherwise complied with NI 52-109 and Rule 13a-15 under the U.S. Exchange Act. Since December 31, 2015, neither PCS nor any of its Representatives has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of PCS or its internal accounting controls, including any complaint, allegation, assertion or claim that PCS has engaged in questionable accounting or auditing practices, which has not been resolved to the satisfaction of the audit committee of the board of directors of PCS.

(q)        Absence of Undisclosed Liabilities. PCS has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent), other than:

(i)	those set forth or adequately provided for in the PCS Financial Statements;

(ii)	those incurred in the ordinary course of business and not required to be set forth in the PCS Financial Statements under Canadian GAAP;

(iii)	those incurred in the ordinary course of business since the date of the most recent PCS Financial Statements and consistent with past practice; and

(iv)	those incurred in connection with the execution of this Agreement.

(r)        Tax Returns Filed and Taxes Paid. All material Income Tax Returns required to be filed by or on behalf of PCS have been duly filed on a timely basis and such Income Tax Returns are true, complete and correct in all material respects. All Income Taxes shown to be payable on the Income Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and, other than Income Taxes being contested in good faith and for which adequate reserves in accordance with Canadian GAAP have been established, no amount of Income Taxes are payable by PCS with respect to items or periods covered by such Income Tax Returns that would have a Material Adverse Effect on PCS. Neither PCS nor any of its Subsidiaries is party to or bound by any material Tax sharing agreement or Tax indemnity obligation in favour of any Person or similar material agreement in favour of any Person with respect to Taxes.

(s)        Tax Reserves. PCS has paid or provided adequate accruals in the PCS Financial Statements for Income Taxes in conformity with Canadian GAAP, except where the failure to pay or provide accruals for Taxes would not have a Material Adverse Effect on PCS.

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(t)        Tax Deficiencies; Audits. No deficiencies exist or have been asserted with respect to Income Taxes of PCS that would have a Material Adverse Effect on PCS. PCS is not a party to any action or proceeding for assessment or collection of Income Taxes, nor, to the knowledge of PCS, has such an event been asserted or threatened against PCS or any of its assets that would have a Material Adverse Effect on PCS.

(u)        No Material Adverse Change. Since December 31, 2015 and to the date hereof, there has not been any Material Adverse Change in respect of PCS.

(v)        No “Collateral Benefit”. To the knowledge of PCS, no related party of PCS (within the meaning of MI 61-101), together with its associated entities, beneficially owns or exercises control or direction over 1% or more of the outstanding PCS Shares, except for related parties who will not receive a “collateral benefit” (within the meaning of MI 61-101) as a consequence of the transactions contemplated by this Agreement.

(w)        Conduct of Business. Since December 31, 2015, PCS has not taken any action that would be in violation of Section 5.2 of this Agreement if such provision had been in effect since that date, other than violations which would not have any Material Adverse Effect on PCS or would not significantly impede PCS’ ability to consummate the Arrangement.

(x)        Environmental.

(i)	Except as described in the PCS Disclosure Documents and except as would not, individually or in the aggregate, result in a Material Adverse Effect on PCS:

(1)	PCS is not in violation of any Environmental Laws;

(2)	PCS has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with requirements thereof;

(3)

there are no pending or, to the knowledge of PCS, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings against PCS relating to any Hazardous Substances or Environmental Laws; and

(4)

to the knowledge of PCS, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting PCS relating to Hazardous Substances or any Environmental Laws.

(ii)

In the ordinary course of its business, PCS periodically reviews the effect of Environmental Laws on the business operations and properties of PCS, in the course of which it identifies and evaluates associated costs and liabilities (including any capital or operating expenditures required for clean-up, rehabilitation, reclamation and closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, PCS has reasonably concluded that such associated costs and liabilities that have not been accounted for would not, singly or in the aggregate, have a Material Adverse Effect on PCS.

(iii)	Except as described in the PCS Disclosure Documents and except as would not, individually or in the aggregate, result in a Material Adverse Effect on PCS, PCS has:

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(1)

posted the full amount of any mine reclamation and rehabilitation financial assurance required by applicable Laws and any permits, authorizations and approvals and does do not anticipate any material increase in the amount of such financial assurance; and

(2)	completed all progressive mine reclamation and rehabilitation required by applicable Laws and any permits, authorizations and approvals;

(y)        Title. Except for such of the following as would not have a Material Adverse Effect on PCS, PCS:

(i)

has good and sufficient title to its real property interests, including fee simple estate of and in real property, leases, easements, rights of way, permits or licenses from landowners or authorities permitting the use of land by PCS necessary to permit the operation of its business as presently owned and conducted (collectively, “PCS Real Property Interests”); and

(ii)

holds its mineral concession, claims, leases, licenses, permits, access rights and other rights and interests necessary to explore for, develop, mine, produce, process or refine, minerals, concentrates or ores for development purposes on its properties (collectively, the “PCS Mineral Rights”), free and clear of any Encumbrances.

(z)        No Defaults under Leases and Agreements.

(i)

PCS has not received notice of any default under any of the leases and other title and operating documents or any other agreement or instrument pertaining to the PCS Real Property Interests or the PCS Mineral Rights to which PCS is a party or by or to which PCS or any such assets are bound or subject, except to the extent that such defaults would not in the aggregate have a Material Adverse Effect on PCS.

(ii)

(1) PCS is in good standing under all, and is not in default under any, and (2) there is no existing condition, circumstance or matter which constitutes or which, with the passage of time or the giving of notice, would constitute a default under any, leases and other title and operating documents or any other agreements and instruments pertaining to the PCS Real Property Interests and the PCS Mineral Rights to which it is a party or by or to which it or such assets are bound or subject and, to the knowledge of PCS, all such leases, title and operating documents and other agreements and instruments are in good standing and in full force and effect and none of the counterparties to such leases, title and operating documents and other agreements and instruments is in default thereunder except to the extent that such defaults would not, individually or in the aggregate, have a Material Adverse Effect on PCS.

(aa)      Expropriation. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on PCS, no properties or assets of PCS subject to the PCS Real Property Interests or the PCS Mineral Rights has been taken or appropriated by any Governmental Entity, nor has any notice or proceeding in respect hereof been given or commenced, nor, to the knowledge of PCS, is there any intent or proposal to give any such notice or to commence any such proceeding.

(bb)      PCS Mineral Reserves and Resources.

(i)

PCS’ operations in the Allan Potash Deposit in Saskatchewan, Canada, the Cory Potash Deposit in Saskatchewan, Canada, the Lanigan Potash Mine in Saskatchewan, Canada, the Rocanville Potash Deposit in Saskatchewan, Canada, the White Springs Operations in Hamilton County, Florida, USA and the Aurora Operations in Beaufort County, North Carolina, USA are the only material properties of PCS for the purposes of NI 43-101.

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(ii)

Each of the technical reports entitled: National Instrument 43-101 Technical Report on Allan Potash Deposit (KL-112R), Saskatchewan, Canada dated February 26, 2013; National Instrument 43-101 Technical Report on Cory Potash Deposit (KL-103R), Saskatchewan, Canada dated February 26, 2010; National Instrument 43-101 Technical Report on Lanigan Potash Deposit (KLSA 001B), Saskatchewan, Canada dated February 25, 2015; National Instrument 43-101 Technical Report on Rocanville Potash Deposit (KLSA-002), Saskatchewan, Canada dated February 25, 2011; White Springs Operations 2010 Resource and Reserve Update Technical Report for White Springs Agricultural Chemicals, Inc. dated February 26, 2010; Aurora Operations 2010 Resource and Reserve Update Technical Report dated February 26, 2010, complied in all material respects with the requirements of NI 43-101 at the respective time of filing thereof.

(iii)

The mineral reserves and mineral resources for the PCS Real Property Interests and the PCS Mineral Rights were prepared, in all material respects, in accordance with sound mining, engineering, geoscience and other applicable industry standards and practices, and in accordance with applicable Laws, including the requirements of NI 43-101. There has been no reduction in the aggregate amount of estimated mineral resources or mineral reserves of PCS from the amounts set forth in the PCS Disclosure Documents, other than as a result of production activities in the ordinary course. All information regarding the PCS Real Property Interests or the PCS Mineral Rights, including all drill results, technical reports and studies, that are required to be disclosed at Law, have been disclosed in the PCS Disclosure Documents on or before the date hereof.

(cc)      Royalties, Rentals and Taxes Paid. All rentals, royalties, overriding royalty interests, production payments, net profits, interest burdens, payments and obligations due and payable, or performable, as the case may be, on or prior to the date hereof under, with respect to, or on account of, any direct or indirect assets of PCS, have been: (i) duly paid; (ii) duly performed; or (iii) provided for prior to the date hereof, except to the extent that such non-payment, non-performance or non-provision would not in the aggregate have a Material Adverse Effect on PCS.

(dd)      Licences. PCS has obtained and is in compliance with all licenses, permits, certificates, consents, orders, grants and other authorizations of or from any Governmental Entity necessary to conduct its businesses as they are now being or are proposed to be conducted, other than such permissions the absence of which would, individually or in the aggregate, not have a Material Adverse Effect on PCS.

(ee)      Long-Term and Derivative Transactions. PCS has no material obligations or liabilities, direct or indirect, vested or contingent in respect of any rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, production sales transactions having terms greater than 90 days or any other similar transactions (including any option with respect to any of such transactions) or any combination of such transactions, except in the ordinary course of business consistent with past practice and as permitted under PCS Hedging Policies.

(ff)      Employee Benefit Plans. PCS has made available to Agrium true, complete and correct copies of each material health, medical, dental, welfare, supplemental unemployment benefit, bonus, profit sharing, option, insurance, incentive, incentive compensation, deferred compensation, share purchase, share-based compensation, disability, pension, retirement or supplemental retirement plan and each other material employee or director compensation or benefit plan, agreement or arrangement for the benefit of directors or former directors of PCS, consultants or former consultants of PCS, employees or former employees of PCS, which are maintained by, contributed to, or binding upon PCS or in respect of which the PCS has any actual or potential liability (the “PCS Employee Plans”), and:

(i)	each PCS Employee Plan has been maintained and administered in material compliance with its terms and is funded in accordance with applicable Laws;

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(ii)	all required employer contributions under any such plans have been made in accordance with the terms thereof;

(iii)

each PCS Employee Plan that is required or intended to be qualified under applicable Law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to materially adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval;

(iv)

to the knowledge of PCS, there are no material pending or anticipated claims or proceedings against or otherwise involving any of the PCS Employee Plans and no material suit, action, proceeding or other litigation (excluding claims for benefits incurred in the ordinary course of PCS Employee Plan activities) has been brought against or with respect to any PCS Employee Plan;

(v)	all contributions, reserves or premium payments required to be made to the PCS Employee Plans have been made or accrued for in the books and records of PCS in all material respects; and

(vi)

the execution and delivery of this Agreement or the consummation of the transactions contemplated herein will not under any PCS Employee Plan result in, cause the accelerated vesting of, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, or director of PCS, or will not limit the right of PCS to amend, merge, terminate or receive a reversion of assets from any PCS Employee Plan or related trust.

(gg)	Employment Agreements and Collective Agreements.

(i)

PCS is not a party to, nor is engaged in any negotiations with respect to any employment agreement with any employee or any written or oral agreement, arrangement or understanding, providing for severance, termination or change of control payments to any PCS employee; provided that, severance or termination payments made to non-officer employees in the ordinary course of business shall not be subject to the foregoing.

(ii)

PCS is not a party to, nor is engaged in any negotiations with respect to any collective bargaining or union agreement, any actual or threatened application for certification or bargaining rights or letter of understanding, with respect to any current or former PCS employee. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any PCS employees by way of certification, interim certification, voluntary recognition, or succession rights of any PCS employees.

(iii)

To the knowledge of PCS, there is no labour strike, dispute, lock-out, work slowdown or stoppage pending or involving or, to the knowledge of PCS, threatened against PCS. No trade union has applied to have PCS declared a related successor, or common employer pursuant to the Labour Relations Code (Alberta), the Saskatchewan Employment Act or any similar legislation in any jurisdiction in which PCS carries on business.

(iv)

PCS is in material compliance with all terms and conditions of employment and all Laws respecting employment, including pay equity, human rights, privacy, employment standards, worker’s compensation and occupational health and safety, and there are no outstanding actual or threatened claims, complaints, investigations or orders under any such Laws, other than as in the aggregate do not have a Material Adverse Effect on PCS.

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(v)

There are no material outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing by PCS pursuant to any workers’ compensation legislation and PCS has not been reassessed in any material respect under such legislation and, to the knowledge of PCS, no audit of PCS is currently being performed pursuant to any applicable worker’s compensation legislation.

(vi)

There are no material charges pending with respect to PCS under applicable OHSL. PCS has complied in all material respects with the terms and conditions of the OHSL, as well as with any orders issued under OHSL. There are no appeals of any material orders under OHSL currently outstanding.

(hh)      Insurance. Policies of insurance are in force naming PCS (or one of its Subsidiaries) as an insured that PCS’ Executive Officers believe in good faith adequately cover risks customarily covered by participants in the industries in which PCS operates. All such policies shall remain in force and effect (subject to taking into account insurance market conditions and offerings and industry practices) and shall not be cancelled or otherwise terminated as a result of the transactions contemplated by this Agreement other than such cancellations as would not individually or in the aggregate have a Material Adverse Effect on PCS.

(ii)        Indebtedness To and By Officers and Directors. PCS is not indebted to any of the directors or officers or any of their respective associates or affiliates or other parties not at arm’s length to PCS, except for amounts due as normal compensation or reimbursement of ordinary business expenses, nor is there any indebtedness owing by any such parties to PCS.

(jj)        Compliance with Laws. PCS has complied with and is not in violation of any applicable Laws other than non-compliance or violations which would, individually or in the aggregate, not have a Material Adverse Effect on PCS.

(kk)      United States Relationships. PCS is (i) a “foreign private issuer” as defined in Rule 405 under the U.S. Securities Act, and (ii) is not registered or required to register as an investment company under the United States Investment Company Act of 1940,as amended.

(ll)        Canadian Status. PCS is not a non-Canadian within the meaning of the Investment Canada Act.

(mm)   Possession of Intellectual Property. Except for such of the following as would not reasonably be expected have a Material Adverse Effect on PCS, PCS owns or possesses, or it can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to carry on the business now operated by it, and PCS has not received any written notice or claim challenging PCS respecting the validity of, use of or ownership of the processes and technology, and to the knowledge of PCS, there are no facts upon which such a challenge could reasonably be made.

(nn)     Corrupt Practices Legislation.

(i)

To the knowledge of PCS, it has not, directly or indirectly, (A) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction or any official of any public international organization or (B) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada) or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the rules and regulations promulgated thereunder.

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(ii)

During the periods of the PCS Financial Statements, the operations of PCS are and have been conducted at all times in compliance with applicable Money Laundering Laws. To the knowledge of PCS, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving PCS with respect to the Money Laundering Laws is pending or threatened.

(iii)

Neither PCS nor, to the knowledge of PCS, any director, officer, agent, employee or affiliate of PCS has had any Sanctions imposed upon such Person; and PCS is not in violation of any of the Sanctions or any Law or executive order relating thereto, or is conducting business with any Person subject to any Sanctions.

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SCHEDULE F

KEY REGULATORY APPROVALS

Canada

One of the following shall have occurred: (a) the receipt of an advance ruling certificate under subsection 102(1) of the Competition Act in respect of the Arrangement; or (b) the applicable waiting period under subsection 123(1) of the Competition Act, and any extension thereof, shall have expired or shall have been terminated under subsection 123(2) of the Competition Act, or the obligation to submit a notification under Part IX of the Competition Act shall have been waived pursuant to paragraph 113(c) of the Competition Act in respect of the Arrangement; or (c) the Commissioner shall have advised the Parties in writing that the Commissioner does not at that time intend to make an application under section 92 of the Competition Act in respect of the Arrangement and such advice shall remain in full force and effect; provided that, if an application has been filed by the Commissioner with the Competition Tribunal in respect of the Arrangement, the Competition Tribunal shall not have issued an order prohibiting the consummation of the Arrangement or requiring any Remedy as described in Section 5.3(c)(A) of this Agreement, or such application shall have been withdrawn, dismissed or concluded successfully without any order prohibiting the consummation of the Arrangement or requiring any Remedy as described in Section 5.3(c)(A) of this Agreement.

United States

The applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated and no litigation in federal court shall have been commenced under United States antitrust laws by a Governmental Entity challenging the consummation of the Arrangement and, if commenced, the federal court shall have determined not to prohibit the consummation of the Arrangement or to require any Remedy as described in Section 5.3(c)(A) of this Agreement, or such challenge shall have been withdrawn, dismissed or concluded successfully without any order prohibiting the consummation of the Arrangement or requiring any Remedy as described in Section 5.3(c)(A) of this Agreement.

Others Jurisdictions

All consents of any Governmental Entity in the jurisdictions set forth below shall have been obtained (it being understood that any consent shall be deemed obtained if the relevant merger control authority (i) has declared that it does not have jurisdiction, or has determined not to exercise its jurisdiction, to review the Arrangement, (ii) has cleared the Arrangement or (iii) may no longer prohibit the Arrangement due to the expiry of all relevant time periods) and shall be in full force and effect at the Effective Time and any applicable waiting period with respect thereto shall have expired or been terminated, as the case may be, and no litigation by a Governmental Entity shall have been commenced under the applicable jurisdiction’s merger control Laws challenging the consummation of the Arrangement and, if commenced, the applicable court or decision maker shall have determined to either permit or not prohibit the consummation of the Arrangement without requiring any Remedy as described in Section 5.3(c)(A) of this Agreement or such challenge shall have been withdrawn or dismissed:

•	China

•	Brazil

•	India

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SCHEDULE G

NEW PARENT GOVERNANCE MATTERS

New Parent Offices

Registered head office in Saskatoon, Saskatchewan with corporate operating centres in Calgary, Alberta and Saskatoon, Saskatchewan.

New Parent Management

The following individuals will be appointed Executive Chair and Chief Executive Officer of New Parent from the Effective Date, as indicated:

Executive Chair:	Jochen Tilk
Chief Executive Officer:	Charles (Chuck) V. Magro

New Parent Board

From the Effective Date, the New Parent Board shall be composed of 16 members, initially half being nominees of PCS (including the Executive Chair) and half being nominees of Agrium (including the Chief Executive Officer and the Lead Independent Director).

The Lead Independent Director shall ensure that the New Parent Board functions effectively and independently of management of New Parent and other non-independent directors and shall support the Executive Chair in setting a forward-looking board agenda focused on strategic matters, taking into account the issues and concerns of all board members.

Position Descriptions

Executive Chair

The Executive Chair shall lead the New Parent Board in the ethical stewardship of New Parent and its business. The New Parent Board shall establish the overall policies of New Parent, set New Parent’s strategic direction, and oversee management and the affairs of New Parent.

The Executive Chair shall have executive responsibility for New Parent’s strategy function, and joint accountability with the CEO for attaining synergies and for integrating Agrium and PCS employee teams and operations. In respect of these functions the Executive Chair shall work collaboratively with the Chief Executive Officer. Corporate executives and employee groups responsible for strategy and integration shall report to the Executive Chair.

The Executive Chair shall be considered an executive officer of New Parent reporting to the New Parent Board, shall maintain an office in a location where New Parent regularly conducts its business, and shall be supported by sufficient staff to effectively discharge the above described functions.

In consultation with the Lead Independent Director, the Executive Chair is responsible for setting a forward-looking board agenda focused on strategic matters, taking into account the issues and concerns of all board members.

Chief Executive Officer

The Chief Executive Officer shall report to the New Parent Board.

The Chief Executive Officer shall have accountability for the business of New Parent, including the financial affairs, ongoing operation, and performance of New Parent. Corporate executives and employee groups responsible for these functions shall report to the Chief Executive Officer.

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The Chief Executive Officer shall work collaboratively with the Executive Chair and have joint accountability with the Executive Chair for attaining synergies and integrating Agrium and PCS employee teams and operations.

The Chief Executive Officer shall be responsible for all outward facing representation of New Parent, including with respect to investor relations and media matters.

Other Executive Management

There shall be equal representation by PCS and Agrium in the executive team. Positions shall be filled on a “most qualified” basis.

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SCHEDULE H

NEW PARENT CONSTATING DOCUMENTS

New Parent Share Terms

COMMON SHARES

The rights, privileges, restrictions and conditions attaching to the common shares are as follows:

The holders of the common shares shall be entitled:

(a)

to vote at all meetings of shareholders of the Corporation, except meetings at which only holders of a specified class or series of shares are entitled to vote as provided in the Canada Business Corporations Act. The holders of common shares are entitled to one vote for each one common share held on all polls taken at such meetings;

(b)

to receive, subject to the rights of the holders of another class of shares, any dividend declared by the directors of the Corporation from time to time, in their absolute discretion, in accordance with applicable law; and

(c)

to receive, subject to the rights of the holders of another class or series of shares, the remaining property of the Corporation on the liquidation, dissolution or winding up of the Corporation or any other distribution of assets of the Corporation for the purposes of winding up its affairs, whether voluntary or involuntary.

PREFERRED SHARES

The rights, privileges, restrictions and conditions attaching to the preferred shares are as follows:

One or More Series. The preferred shares may at any time and from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be fixed by the board.

Terms of Each Series. Subject to the Canada Business Corporations Act, the directors may fix, before the issue thereof, the designation, rights, privileges, restrictions and conditions attaching to each series of the preferred shares, including, without limitation:

(a)	any voting rights;

(b)

any right to receive dividends, including the rate, amount or kind of dividends (which may be cumulative or non-cumulative and variable or fixed), the currency or currencies or kind of payment, the means of determining such dividends, the date or dates and place or places of payment thereof and the date or dates from which such dividends are to accrue;

(c)	any right to receive notice of or to attend or to vote at any meeting of shareholders of the Corporation;

(d)

if redeemable, retractable or purchasable, the redemption, retraction or purchase prices or the method of calculation thereof and terms and conditions of redemption, retraction or purchase, with or without provision for purchase or similar funds;

(e)	any conversion, exchange or reclassification rights; and

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(f)	any other terms not inconsistent with these articles,

all as set forth in the articles of amendment relating to such series.

Ranking of Preferred Shares. The preferred shares of each series shall, with respect to the payment of dividends and the distribution of property in the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of assets of the Corporation for the purposes of winding up its affairs, whether voluntary or involuntary, rank on a parity with the preferred shares of every other series. The preferred shares shall be entitled to preference over the common shares of the Corporation and any other shares of the Corporation ranking junior to the preferred shares with respect to the payment of dividends and the distribution of property in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and may also be given such other preferences over the common shares of the Corporation and any other shares of the Corporation ranking junior to the preferred shares as may be determined by the directors.

Dividends. When any cumulative dividends (whether or not declared) or declared non-payable dividends or amounts payable on a return of capital are not paid in full, the preferred shares of all series shall participate rateably with respect to such dividends including accumulations, if any, in accordance with the amounts that would be payable on the preferred shares if all such dividends were declared and paid, in full, and on any return of capital in accordance with the sums which would be payable on such return of capital if all sums so payable were paid in full.

Right to Vote. The holders of preferred shares shall not be entitled (except as specifically provided in the rights, privileges, restrictions and conditions attaching to any series of preferred shares and except as provided in the Canada Business Corporations Act) to receive notice of or attend any meeting of the shareholders of the Corporation or to vote at any such meeting for any purpose, but shall be entitled to have mailed to them copies of the financial statements and auditors’ report thereon submitted to annual meetings of shareholders.

Other Provisions in Articles

The directors of the Corporation may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed shall not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

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FINAL FORM

BY-LAW NO. 1

A by-law relating generally to the

transaction of the business and

affairs of

[Insert name of New Parent]

Contents

One	-	Interpretation

Two	-	Business of the Corporation

Three	-	Borrowing and Security

Four	-	Directors

Five	-	Committees

Six	-	Officers

Seven	-	Protection of Directors, Officers and Others

Eight	-	Shares

Nine	-	Dividends and Rights

Ten	-	Meetings and Shareholders

Eleven	-	Notices

Twelve	-	Effective Date

BE IT ENACTED as a by-law of the Corporation as follows:

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SECTION ONE INTERPRETATION		7

1.01	Definitions	7
1.02	Construction	7

SECTION TWO BUSINESS OF THE CORPORATION		8

2.01	Registered Office	8
2.02	Corporate Seal	8
2.03	Financial Year	8
2.04	Execution of Instruments	8
2.05	Banking Arrangements	8
2.06	Voting Rights in Other Bodies Corporate	8

SECTION THREE BORROWING AND SECURITY		9

3.01	Borrowing Power	9
3.02	Delegation	9

SECTION FOUR DIRECTORS		10

4.01	Number of Directors	10
4.02	Qualification	10
4.03	Election and Term	10
4.04	Chair of the Board	10
4.05	Lead Independent Director	10
4.06	Vacation of Office	10
4.07	Advance Notice of Nominations of Directors	11
4.08	Appointment of Additional Directors	15
4.09	Action by the Board	15
4.10	Canadian Directors Present at Meetings	16
4.11	Meeting by Telephone and other Electronic Means	16
4.12	Signed Resolutions	16
4.13	Place of Meetings	16
4.14	Calling of Meetings	16
4.15	Notice of Meeting	16
4.16	First Meeting of New Board	17
4.17	Adjourned Meeting	17
4.18	Regular Meetings	17
4.19	Chair of Board Meetings	17
4.20	Quorum	18
4.21	Votes to Govern	18
4.22	Remuneration and Expenses	18

SECTION FIVE COMMITTEES		19

5.01	Committees of the Board	19
5.02	Transaction of Business	19
5.03	Audit Committee	19
5.04	Advisory Bodies	19
5.05	Procedure	19

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SECTION SIX OFFICERS		20

6.01	Appointment	20
6.02	Executive Chairman	20
6.03	Chief Executive Officer	20
6.04	Secretary	20
6.05	Agents and Attorneys	20

SECTION SEVEN PROTECTION OF DIRECTORS, OFFICERS AND OTHERS		21

7.01	Limitation of Liability	21
7.02	Indemnity	21
7.03	Advance of Costs	21
7.04	Additional Circumstances	21
7.05	Insurance	21
7.06	Approval of Contracts	22

SECTION EIGHT SHARES		23

8.01	Allotment of Shares	23
8.02	Commissions	23
8.03	Registration of Transfers	23
8.04	Non-recognition of Trusts	23
8.05	Share Certificates	23
8.06	Replacement of Share Certificates	23
8.07	Joint Shareholders	24
8.08	Deceased Shareholders	24
8.09	Transfer Agents and Registrars	24

SECTION NINE DIVIDENDS		25

9.01	Dividends	25
9.02	Dividend Cheques	25
9.03	Record Date	25
9.04	Dividend Disbursing Agent	25

SECTION TEN MEETINGS OF SHAREHOLDERS		26

10.01	Annual Meetings	26
10.02	Special Meetings	26
10.03	Place of Meetings	26
10.04	Participation in Meeting by Electronic Means	26
10.05	Meeting held by Electronic Means	26
10.06	Notice of Meetings	26
10.07	List of Shareholders Entitled to Notice	27
10.08	Record Date for Notice	27
10.09	Chair, Secretary and Scrutineers	27
10.10	Persons Entitled to be Present	27
10.11	Quorum	27
10.12	Time for Deposit of Proxies	28
10.13	Joint Shareholders	28
10.14	Votes to Govern	28
10.15	Show of Hands	28
10.16	Ballots	28

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10.17	Adjournment	29

SECTION ELEVEN NOTICES		30

11.01	Method of Giving Notices	30
11.02	Notice to Joint Shareholders	30
11.03	Computation of Time	30
11.04	Undelivered Notices	30
11.05	Omissions and Errors	30
11.06	Persons Entitled by Death or Operation of Law	30
11.07	Waiver of Notice	31
11.08	Interpretation	31
11.09	Electronic Documents	31

SECTION TWELVE EFFECTIVE DATE		32

12.01	Effective Date	32

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SECTION ONE

INTERPRETATION

1.01        Definitions. - In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Canada Business Corporations Act, or any statute that may be substituted therefor, and the regulations to the Act, as from time to time amended;

“appoint” includes “elect” and vice versa;

“articles” means the articles attached to the certificate of incorporation of the Corporation, as from time to time amended or restated;

“board” means the board of directors of the Corporation and a “director” means a member of the board;

“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

“Corporation” means the corporation incorporated under the Act by the said certificate to which the articles are attached, and named “[Insert name of New Parent]”;

“including” means including, without limitation;

“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders; and “special meeting of shareholders” includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

“prescribed” means prescribed in accordance with the Act; and

“recorded address” has the meaning set forth in section 11.08.

1.02        Construction. - Save as aforesaid, words and expressions defined in the Act, including “distributing corporation”, “electronic document” and “resident Canadian”, have the same meanings when used herein. Words importing the singular number include the plural and vice versa; and words importing a person include an individual, partnership, association, body corporate, trustee, executor, administrator or other legal representative. The headings used are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

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SECTION TWO

BUSINESS OF THE CORPORATION

2.01            Registered Office. - The registered office of the Corporation shall be in the province in Canada from time to time specified in the articles, and at such location therein initially as is specified in the notice thereof filed with the articles and thereafter as the board may from time to time determine.

2.02            Corporate Seal. - The Corporation may, but need not, adopt a corporate seal and if one is adopted it shall be in a form approved from time to time by the board.

2.03            Financial Year. - Until changed by the board, the financial year of the Corporation shall end on the last day of December in each year.

2.04            Execution of Instruments. - Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed either manually or by electronic means on behalf of the Corporation by such directors and officers of the Corporation as are authorized by the board from time to time. The board may, by resolution, establish certain protocols and authorities for the signing of deeds, transfers, assignments, contracts, obligations, certificates and other instruments on behalf of the Corporation. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.05            Banking Arrangements. - The banking business of the Corporation, including the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe.

2.06            Voting Rights in Other Bodies Corporate. - The signing officers of the Corporation under section 2.04 may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments shall be in favour of such persons as may be determined by the officers executing or arranging for the same. In addition, the board may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised.

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SECTION THREE

BORROWING AND SECURITY

3.01          Borrowing Power. - Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the articles, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell, pledge or hypothecate debt obligations of the Corporation, including bonds, debentures, notes or other evidences of indebtedness or guarantees of the Corporation, whether secured or unsecured;

(c)	subject to the provisions of the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure the payment of any debt or performance of any other obligation of the Corporation.

Nothing in this section 3.01 limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02          Delegation. - Unless the articles of the Corporation otherwise provide, the board may from time to time delegate to a director, a committee of the board, or an officer of the Corporation any or all of the powers conferred on the board by section 3.01 to such extent and in such manner as the board may determine at the time of such delegation.

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SECTION FOUR

DIRECTORS

4.01            Number of Directors. - Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles.

4.02            Qualification. - No person shall be qualified for election as a director if such person is less than 18 years of age, is of unsound mind and has been so found by a court in Canada or elsewhere, is not an individual, or has the status of a bankrupt. A director need not be a shareholder. Subject to the Act, but only if the Act requires, at least 25 percent of the directors shall be resident Canadians, or if the number of directors is fewer than four, at least one director shall be a resident Canadian. At least such number of directors as may be specified by the Act, other applicable law or stock exchange requirements shall not be officers or employees of the Corporation or any of its affiliates.

4.03            Election and Term. - The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors otherwise determine. Where the shareholders adopt an amendment to the articles to increase the number or maximum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.04            Chair of the Board. - Subject to Section 6.02, the board shall from time to time appoint a chair of the board who shall be a director. If the chair of the board is also an executive officer (including executive chairman or chief executive officer), the board shall also appoint a lead independent director independent of management. The board may, in accordance with this by-law and subject to the Act, assign to the chair such powers and duties as the board may specify.

4.05            Lead Independent Director. If required by Section 4.04, the board may also, from time to time, appoint a lead independent director who shall be a director and, subject to the authority of the board, shall have such powers and duties as the board may specify.

4.06            Vacation of Office. - A director ceases to hold office on death, on removal from office by the shareholders, on ceasing to be qualified for election as a director, on receipt of a written resignation by the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later. Subject to the Act, a quorum of the board may appoint a qualified individual to fill a vacancy in the board.

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4.07             Advance Notice of Nominations of Directors. -

(a)	Nomination Procedures - Subject only to the Act, Applicable Securities Law and the articles of the Corporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the board may only be made at an annual meeting of shareholders, or at any special meeting of shareholders if the election of directors is a matter specified in the notice of meeting,

(i)	by or at the direction of the board, including pursuant to a notice of meeting;

(ii)	by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act, or a requisition of a shareholders meeting by one or more of the shareholders made in accordance with the provisions of the Act; or

(iii)	by any person (a “Nominating Shareholder”) who (A) at the close of business on the date of the giving of the notice provided for in this section 4.07 and on the record date for notice of such meeting, is either entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and provides evidence of such beneficial ownership to the Corporation, and (B) complies with the notice procedures set forth below in this section 4.07.

(b)	Timely notice - In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation in accordance with this section 4.07.

(c)	Manner of timely notice - To be timely, a Nominating Shareholder’s notice must be given:

(i)	in the case of an annual meeting (including an annual and special meeting) of shareholders, not less than thirty (30) days prior to the date of the meeting; provided, however, that in the event that the meeting is to be held on a date that is less than fifty (50) days after the date (the “Notice Date”) that is the earlier of (X) the date that a notice of meeting is filed for such meeting and (Y) the date on which the first public announcement of the date of the meeting was made, notice by the Nominating Shareholder shall be made not later than the close of business on the tenth (10th)day following the Notice Date; and

(ii)	in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not also called for other purposes), not later than the close of business on the fifteenth (15th) day following the Notice Date.

(d)	Proper form of notice - To be in proper written form, a Nominating Shareholder’s notice must set forth:

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(i)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a “Proposed Nominee”), (A) the name, age, business address and residential address of the Proposed Nominee; (B) the principal occupation or employment of the Proposed Nominee, both present and for the past five years preceding the notice; (C) whether the Proposed Nominee is a resident Canadian within the meaning of the Act; (D) whether the Proposed Nominee is a citizen and/or resident of the United States; (E) the number of securities of each class of voting securities of the Corporation or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by the Proposed Nominee, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; (F) a description of any relationship, agreement, arrangement or understanding (including financial, compensation or indemnity related or otherwise) between the Proposed Nominee and the Nominating Shareholder, or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Proposed Nominee or the Nominating Shareholder, in connection with the Proposed Nominee’s nomination and election as a director; and (G) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act or any Applicable Securities Laws; and

(ii)	as to each Nominating Shareholder, (A) their name, business or occupation and residential address; (B) the number of securities of each class of voting securities of the Corporation or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by the Nominating Shareholder or any other person with whom the Nominating Shareholder is acting jointly or in concert with respect to the Corporation or any of its securities, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; (C) their interests in, or rights or obligations associated with, any agreements, arrangements or understandings, the purpose or effect of which is to alter, directly or indirectly, the person’s economic interest in a security of the Corporation or the person’s economic interest in a security of the Corporation or the person’s economic exposure to the Corporation; (D) full particulars regarding any proxy, contract, relationship, agreement, arrangement or understanding (including financial, compensation or indemnity related or otherwise) pursuant to which such Nominating Shareholder, or any of its affiliates or associates or any person acting jointly or in concert with such Nominating Shareholder, has any interests, rights or obligations relating to the voting of any securities of the Corporation or the nomination or election of directors to the board; (E) full particulars of any direct or indirect interest of the Nominating Shareholder in any contract with the Corporation or with any of the Corporation’s affiliates; (F) whether the Nominating Shareholder is party to any existing or proposed relationship, agreement, arrangement or understanding with any competitor of the Corporation or any other third party which may give rise to a real or perceived conflict of interest between the interests of the

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Corporation and the interests of the Nominating Shareholder; (G) whether the Nominating Shareholder intends to deliver a proxy circular and/or form of proxy to any shareholder of the Corporation in connection with such nomination or otherwise solicit proxies or votes from shareholders of the Corporation in support of such nomination; and (H) any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act or any Applicable Securities Laws.

References to “Nominating Shareholder” in this section 4.07(d) shall be deemed to refer to each shareholder that nominates a person for election as a director in the case of a nomination proposal where more than one shareholder is involved in making such nomination proposal.

(e)	Notice to be updated - In addition, to be considered timely and in proper written form, a Nominating Shareholder’s notice shall be promptly updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting.

(f)	Power of the chair - The chair of any meeting of shareholders of the Corporation shall have the power and duty to determine whether a nomination was made in accordance with the procedures of this section 4.07 and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(g)	Delivery of notice - Notwithstanding any other provision of this by-law, notice given to the secretary of the Corporation pursuant to this section 4.07 may only be given by personal delivery, facsimile transmission or e-mail (provided that the secretary of the Corporation has stipulated an e-mail address for purposes of notice under this section 4.07), and shall be deemed to have been given and made only at the time it is served by personal delivery, e-mail (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of the confirmation of such transmission has been received) to the secretary of the Corporation at the address of the registered office of the Corporation; provided that if such delivery or electronic communication is made on a day which is not a business day or later than 5:00 p.m. (Mountain time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

(h)	Increase in number of directors to be elected - Notwithstanding any provisions in this section 4.07 to the contrary, in the event that the number of directors to be elected at a meeting is increased effective after the time period for which the Nominating Shareholder’s notice would otherwise be due under this section 4.07, a notice with respect to nominees for the additional directorships required by this section 4.07 shall be considered timely if it shall be given not later than the close of business on the tenth (10th) day following the day on which the first public announcement of such increase was made by the Corporation.

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(i)	Board Discretion - Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this section 4.07.

(j)	Definitions - For purposes of this section 4.07,

“affiliate”, when used to indicate a relationship with a specific person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person;

“Applicable Securities Laws” means the applicable securities legislation of each relevant province of Canada, as amended from time to time, the written rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each province and territory of Canada;

“associate”, when used to indicate a relationship with a specified person, shall mean (i) any body corporate or trust of which such person beneficially owns, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of such body corporate or trust for the time being outstanding, (ii) any partner of that person, (iii) any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, (iv) a spouse of such specified person, (v) any person of either sex with whom such specified person is living in conjugal relationship outside marriage or (vi) any relative of such specified person or of a person mentioned in clauses (iv) or (v) of this definition if that relative has the same residence as the specified person;

“beneficially owns” or “beneficially owned” means, in connection with the ownership of shares in the capital of the Corporation by a person, (i) any such shares as to which such person or any of such person’s affiliates or associates owns at law or in equity, or has the right to acquire or become the owner at law or in equity, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, upon the exercise of any conversion right, exchange right or purchase right attaching to any securities, or pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; (ii) any such shares as to which such person or any of such person’s affiliates or associates has the right to vote, or the right to direct the voting, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; (iii) any such shares which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s affiliates or associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such person or any of such person’s affiliates or associates is a Receiving Party; provided, however that the

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number of shares that a person beneficially owns pursuant to this clause (iii) in connection with a particular Derivatives Contract shall not exceed the number of Notional Securities with respect to such Derivatives Contract; provided, further, that the number of securities owned beneficially by each Counterparty (including their respective affiliates and associates) under a Derivatives Contract shall for purposes of this clause be deemed to include all securities that are owned beneficially, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s affiliates or associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s affiliates or associates) is a Receiving Party and this proviso shall be applied to successive Counterparties as appropriate; and (iv) any such shares which are owned beneficially within the meaning of this definition by any other person with whom such person is acting jointly or in concert with respect to the Corporation or any of its securities;

“close of business” means 5:00 p.m. (Mountain time) on a business day in both of Saskatchewan and Alberta, Canada;

“Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to expose the Receiving Party to economic benefits and risks that correspond substantially to the ownership by the Receiving Party of a number of shares in the capital of the Corporation or securities convertible into such shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Securities”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, shares in the capital of the Corporation or securities convertible into such shares or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate governmental authority shall not be deemed to be Derivatives Contracts; and

“public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com.

4.08             Appointment of Additional Directors. - If the articles of the Corporation so provide, the directors may, within the maximum number permitted by the articles, appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

4.09             Action by the Board. - The board shall manage, or supervise the management of, the business and affairs of the Corporation. The powers of the board may be exercised at a meeting (subject to sections 4.10 and 4.11) at which a quorum is present or by resolution in

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writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

4.10             Canadian Directors Present at Meetings. - Subject to the Act, but only if the Act requires, the board shall not transact business at a meeting, other than filling a vacancy in the board, unless at least 25 per cent of the directors present are resident Canadians, or if the Corporation has fewer than four directors, at least one of the directors present is a resident Canadian, except where:

(a)	a resident Canadian director who is unable to be present approves in writing, or by telephonic, electronic or other communication facility, the business transacted at the meeting; and

(b)	the required number of resident Canadians would have been present had that director been present at the meeting.

4.11             Meeting by Telephone and other Electronic Means. - Subject to the Act, if all the directors of the Corporation consent thereto generally or in respect of a particular meeting, a director may participate in a meeting of the board or of a committee of the board by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board.

4.12             Signed Resolutions. - Any resolution in writing may be signed in counterparts and if signed as of any date shall be deemed to have been passed on such date.

4.13             Place of Meetings. - Subject to the articles, meetings of the board may be held at any place in or outside Canada.

4.14             Calling of Meetings. - Meetings of the board shall be held from time to time at such time and at such place as the board, the chair of the board, the lead independent director (if any), the chief executive officer or any two directors may determine.

4.15             Notice of Meeting. - Notice of the time and place of each meeting of the board shall be given in the manner provided in Section Eleven to each director not less than 48 hours before the time when the meeting is to be held. No notice of a meeting shall be necessary if all the directors in office are present or if those absent waive notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, including, if required by the Act, any proposal to:

(a)	submit to the shareholders any question or matter requiring approval of the shareholders;

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(b)	fill a vacancy among the directors or in the office of auditor, or appoint additional directors;

(c)	issue securities except as authorized by the board;

(d)	issue shares of a series except as authorized by the board;

(e)	declare dividends;

(f)	purchase, redeem or otherwise acquire shares issued by the Corporation;

(g)	pay a commission for the sale of shares except as authorized by the board;

(h)	approve a management proxy circular;

(i)	approve a take-over bid circular or directors’ circular;

(j)	approve any annual financial statements; or

(k)	adopt, amend or repeal by-laws.

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

4.16             First Meeting of New Board. - Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.17             Adjourned Meeting. - Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and if a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

4.18             Regular Meetings. - The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.19             Chair of Board Meetings. - The chair of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chair of the board, the lead independent director, or chief executive officer. If no such officer is present, the directors present shall choose one of their number to be chair.

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4.20            Quorum. - Subject to the articles and subject to section 4.10 and the Act (in respect of any director who may be required to recuse themselves), the quorum for the transaction of business at any meeting of the board shall be a majority of the number of directors. If a meeting of the board is adjourned for lack of quorum, it will be reconvened 72 hours later (or at such other date, time and place as the directors in attendance determine), and the directors then present at the reconvened meeting will constitute a quorum. Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

4.21            Votes to Govern. - At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chair of the meeting shall not be entitled to a second or casting vote.

4.22            Remuneration and Expenses. - The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

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SECTION FIVE

COMMITTEES

5.01            Committees of the Board. - The board may appoint one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of the board has no authority to exercise.

5.02            Transaction of Business. - The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

5.03            Audit Committee. - The board shall appoint annually from among its number an audit committee to be composed of not fewer than three directors who meet the applicable independence and other requirements as may be specified by the Act, other applicable law and stock exchange requirements and who are not officers or employees of the Corporation or its affiliates. The audit committee shall have the powers and duties provided in the Act and in other applicable law and in addition, such other powers and duties as the board may determine.

5.04            Advisory Bodies. - The board may from time to time appoint such advisory bodies as it may deem advisable.

5.05            Procedure. - Unless otherwise determined by the board, each committee and advisory body shall have power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure. Subject to Section 5.01 and subject to a committee of the board or advisory body establishing procedures to regulate its meetings, Section 4.08 to Section 4.20 inclusive apply to committees of the board or advisory bodies, to the extent applicable and with such changes as are necessary.

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SECTION SIX

OFFICERS

6.01            Appointment. - The board may from time to time appoint a chief executive officer, one or more vice-presidents (to which a specific title may be added to indicate seniority and function), a secretary and such other officers as the board may determine. One person may hold more than one office. The board may specify the duties of and, in accordance with this by-law and subject to the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to section 4.04, an officer may but need not be a director.

6.02            Executive Chairman. The board may from time to time appoint an executive chairman who shall be a director and, subject to the authority of the board, shall have such powers and duties as the board may specify. If appointed, the executive chairman shall be the chair of the board. The executive chairman shall be an officer of the Corporation and will report directly to the board.

6.03            Chief Executive Officer. - The chief executive officer shall be the chief executive officer and, subject to the authority of the board, shall have such powers and duties as the board may specify. The chief executive officer shall report directly to the board.

6.04            Secretary. - The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat. The secretary shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board. The secretary shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, records and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose, and shall have such other powers and duties as otherwise may be specified.

6.05            Agents and Attorneys. - The Corporation, by or under the authority of the board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to subdelegate) of management, administration or otherwise as may be thought fit.

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SECTION SEVEN

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01            Limitation of Liability. - All directors and officers of the Corporation in exercising their powers and discharging their duties to the Corporation shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, and without limiting any defences available to a director or an officer under the Act or otherwise, no director or officer shall be liable for the acts, omissions, failures, neglects or defaults of any other director, officer or employee, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on the part of such director or officer, or for any other loss, damage or misfortune which shall happen in the execution of the duties of office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act or from liability for any breach thereof.

7.02            Indemnity. - Subject to the Act, the Corporation shall indemnify a director or an officer, a former director or officer, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation, or other entity, if such individual (a) acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

7.03            Advance of Costs. - The Corporation shall advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in section 7.02. The individual shall repay the moneys if the individual does not fulfil the conditions of section 7.02.

7.04            Additional Circumstances. - The Corporation shall also indemnify any individual referred to in section 7.02 in such other circumstances as the Act or law permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

7.05            Insurance. - Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any individual referred to in section 7.02 hereof as the board may from time to time determine.

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7.06            Approval of Contracts. - Subject to the Act, any contract entered into or action taken or omitted by or on behalf of the Corporation shall, if approved by a resolution of the shareholders, be deemed for all purposes to have had the prior authorization of all the shareholders.

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SECTION EIGHT

SHARES

8.01            Allotment of Shares. - Subject to the Act and the articles, the board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.02            Commissions. - The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of such person’s purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares. The board may, to the extent permitted by the Act, delegate this authority to a committee of directors.

8.03            Registration of Transfers. - Subject to the Act, no transfer of a share shall be registered in a securities register except upon compliance with the reasonable requirements of the Corporation and its transfer agent(s).

8.04            Non-recognition of Trusts. - Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

8.05            Share Certificates. - Every holder of one or more shares of the Corporation shall be entitled, at the holder’s option, to a share certificate, or to a non-transferable written acknowledgement of such right to obtain a share certificate, stating the number and class or series of shares held by such holder as shown on the securities register. Subject to the Act, such certificates shall be in such form as the board may from time to time approve. Any such certificate shall be signed in accordance with section 2.04 and need not be under the corporate seal. Notwithstanding the foregoing, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers under section 2.04 or, in the case of a certificate which is not valid unless countersigned by or on behalf of a transfer agent and/or registrar and in the case of a certificate which does not require a manual signature under the Act, the signatures of the signing officers under section 2.04 may be printed or otherwise mechanically reproduced thereon. Every such printed or mechanically reproduced signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose printed or mechanically reproduced signature appears thereon no longer holds office at the date of issue of the certificate.

8.06            Replacement of Share Certificates. - The board or any officer or agent designated by the board may direct the issue of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee

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and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.07            Joint Shareholders. - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.08            Deceased Shareholders. - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

8.09            Transfer Agents and Registrars. - The board may from time to time appoint one or more agents to maintain, in respect of each class of shares of the Corporation issued by it, a central securities register and one or more branch securities registers. Such a person may be designated as transfer agent or registrar according to the functions of such person and one person may be designated both registrar and transfer agent subject to any applicable stock exchange requirements. The board may at any time terminate such appointment.

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SECTION NINE

DIVIDENDS

9.01            Dividends. - Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation. Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

9.02            Dividend Cheques. - A dividend payable in cash shall be paid by cheque or in such other manner as prescribed by the board or determined by the Corporation to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail or otherwise provided to such registered holder at the holder’s recorded address, unless such holder otherwise directs. In the case of joint holders the cheque or other manner of payment shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque or delivery of or such other manner of payment as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold. In the event of non-receipt of any dividend cheque or other manner of payment by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque or other manner of payment for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.03            Record Date. - The board may, within the prescribed period, fix in advance a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend and notice of the record date shall be given within the prescribed period in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to receive payment of any dividend or for such other purposes shall be at the close of business on the day on which the directors pass the resolution relating thereto.

9.04            Dividend Disbursing Agent. - The board may from time to time appoint a dividend disbursing agent to disburse dividends.

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SECTION TEN

MEETINGS OF SHAREHOLDERS

10.01            Annual Meetings. - Subject to the Act, the board shall call an annual meeting of shareholders: (a) not later than 18 months after the Corporation comes into existence; and (b) subsequently, not later than 15 months after holding the last preceding annual meeting but no later than six months after the end of the Corporation’s preceding financial year. The annual meeting of shareholders shall be held for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

10.02            Special Meetings. - The board shall have power to call a special meeting of shareholders at any time.

10.03            Place of Meetings. - Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in Canada if the board shall so determine. A meeting of shareholders may be held at a place outside Canada if the place is specified in the articles or all the shareholders entitled to vote at the meeting agree that the meeting is to be held at that place. A shareholder who attends a meeting of shareholders held outside Canada is deemed to have agreed to it being held outside Canada except when the shareholder attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held. A meeting held pursuant to section 10.05 shall be deemed to be held at the place where the registered office of the Corporation is located.

10.04            Participation in Meeting by Electronic Means. - Any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the Act, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility. A person participating in a meeting by such means is deemed for the purposes of the Act to be present at the meeting.

10.05            Meeting held by Electronic Means. - If the directors or the shareholders of the Corporation call a meeting of shareholders pursuant to the Act, those directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

10.06            Notice of Meetings. - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section Eleven within the prescribed period to each director, to the auditor, and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

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10.07            List of Shareholders Entitled to Notice. - For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting, within the time period required by the Act. If a record date for notice of the meeting is fixed pursuant to section 10.08, the shareholders listed shall be those registered at the close of business on such record date. If no record date for notice is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given or, where no such notice is given, on the day on which the meeting is held. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

10.08            Record Date for Notice. - The board may, within the prescribed period, fix in advance a date as the record date for the purpose of determining the shareholders entitled to vote at a meeting of shareholders and notice of the record date shall be given within the prescribed period in the manner provided by the Act. If no such record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, shall be the day on which the meeting is held.

10.09            Chair, Secretary and Scrutineers. - The chair of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: chair of the board, lead independent director (if any), chief executive officer, or a vice president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chair. If the secretary of the Corporation is absent, the chair shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair with the consent of the meeting.

10.10            Persons Entitled to be Present. - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

10.11            Quorum. - Subject to the Act in respect of a majority shareholder, a quorum for the transaction of business at any meeting of shareholders shall be two persons present, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for a shareholder so entitled, who, together, hold or represent by proxy not less than 33% of the votes attached to the outstanding voting shares of the Corporation entitled to vote at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the time appointed for the meeting of shareholders or within a reasonable time thereafter as the shareholders may determine, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

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10.12            Time for Deposit of Proxies. - The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours, excluding Saturdays and holidays, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or if, no such time having been specified in such notice, it has been received by the secretary of the Corporation or by the chair of the meeting or any adjournment thereof prior to the time of voting.

10.13            Joint Shareholders. - If two or more persons hold shares jointly, any one of them present or duly represented at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present or represented and vote, they shall vote as one the shares jointly held by them.

10.14            Votes to Govern. - At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chair of the meeting shall not be entitled to a second or casting vote.

10.15            Show of Hands. - Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote, subject to any provision of the Act restricting the ability of a proxyholder or alternate proxyholder to vote by way of show of hands where such person has conflicting instructions from more than one shareholder. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chair of the meeting that the vote upon the question has been carried or carried by a particular majority or defeated and an entry to that effect in the minutes of the meeting shall be prima facie proof of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question. Any vote referred to in section 10.14 and this section 10.15 may be held, subject to and in accordance with the Act, partly or entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility. Any person participating in a meeting of shareholders under section 10.04 or 10.05 and entitled to vote at that meeting may vote, subject to and in accordance with the Act by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

10.16            Ballots. - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chair may require a ballot or any person who is present and entitled to vote on such question at the meeting may demand a ballot. A ballot so required or demanded shall be taken in such manner as the chair shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which such person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

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10.17            Adjournment. - The chair at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

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SECTION ELEVEN

NOTICES

11.01            Method of Giving Notices. - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given, subject to any provisions in the Act regarding certain types of communications or documents, if delivered personally to the person to whom it is to be given; if delivered to the person’s recorded address or if mailed to such person at such recorded address by prepaid ordinary mail; if sent to such person at such recorded address by any means of prepaid transmitted or recorded communication; or by providing an electronic document subject to and in accordance with the Act. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication or by providing an electronic document shall be deemed to have been given when dispatched or delivered for dispatch. A notice so delivered shall be deemed to have been received when it is personally delivered; a notice so mailed shall be deemed to be received at the time it would be delivered in the ordinary course of mail and a notice so sent shall be deemed to have been received on the day it is transmitted. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by the secretary to be reliable.

11.02            Notice to Joint Shareholders. - If two or more persons are registered as joint holders of any share, any notice may be addressed to all such joint holders, but notice addressed to one of such persons shall be sufficient notice to all of them.

11.03            Computation of Time. - In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the day of giving the notice shall be excluded and the day of the meeting or other event shall be included.

11.04            Undelivered Notices. - If any notice given to a shareholder pursuant to section 11.01 is returned on two consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until informed in writing by the shareholder of a new address.

11.05            Omissions and Errors. - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.06            Persons Entitled by Death or Operation of Law. - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom such person derives title to such share prior to

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the name and address of such person being entered on the securities register (whether such notice was given before or after the happening of the event upon which such person became so entitled) and prior to such person furnishing to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

11.07            Waiver of Notice. - Any shareholder, proxyholder, director, officer, auditor or member of a committee of the board, or any other person entitled to receive notice of a meeting of shareholders or any other notice from the Corporation, may at any time waive any notice, or waive or abridge the time for any notice, required to be given to such person under the Act, the articles, the by-laws or otherwise, and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or a committee of the board which may be given in any manner.

11.08            Interpretation. - In the by-laws, “recorded address” means: in the case of a shareholder, the address as recorded in the securities register; in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, the latest address as shown in the records of the Corporation.

11.09            Electronic Documents. - A requirement under these by-laws that a notice, document or other information be provided in writing may be satisfied by providing an electronic document and a requirement under these by-laws for a signature or that a document be executed, in relation to an electronic document, may be satisfied, in each case, if the requirements in the Act (or any duly granted exemption under the Act) in respect thereof are met.

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SECTION TWELVE

EFFECTIVE DATE

12.01            Effective Date. - This by-law shall come into force when made by the board in accordance with the Act.

The foregoing by-law was made by the directors of the Corporation on the              day of             , 201__, and was confirmed without variation by the shareholders of the Corporation on the              day of             , 201__.

Secretary

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APPENDIX F-1

OPINION OF BARCLAYS CAPITAL INC.

745 Seventh Avenue New York, NY 10019 United States CONFIDENTIAL September 11, 2016 Board of Directors Agrium Inc. 13131 Lake Fraser Drive S.E. Calgary, AB T2J 7E8 Members of the Board of Directors: We understand that Agrium Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with Potash Corporation of Saskatchewan Inc. (“Potash”) effected by way of a plan of arrangement under Section 192 of the Canada Business Corporations Act pursuant to which (1) each common share of Potash will be exchanged for 0.400 share (a “New Parent Share”) of a new holding company (“New Parent”), to be formed for the purpose of owning the Company and Potash; (2) each share of the Company will be exchanged for 2.230 New Parent Shares (the “Exchange Ratio”); (3) each shareholder of the Company and shareholder of Potash that would otherwise be entitled to receive fractional shares of New Parent Shares as a result of the exchange shall receive, in lieu thereof, an amount a cash determined by reference to the volume weighted average trading price of New Parent Shares on the Toronto Stock Exchange on the first five trading days on which such shares trade on such exchange following the closing date; and (4) following the completion of the Proposed Transaction, Potash common shareholders will own approximately 52 percent of New Parent and Company shareholders will own approximately 48 percent of New Parent. The terms and conditions of the Proposed Transaction are set forth in more detail in the Arrangement Agreement between the Company and Potash dated as of the date hereof (the “Agreement”). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement. We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company’s shareholders of the Exchange Ratio to be offered to such shareholders. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the consideration to be offered to the shareholders of the Company in the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage. In arriving at our opinion, we reviewed and analyzed: (1) a draft of the Agreement as of September 9, 2016 and the specific terms of the Proposed Transaction; (2) certain publicly available financial statements and other business and financial information of the Company and Potash that we believe to be relevant to our analysis; (3) certain financial and operating information with respect to the business, operations and prospects of the Company and Potash furnished to us by the Company; (4) certain financial projections of the Company and Potash prepared by the management of the Company and furnished to us by the Company; (5) the trading history for the Company and Potash common shares from September 9, 2013 to September 9, 2016 Page 3 of 3

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and a comparison of that trading history with those of other companies that we deem relevant; (6) the historical financial results and present financial condition of the Company and Potash and a comparison with that of certain other companies that we deem relevant; (7) the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (8) the pro forma impact of the Proposed Transaction on the future financial performance of New Parent, including cost savings, operating, commercial and cost synergies and other strategic benefits, expected by the management of the Company to result from a combination of the businesses (the “Expected Synergies”); and (9) published estimates of independent research analysts with respect to the future financial performance and price targets of the Company and Potash. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate. In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company and Potash, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and Potash and that the Company and Potash will perform in accordance with such projections. Furthermore, upon the advice of the Company, we have assumed that the amounts and timing of the Expected Synergies are reasonable and that the Expected Synergies will be realized in accordance with such estimates. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company’s business. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter. We express no opinion as to the prices at which common shares of the Company or Potash would trade following the announcement of the Proposed Transaction or shares of New Parent would trade following the consummation of the Proposed Transaction. Our opinion should not be viewed as providing any assurance that the market value of the common shares of New Parent to be held by the shareholders of the Company after the consummation of the Proposed Transaction will be in excess of the market value of common shares of the Company owned by such shareholders at any time prior to the announcement or consummation of the Proposed Transaction. We have assumed that the executed Agreement will conform in all material respects to the last draft reviewed by us. In addition, we have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals. Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be offered to the shareholders of the Company in the Proposed Transaction is fair to such shareholders.

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We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fees for our services a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking services for the Company in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we were part of the banking syndicate that provided the Company a revolving credit facility in December 2015. Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and Potash for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments. This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to whether to accept the consideration to be offered to the shareholders in connection with the Proposed Transaction. Very truly yours, BARCLAYS CAPITAL INC.

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APPENDIX F-2

OPINION OF CIBC WORLD MARKETS INC.

CIBC Capital Markets Brookfield Place 161 Bay Street, 7th floor Toronto, Ontario M5J 2S8 Tel: (416) 594-7000

September 11, 2016

The Board of Directors

Agrium Inc.

13131 Lake Fraser Dr. SE

Calgary, Alberta

T2J 7E8

To the Board of Directors:

CIBC World Markets Inc. (“CIBC”, “we” or “us”) understands that Agrium Inc. (“Agrium” or the “Company”) is proposing to enter into an arrangement agreement, to be dated the date hereof (the “Arrangement Agreement”), pursuant to which a new company (“New Parent”) will be incorporated and will acquire all of the common shares of each of Agrium and Potash Corporation of Saskatchewan Inc. (“PCS”) in exchange for New Parent common shares pursuant to a plan of arrangement (the “Proposed Transaction”). Pursuant to the Proposed Transaction, holders of Agrium common shares will receive 2.230 common shares of New Parent for each Agrium common share held (the “Agrium Exchange Ratio”) and holders of PCS common shares will receive 0.400 common shares of New Parent for each PCS common share held. After giving effect to the Proposed Transaction, former shareholders of Agrium will own approximately 48% of New Parent and former shareholders of PCS will own approximately 52%.

We understand that completion of the Proposed Transaction is subject to a number of terms and conditions as set out in the Arrangement Agreement, including approval by the Ontario Superior Court of Justice and approval by the holders of Agrium common shares and approval by the holders of PCS common shares at special shareholder meetings expected to be held on or about November 3, 2016. The Proposed Transaction will be described in more detail in a joint information circular (the “Joint Proxy Circular”), which will be prepared by management of Agrium and PCS and mailed to holders of Agrium common shares as well as holders of voting options of Agrium, and holders of PCS common shares, respectively, in connection with those meetings.

Engagement of CIBC

By letter agreement dated September 10, 2016 (the “Engagement Agreement”), Agrium retained CIBC to act as financial advisor to Agrium and its Board of Directors in connection with the Proposed Transaction. Pursuant to the Engagement Agreement, the Company has requested that we prepare and deliver to its board of directors (the “Board of Directors”) our written opinion (the “Opinion”) as to the fairness, from a financial point of view, of the Agrium Exchange Ratio to holders of Agrium common shares.

CIBC will be paid a fee for delivery of this Opinion and an additional fee will be payable to us upon completion of the Proposed Transaction or on any similar alternative transaction. The Company has also agreed to reimburse CIBC for its reasonable out of pocket expenses and to indemnify CIBC in respect of certain liabilities that might arise out of our engagement.

In the ordinary course of its business and unrelated to the Proposed Transaction, Canadian Imperial Bank of Commerce, an affiliate of CIBC, is (i) acting as a joint bookrunner and lead bank on Agrium’s senior credit facility and (ii) a member of the lending syndicate providing credit facilities to PCS.

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Credentials of CIBC

CIBC is one of Canada’s largest investment banking firms with operations in all facets of corporate and government finance, mergers and acquisitions, equity and fixed income sales and trading, and investment research. The Opinion expressed herein is the opinion of CIBC and the form and content herein have been approved for release by a committee of its managing directors and internal counsel, each of whom is experienced in merger, acquisition, divestiture and valuation matters.

Scope of Review

In connection with rendering our Opinion, we have reviewed and relied upon, among other things, the following:

i)	a draft dated September 9, 2016 of the Arrangement Agreement;
ii)	the audited financial statements, annual reports and annual information forms of Agrium for the fiscal years ended December 31, 2013, 2014 and 2015;
iii)	the audited financial statements, annual reports and annual information forms of PCS for the fiscal years ended December 31, 2013, 2014 and 2015;
iv)

certain internal financial, operational, corporate and other information concerning Agrium that was prepared or provided by the management of Agrium, including internal operating and financial projections;

v)	certain financial, operational, corporate and other information concerning PCS that was prepared or provided by the management of Agrium, including operating and financial projections;
vi)	an on-line due diligence data site for each of Agrium and PCS made available to us in connection with the Proposed Transaction;
vii)	trading statistics and selected financial information of Agrium, PCS and other selected public companies considered by us to be relevant;
viii)

various reports published by equity research analysts, industry sources and credit rating agencies regarding Agrium and PCS, the fertilizer industry and other public companies, to the extent deemed relevant by us;

ix)	a certificate addressed to us, dated as at the date hereof, from two senior officers of Agrium as to the completeness and accuracy of the Information (as defined below); and
x)	such other information, analyses, investigations, and discussions as we considered necessary or appropriate in the circumstances.

In addition, we have participated in certain discussions with members of the senior management of Agrium and PCS regarding their past and current business operations, financial conditions and future prospects, including managements’ estimates of synergies, cost savings and future capital expenditures after giving effect to completion of the Proposed Transaction. We also participated in certain discussions with Blake, Cassels & Graydon LLP, the external counsel to Agrium concerning the Proposed Transaction, the Arrangement Agreement and related matters.

Assumptions and Limitations

Our Opinion is subject to the assumptions, qualifications and limitations set forth below.

We have not been asked to prepare and have not prepared a formal valuation or appraisal of any of the assets or securities of Agrium, PCS or any of their respective affiliates (including New Parent, after giving effect to the completion of the Proposed Transaction) and our Opinion should not be construed as such.

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With your permission, we have relied upon, and have assumed the completeness, accuracy and fair presentation of all financial and other information, data, advice, opinions and representations obtained by us from public sources, or provided to us by Agrium, PCS or their respective affiliates or advisors or otherwise obtained by us pursuant to our engagement, and our Opinion is conditional upon such completeness, accuracy and fair presentation. We have not been requested to or attempted to verify independently the accuracy, completeness or fairness of presentation of any such information, data, advice, opinions and representations. We have not met separately with the independent auditors of Agrium or PCS in connection with preparing this Opinion and with your permission, we have assumed, and relied upon, the accuracy and fair presentation of Agrium’s and PCS’s audited financial statements and the reports of the auditors thereon.

With respect to the historical financial data, operating and financial forecasts, commodity price forecasts and management estimates of pro-forma synergies provided to us concerning Agrium, PCS and New Parent, and relied upon in our financial analyses, we have assumed that they have been reasonably prepared on bases reflecting reasonable assumptions, estimates and judgements of the management of Agrium and PCS, respectively, having regard to Agrium’s and PCS’s respective management plans, financial condition and prospects.

We have also assumed that all of the representations and warranties contained in the Arrangement Agreement are correct as of the date hereof, that the Proposed Transaction will be completed substantially in accordance with the requirements of the Arrangement Agreement and all applicable laws, and that the Joint Proxy Circular will disclose all material facts relating to the Proposed Transaction and will satisfy all applicable legal requirements.

Agrium has represented to us, in a certificate of two senior officers of the Company, dated as at the date hereof, among other things, that the information, data and other material (financial or otherwise) provided to us by or on behalf of Agrium, including the written information and discussions concerning Agrium referred to above under the heading “Scope of Review” (collectively, the “Information”), was complete, true and correct at the date the Information was provided to us and that, since the date on which the Information was provided to us, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company or any of its affiliates and no material change has occurred in the Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Opinion.

We are not legal, tax or accounting experts and we express no opinion concerning any legal, tax or accounting matters concerning the Proposed Transaction or the sufficiency of this letter for your purposes.

Our Opinion is rendered on the basis of securities markets, economic and general business and financial conditions prevailing as at the date hereof and the conditions and prospects, financial and otherwise, of the Company and PCS as they are reflected in the Information and as they were represented to us in our discussions with management of the Company, PCS and their respective affiliates and advisors. In our analyses and in connection with the preparation of our Opinion, we made numerous assumptions with respect to industry performance, commodity prices, general business, capital markets and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

The Opinion has been provided to the Board of Directors for its exclusive use only in considering the Proposed Transaction and may not be published, disclosed to any other person, relied upon by any other person, or used for any other purpose, without the prior written consent of CIBC. Our Opinion is not

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intended to be and does not constitute (i) a recommendation to the Board of Directors as to whether they should approve the Arrangement Agreement, (ii) a recommendation to any holder of Agrium common shares as to whether to vote in favour of the Proposed Transaction or (iii) an opinion concerning the trading price or value of any securities of Agrium or PCS following the announcement of the Proposed Transaction or the trading price or value of any securities of New Parent following the completion of the Proposed Transaction.

CIBC believes that its financial analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the Opinion. The preparation of a fairness opinion is complex and is not necessarily susceptible to partial analysis or summary description and any attempt to carry out such could lead to undue emphasis on any particular factor or analysis.

The Opinion is given as of the date hereof and, although we reserve the right to change or withdraw the Opinion if we learn that any of the information that we relied upon in preparing the Opinion was inaccurate, incomplete or misleading in any material respect, we disclaim any obligation to change or withdraw the Opinion, to advise any person of any such change that may come to our attention or to update the Opinion after the date of this Opinion.

Opinion

Based upon and subject to the foregoing and such other matters as we considered relevant, it is our opinion, as of the date hereof, that the Agrium Exchange Ratio is fair, from a financial point of view, to the holders of Agrium common shares.

Yours very truly,

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APPENDIX G-1

OPINION OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Merrill Lynch, Pierce, Fenner & Smith Incorporated Bank of America Merrill Lynch GLOBAL CORPORATE & INVESTMENT BANKING September 11, 2016 The Board of Directors Potash Corporation of Saskatchewan Inc. 122 1st Avenue South, Suite 500 Saskatoon, Saskatchewan, Canada S7K. 7G3 Members of the Board of Directors: We understand that Potash Corporation of Saskatchewan Inc. (“Potash”) proposes to enter into an Arrangement Agreement (the “Agreement”) between Potash and Agrium Inc. (“Agrium”), pursuant to which, among other things, on the terms and subject to the conditions contained in the Plan of Arrangement (as defined in the Agreement), each outstanding common share, no par value, of Potash (“Potash Shares”) will be converted into the right to receive 0.400 (the “Potash Exchange Ratio”) of a common share, no par value (“New Parent Shares”), of New Parent (as defined in the Agreement) and each outstanding common share, no par value, of Agrium (“Agrium Shares”) will be converted into the right to receive 2.230 New Parent Shares (the “Arrangement”). The terms and conditions of the Arrangement are more fully set forth in the Agreement, including the Plan of Arrangement. You have requested our opinion, taking into account the terms of the Arrangement, as to the fairness, from a financial point of view, to the holders of Potash Shares of the Potash Exchange Ratio provided for in the Plan of Arrangement. In connection with this opinion, we have, among other things: (1) reviewed certain publicly available business and financial information relating to Potash and Agrium; (2) reviewed certain internal financial and operating information with respect to the business, operations and prospects of Potash furnished to or discussed with us by the management of Potash, including certain financial forecasts relating to Potash prepared by the management of Potash and approved for our use by Potash (such forecasts, “Potash Forecasts”); (3) reviewed certain internal financial and operating information with respect to the business, operations and prospects of Agrium furnished to or discussed with us by the management of Potash, including certain financial forecasts relating to Agrium prepared by the management of Agrium, as adjusted by the management of Potash and approved for our use by Potash (such forecasts, “Agrium Forecasts”); (4) reviewed certain estimates as to the amount and timing of cost savings (collectively, the “Cost Savings”) anticipated by the managements of Potash and Agrium to result from the Arrangement, and approved for our use by Potash; Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation Merrill Lynch, Pierce, Fenner and Smith Incorporated One Bryant Park, New York, NY 10036

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The Board of Directors Potash Corporation of Saskatchewan Inc. Page 2 (5) discussed the past and current business, operations, financial condition and prospects of Potash with members of senior management of Potash, and discussed the past and current business, operations, financial condition and prospects of Agrium with members of senior managements of Potash and Agrium; (6) reviewed the estimated pro forma financial impact of the Arrangement on Potash; (7) reviewed the trading histories for Potash Shares and Agrium Shares and a comparison of such trading histories with each other and with the trading histories of other companies we deemed relevant; (8) compared certain financial and stock market information of Potash and Agrium with similar information of other companies we deemed relevant; (9) reviewed the relative financial contributions of Potash and Agrium to the future financial performance of the combined company on a pro forma basis; (10) reviewed a draft, dated as of September 11, 2016, of the Agreement (the “Draft Agreement”), including the Plan of Arrangement contained therein; and (11) performed such other analyses and studies and considered such other information and factors as we deemed appropriate. In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the managements of Potash and Agrium that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Potash Forecasts and the Cost Savings, we have been advised by Potash, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Potash as to the future financial performance of Potash under the alternative scenarios presented therein and the other matters covered thereby. With respect to the Agrium Forecasts, we have been advised by Potash, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Potash as to the future financial performance of Agrium under the alternative scenarios presented therein. We have relied, at the direction of Potash, on the assessments of the managements of Potash and Agrium as to New Parent’s ability to achieve the Cost Savings and have assumed, at the direction of Potash, that the Cost Savings will be realized in the amounts and at the times projected. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Potash, Agrium or any other entity, nor have we made any physical inspection of the properties or assets of Potash, Agrium or any other entity. We have not evaluated the solvency or fair value of Potash, Agrium or any other entity under any state, provincial, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Potash, that the Plan of Arrangement will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Plan of Arrangement, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation Merrill Lynch, Pierce, Fenner and Smith Incorporated One Bryant Park, New York, NY 10036

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The Board of Directors Potash Corporation of Saskatchewan Inc. Page 3 modifications, will be imposed that would have an adverse effect on Potash, Agrium or any other entity or the contemplated benefits of the Arrangement. We also have assumed, at the direction of Potash, that that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us. We express no view or opinion as to any terms or other aspects of the Arrangement (other than the Potash Exchange Ratio to the extent expressly specified herein, taking into account the terms of the Arrangement), including, without limitation, the form or structure of the Arrangement. As you are aware, we were not requested to, and we did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of Potash or any alternative transaction. Our opinion is limited to, taking into account the terms of the Arrangement, the fairness, from a financial point of view, to the holders of Potash Shares of the Potash Exchange Ratio provided for in the Plan of Arrangement and no opinion or view is expressed with respect to any consideration received in connection with the Arrangement by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Arrangement, or class of such persons, relative to the Potash Exchange Ratio. Furthermore, no opinion or view is expressed as to the relative merits of the Arrangement in comparison to other strategies or transactions that might be available to Potash or in which Potash might engage or as to the underlying business decision of Potash to proceed with or effect the Arrangement. We are not expressing any opinion as to what the value of New Parent Shares actually will be when issued or the prices at which Potash Shares, Agrium Shares or New Parent Shares will trade at any time, including following announcement or consummation of the Arrangement. In addition, we express no opinion or recommendation as to how any shareholder should vote or act in connection with the Arrangement or any related matter. We have acted as financial advisor to the Board of Directors of Potash in connection with the Arrangement and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Arrangement. In addition, Potash has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Potash, Agrium and their respective affiliates. We and our affiliates in the past have provided, currently are providing and in the future may provide, investment banking, commercial banking and other financial services to Potash and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a lender to Potash and certain of its affiliates, including under its credit facility, (ii) having acted or acting as a bookrunner and/or placement agent on certain capital markets Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation Merrill Lynch, Pierce, Fenner and Smith Incorporated One Bryant Park, New York, NY 10036

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The Board of Directors Potash Corporation of Saskatchewan Inc. Page 4 transactions for Potash and certain of its affiliates, (iii) having provided or providing certain derivatives, rates and foreign exchange trading services to Potash and certain of its affiliates, and (iv) having provided or providing certain treasury and trade management services and products to Potash and certain of its affiliates. In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Agrium and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a lender to Agrium and certain of its affiliates, including under its credit facility, (ii) having acted or acting as a bookrunner and/or placement agent on certain capital markets transactions for Agrium and certain of its affiliates, (iii) having provided or providing certain commodities trading and commercial paper program services to Agrium and certain of its affiliates, and (iv) having provided or providing certain treasury and trade management services and products to Agrium and certain of its affiliates. In addition, we and our affiliates in the future may provide investment banking, commercial banking and other financial services to New Parent and may receive compensation for the rendering of these services. It is understood that this letter is for the benefit and use of the Board of Directors of Potash (in its capacity as such) in connection with and for purposes of its evaluation of the Arrangement. Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation Merrill Lynch, Pierce, Fenner and Smith Incorporated One Bryant Park, New York, NY 10036

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The Board of Directors Potash Corporation of Saskatchewan Inc. Page 5 Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof, taking into account the terms of the Arrangement, that the Potash Exchange Ratio provided for in the Plan of Arrangement is fair, from a financial point of view, to the holders of Potash Shares. Very truly yours, MERRILL LYNCH,PIERCE, FENNER & SMITH INCORPORATED Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

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APPENDIX G-2

OPINION OF RBC CAPITAL MARKETS

RBC Dominion Securities Inc. P.O. Box 50 Royal Bank Plaza Toronto, Ontario M5J 2W7 Telephone: (416) 842-2000

September 11, 2016

The Board of Directors

Potash Corporation of Saskatchewan Inc.

122 – 1st Avenue South, Suite 500

Saskatoon, Saskatchewan S7K 7G3

To the Board:

RBC Dominion Securities Inc. (“RBC”), a member company of RBC Capital Markets, understands that Potash Corporation of Saskatchewan Inc. (“PotashCorp”) proposes to enter into an arrangement agreement dated September 11, 2016 (the “Arrangement Agreement”) between PotashCorp and Agrium Inc. (“Agrium”), pursuant to which, among other things, on the terms and subject to the conditions contained in the Plan of Arrangement accompanying the Arrangement Agreement (the “Arrangement”), each outstanding common share of PotashCorp (each, a “PotashCorp Share”) will be converted into the right to receive 0.400 (the “PotashCorp Exchange Ratio”) common shares (“New Parent Shares”) of New Parent (as defined in the Arrangement Agreement) and each outstanding common share of Agrium (each, an “Agrium Share”) will be converted into the right to receive 2.230 New Parent Shares. The terms and conditions of the Arrangement will be more fully described in a joint information circular of PotashCorp and Agrium (the “Circular”), which will be mailed to holders of PotashCorp Shares (each, a “PotashCorp Shareholder”) and Agrium securityholders in connection with the Arrangement.

The board of directors of PotashCorp (the “Board”) has retained RBC to provide advice and assistance to the Board in evaluating the Arrangement, including the preparation and delivery to the Board of RBC’s opinion (the “Fairness Opinion”), taking into account the terms of the Arrangement, as to the fairness of the PotashCorp Exchange Ratio, from a financial point of view, to the PotashCorp Shareholders. RBC has not prepared a valuation of PotashCorp, Agrium, New Parent or any of their respective securities or assets and the Fairness Opinion should not be construed as such.

Engagement

The Board initially contacted RBC regarding a potential advisory assignment in August 2016, and RBC was formally engaged by the Board through an agreement between PotashCorp and RBC dated August 31, 2016 (the “Engagement Agreement”). The terms of the Engagement Agreement provide that PotashCorp is to pay RBC a fee for its services as financial advisor, including fees that are contingent on the completion of the Arrangement or certain other events. In addition, RBC is to be reimbursed for its reasonable out-of-pocket expenses and is to be indemnified by PotashCorp in certain circumstances. RBC consents to the inclusion of the Fairness Opinion in its entirety and a summary thereof in the Circular, and to the filing thereof, as necessary, by PotashCorp with the securities commissions or similar regulatory authorities in each province of Canada and with the U.S. Securities and Exchange Commission.

Relationship with Interested Parties

Neither RBC nor any of its affiliates is an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario)) of PotashCorp, Agrium or any of their respective associates or affiliates. Neither RBC nor any of its affiliates has been engaged to provide any financial advisory services, nor has RBC or any of its

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affiliates participated in any financing, involving PotashCorp, Agrium or any of their respective associates or affiliates within the past two years, other than pursuant to the Engagement Agreement and as described herein. In the past two years, RBC or an affiliate of RBC has been engaged in the following capacities for PotashCorp: (i) joint bookrunner and underwriter on a US$500 million offering of PotashCorp notes in March 2015; and (ii) ongoing dealer for PotashCorp’s commercial paper program. In the past two years, RBC or an affiliate of RBC has been engaged in the following capacities for Agrium: (i) joint bookrunner and underwriter on a US$1,000 million offering of Agrium debentures in February 2015; (ii) joint bookrunner and underwriter on a US$500 million offering of Agrium debentures in November 2014; and (iii) ongoing dealer for Agrium’s commercial paper program. In the past two years, an affiliate of RBC has been engaged in the following capacity for an affiliate of both PotashCorp and Agrium: joint-lead placement agent on a US$250 million private placement of senior unsecured notes of Canpotex Limited in October 2014. There are no understandings, agreements or commitments between RBC and PotashCorp, Agrium, New Parent or any of their respective associates or affiliates with respect to any future business dealings. RBC may, in the future, in the ordinary course of its business, perform financial advisory or investment banking services for PotashCorp, Agrium, New Parent or any of their respective associates or affiliates. The compensation of RBC under the Engagement Agreement does not depend in whole or in part on the conclusions reached in the Fairness Opinion. Royal Bank of Canada, controlling shareholder of RBC, provides banking services to PotashCorp, Agrium and certain of their respective associates or affiliates in the normal course of business.

RBC acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have had and may in the future have positions in the securities of PotashCorp, Agrium, New Parent or any of their respective associates or affiliates and, from time to time, may have executed or may execute transactions on behalf of any such party or any client in respect of any such securities, in each case, for which it received or may receive compensation. As an investment dealer, RBC conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including with respect to PotashCorp, Agrium, New Parent or the Arrangement.

Credentials of RBC Capital Markets

RBC is one of Canada’s largest investment banking firms, with operations in all facets of corporate and government finance, corporate banking, mergers and acquisitions, equity and fixed income sales and trading and investment research. RBC Capital Markets also has significant operations in the United States and internationally. The Fairness Opinion expressed herein represents the opinion of RBC and the form and content herein have been approved for release by a committee of its directors, each of whom is experienced in merger, acquisition, divestiture and fairness opinion matters.

Scope of Review

In connection with our Fairness Opinion, we have reviewed and relied upon or carried out, among other things, the following:

1.	the most recent draft, dated September 11, 2016, of the Arrangement Agreement;
2.	audited financial statements of each of PotashCorp and Agrium for each of the five years ended December 31, 2011, 2012, 2013, 2014 and 2015;
3.	the unaudited interim reports of each of PotashCorp and Agrium for the quarter ended June 30, 2016;
4.	annual reports of each of PotashCorp and Agrium for each of the two years ended December 31, 2014 and 2015;
5.	the Notices of Annual and Special Meeting of Shareholders and Management Proxy Circulars of PotashCorp for the meetings dated May 12, 2015 and May 10, 2016, and the Notices of

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Annual Meeting of Shareholders and Management Proxy Circulars of Agrium for the meetings held May 6, 2015 and May 4, 2016;
6.	annual reports on Form 10-K of PotashCorp and annual information forms of Agrium, in each case, for each of the two years ended December 31, 2014 and 2015;
7.	audited financial information of each of PotashCorp and Agrium by segment for each of the five years ended December 31, 2011, 2012, 2013, 2014 and 2015;
8.	financial projections of PotashCorp on a consolidated basis and by segment, prepared by management of PotashCorp and approved by PotashCorp for our use (the “PotashCorp Forecasts”);
9.	financial projections of Agrium, on a consolidated basis and by segment, prepared by management of Agrium (the “Agrium Forecasts”);
10.	the Agrium Forecasts, as adjusted by management of PotashCorp and approved by PotashCorp for our use (the “Adjusted Agrium Forecasts”);
11.

certain estimates as to the amount and timing of cost savings anticipated by management of each of PotashCorp and Agrium to result from the Arrangement, as adjusted by management of PotashCorp, including with respect to the amount and timing of the required costs to achieve such savings, and approved by PotashCorp for our use (collectively, the “Synergies”);

12.	discussions with senior management of PotashCorp;
13.	discussions with PotashCorp’s legal counsel;
14.

public information relating to the business, operations, financial performance and stock trading history of each of PotashCorp, Agrium and other selected public companies considered by us to be relevant;

15.	public information with respect to other transactions of a comparable nature considered by us to be relevant;
16.	public information regarding the global fertilizer and agribusiness industries;
17.

representations contained in a certificate addressed to us, dated as of the date hereof, from senior officers of PotashCorp as to the completeness and accuracy of the information upon which the Fairness Opinion is based; and

18.	such other corporate, industry and financial market information, investigations and analyses as RBC considered necessary or appropriate in the circumstances.

RBC has not, to the best of its knowledge, been denied access by PotashCorp or Agrium to any information requested by RBC. RBC was not provided with a certificate of representation from Agrium in respect of the Fairness Opinion, and has assumed and relied upon the accuracy and fair presentation of the Agrium Information (as defined below).

Assumptions and Limitations

With the Board’s approval and as provided for in the Engagement Agreement, RBC has relied upon the completeness, accuracy and fair presentation of all of the financial (including, without limitation, the financial statements of each of PotashCorp and Agrium) and other information, data, advice, documents, opinions, appraisals, valuations or representations obtained by RBC from public sources, senior management of PotashCorp and Agrium, and their respective consultants and advisors (collectively, the “PotashCorp Information” as it relates to PotashCorp and its associates and affiliates, including, without limitation, the PotashCorp Forecasts, the Adjusted Agrium Forecasts and the Synergies, and the “Agrium Information” as it relates to Agrium and its associates and affiliates, including, without limitation, the Agrium Forecasts). The Fairness Opinion is conditional upon such completeness, accuracy and fair presentation of such PotashCorp Information and Agrium Information. Subject to the exercise of professional judgment and except as expressly described herein, we have not attempted to verify independently the completeness, accuracy or fair presentation of any of the PotashCorp Information or Agrium Information.

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Senior officers of PotashCorp have represented to RBC in a certificate delivered as of the date hereof, among other things, that (a) the PotashCorp Information (as defined above) provided orally to RBC (by, or in the presence of, any officer or employee of PotashCorp) or in writing by PotashCorp, any of its affiliates or any of their respective agents or advisors for the purpose of preparing the Fairness Opinion (i) was, at the date provided to RBC, and is at the date hereof complete, true and correct in all material respects, (ii) did not and does not contain any untrue statement of a material fact, and (iii) did not and does not omit to state any material fact necessary to make such PotashCorp Information, or any statement contained therein, not misleading in light of the circumstances in which it was provided to RBC; and that (b) since the dates on which the PotashCorp Information was provided to RBC, except as disclosed in writing to RBC, there has been no (i) material change or change in material facts, financial or otherwise, in or relating to the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of PotashCorp or any of its subsidiaries, (ii) material change in the PotashCorp Information, or (iii) other material change or change in material facts, in each case, that might reasonably be considered material to the Fairness Opinion.

In preparing the Fairness Opinion, RBC has made several assumptions, including that the Arrangement will be consummated in accordance with the terms set forth in the Arrangement Agreement and that all of the terms and conditions required to implement the Arrangement will be met.

The Fairness Opinion is rendered on the basis of securities markets, economic, financial and general business conditions prevailing as at the date hereof and the condition and prospects, financial and otherwise, of PotashCorp, Agrium and their respective subsidiaries and affiliates, as they were reflected in the PotashCorp Information and the Agrium Information and as they have been represented to RBC in discussions with management of PotashCorp. In its analyses and in preparing the Fairness Opinion, RBC made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of RBC or any party involved in the Arrangement.

The Fairness Opinion has been provided for the use of the Board and may not be used or relied upon by any other person other than the Board without the express prior written consent of RBC. The Fairness Opinion is given as of the date hereof and RBC disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Fairness Opinion which may come or be brought to RBC’s attention after the date hereof. Without limiting the foregoing, in the event that after the date hereof there is any material change in any of the factors upon which the Fairness Opinion is based, RBC reserves the right to withdraw, change or supplement the Fairness Opinion.

RBC believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the Fairness Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis. The Fairness Opinion is not to be construed as a recommendation to any PotashCorp Shareholder as to how to vote with respect to the Arrangement or any other matter. In addition, the Fairness Opinion does not address in any manner the prices at which the PotashCorp Shares, the Agrium Shares or any New Parent Shares will trade at any time.

Fairness Analysis

Approach to Fairness

In considering the fairness of the PotashCorp Exchange Ratio, from a financial point of view, to the PotashCorp Shareholders, taking into account the terms of the Arrangement, RBC principally considered and relied upon: (i) a comparison of the PotashCorp Exchange Ratio to the exchange ratios implied by dividing the values per share implied by a discounted cash flow analysis of the Adjusted Agrium Forecasts by the values per

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share implied by a discounted cash flow analysis of the PotashCorp Forecasts, in each case, under a variety of sensitivity analyses; and (ii) an analysis of the pro forma impact of the Arrangement on PotashCorp.

Fairness Conclusion

Based upon and subject to the foregoing, RBC is of the opinion that, taking into account the terms of the Arrangement, as of the date hereof, the PotashCorp Exchange Ratio is fair, from a financial point of view, to the PotashCorp Shareholders.

Yours very truly,

RBC DOMINION SECURITIES INC.

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APPENDIX H

NEW PARENT UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

In connection with a proposed plan of arrangement (the “Arrangement”) under the Canada Business Corporations Act (the “CBCA”) involving, among others, Agrium Inc. (“Agrium”), the holders (“Agrium Shareholders”) of Agrium common shares (“Agrium Shares”), Potash Corporation of Saskatchewan Inc. (“PotashCorp”), the holders (“PotashCorp Shareholders”) of PotashCorp common shares (“PotashCorp Shares”), and a newly-incorporated parent entity to be formed to manage and hold the combined businesses of Agrium and PotashCorp (“New Parent”), the following unaudited pro forma condensed combined financial information, referred to herein as the pro forma financial information, presents the effect of the Arrangement on the combined historical financial statements of Agrium and PotashCorp.

Agrium and PotashCorp entered into an arrangement agreement dated September 11, 2016 (the “Arrangement Agreement”). Pursuant to the Arrangement Agreement and the accompanying plan of arrangement, New Parent will, directly and indirectly, acquire all of the issued and outstanding Agrium Shares and all of the issued and outstanding PotashCorp Shares. Pursuant to the Arrangement, Agrium Shareholders will receive 2.23 common shares in the capital of New Parent (each one share, a “New Parent Share”) for each Agrium Share held (the “Agrium Exchange Ratio”) and PotashCorp Shareholders will receive 0.40 of a New Parent Share for each PotashCorp Share held (the “PotashCorp Exchange Ratio”). Immediately following completion of the Arrangement, former Agrium Shareholders are anticipated to own approximately 48% of the issued and outstanding New Parent Shares and former PotashCorp Shareholders are anticipated to own approximately 52% of the issued and outstanding New Parent Shares. The Arrangement is currently anticipated to be completed in mid-2017, subject to the satisfaction of customary closing conditions, including receipt of regulatory approvals, approval by the Ontario Superior Court of Justice (Commercial List), and approval by the Agrium Shareholders and the holders of Agrium voting stock options (collectively with the Agrium Shareholders, the “Agrium Securityholders”), voting as a single class, and by the PotashCorp Shareholders. Following the completion of the Arrangement, Agrium and PotashCorp will be wholly-owned subsidiaries of New Parent and New Parent will continue the operations of Agrium and PotashCorp on a combined basis.

The pro forma financial information described below gives pro forma effect to the Arrangement in accordance with Section 8.4(7) of National Instrument 51-102 – Continuous Disclosure Obligations of the Canadian Securities Administrators (“NI 51-102”) by applying pro forma adjustments to Agrium’s and PotashCorp’s historical consolidated financial statements, which are incorporated by reference into the joint proxy circular (the “Circular”). The pro forma financial information has been derived from the respective historical consolidated financial statements of Agrium and PotashCorp, along with certain adjustments and assumptions made to give effect to the Arrangement. Adjustments in accordance with NI 51-102 include only adjustments to conform Agrium’s financial statement amounts to PotashCorp’s accounting policies and adjustments for those pro forma events that are (a) directly attributable to the Arrangement for which there are firm commitments and (b) for which the complete financial effects are objectively determinable. No adjustments have been made to eliminate non-recurring effects of the Arrangement that are not expected to continue in future periods, or to eliminate discontinued operations. The pro forma adjustments are based upon available information and certain assumptions that management of Agrium and PotashCorp each believe are reasonable under the circumstances.

The Arrangement is more particularly described and set forth in the Circular accompanying the pro forma financial information.

The pro forma financial information presents the combined effect on the historical statements and provides the following resulting information:

Historical Information of Agrium and PotashCorp	Historical Dates and Giving Effect	Resulting Information
Consolidated statements of financial position	As at June 30, 2016	Unaudited pro forma condensed combined statement of financial position, referred to as the pro forma statement of financial position
Consolidated statements of income	For the year ended December 31, 2015; and for the six months ended June 30, 2016	Unaudited pro forma condensed combined statements of income, referred to as the pro forma statements of income

The pro forma financial information is presented for illustrative purposes only and does not include, among other things, estimated cost synergies, adjustments related to restructuring or integration activities, further acquisitions or disposals not yet known or probable, or impacts of Arrangement-related change in control provisions that are currently not factually supportable and/or probable of occurring. Therefore, the pro forma condensed combined financial information is presented for informational purpose only and is not necessarily indicative of what the New Parent’s actual financial condition or results of operations would have been had the Arrangement been completed on the date indicated, nor does it purport to project New Parent’s future financial position or results of operations for any future period or as of any future date. Accordingly, the combined business, assets, results of operations and financial condition may differ significantly from those indicated.

Each of the equity-based awards for each of Agrium and PotashCorp, whether vested or unvested, that are outstanding immediately prior to the completion of the Arrangement will convert into a New Parent award (“Replacement Award”) as set out in the Arrangement Agreement. For more information on the conversion of equity-based awards for Agrium and PotashCorp, refer to “Part I – The Arrangement – Effect of the Arrangement – Agrium Options, PotashCorp Options and Other Awards under Equity-Based Compensation Plans” in the Circular.

While the Arrangement shall constitute a “change in control” for purposes of the applicable Agrium and PotashCorp plans, the issuance of Replacement Awards and the Arrangement itself will generally not result in accelerated payments or vesting of the original equity instruments granted unless a holder of such equity instruments is terminated without cause or resigns with good reason (each as defined in the applicable Agrium or PotashCorp plan under which the applicable equity instruments granted were originally awarded) within 24 months of the completion of the Arrangement. However, certain executives of Agrium and PotashCorp have individual employment or change in control agreements that provide for immediate vesting of outstanding stock options and/or stock appreciation rights in the event of a change in control, which are recognized in the pro forma financial information.

All pro forma adjustments and their underlying assumptions are described more fully in the notes to this pro forma financial information. The pro forma financial information should be read in conjunction with the following:

(a)	The accompanying notes to the unaudited pro forma condensed combined financial information;
(b)	The audited consolidated financial statements of Agrium as at and for the year ended December 31, 2015 and the related notes;
(c)

The unaudited interim consolidated financial statements of Agrium as at and for the six months ended June 30, 2016 and the related notes (collectively with item (b), “Agrium’s historical financial statements”);

(d)	The audited consolidated financial statements of PotashCorp as at and for the year ended December 31, 2015 and the related notes; and,
(e)

The unaudited interim condensed consolidated financial statements of PotashCorp as at and for the six months ended June 30, 2016 and the related notes (collectively with item (d), “PotashCorp’s historical financial statements”).

New Parent

Unaudited Pro Forma Condensed Combined Statement of Financial Position

As at June 30, 2016

	Historical		Pro Forma	Note 4	Combined
	PotashCorp	Agrium (1)	Adjustments	Reference(s)	Pro Forma
(in millions of U.S. dollars)
Assets
Current assets
Cash and cash equivalents	$143	$307	$(140)	(b)(i)	$310
Receivables	534	3,733	(4)	(b)(ii)	4,263
Inventories	805	2,605	(5)	(c)(i)	3,405
Prepaid expenses and other current assets	68	255	-		323
	1,550	6,900	(149)		8,301
Non-current assets
Property, plant and equipment	13,245	6,832	-		20,077
Investments in equity-accounted investees	1,199	665	-		1,864
Available-for-sale investments	871	-	-		871
Other assets	276	96	-		372
Goodwill and other intangible assets	185	2,658	8,227	(a),(b)(v)	9,047
			(2,023)	(a),(b)(v)
Total Assets	$17,326	17,151	$6,055		$40,532
Liabilities
Current liabilities
Short-term debt and current portion of long-term debt	$921	$1,176	$-		$2,097
Payables and accrued charges	819	3,960	(4)	(b)(ii)	4,782
			7	(b)(iii)
Current portion of derivative instrument liabilities	62	72	-		134
	1,802	5,208	3		7,013
Non-current liabilities
Long-term debt	3,713	4,412	442	(a)	8,567
Derivative instrument liabilities	77	15	-		92
Deferred income tax liabilities	2,399	491	(160)	(b)(iv)	2,730
Pension and other post-retirement benefit liabilities	613	162	-		775
Asset retirement obligations and accrued environmental costs	623	338	-		961
Other non-current liabilities and deferred credits	75	39	-		114
Total Liabilities	9,302	10,665	285		20,252
Shareholders’ Equity
Share capital	1,792	1,762	(1,762)	(b)(i)	14,155
			12,363	(b)(i)
Contributed surplus	225	-	-		225
Accumulated other comprehensive loss	(120)	(1,119)	1,119	(b)(i)	(120)
Retained earnings	6,127	5,839	(5,839)	(b)(i)	6,016
			(111)	(b)(i)(iii),(c)(i)
Equity Attributable to Holders of New Parent	8,024	6,482	5,770		20,276
Non-controlling Interest	-	4	-		4
Total Shareholders’ Equity	8,024	6,486	5,770		20,280
Total Liabilities and Shareholders’ Equity	$17,326	$17,151	$6,055		$40,532

(1) The financial information in this column has been derived from Agrium’s historical financial statements as at June 30, 2016 with certain reclassifications as described in further detail in Note 7.

See the accompanying notes to this Unaudited Pro Forma Condensed Combined Financial Information, which are an integral part of this pro forma financial information.

New Parent

Unaudited Pro Forma Condensed Combined Statement of Income

For the year ended December 31, 2015

	Historical		Pro Forma	Note 4	Combined
	PotashCorp	Agrium (1)	Adjustments	Reference(s)	Pro Forma
(in millions of U.S. dollars, except per share amounts)
Sales	$6,279	$14,795	$(97)	(c)(i)	$20,977
Freight, transportation and distribution	(488)	(657)	-		(1,145)
Cost of goods sold	(3,522)	(10,250)	90	(c)(i)	(13,682)
Gross margin	2,269	3,888	(7)		6,150
Selling and administrative expenses	(239)	(2,240)	-		(2,479)
Provincial mining and other taxes	(310)	(16)	-		(326)
Share of earnings of equity-accounted investees	121	(4)	-		117
Dividend income	50	2	-		52
Other income (expenses)	22	(82)	-		(60)
Operating income	1,913	1,548	(7)		3,454
Finance costs	(192)	(184)	36	(c)(ii)	(340)
Income before income taxes	1,721	1,364	29		3,114
Income taxes	(451)	(376)	(8)	(c)(iii)	(835)
Net Income	$1,270	$988	$21		$2,279

Net Income per Share
Basic	$1.52	$6.98			$3.51
Diluted	$1.52	$6.98			$3.50

(1) The financial information in this column has been derived from Agrium’s historical financial statements for the year ended December 31, 2015 with certain reclassifications as described in further detail in Note 7.

See the accompanying notes to this Unaudited Pro Forma Condensed Combined Financial Information, which are an integral part of this pro forma financial information.

New Parent

Unaudited Pro Forma Condensed Combined Statement of Income

For the six months ended June 30, 2016

	Historical		Pro Forma	Note 4	Combined
	PotashCorp	Agrium (1)	Adjustments	Reference(s)	Pro Forma
(in millions of U.S. dollars, except per share amounts)
Sales	$2,262	$9,140	$(55)	(c)(i)	$11,347
Freight, transportation and distribution	(251)	(384)	-		(635)
Cost of goods sold	(1,534)	(6,677)	50	(c)(i)	(8,161)
Gross margin	477	2,079	(5)		2,551
Selling and administrative expenses	(108)	(1,122)	-		(1,230)
Provincial mining and other taxes	(57)	(8)	-		(65)
Share of earnings of equity-accounted investees	49	28	-		77
Dividend income	16	1	-		17
Impairment of available-for-sale investment	(10)	-	-		(10)
Other income (expenses)	(9)	(84)	-		(93)
Operating income	358	894	(5)		1,247
Finance costs	(106)	(111)	18	(c)(ii)	(199)
Income before income taxes	252	783	13		1,048
Income taxes	(56)	(215)	(4)	(c)(iii)	(275)
Net Income	$196	$568	$9		$773

Net Income per Share
Basic	$0.23	$4.09			$1.20
Diluted	$0.23	$4.09			$1.20

(1) The financial information in this column has been derived from Agrium’s historical financial statements for the six months ended June 30, 2016 with certain reclassifications as described in further detail in Note 7.

See the accompanying notes to this Unaudited Pro Forma Condensed Combined Financial Information, which are an integral part of this pro forma financial information.

NEW PARENT

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(millions of U.S. dollars, except as otherwise noted)

Note 1  Description of the Arrangement

In connection with the proposed Arrangement under the CBCA involving, among others, Agrium, Agrium Shareholders, PotashCorp, PotashCorp Shareholders, and New Parent, the following unaudited pro forma condensed combined financial information, referred to herein as the pro forma financial information, presents the effect of the Arrangement on the combined historical financial statements of Agrium and PotashCorp. New Parent is a corporation to be incorporated by Agrium and PotashCorp prior to completion of the Arrangement. Each of Agrium and PotashCorp will own 50% of the common shares of New Parent prior to completion of the Arrangement, which shares will be cancelled as part of the Arrangement.

Agrium and PotashCorp entered into an Arrangement Agreement dated September 11, 2016. Pursuant to the Arrangement Agreement and the accompanying plan of arrangement, New Parent will, directly and indirectly, acquire all of the issued and outstanding Agrium Shares and all of the issued and outstanding PotashCorp Shares. Pursuant to the Arrangement, Agrium Shareholders will receive 2.23 New Parent Shares for each Agrium Share held and PotashCorp Shareholders will receive 0.40 of a New Parent Share for each PotashCorp Share held. Immediately following completion of the Arrangement, former Agrium Shareholders are anticipated to own approximately 48% of the New Parent Shares and former PotashCorp Shareholders are anticipated to own approximately 52% of the New Parent Shares. The Arrangement is currently anticipated to be completed in mid-2017, subject to the satisfaction of customary closing conditions, including receipt of regulatory approvals, approval by the Ontario Superior Court of Justice (Commercial List), and approval by the Agrium Securityholders and by the PotashCorp Shareholders. Following the completion of the Arrangement, Agrium and PotashCorp will become wholly-owned subsidiaries of New Parent and New Parent will continue the operations of Agrium and PotashCorp on a combined basis.

The Arrangement is more particularly described and set forth in the Circular accompanying the pro forma financial information.

Note 2  Basis of Presentation

The pro forma financial information gives pro forma effect to the Arrangement in accordance with Section 8.4(7) of NI 51-102 by applying pro forma adjustments to Agrium’s and PotashCorp’s historical consolidated financial statements, which are incorporated by reference into the Circular. The pro forma financial information has been derived from the respective historical consolidated financial statements of Agrium and PotashCorp, along with certain adjustments and assumptions made to give effect to the Arrangement. Adjustments in accordance with NI 51-102 include only adjustments to conform Agrium’s financial statement amounts to PotashCorp’s accounting policies and adjustments for those pro forma events that are (a) directly attributable to the Arrangement for which there are firm commitments and (b) for which the complete financial effects are objectively determinable. No adjustments have been made to eliminate non-recurring effects of the Arrangement that are not expected to continue in the statement of income in future periods, to eliminate discontinued operations, or to recognize adjustments to either parties’ interests in their recognized assets or liabilities due to the outcome of the finalization of their processes to closing. The pro forma adjustments are based upon available information and certain assumptions that management of Agrium and PotashCorp each believes are reasonable under the circumstances.

The pro forma financial information combines and provides the following:

Historical Information of Agrium and PotashCorp	Historical Dates and Giving Effect	Resulting Information

Consolidated statements of financial position	As of June 30, 2016	Unaudited pro forma condensed combined statement of financial position, referred to as the pro forma statement of financial position
Consolidated statements of operations	For the year ended December 31, 2015; and for the six months ended June 30, 2016	Unaudited pro forma condensed combined statements of income, referred to as the pro forma statements of income

The pro forma financial information is presented for illustrative purposes only and does not include, among other things, estimated cost synergies, adjustments related to restructuring or integration activities, further acquisitions or disposals not yet known or probable, or impacts of Arrangement-related change in control provisions that are currently not factually supportable and/or probable of occurring. Therefore, the pro forma condensed combined financial information is presented for informational purpose only and is not necessarily indicative of what the New Parent’s actual financial condition or results of operations would have been had the Arrangement been completed on the date indicated, nor does it purport to project New Parent’s future financial position or results of operations for any future period or as of any future date. Accordingly, the combined business, assets, results of operations and financial condition may differ significantly from those indicated.

The pro forma financial information should be read in conjunction with Agrium’s historical financial statements and PotashCorp’s historical financial statements. Agrium’s historical financial statements have been adjusted to reclassify line items to conform to PotashCorp’s presentation. Additional reclassifications may be necessary on completion of the Arrangement.

The Arrangement has been accounted for in the pro forma financial information using the acquisition method under International Financial Reporting Standard 3 – Business Combinations (“IFRS 3”) of the International Accounting Standards Board (“IASB”). Although both Agrium and PotashCorp have announced that they have agreed to combine in a merger of equals, IFRS 3 requires that one of Agrium or PotashCorp be designated as the acquirer for accounting purposes based on the evidence available. PotashCorp will be treated as the acquiring entity for accounting purposes. In identifying PotashCorp as the acquirer for accounting purposes, the companies took into account the voting rights of all equity instruments, the intended corporate governance structure of the combined company, the intended composition of senior management of the combined company and the size of each of the companies. In assessing the size of each of the companies, the companies evaluated various metrics, including, but not limited to: market capitalization; assets; cash provided by operating activities; earnings before finance costs, interest, taxes, depreciation and amortization; sales; gross margin; net income; employees; number of locations; and production capacity, reserves and resources. No single factor was the sole determinant in the overall conclusion that PotashCorp is the acquirer for accounting purposes; rather all factors were considered in arriving at such conclusion.

At the date of preparation of this pro forma financial information, certain pro forma adjustments have been made as identified herein. See Note 4 for further details.

The Arrangement consideration in the pro forma financial information is based on the closing price of PotashCorp shares on the New York Stock Exchange (“NYSE”) on August 29, 2016, the last trading day on which PotashCorp Shares traded prior to Agrium and PotashCorp announcing they were in preliminary discussions regarding a merger of equals. However, the actual purchase price will be based on the closing price of PotashCorp shares on the NYSE on the date of closing of the Arrangement. Accordingly, the purchase price and the value of identifiable assets, liabilities and goodwill ultimately recorded at the date of closing of the Arrangement could differ materially.

Note 3   Significant Accounting Policies

The accounting policies used in the preparation of the pro forma financial information are those set out in PotashCorp’s audited consolidated financial statements as at and for the year ended December 31, 2015, which were prepared in accordance with International Financial Reporting Standards as issued by the IASB (“IFRS”). The pro forma financial information has been prepared based on the historical financial statements of Agrium and PotashCorp.

For the purposes of this pro forma financial information, Agrium and PotashCorp completed a review of potential adjustments needed to conform Agrium’s historical financial statements to PotashCorp’s and concluded that no material adjustments were required. Upon completion of the Arrangement, New Parent will perform a further review and comparison of the accounting policies of Agrium and PotashCorp. From that review, New Parent may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the financial statements of the combined company.

Agrium early adopted International Financial Reporting Standard 9 – Financial Instruments (“IFRS 9”) on January 1, 2014, whereas PotashCorp has chosen to defer adoption of IFRS 9, and instead applies International Accounting Standard (“IAS”) 39 – Financial Instruments: Recognition and Measurement. On the adoption date of IFRS 9, Agrium held financial assets and liabilities which were reclassified and measured based on the classification requirements and characteristics of each financial instrument. The adoption of IFRS 9 by Agrium did not result in a material impact to Agrium’s financial statements, and after adoption differences arising between Agrium’s application of IAS 39 and IFRS 9 were not material.

Certain reclassifications were made to align the presentation of Agrium’s historical financial statements with PotashCorp’s current presentation, as set out in Note 7. The reclassifications have no impact on the historical statements of income of Agrium and accordingly no impact on the pro forma statements of income of New Parent.

Note 4    Pro Forma Adjustments

(a)	Pro Forma Purchase Price and Purchase Price Allocation

At the date of preparation of this pro forma financial information, certain pro forma adjustments have been made as identified herein; however, the fair values of Agrium’s identifiable assets and liabilities to be assumed and the full impact of applying acquisition accounting have not been fully determined. After reflecting the pro forma adjustments made herein, the excess of the purchase consideration over the adjusted book values of Agrium’s net assets has been presented as goodwill. It is expected that following closing of the Arrangement and once detailed valuations and related calculations are completed, a material portion of the amount allocated to goodwill will be attributable to property, plant and equipment, investments in equity-accounted investees, intangible assets, other assets and liabilities and related deferred income tax balances. Some property, plant and equipment and intangible assets are expected to be finite-lived and accordingly subject to amortization. The actual amount assigned to the fair values of the identifiable assets and liabilities acquired will result in changes to earnings in periods subsequent to the Arrangement, and those changes could be material.

 Calculation of New Parent pro forma price per share as at August 29, 2016

(number of shares in millions)	PotashCorp	Agrium	Total
Number of pre-Arrangement shares outstanding	839.64	138.18
Pre-Arrangement share price	$16.05	$89.48
Pre-Arrangement market capitalization	$13,476	$12,364	$25,840

Arrangement Exchange Ratio	0.40	2.23
Number of post-Arrangement shares outstanding	335.86	308.14	644.00
New Parent pro forma price per share			$40.12

 Arrangement consideration, pro forma net assets acquired and goodwill

(number of shares in millions)			Fair value
Number of pre-Arrangement Agrium Shares outstanding		138.18
Agrium Exchange Ratio		2.23
Number of post-Arrangement shares outstanding as of August 29, 2016		308.14
New Parent pro forma price per share		$40.12
			$12,363
Fair value of Agrium Replacement Awards (net of deferred income taxes) (Note 6)			93
Total pro forma Arrangement consideration			$12,456
Agrium net assets as at June 30, 2016, per Agrium’s historical financial statements		$6,482
Carrying value of Agrium goodwill as at June 30, 2016		(2,023)
Fair value of Agrium share-based payments replaced (Note 6)		93
Fair value adjustments
Increase long-term debt to fair value as at June 30, 2016	$(442)
Deferred income tax impact related to the increase in long-term debt	119	(323)
Fair value of Agrium net assets acquired			$4,229
Calculated pro forma Arrangement goodwill			8,227
			$12,456

Note 4  Pro Forma Adjustments, continued

(b)	Pro Forma Statement of Financial Position

The pro forma statement of financial position as at June 30, 2016 has been adjusted to give effect to the consummation of the Arrangement as if it had occurred on June 30, 2016. The following pro forma adjustments were made:

(i)

Certain liabilities have been adjusted to fair values as described in Note 4(a). The pro forma excess of the estimated Arrangement consideration over the fair value of Agrium’s assets and liabilities has been recorded as goodwill.

Adjustments to shareholders’ equity	June 30, 2016
Eliminate Agrium Shares	$(1,762)
Issue New Parent Shares in connection with the Arrangement	12,363
Eliminate Agrium’s accumulated other comprehensive loss	1,119
Eliminate Agrium’s retained earnings	(5,839)
Estimated Arrangement-related costs of $140 expected to be incurred by Agrium and PotashCorp in connection with the Arrangement, net of deferred income taxes of $38	(102)
Accrue change in control payments of $7 related to executive compensation, net of deferred income taxes of $2	(5)
Eliminate intercompany profit in inventories, net of deferred income taxes of $1	(4)
Total	$5,770

(ii)	Intercompany receivables and payables of $4 as of June 30, 2016 related to intercompany purchases by Agrium from PotashCorp have been eliminated.
(iii)	Change in control payments of $7 related to executive compensation were accrued based on the disclosures in Agrium’s Management Information Circular filed with SEDAR on April 4, 2016.
(iv)

Adjustment to deferred income tax liabilities consists of the income tax effects related to fair value adjustment to long-term debt ($119), Arrangement-related costs expected to be incurred by Agrium and PotashCorp ($38), change in control payments related to executive compensation ($2) and elimination of intercompany profit in inventories ($1).

(v)	Agrium goodwill of $2,023 as of June 30, 2016 was eliminated and goodwill arising from the acquisition of $8,227 was recorded, as described in Note 4(a).

(c)	Pro Forma Statements of Income

The pro forma statements of income for the year ended December 31, 2015 and the six months ended June 30, 2016 have been adjusted to give effect to the consummation of the Arrangement as if it had occurred on January 1, 2015. The following pro forma adjustments were made:

(i)

Sales and cost of goods sold have been adjusted to eliminate sales made by PotashCorp to Agrium of $90 for the year ended December 31, 2015 and $50 for the six months ended June 30, 2016. Sales and inventories have also been adjusted to eliminate intercompany profits of $7 and $5 included in inventories held as at December 31, 2015 and June 30, 2016, respectively. Intercompany profits included in inventories were estimated based on the gross margin of PotashCorp’s potash sales and Agrium’s inventory turnover for the respective period.

(ii)

The excess of the fair values of Agrium’s long-term debt over their carrying values were amortized using the effective interest method over the remaining terms of the long-term debt. Reduction in finance costs of $36 and $18 were recorded for the year ended December 31, 2015 and for the six months ended June 30, 2016, respectively.

(iii)

Enacted or substantively enacted tax rate of 27% was used to determine the income tax effect of the above pro forma adjustments. The enacted or substantively enacted tax rate of the New Parent could be different than the tax rate assumed for the purpose of preparing this pro forma financial information.

Note 5    Earnings per Share Information

  Pro forma net income per share

	Year Ended		Six Months
	December 31,		Ended
	2015		June 30, 2016
Basic net income per share (1)
Net income attributable to New Parent shareholders—basic	$2,279	$	773
Weighted average shares—basic (millions)	649.23		643.40
Net income per share—basic	$3.51	$	1.20
Diluted net income per share (1)
Net income attributable to New Parent shareholders—diluted	$2,279	$	773
Weighted average shares—diluted (millions)	650.51		643.77
Net income per share—diluted	$3.50	$	1.20

(1)	Net income per share calculations are based on dollar amounts rounded to the nearest million and share amounts rounded to the nearest ten thousand.

  Pro forma New Parent Shares outstanding for earnings per share calculations

	Year Ended	Six Months
	December 31,	Ended
(in millions)	2015	June 30, 2016
Agrium converted shares outstanding—basic	315.57	308.12
PotashCorp converted common shares outstanding—basic	333.66	335.28
New Parent Shares outstanding—basic	649.23	643.40
Dilutive effect of New Parent equity-based awards	1.28	0.37
New Parent Shares outstanding—diluted	650.51	643.77

Note 6    Arrangement Consideration: Estimated Fair Value of New Parent Share-based Compensation Issued in Exchange for Agrium Share-based Compensation

As more particularly described in the Arrangement Agreement and in “Part I – The Arrangement – Effect of the Arrangement – Agrium Options, PotashCorp Options and Other Awards under Equity-Based Compensation Plans” in the Circular, an equity instrument granted under a share-based payment arrangement (where each of the two foregoing italicized terms are defined under International Financial Reporting Standard 2 – Share-Based Payment) will be assumed by New Parent and exchanged for Replacement Awards as contemplated in the Arrangement Agreement, based on the Agrium Exchange Ratio and the PotashCorp Exchange Ratio. Under IFRS 3, each Replacement Award issued to former Agrium award holders is measured at fair value on the date of acquisition and the portion attributable to pre-combination service is recorded as part of the Arrangement consideration and the portion attributable to post-combination service will be recognized as share-based compensation expense over the remaining post-combination service period. As the Replacement Awards have all the same material characteristics as the exchanged equity instruments being replaced, it is not expected that there will be a material difference between the fair value of the original equity instruments granted on the completion of the arrangement and the fair value of the Replacement Awards.

Note 7    Reclassifications

The following reclassifications were made to align the presentation of Agrium’s historical financial statements with PotashCorp’s current presentation. The reclassifications have no impact on the historical net earnings of Agrium.

Agrium statement of financial position reclassifications

As at June 30, 2016	Amount Before Reclassifications	Reclassification Amounts	Reference	Amount After Reclassifications
Assets
Current assets
Cash and cash equivalents	$ 307	$-		$307
Receivables	3,638	95	(a)	3,733
Income taxes receivable	95	(95)	(a)	-
Inventories	2,605	-		2,605
Prepaid expenses and other current assets	131	124	(b)	255
Other current assets	124	(124)	(b)	-
	6,900	-		6,900
Non-current assets
Property, plant and equipment	6,832	-		6,832
Investments in equity-accounted investees	665	-		665
Other assets	52	44	(c)	96
Goodwill and other intangible assets	635	2,023	(d)	2,658
Goodwill	2,023	(2,023)	(d)	-
Deferred income tax assets	44	(44)	(c)	-
Total Assets	$ 17,151	$-		$17,151
Liabilities
Current liabilities
Short-term debt and current portion of long-term debt	$ 1,069	$107	(e)	$1,176
Payables and accrued charges	3,830	130	(f),(g)	3,960
Current portion of derivative instrument liabilities	-	72	(f)	72
Income taxes payable	128	(128)	(g)	-
Current portion of long-term debt	107	(107)	(e)	-
Current portion of other provisions	74	(74)	(g)	-
	5,208	-		5,208
Non-current liabilities
Long-term debt	4,412	-		4,412
Derivative instrument liabilities	-	15	(f)	15
Deferred income tax liabilities	491	-		491
Pension and other post-retirement benefit liabilities	162	-		162
Asset retirement obligations and accrued environmental costs	338	-		338
Other non-current liabilities and deferred credits	54	(15)	(f)	39
Total Liabilities	10,665	-		10,665
Equity attributable to holders of New Parent	6,482	-		6,482
Non-controlling interest	4	-		4
Total Shareholders’ Equity	6,486	-		6,486
Total Liabilities and Shareholders’ Equity	$ 17,151	$-		$17,151

(a)	Income taxes receivable was reclassified to receivables.
(b)	Other current assets were reclassified to prepaid expenses and other current assets.
(c)	Deferred income tax assets were reclassified to other assets.
(d)	Goodwill was reclassified to goodwill and other intangibles.
(e)	Current portion of long-term debt was reclassified to short-term debt and current portion of long-term debt.
(f)	Current and non-current portion of derivative instrument liabilities were disaggregated into separate lines.
(g)	Income taxes payable and current portion of other provisions were reclassified to payables and accrued charges.

Note 7    Reclassifications, continued

Agrium statement of income reclassifications

For the year ended December 31, 2015	Amount Before	Reclassification		Amount After
	Reclassifications	Amounts	Reference	Reclassifications
Sales	$14,795	$-		$14,795
Freight, transportation and distribution	-	(657)	(a)	(657)
Cost of goods sold	(10,907)	657	(a)	(10,250)
Gross margin	3,888	-		3,888
Selling and administrative expenses	-	(2,240)	(b),(c)	(2,240)
Selling	(1,921)	1,921	(b)	-
General and administrative	(268)	268	(b)	-
Share-based payments	(51)	51	(c)	-
Provincial mining and other taxes	-	(16)	(d)	(16)
Share of earnings of equity-accounted investees	(4)	-		(4)
Dividend income	-	2	(d)	2
Other income (expenses)	(28)	(54)	(d),(f)	(82)
Operating income	1,616	(68)		1,548
Finance costs	(71)	(113)	(e),(f)	(184)
Finance costs related to long-term debt	(181)	181	(e)	-
Income before income taxes	1,364	-		1,364
Income taxes	(376)	-		(376)
Net income	$988	$-		$988

For the six months ended June 30, 2016	Amount Before Reclassifications	Reclassification Amounts	Reference	Amount After Reclassifications
Sales	$9,140	$-		$9,140
Freight, transportation and distribution		(384)	(a)	(384)
Cost of goods sold	(7,061)	384	(a)	(6,677)
Gross margin	2,079	-		2,079
Selling and administrative expenses	-	(1,122)	(b),(c)	(1,122)
Selling	(988)	988	(b)	-
General and administrative	(117)	117	(b)	-
Share-based payments	(17)	17	(c)	-
Provincial mining and other taxes	-	(8)	(d)	(8)
Share of earnings of equity-accounted investees	28	-		28
Dividend income	-	1	(d)	1
Other income (expenses)	(62)	(22)	(d),(f)	(84)
Operating income	923	(29)		894
Finance costs	(38)	(73)	(e),(f)	(111)
Finance costs related to long-term debt	(102)	102(	e)	-
Income before income taxes	783	-		783
Income taxes	(215)	-		(215)
Net income	$568	$-		$568

(a)	Freight, transportation and distribution were disaggregated from cost of goods sold.
(b)	Selling and general and administrative expenses were combined into a single line.
(c)	Share-based payments were reclassified to selling and administrative expenses.
(d)	Provincial mining and other taxes and dividend income were disaggregated into separate lines.
(e)	Finance costs related to long-term debt were classified to finance costs.
(f)	Interest income was reclassified from other income (expenses) to finance costs.

APPENDIX I

SECTION 190 OF THE CANADA BUSINESS CORPORATIONS ACT

Right to dissent

190. (1) Subject to sections 191 and 241, a holder of shares of any class of a corporation may dis-sent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

(a) amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

(b) amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

(c) amalgamate otherwise than under section 184;

(d) be continued under section 188;

(e) sell, lease or exchange all or substantially all its property under subsection 189(3); or

(f) carry out a going-private transaction or a squeeze-out transaction.

Further right

(2) A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

If one class of shares

(2.1) The right to dissent described in subsection (2) applies even if there is only one class of shares.

Payment for shares

(3) In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

No partial dissent

(4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

Objection

(5) A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

Notice of resolution

(6) The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

Demand for payment

(7) A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing

(a) the shareholder’s name and address;

(b) the number and class of shares in respect of which the shareholder dissents; and

(c) a demand for payment of the fair value of such shares.

Share certificate

(8) A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

Forfeiture

(9) A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

Endorsing certificate

(10) A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith re-turn the share certificates to the dissenting shareholder.

Suspension of rights

(11) On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section except where

(a) the shareholder withdraws that notice before the corporation makes an offer under subsection (12),

(b) the corporation fails to make an offer in accordance with subsection (12) and the shareholder withdraws the notice, or

(c) the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder’s rights are reinstated as of the date the notice was sent.

Offer to pay

(12) A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

(a) a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or

(b) if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

Same terms

(13)	Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

Payment

(14) Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

Corporation may apply to court

(15) Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

Shareholder application to court

(16) If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

Venue

(17) An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

No security for costs

(18) A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

Parties

(19)	On an application to a court under subsection (15) or (16),

(a) all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

(b) the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

Powers of court

(20) On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

Appraisers

(21) A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

Final order

(22) The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of the shares as fixed by the court.

Interest

(23) A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

Notice that subsection (26) applies

(24) If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

Effect where subsection (26) applies

(25) If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

(a) withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

(b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

Limitation

(26) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a) the corporation is or would after the payment be unable to pay its liabilities as they become due; or

(b) the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

APPENDIX J

OWNERSHIP OF AGRIUM SECURITIES

The table below sets forth the number of Agrium Shares, Agrium Options, Agrium PSUs, Agrium DSUs, Agrium RSUs and Agrium SARs beneficially owned or controlled, directly or indirectly, as of September 22, 2016 by each of the directors and executive officers of Agrium.

Name	Position with Agrium	Agrium Shares	Agrium Options	Agrium PSUs(1)	Agrium DSUs(1)	Agrium RSUs(1)	Agrium SARs(1)

Derek G. Pannell	Director, Board Chair	3,302	-	-	19,628	-	-

Charles (Chuck) V. Magro	Director, President & Chief Executive Officer	20,225	555,001	90,262	-	-	-

Maura J. Clark	Director	1,000	-	-	530	-	-

David C. Everitt	Director	2,500	-	-	5,199	-	-

Russell K. Girling	Director	6,000	-	-	32,728	-	-

Russell J. Horner	Director	1,000	-	-	26,743	-	-

Miranda C. Hubbs	Director	1,000	-	-	1,099	-	-

A. Anne McLellan, P.C	Director	200	-	-	20,637	-	-

Mayo M. Schmidt	Director	1,500	-	-	3,601	-	-

William S. Simon	Director	-	-	-	544	-	-

Henry (Harry) Deans	Senior Vice President and President, Wholesale Business Unit	-	54,657	46,132	-	-	-

Steven J. Douglas	Senior Vice President & Chief Financial Officer	35,000	106,698	27,298	-	-	-

Stephen G. Dyer	Senior Vice President and President, Retail Business Unit	8,705	88,703	25,084	-	-	112,391

Patrick J. Freeman	Vice President, Corporate Development & Strategy	1,300	32,817	6,819	-	-	-

Susan C. Jones	Senior Vice President & Chief Legal Officer	2,205	65,534	7,818	-	-	-

J-1

Name	Position with Agrium	Agrium Shares	Agrium Options	Agrium PSUs(1)	Agrium DSUs(1)	Agrium RSUs(1)	Agrium SARs(1)

Angela S. Lekatsas	Vice President & Treasurer	3,400	38,447	6,047	-	871	-

Leslie A. O’Donoghue	Executive Vice President, Corporate Development & Strategy & Chief Risk Officer	24,192	220,478	22,699	-	-	-

Fredrick R. Thun	Vice President, Finance	1,808	50,507	7,784	-	828	-

Thomas E. Warner	Vice President, North American Retail	1,100	-	9,223	-	1,528	66,403

Michael R. Webb	Senior Vice President, Human Resources	-	62,216	10,324	-	-	-

Note:

(1)	All Agrium PSUs, Agrium DSUs, Agrium RSUs and Agrium SARs are settled in cash.

J-2

APPENDIX K

OWNERSHIP OF POTASHCORP SECURITIES

The table below sets forth the number of PotashCorp Shares, PotashCorp Options, PotashCorp PSUs and PotashCorp DSUs beneficially owned or controlled, directly or indirectly, as of September 22, 2016 by each of the directors and executive officers of PotashCorp.

Name	Position with PotashCorp	PotashCorp Shares (#)	PotashCorp Options (#)	PotashCorp PSUs (#)(1)	PotashCorp DSUs (#)

Christopher Burley	Director	30,000	-	-	15,929
Donald Chynoweth	Director	22,000	-	-	18,033
John Estey	Director	32,200	-	-	102,055
Gerald Grandey	Director	12,700	-	-	29,761
C. Steven Hoffman	Director	6,600	-	-	46,726
Alice Laberge	Director	17,000	-	-	76,336
Consuelo Madere	Director	16,500	-	-	14,296
Keith Martell	Director	13,100	-	-	36,337
Jeffrey McCraig	Director	252,000	-	-	143,877
Aaron Regent	Director	1,000	-	-	9,578
Elena Viyella de Paliza	Director	79,480(2)	-	-	54,355
Zoe Yujnovich	Director	-	-	-	917
Jochen Tilk	President and Chief Executive Officer	3,763	351,792	173,574	98,414
Wayne Brownlee	Executive Vice President, Treasurer and Chief Financial Officer	669,402	1,122,262	80,628	-
Stephen Dowdle	President, PCS Sales	149,670	401,578	40,310	-
Mark Fracchia	President, PCS Potash	87,662	237,071	31,194	-
Raef Sully	President, PCS Nitrogen & Phosphate	2,145	196,178	40,310	-
Joseph Podwika	Senior Vice President, General Counsel and Secretary	61,466	462,328	40,310	-
Darryl Stann	Senior Vice President, Finance, and Chief Risk Officer	15,800	190,070	18,094	-
Kevin Graham	Senior Vice President, Strategy and Corporate Development	166	36,670	18,094	-
Lee Knafelc	Senior Vice President, Human Resources and Administration	26,623	151,689	17,610	-
Denita Stann	Senior Vice President, Investor and Public Relations	8,700	130,091	15,094	-
Brent Poohkay	Senior Vice President, Information Technology	12,000	36,709	18,112	-

Notes:

(1)	All PotashCorp PSUs listed in the table above are settled for PotashCorp Shares.
(2)	Includes 22,480 PotashCorp Shares over which Ms. Viyella de Paliza exercises control or direction.

K-1

QUESTIONS AND FURTHER ASSISTANCE

If you have any questions about the information contained in this Joint Information Circular or require assistance in completing your form of proxy or voting instruction form, please contact the following:

Canadian and other non-U.S. Securityholders:	U.S. Securityholders:

The Exchange Tower	Agrium Securityholders Toll-Free Number:
130 King Street West, Suite 2950 P.O. Box 361
Toronto, Ontario	1-877-456-3442
M5V 1E2
PotashCorp Shareholders Toll-Free Number:
North American Toll-Free Phone:
1-877-456-3510
1-855-682-9437
Bank, Brokers and Others:
E-mail: contactus@kingsdaleshareholder.com
+1-212-750-5833
Facsimile: +1-416-867-2271
E-mail: info@innisfreema.com
Toll-Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers: +1-416-867-2272